UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AADI BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

January 31, 2025

To the Stockholders of Aadi Bioscience, Inc.:

You are cordially invited to virtually attend a special meeting of stockholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Aadi Bioscience, Inc. (“Aadi,” the “Company,” “we” or “us”), which will be held online on February 28, 2025 at 10:00 am, Pacific Time via webcast at www.virtualshareholdermeeting.com/AADI2025SM. The Special Meeting will be a completely virtual meeting which will be conducted via live webcast.

Details regarding admission to the Special Meeting and the business to be conducted at that time are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

At this Special Meeting, stockholders will be asked to consider and vote on the following proposals:

1.

Divestiture Proposal. To approve the sale by Aadi to KAKEN INVESTMENTS INC. (“Kaken”) of 100% of the outstanding shares of capital stock of Aadi Subsidiary, Inc. (“Aadi Sub”) and thereby all or substantially all of Aadi’s assets related to its FYARRO® (sirolimus protein-bound particles for injectable suspension) (albumin-bound) program (the “FYARRO Business”), pursuant to the terms of that certain stock purchase agreement, dated as of December 19, 2024, among Aadi, Kaken, KAKEN PHARMACEUTICAL CO., LTD, Kaken’s parent company and guarantor (“Kaken Parent”) and Aadi Sub (as may be amended from time to time, the “Divestiture Agreement”), which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the Delaware General Corporation Law, as amended (the “DGCL”) and to approve the Divestiture Agreement (such proposal, the “Divestiture Proposal”). We are seeking the approval of Aadi stockholders for the sale of the FYARRO Business (the “Divestiture”) because the question of whether the Divestiture constitutes the sale of substantially all of the assets of Aadi under the DGCL is highly fact-specific, and because Aadi’s board of directors considered the action appropriate and strongly desire the input of Aadi stockholders, given the financial significance of the FYARRO Business. Under the terms and subject to the conditions of the Divestiture Agreement, Kaken will pay Aadi $100 million in cash at closing, subject to certain adjustments. The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

2.

The PIPE Financing Proposal. To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a price of $2.40 per share and pre-funded warrants to purchase up to an aggregate of 20,076,500 shares of Aadi’s common stock at a purchase price of $2.3999 per pre-funded warrant (the “PIPE Financing Proposal”). Aadi agreed to sell the shares of Aadi’s common stock and pre-funded warrants to support entry into an Intellectual Property License Agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate (“ADC”) programs leveraging Hangzhou DAC Biotechnology Co., Ltd.’s (“Hangzhou DAC”) linker-payload technology targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”) (collectively, the “ADC Programs”).

3.

Equity Plan Increase Proposal. To approve an amendment to the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to (i) increase the shares available for issuance under the 2021 Plan by 6,300,000 shares from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5% (the “Equity Plan Increase Proposal”).

4.

Non-Binding Advisory Vote on Golden Parachutes Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Divestiture (the “Non-Binding Advisory Vote on Golden Parachutes Proposal”).

5.

Adjournment Proposal. To approve one or more adjournments of the Special Meeting, if necessary or appropriate and to the extent permitted by the Divestiture Agreement, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Divestiture Proposal (the “Adjournment Proposal”).

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail (by signing, dating and returning the proxy card in the enclosed envelope). If you decide to attend the Special Meeting virtually, you will be able to change your vote, revoke your proxy or vote electronically at the Special Meeting.

We hope that you will join us virtually on February 28, 2025. Your investment and continuing interest in Aadi are very much appreciated.

Sincerely yours,

/s/ David Lennon, Ph.D.
David Lennon, Ph.D.
President & Chief Executive Officer

/s/ Caley Castelein, M.D.
Caley Castelein, M.D.
Chairman of the Board

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held Online on February 28, 2025 at 10:00 am PT

www.virtualshareholdermeeting.com/AADI2025SM

Notice is hereby given that a special meeting of stockholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Aadi Bioscience, Inc. (“Aadi,” the “Company,” “we” or “us”), will be held online on February 28, 2025 at 10:00 am PT Pacific Time. The Special Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting virtually via the Internet, vote your shares electronically and submit your questions during the Special Meeting via the Internet at www.virtualshareholdermeeting.com/AADI2025SM. You will need your control number, which is located on the proxy card that you received in the mail or in the instructions accompanying your proxy materials, to attend the Special Meeting.

Only stockholders who owned shares of our common stock at the close of business on January 30, 2025 can vote at the Special Meeting. At the Special Meeting, stockholders will be asked to consider and vote on the following proposals:

1.

Divestiture Proposal. To approve the sale by Aadi to KAKEN INVESTMENTS INC. (“Kaken”) of 100% of the outstanding shares of capital stock of Aadi Subsidiary, Inc. (“Aadi Sub”) and thereby all or substantially all of Aadi’s assets related to its FYARRO® (sirolimus protein-bound particles for injectable suspension) (albumin-bound) program the “FYARRO Business”), pursuant to the terms of that certain stock purchase agreement, dated as of December 19, 2024, among Aadi, Kaken, KAKEN PHARMACEUTICAL CO., LTD, Kaken’s parent company and guarantor (“Kaken Parent”) and Aadi Sub (as may be amended from time to time, the “Divestiture Agreement”), which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the Delaware General Corporation Law, as amended (the “DGCL”) and to approve the Divestiture Agreement (such proposal, the “Divestiture Proposal”). We are seeking the approval of Aadi stockholders for the Divestiture because the question of whether the sale of the FYARRO Business (the “Divestiture”) constitutes the sale of substantially all of the assets of Aadi under the DGCL is highly fact-specific, and because Aadi’s board of directors considered the action appropriate and strongly desire the input of Aadi stockholders, given the financial significance of the FYARRO Business. Under the terms and subject to the conditions of the Divestiture Agreement, Kaken will pay Aadi $100 million in cash at closing, subject to certain adjustments. The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

2.

The PIPE Financing Proposal. To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a price of $2.40 per share and pre-funded warrants to purchase up to an aggregate of 20,076,500 shares of Aadi’s common stock at a purchase price of $2.3999 per pre-funded warrant (the “PIPE Financing Proposal”). Aadi agreed to sell the shares of Aadi’s common stock and pre-funded warrants to support entry into an Intellectual Property License Agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate (“ADC”) programs leveraging Hangzhou DAC Biotechnology Co., Ltd.’s (“Hangzhou DAC”) linker-payload technology targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”) (collectively, the “ADC Programs”).

3.

Equity Plan Increase Proposal. To approve an amendment to the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to (i) increase the shares available for issuance under the 2021 Plan by 6,300,000 shares from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5% (the “Equity Plan Increase Proposal”).

4.

Non-Binding Advisory Vote on Golden Parachutes Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Divestiture (the “Non-Binding Advisory Vote on Golden Parachutes Proposal”).

5.

Adjournment Proposal. To approve one or more adjournments of the Special Meeting, if necessary or appropriate and to the extent permitted by the Divestiture Agreement, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Divestiture Proposal (the “Adjournment Proposal”).

As noted above, our Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/AADI2025SM, where you will be able to listen to the Special Meeting live, submit questions and vote online by entering the control number on your proxy card or voter instruction form. Attending the Special Meeting and voting your shares thereat will have the effect of revoking any proxy that you previously submitted to vote your shares.

Our board of directors unanimously recommends that you vote “FOR” each of the (1) Divestiture Proposal, (2) PIPE Financing Proposal, (3) Equity Plan Increase Proposal, (4) Non-Binding Advisory Vote on Golden Parachutes Proposal and (5) Adjournment Proposal, as outlined in the attached proxy statement.

Whether or not you plan to attend the Special Meeting, we encourage you to submit your proxy as soon as possible to make sure that your shares are represented at the Special Meeting.

Stockholders of record at the close of business on January 30, 2025, the record date for the Special Meeting, are entitled to vote at the Special Meeting or any adjournment or postponement thereof. Whether or not you expect to virtually attend the Special Meeting online, please submit a proxy to vote your shares to ensure your representation and the presence of a quorum at the Special Meeting. If you are a stockholder of record, you may submit a proxy to vote your shares prior to the Special Meeting online by visiting www.proxyvote.com, by telephone using the number located on the enclosed proxy card and following the recorded instructions, or by completing, signing, dating, and returning the proxy card accompanying these proxy materials. Your vote is important regardless of the number of shares you own.

If you mail your proxy card or submit a proxy by telephone or online and then decide to attend the Special Meeting and vote your shares online during the Special Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted.

Further information about how to attend the Special Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

If you have more questions about this proxy statement and the proposals to be voted on at the Special Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor below:

SODALI & CO

430 Park Avenue, 14th Floor

New York, NY 10022

Email: AAADI@investor.sodali.com

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

By order of the Board of Directors,

January 31, 2025	/s/ David Lennon, Ph.D.
David Lennon, Ph.D.
President & Chief Executive Officer

The accompanying proxy statement is dated January 31, 2025 and is first being mailed to stockholders on or about February 5, 2025.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To be Held on February 28, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Special Meeting of Stockholders of Aadi Bioscience, Inc., to be held online on February 28, 2025 at 10:00 am Pacific Time. The Special Meeting (together with any adjournment or postponement thereof, the “Special Meeting”) will be a virtual meeting. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/AADI2025SM, where you will be able to listen to the Special Meeting live, submit questions and vote. Further information about how to attend the Special Meeting online is included in this proxy statement.

After careful consideration, Aadi’s board of directors has unanimously determined that the Divestiture Agreement and the transactions contemplated thereby, completion of the PIPE Financing and the Equity Plan Increase are advisable and in the best interests of Aadi and its stockholders. Aadi’s board of directors unanimously recommends that Aadi stockholders vote: (1) “FOR” the Divestiture Proposal, (2) “FOR” the PIPE Financing Proposal, (3) “FOR” the Equity Plan Increase Proposal, (4) “FOR” the Non-Binding Advisory Vote on Golden Parachutes Proposal and (5) “FOR” the Adjournment Proposal. Aadi’s board of directors is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Aadi,” “the Company,” “we,” “us,” “our” and similar terms refer to Aadi Bioscience, Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of Aadi’s board of directors with respect to each of the matters set forth in this proxy statement. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

For additional questions about the proposals, assistance in submitting proxies or voting shares of Aadi’s common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

SODALI & CO

430 Park Avenue, 14th Floor

New York, NY 10022

Email: AAADI@investor.sodali.com

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

This proxy statement is dated January 31, 2025 and is first being mailed to stockholders on or about February 5, 2025. These proxy materials are being made available to stockholders on or about this date online by visiting www.proxyvote.com.

This proxy statement and our form of proxy card are also available on the SEC’s website at

http://www.sec.gov.

GENERAL INFORMATION FOR THE SPECIAL MEETING

Access to Proxy Materials	This proxy statement and the accompanying proxy card are first being mailed on or about February 5, 2025, to all stockholders of record as of the close of business on January 30, 2025. These proxy materials are also being made available to stockholders on or about this date online by visiting www.proxyvote.com. If you do not receive a printed copy of the proxy statement or the proxy materials in the mail, you may specifically request these materials. Instructions for requesting a printed copy of the proxy materials are set forth in the proxy statement and proxy materials.

Record Date	Aadi’s board of directors has fixed the close of business on January 30, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting (including any adjournment or postponement thereof, if applicable). Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Special Meeting.

Quorum	A majority of the voting power of all outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of common stock present at the Special Meeting may adjourn the meeting to another date.

Shares Outstanding	24,696,568 shares of common stock were outstanding as of January 30, 2025.

Voting

If your shares are registered directly in your name, and you are a “stockholder of record,” there are four ways that you can vote:

(1)   Online Prior to the Special Meeting: You may transmit your proxy online by following the instructions on the enclosed proxy card. You will need to have your proxy card in hand when you access the website. The website for submitting a proxy to vote your shares is available at www.proxyvote.com. Votes submitted online must be received before 11:59 p.m. Eastern time on February 27.

(2)   By Telephone Prior to the Special Meeting. You may transmit your proxy over the phone by calling the telephone number located on the enclosed proxy card and following the subsequent instructions. Votes submitted by phone must be received before 11:59 p.m. Eastern time on February 27.

(3)   By Mail Prior to the Special Meeting: After receiving your printed copies of the proxy materials by mail, you can vote by completing and mailing your proxy card in the enclosed postage prepaid envelope provided. Votes submitted by mail must be received before the start of the Special Meeting.

(4)   Online During the Special Meeting: You may attend and vote online during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/AADI2025SM. Have your proxy card in hand as you will be prompted to enter your 16-digit control number to vote at the Special Meeting. If you submit a proxy to vote your shares prior to the Special Meeting and choose to attend the Special Meeting online, there is no need to vote during the Special Meeting unless you wish to revoke your prior proxy.

If your shares are held in an account at a bank or a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name.” The voting options will depend on the voting process of your broker, bank or other nominee. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares. Please follow their instructions. If your voting instruction form or proxy card indicates that you may vote your shares through the internet, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form. Otherwise, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Revoking Your Proxy

Stockholders of record may revoke their proxies at any time before they are voted by:

•  attending the Special Meeting and voting directly at the meeting;

•  by filing an instrument in writing revoking the proxy;

•  by filing another duly executed proxy bearing a later date with our secretary before the polls close; or

•  by voting again before the cutoff time (your latest proxy is the one that will be counted) unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable proxy. If you hold shares through a bank or broker, you must contact your bank or broker for instructions as to how to change your vote.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on each proposal presented at the Special Meeting:

1.  The Divestiture Proposal. The approval of the Divestiture Proposal requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting.

2.  The PIPE Financing Proposal. The approval of the PIPE Financing Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

3.  The Equity Plan Increase Proposal. The approval of the Equity Plan Increase Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

4.  The Non-Binding Advisory Vote on Golden Parachutes Proposal. The result of the Non-Binding Advisory Vote on Golden Parachutes Proposal will not be binding on Aadi or Aadi’s board of directors and is merely an indication of stockholder support, which we will treat as having been obtained if this proposal receives the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

5.  The Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

Effect of Abstentions and Broker Non-Votes

In tabulating the voting result for each of the Divestiture Proposal, the PIPE Financing Proposal, the Equity Plan Increase Proposal, the Non-Binding Advisory Vote on Golden Parachutes Proposal and the Adjournment Proposal described herein, abstentions will have the effect of a vote “AGAINST” such proposal.

If you are a beneficial owner, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the proposals presented at the Special Meeting without instructions from you. If you do not instruct your broker, bank, trustee, or other nominee, how to vote with respect to any of the proposals, a broker non-vote will occur and your shares will not be voted on such matter. In tabulating the voting result for the Divestiture Proposal, shares that constitute broker non-votes will all be counted in the same manner as votes “AGAINST” the Divestiture Proposal. In tabulating the voting result for all other proposals, shares that constitute broker non-votes will have no effect on the proposal. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, trustee, or other nominee for each proposal.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on any item, the persons named as proxies will vote your shares in the manner recommended by Aadi’s board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Special Meeting.

Voting Results	We will announce preliminary results at the Special Meeting. We will report final results by filing a Form 8-K within four business days after the Special Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	Our board of directors is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of the distribution of the proxy statement and our proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING, VOTING AND THE PROPOSALS

What proposals are the Aadi stockholders being asked to vote on at the Special Meeting?

At the Special Meeting, our stockholders will consider and vote on the following matters:

1.

Divestiture Proposal. To approve the sale by Aadi to KAKEN INVESTMENTS INC. (“Kaken”) of 100% of the outstanding shares of capital stock of Aadi Subsidiary, Inc. (“Aadi Sub”) and thereby all or substantially all of Aadi’s assets related to its FYARRO® (sirolimus protein-bound particles for injectable suspension) (albumin-bound) program (the “FYARRO Business”), pursuant to the terms of that certain stock purchase agreement, dated as of December 19, 2024, among Aadi, Kaken, KAKEN PHARMACEUTICAL CO., LTD, Kaken’s parent company and guarantor (“Kaken Parent”) and Aadi Sub (as may be amended from time to time, the “Divestiture Agreement”), which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the Delaware General Corporation Law, as amended (the “DGCL”) and to approve the Divestiture Agreement (such proposal, the “Divestiture Proposal”). We are seeking the approval of Aadi stockholders for the sale of the FYARRO Business (the “Divestiture”) because the question of whether the Divestiture constitutes the sale of substantially all of the assets of Aadi under the DGCL is highly fact-specific, and because Aadi’s board of directors considered the action appropriate and strongly desire the input of Aadi stockholders, given the financial significance of the FYARRO Business. Under the terms and subject to the conditions of the Divestiture Agreement, Kaken will pay Aadi $100 million in cash at closing, subject to certain adjustments. The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

2.

The PIPE Financing Proposal. To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a price of $2.40 per share and pre-funded warrants to purchase up to an aggregate of 20,076,500 shares of Aadi’s common stock at a purchase price of $2.3999 per pre-funded warrant (the “PIPE Financing Proposal”). Aadi agreed to sell the shares of its common stock and pre-funded warrants to support entry into an Intellectual Property License Agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate (“ADC”) programs leveraging Hangzhou DAC Biotechnology Co., Ltd.’s (“Hangzhou DAC”) linker-payload technology targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”) (collectively, the “ADC Programs”).

3.

Equity Plan Increase Proposal. To approve an amendment to the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) to (i) increase the shares available for issuance under the 2021 Plan by 6,300,000 shares from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5% (the “Equity Plan Increase Proposal”).

4.

Non-Binding Advisory Vote on Golden Parachutes Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Divestiture (the “Non-Binding Advisory Vote on Golden Parachutes Proposal”).

5.

Adjournment Proposal. To approve one or more adjournments of the Special Meeting, if necessary or appropriate and to the extent permitted by the Divestiture Agreement, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Divestiture Proposal (the “Adjournment Proposal”).

As of the date of this proxy statement, we are not aware of any business to come before the Special Meeting other than the five items noted above.

How does Aadi’s board of directors recommend that I vote at the Special Meeting?

After consideration and consultation with management and its financial and legal advisors, Aadi’s board of directors unanimously recommends that you vote:

1.	FOR the Divestiture Proposal;

2.	FOR the PIPE Financing Proposal;

3.	FOR the Equity Plan Increase Proposal;

4.	FOR the Non-Binding Advisory Vote on Golden Parachutes Proposal; and

5.	FOR the Adjournment Proposal.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date of January 30, 2025 are entitled to vote at the Special Meeting. As of January 30, 2025, there were 24,696,568 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

Where and when is the Special Meeting?

The Special Meeting is scheduled to be held online on February 28, 2025 at 10:00 am Pacific Time. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/AADI2025SM, where you will be able to listen to the Special Meeting live, submit questions and vote online by entering the control number on your proxy card or voter instruction form. We encourage you to complete your registration as soon as possible if you desire to attend the Special Meeting.

If you encounter any difficulties accessing the virtual Special Meeting, please contact technical support by following the instructions provided to you upon registration for the Special Meeting.

What is the Divestiture?

The Divestiture is the sale of 100% of the outstanding shares of capital stock of Aadi Sub from Aadi to Kaken and thereby all or substantially all of Aadi’s assets related to its FYARRO Business, pursuant to the terms of the Divestiture Agreement. Kaken will also acquire all rights to the “Aadi” name and trademark under the terms of the Divestiture Agreement.

The Divestiture may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the DGCL.

The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions.

Why am I being asked to vote on the Divestiture?

The Divestiture may constitute the sale of substantially all of the assets of Aadi under Section 271 of the DGCL. We are seeking the approval of Aadi stockholders for the Divestiture because the question of whether the Divestiture constitutes the sale of substantially all of the assets of Aadi under the DGCL is highly fact-specific, and because Aadi’s board of directors considered the action appropriate and strongly desire the input of Aadi stockholders, given the financial significance of the FYARRO Business.

What is the purchase price of the Divestiture?

The purchase price for the Divestiture is $100 million payable at the closing of the Divestiture, subject to customary adjustments for Aadi Sub’s levels of cash, indebtedness, net working capital and transaction expenses as of the closing. See the section entitled “The Divestiture Agreement—Purchase Price Adjustments” beginning on page 74 of this proxy statement.

Why is our board of directors recommending the Divestiture?

Aadi’s board of directors believes that the Divestiture and the Divestiture Agreement are fair to, advisable and in the best interests of, Aadi and its stockholders. Aadi’s board of directors unanimously recommends that you vote “FOR” the approval of the Divestiture Proposal. To review the Aadi board of directors’ reasons for recommending the Divestiture, see the section entitled “The Divestiture—Reasons for the Divestiture and Recommendation of the Aadi Board of Directors” beginning on page 60 of this proxy statement.

How does Aadi intend to use the proceeds of the Divestiture?

If the Divestiture Proposal and the PIPE Financing proposal are both approved by Aadi’s stockholders at the Special Meeting, then Aadi expects to use the collective proceeds from such transactions, together with its existing liquidity, to develop the ADC Programs licensed pursuant to the License Agreement, as well as for general corporate and working capital purposes. If the Divestiture Proposal passes and the PIPE Financing Proposal fails, then Aadi’s board of directors will need to assess whether to pay the balance ($38 million) of the upfront license fee due to WuXi Biologics under the License Agreement by the applicable deadline using its then-available liquidity, or otherwise allow the License Agreement to terminate in accordance with its terms. In the event that the License Agreement terminates under such circumstances, then Aadi’s board of directors will be obligated to assess Aadi’s strategic options at that time, which may include, among other things, a dissolution of Aadi.

Will Aadi cease to exist if the Divestiture is completed?

No. Following the completion of the Divestiture, we will continue to exist and be a publicly traded company, but will no longer own or operate the FYARRO Business or own the rights to the Aadi name. We are currently focusing on development of the ADC Programs and plan to operate under a new name. We note that the License Agreement with WuXi Biologics is presently in effect, and that Aadi has already paid a non-refundable $6 million upfront payment, and development efforts are already underway in respect of the ADC Programs. Following the completion of the Divestiture, the FYARRO Business will be owned and operated by Kaken, and Aadi will have no interest in, and receive no income from, the FYARRO Business.

Will the Divestiture be a taxable transaction to me?

The Divestiture is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Divestiture. See the section entitled “The Divestiture—Material U.S. Federal Income Tax Consequences of the Divestiture” beginning on page 72 of this proxy statement.

When is the Divestiture expected to be completed?

We are working towards completing the Divestiture as soon as possible. We currently expect to complete the Divestiture as soon as all of the conditions to the Divestiture Agreement are satisfied or waived, including stockholder approval of the Divestiture Proposal at the Special Meeting, which we currently anticipate will occur in the first half of 2025. However, the exact timing of completion of the Divestiture, if at all, cannot be predicted because the Divestiture is subject to the closing conditions specified in the Divestiture Agreement.

Are there any risks related to the Divestiture?

Yes. You should carefully read the section entitled “Risks Related to the Pending Divestiture” beginning on page 34 of this proxy statement.

Why is it important for me to vote?

The Divestiture Proposal will not be approved at the Special Meeting without the affirmative vote of a majority of the outstanding shares of capital stock of Aadi. Therefore, any shares that are not voted will have the same effect as a vote “AGAINST” the Divestiture Proposal.

What will happen if Aadi stockholders do not approve the Divestiture at the Special Meeting?

If Aadi stockholders do not approve the Divestiture at the Special Meeting (including any adjournment or postponement thereof, if applicable), the Divestiture will not be completed. If the Divestiture is not completed, the Divestiture Agreement provides that, upon termination of the agreement under certain circumstances, Aadi may be required to pay to Kaken a termination fee of $3.5 million. See the section entitled “The Divestiture Agreement—Termination Fees and Remedies” beginning on page 93 of this proxy statement for a discussion of the circumstances under which such a termination fee may be required to be paid.

What is the PIPE Financing?

On December 19, 2024, concurrently with the execution of the Divestiture Agreement and License Agreement, Aadi entered into the Subscription Agreement with the PIPE Investors, pursuant to which Aadi agreed to issue and sell to the PIPE Investors, subject to the terms and conditions of the Subscription Agreement, (i) 21,592,000 shares of Aadi’s common stock, at a purchase price of $2.40 per share, and (ii) Pre-Funded Warrants to acquire 20,076,500 shares of Aadi’s common stock, at a purchase price of $2.3999 per share. Aadi expects to receive aggregate gross proceeds from the PIPE Financing of approximately $100 million, before deducting estimated offering expenses payable by Aadi.

The net proceeds from the PIPE Financing are expected to be used to fund payments due under the License Agreement and advance the ADC Programs, Aadi’s development pipeline, business development activities, working capital and other general corporate purposes. Aadi believes the total cash and cash equivalents of Aadi following the closing of the Divestiture and PIPE Financing will enable the potential attainment of key clinical and development milestones for the ADC Programs.

Under the terms of the Subscription Agreement, the PIPE Financing will close on a date that is no later than five business days from the date of stockholder approval of the PIPE Financing Proposal, unless otherwise agreed between Aadi and Jefferies LLC, Aadi’s exclusive placement agent for the PIPE Financing. For more detail on the PIPE Financing and related agreements, see the section titled “The PIPE Financing and License Agreement— PIPE Financing and Subscription Agreement” beginning on page 110 of this proxy statement.

Why am I being asked to vote on the PIPE Financing?

Pursuant to Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

In connection with the closing of the PIPE Financing, we expect to issue, other than in a public offering, an aggregate of (i) 21,592,000 shares of our common stock and (ii) 20,076,500 Pre-Funded Warrants to investors in the PIPE Financing in accordance with the terms and subject to the conditions of the Subscription Agreement. We plan to use the proceeds from the PIPE Financing to support the additional non-refundable, upfront payment of $38 million due within ninety (90) days after the effective date of the License Agreement and for future preclinical and clinical development of the ADC Programs. The aggregate number of shares of our common stock or other securities convertible into or exercisable for common stock that Aadi will issue in connection with the PIPE Financing will exceed 20% of both the voting power and the number of shares of Aadi’s common stock outstanding before such issuance.

We are seeking the approval of Aadi stockholders for the PIPE Financing because Nasdaq may consider the in-license of the ADC Programs pursuant to the License Agreement to constitute the acquisition of the stock or assets of another company for purposes of Nasdaq Listing Rule 5635(a)(1), which is highly fact-specific, and also because Aadi’s board of directors considered such action appropriate and strongly desires the input of Aadi stockholders in light of the financial significance of the License Agreement, the ADC Programs and the related PIPE Financing.

Why is our board of directors recommending the PIPE Financing?

Aadi’s board of directors believes that the PIPE Financing, including the Subscription Agreement, the Registration Rights Agreement and the Pre-Funded Warrant, and all the transactions contemplated thereby, are fair to, advisable and in the best interests of, Aadi and its stockholders. Aadi’s board of directors unanimously recommends that you vote “FOR” the approval of the PIPE Financing Proposal. To review the Aadi board of directors’ reasons for recommending the PIPE Financing, see the section entitled “The PIPE Financing and License Agreement—Reasons for the PIPE Financing and the License Agreement and Recommendation of the Aadi Board of Directors” beginning on page 108 of this proxy statement.

Why is Aadi in-licensing the ADC Programs?

Aadi believes that entry into the License Agreement provides an opportunity to strengthen its pipeline of development assets and, together with the PIPE Financing, strengthen its capital resources, positioning it to become a leading precision oncology company focused on developing novel treatments utilizing the next wave of antibody-drug conjugate (ADC) therapies. Following the Divestiture, Aadi plans to focus primarily on advancing the ADC Programs designed for a broad range of cancerous diseases, including treatment of solid tumors, including non-small cell lung cancer (NSCLC), ovarian cancer, small cell lung cancer and neuroendocrine tumors. For a discussion of Aadi’s reasons for the PIPE Financing and the License Agreement, please see the sections titled “The PIPE Financing and License Agreement—Reasons for the PIPE Financing and License Agreement and Recommendation of the Aadi Board of Directors” beginning on page 108 and “The ADC Programs” beginning on page 116 of this proxy statement.

What is the Registration Rights Agreement?

At the closing of the PIPE Financing, in connection with the Subscription Agreement, it is a condition to closing for Aadi to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Investors. Pursuant to the Registration Rights Agreement, Aadi will prepare and file a resale registration statement with the SEC on or prior to the later of (i) thirty (30) days following the closing of the PIPE Financing and (ii) five (5) business days following the filing of Aadi’s audited financial statements for the year ended December 31, 2024. Aadi will use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days of the closing of the PIPE Financing (or within 90 calendar days if the SEC reviews the registration statement), subject to acceleration under certain circumstances.

For more detail on the Registration Rights Agreement, see the section titled and “The PIPE Financing and License Agreement—PIPE Financing and Subscription Agreement—Registration Rights Agreement” beginning on page 110 of this proxy statement.

What will happen if stockholders do not approve the PIPE Financing at the Special Meeting?

If, for any reason, the PIPE Financing is not consummated, Aadi will not complete the issuance of common stock and Pre-Funded Warrants pursuant to the Subscription Agreement and Aadi’s board of directors will be required to assess whether to pay the balance of the upfront license fee payment ($38 million) to WuXi Biologics under the License Agreement by the applicable deadline with Aadi’s then-available liquidity, or otherwise to allow the License Agreement to terminate in accordance with its terms.

Are there any risks related to the PIPE Financing?

Yes. You should carefully read the section entitled “Risks Related to the PIPE Financing” beginning on page 38 of this proxy statement.

What is the purpose of the Adjournment Proposal?

The purpose of the Adjournment Proposal is to allow Aadi, subject to the terms of the Divestiture Agreement, to adjourn the Special Meeting to a later date or dates if we determine that additional time is necessary to permit further solicitation of proxies in the event that there are insufficient votes to approve the Divestiture Proposal at the Special Meeting.

The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Divestiture Proposal.

Aadi’s board of directors recommends that you vote in favor of the Adjournment Proposal.

How can I vote at the Special Meeting?

If you are the stockholder of record of your shares, you can submit a proxy to vote your shares prior to the Special Meeting or you can attend the Special Meeting and vote your shares online during the Special Meeting. If you choose to submit a proxy prior to the Special Meeting, you may do so by telephone, online or by mail as follows:

•

Online Prior to the Special Meeting: You may transmit your proxy online by following the instructions on your proxy card. You will need to have your proxy card in hand when you access the website. The website for submitting a proxy to vote your shares is available at www.proxyvote.com. Votes submitted online must be received before 11:59 p.m. Eastern time on February 27.

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By Telephone Prior to the Special Meeting. You may transmit your proxy over the phone by calling the telephone number located on your proxy card and following the subsequent instructions. Votes submitted by phone must be received before 11:59 p.m. Eastern time on February 27.

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By Mail Prior to the Special Meeting: After receiving your printed copies of the proxy materials by mail, you can vote by completing and mailing your proxy card in the enclosed postage prepaid envelope provided. Votes submitted by mail must be received before the start of the Special Meeting.

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Online During the Special Meeting: You may attend and vote online during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/AADI2025SM. Have your proxy card in hand as you will be prompted to enter your 16-digit control number to vote at the Special Meeting. If you submit a proxy to vote your shares prior to the Special Meeting and choose to attend the Special Meeting online, there is no need to vote during the Special Meeting unless you wish to revoke your prior proxy.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. These proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares of record. In order to ensure that your shares are voted at the Special Meeting, you will need to follow the instructions that your bank, broker or other nominee provides you. The deadlines and availability of providing voting instructions via telephone or online for beneficial owners of shares held in “street name” will depend on the processes of the bank, broker or other nominee that holds your shares of record. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your voting instruction form indicates that you may vote your shares online, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form. Otherwise, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Even if you plan to attend the Special Meeting online, we urge you to submit a proxy to vote your shares in advance of the Special Meeting so that if you should become unable to attend the Special Meeting your shares will be voted as directed by you.

What is the proxy card?

The proxy card enables you to appoint David Lennon and Scott Giacobello, and each of them, with full power of substitution and re-substitution, as your proxies at the Special Meeting. By completing and returning the proxy card as described herein, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the “stockholder of record” of those shares. In this case, we are sending these proxy materials directly to you. You may vote your shares by proxy prior to the Special Meeting by following the instructions in the section titled “How Can I Vote at the Special Meeting?” above.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, these proxy materials will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization and enclosed with this proxy statement.

How do I submit a question at the Special Meeting?

If you wish to submit a question during the Special Meeting, you may log into and submit a question on the virtual meeting platform at www.virtualshareholdermeeting.com/AADI2025SM using your 16 digit control number found on your proxy card or voting instructions, and follow the instructions there.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of stockholders as of the close of business on the Record Date will be available for examination by the stockholders for a period of ten days ending on the day before the Special Meeting date during ordinary business hours, at our principal place of business.

How many shares of Aadi common stock must be present to constitute a quorum for the meeting?

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by proxy. Shares present virtually during the Special Meeting will be considered shares of our common stock present in person at the meeting. If a quorum is not present, we expect to adjourn the Special Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for purposes of establishing a quorum. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

If you do not vote by virtue of not being present virtually or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Special Meeting?

(1)

Divestiture Proposal. The approval of the Divestiture Proposal requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of our capital stock entitled to vote at the Special Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

(2)

PIPE Financing Proposal. The approval of the PIPE Financing Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

(3)

Equity Plan Increase Proposal. The approval of the Equity Plan Increase Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

(4)

Non-Binding Advisory Vote on Golden Parachutes Proposal. The result of the Non-Binding Advisory Vote on Golden Parachutes Proposal will not be binding on Aadi or Aadi’s board of directors and is merely an indication of stockholder support, which we will treat as having been obtained if this proposal receives the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

(5)

Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote “FOR” or “AGAINST” such matter.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

In tabulating the voting result for each of the Divestiture Proposal, the PIPE Financing Proposal, the Equity Plan Increase Proposal, the Non-Binding Advisory Vote on Golden Parachutes Proposal and the Adjournment Proposal described herein, abstentions will have the effect of a vote “AGAINST” such proposal.

Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as

“non-routine” matters. Each of the proposals are matters considered “non-routine” under applicable rules. If you do not instruct your bank, broker or other nominee how to vote with respect to the proposals, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. In tabulating the voting result for the Divestiture Proposal, shares that constitute broker non-votes will all be treated as votes “AGAINST” the Divestiture Proposal. In tabulating the voting results for all other proposals, shares that constitute broker non-votes will have no effect on the proposal.

What is the method for counting votes?

Each holder of common stock is entitled to one vote at the Special Meeting on each matter to come before the Special Meeting for each share held by such stockholder as of the Record Date. Votes cast online during the Special Meeting or covered by proxies submitted by mail, online or by telephone will be tabulated by the inspector of election appointed for the Special Meeting, who will also determine whether a quorum is present.

How do I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Special Meeting:

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by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or online voting procedures described in the “How Can I Vote at the Special Meeting?” section above;

•	by voting online during the Special Meeting using the procedures described in the “How Can I Vote at the Special Meeting?” section above; or

•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. If your voting instruction form indicates that you may vote your shares online, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form, which will have the effect of revoking any previously submitted voting instructions. Otherwise, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If you hold shares in “street name,” you should contact your bank, broker or other nominee for instructions as to how to change your vote.

Your virtual attendance at the Special Meeting, without voting online during the Special Meeting, will not automatically revoke your proxy.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single set of proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure is designed to reduce our printing and postage costs.

This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials upon written or oral request to Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attention: Corporate Secretary, telephone: (424) 744-8055. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address and phone number. Beneficial stockholders may contact their broker, bank or other nominee to request information about householding.

Who bears the costs of proxy solicitation?

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

Who should I contact if I have any questions?

If you have more questions about this proxy statement and the proposals to be voted on at the Special Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

SODALI & CO

430 Park Avenue

14th Floor

New York, NY 10022

Email: AAADI@investor.sodali.com

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, including the annexes attached to the proxy statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements other than statements of historical facts may constitute “forward-looking statements” for purposes of these provisions, including statements concerning the Divestiture, the PIPE Financing, the License Agreement and the ADC Programs, any statements of the plans and objectives of management for future operations, any statements concerning the timing of particular events, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements are accompanied by words that convey projected or unknown future events or outcomes can be identified by the use of terminology such as “may,” “will,” “intends,” “plans,” “believes,” “targets,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” or the negative thereof or words of similar meaning, or other statements concerning opinions or judgment of Aadi’s management about future events. The forward-looking statements in this proxy statement are only predictions. Although we believe that the expectations presented in the forward-looking statements contained herein are reasonable at the time of filing, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, among other things:

•

the possibility that the conditions to the closing of the Divestiture or the PIPE Financing are not satisfied (or waived), including the risk that required approvals from our stockholders for the Divestiture or the PIPE Financing are not obtained, on a timely basis or at all;

•

the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Divestiture Agreement, including in circumstances requiring us to pay the termination fee to Kaken of $3.5 million, or the License Agreement, which would result in the loss of the non-refundable upfront payment of $6 million;

•	uncertainties as to the timing of the consummation of the Divestiture and the PIPE Financing and the ability of each party to consummate such transactions;

•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the Divestiture and the PIPE Financing;

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the effect of the announcement or pendency of the Divestiture and the PIPE Financing on our business partners or other business relationships, customers, operating results and business generally, and the response of competitors to such transactions;

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possible disruption related to the Divestiture or the License Agreement to our ongoing business operations and opportunities, including risks related to the diversion of the time and attention of our management or employees during the pendency of the Divestiture and the PIPE Financing;

•	risks that the pendency of the Divestiture and the PIPE Financing affects our current operations or our ability to retain or recruit employees;

•	the amount of the costs, fees, expenses and charges related to the Divestiture, Divestiture Agreement, PIPE Financing and License Agreement;

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the risk that our stock price may fluctuate during the pendency of the Divestiture and the PIPE Financing and may decline significantly if the Divestiture or the PIPE Financing is not completed on the terms reflected in the Divestiture Agreement or the Subscription Agreement, or at all;

•	the fact that under the terms of the Divestiture Agreement, we are restrained from soliciting other acquisition proposals during the pendency of the Divestiture;

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the fact that, if the Divestiture is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy for the FYARRO Business;

•	our dependence on licensing arrangements in the operation of the FYARRO Business and ADC Programs;

•	our ability to effectively integrate and manage the ADC Programs or realize the expected benefits and synergies from the Divestiture, the License Agreement, the ADC Programs and the PIPE Financing;

•	our ability to achieve the anticipated operational and financial results following the PIPE Financing and the in-license of the ADC Programs;

•	our ability to retain members of management and other key employees following the PIPE Financing and the Divestiture;

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our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing and any other product candidates we may develop in the future;

•	our ability to develop, establish and maintain name recognition;

•	our ability to obtain additional capital or financing when and if necessary, to execute our business plan, including through offerings of debt or equity or sale of any of our assets;

•	our ability to obtain and maintain intellectual property protection and to protect our intellectual property rights;

•	the impact of any claim that we have infringed on intellectual property rights of others;

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the implementation of our business model and our strategic plans for our business, our strategic plans related to FYARRO and the further development of our ADC Programs and any other product candidates;

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our ability to contract with and rely on third parties to assist in conducting our preclinical studies, clinical trials and manufacturing of FYARRO, the ADC Programs and any other product candidates we may develop in the future;

•	the timing, scope or likelihood of regulatory filings and approvals for the ADC Programs and any other product candidates or additional indications we may develop in the future;

•

the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs;

•	the anticipated timing of releasing data for current or future preclinical studies and clinical trials;

•	our ability to develop and advance product candidates through preclinical studies and into, and successfully complete, clinical studies;

•	the expectations regarding the beneficial characteristics, safety, efficacy and therapeutic effects of FYARRO, the ADC Programs and any other product candidates that we may develop in the future;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•

global economic volatility, macroeconomic political, legislative, and regulatory developments, geopolitical conflict or competitive pressures, or changes in such conditions, negatively affecting our markets, customers, business, operations and financial performance;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

•	our financial performance;

•	our belief that we presently have sufficient supply of FYARRO for at least the next two years based on our estimated demand for PEComa sales; and

•	other factors including but not limited to those detailed under the sections entitled “Risk Factors” and “Aadi Risk Factors”.

Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section entitled “Risk Factors” set forth below, and for the reasons described elsewhere in this proxy statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. All forward-looking statements and reasons why results may differ from expected results included in this proxy statement are made as of the date hereof. All of the forward-looking statements made in this proxy statement are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Aadi or its business or operations. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Divestiture, the PIPE Financing, the License Agreement or the ADC Programs. We urge you to read carefully the remainder of this proxy statement, including the attached annexes. We have included page references in this summary to direct you to a more complete description of the topics presented below.

Unless otherwise indicated or as the context otherwise requires, all references to “Aadi”, “we”, “us”, or “our” in this proxy statement refer to Aadi Bioscience, Inc., a Delaware corporation.

Summary of the Divestiture

The Divestiture (see page 47)

On December 19, 2024, Aadi agreed to sell 100% of the outstanding shares of capital stock of Aadi Sub to Kaken, and thereby all or substantially all of Aadi’s assets related to the FYARRO Business. If the Divestiture is completed, Aadi will no longer own Aadi Sub or the FYARRO Business.

Parties to the Divestiture (see page 47)

Aadi Bioscience, Inc. (Aadi)

Aadi is a precision oncology company making bold choices in applying technology to efficiently deliver improved therapies for people with difficult-to-treat cancers. Aadi is a corporation organized under the laws of the State of Delaware. Shares of Aadi common stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AADI.”

Aadi Subsidiary, Inc. (Aadi Sub)

Aadi Sub is a wholly-owned subsidiary of Aadi and the operating company for the FYARRO Business. Aadi Sub is a corporation organized under the laws of the State of Delaware.

KAKEN PHARMACEUTICAL CO., LTD. (Kaken Parent)

Kaken Parent develops, produces, and sells pharmaceuticals and agrochemicals. Kaken Parent’s products are mainly for orthopedics and dermatology. Kaken Parent also manufactures feed additives.

KAKEN INVESTMENTS INC. (Kaken)

Kaken was formed by Kaken Parent on December 13, 2024, for the purpose of engaging in the transactions contemplated by the Divestiture Agreement. Kaken has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Divestiture Agreement.

Reasons for the Divestiture (see page 60)

In the course of reaching its determination and recommendation to approve the Divestiture Agreement and the transactions contemplated by the Divestiture Agreement, Aadi’s board of directors considered a number of potentially supportive factors in its deliberations, including:

•	information concerning Aadi’s current and future business, financial performance and condition, assets and liabilities, operations, risks, management and competitive position;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of Aadi;

•	Aadi’s consideration of possible strategic alternatives, including entering into a transaction with another party or liquidating the assets of Aadi;

•

the cessation of the PRECISION1 trial in light of the analysis by the Independent Data Monitoring Committee that demonstrated that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval;

•	the consideration to be received by Aadi in the Divestiture;

•

the opinion of Leerink Partners LLC (“Leerink Partners”), financial advisor to Aadi, that, as of December 19, 2024, and based upon and subject to the qualifications, limitations, assumptions and other matters set forth therein, the consideration to be received by Aadi pursuant to the Divestiture Agreement is fair, from a financial point of view, to Aadi;

•

the terms of the Divestiture Agreement, including the conditions to closing the Divestiture set forth therein and the terms governing Aadi’s ability to solicit and evaluate competing acquisition proposals or other proposals for competing strategic transactions (including the ability of Aadi’s board of directors to withdraw its recommendation that Aadi stockholders vote in favor of the Divestiture if Aadi’s board of directors receives a superior proposal, subject to certain additional provisions and exceptions);

•

the extensive process undertaken by Aadi’s board of directors and Leerink Partners to identify and evaluate strategic alternatives available to Aadi, during which Leerink Partners contacted a total of 31 potentially interested parties (and received additional unsolicited inbound interest from four other parties), of which 23 participated in introductory calls, 16 signed nondisclosure agreements (of which 10 opted to participate in Management meetings) and received virtual data room access to conduct commercial and scientific due diligence on FYARRO;

•

the proposal for, and Aadi’s evaluation of, the License Agreement entered into contemporaneously with the Divestiture Agreement, and the transactions contemplated thereby, including the PIPE Financing;

•

the improvement in the base purchase price offered by Kaken from $85 million at the time of the Kaken November 28 Proposal to $100 million, representing a 17.6% increase over the base purchase price set forth in the Kaken November 28 Proposal;

•

the belief of Aadi’s board of directors that, as a result of the extent of negotiations with Kaken, Aadi obtained the highest consideration that Kaken was willing to pay or that Aadi was likely to obtain from any other party, including as part of other strategic transactions that Aadi’s board of directors considered;

•	the Divestiture is subject to the approval of Aadi stockholders, who are free to vote against approval of the Divestiture Agreement and to reject the Divestiture;

•

the likelihood that the Divestiture will be consummated, based on, among other things, the limited number of conditions to the closing of the Divestiture, the absence of a financing condition, and the remedies available under the Divestiture Agreement to Aadi in the event of various breaches by Kaken; and

•	the fiduciary duties of Aadi’s board of directors in light of the foregoing.

Recommendation of the Aadi Board of Directors—Divestiture (see page 60)

After considering the various factors described below, Aadi’s board of directors unanimously: (i) determined that it is expedient and in the best interests of Aadi and its stockholders, and advisable, fair to and in the best interests of Aadi and its stockholders, to enter into the Divestiture Agreement and related agreements providing for the Divestiture, in accordance with the Delaware General Corporation Law and upon the terms and subject to the conditions set forth in the Divestiture Agreement; (ii) approved, adopted and declared advisable the Divestiture Agreement and related agreements and the Divestiture; (iii) recommended that Aadi’s stockholders vote in favor of the approval of the Divestiture Agreement and related agreements and approve the Divestiture; and (iv) directed that the Divestiture Agreement and related agreements and the Divestiture be submitted to a vote of Aadi’s stockholders.

Aadi’s board of directors unanimously recommends that you vote (i) “FOR” the Divestiture Proposal and (ii) “FOR” the Adjournment Proposal

Certain factors considered by our board of directors in making such unanimous determination and approval are described in the section entitled “The Divestiture—Reasons for the Divestiture and Recommendation of the Aadi Board of Directors.”

Opinion of Aadi’s Financial Advisor (see page 63)

Aadi retained Leerink Partners as its financial advisor in connection with the Divestiture and the other transactions contemplated by the Divestiture Agreement. On December 19, 2024, Leerink Partners rendered to Aadi’s board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion to Aadi’s board of directors dated December 19, 2024, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement was fair, from a financial point of view, to Aadi.

The full text of the written opinion of Leerink Partners, dated December 19, 2024, which describes the assumptions made and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of Aadi’s board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of the Aadi board of directors’ consideration of the Divestiture and the opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to Aadi of the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Divestiture Agreement or the Divestiture and does not constitute a recommendation to any stockholder of Aadi as to whether or how such holder should vote with respect to the Divestiture or otherwise act with respect to the Divestiture or any other matter.

The full text of the written opinion of Leerink Partners should be read carefully in its entirety for a description of the assumptions made and qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion.

The Divestiture Agreement (see page 73)

Per the terms and subject to the conditions of the Divestiture Agreement, Kaken will pay Aadi $100 million in cash at closing, subject to certain purchase price adjustments, in exchange for 100% of the outstanding shares of capital stock of Aadi Sub and thereby all or substantially all of Aadi’s assets related to the FYARRO Business.

The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

Conditions to the Completion of the Divestiture (see page 91)

The respective obligations of Kaken, Aadi and Aadi Sub, as applicable, to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law), at or prior to the completion of the Divestiture of certain conditions, including the following:

•	the approval of the Divestiture Agreement and the Divestiture by the requisite affirmative vote of Aadi stockholders at the Special Meeting;

•	the receipt of all consents and approvals (if any) required under any regulatory laws applicable to the Divestiture;

•	the absence of any of the following, that, in each case, prevents or materially impairs the completion of the Divestiture:

•	any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction;

•	legal or regulatory restraint or prohibition by any governmental authority of competent jurisdiction; and

•	any law enacted, entered, enforced or applied to the Divestiture.

In addition, the obligations of Kaken to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the completion of the Divestiture of each of the following additional conditions, any of which may be waived exclusively by Kaken:

•

the accuracy of certain of the representations and warranties of Aadi set forth in the Divestiture Agreement, as of the date of the Divestiture Agreement and as of the completion of the Divestiture and, if applicable, such earlier date as of which such representation or warranty was specifically made, subject in each case to the materiality standards set forth in the Divestiture Agreement;

•

Aadi and Aadi Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Divestiture Agreement required to be performed and complied by them on or prior to the closing date;

•

no Company Material Adverse Effect or Seller Material Adverse Effect (as defined in the section of this proxy statement captioned “The Divestiture Agreement—Representations and Warranties”) having occurred since the date of the Divestiture Agreement that is continuing;

•	receipt by Kaken of a customary closing certificate of Aadi; and

•

the completion of the pre-closing restructuring, including the receipt of all required third-party consents, other than to the extent that the failure of such completion would not have a material adverse effect on Kaken or Aadi Sub’s ability to operate the FYARRO Business (see the section of this proxy statement captioned “The Divestiture Agreement—The Pre-Closing Restructuring”), subject to materiality standards set forth in the Divestiture Agreement.

In addition, the obligations of Aadi to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the completion of the Divestiture of each of the following additional conditions, any of which may be waived exclusively by Aadi:

•

the accuracy of the representations and warranties of Kaken set forth in the Divestiture Agreement, as of the completion of the Divestiture and, if applicable, such earlier date as of which such representation or warranty was specifically made, in each case except for such failures (considered collectively) to be true and correct that would not prevent and could not reasonably be expected to prevent Kaken from completing the Divestiture or the ability of Kaken to perform its covenants and obligations pursuant to the Divestiture Agreement on or prior to the Termination Date (as defined below);

•

Kaken having performed and complied in all material respects with all covenants set forth in the Divestiture Agreement required to be performed and complied with by Kaken at or prior to the completion of the Divestiture; and

•	the receipt by Aadi of a customary closing certificate of Kaken.

No Solicitation of Acquisition Proposals (see page 82)

Aadi and Aadi Sub have agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, and request the prompt return or destruction of any information furnished by Aadi or Aadi Sub prior to the date of the Divestiture Agreement from, any person and its representatives relating to any acquisition transaction, or series of related transactions, for securities representing more than fifteen percent of the total outstanding voting power of the capital stock of Aadi or Aadi Sub as a result of which such other person would own fifteen percent of the total outstanding voting power of the capital stock of Aadi or Aadi Sub after giving effect to the consummation of such transaction or series of related transactions.

In particular, under and subject to the terms of the Divestiture Agreement, Aadi, Aadi Sub and their respective directors and executive officers have agreed not to, and Aadi and Aadi Sub have agreed not to instruct, authorize or knowingly permit any of their respective employees, consultants or other representatives to, directly or indirectly:

•	solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any acquisition inquiry or acquisition proposal;

•

furnish to any third person (other than Kaken or any of its affiliates) any non-public information relating to Aadi or Aadi Sub or afford to any third person (other than Kaken or any of its affiliates) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Aadi or Aadi Sub, in any such case in connection with any actual or potential acquisition inquiry or acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any acquisition inquiry or acquisition proposal;

•	participate or engage in discussions or negotiations with any third person (other than Kaken or any of its affiliates) with respect to an acquisition inquiry or acquisition proposal;

•

enter into any letter of intent, memorandum of understanding, merger agreement, stock purchase agreement, acquisition agreement or other contract relating to an acquisition inquiry, acquisition proposal or acquisition transaction (an “Alternative Acquisition Agreement”), other than a customary confidentiality agreement containing terms, including with respect to confidentiality and non-solicitation, no less restrictive in the aggregate to the counterparty than those contained in the confidentiality agreement entered into between Aadi and Kaken Parent on October 7, 2024 (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any acquisition proposal) (which we refer to as an “Acceptable Confidentiality Agreement”); or

•	authorize or commit to do any of the foregoing.

Under and subject to the terms of the Divestiture Agreement, from the date of the Divestiture Agreement until Aadi receives the requisite stockholder approval, Aadi and Aadi Sub may, directly or indirectly through one or more of their representatives (1) participate or engage in discussions or negotiations with; and (2) subject to an Acceptable Confidentiality Agreement, (i) furnish any non-public information relating to Aadi or any of its subsidiaries, and (ii) afford access to the business, properties, assets, books, records or other non-public information, or any personnel, of Aadi or any of its subsidiaries to any person or group or their respective representatives that has made, renewed or delivered to Aadi an acquisition proposal after the date of the Divestiture Agreement that was not solicited in material breach of the applicable restrictions, provided that Aadi has agreed to promptly make available to Kaken and its representatives any non-public information concerning Aadi and its subsidiaries that is made available to any such person or group or their respective representatives and that was not previously made available to Kaken. Aadi’s board of directors may only take the foregoing actions if Aadi’s board of directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead a superior proposal; and (2) the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties.

Aadi is not entitled to terminate the Divestiture Agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the Divestiture Agreement, including engaging in good faith negotiations with Kaken and its representatives during a specified period. If Aadi terminates the Divestiture Agreement in order to accept a superior proposal from a third party, it must pay the termination fee of $3.5 million to Kaken. For more information, see the section of this proxy statement captioned “The Divestiture Agreement—No Solicitation of Acquisition Proposals.”

Board Recommendation change (see page 83)

Aadi’s board of directors may not withdraw its recommendation that Aadi stockholders approve the Divestiture Agreement or the Divestiture or take certain similar actions other than, under certain circumstances, if it determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so could reasonably be expected to be inconsistent with the Aadi board of directors’ fiduciary duties.

Moreover, Aadi’s board of directors cannot withdraw its recommendation that Aadi stockholders approve the Divestiture Agreement and the Divestiture at the Special Meeting or take certain similar actions unless it complies with certain procedures in the Divestiture Agreement, including providing notice to and engaging in good faith negotiations with Kaken during a specified period. If Kaken or Aadi terminates the Divestiture Agreement under certain circumstances, including because Aadi’s board of directors withdraws its recommendation that the Aadi stockholders approve the Divestiture Agreement and the Divestiture at the Special Meeting, then Aadi must pay to Kaken the termination fee of $3.5 million. For more information, please see the section of this proxy statement entitled “The Divestiture Agreement—Aadi Board of Directors’ Recommendation; Board Recommendation Change.”

Termination of the Divestiture Agreement (see page 92)

The Divestiture Agreement may be terminated at any time prior to the completion of the Divestiture in the following circumstances:

•	by mutual written agreement of Kaken and Aadi;

•	by either Kaken or Aadi if:

•	any of the following occur, which would, in each case, prevent or materially impair the completion of the Divestiture:

•	any permanent injunction or other final judgment or order (that is not under appeal) has been issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, or any action has been taken by any governmental authority of competent jurisdiction; or

•	any law is enacted, entered, enforced or applied to the Divestiture,

except that the right to terminate the Divestiture Agreement under the prior two sub-bullets will not be available to any party that has failed to use reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or law;

•

the completion of the Divestiture has not occurred by 11:59 p.m., Pacific time, on June 18, 2025 (which we refer to as the “Termination Date”), except (1) if on the Termination Date the only conditions to the completion of the Divestiture that have not been satisfied or validly waived relate to the failure to obtain consents or approvals under certain regulatory laws applicable to the Divestiture or any restraints having been enacted, entered into, enforced or applied to the Divestiture that prevent or materially impair the completion of the Divestiture, but all other conditions to the Divestiture as set forth in the Divestiture Agreement have been satisfied or validly waived, the Termination Date will automatically be extended to September 30, 2025, and (2) the right to terminate the Divestiture Agreement pursuant to this provision will not be available to either Kaken or Aadi if the other party has the right to terminate the Divestiture Agreement pursuant to certain termination provisions of the Divestiture Agreement, or such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the Divestiture Agreement) has been the primary cause of, or primarily resulted in the failure of the completion of the Divestiture to have occurred prior to the Termination Date, including by resulting in a failure of any condition to the Divestiture set forth in the Divestiture Agreement; or

•

Aadi stockholders do not approve the Divestiture Agreement and the Divestiture at the Special Meeting, except that a party may not terminate the Divestiture Agreement pursuant to this provision if such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the Divestiture Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of our stockholders at the Special Meeting;

•	by Kaken if:

•

subject to a 20-day cure period, Aadi has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement such that the related closing condition would not be satisfied, unless Kaken is in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement; or

•

prior to the approval of the Divestiture pursuant to the terms of the Divestiture Agreement by Aadi stockholders, Aadi’s board of directors has effected an Aadi Board Recommendation Change (as defined in the section of this proxy statement captioned “The Divestiture Agreement—The Aadi Board of Directors Recommendation; Board Recommendation Change”); and

•	by Aadi if:

•

subject to a 20-day cure period, Kaken has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement such that the related closing condition would not be satisfied, unless Aadi is in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement; or

•	prior to the approval of the Divestiture Agreement and the Divestiture by Aadi stockholders, if (1) Aadi has received a superior proposal; (2) Aadi’s board of directors has authorized Aadi to enter into an Alternative Acquisition Agreement to consummate the acquisition transaction contemplated by such superior proposal; (3) Aadi has complied in all material respects with its covenants under the Divestiture Agreement with respect to such superior proposal; and (4) Aadi pays, or causes to be paid, to Kaken the termination fee of $3.5 million prior to or concurrently with such termination.

Termination Fees Payable by Aadi (see page 93)

The Divestiture Agreement contains certain termination rights for Aadi and Kaken. Upon valid termination of the Divestiture Agreement under specified circumstances, Aadi has agreed to pay Kaken a one-time termination fee of $3.5 million. Specifically, this termination fee will be payable by Aadi to Kaken if any one of the following occur, under which circumstances the termination fee will be the sole and exclusive remedy of Kaken against Aadi for the termination of the Divestiture Agreement or the failure to complete the Divestiture:

•

(1) the Divestiture Agreement is terminated because the completion of the Divestiture has not occurred by the Termination Date, or because of Aadi’s failure to obtain the required approval of Aadi stockholders; (2) at the time of such termination, certain of the closing conditions set forth in the Divestiture Agreement have not been satisfied; (3) prior to the termination of the Divestiture Agreement, an acquisition proposal to engage in an Acquisition Transaction (except that all references to “fifteen percent” in the definition of Acquisition Transaction in the Divestiture Agreement will be deemed to be references to “fifty percent”) is received from any person other than Kaken or any of its affiliates has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at within a certain period prior to the termination of the Divestiture Agreement; and (4) within one year of the termination of the Divestiture Agreement, either an Acquisition Transaction (except that all references to “fifteen percent” in the definition of Acquisition Transaction in the Divestiture Agreement will be deemed to be references to “fifty percent”) is consummated or Aadi or Aadi Sub enter into a definitive agreement providing for the consummation of such a transaction and it is subsequently completed;

•	the Divestiture Agreement is terminated by Kaken after Aadi’s board of directors changes its recommendation with respect to the Divestiture;

•

the Divestiture Agreement is terminated by Aadi, prior to the approval of the Divestiture Agreement and the Divestiture by the requisite affirmative vote of Aadi stockholders, if (1) Aadi has received a Superior Proposal; (2) Aadi’s board of directors has authorized Aadi to enter into an Alternative Acquisition Agreement to consummate the acquisition transaction contemplated by such Superior Proposal; and (3) Aadi has complied in all material respects with its obligations under the Superior Proposal provisions in the Divestiture Agreement; or

•

(1) the Divestiture Agreement is terminated by either Kaken or Aadi, and (2) prior to such termination, at the Special Meeting, Aadi stockholders have failed to approve the other transactions set forth in this proxy statement.

The Divestiture Agreement also provides that Aadi, on the one hand, or Kaken, on the other hand, may specifically enforce the obligations under the Divestiture Agreement, except that a party may only cause the other party to complete the Divestiture if certain conditions are satisfied.

Subject to limited exceptions, Aadi’s aggregate liability for monetary damages for breaches of the Divestiture Agreement is capped at the total amounts paid to Aadi as consideration under the Divestiture Agreement.

Indemnification (see page 89)

Subject to certain exceptions set forth in the Divestiture Agreement, all representations, warranties, covenants and other agreements contained in the Divestiture Agreement or any of the other transaction documents, or any schedule, exhibit or certificate delivered in connection with the Divestiture Agreement or any of the other transaction documents, will survive the completion of the Divestiture upon the terms of the Divestiture Agreement.

Subject to the terms and conditions of the Divestiture Agreement, Aadi has agreed to indemnify Kaken and its subsidiaries (including Aadi Sub following the closing) and their respective related persons, employees, agents, representatives, successors and assigns for, from and against any and all losses directly or indirectly resulting from, arising out of, suffered, or incurred by Kaken relating to:

•

the failure of certain representations by Aadi, or any representation in any certificate delivered by Aadi pursuant to the Divestiture Agreement, to be true and correct in all respects, whether as of the date of the Divestiture Agreement or as of the date of completion of the Divestiture (as if made as of the date of the completion of the Divestiture);

•	Aadi’s breach of or failure to comply with any covenant or other agreement by Aadi contained in the Divestiture Agreement;

•

Aadi Sub’s breach of or failure to comply with any covenant or other agreement by Aadi Sub contained in the Divestiture Agreement, to the extent such covenant or agreement was required to be performed prior to or at the completion of the Divestiture;

•

all amounts that should have been but were not included in Aadi Sub’s transaction expenses and should as a result be excluded from the aggregate amount of all cash and cash equivalents held by Aadi Sub upon the completion of the Divestiture;

•	all fees, costs, expenses and other amounts incurred or otherwise borne by Aadi Sub directly or indirectly to consummate the pre-closing restructuring;

•	certain litigation-related costs;

•	certain policy exclusions under the “buyer-side” representations and warranties insurance policy obtained by Kaken (“RWI Policy”); and

•	certain pre-closing tax matters.

Limitations on Liability

Subject to certain exclusions in the case of claims of fraud against Aadi, the exclusive remedies of Kaken and the other indemnified parties under the Divestiture Agreement for losses under the Divestiture Agreement is (1) the recovery of 50% of the amount of such losses from Aadi until the indemnified parties under the Divestiture Agreement have recovered from Aadi with respect to indemnification claims an amount equal to 50% of retention amount, which is equal to $600,000 (the “Retention Amount”), and (2) resorting to the insurance coverage under the RWI Policy. Any indemnification for losses under the Divestiture Agreement will be net of the amount of any insurance proceeds actually received by the applicable indemnified party with respect to such losses, reduced by the amount of any increase in premium or other expense incurred by such indemnified party in connection with or resulting from pursuing or obtaining such insurance proceeds. Kaken has also agreed to not make any amendment, modification, revision or waiver of any provision of the RWI Policy that would materially and adversely impact or affect Aadi without Aadi’s prior written consent.

Without limiting any rights of Kaken or the other indemnified parties under the RWI Policy, no indemnified party under the Divestiture Agreement is entitled to be indemnified for any punitive damages under the Divestiture Agreement except to the extent that such indemnified party will be or has become obligated to pay such punitive damages to any other person.

Aadi’s indemnification obligations are subject to certain limitations, including a cap equal to $5,000,000 for losses relating to any inaccuracy in or breach of any representation or warranty or losses relating to certain policy exclusions under the RWI Policy.

For more information, please see the section of this proxy statement entitled “The Divestiture Agreement—Indemnification.”

Interests of Aadi’s Directors and Executive Officers in the Divestiture (see page 71)

When considering the recommendation of Aadi’s board of directors that you vote to approve the Divestiture Proposal, you should be aware that our directors and executive officers may have interests in the Divestiture that are different from, or in addition to, the interests of our stockholders.

Voting and Support Agreements

In connection with entering into the Divestiture Agreement, on December 19, 2024, following approval by Aadi’s board of directors, the directors and executive officers of Aadi, as well as certain of their affiliated entities, in each case solely in their capacities as stockholders of Aadi, entered into voting and support agreements with Kaken and Aadi (the “Support Agreements”) with respect to 9,649,161 shares of common stock as of the Record Date, representing approximately 39.1% of shares outstanding. The Support Agreements obligate the directors and executive officers of Aadi (including certain of their affiliated entities) to vote their respective shares of our common stock in favor of the approval of the Divestiture Agreement and the Divestiture and certain related matters, and against certain matters that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the transactions contemplated by the Divestiture Agreement. In (1) evaluating and negotiating the Divestiture Agreement; (2) approving the Divestiture Agreement and the transactions contemplated by the Divestiture Agreement, including the Divestiture; and (3) recommending that Aadi stockholders vote in favor of the approval of the Divestiture Agreement and the Divestiture, Aadi’s board of directors was aware of and considered these interests to the extent that they existed or were otherwise known at the time, among other matters.

Retention Bonus Letters

We have entered into retention bonus letters (each, a “Retention Bonus Letter”) with each of Dr. Lennon and Messrs. Giacobello and Ball, pursuant to which the executives are eligible to be paid retention bonuses (each, a “Retention Bonus”) subject to continued employment with us through the earlier of (i) March 31, 2025, or (ii) the date of a Change in Control (as defined in the applicable Retention Bonus Letter), provided that an executive will remain eligible to receive the Retention Bonus if his employment is terminated by us other than for Cause, death or disability, or if he resigns for Good Reason (each such term as defined in the applicable Retention Bonus Letter), subject to execution of a separation agreement and release of claims in favor of Aadi. Although it is expected that the Divestiture will not constitute a Change in Control for purposes of the Retention Bonus Letters, in an abundance of caution, we are treating the Retention Bonus Letter as an interest of the Executive Officers in the Divestiture for purposes of this proxy statement. The amount of such Retention Bonus is $390,000 for Dr. Lennon, $220,000 for Mr. Giacobello and $210,000 for Mr. Ball.

Additionally, it is expected that Dr. Lennon, Mr. Giacobello and Mr. Ball will continue to serve as executive officers of Aadi following the Divestiture and that all members of Aadi’s board of directors will continue to serve thereon following the Divestiture, and that such officers and directors will continue to receive cash and other compensation (including benefits) for such services under applicable plans and arrangements which may be funded with proceeds from the Divestiture.

Accounting Treatment (see page 71)

The Divestiture will be accounted for as a “sale” by Aadi, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Divestiture (see page 72)

The proposed Divestiture is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Divestiture.

The proposed Divestiture will be treated as a sale of corporate stock in exchange for cash. We anticipate that our tax basis in our Aadi Sub stock will not be less than the purchase price for the sale of the FYARRO Business, and accordingly, that we do not expect to realize gain on the sale of our Aadi Sub stock. Nevertheless, the determination of whether we will realize gain or loss on the proposed Divestiture and (if applicable) whether and to what extent our tax attributes will be available to offset any gain is highly complex and is based in part upon facts that will not be known until the completion of the Divestiture and the finalization of any purchase price adjustments associated with the Divestiture. Therefore, it is possible that we will incur U.S. federal income tax as a result of the proposed Divestiture.

We also expect that the portion of our consolidated net operating loss carryforwards (“NOLs”) and other tax attributes that are allocable to Aadi Sub will generally remain with Aadi Sub and will no longer constitute tax attributes of Aadi following the Divestiture.

Appraisal Rights (see page 73)

No appraisal or dissenters’ rights are available to Aadi stockholders under the DGCL or under Aadi’s certificate of incorporation or bylaws in connection with the Divestiture Agreement.

Summary of the PIPE Financing and the License Agreement

The PIPE Financing and Subscription Agreement (see page 110)

On December 19, 2024, Aadi entered into the Subscription Agreement with each of the PIPE Investors, pursuant to which Aadi agreed to issue and sell to the PIPE Investors (i) 21,592,000 shares of Aadi’s common stock at a purchase price of $2.40 per share, and (ii) 20,076,500 Pre-Funded Warrants to acquire shares of Aadi’s common stock, at a purchase price of $2.3999 per Pre-Funded Warrant, for aggregate gross proceeds of $100 million. The closing of the PIPE Financing is expected to occur on a date that is no later than five business days from the date on which stockholder approval is obtained.

The License Agreement (see page 111)

On December 19, 2024, Aadi entered into the License Agreement with WuXi Biologics for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate programs leveraging Hangzhou DAC’s linker-payload technology targeting each of Mucin-16 (MUC16), Protein Tyrosine Kinase 7 (PTK7) and Seizure Related 6 Homolog (SEZ6). Under the License Agreement, Aadi paid WuXi Biologics a non-refundable, partial upfront payment of $6 million upon signing the License Agreement and is required to pay an additional non-refundable, upfront payment of $38 million within ninety (90) days after the signing of the License Agreement, which may be extended by either party for an additional thirty (30) days.

In accordance with the License Agreement, WuXi Biologics is eligible to receive from Aadi (a) up to an aggregate of $265 million upon the achievement of certain development milestones, and (b) up to an aggregate of $540 million upon the achievement of certain commercial milestones, in each case, across all ADC Programs. WuXi Biologics is also entitled to running royalties during the agreed upon royalty term ranging from low-single-digit to upper-single-digit percentages of annual net sales of licensed products in the territory.

The License Agreement will terminate in its entirety if Aadi fails to pay the second upfront payment of $38 million by the applicable deadline.

Reasons for the PIPE Financing and the License Agreement (see page 108)

In the course of taking such actions in favor of the PIPE Financing and the License Agreement, Aadi’s board of directors considered a number of potentially supportive factors in its deliberations including:

•

the extensive business development process undertaken by Aadi’s management team and the Strategic Transaction Committee to identify and evaluate potential in-licensing and acquisition opportunities for Aadi;

•

the extensive due diligence process undertaken by Aadi’s management team and its advisors, under the oversight of Aadi’s board of directors and the Strategic Transaction Committee, with respect to the ADC Programs;

•	the reputation and expertise of WuXi Biologics and Hangzhou DAC;

•

the assessment of Aadi’s board of directors of the potential long-term value to stockholders of the License Agreement and the ADC Programs, as compared to Aadi’s estimated dissolution value following the sale of the FYARRO business;

•	the fact that multiple ADC assets are included in the ADC Programs, providing a diversified value proposition for Aadi’s stockholders with potential future upside as enabled by the PIPE Financing;

•

the strength and expertise of Aadi’s existing management team to develop the ADC Programs following the signing of the License Agreement, and the qualifications of Aadi’s board of directors to oversee that development and the successful execution of Aadi’s strategy;

•

the belief of Aadi’s board of directors that, as a result of the extent of negotiations with WuXi Biologics, Aadi obtained the most favorable terms in the License Agreement that WuXi Biologics was willing to accept;

•

the external validation of the investment thesis for the ADC Programs provided by (i) the concurrent PIPE Financing and (ii) the agreement by Dr. Baiteng Zhao to join Aadi’s board of directors and also participate in the PIPE Financing;

•

the belief of Aadi’s board of directors that the anticipated cash runway enabled by the sale of the FYARRO business and the closing of the PIPE Financing was expected to position Aadi to reach key potential value inflection points in developing the ADC Programs;

•

the process for determining the pricing for the PIPE Financing, including the engagement of Jefferies as our investment banking firm and the formation of a PIPE Pricing Committee comprised of disinterested directors to recommend pricing to Aadi’s board of directors;

•

the view of Aadi’s board of directors that Aadi was receiving the highest price reasonably available for the PIPE Financing, based on the robust and competitive price discovery process led by Jefferies, which included 48 wall-crossed investors, 31 of whom met with Aadi’s management, and the negotiating leverage of the six unaffiliated third-party investors ultimately participating in the PIPE Financing, all of whom were considered important to include in the syndicate;

•	the views of Aadi’s board of directors in consultation with its advisors, including Jefferies, that:

•

there was a low probability of being able to price the PIPE Financing much higher than the then-current market price of Aadi’s stock, notwithstanding the recent improved bids for the proposed sale of the FYARRO business shortly before pricing,

•

there was insufficient interest from new investors or existing stockholders in the PIPE Financing at a valuation above the pricing ultimately achieved in the negotiations, due in part to the preclinical nature of the ADC Programs,

•

it was uncertain whether the investor syndicate could be held together for any period of time following the announcement of the definitive agreement for the sale of the FYARRO business if the License Agreement and the PIPE Financing were not signed contemporaneously, particularly in light of the end-of-year/holiday time period,

•	the PIPE Financing would be jeopardized if the definitive agreement for the sale of the FYARRO business was first announced and then there was a significant increase in Aadi’s stock price,

•

the announcement of the definitive agreement for the sale of the FYARRO business might not significantly increase Aadi’s stock price, given precedent of similarly-situated companies that had traded at a substantial discount to cash post-announcement, and

•

any financing occurring after the completion of the sale of the FYARRO business and the execution of the License Agreement would likely be at a substantial discount to market given the preclinical stage of the ADC Programs;

•	the fact that the PIPE Financing is subject to the approval of Aadi’s stockholders, who may vote against approval of the Subscription Agreement and to reject the PIPE Financing;

•

the proposal for, and Aadi’s evaluation of, the Divestiture Agreement entered into contemporaneously with the License Agreement and the Subscription Agreement, and the transactions contemplated thereby, including the Divestiture; and

•	the fiduciary duties of Aadi’s board of directors in light of the foregoing.

Recommendation of Aadi’s Board of Directors—PIPE Financing (see page 108)

After careful consideration and following input from Aadi’s financial and legal advisors, Aadi’s board of directors has unanimously (i) determined that the Subscription Agreement, the Registration Rights Agreement and the Pre-Funded Warrant, and all the transactions contemplated thereby, including the PIPE Financing, were fair, advisable and in the best interests of Aadi and its stockholders; (ii) approved in all respects the Subscription Agreement, the Registration Rights Agreement, and the Pre-Funded Warrant, and all the transactions contemplated thereby, including the PIPE Financing; (iii) determined that it was advisable and in the bests interests of Aadi and its stockholders to enter into the License Agreement; (iv) approved in all respects the form, terms and provisions of the License Agreement; and (v) recommended that stockholders for “FOR” the PIPE Financing. Aadi’s board of directors unanimously recommends that the Aadi stockholders approve the PIPE Financing and vote “FOR” the PIPE Financing Proposal.

Certain factors considered by our board of directors in making such unanimous determination and approval are described in the section entitled “The PIPE Financing and License Agreement—Reasons for the PIPE Financing and the License Agreement and Recommendation of our Board of Directors.”

Interests of Aadi’s Directors and Executive Officers in the PIPE Financing (see page 112)

Certain directors, affiliated funds of directors, and an executive officer of Aadi have interests in the PIPE Financing that are different from, or in addition to, the interests of Aadi stockholders generally. Certain directors, affiliated funds of directors, and an executive officer of Aadi entered into the Subscription Agreement in connection with the PIPE Financing, and committed to purchase an aggregate of 4,577,000 shares of common stock and 8,333,000 Pre-Funded Warrants. The PIPE Investors include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D. and Baiteng Zhao, who serve on our board of directors, as well as an executive officer for the year ended December 31, 2024, Bryan Ball. See the section entitled “Certain Relationships and Related Party Transactions” for more information about such purchases.

Additionally, it is expected that Dr. Lennon, Mr. Giacobello and Mr. Ball will continue to serve as executive officers of Aadi following the PIPE Financing and that all members of Aadi’s board of directors will continue to serve thereon following the PIPE Financing, and that such officers and directors will continue to receive cash and other compensation (including benefits) for such services under applicable plans and arrangements which may be funded with proceeds from the PIPE Financing.

Aadi’s board of directors was aware of and considered those interests, among other matters, in reaching its decision to approve the PIPE Financing and related matters, including the Subscription Agreement, Registration Rights Agreement and form of Pre-Funded Warrant, and recommend the approval of the PIPE Financing and related matters to Aadi stockholders. These interests, among other factors, may have influenced the directors and executive officers of Aadi to support or approve the PIPE Financing.

Summary of the Equity Plan Increase Proposal (see page 134)

We are asking our stockholders to approve the amendment and restatement of our 2021 Plan (as amended and restated, the “Amended and Restated Plan”) to (i) increase the number of shares available for future grant under the 2021 Plan from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5% (the “Equity Plan Increase”).

Without the Equity Plan Increase, we may not have sufficient shares available for grant under the 2021 Plan to make equity awards to our officers at market-based, competitive levels in 2025 and future years, to make promotion grants to our other employees at market-based, competitive levels in 2025 and future years, to make annual grants to our other employees at market-based, competitive levels in 2025 and future years, or to make annual grants to our non-employee directors at market-based, competitive levels in 2025 and future years until such time as we can obtain stockholder approval for an increase in shares for the 2021 Plan. If the Equity Plan Increase is not approved, we believe that we would be forced to rely on providing higher levels of cash compensation or cash-settled awards for a portion of our incentive-based compensation in order to retain our most experienced and skilled employees, which we believe would put us at a significant competitive disadvantage in our industry and would not be in our stockholders’ best interests, as it would remove incentives aligning the interests of our employees and our senior leaders with those of our stockholders to drive company-wide performance and create long-term stockholder value, and would reduce the amount of cash that we have available to dedicate to our other business needs. Given that equity awards, and in particular stock options, are a critical part of the compensation at pharmaceutical companies of our stage, the inability to grant equity awards under the 2021 Plan would put us in significant jeopardy of losing key employees and executive officers, and would make it much more difficult for us to retain employees and executive officers, all of which would be detrimental to the interests of Aadi and its stockholders.

Risk Factors

In evaluating the proposals described herein, you should carefully read this proxy statement and especially consider the factors discussed in the sections entitled “Risk Factors Related to the Divestiture, the PIPE Financing, the License Agreement and the ADC Programs” beginning on page 34 and “AADI Risk Factors” beginning on page 229.

Risk Factors Related to the Divestiture, the PIPE Financing, the License Agreement and the ADC Programs (see page 34)

Risks Related to the Pending Divestiture

•

The pendency of the Divestiture could have an adverse effect on our business and results of operations, and the failure to complete the Divestiture in a timely manner or at all could adversely affect our business, financial condition, results of operations and stock price.

•

The Divestiture is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. There can be no guarantees that the Divestiture will be completed. Failure to complete, or unexpected delays in completing, the Divestiture or any termination of the Divestiture Agreement could have an adverse effect on our financial condition and results of operations.

•

While the Divestiture is pending, we are subject to business uncertainties and contractual restrictions that could harm our business relationships, financial condition, results of operations, and business.

•	The announcement and pendency of the Divestiture, whether or not completed, may adversely affect our business and operations.

•

The Divestiture Agreement contains provisions that limit our ability to pursue alternatives to the Divestiture, which could discourage a third party from making a favorable alternative acquisition proposal, and provide that, in specified circumstances, we would be required to pay a termination fee to Kaken of $3.5 million.

•	Aadi will incur significant expenses in connection with the Divestiture, regardless of whether the Divestiture is completed.

•	Our executive officers and directors may have interests in the Divestiture other than, or in addition to, the interests of our stockholders generally.

•

Lawsuits may be filed against Aadi challenging the Divestiture and an adverse ruling in any such lawsuit may prevent the Divestiture from being completed at all or from being completed within the expected time frame.

Risks Related to the PIPE Financing

•

Our stockholders will experience significant dilution as a result of the PIPE Financing if the PIPE Financing Proposal is approved at the Special Meeting, as the number of shares we have agreed to sell in the PIPE Financing is significant in relation to the number of outstanding shares of our common stock.

•

If the PIPE Financing Proposal is approved and the PIPE Offering is completed, a substantial number of shares of common stock will be restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

•

We may become obligated to pay liquidated damages if we fail to file, obtain effectiveness and maintain effectiveness of the resale registration statement in accordance with the terms of the Subscription Agreement and the form of Registration Rights Agreement related to the PIPE Financing.

•

Some Aadi directors, executive officers and principal stockholders have interests in the PIPE Financing that are different from yours and that may influence them to support or approve the PIPE Financing without regard to your interests.

Risks Related to the License Agreement and the ADC Programs

•

Following the Divestment, we will not have any approved products and our pipeline will comprise solely of preclinical assets. The ADC Programs are early in development. Going forward, our business will depend on our ability to advance our current and future product candidates through preclinical studies and clinical trials and obtain regulatory approval of our product candidates, which may fail in development or suffer delays that adversely affect their commercial viability.

•	Through the License Agreement, we are transitioning to a new preclinical pipeline and pursuing different targets and indications from those we have historically pursued, which has risks.

•

The ADC Programs have never been tested in humans. They are comprised of antibodies that have never been tested in humans and linker-payloads that are currently in clinical trials run by independent third parties for other indications.

•	Our product candidates are complex and can be difficult to manufacture.

•

We are currently dependent on single-source suppliers for our product candidates and their components, any issues with such supplier, including increases in costs or expenses or delays in supply, could harm our business.

•	We face substantial competition in oncology and in the ADC field.

•	We are dependent on third parties having accurately generated, collected, interpreted and reported data from certain preclinical studies that were previously conducted for our product candidates.

•

We rely on third parties to conduct preclinical studies and clinical trials and for the manufacture, production, storage and distribution of our products and product candidates and certain commercialization activities for our products.

•

We rely on in-license agreements for patent rights with respect to our product candidates and may in the future acquire additional third-party intellectual property rights on which we may similarly rely. We face risks with respect to such reliance, including the risk that we could lose these rights that are important to our business if we fail to comply with our obligations under these licenses.

•	Our business is subject to the risks associated with doing business in China.

•	U.S.-China trade relations may adversely impact our supply chain operations and business.

Risks Related to Aadi

For more information regarding risks related to Aadi’s historical business, as well as other risk factors applicable to Aadi and its industry, see “Aadi Risk Factors” beginning on page 229.

RISK FACTORS RELATED TO THE DIVESTITURE, THE PIPE FINANCING, THE LICENSE AGREEMENT AND THE ADC PROGRAMS

You should carefully consider and evaluate all of the information included in this proxy statement and the annexes attached to the proxy statement, including the risks described below .

Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations, financial condition and prospects, which in turn could materially and adversely affect the trading price of shares of our common stock. Stockholders should keep in mind that the risks below are not the only risks that are relevant to your voting decision. Additional risks not currently known or currently material to us may also harm our business.

Risks Related to the Pending Divestiture

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors when deciding whether to vote to approve the Divestiture Proposal.

The pendency of the Divestiture could have an adverse effect on our business and results of operations, and the failure to complete the Divestiture in a timely manner or at all could adversely affect our business, financial condition, results of operations and stock price.

On December 19, 2024, we entered into the Divestiture Agreement with Kaken. Completion of the Divestiture is subject to the satisfaction of certain terms and conditions set forth in the Divestiture Agreement, including (1) the receipt of approval of the Divestiture Agreement and the Divestiture by the requisite affirmative vote of our stockholders; (2) the receipt of all consents and approvals (if any) required under any regulatory laws applicable to the Divestiture; and (3) the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction, any legal or regulatory restraint or prohibition by any governmental authority of competent jurisdiction, and any law enacted, entered, enforced or applied to the Divestiture, that in each case, would prevent or materially impair the consummation of the Divestiture. There is no assurance that the remaining conditions to closing the Divestiture will be satisfied before the Termination Date or at all, or that the Divestiture will be completed on the proposed terms, within the expected timeframe, or at all.

The Divestiture may be delayed, and may ultimately not be completed, due to a number of factors, including:

•	the failure to obtain the requisite affirmative vote of the approval of the Divestiture Agreement by our stockholders;

•	the failure to obtain regulatory approvals, clearances, or conditions that may become applicable to the Divestiture before the Termination Date or at all;

•	the failure of any other remaining closing condition to be satisfied on the expected timeframe or at all; and

•	the failure of any other remaining closing condition to be satisfied before the Termination Date, after which time either we or Kaken may be entitled to terminate the Divestiture Agreement.

If the Divestiture does not close, we may suffer other consequences that could adversely affect our business, financial condition, results of operations, and stock price, and our stockholders would be exposed to additional risks, including:

•

to the extent the current market price of our stock reflects an assumption that the Divestiture will be completed, the market price of our common stock could decrease if the Divestiture is not completed;

•	investor confidence in us could decline, stockholder litigation could be brought against us, relationships with existing and prospective customers, service providers, investors, lenders and other business partners may be adversely impacted, we may be unable to retain key personnel, and our operating results may be adversely impacted due to costs incurred in connection with the Divestiture;

•

any disruptions to our business resulting from the announcement and pendency of the Divestiture could adversely affect our customer and partner relationships, including with respect to concerns about possible changes to our products and or policies, and current or future business relationships with us, may cause customers to refrain from purchasing our products, and may cause partners to seek a change to existing business relationships;

•

the risks related to the diversion of attention of our management or employees, the uncertainty our employees may have about their roles upon consummation of the Divestiture, and the ability for us to attract and retain key talent, including senior leaders, to the same extent that we have previously been able to attract and retain employees during the pendency of the Divestiture; and

•	the requirement that we pay a termination fee under certain circumstances that give rise to the termination of the Divestiture Agreement.

There can be no assurance that our business, relationships with other parties, liquidity or our financial condition will not be adversely affected, as compared to the condition prior to the announcement of the Divestiture if the Divestiture is not consummated. Even if successfully completed, there are certain risks to our stockholders from the Divestiture, including:

•	we may experience a departure of employees, prior to the closing of the Divestiture;

•

the amount of cash to be paid under the Divestiture Agreement is fixed and will not be adjusted for changes in our business, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections related to, our common stock; and

•	if the Divestiture is completed, our stockholders will forego the opportunity to realize the potential long-term value of the successful execution of our current strategy of the FYARRO Business.

The Divestiture is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. There can be no guarantees that the Divestiture will be completed. Failure to complete, or unexpected delays in completing, the Divestiture or any termination of the Divestiture Agreement could have an adverse effect on our financial condition and results of operations.

The completion of the Divestiture is subject to a number of conditions, including the approval of the Divestiture by our stockholders, which make the completion and timing of the Divestiture uncertain. See the section entitled “The Divestiture Agreement—Conditions to the Closing of the Divestiture” for a more detailed discussion. The failure to satisfy all of the required conditions could delay the completion of the Divestiture for a significant period of time or prevent it from occurring at all. There can be no assurance that the conditions to the completion of the Divestiture will be satisfied or waived or that the Divestiture will be completed.

In addition, either we or Kaken may terminate the Divestiture Agreement under certain circumstances, including if the Divestiture is not completed by the Termination Date. In certain circumstances, upon termination of the Divestiture Agreement, we would be required to pay a termination fee of $3.5 million to Kaken. For further discussion, see the section entitled “The Divestiture Agreement—Termination Fees and Remedies.”

If the Divestiture is not completed, we may be adversely affected and, without realizing any of the benefits of having completed the Divestiture, will be subject to a number of risks, including the following:

•	the trading price of our common stock could decline;

•

if the Divestiture Agreement is terminated and our board of directors seek another strategic transaction, our stockholders cannot be certain that we will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Kaken has agreed to in the Divestiture Agreement, if at all;

•	our ability to consummate any other strategic transaction separate from the Divestiture may be adversely affected and our board of directors may decide to pursue a dissolution and liquidation;

•	time and resources, financial and otherwise, committed by our management to matters relating to the Divestiture could otherwise have been devoted to pursuing other beneficial opportunities;

•	failure to receive the consideration from the Divestiture could materially and adversely impact our liquidity;

•	we may experience negative reactions from the financial markets or from our customers, suppliers, partners or employees; and

•	we will generally be required to pay our expenses relating to the Divestiture, such as legal, accounting and financial advisory fees, whether or not the Divestiture is completed.

In addition, if the Divestiture is not completed, we could be subject to litigation related to any failure to complete the Divestiture or related to any enforcement proceeding commenced against us to perform our obligations under the Divestiture Agreement. Any of these risks could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of our common stock.

Similarly, delays in the completion of the Divestiture could, among other things, result in additional transaction costs or other negative effects associated with the delays and uncertainty about the completion of the Divestiture and could materially and adversely impact our business, financial condition, results of operations and the trading price of shares of our common stock.

While the Divestiture is pending, we are subject to business uncertainties and contractual restrictions that could harm our business relationships, financial condition, results of operations, and business.

During the period prior to the completion of the Divestiture and pursuant to the terms of the Divestiture Agreement, our business is exposed to certain inherent risks and contractual restrictions that could harm our business relationships, financial condition, results of operations, and business, including:

•	difficulties maintaining existing and/or establishing business relationships, including business relationships with significant partners;

•	the possibility of disruption to our business and operations resulting from the announcement and pendency of the Divestiture, including diversion of management attention and resources;

•

the inability to attract and retain key personnel and recruit prospective employees, and the possibility that our current employees could be distracted, and their productivity decline as a result, due to uncertainty regarding the Divestiture;

•	the inability to pursue alternative business opportunities or make changes to our business pending the completion of the Divestiture, and other restrictions on our ability to conduct our business;

•	our inability to freely issue securities, incur certain indebtedness, declare or authorize any dividend or distribution, or make certain material capital expenditures without Kaken’s approval;

•	our inability to solicit other acquisition proposals during the pendency of the Divestiture under the terms of the Divestiture Agreement;

•

the amount of the costs, fees, expenses, and charges related to the Divestiture Agreement and the Divestiture, including but not limited to the cost of professional services, insurance, and any legal proceeding that may be instituted against us, which may materially and adversely affect our financial condition; and

•	other developments beyond our control, including, but not limited to, changes in domestic or global economic conditions that may affect the timing or success of the Divestiture.

If any of these effects were to occur, it could adversely impact our business, cash flow, results of operations or financial condition, as well as the market price of our common stock and our perceived value, regardless of whether the Divestiture is completed.

The announcement and pendency of the Divestiture, whether or not completed, may adversely affect our business and operations.

The announcement and pendency of the Divestiture, whether or not completed, may adversely affect the trading price of our common stock as well as our relationships with existing or potential suppliers, customers, vendors, distributors, licensors, licensees, collaboration partners and other business partners, and may have an adverse effect on the business, financial condition and results of operations of Aadi. The pending Divestiture may cause such counterparties to seek to change existing business relationships with Aadi or the FYARRO Business, to forego new relationships or to enter into alternative agreements with our competitors because business partners may perceive that such new relationships are likely to be more stable.

In addition, our current and prospective employees, including of the FYARRO Business, may feel uncertain about their roles within Aadi or the FYARRO Business prior to and following the completion of Divestiture, which may have an adverse effect on Aadi’s ability to attract or retain key management personnel or other key employees. If key employees depart, the business of Aadi, its financial condition and its results of operations may be adversely impacted.

The focus and attention of our management and employee resources may also be diverted from operational matters during the pendency of the Divestiture to focus on integration matters and the consummation of the Divestiture.

The Divestiture Agreement contains provisions that limit our ability to pursue alternatives to the Divestiture, which could discourage a third party from making a favorable alternative acquisition proposal, and provide that, in specified circumstances, we would be required to pay a termination fee to Kaken of $3.5 million.

The Divestiture Agreement contains non-solicitation provisions that make it substantially more difficult for us to sell Aadi Sub and/or the FYARRO Business to a party other than Kaken. Specifically, we agreed not to directly or indirectly solicit any acquisition proposals until the date of closing of the Divestiture or the proper termination of the Divestiture Agreement except that, subject to our obligation to pay Kaken a termination fee of $3.5 million, at any time prior to obtaining stockholder approval of the Divestiture, in response to a superior proposal or certain other intervening events, our board of directors may, among other actions, withdraw or materially modify its recommendation contained in this proxy statement or recommend the approval of an alternative acquisition proposal, if our board of directors concludes in good faith (after consultation with outside legal and financial advisors) that the failure to take such action could reasonably be expected to be inconsistent with our board of directors’ fiduciary duties under applicable law. In addition, the Divestiture Agreement does not contain a right for us to terminate the Divestiture Agreement in response to an intervening event or a superior proposal unless it complies with certain procedures in the Divestiture Agreement, including engaging in good faith negotiations with Kaken and its representatives during a specified period.

These non-solicitation provisions, among others contained in the Divestiture Agreement, could discourage a third party that might have an interest in acquiring all or substantially all of our assets or our common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration paid by Kaken.

Aadi will incur significant expenses in connection with the Divestiture, regardless of whether the Divestiture is completed.

We expect to incur significant expenses related to the Divestiture. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Divestiture is completed.

Further, pursuant to the terms of the Divestiture Agreement, between the date of the Divestiture Agreement and the date of the completion of the Divestiture, and thereafter following the date of the closing of the Divestiture, Aadi and Kaken must negotiate in good faith and use reasonable best efforts to enter into and execute the Transition Services Agreement, on such terms as may be mutually agreed by Aadi and Kaken. The Transition Services Agreement will provide that from and after the closing of the Divestiture, Aadi will make available to Kaken for a period of not less than three months but not more than six months following the date of the closing of the Divestiture, such services and resources (including the time of certain of its executive management and employees) that in each case Aadi has access to and are within Aadi’s control, as Kaken may reasonably require in order to be able to conduct and operate the FYARRO Business following the closing of the Divestiture in substantially the same or a similar manner as the manner in which it was operated prior to the completion of the Divestiture. Performance of our obligations under the Transition Services Agreement will incur significant financial costs and the focus and attention of our management and employee resources may be diverted from our remaining business and ADC Programs.

Our executive officers and directors may have interests in the Divestiture other than, or in addition to, the interests of our stockholders generally.

Members of our board of directors and our executive officers may have interests in the Divestiture that are different from, or are in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the Divestiture Agreement. Additional information on these interests can be found in the section entitled “The Divestiture—Interests of Aadi’s Directors and Executive Officers in the Divestiture” beginning on page 71 of this proxy statement.

Lawsuits may be filed against Aadi challenging the Divestiture and an adverse ruling in any such lawsuit may prevent the Divestiture from being completed at all or from being completed within the expected time frame.

One of the conditions to the completion of the Divestiture is the absence of any judgment or law issued or enacted by any governmental entity of competent jurisdiction, in each case that has been entered or enacted that prevents or materially impairs the consummation of the Divestiture. Accordingly, if litigation is or enacted filed challenging the Divestiture and a plaintiff is successful in obtaining an order enjoining completion of the Divestiture, then such order may prevent the Divestiture from being completed at all or from being completed within the expected time frame.

Risks Related to the PIPE Financing

Our stockholders will experience significant dilution as a result of the PIPE Financing if the PIPE Financing Proposal is approved at the Special Meeting. The number of shares we have agreed to sell in the PIPE Financing is significant in relation to the number of outstanding shares of our common stock.

Our stockholders will experience significant dilution as a result of the PIPE Financing if the PIPE Financing Proposal is approved at the Special Meeting. Pursuant to the Subscription Agreement and the terms of the PIPE Financing, we have agreed to issue and sell to the PIPE Investors (i) 21,592,000 shares of our common stock and (ii) 20,076,500 Pre-Funded Warrants to acquire common stock, subject to stockholder approval at the Special Meeting. If the PIPE Financing Proposal is approved and the PIPE Offering is completed, we will have 46,272,708 outstanding shares of common stock and an additional 20,076,500 Pre-Funded Warrants outstanding.

After the closing of the PIPE Financing, the shares of common stock issued to the PIPE Investors will account for approximately 47% of the total shares outstanding (based on 24,696,568 total shares outstanding as of January 30, 2025 and after giving effect to the 21,592,000 shares expected to be issued in the PIPE Financing). If the PIPE Investors exercise all 20,076,500 Pre-Funded Warrants issued in the PIPE Financing, the securities issued in the PIPE Financing will account for approximately 63% of the total shares outstanding at that time (based on 24,696,568 total shares outstanding as of January 30, 2025 and after giving effect to the 21,592,000 shares expected to be issued in the PIPE Financing and 20,076,500 shares that would be issued pursuant to exercise of the Pre-Funded Warrants). As a result, stockholders who did not participate in the PIPE Financing will experience substantial dilution upon closing of the PIPE Financing, if approved by stockholders.

If the PIPE Financing Proposal is approved and the PIPE Offering is completed, a substantial number of shares of common stock will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Following the consummation of the PIPE Financing, all of the shares of common stock and the shares underlying the Pre-Funded Warrants will be restricted securities and will not be immediately available for resale. Once we register these shares pursuant to the Registration Rights Agreement, however, they can be freely sold in the public market. As these securities are registered for resale, the market price of our stock could decline if the holders of currently restricted shares of common stock sell them or are perceived by the market as intending to sell them.

The sale by the PIPE Investors of a significant number of shares of common stock could have a significant negative impact on the market price of our common stock. In addition, the perception in the public markets that the PIPE Investors may sell all or a portion of the shares issued in the PIPE Financing as a result of the registration of such shares for resale pursuant to the Registration Rights Agreement could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares or the availability of those shares for resale will have on the market price of our common stock. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

We may become obligated to pay liquidated damages if we fail to file, obtain effectiveness and maintain effectiveness of the resale registration statement in accordance with the terms of the Subscription Agreement and the form of Registration Rights Agreement related to the PIPE Financing.

In connection with the PIPE Financing, we granted the PIPE Investors certain resale registration rights pursuant to the terms of the Subscription Agreement and form of Registration Rights Agreement, which will be entered into at the closing of the PIPE Financing. In addition to the registration rights, the PIPE Investors may be entitled to receive liquidated damages upon the occurrence, or failure to occur, of a number of events relating to the filing, effectiveness and maintenance of effectiveness of a registration statement related to the common stock and Pre-Funded Warrants sold in the PIPE Financing. The liquidated damages will be payable upon the occurrence, or failure to occur, of each of those events and each monthly anniversary thereof until cured. The amount of liquidated damages payable per monthly period would be equal to 1% of the aggregate purchase price paid by the purchaser, provided, however, the maximum aggregate liquidated damages payable to the purchaser would be 5% of the aggregate amount paid by such purchaser for the purchaser of such securities in the PIPE Financing.

Some Aadi directors, executive officers and principal stockholders have interests in the PIPE Financing that are different from yours and that may influence them to support or approve the PIPE Financing without regard to your interests.

Certain directors, affiliated funds of directors, and an executive officer of Aadi have interests in the PIPE Financing that are different from, or in addition to, the interests of Aadi stockholders generally. Certain directors, affiliated funds of directors, and an executive officer of Aadi entered into the Subscription Agreement in connection with the PIPE Financing, and committed to purchase an aggregate of 4,577,000 shares of common stock and 8,333,000 Pre-Funded Warrants. The PIPE Investors include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D. and Baiteng Zhao, who serve on our board of directors, as well as an executive officer for the year ended December 31, 2024, Bryan Ball.

Additionally, it is expected that Dr. Lennon, Mr. Giacobello and Mr. Ball will continue to serve as executive officers of Aadi following the PIPE Financing and that all members of Aadi’s board of directors will continue to serve thereon following the PIPE Financing, and that such officers and directors will continue to receive cash and other compensation (including benefits) for such services under applicable plans and arrangements which may be funded with proceeds from the PIPE Financing.

Aadi’s board of directors was aware of and considered those interests, among other matters, in reaching its decision to approve the PIPE Financing and related matters, including the Subscription Agreement, Registration Rights Agreement and form of Pre-Funded Warrant, and recommend the approval of the PIPE Financing and related matters to Aadi stockholders. These interests, among other factors, may have influenced the directors and executive officers of Aadi to support or approve the PIPE Financing.

For more information regarding the interests of Aadi’s directors, executive officers and principal stockholders in the PIPE Financing, please see the sections titled “The PIPE Financing and License Agreement—Interests of Aadi’s Directors and Executive Officers in the PIPE Financing” beginning on page 112.

Risks Related to the License Agreement and the ADC Programs

Following the Divestment, we will not have any approved products and our pipeline will comprise solely of preclinical assets. The ADC Programs are early in development. Going forward, our business will depend on our ability to advance our current and future product candidates through preclinical studies and clinical trials and obtain regulatory approval of our product candidates, which may fail in development or suffer delays that adversely affect their commercial viability.

Following the Divestment, we will not have any approved products and our pipeline will comprise solely of preclinical assets. Going forward, our business and future operating results will be dependent on our ability to successfully advance, develop and obtain regulatory approval for and/or commercialize our current and future product candidates and discover or in-license additional preclinical or clinical assets. Our ability to generate product or other revenue, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of our product candidates, which may never occur.

Prior to initiating clinical trials of our product candidates, we will need to initiate or complete IND-enabling studies for each of our ADC Programs and we will need to file an IND or similar application to the FDA or regulatory authorities in other jurisdictions. We expect to submit an IND with respect to our lead product candidate PTK7-CPT113 in the second half of 2025 but we may not be able to file the INDs for our product candidates on the timelines we expect. For example, we may experience manufacturing delays or other delays with IND-enabling studies. Moreover, we cannot be sure that submission of an IND will result in the FDA allowing further clinical trials to begin, or that, once begun, issues will not arise that result in the suspension or termination of clinical trials. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, we cannot guarantee that such regulatory authorities will not change their requirements in the future. These considerations also apply to new clinical trials we may submit as amendments to existing INDs or to a new IND. Any failure to file INDs on the timelines we expect or to obtain regulatory clearance for our trials may prevent us from developing product candidates on a timely basis, if at all. A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical studies or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate. If we experience failures, setbacks or delays in our preclinical studies, clinical trials, manufacturing or regulatory efforts, our business may be materially harmed.

Through the License Agreement, we are transitioning to a new preclinical pipeline and pursuing different targets and indications from those we have historically pursued, which has risks.

We are in-licensing the ADC Programs, which are focused on new targets and indications that are different from the targets and indications for FYARRO. Transitioning to a new product candidate pipeline has many risks, including the ability to obtain sufficient capital to cover expenses to fund operations. These risks may be further exacerbated by the Divestiture, as FYARRO has historically been our main source of revenue. The ADC Programs represent a new preclinical pipeline with new targets and indications from our current clinical pipeline and FYARRO. As a result, we have competitors that are better established in the market, have greater experience with such line of business or have greater resources than we do. Furthermore, certain of our current employees may have limited experience with discovery, research and development, preclinical studies and clinical trials relating to ADCs and may have limited experience with respect to other programs we may explore as we seek to expand our pipeline. We may also be required to incur additional costs, including hiring additional personnel or equipment or engaging with new service providers. We may also have issues with the transfer of materials or learnings.

The ADC Programs have never been tested in humans. They are comprised of antibodies that have never been tested in humans and linker-payloads that are currently in clinical trials run by independent third parties for other indications.

Our product candidates are next-generation ADCs using the same linker-payload designed by Hangzhou DAC and new antibodies designed by WuXi Biologics. Though ADC-based product candidates have been or are currently being evaluated by others in clinical trials using similar targets or the same linker-payload architectures, our product candidates and their antibody components have never been evaluated in human clinical trials. If our product candidates encounter safety or efficacy problems, developmental delays or regulatory issues or other problems, such problems could impact the development plans for our other product candidates because all of our product candidates are currently use the same linker-payload architecture.

Additionally, if the ADCs being developed by other third parties that use the same linker-payload as our product candidates encounter safety or efficacy problems, our product candidates may face challenges from a development, regulatory or commercialization perspective. Lack of efficacy, adverse events, undesirable side effects or other adverse results may emerge in clinical trials conducted by third parties investigating a similar product candidate or product candidates using the same or similar linkers, payloads or antibodies. Those adverse results can adversely affect the development, approval and commercialization of our product candidates.

Additionally, WuXi Biologics and Hangzhou DAC may enter into other licenses or collaboration partners that allow more third parties to develop and commercialize product candidates with the same or similar components, thereby increasing these risks. Lastly, the linker payloads may use highly potent cytotoxins and payloads that require special manufacturing and handling, which can pose additional risks.

Our product candidates are complex and can be difficult to manufacture.

Our product candidates are complex and can be difficult to manufacture due to the advanced linker-payload architecture. Problems with the manufacturing process, including even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, product recalls, product liability claims, and insufficient inventory, negative impact on our sales and results of operations and make us a less attractive collaborator for potential partners or subject us to liability for any contamination or injury or failure to comply with applicable laws. We may encounter problems achieving adequate quantities and quality of clinical-grade materials that meet FDA, EMA or other applicable standards or specifications with consistent and acceptable production yields and costs. There can be no assurance that manufacturing issues will not occur in the future.

We are currently dependent on single-source suppliers for our product candidates and their components, any issues with such supplier, including increases in costs or expenses or delays in supply, could harm our business.

We currently rely on third parties to manufacture or supply our product candidates and their components and raw materials, many of which are sole source manufacturers and suppliers. For the near term, Hangzhou DAC will continue to manufacture the CPT113 linker-payload and WuXi Biologics will continue to manufacture the antibodies underlying our ADC product candidates. A subsidiary of WuXi Biologics will carry forward majority of the IND-enabling CMC, including antibody development, bioconjugation and fill and finish.

Although we have arrangements in place for the manufacture and supply of our product candidates and its key components, our manufacturers or suppliers could discontinue the manufacturing or supply at any time. Our manufacturers or suppliers may not be able to meet our demand whether because of acts of nature, the nature of our agreements with those manufacturers or suppliers or our relative importance to them as a customer, and our manufacturers and suppliers may decide in the future to discontinue or reduce the level of business they conduct with us either entirely or for a particular territory. The loss of any of the foregoing would require significant time and effort to locate and qualify an alternative source of supply, including efforts involved in the technology transfer. These third parties could also seek to renegotiate our arrangements and require that we pay more for the manufacture or supply. Any contractual disputes between us and our manufacturers or suppliers, or the loss of manufacturing ability by such parties could similarly require significant time, effort and expense and materially harm our business.

In addition, we might not be able to identify and qualify additional or replacement suppliers for our product candidates, its key components or the key raw materials used in the manufacture of our product candidates on a timely basis or at all or without incurring significant additional costs. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all. We may also face delays in our clinical trials or regulatory delays or be required to seek additional regulatory clearances or approvals if we experience any delay or deficiency in the quality of products obtained from suppliers or if we have to replace our suppliers.

Furthermore, there is a risk of contamination during manufacturing. Any contamination could materially harm our ability to produce products and product candidates on schedule and could cause reputational damage. Some of the raw materials could be difficult to procure and may be subject to contamination or recall. A material shortage, contamination, recall or restriction in the manufacture of any product candidates could adversely impact or disrupt the production of clinical material, which could materially harm our development timelines and our business, financial condition, results of operations and prospects.

We face substantial competition in oncology and in the ADC field.

Many companies are active in the oncology market and are developing or marketing products for the specific therapeutic markets that we target, including both antibody- and non-antibody-based therapies. Similarly, we also face competition from other companies and institutions that continue to invest in innovation in the ADC field, including new payload classes, new conjugation approaches and new targeting moieties. Specifically, we are aware of multiple companies with ADC technologies that may be competitive with our products and product candidates, including, but not limited to, AbbVie, Daiichi Sankyo, Day One Biopharmaceuticals, Eli Lilly, Genmab, GlaxoSmithKline, Gilead, Kelun, Mersana, Sanofi, Roche, Pfizer and Zymeworks. There are hundreds of ADCs in development, the vast majority of which were being developed for the treatment of cancer.

Our industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. We face competition with respect to our current products and product candidates and will face competition with respect to any products and product candidates that we may seek to develop or commercialize in the future. Our competitors include large pharmaceutical and biotechnology companies, academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. Many of our competitors have significantly greater financial resources and capabilities in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approval and marketing than we do. Furthermore, mergers and acquisitions in the biotechnology industry may result in even more resources being concentrated among a smaller number of our competitors.

In addition, we expect changes to the treatment paradigm, including potential new entrants and new approvals across the lines of therapies. New technologies, procedures or treatments could change the patient population and their eligibility to use our product candidates, raise expectations regarding safety and efficacy results that are necessary for regulatory approval and, if approved, adoption by the medical community, or otherwise render our products and product candidates obsolete and there can be no assurance that our products and product candidates would be able to compete effectively. If we are unable to compete with these new treatment options, physicians may not utilize our products and our future revenues and estimates may be negatively impacted.

We are dependent on third parties having accurately generated, collected, interpreted and reported data from certain preclinical studies that were previously conducted for our product candidates.

We have relied on third parties, including WuXi Biologics and its affiliates, to conduct certain preclinical studies and clinical trials. We are dependent on these third parties having conducted their research and development in accordance with the applicable protocols, legal and regulatory requirements, and scientific standards; having accurately reported the results of all preclinical studies and clinical trials conducted with respect to such product candidates and having correctly collected and interpreted the data from these studies and trials. These risks also apply to any additional product candidates that we may acquire or in-license in the future. If these activities were not compliant, accurate or correct, the clinical development, regulatory approval or commercialization of our product candidates will be adversely affected.

We rely on third parties to conduct preclinical studies and clinical trials and for the manufacture, production, storage and distribution of our products and product candidates and certain commercialization activities for our products.

We rely on, and expect that we will continue to rely on, WuXi Biologics or its affiliates and other third parties to assist in managing, monitoring and otherwise carrying out preclinical studies and clinical trials of our products and product candidates and other third parties for the manufacture, production, storage and distribution of our products and product candidates and certain commercialization activities for our products, including government pricing, reporting and chargeback and rebate processing, pharmacovigilance and adverse event reporting. We have less control over the activities of third parties than we would otherwise have if we relied entirely upon our own staff and we are exposed to different risks, including all the risks associated with such third parties’ businesses and financial condition, than if we performed such functions ourselves. There can be no assurance that these third parties will perform services for us in accordance with our timelines, standards and expectations. If these third parties do not successfully carry out their duties under their agreements or otherwise fail to comply with regulatory requirements, we may experience delays in our research and development activities, be unable to obtain and maintain regulatory approval, be unable to commercialize our products and be required to issue product recalls. In addition, if any of our relationships with these third parties terminate, we may not be able to enter into alternative arrangements on a timely basis or on commercially reasonable terms, and even if successful in entering into alternative arrangements, we may experience significant delays during the transition. This risk may be heightened by our use of single-source supplier arrangements. Furthermore, if a third-party manufacturer cannot maintain a compliance status acceptable to the FDA, or if the EMA or a comparable regulatory authority in another jurisdiction does not approve these facilities for the manufacture of our products and product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would be time-consuming, costly and uncertain and significantly impact our ability to develop, obtain regulatory approval for, source adequate supply of or market our products and product candidates.

We rely on in-license agreements for patent rights with respect to our product candidates and may in the future acquire additional third-party intellectual property rights on which we may similarly rely. We face risks with respect to such reliance, including the risk that we could lose these rights that are important to our business if we fail to comply with our obligations under these licenses.

We rely on third-party license agreements pursuant to which we have non-exclusive and exclusive rights to technology that is incorporated into our development programs and product candidates. For example, under our License Agreement with WuXi Biologics, we have been granted worldwide development and commercialization rights to the ADC Programs, which includes rights to use the linker-payloads that WuXi Biologics has licensed from Hangzhou DAC. These license agreements impose diligence, milestone payment, royalty payment and other obligations on us. For more information regarding our in-license agreement with WuXi Biologics, see “The Pipe Financing and License Agreement—The License Agreement.”

Termination of the License Agreement or reduction or elimination of our licensed rights may require us to negotiate new or reinstated licenses with less favorable terms or to cease all development and commercialization of our current product candidates. In addition, delay in appointing or finding a suitable replacement provider, if one exists, could make it difficult for us to operate our business for that period. If any such events were to occur, they could have a material adverse effect on our business prospects, financial condition and results of operations.

Moreover, the growth of our business may depend in part on our ability to acquire, in-license or use additional third-party intellectual property rights. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Licenses to additional third-party intellectual property, technology and materials that may be required for the development and commercialization of our product candidates or technology may not be available at all or on commercially reasonable terms. In that event, we may be required to expend significant time and resources to redesign our product candidates or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize our future product candidates or technologies, which could materially harm our business, financial condition, results of operations and growth prospects.

Our current and any potential future licensors might conclude that we have materially breached our license agreements and might therefore terminate the relevant license agreements, thereby removing our ability to develop and commercialize products and technology covered by such license agreements. If any of our current or future in-bound license agreements are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products that are covered by such license agreements and underlying patents, which might be identical to our products or product candidates. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations and growth prospects. Our business also would suffer if any current or future licensors fail to abide by the terms of the license or fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights.

Any licensor of ours may have relied on third-party consultants or collaborators or on funds from third parties, such as the United States government, such that such licensor is not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights or other rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Our business is subject to the risks associated with doing business in China.

As a result of our reliance on WuXi Biologics and Hangzhou DAC, both located in China, our results of operations, financial condition, and prospects are subject to a significant degree to economic, political, and legal developments in China including government control over capital investments or changes in tax regulations that are applicable to us. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate and control of foreign exchange, and allocation of resources. Since we rely on an entity located in China, our business is subject to the risks associated with doing business in China, including:

•	adverse political and economic conditions, particularly those potentially negatively affecting the trade relationship between the United States and China;

•	trade protection measures, such as tariff increases, and import and export licensing and control requirements;

•	potentially negative consequences from changes in tax laws;

•	difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;

•	historically lower protection of intellectual property rights;

•	requirements relating to China’s data security rules and regulations;

•	requirements relating to China personal information protection laws;

•	changes and volatility in currency exchange rates;

•	unexpected or unfavorable changes in regulatory requirements; and

•	difficulties in managing foreign relationships and operations generally.

WuXi Biologics is identified in the proposed U.S. legislation known as the BIOSECURE Act as a biotechnology “company of concern.” The current version of the BIOSECURE Act introduced in the House of Representatives would prohibit federal agencies from entering into procurement contracts with, as well as providing grants and loans to, an entity that uses biotechnology equipment or services from a biotechnology company of concern, and includes a grandfathering provision allowing biotechnology equipment and services provided or produced by named “biotechnology companies of concern” under a contract or agreement entered into before the effective date until January 1, 2032. The pathway and timing for the BIOSECURE Act or its provisions to become law are uncertain, although the bill was passed in the House of Representatives on September 9, 2024. Depending on whether the BIOSECURE Act becomes law, what the final language of the BIOSECURE Act includes, and how the law is interpreted by U.S. federal agencies, we could be potentially restricted from pursuing U.S. federal government business or grants in the future if we continue to use WuXi Biologics (Hong Kong) or other parties identified as “biotechnology companies of concern” beyond the grandfathering period. Foreign CMOs may be the target of U.S. legislation, including the proposed BIOSECURE Act, trade restrictions and other foreign regulatory requirements which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material, restrict or even prohibit our ability to work with such CMOs, or have an adverse effect on our ability to secure significant commitments from governments to purchase potential therapies.

For example, the biopharmaceutical industry in China is strictly regulated by the Chinese government. Changes to Chinese regulations or government policies affecting biopharmaceutical companies are unpredictable and may have a material adverse effect on our partners, licensors, suppliers, manufacturers or collaborators in China which could have an adverse effect on our business, financial condition, results of operations and prospects. Evolving changes in China’s public health, economic, political, and social conditions and the uncertainty around China’s relationship with other governments, such as the United States and the UK, could also negatively impact our ability to manufacture our product candidates for our planned clinical trials or have an adverse effect on our ability to secure government funding, which could adversely affect our financial condition and cause us to delay our clinical development programs. Furthermore, if the BIOSECURE Act is passed and one or more of our manufacturers or suppliers in China, including WuXi Biologics, is deemed to be a biotechnology company of concern, our operations and financial condition may be negatively impacted as a result of any delays or increased costs arising from the trade restrictions and other foreign regulatory requirements affecting such third parties. In addition, while we may work to establish relationships with CROs and CMOs outside of China, moving to those suppliers in the event of a geopolitical instability affecting our collaborators in China could introduce delays into the development program.

U.S.-China trade relations may adversely impact our supply chain operations and business.

The U.S. and Chinese governments have taken certain actions that change trade policies, including tariffs that affect certain products which are manufactured in China and mutual exchange of certain types of data. Due to our reliance on WuXi Biologics and Hangzhou DAC to supply and manufacture our product candidates and their components, we are reliant on collaborating with a company with significant operations in China. It is unknown whether and to what extent new tariffs, laws or regulations will be adopted that increase the cost or feasibility of importing and/or exporting products, components and information from China to the United States and vice versa. Further, the effect of any such new tariffs or actions on our industry and customers is unknown and difficult to predict. As additional new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or if China or other affected countries take retaliatory trade actions, such changes could have a material adverse effect on our clinical development plans, business, financial condition, results of operations or cash flows.

Risks Related to Aadi

For more information regarding risks related to Aadi’s historical business, as well as other risk factors applicable to Aadi and its industry, see “Aadi Risk Factors” beginning on page 229.

THE DIVESTITURE

The following is a discussion of the Divestiture. The description of the Divestiture Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Divestiture Agreement, which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Divestiture that is important to you. You are encouraged to read the Purchase Agreement carefully and in its entirety, as it is the legal document that governs the Divestiture.

Parties to the Divestiture

Aadi Bioscience, Inc. (Aadi)

Aadi is a precision oncology company making bold choices in applying technology to efficiently deliver improved therapies for people with difficult-to-treat cancers. Aadi is a corporation organized under the laws of the State of Delaware. Shares of Aadi common stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AADI.”

Aadi Subsidiary, Inc. (Aadi Sub)

Aadi Sub is wholly owned subsidiary of Aadi and the operating company for the FYARRO Business. Aadi Sub is a corporation organized under the laws of the State of Delaware.

KAKEN PHARMACEUTICAL CO., LTD. (Kaken Parent)

Kaken Parent develops, produces, and sells pharmaceuticals and agrochemicals. Kaken Parent’s products are mainly for orthopedics and dermatology. Kaken Parent also manufactures feed additives.

KAKEN INVESTMENTS INC. (Kaken)

Kaken was formed on December 13, 2024, for the purpose of engaging in the transactions contemplated by the Divestiture Agreement. Kaken has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Divestiture Agreement.

Effects of the Divestiture

On the terms and subject to the conditions set forth in the Divestiture Agreement, at the completion of the Divestiture, (1) Aadi will sell, assign, transfer, convey and deliver 100% of the issued and outstanding shares of Aadi Sub’s capital stock (all of which are owned beneficially and of record by Aadi) to Kaken, and (2) Kaken will purchase 100% of the issued and outstanding shares of Aadi Sub’s capital stock from Aadi.

Effect on Aadi if the Divestiture is Not Completed

If the Divestiture Agreement is not approved by our stockholders, or if the Divestiture is not completed for any other reason, Aadi will not receive payment for its shares of Aadi Sub’s capital stock in connection with the Divestiture. Instead, (1) Aadi Sub will remain a wholly owned subsidiary of Aadi, (2) Aadi will remain the sole owner of capital stock of Aadi Sub, and (3) Aadi will continue to file periodic reports with the SEC including Aadi Sub. In addition, if the Divestiture is not completed, we expect that: (A) our management will continue to operate the FYARRO Business as it is currently being operated, and (B) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject.

Furthermore, if the Divestiture is not completed, and depending on the circumstances that cause the Divestiture not to be completed, the price of our common stock may decline significantly.

Accordingly, there can be no assurance as to the effect of the Divestiture not being completed on the future value of your shares of our common stock. If the Divestiture is not completed, Aadi’s board of directors will continue to evaluate and review, among other things, Aadi and Aadi Sub’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Divestiture Agreement is not approved by our stockholders or if the Divestiture is not completed for any other reason, the business, prospects or results of operation of Aadi and Aadi sub may be adversely impacted.

In specified circumstances in which the Divestiture is not completed and the Divestiture Agreement is terminated, Aadi has agreed to pay Kaken the termination fee of $3.5 million.

Background of the Divestiture

In an effort to enhance stockholder value, Aadi’s board of directors and management regularly review and discuss its near and long-term operating and strategic priorities. Among other things, these reviews and discussions focus on the opportunities and risks associated with Aadi’s development programs, financial condition, and its strategic relationships and potential long-term strategic options.

In the fourth quarter of 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein-bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. Aadi exclusively licenses FYARRO (previously called ABI-009, nab-sirolimus), from Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”). In the first quarter of 2022, Aadi launched FYARRO in the United States for the treatment of advanced malignant PEComa and recognized net product sales of $24.4 million and $15.2 million for the years ended December 31, 2023 and 2022, respectively, and $18.7 million for the nine months ended September 30, 2024. Also in the first quarter of 2022, Aadi initiated a registration-directed tumor-agnostic Phase 2 study (“PRECISION1”) of FYARRO in patients with Tuberous Sclerosis Complex 1 and 2 (“TSC1” & “TSC2”) alterations.

In the third quarter of 2023, Aadi expanded its FYARRO pipeline through the further investigation of mTOR pathway inhibition in endometrial cancer and neuroendocrine tumors (NETs). Aadi initiated a Phase 2 open-label, multi-institutional study to evaluate the efficacy and safety of the combination of FYARRO with letrozole for the treatment of advanced or recurrent endometrioid-type endometrial cancer (EEC) and a Phase 2 multicenter, open-label, single-arm trial to evaluate FYARRO in adult patients with functional or non-functional, well-differentiated, locally advanced unresectable or metastatic NETs of the GI tract, lung, or pancreas who have received no more than two prior lines of therapy.

On December 14, 2023, Aadi announced results from a planned interim analysis on the first third of patients participating in the PRECISION1 trial, following which Aadi experienced a 56% drop in its stock price to $2.34 per share. Following such announcement, Aadi’s board of directors and management regularly discussed the continued progress of the PRECISION1 trial and related risks and uncertainties; the potential range of outcomes for the PRECISION1 trial; the business case for FYARRO beyond the PRECISION1 trial, including in EEC and NETs; and alternate options for value realization from FYARRO, including a potential sale of the asset. During this time, Aadi’s board of directors and management also regularly discussed strategic opportunities for the company separate from FYARRO, including the potential acquisition or in-licensing of new drug programs, which discussions and related process are described in further detail under “Background of the PIPE Financing and the License Agreement” in the PIPE Financing Proposal.

On May 3, 2024, Aadi signed an engagement letter with Leerink Partners to serve as Aadi’s financial advisor in connection with its comprehensive assessment of strategic options, including those related to a potential sale of FYARRO.

On July 15 and July 16, 2024, at the direction of Aadi, Leerink Partners reached out to 28 companies, including Bidder B, Bidder C, Bidder D, Bidder E, Bidder F, and Bidder G among other parties), of which 23 participated in introductory calls, 13 signed nondisclosure agreements (of which 10 opted to participate in management meetings) and received virtual data room access to conduct commercial and scientific due diligence on FYARRO, including Bidder A, Bidder B, Bidder C, Bidder D, Bidder E, Bidder F, and Bidder G.

On July 26, 2024, representatives of Leerink Partners and Bidder F met via videoconference to discuss a potential transaction involving FYARRO.

On August 8, 2024, representatives of Aadi and Bidder B met via videoconference to discuss the FYARRO commercial business and Bidder B’s initial due diligence questions.

On August 14, 2024, representatives of Leerink Partners and Bidder F met via videoconference to discuss Bidder F’s level of interest in a potential transaction and due diligence progress.

On August 16, 2024, Aadi’s board of directors held a virtual meeting at which Aadi management presented interim analysis results for the PRECISION1 trial, as well as an analysis by the Independent Data Monitoring Committee that the trial was unlikely to exceed an efficacy threshold necessary to support accelerated approval, a critical goal for the trial. Based on such interim data and analysis, and to preserve Aadi’s cash, management recommended that the PRECISION1 trial be discontinued. Management also recommended the suspension of new enrollment for the two ongoing Phase 2 trials of FYARRO in EEC and NETs, as well as a substantial workforce reduction, including a reduction of the company’s research and development workforce by 80%. Following discussion, Aadi’s board of directors approved each of the aforementioned recommendations. At the same meeting, Aadi’s board of directors and management discussed Aadi’s strategic initiatives, including a potential transaction involving FYARRO and the status of Leerink Partners’ outreach regarding the same and discussions to date with potential interested parties. Aadi’s board of directors further discussed with management Aadi’s communication plan regarding the items discussed at the meeting.

On August 20, 2024, Aadi issued a press release announcing interim analysis results for the PRECISION1 trial, the halt of the PRECISION1 trial based on such results, the suspension of new enrollment for the two ongoing Phase 2 trials of FYARRO in EEC and NETs, and the workforce reduction. The press release also announced that Aadi was pivoting to focus on preserving cash and maximizing the FYARRO commercial business, as well as conducting a comprehensive strategic review to maximize stockholder value.

On August 21, 2024, Aadi’s board of directors held a virtual meeting to discuss Aadi’s strategic process, with Aadi’s management team and representatives of Leerink Partners and Wilson Sonsini Goodrich and Rosati P.C. (“Wilson Sonsini”), Aadi’s outside legal counsel, in attendance. At the meeting, representatives of Leerink Partners provided an update regarding the results of its informal outreach efforts in respect of a potential transaction involving FYARRO, potential interested parties and levels of interest, and the status of management meetings and due diligence activities. Aadi’s board of directors discussed the details and timing of a formal sale process and the contents of a formal process letter that would be delivered to counterparties, and representatives of Wilson Sonsini summarized the fiduciary duties of Aadi’s board of directors related to such process. Following discussion, Aadi’s board of directors authorized Leerink Partners, on behalf of Aadi, to initiate a formal process to sell FYARRO and to distribute a process letter to potential counterparties. In an effort to retain flexibility and maximize potential value to Aadi stockholders, Aadi determined that any outreach process would not be proscriptive as to the precise form of transaction structure pursuant to which FYARRO might be acquired: an asset or subsidiary divestiture, a sale of the whole company (i.e., a transaction under which all of the equity of Aadi (the Nasdaq-listed public company) would be sold), or otherwise.

On August 21, 2024, representatives of Bidder C contacted representatives of Leerink Partners to convey initial interest in the FYARRO commercial business and to schedule a management meeting.

On August 22, 2024, representatives of Aadi and Bidder D met via videoconference to discuss the FYARRO commercial business and Bidder D’s questions arising from its due diligence review. On that same day, representatives of Aadi and Bidder A met via videoconference to discuss the FYARRO commercial business and Bidder A’s interest in proceeding with a potential acquisition of the FYARRO commercial business.

On August 22, 2024, at the direction of Aadi, representatives of Leerink Partners sent a process letter on behalf of Aadi to nine companies (all of which had either attended a management presentation or were in the process of scheduling one), seeking preliminary, non-binding indications of interest for a potential transaction. The process letter instructed that all such indications of interest be submitted by September 11, 2024. Between August 26, 2024, and October 2, 2024, at the direction of Aadi, representatives of Leerink Partners sent process letters to an additional five interested parties.

On August 26, 2024, representatives of Leerink Partners and Bidder G met via videoconference to discuss Bidder G’s interest in the FYARRO commercial business.

On August 28, August 29 and September 3, 2024, Bidder E, Bidder A and Bidder G, respectively, signed nondisclosure agreements with Aadi and received virtual data room access. Over the next few weeks, such parties conducted commercial and scientific due diligence on the FYARRO commercial business.

On September 4, 2024, representatives of Aadi and Bidder C met via videoconference to discuss the FYARRO commercial business and Bidder C’s initial due diligence questions.

On that same day, representatives of Aadi and Bidder E met via videoconference to discuss the FYARRO commercial business and Bidder E’s initial due diligence questions.

On September 5, 2024, representatives of Aadi and Bidder G met via videoconference to discuss the FYARRO commercial business and Bidder G’s initial due diligence questions.

On September 9, 2024, Bidder A submitted a non-binding indication of interest to acquire Aadi, in a transaction structured as a sale of the whole company, at a valuation of approximately $2.20 per share on a fully diluted basis, an implied premium of 20% over Aadi’s closing price on September 6, 2024 ($1.83).

On September 11, 2024, Bidder B submitted a non-binding indication of interest to acquire the FYARRO assets for cash consideration at closing of $80 million, on a cash-free, debt-free basis (the “Bidder B September 11 Proposal”). Bidder B planned to finance the transaction with a combination of cash on hand, new equity from Bidder B’s private equity sponsor, and debt from existing lenders with whom Bidder B and its private equity sponsor have longstanding relationships.

On that same day, Bidder C submitted a non-binding indication of interest to exclusively license the FYARRO assets for the PEComa indication for cash consideration at closing of $45 million.

On September 12, 2024, Bidder D submitted a non-binding indication of interest to exclusively license the FYARRO assets for: (i) a one-time upfront cash payment of $35.0 million; (ii) two potential one-time commercial milestone cash payments of $5.0 million and $10.0 million; and (iii) certain ongoing cash royalty payments.

On that same day, Bidder E communicated via email to representatives of Leerink Partners that it was interested in acquiring the FYARRO assets for cash consideration at closing of $50 million.

On September 13, 2024, Bidder F submitted a non-binding indication of interest to acquire the FYARRO assets for: (i) a cash payment of $15.0 million at closing; (ii) a potential one-time commercial milestone cash payment of $5.0 million; and (iii) certain ongoing royalty payments.

On September 16, 2024, Aadi’s board of directors held a virtual meeting, with Aadi management and representatives of Leerink Partners and Wilson Sonsini in attendance, to discuss the status of the strategic process, including the five non-binding indications of interest received to date and the email bid from Bidder E. Representatives of Leerink Partners provided an overview of each non-binding indication of interest and the email bid from Bidder E, discussing, among other factors, the consideration offered by each bidder, due diligence activities to date by each bidder, and assessments of each bidder’s financial strength, ability to sign and close expeditiously, and ability to successfully continue to commercialize FYARRO for the benefit of patients and any potential earnouts, and answered questions from Aadi’s board of directors related to the same. Aadi’s board of directors then considered and deliberated regarding potential transaction structures and which potential transaction structure would be most beneficial to Aadi and its stockholders: either a sale of the whole company, or a sale of the FYARRO assets or a stock sale of Aadi Sub which houses the agreements, assets, employees, intellectual property, and license agreement to commercialize FYARRO. It was noted that Aadi had received one bid for a sale of the whole company, which was significantly less attractive and competitive when compared to the other bids which proposed alternative transaction structures. It was also noted that, despite the fact that buyers of the FYARRO assets were likely to insist on indemnity of some kind, whether as part of an asset sale or an acquisition of Aadi Sub, the consideration being proposed by potential acquirors in such structure was nonetheless significantly higher than the consideration being proposed in the bid to acquire the whole company. Based on this evaluation, Aadi’s board of directors instructed Leerink Partners to provide feedback to the bidders regarding their indications of interest, with Bidder B advancing into confirmatory due diligence and Bidder A, Bidder C, Bidder D, Bidder E, and Bidder F being asked to improve their proposals in order to advance in the process. On September 17, 2024, representatives of Leerink Partners delivered such feedback to the bidders.

On September 19, 2024, representatives of Aadi’s management team, Leerink Partners and Bidder B met via videoconference to discuss financial due diligence questions.

On September 19, 2024, Bidder G submitted a non-binding indication of interest to acquire the FYARRO assets for: (i) a cash payment of $25.0 million at closing; (ii) five potential one-time milestone cash payments of up to $85.0 million in the aggregate, contingent upon the achievement of certain regulatory milestones in various indications; (iii) six potential one-time cash milestone payments of up to $117.5 million in the aggregate, contingent upon the achievement of certain commercial sales milestones; and (iv) certain ongoing royalty payments.

On September 20, 2024, Bidder E submitted a non-binding indication of interest to acquire the FYARRO assets for cash consideration at closing of $50 million (formalizing the prior email communication sent on September 12).

On September 20, 2024, Bidder A submitted a revised non-binding indication of interest to acquire Aadi, in a transaction structured as a sale of the whole company, for the following consideration: (i) $3.11 per share on a fully diluted basis, an implied premium of 70% over the closing price on September 19, 2024 ($1.83); and (ii) a contingent value right that would pay up to an additional $20.0 million in the aggregate, contingent upon the achievement of certain commercial milestones.

On September 20, 2024, representatives of Aadi, Leerink Partners, Wilson Sonsini, Bidder B and Bidder B’s outside legal counsel met via videoconference to discuss legal and tax due diligence questions, and discussed the optimal structure of a transaction for each party. During the week of September 23, 2024, representatives of Aadi and Bidder B held several additional videoconference meetings to discuss technical, corporate, tax and legal due diligence questions.

On September 23, 2024, representatives of Leerink Partners and Bidder C met via videoconference to discuss certain due diligence questions to which Bidder C required answers before it could submit a revised proposal. Over the following week, Aadi’s management team and representatives of Leerink Partners responded to such questions.

On September 25, 2024, certain of Aadi’s directors and management team members met via videoconference to discuss and consider the non-binding indications of interest received to date, including the non-binding indication of interest from Bidder G which was determined not to be competitive due to the relatively small cash payment at closing and milestone payments that were uncertain and out of Aadi’s control. Following discussion, at the direction of Aadi’s board of directors, representatives of Aadi’s management team and Leerink Partners contacted representatives of Bidder A, Bidder E, and Bidder G with feedback stating that Aadi’s board of directors viewed their respective proposals as insufficient to advance to the next round, but might reconsider following receipt of a new proposal.

On September 27, 2024, representatives of Aadi, Leerink Partners and Bidder B met via videoconference to discuss Bidder B’s commercial due diligence questions. On the same day, at the direction of Aadi, representatives of Leerink Partners shared with representatives of Bidder B a draft stock purchase agreement which contained a proposed transaction structure under which Bidder B would acquire the FYARRO assets by purchasing all of the outstanding equity of Aadi Sub and pursuant to which Aadi would not provide post-closing indemnification with respect to the operations of Aadi Sub.

On October 1, 2024, representatives of Aadi, Leerink Partners and Bidder B met via videoconference to discuss Bidder B’s regulatory due diligence questions.

On October 2, 2024, representatives of Bidder B informed representatives of Leerink Partners of their preference to structure the proposed acquisition of FYARRO as an asset purchase instead of a purchase of all of the outstanding equity of Aadi Sub, which purchase would entail an allocation of liabilities and indemnifications customary for asset sale transactions.

On that same day, Bidder C submitted a revised non-binding indication of interest to exclusively license the FYARRO assets for the PEComa indication for: (i) a cash payment of $50.0 million at closing; and (ii) two potential one-time milestone cash payments of up to an aggregate of $5.0 million, contingent upon the achievement of certain commercial milestones.

Also on that same day, Bidder G communicated to representatives of Leerink Partners via email that it was unable to improve upfront consideration in a revised proposal but could potentially improve contingent consideration.

Also on that same day, representatives of Nomura Securities Co., Ltd. (“Nomura”), financial advisor to Kaken Parent, contacted representatives of Leerink Partners to express interest in FYARRO on behalf of Kaken Parent.

On October 3, 2024, Aadi’s board of directors held a virtual meeting, with members of Aadi’s management team and representatives of Leerink Partners and Wilson Sonsini in attendance. At the meeting, representatives of Leerink Partners reviewed each of the non-binding indications of interest received to date, discussing for each bidder the valuation and nature of consideration offered, due diligence and execution timing, background and strategic rationale, and other considerations. Following discussion of the indications of interest and next steps, including messaging for each bidder, Aadi’s board of directors instructed Leerink Partners to distribute a second-round process letter to the bidder group.

On October 4, 2024, representatives of Aadi, Bidder B and Leerink Partners met via videoconference to discuss Bidder B’s financial and supply chain due diligence questions.

On October 4, 2024, representatives of Aadi, Leerink Partners, Wilson Sonsini, Bidder B and Bidder B’s legal counsel met via videoconference to discuss transaction structure, particularly Bidder B’s preference to structure the acquisition of FYARRO as an asset purchase.

On October 4, 2024, Bidder E informed representatives of Leerink Partners via telephone and email that Bidder E’s best offer would be $55 million, comprised entirely of cash at closing, to purchase the FYARRO assets.

On October 4, 2024, representatives of Nomura confirmed to representatives of Leerink Partners that Kaken was interested in entering the bid process for FYARRO, despite its understanding that it was a late entrant. On October 7, 2024, at the direction of Aadi, representatives of Leerink Partners shared the first-round process letter with representatives of Nomura.

On October 8, 2024, following a request for feedback on Bidder C’s most recent proposal, representatives of Leerink Partners informed representatives of Bidder C’s financial advisor that Bidder C must improve the upfront consideration in its revised non-binding indication of interest to be competitive.

On October 9, 2024, representatives of Aadi, Bidder B and Leerink Partners met via videoconference to discuss Bidder B’s due diligence questions and requests, as well as certain proposed closing conditions for the definitive agreement.

On October 10, 2024, at the direction of Aadi, representatives of Leerink Partners distributed a second-round process letter to active bidders, requesting updated non-binding indications of interest by October 15, 2024. On that same day, at the direction of Aadi, representatives of Leerink Partners shared with Bidder B an updated draft of what had been a stock purchase agreement, but which had been revised to reflect the asset purchase structure proposed by Bidder B (the “Bidder B APA”).

On October 17, 2024, representatives of Aadi, Bidder B and Leerink Partners met via videoconference to discuss Bidder B’s due diligence questions.

On October 17, 2024, representatives of Nomura, on behalf of Kaken Parent, submitted to representatives of Leerink Partners a non-binding indication of interest to acquire all of the outstanding shares of Aadi on a fully-diluted basis for $80.0 million, on a cash-free, debt-free basis, representing an implied premium of 145% over the closing price of $2.13 as of October 15, 2024 (the “Kaken October 17 Proposal”).

On October 18, 2024, representatives of Leerink Partners informed representatives of Bidder B’s financial advisor that a competitive bid had been received by another party. On October 22, 2024, representatives of Leerink Partners and Bidder B’s financial advisor met via videoconference to further discuss whether, in light of such development, Bidder B would be interested in improving its bid.

On October 22, 2024, representatives of Bidder B sent to representatives of Leerink Partners a revised non-binding indication of interest (the “Bidder B October 22 Proposal”) to acquire the FYARRO business in an all-cash transaction structured as an asset purchase, with up-front consideration at closing of $80 million. Such consideration would be financed through Bidder B’s existing balance sheet cash, debt from its existing lenders, and new equity from its private equity sponsor. At this time, representatives of Bidder B summarized open due diligence items and also requested Aadi’s consent under Bidder B’s confidentiality agreement to share confidential information with Bidder B’s lender base (which Aadi provided). Concurrently with the delivery of the Bidder B October 22 Proposal, representatives of Bidder B shared with representatives of Leerink Partners a revised draft of the Bidder B APA which proposed a number of changes, including with respect to: adding certain closing conditions requiring amendments and negotiations of third party agreements; adding certain covenants relating to Bidder B’s proposed debt and equity financing arrangements, including a reverse termination fee equal to 5.5% of the base purchase price in the event that the transaction does not close due to a financing failure; and specifying a termination fee equal to 5.5% of the base purchase price that Aadi would be liable to pay in customary circumstances, including in the event that Aadi’s board of directors were to change its recommendation or accept a superior proposal from a third party; and adding provisions implying Bidder B would be seeking third party debt financing in order to be able to consummate the transaction.

On that same day, Bidder E submitted a revised non-binding indication of interest to acquire the FYARRO assets for cash consideration at closing of $65 million, on a cash-free, debt-free basis (the “Bidder E October 22 Proposal”).

On October 24, 2024, representatives of Leerink Partners and Bidder B met via videoconference to discuss Bidder B’s proposed revisions to the Bidder B APA.

On October 25, 2024, Aadi’s board of directors held a virtual meeting, with representatives of Aadi’s management team, Leerink Partners and Wilson Sonsini in attendance, to discuss the strategic process. At the meeting, representatives of Leerink Partners summarized the terms of the then-pending indications of interest, including the Kaken October 17 Proposal, the Bidder B October 22 Proposal, and the Bidder E October 22 Proposal, as well as Leerink Partners’ recent communications with the representatives of each bidder. Representatives of the management team further presented regarding the revised draft of the Bidder B APA, particularly Bidder B’s stated intention to obtain debt financing and the proposed closing conditions requiring amendments and negotiations of third party agreements. Aadi’s board of directors instructed the members of Aadi’s management to further analyze such closing conditions and to refrain from continuing more granular negotiation of the terms of the Bidder B APA until it had obtained a high certainty that Aadi would be able to satisfy those closing conditions. Aadi’s board of directors then discussed and deliberated regarding different transaction structures (including a sale of the whole company, a disposition of the FYARRO business structured as an asset sale, and a disposition of the FYARRO business structured as a sale of Aadi Sub) and related considerations, including, among others: (i) the timing of returning cash to Aadi’s stockholders; (ii) for transaction structures other than a sale of the whole company, the potential of increasing the bid amount for FYARRO on the basis of certain liabilities not transferring to the bidder; and (iii) for transaction structures other than a sale of the whole company, the additional flexibility afforded to Aadi’s board of directors in evaluating Aadi’s strategic options to create long-term stockholder value by remaining as a public company, including the potential in-license of new assets. Aadi’s board of directors also approved advancing Bidder E and Kaken into confirmatory due diligence based on the strength of their respective proposals.

On October 25, 2024, representatives of Aadi, Wilson Sonsini, BMS’s legal counsel, Bidder B and Bidder B’s legal counsel met via videoconference to discuss certain intellectual property due diligence matters.

On October 28, 2024, at the direction of Aadi, representatives of Leerink Partners sent a draft merger agreement to representatives of Nomura to share with Kaken (in light of Kaken’s initial proposal set forth in the Kaken October 17 Proposal, which contemplated a sale of the whole company).

On November 1, 2024, representatives of Leerink Partners and Nomura met via videoconference to further discuss the Kaken October 17 Proposal, the draft merger agreement, and related issues.

On November 5, 2024, at a virtual meeting organized by representatives of Leerink Partners, representatives of Aadi’s management team presented to representatives of Kaken’s management team and Nomura regarding the FYARRO business and related matters.

Beginning on November 6, 2024, representatives of Aadi’s management team, Kaken Parent’s management team, Leerink Partners, Nomura, Wilson Sonsini and McDermott Will & Emery LLP (“McDermott”), outside legal counsel to Kaken Parent, held a number of meetings via videoconference to discuss various due diligence matters, including legal, finance and accounting, and intellectual property.

On November 7, 2024, representatives of Bidder B sent a proposed exclusivity agreement to representatives of Leerink Partners, under which it was proposed that Aadi agree to exclusivity through December 6, 2024.

On November 8, 2024, after consulting with members of Aadi’s management team, representatives of Leerink Partners informed representatives of Bidder B via telephone that, given the competitive process, Aadi was not in position to consider an exclusivity request from Bidder B without a significant improvement in the offer and removal of certain closing conditions.

On November 12, 2024, representatives of Leerink Partners, Nomura, Wilson Sonsini, and McDermott met via videoconference to discuss the Kaken October 17 Proposal and related transaction structure, particularly whether Kaken would consider acquiring the FYARRO business by purchasing Aadi Sub.

On November 13, 2024, at the direction of Aadi, representatives of Leerink Partners sent a draft stock purchase agreement (“Divestiture Agreement”) to representatives of Nomura, under which Kaken would acquire the FYARRO business by purchasing Aadi Sub. On that same day, representatives of Leerink Partners and Nomura met via videoconference in advance of the upcoming in-person site visit by representatives of Kaken Parent to Aadi’s New Jersey and California facilities.

On November 14, 2024, representatives of Bidder B contacted representatives of Leerink Partners to withdraw the previously delivered exclusivity request, noting that Bidder B was not at that time prepared to improve its offer.

On November 14, 2024, representatives of Nomura met in-person with representatives of Aadi’s management team and Leerink Partners at Aadi’s New Jersey facilities.

On November 15, 2024, representatives of Kaken Parent and Nomura met in-person with representatives of Aadi’s management team and Leerink Partners at Aadi’s California facilities.

On November 20, 2024, at the direction of Aadi, representatives of Leerink Partners shared a revised draft of the Bidder B APA with representatives of Bidder B. Among other things, the revised draft proposed a termination fee of 2.75% that Aadi would be liable to pay in specified circumstances, an aggregate equity commitment equal to the full transaction consideration, and the removal of the concurrent closing of the debt financing as a prerequisite to Aadi’s right of specific performance. The draft also substantially revised Bidder B’s proposed closing conditions requiring amendments and negotiations of third party agreements to ensure a high certainty of closing.

On November 28, 2024, representatives of Nomura delivered to representatives of Leerink Partners (i) a revised non-binding indication of interest, approved by Kaken Parent’s board of directors, pursuant to which Kaken (or an affiliate) would acquire the FYARRO business by purchasing Aadi Sub for cash consideration at closing of $85 million (payable from Kaken Parent’s balance sheet), on a debt-free and cash-free basis (the “Kaken November 28 Proposal”), and (ii) a revised draft of the Divestiture Agreement. Among other things, the revised draft of the Divestiture Agreement proposed a termination fee that Aadi would be liable to pay in specified circumstances equal to approximately $6 million; post-closing indemnification for breaches of Aadi’s representations and warranties; an indemnity escrow fund equal to 15% of the $85 million base purchase price; a price adjustment escrow fund in an amount not specified; a closing condition that certain pre-closing restructuring transactions between Aadi and Aadi Sub (collectively, the “Pre-Closing Restructuring”) be completed prior to closing; and a closing condition that certain employees will have agreed to remain with Aadi Sub as of and after the closing (collectively, the “Retained Employees”). The revised draft of the Divestiture Agreement also contemplated that certain stockholders, in addition to Aadi’s directors and officers, would sign Support Agreements with respect to the transaction.

Later that same day, representatives of Nomura and Leerink Partners met via videoconference and discussed the Kaken November 28 Proposal and the revised draft of the Divestiture Agreement, certain process and timing points, and Kaken Parent’s open due diligence items. Representatives of Nomura also communicated that they did not expect that Kaken Parent would further increase the base purchase price above $85 million.

On December 2, 2024, representatives of Leerink Partners and Bidder B held a videoconference meeting at which, at the direction of Aadi, representatives of Leerink Partners informed Bidder B that the Bidder B October 22 Proposal now ranked behind a competing bidder on economic terms and encouraged Bidder B to improve its offer.

On December 2, 2024, representatives of Wilson Sonsini and McDermott met via videoconference to discuss the most recent draft of the Divestiture Agreement circulated by Nomura. Among other things, Wilson Sonsini informed McDermott that the closing conditions regarding the Pre-Closing Restructuring and the Retained Employees required further clarification so as to make the satisfaction of such closing conditions reasonably within Aadi’s control. Wilson Sonsini also communicated that the indemnity and escrow fund constructs added to the Divestiture Agreement were not present in other competitive proposals and suggested that Kaken Parent remove these and consider procuring a representation and warranty insurance (“RWI”) policy instead.

On December 4, 2024, at the direction of Aadi, representatives of Leerink Partners shared a revised draft of the Divestiture Agreement with representatives of Nomura. Among other things, the revised draft removed the proposed indemnity and escrow fund constructs; removed the proposed indemnification mechanism for breaches of Aadi representations and warranties; replaced the proposed termination fee of $6 million with an amount to be determined; and removed the closing conditions related to the Pre-Closing Restructuring and the Retained Employees.

On that same day, upon the unsolicited request of a new potential bidder, Bidder H, and representatives of Leerink Partners met via videoconference with representatives of Bidder H to discuss its interest in the FYARRO business and in participating in the bid process.

On December 5, 2024, representatives of Wilson Sonsini and McDermott met via videoconference to discuss the updated draft of the Divestiture Agreement including, among other things, the Pre-Closing Restructuring (which McDermott clarified was intended to encompass a series of transactions that would ensure that substantially all operations of Aadi with respect to FYARRO would be possessed by Aadi Sub and not remain within the publicly listed company), indemnification for breaches of representations and warranties, and the potential procurement of a RWI policy.

On December 5, 2024, Dr. Lennon and the chief executive officer of Bidder B (the “Bidder B CEO”) held a telephone call to discuss the Bidder B APA and related status and timing. During the call, Dr. Lennon reiterated that Bidder B’s proposed closing conditions requiring amendments and negotiations of third party agreements presented significant deal risk and put Bidder B’s proposal at a disadvantage.

On December 6, 2024, Aadi’s board of directors held a virtual meeting, with certain representatives of Aadi’s management team and Wilson Sonsini in attendance, to discuss the strategic process and the status of negotiations with Kaken Parent and Bidder B. At the meeting, representatives of the management team and Wilson Sonsini summarized material terms and key open issues for each of the Divestiture Agreement and the Bidder B APA.

On December 10, 2024, representatives of Leerink Partners and Bidder B met via videoconference to discuss process and timing related to the Bidder B APA. Representatives of Leerink Partners reiterated the competitive nature of the process and also the need to receive Bidder B’s comments to the most recent draft of the Bidder B APA as soon as possible.

On that same day, representatives of McDermott delivered to representatives of Wilson Sonsini a revised draft of the Divestiture Agreement. Among other things, the revised draft of the Divestiture Agreement proposed a termination fee equal to $5 million; reinserted indemnification for breaches of Aadi representations and warranties; reinserted an indemnity escrow fund equal to 15% of the $85 million base purchase price and a price adjustment escrow fund in an amount not specified; and reinserted a closing condition related to the Pre-Closing Restructuring. The previously proposed closing condition related to Retained Employees was not included. The revised draft of the Divestiture Agreement also noted that Kaken Parent was considering obtaining a RWI policy.

On December 10, 2024, Aadi and Bidder H entered into a confidentiality agreement.

On December 11, 2024, representatives of Wilson Sonsini delivered to representatives of McDermott a draft of the schedule to the Divestiture Agreement setting forth the items required for the Pre-Closing Restructuring (the “Pre-Closing Restructuring Schedule”). On that same day, representatives of McDermott shared with representatives of Wilson Sonsini a draft of the form of Support Agreement.

On December 12, 2024, representatives of Wilson Sonsini provided to representatives of McDermott a revised draft of the Divestiture Agreement and also a draft of the seller disclosure letter under the Divestiture Agreement. Among other things, the revised draft of the Divestiture Agreement proposed a termination fee equal to $2.7 million; an escrow fund (in an unspecified amount) to satisfy potential claims by Kaken for both indemnification and purchase price adjustments; and a revised closing condition related to the Pre-Closing Restructuring, making such closing condition subject to certain proposed materiality qualifications to ensure a greater certainty of closing. On that same day, representatives of McDermott delivered to representatives of Wilson Sonsini a draft of the form of Restricted Covenant Agreement (the “Restricted Covenant Agreement”) proposed to be signed by Aadi and certain of its officers. Also on that same day, representatives of Wilson Sonsini and McDermott met via videoconference to discuss the most recent Divestiture Agreement draft and related issues. Promptly following such discussion, McDermott communicated to Wilson Sonsini a “package” proposal to resolve outstanding issues under the Divestiture Agreement related to indemnification and the escrow fund. Under such proposal, among other things, Kaken would procure a RWI policy (the cost of which would be shared 50/50 between Kaken and Aadi); the amount of the escrow fund would be reduced to 7.5% of the base purchase price (with no separate escrow fund for purchase price adjustments); the duration of the escrow fund would be 12 months, subject to claims; and Aadi’s maximum exposure for breaches of representations and warranties (other than fundamental representations and warranties) would be 50% of the retention amount under the RWI policy.

On December 12, 2024, representatives of Bidder B also shared with representatives of Leerink Partners a revised draft of the Bidder B APA. Among other things, the revised draft proposed a termination fee of 4.25% of the base purchase price and a full equity backstop of the purchase price, and substantially restored the closing conditions requiring amendments and negotiations of third party agreements. Representatives of Leerink Partners subsequently confirmed with representatives of Bidder B that Bidder B had not proposed any increase to the base purchase price.

On December 13, 2024, representatives of Wilson Sonsini, Leerink Partners and Aadi management met to discuss the “package” proposal received from McDermott to resolve outstanding issues under the Divestiture Agreement related to indemnification and the escrow fund, and Aadi determined such terms would be acceptable if the size of the escrow fund were reduced to $5 million. Following such discussion, representatives of Wilson Sonsini relayed such determination to McDermott.

On December 13, 2024, representatives of Aadi’s management team further discussed with representatives of Bidder B matters related to Bidder B’s proposed closing conditions requiring amendments and negotiations of third party agreements.

On December 14, 2024, representatives of McDermott shared with representatives of Wilson Sonsini a draft of the escrow agreement.

On December 15, 2024, representatives of McDermott delivered to representatives of Wilson Sonsini a revised draft of the Divestiture Agreement. Among other things, the revised draft of the Divestiture Agreement proposed a termination fee equal to $4.5 million, and an escrow fund equal to $6.375 million. The revised draft also contemplated that Kaken would procure a RWI policy.

On December 16, 2024, representatives of Leerink Partners, Nomura, Wilson Sonsini and McDermott met via videoconference to discuss open issues regarding the Divestiture Agreement and related process and timing. The parties also discussed the Support Agreements and potential signatories.

On December 16, 2024, Dr. Lennon and the Bidder B CEO held a telephone call to discuss the Bidder B APA and related status and timing. On the call, Dr. Lennon explained that Aadi was close to announcing a deal with another bidder and that Bidder B was running out of time to improve its proposal and reconsider the closing conditions. On that same day, representatives of Leerink Partners delivered a similar message to other Bidder B representatives.

On December 17, 2024, representatives of Wilson Sonsini provided to representatives of McDermott a revised draft of the Divestiture Agreement. Among other things, the revised draft of the Divestiture Agreement proposed a termination fee equal to $3 million, and provided that Kaken Parent either be a party to the Divestiture Agreement or provide a guarantee of its subsidiary’s obligations thereunder. On that same day, representatives of McDermott provided to representatives of Wilson Sonsini a revised draft of the Divestiture Agreement, which included a guarantee to Aadi of the payment obligations of Kaken under the Divestiture Agreement by Kaken Parent, and representatives of Wilson Sonsini and McDermott met via videoconference to discuss open issues regarding the Divestiture Agreement. Among other things, representatives of McDermott proposed a termination fee equal to $3.5 million; a provision that the termination fee would be payable in the event that Aadi stockholders fail to approve the Divestiture Agreement and also fail to approve other matters to be set forth in this proxy statement; and an escrow fund of $6.375 million, provided that within approximately 90 days after the closing, a portion of such amount would be subject to distribution to Aadi in an amount equal to the amount (if any) by which $1.375 million exceeds the amount of any purchase price adjustment in Kaken’s favor.

On that same day, Bidder H submitted a non-binding indication of interest to acquire the FYARRO assets for the following cash consideration: (i) a cash payment of $81.0 million at closing; and (ii) three potential one-time commercial and regulatory milestone cash payments of up to $19.0 million in the aggregate (the “Bidder H December 17 Proposal”). The indication of interest stated that Bidder H’s offer would be subject to a financing contingency.

Also on that same day, the Bidder B CEO contacted Dr. Lennon via telephone at approximately 4:30 p.m. Eastern time to notify him that Bidder B would increase its offer to $95 million and drop all closing conditions requiring amendments and negotiations of Aadi’s third party agreements, so long as Aadi and Bidder B entered into an exclusivity agreement no later than 12:59 a.m. Eastern time the following day (December 18) pursuant to which Aadi would be bound to exclusively negotiate with Bidder B through December 20, 2024. Representatives of Bidder B subsequently delivered to representatives of Leerink Partners an updated non-binding indication of interest and proposed form of exclusivity agreement reflecting the aforementioned terms (the “Bidder B December 17 Proposal”). The indication of interest stated that it was Bidder B’s final proposal.

Later that same day, Aadi’s board of directors held a virtual meeting, with Aadi’s management team and representatives of Leerink Partners and Wilson Sonsini in attendance. At the meeting, Aadi’s board of directors received a report of, and deliberated with the management team regarding, the Bidder B December 17 Proposal. Among other things, following input from Leerink Partners and Wilson Sonsini, Aadi’s board of directors provided guidance to the management team regarding the circumstances under which a short exclusivity period would be appropriate. Aadi’s board of directors also directed the management team and the representatives of Leerink Partners to inform Kaken Parent immediately that it would need to improve its bid significantly in order for Aadi not to enter into exclusivity with another bidder. Aadi’s board of directors separately considered the Bidder H December 17 Proposal. Due to the financing contingency, the amount of contingent consideration, and the fact that Bidder H was far behind in due diligence, Aadi’s board of directors determined to deprioritize such proposal relative to the proposals received from Bidder B and Kaken Parent.

On that same day, following the meeting of Aadi’s board of directors:

•

Representatives of the Aadi management team, Leerink Partners and Wilson Sonsini held several videoconference and telephonic meetings to strategize regarding the Bidder B December 17 Proposal and subsequent negotiations with Bidder B and Kaken Parent;

•

At the direction of Aadi’s board of directors, representatives of Leerink Partners informed representatives of Nomura that, prior to 12:59 a.m. Eastern time the following day (December 18), Kaken Parent would need to make a significant improvement to the cash consideration offered at closing and drop the requirement for an escrow or Aadi would enter into exclusivity with another bidder, as a result of a substantially improved proposal from such bidder which would expire in a few hours;

•	Representatives of Wilson Sonsini and Bidder B’s legal counsel held a teleconference to discuss the Bidder B December 17 Proposal and related process, documentation and timing;

•

Representatives of McDermott communicated to representatives of Wilson Sonsini to request on behalf of Kaken Parent a bid amount that would be acceptable to Aadi and sufficient to induce Aadi to immediately enter into exclusivity with Kaken Parent;

•

At the direction of Aadi’s board of directors, representatives of Wilson Sonsini informed representatives of McDermott, and representatives of Leerink Partners informed representatives of Nomura, that Kaken Parent would need to offer $105 million in an updated non-binding indication of interest, signed by a person of authority at Kaken Parent with assurances of approval by Kaken Parent’s board of directors (for which a meeting was already scheduled for December 18), in order for Aadi to agree to exclusivity with Kaken Parent, with the indication of interest submitted preferably by 12:59 a.m. Eastern time on the following day (December 18), but no later than the morning of the following day;

•	Representatives of Wilson Sonsini shared a revised draft of the exclusivity agreement with representatives of Bidder B’s legal counsel, which contained certain proposed changes;

•

Dr. Lennon contacted the Bidder B CEO via telephone to ask for an extension of the deadline for Aadi to respond to the Bidder B December 17 Proposal given the short period of time to respond, but was informed that there would be no extension of the deadline;

•	Representatives of Bidder B communicated to representatives of Leerink Partners that no proposed changes to the exclusivity agreement were acceptable;

•

Representatives of Nomura communicated to representatives of Leerink Partners that Kaken Parent was willing to improve its offer to $95 million and drop the requirement for an escrow fund if Aadi agreed to enter into exclusivity with Kaken Parent through 12:00 a.m. Eastern time on December 21, 2024;

•

At the direction of Aadi’s board of directors, representatives of Leerink Partners communicated to representatives of Bidder B that Aadi would not be able to accept the Bidder B December 17 Proposal before the 12:59 a.m. Eastern time deadline the following day (December 18); and

•

At the direction of Aadi’s board of directors, representatives of Leerink Partners informed representatives of Nomura that Aadi was willing to agree to exclusivity with Kaken Parent if Kaken Parent agreed to improve the amount of the base purchase price to $100 million.

On December 18, 2024, representatives of Nomura delivered to representatives of Leerink Partners an updated non-binding indication of interest pursuant to which Kaken Parent would (i) acquire the FYARRO business by purchasing Aadi Sub for a base purchase price of $100 million (payable from Kaken Parent’s balance sheet), on a debt-free and cash-free basis, and (ii) withdraw its proposal to include an escrow account in the Divestiture Agreement (the “Kaken December 18 Proposal”). The indication of interest also stated that it was Kaken Parent’s final offer and was predicated on Aadi entering into exclusivity with Kaken Parent through 12:00 a.m. Eastern time on December 21, 2024.

On that same day, representatives of Leerink Partners delivered to representatives of Nomura a letter signed by Dr. Lennon stating that, based on the Kaken December 18 Proposal, Aadi would agree to enter into exclusivity through 12:00 a.m. Eastern time on December 21, 2024. Aadi and Kaken Parent entered into an exclusivity agreement on such terms later that day.

From December 18, 2024 to December 19, 2024, representatives of Wilson Sonsini and McDermott negotiated and finalized the Divestiture Agreement (including the seller disclosure letter and the Pre-Closing Restructuring Schedule), the Support Agreement, and the Restrictive Covenant Agreements. In addition to the removal of the escrow account, the final draft of the Divestiture Agreement provided for a termination fee equal to $3.5 million, representing 3.5% of the $100 million base purchase price.

On that same day, representatives of McDermott informed representatives of Wilson Sonsini that Kaken’s board of directors had approved the Kaken December 18 Proposal, the Divestiture Agreement, and related matters.

On December 19, 2024, Aadi’s board of directors held a virtual meeting, with representatives of Aadi’s management team, Leerink Partners and Wilson Sonsini in attendance. During the meeting, representatives of Leerink Partners reviewed with Aadi’s board of directors its financial analysis with respect to the proposed financial terms of the Divestiture. Following discussion with the directors, representatives of Leerink Partners then rendered to Aadi’s board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 19, 2024, that, as of such date and based upon and subject to various assumptions, qualifications and limitations set forth therein, the consideration proposed to be paid to Aadi pursuant to the Divestiture Agreement was fair, from a financial point of view, to Aadi. Representatives of Wilson Sonsini then made a legal presentation to Aadi’s board of directors and, among other things, reviewed the fiduciary duties of Aadi’s board of directors under Delaware law with respect to the Divestiture Agreement and related transactions. Aadi’s board of directors further discussed various considerations with respect to the proposed transaction, as summarized under “Reasons for the Divestiture and Recommendation of the Aadi Board of Directors.” Following discussion and the presentations, Aadi’s board of directors approved the Divestiture Agreement and related transactions.

Later on December 19, 2024, Aadi, Kaken and Kaken Parent entered into the Divestiture Agreement and applicable parties signed Support Agreements and Restrictive Covenants Agreements. A press release regarding the execution of the Divestiture Agreement and related matters was issued after the close of market that same day. Aadi filed a current report on Form 8-K with the SEC announcing the execution of the Divestiture Agreement and related matters on December 20, 2024 before market open.

Reasons for the Divestiture and Recommendation of the Aadi Board of Directors

Recommendation of Aadi’s Board of Directors

After considering the various factors described below, Aadi’s board of directors unanimously: (i) determined that it is expedient and in the best interests of Aadi and its stockholders, and advisable, fair to and in the best interests of Aadi and its stockholders, to enter into the Divestiture Agreement and related agreements providing for the Divestiture, in accordance with the Delaware General Corporation Law and upon the terms and subject to the conditions set forth in the Divestiture Agreement; (ii) approved, adopted and declared advisable the Divestiture Agreement and related agreements and the Divestiture; (iii) recommended that Aadi’s stockholders vote in favor of the approval of the Divestiture Agreement and related agreements and approve the Divestiture; and (iv) directed that the Divestiture Agreement and related agreements and the Divestiture be submitted to a vote of Aadi’s stockholders.

The Aadi board of directors unanimously recommends that you vote (i) “FOR” the Divestiture Proposal and (ii) “FOR” the Adjournment Proposal.

Reasons for the Aadi Board of Directors’ Recommendation in Favor of the Divestiture

Aadi’s board of directors, at a meeting held on December 19, 2024, unanimously determined that it is expedient and in the best interests of Aadi and its stockholders, and advisable, fair to, and in the best interests of, Aadi and its stockholders, to enter into the Divestiture Agreement and approved, adopted and declared advisable the Divestiture Agreement and the Divestiture and the other transactions contemplated by the Divestiture Agreement. Aadi’s board of directors also unanimously resolved that the Divestiture Agreement be submitted for consideration by Aadi’s stockholders at a special meeting of stockholders and recommended that Aadi’s stockholders vote to approve the Divestiture Agreement and the Divestiture Agreement. In reaching the foregoing determinations and recommendation, Aadi’s board of directors consulted with members of Aadi’s management team and its outside financial and legal advisors at various times and considered a number of potentially supportive factors in its deliberations, including the following principal factors (not in any relative order of importance) that Aadi’s board of directors believes support such determinations and recommendation.

•	information concerning Aadi’s current and future business, financial performance and condition, assets and liabilities, operations, risks, management and competitive position;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of Aadi;

•	Aadi’s consideration of possible strategic alternatives, including entering into a transaction with another party or liquidating the assets of Aadi;

•

the cessation of the PRECISION1 trial in light of the analysis by the Independent Data Monitoring Committee that demonstrated that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval;

•	the consideration to be received by Aadi in the Divestiture;

•

the opinion of Leerink Partners that, as of December 19, 2024, and based upon and subject to the qualifications, limitations, assumptions and other matters set forth therein, the consideration to be received by Aadi pursuant to the Divestiture Agreement is fair, from a financial point of view, to Aadi;

•

the terms of the Divestiture Agreement, including the conditions to closing the Divestiture set forth therein and the terms governing Aadi’s ability to solicit and evaluate competing acquisition proposals or other proposals for competing strategic transactions (including the ability of Aadi’s board of directors to withdraw its recommendation that stockholders vote in favor of the Divestiture if Aadi’s board of directors receives a superior proposal, subject to certain additional provisions and exceptions);

•

the extensive process undertaken by Aadi’s board of directors and Leerink Partners to identify and evaluate strategic alternatives available to Aadi, during which Leerink Partners contacted a total of 31 potentially interested parties (and received additional unsolicited inbound interest from four other parties), of which 23 participated in introductory calls, 16 signed nondisclosure agreements (of which 10 opted to participate in Management meetings) and received virtual data room access to conduct commercial and scientific due diligence on FYARRO;

•

the proposal for, and Aadi’s evaluation of, the License Agreement entered into contemporaneously with the Divestiture Agreement, and the transactions contemplated thereby, including the PIPE Financing;

•

the improvement in the base purchase price offered by Kaken from $85 million at the time of the Kaken November 28 Proposal to $100 million, representing a 17.6% increase over the base purchase price set forth in the Kaken November 28 Proposal;

•

the belief of Aadi’s board of directors that, as a result of the extent of negotiations with Kaken, Aadi obtained the highest consideration that Kaken was willing to pay or that Aadi was likely to obtain from any other party, including as part of other strategic transactions that Aadi’s board of directors considered;

•	the Divestiture is subject to the approval of Aadi’s stockholders, who are free to vote against approval of the Divestiture Agreement and to reject the Divestiture;

•

the likelihood that the Divestiture will be consummated, based on, among other things, the limited number of conditions to the closing of the Divestiture, the absence of a financing condition, and the remedies available under the Divestiture Agreement to Aadi in the event of various breaches by Kaken; and

•	the fiduciary duties of Aadi’s board of directors in light of the foregoing.

In the course of its deliberations, Aadi’s board of directors also considered a variety of risks and other countervailing factors, including the following (not in any relative order of importance):

•

the fact that Aadi’s stockholders will not participate in the potential upside of the FYARRO Business following the closing of the Divestiture, nor would Aadi stockholders receive any cash proceeds from the closing of the Divestiture, but rather such amounts would be retained by Aadi;

•

the Divestiture Agreement’s provision of a termination fee payable by Aadi to Kaken in the event the Divestiture Agreement is terminated under certain circumstances, which, while expressed as a percentage of the cash consideration offered at closing is within a customary range for similar transactions, may discourage other parties that might otherwise have an interest in an acquisition of Aadi, Aadi Sub or the FYARRO business, or may reduce the price offered by such other parties in an alternative acquisition proposal;

•	Aadi’s potential obligations in respect of liabilities that would be retained by Aadi and not Aadi Sub;

•	Aadi’s potential liability under the Divestiture Agreement for indemnification payments and purchase price adjustments;

•	the potential interests of Aadi’s officers and directors in the Divestiture that may be different from, or in addition to, the interests of Aadi stockholders generally;

•

the risk that Aadi may be the subject of legal proceedings relating to the Divestiture which may have the effect of delaying, enjoining or preventing the Divestiture or requiring the payment of damages;

•

the risk of Aadi incurring substantial expenses related to the Divestiture, including in connection with any litigation that may result from the announcement or pendency of the Divestiture, some of which will be payable even if the Divestiture is not completed;

•	the fact that a failure to complete the Divestiture may negatively impact Aadi’s relationships with its employees, suppliers and customers;

•

the fact that, while Aadi expects that the Divestiture will be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Divestiture will be satisfied, and, as a result, the Divestiture may not be consummated;

•	the effects that a failure to consummate the Divestiture could have on the price of Aadi’s common stock and on the market’s perceptions of Aadi’s prospects; and

•	various other risks associated with the Divestiture and Aadi’s business, as more fully described in the section entitled “Special Note Regarding Forward-Looking Statements.”

The foregoing discussion of the factors considered by Aadi’s board of directors is not intended to be exhaustive, but does set forth the material factors considered by Aadi’s board of directors. Aadi’s board of directors reached the unanimous conclusion to approve the Divestiture Agreement in light of the various factors described above and other factors that each member of Aadi’s board of directors felt were appropriate. In view of the wide variety of factors considered by Aadi’s board of directors in connection with its evaluation of the Divestiture and the complexity of these matters, Aadi’s board of directors did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of Aadi’s board of directors. Rather, the recommendation of Aadi’s board of directors was based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Portions of this explanation of the reasons for the Divestiture and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Special Note Regarding Forward-Looking Statements.”

Opinion of Leerink Partners LLC

Introduction

Aadi retained Leerink Partners as its financial advisor in connection with the Divestiture contemplated by the Divestiture Agreement. In connection with this engagement, Aadi’s board of directors requested that Leerink Partners evaluate the fairness, from a financial point of view, to Aadi of the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement. On December 19, 2024, Leerink Partners rendered to Aadi’s board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 19, 2024, that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement was fair, from a financial point of view, to Aadi.

The full text of the written opinion of Leerink Partners, dated December 19, 2024, which describes the assumptions made and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Leerink Partners set forth below is qualified in its entirety by the full text of the written opinion attached hereto as Annex C. Leerink Partners’ financial advisory services and opinion were provided for the information and assistance of Aadi’s board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of Aadi’s board of directors’ consideration of the Divestiture and the opinion of Leerink Partners addressed only the fairness, from a financial point of view, as of the date thereof, to Aadi of the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement. The opinion of Leerink Partners did not address any other term or aspect of the Divestiture Agreement or the Divestiture and does not constitute a recommendation to any stockholder of Aadi as to whether or how such holder should vote with respect to the Divestiture or otherwise act with respect to the Divestiture or any other matter.

The full text of the written opinion of Leerink Partners should be read carefully in its entirety for a description of the assumptions made and the qualifications and limitations upon the review undertaken by Leerink Partners in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Leerink Partners reviewed, among other things:

•	a draft of the Divestiture Agreement, as provided to Leerink Partners by Aadi, dated December 18, 2024

•	Aadi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed by Aadi with the SEC;

•	Aadi’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed by Aadi with the SEC;

•	certain Current Reports on Form 8-K, as filed by Aadi with, or furnished by Aadi to, the SEC; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Aadi, including certain financial forecasts related to Aadi Sub, as furnished to Leerink Partners by the management of Aadi for purposes of Leerink Partners’ analysis and approved for use by Leerink Partners by Aadi, which financial forecasts are described above under “The Divestiture – Certain Unaudited Prospective Financial Information” and referred to in this summary of the opinion of Leerink Partners as the “Aadi Projections”, and which are collectively referred to in this summary of the opinion of Leerink Partners as the “Internal Data.”

Leerink Partners also conducted discussions with members of the senior management of Aadi and its advisors and representatives regarding the Internal Data as well as the past and current business, operations, financial condition and prospects of Aadi Sub. In addition, Leerink Partners compared certain of the proposed terms of the Divestiture to the financial terms, to the extent publicly available, of certain other transactions that Leerink Partners deemed relevant. Leerink Partners also conducted such other financial studies and analyses and took into account such other information as Leerink Partners deemed appropriate.

Leerink Partners assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Leerink Partners for purposes of its opinion and, with Aadi’s consent, Leerink Partners relied upon such information as being complete and accurate. In that regard, Leerink Partners was advised by Aadi, and Leerink Partners assumed, at Aadi’s direction, that the Internal Data (including, without limitation, the Aadi Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Aadi as to the matters covered thereby and Leerink Partners relied, at Aadi’s direction, on the Internal Data for purposes of its analysis and its opinion. Leerink Partners expressed no view or opinion as to the Internal Data (including, without limitation, the Aadi Projections) or the assumptions on which the Internal Data was based. In addition, at Aadi’s direction, Leerink Partners did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Aadi, Aadi Sub or Kaken, nor was Leerink Partners furnished with any such evaluation or appraisal, and Leerink Partners was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Aadi, Aadi Sub or Kaken.

Leerink Partners assumed, at Aadi’s direction, that the final executed Divestiture Agreement would not differ in any respect material to Leerink Partners’ analysis or its opinion from the last version of the Divestiture Agreement reviewed by Leerink Partners. Furthermore, Leerink Partners assumed, at Aadi’s direction, that the Divestiture would be consummated on the terms set forth in the Divestiture Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Leerink Partners’ analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Divestiture, as applicable, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Leerink Partners’ analysis or its opinion, and that each of Aadi, Aadi Sub and Kaken would perform their respective covenants and agreements set forth in the Divestiture Agreement in accordance with the terms of the Divestiture Agreement. Leerink Partners did not evaluate and did not express any opinion as to the solvency or fair value of Aadi, Aadi Sub or Kaken, or their respective abilities to pay their obligations when they come due, or as to the impact of the Divestiture on such matters, under any state, federal or other laws relating to bankruptcy, insolvency, or similar matters. Leerink Partners is not a legal, regulatory, tax or accounting advisor, and Leerink Partners expressed no opinion as to any legal, regulatory tax or accounting matters. Leerink Partners expressed no view or opinion as to the price or range of prices at which the shares of stock or other securities or instruments of Aadi or any third party may trade at any time, including subsequent to the announcement or consummation of the Divestiture.

Leerink Partners expressed no view as to, and the opinion of Leerink Partners did not address, Aadi’s underlying business decision to proceed with or effect the Divestiture, or the relative merits of the Divestiture as compared to any alternative business strategies or transactions that might be available to Aadi or in which Aadi might engage. The opinion of Leerink Partners was limited to and addressed only the fairness, from a financial point of view, as of the date of the opinion, to Aadi of the consideration proposed to be paid to Aadi pursuant to the terms of the Divestiture Agreement. Leerink Partners was not asked to, and Leerink Partners did not, express any view on, and Leerink Partners’ opinion did not address, any other term or aspect of the Divestiture Agreement or the Divestiture, including, without limitation, the structure or form of the Divestiture, or any other agreements or arrangements contemplated by the Divestiture Agreement or entered into in connection with or otherwise contemplated by the Divestiture, including, without limitation, the fairness of the Divestiture or any other term or aspect of the Divestiture to, or any consideration to be received in connection therewith by, or the impact of the Divestiture on, the holders of any class of securities, creditors or other constituencies of Aadi or any other party. In addition, Leerink Partners expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Aadi, or any other party, or class of such persons in connection with the Divestiture, whether relative to the consideration to be paid to Aadi pursuant to the terms of the Divestiture Agreement or otherwise. The opinion of Leerink Partners was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Leerink Partners as of, the date of its written opinion, and Leerink Partners does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of the opinion. Leerink Partners’ opinion does not constitute a recommendation to any stockholder of Aadi as to whether or how such stockholder should vote or otherwise act with respect to the Divestiture or any other matter.

Leerink Partners’ financial advisory services and its opinion were provided for the information and assistance of Aadi’s board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Divestiture. Leerink Partners’ opinion was approved by the Leerink Partners LLC Fairness Opinion Review Committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses prepared by Leerink Partners and reviewed with Aadi’s board of directors in connection with its opinion, which was delivered orally to Aadi’s board of directors on December 19, 2024, and subsequently confirmed in its written opinion, dated December 19, 2024. For purposes of the analyses described below, Leerink Partners was directed to rely upon the Internal Data, including the Aadi Projections. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Leerink Partners, nor does the order of the analyses described below represent the relative importance or weight given to those analyses by Leerink Partners. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. In arriving at its opinion, Leerink Partners did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Accordingly, Leerink Partners believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying Leerink Partners’ financial analyses and its opinion.

Leerink Partners may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be the view of Leerink Partners as to the actual value of Aadi Sub. In its analyses, Leerink Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Aadi or any other parties to the Divestiture. None of Aadi, Leerink Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Aadi Sub do not purport to be appraisals or reflect the prices at which Aadi Sub may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 19, 2024, and is not necessarily indicative of current market conditions.

Leerink Partners’ financial analyses and opinion were only one of many factors taken into consideration by Aadi’s board of directors in its evaluation of the Divestiture, as described under “The Divestiture—Reasons for the Divestiture and Recommendation of the Aadi Board of Directors.” Consequently, the analyses described below should not be viewed as determinative of the views of Aadi’s board of directors or management with respect to the consideration to be paid to Aadi or as to whether Aadi’s board of directors would have been willing to determine that a different level of consideration was fair. The consideration payable in the Divestiture was determined through arm’s-length negotiations between Aadi and Kaken and was approved by Aadi’s board of directors. Leerink Partners provided advice to Aadi during these negotiations. However, Leerink Partners did not recommend any specific financial terms to Aadi or Aadi’s board of directors or that any specific financial terms constituted the only appropriate consideration for the Divestiture.

In preparing its analysis, Leerink Partners took into account that the consideration proposed to be paid to Aadi pursuant to the Divestiture Agreement is $100 million on a cash-free and debt-free basis, subject to certain adjustments set forth in the Stock Purchase Agreement. Leerink Partners expressed no opinion as to any such adjustments. For purposes of its analysis and opinion, Leerink Partners utilized the stated consideration of $100 million.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors, and then adding the present value equivalent of the terminal value of the business at the end of the applicable projection period. A discounted cash flow analysis is a widely accepted valuation methodology for biotechnology companies. For purposes of its discounted cash flow analysis, at the direction of Aadi, Leerink Partners relied upon the Aadi Projections. Leerink Partners was advised by Aadi, and assumed, at Aadi’s direction, that the Aadi Projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Aadi as to the matters covered thereby. The Aadi Projections, which Aadi management directed Leerink Partners to use in deriving its financial analyses, include cash flows through 2039, which is the year that Aadi management assumed patent protections for FYARRO will expire. Aadi advised Leerink Partners that it believed it was reasonable to forecast revenues through the patent life of FYARRO.

Leerink Partners’ discounted cash flow analysis calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that FYARRO was forecasted to generate from January 1, 2025, through December 31, 2039, which unlevered, after-tax free cash flows were derived from the Aadi Projections. Leerink Partners estimated the net present value of unlevered, after-tax free cash flows after fiscal year 2039 by assuming an annual decline of 50% of such cash flows in perpetuity. These cash flows were discounted to present value as of December 31, 2024, using a discount rate ranging from 10% to 12%, derived from a weighted average cost of capital calculation for Aadi Sub, which Leerink Partners performed utilizing the capital asset pricing model with inputs that Leerink Partners determined were relevant based on publicly available data and Leerink Partners’ professional judgment, in order to derive an implied enterprise value range for Aadi Sub. This analysis resulted in an implied enterprise value for Aadi Sub of approximately $70 million to $80 million (as compared to the consideration of $100 million proposed to be paid to Aadi in the Divestiture).

Precedent Transactions Analysis

Leerink Partners reviewed publicly available information relating to asset sale and licensing transactions where the lead asset(s) involved in the transaction was/were global or U.S. products rights for commercial new chemical entity, 505(b)(2), or biologics license application assets with deal size between $20 million and $250 million in upfront consideration, excluding transactions with contingent consideration, asset divestitures as a result of bankruptcy proceedings, and transactions with no disclosed historical financial statements, selected based on Leerink Partners’ professional judgment and experience. These transactions, which are referred to as the “Selected Transactions,” were:

Announcement Date	Target Asset	Seller	Acquirer	Deal Value (in millions)	Deal Value / LTM Revenue
07/29/24	NATROBA	ParaPro	Cipher Pharmaceuticals	$89.5	3.1x
12/07/23	PONVORY	Johnson & Johnson	Vanda Pharmaceuticals	100.0	3.2x
05/18/23	YUTIQ	EyePoint	Alimera Sciences	82.5	2.7x
03/28/22	Sunosi	Jazz Pharmaceuticals	Axsome Therapeutics	53.5	0.9x
01/05/22	Baclofen Franchise	Saol Therapeutics	Amneal Pharmaceuticals	83.5	3.3x
12/15/21	Otrexup	Antares Pharma	Assertio	44.0	2.9x

Leerink Partners noted that although the Selected Transactions involved target assets with certain financial and operating characteristics that could be considered similar to those of Aadi Sub, none of the Selected Transactions involved target assets with the same management, make-up, technology, size or mix of businesses as Aadi Sub and, accordingly, there were inherent limitations on the applicability of the Selected Transactions to the valuation analysis of Aadi Sub.

Leerink Partners calculated the aggregate enterprise value of each target asset associated with the Selected Transactions as a multiple of the last twelve month (LTM) revenue for the target asset at the time of the transaction. Using the 25th and 75th percentile of the Selected Transactions and the LTM revenue for Aadi Sub as of September 30, 2024 of $25 million, Leerink Partners derived an enterprise value range for Aadi Sub. The results of this analysis are summarized as follows:

Adjusted Enterprise Value (in millions)
25th Percentile (2.7x)	$68
75th Percentile (3.2x)	80

Leerink Partners compared this range of adjusted enterprise values to the consideration of $100 million proposed to be paid to Aadi in the Divestiture.

General

Leerink Partners is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In addition to its services in connection with the Divestiture, Leerink Partners is currently serving as financial advisor to Aadi in connection with the License Agreement and will receive fees of $4,900,000 in the aggregate for such services. In the ordinary course of business, Leerink Partners may in the future provide investment banking services to Aadi, Kaken Parent or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of its business, Leerink Partners has in the past held and may in the future hold positions, for its own account or the accounts of its customers, in equity, debt or other securities of Aadi, Kaken Parent or their respective affiliates.

Consistent with applicable legal and regulatory requirements, Leerink Partners has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result,

Leerink Partners’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Aadi, Kaken Parent and the Divestiture and other participants in the Divestiture that differ from the views of Leerink Partners’ investment banking personnel.

Aadi selected Leerink Partners as its financial advisor in connection with the Divestiture based on Leerink Partners’ qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its familiarity with Aadi and its business. Leerink Partners is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Divestiture.

In connection with Leerink Partners’ services as financial advisor to Aadi in the Divestiture, Aadi has agreed to pay Leerink Partners an aggregate fee of $2.75 million, $1 million of which became payable upon the rendering by Leerink Partners of its opinion on December 19, 2024, and the remainder of which is payable contingent upon consummation of the Divestiture. In addition, Aadi has agreed to reimburse certain of Leerink Partners’ expenses arising, and to indemnify Leerink Partners against certain liabilities that may arise, out of Leerink Partners’ engagement. The terms of the fee arrangement between Leerink Partners and Aadi, which are customary in transactions of this nature, were negotiated at arm’s length between Leerink Partners and Aadi, and Aadi’s board of directors was aware of the arrangement, including the fact that a significant portion of the fee payable to Leerink Partners is contingent upon the completion of the Divestiture.

Certain Unaudited Prospective Financial Information

Aadi does not, as a matter of course, develop or publicly disclose long-term projections as to future performance, revenues, earnings or other results due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in connection with its strategic review process, Aadi management provided certain unaudited prospective financial information for FYARRO in the PEComa indication (such business, the “FYARRO business,” and such financial information, the “FYARRO projections”) to Aadi’s board of directors in connection with its evaluation of the Divestiture and to representatives of Leerink Partners. The FYARRO projections reflect a risk-adjusted outlook and were based on certain assumptions and other relevant factors relating to the FYARRO business, as further described below.

The FYARRO projections were not prepared with a view toward public disclosure and the summary thereof is included in this proxy statement only because such information was made available as described above. The FYARRO projections were not prepared with a view toward compliance with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The FYARRO projections included in this document have been prepared by, and are the responsibility of, Aadi management. BDO USA, P.C., Aadi’s independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to, the FYARRO projections and, accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. The FYARRO projections were prepared solely for internal use of Aadi and Leerink Partners and are subjective in many respects.

Although the FYARRO projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events that Aadi management believed were reasonable at the time the FYARRO projections were prepared, taking into account the relevant information available to it at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the FYARRO projections not to be achieved include general economic conditions, prevailing interest rates, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and matters specific to FYARRO. The FYARRO projections are forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Special Note Regarding Forward-Looking Statements.” In addition, the FYARRO projections do not take into account any circumstances or events occurring after the date that they were prepared. As a result, there can be no assurance that the FYARRO projections will be realized, and actual results may be materially better or worse than those contemplated in the FYARRO projections. The inclusion of this information should not be regarded as an indication that Aadi’s board of directors, Aadi or Leerink Partners considered, or now considers, that actual future results will necessarily reflect the FYARRO projections. The FYARRO projections are not included in this proxy statement in order to induce any Aadi stockholder to vote in favor of the Divestiture or to influence any Aadi stockholder to make any investment decision with respect to the Divestiture.

The FYARRO projections should be evaluated, if at all, in conjunction with the financial statements of Aadi and other information regarding Aadi and the FYARRO business contained in Aadi’s public filings with the SEC.

Except to the extent required by applicable federal securities laws, Aadi does not intend, and expressly disclaims any responsibility, to update or otherwise revise the FYARRO projections to reflect circumstances existing after the date the FYARRO projections were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the FYARRO business are shown to be in error.

In light of the foregoing factors and the uncertainties inherent in the FYARRO projections, Aadi stockholders are cautioned not to unduly rely on any of the FYARRO projections included in this proxy statement.

Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Leerink Partners for purposes of its financial analysis as described above in the section titled “—Opinion of Aadi Financial Advisor” or by Aadi’s board of directors in connection with their consideration of the Divestiture.

Non Risk-Adjusted FYARRO Projections

Set forth below is a summary of the non risk-adjusted FYARRO projections, which are select projected financial information for the FYARRO business for fiscal years 2025 through 2039 (the year in which Aadi management assumed patent protections for FYARRO will expire) based on information as prepared by Aadi management in connection with Aadi’s evaluation of the Divestiture. The non risk-adjusted FYARRO projections were not probability-adjusted and included, among other things, the following key assumptions regarding the FYARRO business and 2025-2039 costs of goods sold (“COGS”), 2025-2039 research and development (“R&D”) expense, and 2025-2039 selling, general and administrative (“SG&A”) expense, in each case as to which there can be no assurance:

•	revenue projections for the FYARRO business in the United States for 2025 and 2026 based on bottom-up demand analysis, with an assumed 3% annual growth rate thereafter from 2027-2039;

•	no additional indications beyond PEComa or associated development spend;

•	FYARRO is commercialized by a partner in the European Union in 2027 and a 20% royalty is paid on net sales in the territory;

•	$3.0 million and $4.0 million of COGS in 2025 and 2026, respectively;

•	COGS equal to 11.5% of U.S. revenue from 2026-2039, incorporating a 7.5% royalty payable to BMS under the existing license agreement with BMS;

•	for R&D expense, an aggregate of $166.0 million in unadjusted CMC and quality assurance expenses for 2025-2039;

•	for R&D expense, $11.0 million and $10.0 million in unadjusted CMC and quality assurance expenses for 2025 and 2026, respectively;

•	for SG&A expense, an aggregate of $116.0 million in unadjusted commercial and general and administrative expenses, and no public company operating expenses;

•	$6.0 million of SG&A expense in each of 2025 and 2026;

•	a 25% tax rate and no utilization of net operating losses; and

•	patent protection for FYARRO expiring in 2039.

The non-adjusted FYARRO projections for the applicable periods are summarized below ($ in millions):

		2025	2026	2027	2028	2029	2030	2031
Revenue:
FYARRO (PEComa—US)		$28	$31	$32	$33	$34	$35	$36
FYARRO (PEComa—EU royalty)		—	—	$1	$2	$3	$3	$4
Total Revenue		$28	$31	$32	$34	$37	$38	$39
EBIT (1)		$7	$11	$13	$14	$16	$17	$17

	2032	2033	2034	2035	2036	2037	2038	2039
Revenue:
FYARRO (PEComa—US)	$37	$38	$39	$40	$41	$43	$44	$45
FYARRO (PEComa—EU royalty)	$3	$3	$3	$3	$3	$3	$3	$3
Total Revenue	$40	$41	$42	$43	$45	$46	$47	$49
EBIT (1)	$17	$18	$18	$19	$19	$20	$20	$21

(1)	EBIT is a non-GAAP financial measure defined as net income, plus interest and taxes.

Risk-Adjusted FYARRO Projections

Set forth below is a summary of the risk-adjusted FYARRO projections, which were calculated based on the non risk-adjusted FYARRO projections and probability adjusted to reflect Aadi’s assessment of a 75% probability of success (PoS) to European Union net sales.

The risk-adjusted FYARRO projections, as well as the estimated, probability-adjusted unlevered free cash flow, which was calculated based on the risk-adjusted FYARRO projections for the applicable periods are summarized below (in millions):

		2025	2026	2027	2028	2029	2030	2031
Revenue:
FYARRO (PEComa—US)		$28	$31	$32	$33	$34	$35	$36
FYARRO (PEComa—EU royalty)		—	—	$0	$1	$2	$3	$3
Total Revenue		$28	$31	$32	$34	$36	$37	$38
EBIT (1)		$7	$11	$13	$14	$15	$16	$16
Unlevered Free Cash Flow		($1)	$7	$8	$9	$11	$12	$12

	2032	2033	2034	2035	2036	2037	2038	2039
Revenue
FYARRO (PEComa—US)	$37	$38	$39	$40	$41	$43	$44	$45
FYARRO (PEComa—EU royalty)	$3	$3	$3	$2	$2	$2	$2	$2
Total Revenue	$39	$40	$42	$43	$44	$45	$46	$48
EBIT (1)	$17	$17	$17	$18	$18	$19	$19	$20
Unlevered Free Cash Flow (2)	$12	$13	$13	$13	$14	$14	$14	$15

(2)	EBIT is a non-GAAP financial measure defined as net income, plus interest and taxes.

(3)	Unlevered free cash flow is a non-GAAP financial measure defined as operating income, less taxes, less change in net working capital.

In light of the foregoing factors and the uncertainties inherent in each of the Aadi forecasts, Aadi stockholders are cautioned not to place undue reliance on the Aadi forecasts.

Interests of Aadi’s Directors and Executive Officers in the Divestiture

When considering the recommendation of Aadi’s board of directors that you vote in favor of the approval of the Divestiture Agreement, you should be aware that our directors and executive officers may have interests in the Divestiture that are different from, or in addition to, the interests of our stockholders generally.

Voting and Support Agreements

In connection with entering into the Divestiture Agreement, on December 19, 2024, following approval of the Divestiture Agreement by Aadi’s board of directors, the directors and executive officers, as well as certain of their affiliated entities, in each case solely in their capacities as stockholders of Aadi, and one other significant stockholder of Aadi entered into the Support Agreements with Kaken and Aadi. The Support Agreements obligate the directors and executive officers (including certain of their affiliated entities) to vote their respective shares of our common stock in favor of the approval of the Divestiture Agreement and certain related matters, and against certain matters that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the transactions contemplated by the Divestiture Agreement. In (1) evaluating and negotiating the Divestiture Agreement, (2) approving the Divestiture Agreement and the transactions contemplated by the Divestiture Agreement, including the Divestiture, and (3) recommending that our stockholders vote in favor of the approval of the Divestiture Agreement, Aadi’s board of directors was aware of and considered these interests to the extent that they existed or were otherwise known at the time, among other matters. These interests are more fully described in this section.

Retention Bonus Letters

Aadi has entered into Retention Bonus Letters with each of Dr. Lennon and Messrs. Giacobello and Ball, pursuant to which each executive is eligible to be paid a Retention Bonus subject to continued employment with the Company through the earlier of (i) March 31, 2025, or (ii) the date of a Change in Control (as defined in the applicable Retention Bonus Letter), provided that an executive will remain eligible to receive the Retention Bonus if his employment is terminated by the Company other than for Cause, death or disability, or if he resigns for Good Reason (each such term as defined in the applicable Retention Bonus Letter), subject to execution of a separation agreement and release of claims in favor of the Company. Although it is expected that the Divestiture will not constitute a Change in Control for purposes of the Retention Bonus Letters, in an abundance of caution, Aadi is treating the Retention Bonus Letter as an interest of the executive officers in the Divestiture for purposes of this proxy statement. The amount of such Retention Bonus is $390,000 for Dr. Lennon, $220,000 for Mr. Giacobello and $210,000 for Mr. Ball.

Additionally, it is expected that Dr. Lennon, Mr. Giacobello and Mr. Ball will continue to serve as executive officers of Aadi following the Divestiture and that all members of Aadi’s board of directors will continue to serve thereon following the Divestiture, and that such officers and directors will continue to receive cash and other compensation (including benefits) for such services under applicable plans and arrangements which may be funded with proceeds from the Divestiture.

Accounting Treatment

The Divestiture will be accounted for as a “sale” by Aadi, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Divestiture

The following discussion is a summary of the material anticipated U.S. federal income tax consequences of the Divestiture. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable and proposed Treasury regulations under the Code (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as currently in effect as of the date of this proxy statement, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below. Tax considerations under state, local, and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement.

The proposed Divestiture is entirely a corporate action. Our stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Divestiture.

The proposed Divestiture will be treated as a sale of corporate stock in exchange for cash. We anticipate that our tax basis in our Aadi Sub stock will not be less than the purchase price for the sale of the FYARRO Business, and accordingly, that we do not expect to realize gain on the sale of our Aadi Sub stock. Nevertheless, the determination of whether we will realize gain or loss on the proposed Divestiture and (if applicable) whether and to what extent our tax attributes will be available to offset any gain is highly complex and is based in part upon facts that will not be known until the completion of the Divestiture and the finalization of any purchase price adjustments associated with the Divestiture. Therefore, it is possible that we will incur U.S. federal income tax as a result of the proposed Divestiture.

We also expect that the portion of our consolidated net operating loss carryforwards (“NOLs”) and other tax attributes that are allocable to Aadi Sub will generally remain with Aadi Sub and will no longer constitute tax attributes of Aadi following the Divestiture.

Regulatory Approvals Required for the Divestiture

General Efforts

Upon the terms and subject to the conditions set forth in the Divestiture Agreement, Aadi and Kaken agreed to use commercially reasonable efforts to avoid or eliminate legal impediments so as to enable the completion of the Divestiture to occur as expeditiously as possible.

Appraisal Rights

No appraisal or dissenters’ rights are available to Aadi stockholders under the DGCL or under Aadi’s certificate of incorporation or bylaws in connection with the Divestiture Agreement.

THE DIVESTITURE AGREEMENT

The following summary describes the material provisions of the Divestiture Agreement. The descriptions of the Divestiture Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Divestiture Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the Divestiture Agreement, which is the legal document that governs the Divestiture, in its entirety because this summary may not contain all the information about the Divestiture Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Divestiture Agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Divestiture Agreement (1) were made only for purposes of the Divestiture Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Divestiture Agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Aadi, Aadi Sub, Kaken Parent and Kaken in connection with negotiating the terms of the Divestiture Agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed by Aadi and Aadi Sub to Kaken in connection with the Divestiture Agreement. In addition, the representations, warranties, covenants and agreements may have been included in the Divestiture Agreement for the purpose of allocating contractual risk between Aadi, Aadi Sub and Kaken rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Divestiture Agreement may have the right to terminate the Divestiture Agreement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, or the covenants and agreements of the other party are breached, and the circumstances in which Kaken may be entitled to indemnification from Aadi if the representations and warranties of Aadi prove to be untrue due to a change in circumstance or otherwise, or the covenants and agreements of Aadi under the Divestiture Agreement are breached. Our stockholders are not third-party beneficiaries under the Divestiture Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Aadi, Aadi Sub or Kaken or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the Divestiture Agreement. Certain of the representations, warranties, covenants and agreements will survive the completion of the Divestiture, subject to certain time periods set forth in the Divestiture Agreement, and Aadi is subject to certain indemnification obligations with respect to such representations, warranties, covenants and agreements. In addition, you should not rely on the covenants and agreements in the Divestiture Agreement as actual limitations on the respective businesses of Aadi, Aadi Sub or Kaken because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Divestiture Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public (prior or otherwise). The Divestiture Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Aadi, Aadi Sub, Kaken or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Divestiture Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Aadi, Aadi Sub and their respective businesses.

Closing and Effect of the Divestiture

The Divestiture Agreement provides that the completion of the Divestiture will take place (1) on a date to be agreed upon by Kaken and Aadi that is no later than the second business day after the last condition to be satisfied or waived of the conditions to closing set forth in the Divestiture Agreement is satisfied or waived (excluding conditions that by their terms are to be satisfied as the closing, but subject to the satisfaction or waiver of each of such conditions); or (2) at such other time agreed to in writing by Aadi and Kaken.

The Divestiture Agreement provides that, on the terms and subject to the conditions of the Divestiture Agreement, at the closing, Aadi will sell, assign, transfer, convey and deliver all of the issued and outstanding shares of Aadi Sub to Kaken, and Kaken will purchase all of the issued and outstanding shares of Aadi Sub from Aadi.

Purchase Price Adjustments

The purchase price of $100 million cash payment is subject to adjustment as follows:

•

an adjustment for cash of Aadi Sub as of the completion of the Divestiture, pursuant to which the amount of cash will be equal to the difference of (1) the aggregate amount of all cash and cash equivalents (other than restricted cash) of Aadi Sub as of 12:01 a.m. Pacific time on the date of completion of the Divestiture (the “Measurement Time”), minus (2) the amount of any overdrafts and any amounts required to cover checks, wires and similar instruments issued by Aadi Sub which have not cleared as of the Measurement Time;

•

an adjustment for indebtedness of Aadi Sub determined and valued as of the Measurement Time in accordance with GAAP in a manner consistent with Aadi’s accounting policies and historical accounting practices;

•	an adjustment for certain transaction expenses incurred in connection with the Divestiture;

•

a working capital adjustment, subject to a dollar range (the “Net Working Capital Range”) from and including $1.6 million (the “Net Working Capital Floor”) to and including $3.14 million (the “Net Working Capital Ceiling”), based on the amount by which the closing working capital of Aadi Sub as of the Measurement Time exceeds the Net Working Capital Ceiling or based on the amount by which the closing working capital of Aadi Sub as of the Measurement Time is less than the Net Working Capital Floor; provided, that if the closing working capital of Aadi Sub is (1) within the Net Working Capital Range, (2) less than the Net Working Capital Floor, or (3) exceeds the Net Working Capital Ceiling, the working capital adjustment will be $0.

The cash paid by Kaken at the completion of the Divestiture will be based on estimates of the foregoing amounts and will be subject to customary post-closing true-up. If a payment by Kaken or Aadi is required, such payment will be made within five business days following the date of finalization of the post-closing true-up.

Representations and Warranties

The Divestiture Agreement contains representations and warranties of Aadi, Aadi Sub and Kaken.

Some of the representations and warranties in the Divestiture Agreement made by Aadi and Aadi Sub are qualified as to “materiality,” “Seller Material Adverse Effect,” “Company Material Adverse Effect” or similar terms or concepts. For purposes of this proxy statement and the Divestiture Agreement, (1) “Seller Material Adverse Effect” means any change, event, effect, development or occurrence (“Effect”) that, individually or taken together with all other Effects, prevents or could reasonably be expected to prevent Aadi from consummating the Divestiture on or prior to 11:59 p.m. on June 30, 2025, or such later time and date as may be agreed among the parties under the terms of the Divestiture Agreement (the “Termination Date”) and (2) “Company Material Adverse Effect” means any Effect that, individually or taken together with all other Effects, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Aadi Sub, taken as a whole, or (B) prevents or would reasonably be expected to prevent Aadi Sub from consummating the Divestiture on or prior to the Termination Date. However, the parties have agreed that none of the following Effects will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether there has been or would reasonably be expected to occur a Company Material Adverse Effect:

•	general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except in each case to the extent that such

Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) monetary policy, interest rates or credit ratings in the United States or any other country or region of the world, (2) exchange rates for the currencies of any country, or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except in each case to the extent that such Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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conditions in the industries, businesses or segments in which Aadi Sub conducts business, including the emergence of any new or modified competition and any supply chain disruptions or shortages (except in each case to the extent that such Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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regulatory, legislative or political conditions in the United States or any other country or region in the world (except in each case to the extent that such Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, data breach, sanctions, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except in each case to the extent that such Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any of the foregoing) including, in each case, the response of governmental authorities (except in each case to the extent that such Effect has had a disproportionate adverse effect on Aadi Sub relative to other similarly situated companies operating in the industries in which Aadi Sub conducts business, in which case only the incremental disproportionate adverse impact of such Effect on Aadi Sub as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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pandemics, epidemics, contagious disease outbreaks or other comparable events (or escalation or worsening of any such events or occurrences), including, in each case, any action taken or not taken as required by any law, governmental authority or otherwise to respond to the impact, presence, outbreak or spread of any pandemic, epidemic, contagious disease outbreaks or other comparable event;

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any Effect resulting from the execution or announcement of the Divestiture Agreement (including the identity of the parties) or the pendency or completion of the Divestiture or the other transactions contemplated by the Divestiture Agreement, including the impact thereof on the relationships, contractual or otherwise, of Aadi Sub with employees, suppliers, customers, partners, vendors, governmental authorities or any other person (provided, however, that this exception shall not apply to the extent arising from any breach or inaccuracy of any representation or warranty set forth in the Divestiture Agreement expressly addressing the authorization, execution and delivery of the Divestiture Agreement by Aadi Sub or the performance by Aadi Sub of its obligations thereunder, or any condition as it relates to such representation or warranty);

•	the compliance by Aadi or Aadi Sub with the terms of the Divestiture Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the Divestiture Agreement;

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any action taken or refrained from being taken, in each case to which Kaken has expressly approved, consented to or requested in writing (including by email) following the date of the Divestiture Agreement;

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changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing), changes in the regulatory accounting requirements applicable to any industry in which Aadi Sub conducts business, or any action taken for the purpose of complying with GAAP or any law;

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any failure, in and of itself, by Aadi Sub or Aadi to meet (1) any public estimates or expectations of Aadi’s or Aadi Sub’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred unless otherwise excluded pursuant hereto);

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(1) regulatory, manufacturing or clinical changes, events or developments or other actions resulting from any nonclinical or clinical studies sponsored by Aadi Sub or any competitor of Aadi Sub, results of meetings with the FDA or other governmental authority (including any communications from any governmental authority in connection with such meetings), or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse events or safety observations with respect to Aadi Sub’s or any competitor’s product candidates, (2) the determination by, or the delay of a determination by, the FDA or any other governmental authority, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, hold, refusal to file, refusal to designate, non-approval, disapproval or non-clearance of any of Aadi Sub’s or any competitor’s product candidates, (3) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with or related to any of Aadi Sub’s products or product candidates, or any guidance, announcement or publication by the FDA or other governmental authority relating to any product candidates of Aadi Sub or any competitor, or (4) any manufacturing or supply chain disruptions or delays in manufacturing validation affecting products or product candidates of Aadi Sub or developments relating to reimbursement, coverage or payor rules with respect to any product or product candidates of Aadi Sub or the pricing of products, in each case other than to the extent such effects have a disproportionate adverse impact on Aadi Sub compared to other similar companies in the industry in which the FYARRO Business operates;

•	the availability or cost of equity, debt or other financing to Kaken or any of its affiliates;

•	any transaction litigation; or

•	the identity of, or any facts or circumstances relating to, Kaken or its affiliates or financing sources.

In the Divestiture Agreement, Aadi and Aadi Sub have made customary representations and warranties to Kaken that are subject, in some cases, to specified exceptions and qualifications contained in the Divestiture Agreement and the confidential disclosure letter to the Divestiture Agreement. The representations and warranties made by Aadi and Aadi Sub are subject to a “buyer-side” representations and warranties insurance policy obtained by Kaken (“RWI Policy”). The RWI Policy is subject to a retention amount, policy exclusions, policy limits and certain other customary terms and conditions, the cost of which is being shared equally between Kaken and Aadi. The representations and warranties made by Aadi and Aadi Sub in the Divestiture Agreement relate to, among other things:

•	Aadi and Aadi Sub’s due organization, good standing and qualification to do business;

•	Aadi’s organizational documents and the absence of any violation by Aadi Sub of Aadi’s organizational documents;

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Aadi and Aadi Sub’s corporate power and authority to execute, deliver and perform under the Divestiture Agreement and the other transaction documents, and to complete the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents, and the validity and enforceability of the Divestiture Agreement and other transaction documents;

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the determination by Aadi’s board of directors that the Divestiture and of the other transactions contemplated by the Divestiture Agreement and the other transaction documents are in the best interests of Aadi and Aadi stockholders, the approval by Aadi’s board of directors of the execution and delivery of, and performance under, the Divestiture Agreement and the other transaction documents, and of the completion of the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents, upon the terms and conditions set forth therein, and the recommendation by Aadi’s board of directors that holders of shares of Aadi common stock vote in favor of the approval of the Divestiture Agreement and the Divestiture;

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the receipt by Aadi’s board of directors of an opinion from Leerink Partners that, as of the date of the Divestiture Agreement and subject to certain qualifications, limitations and assumptions, the cash consideration to be paid by Kaken to Aadi upon the completion of the Divestiture is fair, from a financial point of view, to Aadi;

•	the nature of the required vote by Aadi stockholders to approve the Divestiture Agreement and the Divestiture;

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the non-contravention of Aadi’s organizational documents, Aadi Sub’s material contracts, and of the laws applicable to Aadi and Aadi Sub, or to any of their respective properties or assets, by the execution and delivery of, and performance under, the Divestiture Agreement and the other transaction documents, and of the completion of the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents;

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subject to certain specified exceptions, the absence of any consent, authorization, filing or registration with, or notification to any governmental authority required in connection with the execution and delivery of, and performance under, the Divestiture Agreement and the other transaction documents, and of the completion of the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents;

•	Aadi and Aadi Sub’s authorized capital stock, and Aadi Sub’s issued and outstanding equity and other matters regarding Aadi Sub’s capitalization;

•	the absence of any subsidiaries of Aadi Sub;

•	the accuracy and completeness of the reports, forms, documents and financial statements filed by Aadi with the SEC;

•	the establishment and maintenance of certain disclosure controls and procedures and internal accounting controls;

•	Aadi Sub’s indebtedness, accounts payable and notes and accounts receivable;

•	the absence of undisclosed liabilities of Aadi Sub;

•	the absence of certain events or changes in the business of Aadi or Aadi Sub;

•	the proper disclosure of Aadi Sub’s material contracts and the validity and enforceability thereof;

•	matters relating to the real property leased by Aadi Sub;

•	matters relating to Aadi Sub’s compliance with environmental laws;

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matters relating to Aadi Sub’s registered intellectual property and in-bound and out-bound licenses, Aadi Sub’s sole ownership and control of all rights, title, and interests in Aadi Sub’s intellectual property, and the absence of any infringement, misappropriation, dilution, or violation of the intellectual property rights of any other person by Aadi Sub or of the intellectual property rights of Aadi Sub by any other person;

•	the sufficiency of Aadi Sub’s assets to operate the FYARRO Business as currently conducted and as currently proposed to be conducted;

•	matters relating to the privacy, data protection and data security practices of Aadi Sub;

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the completion of all required material filings required to permit the development, manufacture, marketing, import, distribution, and sale, as applicable, of Aadi Sub products with regulatory authorities having jurisdiction over pharmaceutical products, the possession of all required material permits, licenses, registrations, certificates, or authorizations from such applicable regulatory authorities necessary to conduct the FYARRO Business, and material compliance with all laws applicable to the development, testing, manufacturing, marketing, distribution or promotion of Aadi Sub products;

•	tax returns, filings and other tax matters relating to Aadi Sub;

•	employee benefit plans of Aadi and Aadi Sub;

•	applicable labor and employment laws and absence of union activities;

•	compliance by Aadi and Aadi Sub with applicable laws (including sanctions, export control, customs and anti-bribery laws) and permits;

•	healthcare laws applicable to Aadi and Aadi Sub and the absence of healthcare-related investigation, audit, or inquiry conducted by any governmental authority or customer;

•	the absence of pending or threatened legal proceedings and orders against or relating to Aadi Sub;

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the full force and effect of all insurance policies relating to the business, assets and operations of Aadi Sub and absence of any notice regarding any cancellation, non-renewal, or invalidation of any such insurance policy;

•	the absence of undisclosed related person transactions between Aadi Sub and any related person thereof; and

•	brokers’ fees and expenses.

Under the Divestiture Agreement, Kaken acknowledges that Aadi and Aadi Sub have not made any representations or warranties other than in connection with the Divestiture Agreement or the Divestiture, and expressly disclaims reliance on any representation, warranty or other information regarding Aadi or Aadi Sub, other than those expressly set forth in the Divestiture Agreement.

In the Divestiture Agreement, Kaken has made customary representations and warranties to Aadi that are subject, in some cases, to specified exceptions and qualifications contained in the Divestiture Agreement. The representations and warranties made by Kaken in the Divestiture Agreement relate to, among other things:

•	Kaken’s due organization, good standing and qualification to do business;

•	Kaken’s organizational documents and the absence of any violation by Kaken of its organizational documents;

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Kaken’s corporate power and authority to execute, deliver and perform under the Divestiture Agreement and the other transaction documents, and to complete the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents, and the validity and enforceability of the Divestiture Agreement and other transaction documents;

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the non-contravention of Kaken’s organizational documents, the agreements by which Kaken or any of its properties or assets may be bound, and of the laws applicable to Kaken, or to any of their respective properties or assets, by the execution and delivery of, and performance under, the Divestiture Agreement and the other transaction documents, and of the completion of the Divestiture and the other transactions contemplated by the Divestiture Agreement and the other transaction documents;

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subject to certain exceptions, the absence of any consent of any governmental authority required in connection with the execution and delivery of, and performance under, the Divestiture Agreement and the other transaction documents, and of the completion of the Divestiture;

•	the absence of pending or threatened legal proceedings and orders relating to Kaken;

•	Kaken’s ownership of shares of Aadi’s capital stock;

•	brokers’ fees and expenses;

•	the absence of any vote or consent by holders of Kaken capital stock required for the approval of the Divestiture Agreement or the Divestiture;

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Kaken’s financial capability to make all payments contemplated by the Divestiture Agreement, pay all fees and expenses required to be paid at completion of the Divestiture and the resources and capabilities to perform its obligations under the Divestiture Agreement;

•	the absence of stockholder and management arrangements; and

•	Kaken’s investment intent and status as an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

Under the Divestiture Agreement, Aadi and Aadi Sub acknowledge that Kaken and its subsidiaries have not made any representations or warranties other than in connection with the Divestiture Agreement or the Divestiture and expressly disclaim reliance on any representation, warranty or other information regarding Kaken, other than those expressly set forth in the Divestiture Agreement.

Certain of the representations and warranties contained in the Divestiture Agreement will survive for designated periods of time after the completion of the Divestiture as further described in the section of this proxy statement captioned “The Divestiture Agreement—Indemnification.”

Conduct of Business Pending the Divestiture

Other than as expressly contemplated by the Divestiture Agreement, set forth in the confidential disclosure letter to the Divestiture Agreement, as required by applicable law or approved by Kaken (which approval, under the terms of the Divestiture Agreement, may not be unreasonably withheld, conditioned or delayed), from the date of the Divestiture Agreement to the completion of the Divestiture (or termination of the Divestiture Agreement), Aadi has agreed to, and agreed to cause Aadi Sub to, subject to certain exceptions, use its reasonable best efforts to:

•	conduct its business and operations in the ordinary course of business;

•	preserve intact Aadi Sub’s material assets, properties, contracts and business organizations;

•	keep available the services of Aadi Sub’s current officers and key employees; and

•	preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with whom Aadi Sub has business relations.

Aadi and Aadi Sub have also agreed that they will use their commercially reasonable efforts (1) to ensure that all insurance policies and state licenses in effect as of the date of the Divestiture Agreement remain in effect and, with respect to such insurance policies and licenses as may expire from the date of the Divestiture Agreement to the completion of the Divestiture (or termination of the Divestiture Agreement), to renew or replace such insurance policies or licenses, in each case on terms not materially less favorable as the insurance policies or licenses in effect as of the date of the Divestiture Agreement; and (2) to cooperate with Kaken, at Kaken’s expense, as may be necessary to enable Aadi Sub to obtain its own similar policies or licenses and/or obtain the material benefits following the completion of the Divestiture from the insurance policies and/or licenses, whether such insurance policies or licenses are held in the name of Aadi, Aadi Sub or otherwise.

Aadi and Aadi Sub have also agreed that, subject to certain exceptions set forth in the Divestiture Agreement, they will not:

•	amend either Aadi or Aadi Sub’s organizational documents;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, conversion, division or other reorganization;

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issue, sell, or deliver, or agree or commit to issue, sell or deliver, any shares of capital stock of, or other equity or voting interest, restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, Aadi Sub, or any security convertible into or exchangeable for any of the foregoing (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

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issue, sell, or deliver, or agree or commit to issue, sell or deliver, any shares of capital stock of, or other equity or voting interest in, Aadi (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) to any current or former employee, individual, independent contractor, consultant or member of the board of directors of Aadi Sub or any subsidiary of Aadi Sub or certain specified employees of Aadi or Aadi Sub to whom Kaken is permitted to make offers of employment during the pre-closing period under the terms set forth in the Divestiture Agreement (such employees, the “Acquired Employees”);

•	directly or indirectly acquire, repurchase or redeem any securities of Aadi Sub;

•	with respect to Aadi Sub only, acquire (by merger, consolidation or acquisition of stock or assets) any other person;

•	with respect to Aadi Sub only, acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

•	amend, terminate or otherwise modify or extend any lease or enter into any new lease, sublease or occupancy agreement for leased real property or any other real property;

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(1) adjust, split, subdivide, combine or reclassify any shares of Aadi Sub capital stock; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any Aadi Sub capital stock or other Aadi Sub securities, or many any other actual, constructive or deemed distribution in respect of any shares of Aadi Sub capital stock or any Aadi Sub securities; (3) pledge or encumber any shares of Aadi Sub capital stock or Aadi Sub securities; or (4) modify the terms of any shares of Aadi Sub capital stock or Aadi Sub securities;

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with respect to Aadi Sub only, (1) incur or assume any indebtedness or issue any debt securities; (2) assume, guarantee endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (3) make any loans advances or capital contributions to, or investments in, any other person; or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible of Aadi Sub, or create any lien thereon;

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(1) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, funding or payment of any compensation or benefits under, any Aadi Sub benefit plan or, with respect to the Acquired Employees, any Aadi benefit plan (or any plan, program, policy, agreement or arrangement that would be an Aadi Sub benefit plan or Aadi benefit plan if in effect on the date of the Divestiture Agreement); (2) grant to the Acquired Employees any increase in compensation, bonus or fringe or other benefits; (3) grant to the Acquired Employees any new, or any increase in, change in control, retention, severance or termination pay; (4) terminate the Acquired Employees other than terminations for cause (determined consistent with past practice), or hire any individual who would be an Acquired Employee under the terms of the Divestiture Agreement; (5) hire any employee or engage any independent contractor or consultant to work for or provide services to Aadi Sub; or (6) make or forgive any loan to the Acquired Employees;

•	settle, release, waive or compromise any pending or threatened material legal proceeding involving Aadi Sub or the transactions contemplated by the Divestiture Agreement;

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(1) revalue in any material respect any of Aadi Sub’s properties or assets, including writing-off notes or accounts receivable; or (2) make any changes in any of Aadi Sub’s accounting principles or practices;

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(1) make or change any tax election with respect to Aadi Sub; (2) adopt or change of any tax accounting method; (3) settle or compromise any material tax claim or assessment with respect to Aadi Sub; (4) amend any tax return or file any tax return inconsistent with past practice; (5) initiate any material voluntary tax disclosure or material tax amnesty or similar filings with any governmental authority; (6) enter into any agreement with any governmental authority (including a “closing agreement” under Section 7121 of the Internal Revenue Code) with respect to any material tax or material tax returns; (7) surrender any right to claim a tax refund; or (8) consent to any extension or waiver of any limitation period with respect to any tax claim or assessment with respect to Aadi Sub, in each case, solely to the extent such action would adversely impact Kaken or Aadi Sub;

•	with respect to Aadi Sub only, incur, authorize or commit to incur any material capital expenditures outside of the ordinary course of business;

•	enter into, modify, amend or terminate any material contract;

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Aadi or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

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effectuate a “plant closing,” “mass layoff” (each as defined in the Worker Adjustment Retraining and Notification Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit where Acquired Employees are located or which affects the Acquired Employees; or

•	enter into or agree to commit to enter into a contract to do any of the foregoing.

No Solicitation of Acquisition Proposals

Aadi and Aadi Sub have agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, and request the prompt return or destruction of any information furnished by Aadi or Aadi Sub prior to the date of the Divestiture Agreement from, any person and its representatives relating to any acquisition transaction, or series of related transactions, for securities representing more than 15% of the total outstanding voting power of the capital stock of Aadi or Aadi Sub as a result of which such other person would own 15% of the total outstanding voting power of the capital stock of Aadi or Aadi Sub after giving effect to the consummation of such transaction or series of related transactions.

In particular, under and subject to the terms of the Divestiture Agreement, Aadi, Aadi Sub and their respective directors and executive officers, have agreed not to, and Aadi and Aadi Sub have agreed not to instruct, authorize or knowingly permit any of their respective employees, consultants or other representatives to, directly or indirectly:

•	solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any acquisition inquiry or acquisition proposal;

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furnish to any third person (other than Kaken or any of its affiliates) any non-public information relating to Aadi or Aadi Sub or afford to any third person (other than Kaken or any of its affiliates) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Aadi or Aadi Sub, in any such case in connection with any actual or potential acquisition inquiry or acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any acquisition inquiry or acquisition proposal;

•	participate or engage in discussions or negotiations with any third person (other than Kaken or any of its affiliates) with respect to an acquisition inquiry or acquisition proposal;

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enter into any letter of intent, memorandum of understanding, merger agreement, stock purchase agreement, acquisition agreement or other contract relating to an acquisition inquiry, acquisition proposal or acquisition transaction (an “Alternative Acquisition Agreement”), other than a customary confidentiality agreement containing terms, including with respect to confidentiality and non-solicitation, no less restrictive in the aggregate to the counterparty than those contained in the confidentiality agreement entered into between Aadi and Kaken Parent on October 7, 2024 (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any acquisition proposal) (which we refer to as an “Acceptable Confidentiality Agreement”); or

•	authorize or commit to do any of the foregoing.

Under and subject to the terms of the Divestiture Agreement, from the date of the Divestiture Agreement until Aadi receives the requisite stockholder approval, Aadi and Aadi Sub may, directly or indirectly through one or more of their representatives (1) participate or engage in discussions or negotiations with, and (2) subject to an Acceptable Confidentiality Agreement, (i) furnish any non-public information relating to Aadi or any of its subsidiaries, and (ii) afford access to the business, properties, assets, books, records or other non-public information, or any personnel, of Aadi or any of its subsidiaries to any person or group or their respective representatives that has made, renewed or delivered to Aadi an acquisition proposal after the date of the Divestiture Agreement that was not solicited in material breach of the applicable restrictions, provided that Aadi has agreed to promptly make available to Kaken and its representatives any non-public information concerning Aadi and its subsidiaries that is made available to any such person or group or their respective representatives and that was not previously made available to Kaken. Aadi’s board of directors may only take the foregoing actions if Aadi’s board of directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a Superior Proposal or is reasonably likely to lead a Superior Proposal, and (2) the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties. From the date of the Divestiture Agreement until the earlier to occur of the completion of the Divestiture and the termination of the Divestiture Agreement, Aadi has agreed that it will promptly (and, in any event, within 24 hours from the receipt thereof) notify Kaken in writing if any acquisition inquiry or acquisition proposal is, to the knowledge of Aadi Sub (which, for this purpose, will be deemed to include each member of Aadi’s board of directors and will not be deemed to be only as of the date of the Divestiture Agreement), received by, or any discussions or negotiations are sought to be initiated or continued with, Aadi, Aadi Sub or any of their respective representatives with respect to an acquisition inquiry or acquisition proposal. Such notice must include (1) the identity of the person or group making such acquisition inquiry or acquisition proposal, and (2) a summary of the material terms and conditions of such acquisition inquiry or acquisition proposal and, if in writing, a copy thereof. Thereafter, Aadi or Aadi Sub must keep Kaken reasonably informed, on a prompt basis, of the status and terms of any such acquisition inquiry or acquisition proposal (including any amendments or supplements thereto) and the status of any such discussions or negotiations.

For purposes of this proxy statement and the Divestiture Agreement, “Superior Proposal” means a bona fide written acquisition proposal from any person other than Kaken or any of its affiliates that did not result from any material breach of Aadi’s, Aadi Sub’s, or their respective representatives’ obligations with respect to the solicitation and receipt of Alternative Acquisition Agreements under the Divestiture Agreement, and that is on terms that Aadi’s board of directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) is (1) reasonably likely to be consummated in accordance with its terms, and (2) if consummated, would result in a transaction that (x) if structured as an acquisition of Aadi capital stock, is more favorable to Aadi stockholders (in their capacities as such), from a financial point of view, than the Divestiture or (y) if structured otherwise, including as an acquisition of Aadi Sub’s capital stock or the assets of Aadi or Aadi Sub, is more favorable to Aadi, from a financial point of view than the Divestiture, taking into account (in both the case of clause (x) and in the case of clause (y)) (i) any revisions to the Divestiture Agreement or the terms of the Divestiture communicated in writing by Kaken prior to the time of such determination, and (ii) those factors and matters deemed relevant in good faith by Aadi’s board of directors, which factors may include the (A) identity of the person making the proposal, (B) likelihood of consummation in accordance with the terms of such acquisition proposal, and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal. For purposes of the reference to an “acquisition proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” in the Divestiture Agreement will be deemed to be references to “50%.”

Aadi is not entitled to terminate the Divestiture Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Divestiture Agreement, including engaging in good faith negotiations with Kaken and its representatives during a specified period. If Aadi terminates the Divestiture Agreement in order to accept a Superior Proposal from a third party, it must pay the termination fee of $3.5 million to Kaken.

The Aadi Board of Directors Recommendation; Board Recommendation Change

Aadi’s board of directors has recommended that the holders of shares of Aadi common stock vote “FOR” the Divestiture Proposal. Under the Divestiture Agreement, except as set forth below, at no time after the date of the Divestiture Agreement may Aadi’s board of directors:

•	withhold, withdraw, or publicly propose to withhold or withdraw, the Aadi board of directors’ recommendation;

•	amend, qualify or modify, or publicly propose to amend, qualify or modify, the Aadi board of directors’ recommendation in a manner adverse to Kaken;

•	adopt, approve or recommend an acquisition proposal;

•	fail to publicly reaffirm the Aadi board of directors’ recommendation within 10 business days of Kaken so requesting in writing;

•

take or fail to take any action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by Aadi’s board of directors to the Aadi stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that Aadi’s board of directors may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Pacific time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the Divestiture Agreement);

•	fail to include the Aadi board of directors’ recommendation in this proxy statement (we refer to the preceding actions as an “Aadi Board Recommendation Change”); or

•	cause or permit Aadi or Aadi Sub to enter into an Alternative Acquisition Agreement.

At any time prior to obtaining the requisite stockholder approval, other than in connection with an acquisition proposal, Aadi’s board of directors may effect an Aadi Board Recommendation Change in respect to an Intervening Event (as defined below) if and only if:

•

Aadi’s board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties;

•

Aadi or Aadi Sub has provided prior written notice to Kaken that Aadi’s board of directors has (1) made the determination that the failure to take effect an Aadi Board Recommendation Change could reasonably be expected to be inconsistent with its fiduciary duties and (2) resolved to effect an Aadi Board Recommendation Change, which notice will describe the Intervening Event in reasonable detail; and

•

prior to effecting such Aadi Board Recommendation Change, Aadi, Aadi Sub and their representatives, until 5:00 p.m. Pacific time on the fifth business day following the date of delivery of such written notice, have (1) negotiated with Kaken and its representatives in good faith (to the extent that Kaken requests to negotiate) to make such adjustments to the terms and conditions of the Divestiture Agreement and the other transaction documents so that Aadi’s board of directors no longer determines in good faith that the failure to make an Aadi Board Recommendation Change in response to such Intervening Event could reasonably be expected to be inconsistent with its fiduciary duties, and (2) permitted Kaken and its representatives to negotiate with Aadi and its representatives throughout such period and to make a presentation to Aadi’s board of directors regarding the Divestiture Agreement and any adjustments with respect thereto (to the extent that Kaken requests to make such a presentation); it being understood and agreed that, if, in light of any adjustments to the terms and conditions of the Divestiture Agreement and the transaction documents proposed by Kaken during such period, Aadi’s board of directors does not reaffirm its determination that the failure to make an Aadi Board Recommendation Change in response to such Intervening Event could reasonably be expected to be inconsistent with its fiduciary duties, then Aadi’s board of directors shall not be permitted to proceed with such Aadi Board Recommendation Change.

For purposes of this proxy statement and the Divestiture Agreement, an “Intervening Event” means any Effect, or any material consequence of such Effect, that (1) as of the date of the Divestiture Agreement was not known or reasonably knowable based on facts known to Aadi’s board of directors or any executive officers of Aadi or Aadi Sub as of the date of the Divestiture Agreement; and (2) does not directly or indirectly relate to an acquisition proposal.

The Divestiture Agreement provides that at any time prior to obtaining the requisite stockholder approval, if Aadi or Aadi Sub has received a written acquisition proposal that Aadi’s board of directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then Aadi’s board of directors may (1) effect an Aadi Board Recommendation Change with respect to such Superior Proposal and/or (2) authorize Aadi to terminate the Divestiture Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

•

Aadi’s board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties;

•	Aadi and Aadi Sub have complied in all material respects with their obligations under the Divestiture Agreement with respect to such acquisition proposal;

•

Aadi or Aadi Sub has provided prior written notice to Kaken that Aadi’s board of directors has (1) made the determination that the failure to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal could reasonably be expected to be inconsistent with its fiduciary duties, (2) received a written acquisition proposal that has not been withdrawn, (3) determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a Superior Proposal, and (4) resolved to effect an Aadi Board Recommendation Change and if applicable to terminate the Divestiture Agreement, which notice will describe the basis for such Aadi Board Recommendation Change and (if applicable) termination, including the identity of the third person (other than Kaken or any of its affiliates or any groups of Kaken) making such acquisition proposal, the terms of such acquisition proposal in reasonable detail (including all material terms) and copies of all relevant documents relating to such acquisition proposal; and

•

prior to effecting such Aadi Board Recommendation Change and (if applicable) termination, Aadi, Aadi Sub and their representatives, until 5:00 p.m. Pacific time on the fourth business day following the date of delivery of such written notice (which we refer to as the “Notice Period”), (1) have negotiated with Kaken and its representatives in good faith (to the extent that Kaken requests to negotiate) to make such adjustments to the terms and conditions of the Divestiture Agreement and the other transaction documents so that Aadi’s board of directors no longer determines in good faith that the failure to make an Aadi Board Recommendation Change in response to such acquisition proposal could reasonably be expected to be inconsistent with its fiduciary duties, or that such acquisition proposal continues to constitute a Superior Proposal, and (2) have permitted Kaken and its representatives to negotiate with Aadi and its representatives throughout such period and to make a presentation to Aadi’s board of directors regarding the Divestiture Agreement and any adjustments with respect thereto (to the extent that Kaken requests to make such a presentation); it being understood and agreed that, if, in light of any adjustments to the terms and conditions of the Divestiture Agreement and the transaction documents proposed by Kaken during such period, Aadi’s board of directors does not reaffirm its determinations that (A) such acquisition proposal constitutes a Superior Proposal, and (B) the failure to make an Aadi Board Recommendation Change in response to such acquisition proposal could reasonably be expected to be inconsistent with its fiduciary duties, then Aadi’s board of directors shall not be permitted to proceed with such Aadi Board Recommendation Change or such termination of the Divestiture Agreement.

If, at the end of such Notice Period, if, in light of any adjustments to the terms and conditions of the Divestiture Agreement and the transaction documents proposed by Kaken, Aadi’s board of directors cannot or does not reaffirm its determinations that (1) such acquisition proposal constitutes a Superior Proposal, and (2) the failure to make an Aadi Board Recommendation Change in response to such revised, amended, updated or supplemented acquisition proposal could reasonably be expected to be inconsistent with its fiduciary duties, then Aadi’s board of directors shall not be permitted to proceed with such Aadi Board Recommendation Change or such termination of the Divestiture Agreement.

Special Meeting

Aadi has agreed to take all action necessary in accordance with applicable law, its certificate of incorporation and its bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of Aadi’s stockholders as promptly as reasonably practicable following the mailing or other dissemination of this proxy statement to Aadi stockholders, at which meeting Aadi has agreed to submit to the Aadi stockholders the approval of the Divestiture Agreement and the Divestiture. Under the terms of the Divestiture Agreement and subject to certain limitations set forth therein, Aadi is permitted to postpone or adjourn the Special Meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Anti-Takeover Laws

Aadi and Kaken have agreed not to take any action that would cause any “takeover” law to become applicable to the Divestiture Agreement or the Divestiture, to take all actions within their power to ensure that no “anti-takeover” law is or becomes applicable to the Divestiture, and if any “anti-takeover” law is or becomes applicable to the Divestiture, to take all actions within their power to ensure that the Divestiture may be completed as promptly as practicable and otherwise to eliminate or minimize the effect of such law on the Divestiture.

Access to Information

Subject to certain exceptions set forth in the Divestiture Agreement, Aadi and Aadi Sub have agreed to use reasonable best efforts to afford Kaken reasonable access during the pre-closing period, upon reasonable advance notice and during normal business hours, to the properties, books and records and personnel of Aadi Sub, and to assist Kaken in evaluating Aadi Sub’s governance and operational structure in order to continue operating the FYARRO Business following the completion of the Divestiture in substantially the same manner as it was operated prior to the closing.

Employee Matters

Under the terms of the Divestiture Agreement, during the pre-closing period, Aadi has agreed to provide Kaken with reasonable access to each of the Acquired Employees in cooperation with Aadi upon reasonable prior notice, and Kaken is permitted to make offers of employment that are conditioned upon the completion of the Divestiture to any Acquired Employees on terms substantially comparable in the aggregate to the terms of employment that are in effect as of the date of the Divestiture Agreement. The Divestiture Agreement also provides that Kaken must not make offers of employment to any current employee, individual independent contractor, officer or member of Aadi’s board of directors or any of its affiliates other than the Acquired Employees, except for positions where the applicable Acquired Employee has rejected an offer of employment from Kaken. The parties have agreed that Aadi will be solely responsible for terminating the employment of all employees that are not Acquired Employees or transferring their employment to Aadi prior to the completion of the Divestiture.

Notification of Certain Matters

Each party to the Divestiture Agreement has agreed, during the pre-closing period, to give prompt written notice to the other parties upon becoming aware that any representation or warranty made by it in the Divestiture Agreement has become untrue or inaccurate in any material respect, or of any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to the Divestiture Agreement.

Public Statements

Subject to certain exceptions set forth in the Divestiture Agreement, Aadi and Kaken have agreed to use their respective reasonable best efforts to consult with one another before participating in any media interviews, engaging in any meetings or calls with analysts, institutional investors or other similar persons or providing any statements that are public or are reasonably likely to become public, to the extent relating to the Divestiture Agreement or the Divestiture.

Transaction Litigation

Aadi has agreed to provide Kaken with prompt written notice of all litigation against Aadi or Aadi Sub relating to the Divestiture during the pre-closing period, to keep Kaken reasonably informed with respect to the status thereof, give Kaken the opportunity to participate in any proceedings relating to such litigation and consider in good faith Kaken’s advice with respect to such litigation, subject to certain limitations specified in the Divestiture Agreement.

Wrong Pockets

Following the completion of the Divestiture, if Aadi or any of its affiliates receive, or become aware that Aadi or any of its affiliates own or possess, any assets, rights, properties, notices, monies or amounts that are used or held for use in the FYARRO Business (and the treatment of which is not otherwise separately contemplated by the terms of the Divestiture Agreement or the Transition Services Agreement), or are otherwise properly due, deliverable or owing to Kaken or Aadi Sub, then Aadi will, for no additional consideration, promptly sell, convey, transfer, assign and deliver such assets, rights, properties, notices, monies or amounts to Kaken or its affiliates as Kaken may designate.

Following the completion of the Divestiture, if Kaken or any of its affiliates receive, or become aware that Kaken or any of its affiliates (including Aadi Sub) own or possess, any assets, rights, properties, notices, monies or amounts that are properly due, deliverable or owing to Aadi, Kaken will, for no additional consideration, promptly sell, convey, transfer, assign and deliver such assets, rights, properties, notices, monies or amounts to Aadi or its affiliates as Aadi may designate.

Pre-Closing Restructuring

Subject to the terms of the Divestiture Agreement, Aadi has agreed to use its reasonable best efforts to cause certain pre-closing transactions to be consummated to ensure the complete transfer of all assets and agreements relating to the FYARRO Business from Aadi to Aadi Sub. Aadi has agreed to provide Kaken reasonable opportunity to review drafts of the agreements to be entered into in connection with the Pre-Closing Restructuring and to consider in good faith any reasonable comments timely submitted by Kaken with respect to such agreements.

Clinical Trial Wind Down

Subject to certain limitations and conditions set forth in the Divestiture Agreement, Aadi has agreed that it will be financially responsible for the full costs and expenses associated with the wind down of the PRECISION-1 Clinical Trial until the earlier of one year from the date of completion of the Divestiture for the current FDA expanded access program and upon completion of the FDA expanded access program in accordance with the current protocol, and that it would promptly reimburse Kaken and Aadi Sub for any reasonable and documented out of pocket costs incurred by Kaken or Aadi Sub in connection with such wind-down after the completion of the Divestiture, subject to prior approval by Aadi of the incurrence of such wind-down costs (such approval not to be unreasonably withheld, conditioned or delayed).

Transition Services

The Divestiture Agreement provides that between the date of the Divestiture Agreement and the date of the completion of the Divestiture, and thereafter following the date of the completion of the Divestiture, Aadi and Kaken must negotiate in good faith and use reasonable best efforts to enter into and execute an agreement providing for transition services (which we refer to as the “Transition Services Agreement”), on such terms as may be mutually agreed by Aadi and Kaken. The parties have agreed that under the Transition Services Agreement, Aadi will make available to Kaken for a period of not less than three months but not more than six months following the date of completion of the Divestiture, such services and resources (including the time of certain of its executive management and employees) that in each case Aadi has access to and are within Aadi’s control, as Kaken may reasonably require in order to be able to conduct and operate the FYARRO Business following the completion of the Divestiture in substantially the same or a similar manner as the manner in which it was operated prior to the completion of the Divestiture, including without limitation services for or relating to support in terms of existing clinical trials, ongoing restructure/transfer of manufacturing facility under appropriate terms and conditions and drug pricing compliance, and putting in place any arrangement with respect to the Pre-Closing Restructuring if it has not been completed (we refer to these services as the “Transition Services”).

To the extent that a Transition Services Agreement is not executed prior to the completion of the Divestiture, the Divestiture Agreement provides that for a period not to exceed six months following the date of the completion of the Divestiture, Aadi must use its commercially reasonable efforts to provide the Transition Services as reasonably determined by Aadi, and provided that such Transition Services are not of such scope that they would materially interfere with the performance by employees of Aadi of their ordinary responsibilities to Aadi.

Kaken has agreed to (1) use its reasonable best efforts to, prior to and in any event as promptly as practicable following the date of the completion of the Divestiture, transition the Transition Services to its own internal organization or obtain alternate third-party sources to provide such services and reduce, limit and ultimately end its reliance on the Transition Services provided under the Divestiture Agreement, and (2) ensure it has sufficient resources available to it at the end of the provision of any such Transition Services to perform the Transition Services (or have the Transition Services performed) without the involvement of Aadi, its affiliates or any of its or their employees or agents.

Non-Competition and Non-Solicitation

The Divestiture Agreement contains certain restrictions and covenants with respect to protecting the legitimate business interests of Aadi Sub and Kaken following the completion of the Divestiture. Aadi has agreed on its own behalf and on behalf of its subsidiaries that, subject to certain exceptions set forth in the Divestiture Agreement, from the date of the completion of the Divestiture to the fourth anniversary thereof (which we refer to as the “Restricted Period”), Aadi will not, and will not permit any of its subsidiaries to, directly or indirectly, anywhere in any country or territory where the FYARRO Business has been or is currently proposed to be conducted by Aadi or any of Aadi’s controlled affiliates (which we refer to as the “Restricted Territory”), research, develop, manufacture, commercialize or otherwise exploit another therapeutic product intended for the treatment of PEComa.

Aadi also has agreed on its own behalf and on behalf of its subsidiaries that, subject to certain exceptions set forth in the Divestiture Agreement, during the Restricted Period, it will not, and will not permit its subsidiaries to, directly or indirectly, anywhere in the Restricted Territory, whether as a principal, agent, consultant, advisor, independent contractor, general partner, shareholder, member, proprietor, investor, joint venturer, lender or guarantor of any other entity, or in any other capacity, contact, approach, or solicit, in each case, any employee that has accepted an offer for employment of Aadi Sub, Kaken or one or more of its affiliates to terminate his or her employment with such entity or to commence an employment or consulting relationship with Aadi, any of its controlled affiliates or any other person.

Kaken, Aadi Sub (after the completion of the Divestiture) and their successors or assigns may enforce their rights and the applicable obligations of Aadi with respect to these provisions of the Divestiture Agreement by specific performance, injunctive and/or other relief.

Use of Name

Under the Divestiture Agreement, Aadi has agreed to (1) take all actions necessary to cease all use of the name “Aadi” or “Aadi Bioscience” and variations thereof, and (2) use reasonable best efforts to deliver to Aadi Sub all unused printed materials bearing any such name in the possession of Aadi or its affiliates.

Efforts to Close the Divestiture

Aadi and Kaken have each agreed to use reasonable best efforts to take all actions, do all things and assist and cooperate with the other parties to the Divestiture Agreement in doing all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, no later than the Termination Date, the Divestiture. In addition, subject to certain terms and conditions set forth in the Divestiture Agreement, Kaken and Aadi Sub have agreed not to take any action, or fail to take any action, that is intended to or has the effect of preventing, impairing, delaying or otherwise adversely affecting the completion of the Divestiture or their ability to fully perform their obligations pursuant to the Divestiture Agreement.

Regulatory Filings

Subject to certain limitations and to any restrictions under applicable law, Kaken and Aadi have agreed to (1) promptly notify the other parties to the Divestiture Agreement of any material communication received by such party from a governmental authority in connection with the Divestiture and permit the other parties to the Divestiture Agreement to review and discuss in advance any proposed draft notifications, formal notifications, filings, submissions or other written communications made in connection with the Divestiture to a governmental authority; (2) keep the other parties to the Divestiture Agreement reasonably informed with respect to the status of any such submissions and filings to any governmental authority in connection with the Divestiture and any developments, meetings, or discussions with any governmental authority in respect thereof; and (3) not independently participate in any meeting, hearing, proceeding or discussions with or before any governmental authority in respect of the Divestiture without giving the other parties to the Divestiture Agreement reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such governmental authority, the opportunity to attend or participate.

Regulatory Laws

Aadi and Kaken have each agreed to use commercially reasonable efforts to avoid or eliminate legal impediments so as to enable the closing of the Divestiture to occur as expeditiously as possible.

The Divestiture Agreement provides that no party to the Divestiture Agreement nor any of its respective affiliates is required to (1) initiate or otherwise participate in any legal proceeding with any governmental authority, (2) commit to or effect the sale, lease, license, divestiture or disposition of any assets, rights, product lines or businesses of such party or any of its respective affiliates, (3) terminate any existing relationships, contractual rights or obligations of such party or any of its respective affiliates, (4) terminate any joint venture or other arrangement, (5) create any relationship, contractual rights or obligations of such party or any of its respective affiliates, (6) effectuate any other change or restructuring of such party or any of its respective affiliates or (7) otherwise take or commit to take any actions, including agreeing to prior approval restrictions, with respect to the businesses, product lines or assets of such party or any of its respective affiliates, in each case that would be material to the FYARRO Business or the benefits Kaken would attain by the purchase thereof.

Indemnification

Subject to certain exceptions set forth in the Divestiture Agreement, all representations, warranties, covenants and other agreements contained in the Divestiture Agreement or any of the other transaction documents, or any schedule, exhibit or certificate delivered in connection with the Divestiture Agreement or any of the other transaction documents, will survive the completion of the Divestiture as follows:

•	certain representations of Aadi will survive the completion of the Divestiture for 30 days following the expiration of the applicable statute of limitations;

•	certain representations of Aadi and all representations and warranties of Kaken will survive the completion of the Divestiture until 12 months following the completion of the Divestiture; and

•

all covenants and other agreements of Aadi, Aadi Sub, Kaken Parent and Kaken contained in the Divestiture Agreement will survive for the period of the applicable statute of limitations with respect thereto.

Subject to the terms and conditions of the Divestiture Agreement, Aadi has agreed to indemnify Kaken and its subsidiaries (including Aadi Sub following the closing) and their respective related persons, employees, agents, representatives, successors and assigns for, from and against any and all losses directly or indirectly resulting from, arising out of, suffered, or incurred by Kaken relating to:

•

the failure of certain representations by Aadi, or any representation in any certificate delivered by Aadi pursuant to the Divestiture Agreement, to be true and correct in all respects, whether as of the date of the Divestiture Agreement or as of the date of completion of the Divestiture (as if made as of the date of the completion of the Divestiture);

•	Aadi’s breach of or failure to comply with any covenant or other agreement by Aadi contained in the Divestiture Agreement;

•

Aadi Sub’s breach of or failure to comply with any covenant or other agreement by Aadi Sub contained in the Divestiture Agreement, to the extent such covenant or agreement was required to be performed prior to or at the completion of the Divestiture;

•

all amounts that should have been but were not included in Aadi Sub’s transaction expenses and should as a result be excluded from the aggregate amount of all cash and cash equivalents held by Aadi Sub upon the completion of the Divestiture;

•	all fees, costs, expenses and other amounts incurred or otherwise borne by Aadi Sub directly or indirectly to consummate the Pre-Closing Restructuring;

•	certain litigation-related costs;

•	certain policy exclusions under the RWI Policy; and

•	certain pre-closing tax matters.

Limitations on Liability

Subject to certain exclusions in the case of claims of fraud against Aadi, the exclusive remedies of Kaken and the other indemnified parties under the Divestiture Agreement for losses under the Divestiture Agreement are (1) the recovery of 50% of the amount of such losses from Aadi until the indemnified parties under the Divestiture Agreement have recovered from Aadi with respect to indemnification claims an amount equal to 50% of retention amount, which is equal to $600,000 (the “Retention Amount”), and (2) resorting to the insurance coverage under the RWI Policy. Any indemnification for losses under the Divestiture Agreement will be net of the amount of any insurance proceeds actually received by the applicable indemnified party with respect to such losses, reduced by the amount of any increase in premium or other expense incurred by such indemnified party in connection with or resulting from pursuing or obtaining such insurance proceeds. Kaken has also agreed to not make any amendment, modification, revision or waiver of any provision of the RWI Policy that would materially and adversely impact or affect Aadi without Aadi’s prior written consent.

Without limiting any rights of Kaken or the other indemnified parties under the RWI Policy, no indemnified party under the Divestiture Agreement is entitled to be indemnified for any punitive damages under the Divestiture Agreement except to the extent that such indemnified party will be or has become obligated to pay such punitive damages to any other person.

Aadi will not be liable to any indemnified party with respect to losses (1) relating to any taxes directly relating to actions outside the ordinary course of business taken by Kaken or any indemnified party under the Divestiture Agreement (including Aadi Sub after the completion of the Divestiture) at any time on the date of completion of the Divestiture after the completion of the Divestiture, or (2) arising as a result of any election with respect to taxes made after the completion of the Divestiture.

Aadi’s indemnification obligations are subject to certain limitations, including a cap equal to $5 million for losses relating to any inaccuracy in or breach of any representation or warranty or losses relating to certain policy exclusions under the RWI Policy.

Conditions to the Completion of the Divestiture

The respective obligations of Kaken, Aadi and Aadi Sub, as applicable, to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the completion of the Divestiture of certain conditions, including the following:

•	the approval of the Divestiture Agreement and the approval of the Divestiture by the requisite affirmative vote of Aadi stockholders;

•	the receipt of all consents and approvals (if any) required under any regulatory laws applicable to the Divestiture;

•	the absence of any of the following, that in each case, prevents or materially impairs the completion of the Divestiture:

•	any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction;

•	legal or regulatory restraint or prohibition by any governmental authority of competent jurisdiction; and

•	any law enacted, entered, enforced or applied to the Divestiture.

In addition, the obligations of Kaken to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the completion of the Divestiture of each of the following additional conditions, any of which may be waived exclusively by Kaken:

•

the accuracy of certain of the representations and warranties of Aadi set forth in the Divestiture Agreement, as of the date of the Divestiture Agreement and as of the completion of the Divestiture and, if applicable, such earlier date as of which such representation or warranty was specifically made, subject in each case to the materiality standards set forth in the Divestiture Agreement;

•

Aadi and Aadi Sub having performed and complied in all material respects with all covenants, obligations and conditions of the Divestiture Agreement required to be performed and complied by them on or prior to the closing date;

•	no Company Material Adverse Effect or Seller Material Adverse Effect having occurred since the date of the Divestiture Agreement that is continuing;

•	receipt by Kaken of a customary closing certificate of Aadi; and

•

the completion of the Pre-Closing Restructuring, including the receipt of all required third-party consents, other than to the extent that the failure of such completion would not have a material adverse effect on Kaken or Aadi Sub’s ability to operate the FYARRO Business (see the section of this proxy statement captioned “The Divestiture Agreement—Pre-Closing Restructuring”), subject to materiality standards set forth in the Divestiture Agreement.

In addition, the obligations of Aadi to complete the Divestiture are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the completion of the Divestiture of each of the following additional conditions, any of which may be waived exclusively by Aadi:

•

the accuracy of the representations and warranties of Kaken set forth in the Divestiture Agreement, as of the completion of the Divestiture and, if applicable, such earlier date as of which such representation or warranty was specifically made, in each case except for such failures (considered collectively) to be true and correct that would not prevent and could not reasonably be expected to prevent Kaken from completing the Divestiture or the ability of Kaken to perform its covenants and obligations pursuant to the Divestiture Agreement on or prior to the Termination Date;

•

Kaken having performed and complied in all material respects with all covenants set forth in the Divestiture Agreement required to be performed and complied with by Kaken at or prior to the completion of the Divestiture; and

•	the receipt by Aadi of a customary closing certificate of Kaken.

Termination of the Divestiture Agreement

The Divestiture Agreement may be terminated at any time prior to the completion of the Divestiture in the following circumstances:

•	by mutual written agreement of Kaken and Aadi;

•	by either Kaken or Aadi if:

•	any of the following occur, which would, in each case, prevent or materially impair the completion of the Divestiture:

•

any permanent injunction or other final judgment or order (that is not under appeal) has been issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, or any action has been taken by any governmental authority of competent jurisdiction; or

•	any law is enacted, entered, enforced or applied to the Divestiture,

except that the right to terminate the Divestiture Agreement under the prior two sub-bullets will not be available to any party that has failed to use reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or law;

•

the completion of the Divestiture has not occurred by 11:59 p.m., Pacific time, on the Termination Date, except (1) if on the Termination Date the only conditions to the completion of the Divestiture that have not been satisfied or validly waived relate to the failure to obtain consents or approvals under certain regulatory laws applicable to the Divestiture or any restraints having been enacted, entered into, enforced or applied to the Divestiture that prevent or materially impair the completion of the Divestiture, but all other conditions to the Divestiture as set forth in the Divestiture Agreement have been satisfied or validly waived, the Termination Date will automatically be extended to September 30, 2025, and (2) the right to terminate the Divestiture Agreement pursuant to this provision will not be available to either Kaken or Aadi if the other party has the right to terminate the Divestiture Agreement pursuant to certain termination provisions of the Divestiture Agreement, or such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the Divestiture Agreement) has been the primary cause of, or primarily resulted in the failure of the completion of the Divestiture to have occurred prior to the Termination Date, including by resulting in a failure of any condition to the Divestiture set forth in the Divestiture Agreement; or

•

Aadi stockholders do not approve the Divestiture Agreement and the Divestiture at the Special Meeting, except that a party may not terminate the Divestiture Agreement pursuant to this provision if such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the Divestiture Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of Aadi stockholders at the Special Meeting;

•	by Kaken if:

•	subject to a 20-day cure period, Aadi has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Divestiture

Agreement such that the related closing condition would not be satisfied, unless Kaken is in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement; or

•	prior to the approval of the Divestiture Agreement and the Divestiture by Aadi stockholders, Aadi’s board of directors has effected an Aadi Board Recommendation Change; and

•	by Aadi if:

•

subject to a 20-day cure period, Kaken has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement such that the related closing condition would not be satisfied, unless Aadi is in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Divestiture Agreement; or

•

prior to the approval of the Divestiture Agreement and the Divestiture by Aadi stockholders, if (1) Aadi has received a Superior Proposal; (2) Aadi’s board of directors has authorized Aadi to enter into an Alternative Acquisition Agreement to consummate the acquisition transaction contemplated by such Superior Proposal; (3) Aadi has complied in all material respects with its covenants under the Divestiture Agreement with respect to such Superior Proposal; and (4) Aadi pays, or causes to be paid, to Kaken the termination fee prior to or concurrently with such termination.

In the event that the Divestiture Agreement is terminated pursuant to the termination rights above, the Divestiture Agreement will be of no further force or effect without liability of any party or its representatives to the other parties, as applicable, except certain sections of the Divestiture Agreement will survive the termination of the Divestiture Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to certain terms of the Divestiture Agreement, nothing in the Divesture Agreement will relieve any party from any liability for any material and willful breach of the Divestiture Agreement prior to the termination of the Divestiture Agreement. No termination of the Divestiture Agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, which will survive the termination of the Divestiture Agreement in accordance with its terms.

Termination Fees and Remedies

The Divestiture Agreement contains certain termination rights for Aadi and Kaken. Upon valid termination of the Divestiture Agreement under specified circumstances, Aadi has agreed to pay Kaken a one-time termination fee of $3.5 million. Specifically, this termination fee will be payable by Aadi to Kaken if any one of the following occur, under which circumstances the termination fee will be the sole and exclusive remedy of Kaken against Aadi for the termination of the Divestiture Agreement or the failure to complete the Divestiture:

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(1) the Divestiture Agreement is terminated because the completion of the Divestiture has not occurred by the Termination Date, or because of Aadi’s failure to obtain the required approval of Aadi stockholders; (2) at the time of such termination, certain of the closing conditions set forth in the Divestiture Agreement have not been satisfied; (3) prior to the termination of the Divestiture Agreement, an acquisition proposal to engage in an Acquisition Transaction (as defined in the Divestiture Agreement) (except that all references to “15%” in the definition of Acquisition Transaction in the Divestiture Agreement will be deemed to be references to “50%”) is received from any person other than Kaken or any of its affiliates has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at within a certain period prior to the termination of the Divestiture Agreement; and (4) within one year of the termination of the Divestiture Agreement, either an Acquisition Transaction (except that all references to “15%” in the definition of Acquisition Transaction in the Divestiture Agreement will be deemed to be references to “50%”) is consummated, or Aadi or Aadi Sub enter into a definitive agreement providing for the consummation of such a transaction and it is subsequently completed;

•	the Divestiture Agreement is terminated by Kaken after Aadi’s board of directors changes its recommendation with respect to the Divestiture;

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the Divestiture Agreement is terminated by Aadi, prior to the approval of the Divestiture Agreement and the Divestiture by the requisite affirmative vote of Aadi stockholders, if (1) Aadi has received a Superior Proposal; (2) Aadi’s board of directors has authorized Aadi to enter into an Alternative Acquisition Agreement to consummate the acquisition transaction contemplated by such Superior Proposal; and (3) Aadi has complied in all material respects with its obligations under the Superior Proposal provisions in the Divestiture Agreement; or

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(1) the Divestiture Agreement is terminated by either Kaken or Aadi, and (2) prior to such termination, at the Special Meeting at which a vote is taken on the approval of the Divestiture Agreement, the Divestiture and the other transactions set forth in this proxy statement, Aadi stockholders have failed to approve the other transactions set forth in this proxy statement.

The Divestiture Agreement also provides that Aadi, on the one hand, or Kaken, on the other hand, may specifically enforce the obligations under the Divestiture Agreement, except that a party may only cause the other party to complete the Divestiture if certain conditions are satisfied.

Subject to limited exceptions, Aadi’s aggregate liability for monetary damages for breaches of the Divestiture Agreement is capped at the total amounts paid to Aadi as consideration under the Divestiture Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Divestiture is completed, Aadi, on the one hand, and Kaken, on the other hand, are each responsible for their respective fees and expenses incurred in connection with the Divestiture Agreement and the Divestiture.

No Third-Party Beneficiaries

The Divestiture Agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the Divestiture Agreement is intended to or will confer upon any other person any rights or remedies under the Divestiture Agreement.

Amendment, Extension and Waiver

Subject to applicable law and the provisions thereof, the Divestiture Agreement may be amended by the parties by execution of an instrument in writing signed on behalf of each party.

Any party may, to the extent legally allowed and except as specified in the Divestiture Agreement, (1) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable; (2) waive any inaccuracies in the representations and warranties made to such party in the Divestiture Agreement; and (3) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained in the Divestiture Agreement. Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the Divestiture Agreement will not constitute a waiver of such right.

Governing Law and Venue

The Divestiture Agreement is governed by and construed in accordance with the laws of the State of Delaware. The venue for disputes relating to the Divestiture Agreement is the Delaware Court of Chancery or, to the extent that the Delaware Court of Chancery does not have jurisdiction, federal or state court in the State of Delaware.

Waiver of Jury Trial

Each of the parties to the Divestiture Agreement has irrevocably waived any and all right to trial by jury in any action arising out of or relating to the Divestiture Agreement or the Divestiture.

AGREEMENTS RELATED TO THE DIVESTITURE

Voting and Support Agreements

In connection with entering into the Divestiture Agreement, on December 19, 2024, following the approval thereof by Aadi’s board of directors, Kaken and Aadi entered into the Support Agreements with each of the directors and executive officers of Aadi, certain of their affiliates, and one other significant stockholder of Aadi, who collectively beneficially own or control an aggregate of approximately 39.1% of the outstanding shares of Aadi’s common stock (the “Support Agreements”) as of the Record Date.

Under the Support Agreements, the Support Agreement Stockholders have agreed to vote all of their shares of our common stock:

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in favor of (1) the Divestiture Proposal and the other transactions contemplated by the Divestiture Agreement (to the extent proposed to be voted upon or consented to by the Aadi stockholders) and the approval of the Divestiture Agreement that does not change the form of the consideration payable to Aadi upon the closing under the Divestiture Agreement or reduce the consideration thereunder, (2) certain specified transactions as listed on a schedule to the Divestiture Agreement and (3) the Adjournment Proposal; and

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against (1) any action or agreement in favor of an acquisition proposal (including a Superior Proposal), without regard to the terms of such acquisition proposal, or any of the transactions contemplated thereby, (2) any action or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Aadi or Aadi Sub under the Divestiture Agreement or of a Support Agreement Stockholder under the Support Agreement and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Divestiture or the fulfillment of Kaken’s, Aadi’s or Aadi Sub conditions to closing under the Divestiture Agreement or change in any manner the voting rights of the shares of our common stock or any other shares of capital stock of Aadi (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, conversion, transfer, domestication, continuance or similar transaction, any amendments of Aadi’s organizational or governing documents, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of Aadi or any of its subsidiaries).

Pursuant to the Support Agreements, the Support Agreement Stockholders have agreed not to, until the termination of the Support Agreements and subject to certain exceptions in the Support Agreements, (1) enter into any voting agreement or voting trust with respect to any of our shares of common stock, (2) grant a proxy, consent or power of attorney with respect to any of our shares of common stock, or (3) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in 17 CFR § 240.14a-1, et seq.) or consents from Aadi stockholders in connection with any vote of the Aadi stockholders with respect to the Divestiture Agreement, the Divestiture or the other transactions contemplated by the Divestiture Agreement.

The Support Agreement Stockholders’ obligations to vote in favor of the approval of the Divestiture Agreement terminate automatically upon the earliest to occur of the termination of the Divestiture Agreement, the closing of the Divestiture or the termination of the Support Agreements.

Restrictive Covenant Agreements

In connection with entering into the Divestiture Agreement, certain members of the executive team of Aadi and Aadi Sub entered into Restrictive Covenant Agreements in favor of Aadi Sub and Kaken (the “Restrictive Covenant Agreements”) to be effective immediately as of the closing of the Divestiture. Pursuant to the

Restrictive Covenant Agreements, subject to certain exceptions, such executive team members have agreed not to, from the period commencing on the date of the closing of the Divestiture and ending on the three year anniversary thereof, research, develop, manufacture, commercialize or otherwise exploit another therapeutic product intended for the treatment of PEComa in any country or territory where the FYARRO Business has been or is currently proposed to be conducted by Aadi and all of Aadi’s controlled affiliates.

THE PIPE FINANCING AND LICENSE AGREEMENT

The following is a discussion of the PIPE Financing and the License Agreement. The description of the Subscription Agreement (with respect to the PIPE Financing) and the License Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Subscription Agreement and License Agreement, which are attached as Annex D and Annex G, respectively, to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the PIPE Financing or the License Agreement that may be important to you. You are encouraged to read each of the Subscription Agreement and the License Agreement carefully and in its entirety.

Background of the PIPE Financing and the License Agreement

In an effort to enhance stockholder value, Aadi’s board of directors and management regularly review and discuss Aadi’s near and long-term operating and strategic priorities. Among other things, these reviews and discussions focus on the opportunities and risks associated with Aadi’s commercial product, development programs, financial condition and its strategic relationships and potential long-term strategic options.

On March 14, 2024, in consideration of the risks and uncertainties relating to the PRECISION1 trial (which is described in further detail under “Background of the Divestiture” in the Divestiture Proposal), Aadi’s board of directors and management determined to accelerate the evaluation of strategic opportunities separate from FYARRO, including the potential acquisition and/or in-licensing of new drug development programs, with a focus on clinical or near-clinical oncology assets.

On March 22, 2024, our board of directors formed an independent Strategic Transaction Committee consisting of Behzad Aghazadeh, the Managing Partner and Portfolio Manager of Avoro Capital Advisors LLC, Caley Castelein, the Founder and Managing Director of KVP Capital and the Chairman of Aadi’s board of directors, and Anupam Dalal, the Chief Investment Officer at Acuta Capital Partners LLC, to oversee and guide the strategic transaction process and work with the management team with respect thereto. The committee members were selected based on their knowledge of, and experience with, strategic transactions, experience in evaluating the prospects and relative value of potential strategic partners, operational and executive experience relative to the required diligence of potential strategic partners, diversity of professional experience, and ability to meet the time commitments of service on such committee. Aadi’s board of directors delegated to the Strategic Transaction Committee the primary authority to review and evaluate proposals for potential acquisition and in-licensing opportunities and similar strategic opportunities, to review and evaluate the prospects for strategic partners, to interface with Aadi’s advisers and management team, and to act on behalf of Aadi’s board of directors in facilitating the review, analysis, evaluation, monitoring and exercise of general oversight of all proceedings and activities related to any strategic transaction proposal. The Strategic Transaction Committee was not delegated the authority to approve any particular transaction, but was directed to provide recommendations to Aadi’s board of directors with respect to various proposals and/or strategic partners. From March 22, 2024 through August 26, 2024, the Strategic Transaction Committee held nine meetings with Aadi’s management team and its advisers to discuss, among other things, potential strategic opportunities, the asset screening process, due diligence considerations, and the retention of potential investment banks and business development partners to assist in business development efforts.

On May 11, 2024, following authorization from Aadi’s board of directors and based upon a recommendation from the Strategic Transaction Committee after a review of various alternatives, Aadi signed an engagement letter with Leerink Partners to serve as its financial advisor in connection with Aadi’s comprehensive assessment of strategic options, including those related to acquisition or in-licensing opportunities.

On June 13, 2024, Aadi engaged a business development consultant with expertise in ADC and bi-specific programs under development in China. The consultant introduced Aadi to the ADC portfolio of WuXi Biologics. In order to discuss and evaluate a possible transaction, Aadi entered into a confidentiality agreement with WuXi

Biologics on June 19, 2024. Aadi’s initial focus was on the Seizure Related 6 Homolog (SEZ6) ADC asset, followed by later interest in the Protein Tyrosine Kinase 7 (PTK7) CPT113 ADC and Mucin-16 (MUC16) ADC assets amongst other programs. Following an introductory videoconference meeting between representatives of Aadi and WuXi Biologics on June 20, 2024, Aadi entered into a three-way mutual confidentiality agreement with WuXi Biologics and Hangzhou DAC, a developer of linker-payload technology used in WuXi Biologics’ ADC portfolio, on July 2, 2024.

On July 9, 2024, the Strategic Transaction Committee held a meeting to discuss strategic opportunities with Aadi’s management team. At the meeting, the committee deliberated with Aadi’s management team regarding a refined strategy for evaluating ADC opportunities, including establishing criteria for validated targets, limited competition, next wave linker-payload platforms, and the ability of the drug program to go to the clinic in 12-18 months. Following the meeting, Aadi’s management team evaluated over 20 ADC companies and 40 ADC assets against the designated criteria and prioritized ADC portfolios from five companies, including Wuxi Biologics, for further due diligence analysis.

On July 12, 2024, Aadi received access to the dataroom of WuXi Biologics and commenced due diligence.

On July 17, 2024, representatives of Aadi, WuXi Biologics and Hangzhou DAC met via videoconference to discuss the CPT113 linker-payload platform developed by Hangzhou DAC as well as the MUC16 ADC asset.

On July 18, 2024, representatives of Aadi and WuXi Biologics met via video conference to discuss a potential transaction and discussed a potential in-license of the PTK7-CPT113 asset on a stand-alone basis.

On July 23, 2024, the Strategic Transaction Committee held a meeting to discuss strategic opportunities with Aadi’s management team. At the meeting, the committee deliberated with Aadi’s management team regarding the potential in-license of PTK7-CPT113 as a stand-alone asset and determined not to pursue that opportunity.

On July 25, 2024, representatives of Aadi communicated to representatives of WuXi Biologics that Aadi was not interested in licensing PTK7-CPT113 as a stand-alone asset. However, following discussion with Aadi’s business development consultant, on August 1, 2024, representatives of Aadi contacted representatives of WuXi Biologics to explore the possibility of licensing a multi-asset ADC portfolio to compensate for the preclinical stage of the assets. Based on the criteria for validating ADC targets established by the Strategic Transaction Committee, Aadi’s management team centered in on three assets of WuXi Biologics, targeting each of PTK7, MUC16 and SEZ6. Given that the preclinical status of these programs and length of time to clinical trials would be critical to understanding value, representatives of Aadi engaged in discussions with Wuxi Biologics to determine the specific status of each program and determine timing to human clinical studies, and to assess the likelihood of delivering these programs to human trials in the timeline preferred by Strategic Transaction Committee.

On August 6, 2024, the Strategic Transaction Committee held a meeting to discuss strategic opportunities with Aadi’s management team. At the meeting, Aadi’s management presented the potential opportunity to in-license from Wuxi Biologics a portfolio of three preclinical ADC assets leveraging Hangzhou DAC’s CPT113 linker-payload technology targeting the ADC Programs, each of PTK7, MUC16 and SEZ6. The Strategic Transaction Committee and Aadi’s management team discussed, among other things, the characteristics of the ADC Programs; the investment thesis and diversified value proposition with respect to acquiring the ADC Programs; the timing of clinical milestones; transaction considerations and indicative deal terms to be included in a proposed non-binding term sheet; and financing strategy in connection with the opportunity. As presented by management, the non-binding term sheet would include the following key terms and conditions: an upfront payment of $40 million; up to an aggregate of $251 million in clinical milestone payments, including up to $11 million in near-term clinical milestones; up to an aggregate of $540 million in commercial milestone payments; running royalties during the agreed upon royalty term ranging from low-single-digit to upper-single-digit percentages of annual net sales of licensed products in the agreed upon territory; and an exclusivity period lasting through September 23, 2024. Following discussion, the Strategic Transaction Committee confirmed that it was supportive of the management team presenting to Aadi’s board of directors regarding the delivery of a non-binding term sheet to WuXi Biologics on the terms presented and conducting confirmatory due diligence on the ADC Programs. At this time, the Strategic Transaction Committee and Aadi’s management team deprioritized all strategic opportunities under consideration other than the potential transaction with WuXi Biologics in respect of the ADC Programs.

On August 8, 2024, Aadi’s board of directors held a meeting at which members of the management team and representatives of Leerink Partners presented regarding the opportunity to in-license the ADC Programs from Wuxi Biologics. In particular, the management team discussed the investment thesis for the ADC Programs; the process undertaken to identify such assets; details regarding such assets, including the characteristics, potential value proposition and risk profiles of each asset; due diligence matters, including geo-political considerations; transaction timing; the proposed non-binding term sheet and related financial and other deal terms, including exclusivity; and financing considerations in connection with a potential transaction. Following discussion, Aadi’s board of directors authorized management to deliver to WuXi Biologics the proposed non-binding term sheet containing the terms as presented at the meeting.

On August 9, 2024, representatives of Aadi shared an indication of interest and the non-binding term sheet (the “August 9 Term Sheet”) with representatives of WuXi Biologics.

On August 13, 2024, representatives of WuXi Biologics provided initial comments to the economic portions of the August 9 Term Sheet to representatives of Aadi, including a proposed increase of the upfront license fee to $50 million.

On August 16, 2024, Aadi’s board of directors held a meeting at which Aadi management presented interim analysis results for the PRECISION1 trial, as well as an analysis by the Independent Data Monitoring Committee that the trial was unlikely to exceed an efficacy threshold necessary to support accelerated approval, a critical goal for the Phase 2 trial. Based on such interim data and analysis, and to preserve Aadi’s cash, management recommended, among other things, that the PRECISION1 trial be discontinued, research and development expenses be eliminated, and employee headcount be reduced in order to preserve cash and extend cash runway. Following discussion, Aadi’s board of directors approved this recommendation. At the same meeting, Aadi’s board of directors and management discussed Aadi’s delivery of the August 9 Draft Term Sheet and the initial response of WuXi Biologics thereto. Aadi’s management team also provided an update on Aadi’s due diligence efforts to date regarding the ADC Programs and anticipated timelines for a potential transaction. Aadi’s board of directors also discussed other value creation alternatives for stockholders following the cessation of the PRECISION1 trial, including a sale of the whole company, a sale of the FYARRO business with an in-licensing of new assets, continuing with the commercial FYARRO business as a stand-alone company, and a potential liquidation of the company.

On that same day, representatives of WuXi Biologics shared additional comments to the August 9 Term Sheet with representatives of Aadi, including a proposed reduced exclusivity period ending on September 16, 2024. Separately, on August 16, 2024, representatives of WuXi Biologics also requested that Aadi agree to exclusivity with WuXi Biologics with respect to the in-licensing of assets.

On August 18, 2024, representatives of Aadi shared with representatives of WuXi Biologics an updated draft of the term sheet (the “August 18 Term Sheet”), which proposed an upfront payment of $42 million; up to an aggregate of $265 million in clinical milestone payments, including up to $13 million in near-term clinical milestones; up to an aggregate of $540 million in commercial milestone payments; and a mutual exclusivity period lasting through September 23, 2024.

On August 19, 2024, representatives of WuXi Biologics informed Aadi’s business development consultant that the updated terms set forth in the August 18 Term Sheet were likely agreeable.

On August 20, 2024, Aadi issued a press release announcing, among other things, interim analysis results for the PRECISION1 trial and the halt of the PRECISION1 trial based on such results. The press release also announced that Aadi was pivoting to focus on preserving cash and maximizing the FYARRO commercial business, as well as reducing research and development expenses and adopting a plan of termination resulting in a workforce reduction of 22 employees, representing approximately 32% of Aadi’s workforce. In addition, Aadi disclosed in the press release that it hired an advisory firm to explore all options to maximize value for stockholders. On that same day, Aadi filed a Current Report on Form 8-K with the SEC disclosing such matters and filing the press release as an exhibit.

On August 21, 2024, Aadi’s board of directors held a meeting at which members of the management team and representatives of Leerink Partners were present. At the meeting, Aadi’s management team presented regarding the proposed transaction with WuXi Biologics, including, among other things, with respect to the rationale behind the proposed transaction; the progress of negotiations; due diligence considerations (including with respect to a potential site visit in China); and the proposed timing of the transaction. Aadi’s management team also presented regarding the proposed non-binding term sheet, including the request by WuXi Biologics for mutual exclusivity, such that Aadi would exclusively negotiate with WuXi Biologics with respect to the in-licensing of new assets. Aadi’s board of directors discussed the foregoing matters with the management team and related items, including, among other things, the estimated cash required to develop the in-licensed assets, anticipated timing for IND filings for product candidates developed from the in-licensed assets, and related financing considerations. Following discussion, Aadi’s board of directors authorized Aadi to enter into the proposed non-binding term sheet on the terms presented.

On August 21, 2024, Dr. Lennon signed on behalf of Aadi and delivered to WuXi Biologics a final term sheet (the “Term Sheet”) which reflected the terms set forth in the August 18 Term Sheet. On August 27, 2024, representatives of WuXi Biologics countersigned the Term Sheet and delivered it to representatives of Aadi.

On August 22, 2024, representatives of Aadi, Wilson Sonsini and WuXi Biologics met via videoconference to discuss intellectual property due diligence related to the ADC Programs.

On August 22, August 29 and September 12, 2024, the Aadi management team presented to the Strategic Transaction Committee regarding Aadi’s ongoing confirmatory due diligence of the ADC Programs and related items, including, among other things, anticipated development timelines and resource and budget needs.

On September 5 and September 11, 2024, representatives of Aadi, WuXi Biologics, Hangzhou DAC and their respective legal counsel met via videoconference to discuss intellectual property due diligence related to the ADC Programs, including the CPT113 linker-payload system developed by Hangzhou DAC.

On September 9, 2024, representatives of Aadi shared with representatives of WuXi Biologics a draft license agreement between Aadi and WuXi Biologics in respect of the ADC Programs as contemplated by the Term Sheet (the “License Agreement”).

On September 11, 2024, Aadi entered into a first amendment to the mutual confidentiality agreement with WuXi Biologics and Hangzhou DAC which expanded the range of persons allowed access to confidential information to include actual and/or potential investors in Aadi.

On September 16, 2024, Aadi’s board of directors held a virtual meeting with Aadi’s management and representatives of Leerink Partners and Wilson Sonsini. At the meeting, Aadi’s management presented regarding the status of the negotiation of the License Agreement and related transactions, including a potential PIPE (private investment in public equity) financing to support license payments to WuXi Biologics under the License Agreement and also capitalize the business following the execution of the License Agreement. In addition, management and Leerink Partners discussed the status of the dissolution analysis scenario to be presented in full at a future board meeting. With respect to the PIPE Financing, Aadi’s board of directors discussed Aadi’s anticipated capital needs if the transactions contemplated by the License Agreement were consummated, the potential size of the PIPE Financing, the investment thesis for the PIPE Financing, and related risks. Following discussion, Aadi’s board of directors determined that directors Drs. Aghazadeh, Castelein and Dalal would recuse themselves during further conversations of Aadi’s board of directors regarding the PIPE Financing, as it was contemplated that funds affiliated with such directors might participate in the PIPE Financing.

On September 18, 2024, Aadi and WuXi Biologics entered into an amendment to the Term Sheet to extend the mutual exclusivity period to October 31, 2024.

From September 23 to September 25, 2024, representatives of Aadi, including Dr. Lennon and Bryan Ball, Aadi’s Chief Technical Operations Officer, conducted on-site due diligence visits at the offices of WuXi Biologics in Shanghai, China, and the offices of Hangzhou DAC in Hangzhou, China.

On October 3, 2024, Aadi’s board of directors held a virtual meeting with Aadi’s management and representatives of Wilson Sonsini at which Aadi’s management presented regarding the License Agreement and the ADC Programs and discussed, among other things, Aadi’s due diligence process and findings to date (including from the recent visit to China), intellectual property due diligence, the status of a data room made available to directors to conduct their own due diligence of the ADC Programs, timing considerations for a potential transaction, and potential new director and executive officer additions to support the development of the ADC Programs. Aadi’s board of directors deliberated regarding these matters and discussed, among other things, steps to ensure appropriate oversight of Aadi’s board of directors of the due diligence process in respect of the ADC Programs. Aadi’s board of directors also deliberated regarding the PIPE Financing, including with respect to Aadi’s anticipated capital needs if the transactions contemplated by the License Agreement were consummated, the size of the PIPE Financing, and potential investment banking support for the PIPE Financing. Aadi’s management team also provided a detailed analysis regarding various dissolution scenarios prepared by Aadi, noting key assumptions, estimated valuation ranges for each scenario, and timing and process considerations related to a potential dissolution and liquidation of Aadi.

On October 9 and October 15, 2024, Aadi’s management team held due diligence sessions with members of Aadi’s board of directors regarding the ADC Programs. Among other things, the management team and directors discussed the CPT113 linker-payload system developed by Hangzhou DAC, CMC and operational plans, clinical development timelines, the potential therapeutic index for each of the ADC Programs, intellectual property due diligence, competitive positioning for the ADC Programs, and the investment thesis for the ADC Programs and related risks.

On October 18, 2024, representatives of WuXi Biologics shared with representatives of Aadi a revised draft of the License Agreement.

On October 25, 2024, Aadi’s board of directors held a virtual meeting with Aadi’s management and representatives of Leerink Partners and Wilson Sonsini at which Aadi’s management presented regarding the License Agreement and the ADC Programs. Among other things, Aadi’s management discussed open due diligence items and next steps, upcoming detailed due diligence sessions for directors, the status of intellectual property due diligence, Aadi’s upcoming onsite CMC due diligence visit in China, recent regulatory developments, the status of License Agreement negotiations, and proposals for the engagement of investment banking firms to assist with the PIPE Financing. Aadi’s board of directors deliberated regarding these matters as well as, among other things, the need for rigorous due diligence on the ADC Programs and director visibility related thereto, director attendance at the upcoming information sessions, and further analysis to be requested of the management team regarding due diligence of the ADC Programs. Aadi’s board of directors also discussed a potential new director candidate (Dr. Baiteng Zhao) and the status of Aadi’s ongoing search for new CSO and CMO candidates.

On October 31, 2024, the exclusivity period under the amended Term Sheet expired.

On October 31, 2024 and November 1, 2024, Aadi’s management team held additional due diligence sessions with members of Aadi’s board of directors regarding the ADC Programs.

On November 5, 2024, representatives of Aadi shared with representatives of WuXi Biologics a proposed second amendment to the Term Sheet which would extend the exclusivity period to November 30, 2024 (which proposed amendment was never executed).

On November 5 and November 6, 2024, representatives of Aadi conducted additional on-site due diligence visits at the offices of WuXi Biologics in Shanghai, China, and the offices of Hangzhou DAC in Hangzhou, China.

On November 6, 2024, representatives of Aadi discussed with representatives of WuXi Biologics the requirement under Nasdaq rules to obtain stockholder approval for the PIPE Financing, which would contribute to the funding of, among other things, the upfront license fee payment under the License Agreement and the future development of the ADC Programs.

On November 12, 2024, Aadi’s board of directors held a virtual meeting with Aadi’s management and representatives of Wilson Sonsini. Interested directors in the PIPE Financing (Drs. Aghazedah, Castelein and Dalal) recused themselves from the meeting due to their initial indications of interest in participating in the PIPE Financing. At the meeting, Aadi’s management provided an update regarding the status of the License Agreement and discussed, among other things, the progress of negotiations and key issues, including the timing of the effectiveness of the License Agreement and the upfront license fee payment due to the requirement to obtain stockholder approval of the PIPE Financing; the status of due diligence of the ADC Programs, including the completed onsite CMC diligence in China and ongoing intellectual property due diligence; takeaways from two recent due diligence sessions for Aadi’s board of directors regarding the ADC Programs; and opportunities and risks related to the ADC Programs. Aadi’s management team also presented to Aadi’s board of directors regarding the PIPE Financing, including Aadi’s anticipated capital needs if the License Agreement and related transactions are successfully consummated; the anticipated size range of the PIPE Financing; the anticipated pricing of the PIPE Financing; the expected participation of certain director-affiliated funds in the PIPE Financing and related conflicts of interest; and the investment bank that management proposed to engage for the PIPE Financing, Jefferies LLC (“Jefferies”), including the rationale, qualifications and proposed fee arrangement for such engagement. Aadi’s management team also presented updated dissolution and liquidation analysis scenarios and key assumptions. Aadi’s board of directors deliberated regarding the foregoing matters and also discussed, among other things, the potential impact of the divestiture of the FYARRO business on pricing the PIPE Financing; investor due diligence and data room access; the process for pricing the PIPE Financing given director conflicts of interest, principally the proposed exclusion of any interested directors from price negotiations for the PIPE Financing or deliberations by Aadi’s board of directors or any committee thereof regarding the same; and the anticipated pricing of the PIPE Financing relative to the estimated per share liquidation value. Following discussion, Aadi’s board of directors approved moving forward with the PIPE Financing and the engagement of Jefferies to serve as Aadi’s financial advisor for the PIPE Financing on the terms presented.

On that same day, representatives of Aadi delivered a revised draft of the License Agreement to representatives of WuXi Biologics. Among other things, the revised draft proposed that $3.0 million of the $42.0 million upfront license fee payment be paid a number of days to be determined after execution of the License Agreement, and that the remaining $39.0 million of the upfront license fee payment be due no later than a number of days to be determined after Aadi obtains the required stockholder approval for the PIPE Financing. The revised draft also provided that the licenses under the License Agreement would generally only become effective upon payment of the full upfront license fee payment and that either party could terminate the License Agreement after 180 days if Aadi did not receive the required stockholder vote for the PIPE Financing.

On November 14, 2024, representatives of WuXi Biologics communicated to representatives of Aadi that the proposed timing adjustments for the upfront license fee payment and effectiveness of the License Agreement were not acceptable and reiterated its preference to receive the full upfront license fee payment upon signing the License Agreement.

On November 18, 2024, Aadi entered into a second amendment to the mutual confidentiality agreement with WuXi Biologics and Hangzhou DAC which expanded the range of persons allowed to see confidential information to include bona fide candidates for senior management at Aadi.

On November 19, 2024, Aadi engaged Jefferies to serve as its exclusive financial advisor in connection with the PIPE Financing. On that same day, Jefferies commenced wall-crossing prospective investors for the PIPE Financing, targeting sophisticated, biotech-focused investors (including some of Aadi’s existing stockholders as well as new prospective investors), who Jefferies, in consultation with representatives of Aadi, determined were the most likely investors to be interested, given the preclinical stage of the ADC Programs to be funded by the PIPE Financing, and coordinated with Aadi to provide such investors with data room access. On November 20, 2024, representatives of Aadi management and Jefferies commenced videoconference meetings with prospective investors for the PIPE Financing. On November 22, 2024, representatives of Jefferies commenced distributing drafts of the documentation for the PIPE Financing, including the forms of the Subscription Agreement, Registration Rights Agreement and Pre-Funded Warrant, to prospective investors for review. Following such distribution, Aadi management and representatives of Wilson Sonsini directly negotiated the forms of such documents with prospective investors and their counsel until the signing of the Subscription Agreement on December 19, 2024.

On November 19, 2024, representatives of WuXi Biologics informed representatives of Aadi via telephone that splitting the upfront license fee payment into two payments might be acceptable depending on the amount of the payment due upon signing the License Agreement and proposed at least $10.0 million for such payment.

On November 22, 2024, representatives of Aadi proposed via email to representatives of WuXi Biologics certain revisions to the upfront license fee payment, including an $8.0 million upfront license fee payment due upon signing the License Agreement, $4.0 million of which would be refundable if Aadi failed to obtain stockholder approval for the PIPE Financing. On the same day, representatives of WuXi Biologics proposed via email to representatives of Aadi certain counterproposals related to the upfront license fee payment, principally that the total amount of the upfront license fee payment would be increased from $42.0 million to $44.0 million and the portion of the upfront license fee payment due upon signing the License Agreement would be increased from $4.0 million to $6.0 million and would be entirely non-refundable. On November 24, 2024, representatives of Aadi communicated to representatives of WuXi Biologics that the proposed revisions were acceptable.

On November 26, 2024, representatives of WuXi Biologics shared with representatives of Aadi a revised draft of the License Agreement. Among other things, as previously discussed between the parties, the revised draft of the License Agreement: (i) removed the concept of any portion of the upfront license fee payment or the effectiveness of the License Agreement being conditioned upon stockholder approval of the PIPE Financing; (ii) provided that the total amount of the upfront license fee payment would be increased from $42.0 million to $44.0 million, $6.0 million of which would be payable within seven days of the signing of the License Agreement (and would be non-refundable), and the balance of which would be payable no later than 90 days after the signing of the License Agreement, with either Aadi or WuXi Biologics having the right to extend the latter deadline by an additional 30 days; and (iii) provided that the License Agreement would automatically terminate if the balance of the upfront license fee payment was not paid by the applicable deadline. Following the delivery of such draft, representatives of Aadi and WuXi Biologics continued to share drafts of and negotiate the License Agreement until its signing on December 19, 2024.

On December 6, 2024, Aadi’s board of directors held a virtual meeting with Aadi’s management and representatives of Wilson Sonsini. At the meeting, Aadi’s management team provided an update regarding the status of the License Agreement and related transactions and discussed, among other things, the proposed non-refundable payment of $6.0 million due upon signing the License Agreement. Aadi’s management team also provided an update regarding the PIPE Financing, including a process summary and a report of investor demand to date resulting from 30 one-on-one meetings with prospective investors, several of whom declined to participate due to concerns regarding the expected pricing of the PIPE Financing or the preclinical stage of the

ADC Programs, among other factors. Aadi’s board of directors deliberated regarding the foregoing matters and also discussed with the management team, among other things, the anticipated timing, price and size of the PIPE Financing and investor feedback to date regarding the ADC Programs, including those declining to participate in the PIPE Financing. Further, Aadi’s board of directors discussed the formation of a PIPE Pricing Committee, which would consist of the disinterested directors of Aadi’s board of directors with respect to License Agreement and the PIPE Financing, as well as Aadi’s engagement letter with Jefferies. Following discussion, Aadi’s board of directors (i) formed the PIPE Pricing Committee, effective immediately, comprised of disinterested directors Neil Desai, Ph.D., Karin Hehenberger, M.D., Ph.D., Mohammad Hirmand, M.D., Richard Maroun and Emma Reeve, and (ii) ratified the Jefferies engagement letter. As established by Aadi’s board of directors, the PIPE Pricing Committee had the full power and authority of Aadi’s board of directors to (i) consider, explore, evaluate, assist in the oversight of, and make recommendations to Aadi’s board of directors regarding the PIPE Financing, including the amount, timing, pricing and structure of the PIPE Financing; (ii) supervise, retain, authorize, and direct Aadi’s management and legal counsel, Jefferies, and other representatives and agents to engage in discussions and negotiations in connection with the PIPE Financing; and (iii) take or approve any and all other actions as the PIPE Pricing Committee deemed necessary or appropriate in connection with the PIPE Financing, provided that that the PIPE Pricing Committee did not have any power or authority to cause Aadi or any other person to enter into any definitive agreement relating to the PIPE Financing or any other potential strategic or capital-raising transaction (which power and authority was exclusively retained by Aadi’s board of directors).

On December 11, 2024, the PIPE Pricing Committee held a virtual meeting with Aadi’s management and representatives of Wilson Sonsini. At the meeting, Aadi’s management team provided an update regarding the status of the PIPE Financing and the investor syndicate to date (comprised of five non-insider investors who had indicated interest in participating in the PIPE Financing). The PIPE Pricing Committee deliberated regarding the foregoing matters and also, among other things, regarding investor feedback to date regarding the ADC Programs, including from approximately 40 investors who declined to participate in the PIPE Financing; the anticipated size of the PIPE Financing; the sufficiency of anticipated cash runway following the PIPE Financing to reach key stages in developing the ADC Programs; and the potential participation of additional investors in the PIPE Financing. Aadi’s management also provided an update regarding the process for selling the FYARRO business, including the most recent bids to acquire the FYARRO business from the two lead bidders, noting that wall-crossed investors in the PIPE Financing were shown an estimated value of $80 million for the potential sale of the FYARRO business. Aadi’s management also presented and discussed with the PIPE Pricing Committee: (i) an updated dissolution model (assuming an estimated value of $80 million for the sale of the FYARRO business) and related key assumptions (including those related to the estimated winddown period and operating expenses during such period), noting estimated cash dissolution per share values of $3.68 and $3.32, assuming initial distribution amounts of 75% and 50%, respectively, of Aadi’s cash following the sale of the FYARRO business; (ii) an analysis of the initial bid from Kaken Parent, which was an offer to acquire all of the outstanding shares of Aadi for $80 million on a cash free, debt free basis (or an estimated $4.38 to $4.74 per share, depending on projected cash ranges of $40 million to $50 million at year end), as well as the subsequent and most recent bid from Kaken Parent to purchase Aadi Sub for $85 million on a cash free, debt free basis); (iii) Aadi’s then-current stock price ($2.39 as of close of market on December 10, 2024) and a dilution model showing the impact of a range of PIPE Financing sizes and prices on current stockholder ownership and related assumptions; (iv) initial orders from investors and the latest pricing feedback for the PIPE Financing from Jefferies, who informed management that some investors were interested in the PIPE Financing only at a price per share reflecting a discount to Aadi’s per share dissolution value due to the preclinical nature of the ADC Programs and length of time to reach value inflection points following the closing; and (v) the view of Jefferies that it would be difficult to obtain a price for the PIPE Financing that exceeded $2.75 per share without losing significant demand. The PIPE Pricing Committee deliberated regarding the foregoing matters and also, among other things, regarding the potential of disclosing the divestiture of FYARRO in advance of the PIPE Financing and License Agreement, and related risks (including, particularly, the difficulty of holding the investor syndicate together for the PIPE

Financing if the sale of the FYARRO business and the PIPE Financing were not signed and announced simultaneously); the evaluation of the price of the PIPE Financing as a discount to the estimated dissolution value or the estimated price per share in Kaken Parent’s initial offer to purchase all of the outstanding shares of Aadi (i.e., not as a premium to the then-current market price because the market was unaware of material information related to the sale of the FYARRO business); the difficulty of negotiating a higher price for the PIPE Financing in light of the demand to date from a limited number of investors, all of whom were considered important to include in the syndicate; potential stockholder reaction and litigation risk related to the PIPE Financing; the fiduciary duties of Aadi’s board of directors and the PIPE Pricing Committee related to the PIPE Financing, in particular due to the fact that director-affiliated funds and potentially other insiders intended to participate in the PIPE Financing (but had not been involved in pricing negotiations, which were being led by independent third-party lead investors). Following discussion, the PIPE Pricing Committee directed Aadi’s management team and Jefferies to continue to attempt to negotiate a higher price with the independent third party lead investors for the PIPE Financing that was as close as possible to the estimated dissolution value.

On December 13, 2024, the PIPE Pricing Committee held a virtual meeting with Aadi’s management and representatives of Jefferies and Wilson Sonsini. At the meeting, representatives of Jefferies provided an update on investor demand and the current syndicate for the PIPE Financing and also summarized the number of investors contacted (54) and the rationale and strategy for targeting such investors, the number of investors wall-crossed (48), and the number of management meetings held with investors (31). Representatives of Jefferies also discussed recent price discovery discussions for the PIPE Financing, noting there had been significant resistance to pricing the PIPE Financing at a substantial premium to the then-current market price ($2.41 as of close of trading on December 12, 2024), notwithstanding potential value attributable to the proposed sale of the FYARRO business, from the unaffiliated third party investors leading such discussions with Jefferies. The PIPE Pricing Committee and representatives of Jefferies further discussed the foregoing matters and also, among other things, the reported difficulty of pricing the PIPE Financing close to the estimated dissolution value due to the preclinical stage of the ADC Programs; the desire of unaffiliated third party investors to sign and announce the definitive agreement for the sale of the FYARRO business, the License Agreement and the PIPE Financing simultaneously; the likely difficulty of holding the investor syndicate together for any period of time following the announcement of the definitive agreement for the sale of the FYARRO business if the License Agreement and the PIPE Financing were not contemporaneously signed; the potential that the announcement of the definitive agreement for the sale of the FYARRO business might not significantly increase Aadi’s stock price; the potential of moving forward with the License Agreement in the absence of the PIPE Financing and related risks, particularly the lack of external validation from PIPE Financing investors of the investment thesis for the ADC Programs; and the potential that any financing occurring after the completion of the sale of the FYARRO business and the execution of the License Agreement would likely be at a substantial discount to the then-current market price of the stock anyway given the preclinical stage of the ADC Programs. At the meeting, representatives of Wilson Sonsini also discussed with the PIPE Pricing Committee, among other things, the risks of pricing the PIPE Financing without first disclosing the definitive agreement for the sale of the FYARRO business and the fiduciary duties of the PIPE Pricing Committee related to the PIPE Financing.

On December 17, 2024, Aadi’s board of directors held a virtual meeting at which representatives of Aadi’s management, Leerink Partners and Wilson Sonsini were present. At the meeting, Aadi’s management team provided an update regarding License Agreement negotiations, restated the investment thesis for the ADC Programs and related risks, and presented regarding the key terms of the License Agreement. Aadi’s board of directors discussed the foregoing matters with the management team and also, among other things, the potential long-term value to stockholders of the License Agreement and the ADC Programs, as compared to the anticipated short-term value to stockholders of dissolving Aadi following the sale of the FYARRO business; feedback from wall-crossed investors regarding the ADC Programs, including those that declined to participate in the PIPE Financing; risks related to the ADC Programs; and due diligence related to the ADC Programs. Aadi’s management team also presented regarding, and discussed with Aadi’s board of directors: the status of the PIPE Financing, including an updated investor list (comprised of nine total institutional investors, of which six were unaffiliated with Aadi’s directors and officers), noting that total demand for the PIPE Financing now exceeded $100.0 million if the pricing of the PIPE Financing was at or around the current market price; the potential for improvement in pricing based on the updated bid from Bidder B; the importance of the PIPE Financing to validate the investment thesis for the ADC Programs; the collective view of the management team and advisors that the PIPE Financing would be jeopardized if the definitive agreement for the sale of the FYARRO business was first announced; certain due diligence items highlighted by investors related to the ADC Programs; and the impact of the updated bid from Bidder B on management’s dissolution analysis.

On December 18, 2024, as part of negotiations for the PIPE Financing, Aadi agreed to the addition of a proposed covenant in the Subscription Agreement that required each of Aadi’s directors and executive officers to enter into a lock-up agreement lasting through the close of trading on the effective date of the resale registration statement contemplated to be filed by Aadi with the SEC pursuant to the Registration Rights Agreement. Such lock-up agreements were signed and delivered in connection with the signing of the Subscription Agreement on December 19, 2024.

On December 19, 2024, the PIPE Pricing Committee held a virtual meeting at which representatives of Aadi’s management, Leerink Partners and Wilson Sonsini were present. At the meeting, Aadi’s management team provided an update regarding the PIPE Financing, including an updated investor list (comprised of nine total institutional investors, of which six were unaffiliated with Aadi’s directors and officers), proposed allocations, and proposed parameters for the PIPE Financing relating to size and price, as well as an update regarding the status of investor due diligence. The PIPE Pricing Committee discussed the foregoing matters with Aadi’s management team and also discussed, among other things, feedback from a major lead third party investor that the anticipated price for the PIPE Financing would likely be a small premium to market price; the low probability of being able to significantly improve upon such price, based on the price discovery process to date and the importance of not losing any investor in the syndicate; the feedback that the improved bids for the proposed sale of the FYARRO business were not meaningfully impacting pricing discussions because Aadi was being valued by investors as a preclinical opportunity and discounted accordingly; updates to the dissolution analysis based on the improved bids for the proposed sale of the FYARRO business; and the difficulty of holding the investor syndicate for the PIPE Financing together if the definitive agreement for the sale of the FYARRO business, the License Agreement and the PIPE Financing were not announced concurrently, or if the PIPE Financing was significantly delayed. Following discussion, the PIPE Pricing Committee directed Aadi’s management team to continue to negotiate the best possible price in the PIPE Financing. The PIPE Pricing Committee also expressed support for the proposed parameters for the PIPE Financing relating to size and price as presented.

On that same day, Aadi’s board of directors held a virtual meeting at which representatives of Aadi’s management team, Leerink Partners and Wilson Sonsini were present. At the meeting, Aadi’s management team presented regarding the status of the License Agreement, which was in substantially final form, and also the PIPE Financing, including the updated investor list presented to the PIPE Pricing Committee, proposed allocations, and proposed parameters for the PIPE Financing relating to size and price. The PIPE Pricing Committee also reported to Aadi’s board of directors regarding the matters discussed at the meeting of the committee earlier that day. The PIPE Pricing Committee noted that it was supportive of the proposed parameters for the PIPE Financing relating to size and price as presented to the PIPE Pricing Committee and Aadi’s board of directors. Following discussion, Aadi’s board of directors unanimously delegated to Dr. Lennon and Scott Giacobello, Aadi’s Chief Financial Officer, the authority to sell and issue an amount of Aadi’s common stock and/or pre-funded warrants pursuant to the terms of the Subscription Agreement presented to Aadi’s board of directors, which was in substantially final form, provided that the price per share would be no less than the lower of (i) the closing price of Aadi’s common stock on the Nasdaq Capital Market on December 19, 2024, and (ii) the five-day average closing price of Aadi’s common stock on the Nasdaq Capital Market ending on December 19, 2024 and that such issuance would occur on the timing contemplated in the Subscription Agreement, so long as either of such officers executed the Subscription Agreement by no later than December 20, 2024, and that no more than $110 million worth of shares and/or pre-funded warrants would be issued pursuant to such terms. Aadi’s board of directors further unanimously approved the License Agreement and the PIPE Financing and related matters, including the forms of Subscription Agreement, Registration Rights Agreement and Pre-Funded Warrant. At the

meeting, Aadi’s board of directors also unanimously appointed Dr. Baiteng Zhao to Aadi’s board of directors. Dr. Zhao has significant expertise in the preclinical and clinical development of ADC drug conjugates, and is also participating as an investor in the PIPE Financing.

Later on December 19, 2024, Aadi and WuXi Biologics entered into the License Agreement and Aadi and the PIPE Financing investors entered into the Subscription Agreement. A press release regarding the execution of the License Agreement and the Subscription Agreement, the appointment of Dr. Zhao to Aadi’s board of directors, and related matters was issued after the close of market that same day. Aadi filed a current report on Form 8-K with the SEC announcing such items on December 20, 2024 before market open.

Reasons for the PIPE Financing and the License Agreement and Recommendation of the Aadi Board of Directors

Aadi’s board of directors unanimously: (i) determined that the Subscription Agreement, the Registration Rights Agreement and the Pre-Funded Warrant, and all the transactions contemplated thereby, including the PIPE Financing, were fair, advisable and in the best interests of Aadi and its stockholders; (ii) approved in all respects the Subscription Agreement, the Registration Rights Agreement, and the Pre-Funded Warrant, and all the transactions contemplated thereby, including the PIPE Financing; (iii) determined that it was advisable and in the bests interests of Aadi and its stockholders to enter into the License Agreement; (iv) approved in all respects the form, terms and provisions of the License Agreement; and (v) recommended that stockholders for “FOR” the PIPE Financing.

In the course of taking such actions in favor of the PIPE Financing and the License Agreement, Aadi’s board of directors considered a number of potentially supportive factors in its deliberations including:

•

the extensive business development process undertaken by Aadi’s management team and the Strategic Transaction Committee to identify and evaluate potential in-licensing and acquisition opportunities for Aadi;

•

the extensive due diligence process undertaken by Aadi’s management team and its advisors, under the oversight of Aadi’s board of directors and the Strategic Transaction Committee, with respect to the ADC Programs;

•	the reputation and expertise of WuXi Biologics and Hangzhou DAC;

•

the assessment of Aadi’s board of directors of the potential long-term value to stockholders of the License Agreement and the ADC Programs, as compared to Aadi’s estimated dissolution value following the sale of the FYARRO business;

•	the fact that multiple ADC assets are included in the ADC Programs, providing a diversified value proposition for Aadi’s stockholders with potential future upside as enabled by the PIPE Financing;

•

the strength and expertise of Aadi’s existing management team to develop the ADC Programs following the signing of the License Agreement, and the qualifications of Aadi’s board of directors to oversee that development and the successful execution of Aadi’s strategy;

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the belief of Aadi’s board of directors that, as a result of the extent of negotiations with WuXi Biologics, Aadi obtained the most favorable terms in the License Agreement that WuXi Biologics was willing to accept;

•

the external validation of the investment thesis for the ADC Programs provided by (i) the concurrent PIPE Financing and (ii) the agreement by Dr. Baiteng Zhao to join Aadi’s board of directors and also participate in the PIPE Financing;

•

the belief of Aadi’s board of directors that the anticipated cash runway enabled by the sale of the FYARRO business and the closing of the PIPE Financing was expected to position Aadi to reach key stages in developing the ADC Programs;

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the process for determining the pricing for the PIPE Financing, including the engagement of Jefferies and the formation of a PIPE Pricing Committee comprised of disinterested directors to recommend pricing to Aadi’s board of directors;

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the view of Aadi’s board of directors that Aadi was receiving the highest price reasonably available for the PIPE Financing, based on the robust and competitive price discovery process led by Jefferies, which included 48 wall-crossed investors, 31 of whom met with Aadi’s management, and the negotiating leverage of the six unaffiliated third-party investors ultimately participating in the PIPE Financing, all of whom were considered important to include in the syndicate;

•	the views of Aadi’s board of directors in consultation with its advisors, including Jefferies, that:

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there was a low probability of being able to price the PIPE Financing much higher than the then-current market price of Aadi’s stock, notwithstanding the recent improved bids for the proposed sale of the FYARRO business,

•

there was insufficient interest from new investors or existing stockholders in the PIPE Financing at a valuation above the pricing ultimately achieved in the negotiations, due in part to the preclinical nature of the ADC Programs,

•

it was uncertain whether the investor syndicate could be held together for any period of time following the announcement of the definitive agreement for the sale of the FYARRO business if the License Agreement and the PIPE Financing were not signed contemporaneously, particularly in light of the end-of-year/holiday time period,

•	the PIPE Financing would be jeopardized if the definitive agreement for the sale of the FYARRO business was first announced and then there was a significant increase in Aadi’s stock price,

•

the announcement of the definitive agreement for the sale of the FYARRO business might not significantly increase Aadi’s stock price, given precedent of similarly-situated companies that had traded at a substantial discount to cash post-announcement, and

•

any financing occurring after the completion of the sale of the FYARRO business and the execution of the License Agreement would likely be at a substantial discount to market given the preclinical stage of the ADC Programs;

•	the fact that the PIPE Financing is subject to the approval of Aadi’s stockholders, who may vote against approval of the Subscription Agreement and to reject the PIPE Financing;

•

the proposal for, and Aadi’s evaluation of, the Purchase Agreement entered into contemporaneously with the License Agreement and the Subscription Agreement, and the transactions contemplated thereby, including the Divestiture; and

•	the fiduciary duties of Aadi’s board of directors in light of the foregoing.

In the course of its deliberations, Aadi’s board of directors also considered a variety of risks and other countervailing factors, including:

•	the preclinical stage of the ADC Programs and the lack of near term catalysts;

•	the non-refundability of the first portion ($6.0 million) of the upfront license fee payment to WuXi Biologics under the License Agreement;

•

the pricing of the PIPE Financing at a discount to Aadi’s estimated dissolution value and the estimated price per share in Kaken Parent’s initial offer to purchase all of the outstanding shares of Aadi;

•	the fact that Aadi’s current stockholders could potentially receive more near-term value in a dissolution if the potential long-term value proposition of the ADC Programs is not ultimately realized;

•	anticipated dilution to Aadi’s current stockholders as a result of the PIPE Financing;

•	the potential interests of Aadi’s officers and directors in the PIPE Financing and the License Agreement that may be different from, or in addition to, the interests of stockholders generally; and

•	the risk of negative stockholder reaction and/or litigation in connection with the PIPE Financing.

The foregoing discussion of the factors considered by Aadi’s board of directors is not intended to be exhaustive, but does set forth the material factors considered by Aadi’s board of directors. Aadi’s board of directors reached the unanimous conclusion to approve the PIPE Financing in light of the various factors described above and other factors that each member of Aadi’s board of directors felt were appropriate. In view of the wide variety of factors considered by Aadi’s board of directors in connection with its evaluation of the PIPE Financing and the complexity of these matters, Aadi’s board of directors did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of Aadi’s board of directors. Rather, the recommendation of Aadi’s board of directors was based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

PIPE Financing and Subscription Agreement

On December 19, 2024, Aadi entered into the Subscription Agreement with each of the PIPE Investors, pursuant to which Aadi agreed to sell to the PIPE Investors (i) 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a purchase price of $2.40 per share, and (ii) 20,076,500 Pre-Funded Warrants to acquire shares of Aadi’s common stock, at a purchase price of $2.3999 per share, for an aggregate purchase price of $100 million. The Pre-Funded Warrants will have an exercise price of $0.0001 per share of common stock, be immediately exercisable, and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the number of shares of Aadi’s common stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The closing of the PIPE Financing is expected to occur on a date that is no later than five business days from the date on which the Required Stockholder Approval (as defined in the Subscription Agreement) is obtained.

Jefferies LLC acted as exclusive placement agents for the PIPE Financing and the Company agreed to pay them customary placement fees and reimburse certain of their expenses.

The foregoing summary of the Subscription Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the form of Pre-Funded Warrant, which are attached as Annex D and Annex F to this proxy statement, respectively, and incorporated herein by reference.

The PIPE Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The PIPE Investors intend to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities issued in the PIPE Financing.

Registration Rights Agreement

At the closing of the PIPE Financing, in connection with the Subscription Agreement, Aadi intends to enter into a Registration Rights Agreement with the PIPE Investors. Pursuant to the Registration Rights Agreement, Aadi will prepare and file a resale registration statement with the SEC on or prior to the later of (i) thirty (30) days following the closing of the PIPE Financing and (ii) five (5) business days following the filing of Aadi’s audited financial statements for the year ended December 31, 2024. Aadi will use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days of the closing of the PIPE Financing (or within 90 calendar days if the SEC reviews the registration statement), subject to acceleration under certain circumstances.

Aadi will also agree, among other things, to indemnify each participating holder, their officers, directors, members, employees, and agents, successors and assigns, and each other person, if any, who controls such participating holder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement from certain losses, claims, damages, liabilities and expenses incident to Aadi’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached as Annex E to this proxy statement and incorporated herein by reference.

The License Agreement

Pursuant to the License Agreement with WuXi Biologics, dated December 19, 2024, Aadi obtained an exclusive license to WuXi Biologics’ pre-clinical antibody drug conjugate programs targeting Mucin-16 (MUC16), Protein Tyrosine Kinase 7 (PTK7) and Seizure Related 6 Homolog (SEZ6), in each case, leveraging Hangzhou DAC’s linker-payload technology.

License

Under the License Agreement, WuXi Biologics granted Aadi an exclusive (even as to WuXi Biologics and its affiliates), royalty-bearing, transferable and sublicensable license under certain patents, know-how and other intellectual property to develop and commercialize certain antibody-drug conjugates targeting each of MUC16, PTK7, and SEZ6 and certain licensed products incorporating such antibody-drug conjugates for any and all indications worldwide. Aadi has agreed to use commercially reasonable efforts to develop and commercialize licensed product(s) within each ADC Program within certain periods of time and within certain major markets. Aadi may obtain extensions to the certain periods of time in which it must achieve its diligence obligations as specified in the License Agreement.

Economics

We were required to pay WuXi Biologics an initial upfront payment of $6 million in connection with the execution of the License Agreement. In addition, we are required to pay WuXi Biologics an additional non-refundable, upfront payment of $38 million within ninety (90) days after execution of the License Agreement, which may be extended by either party for an additional thirty (30) days.

Pursuant to the License Agreement, WuXi Biologics is eligible to receive from us (a) up to an aggregate of $265 million upon the achievement of certain development milestones, and (b) up to an aggregate of $540 million upon the achievement of certain commercial milestones, in each case, across all ADC Programs. WuXi Biologics is also entitled to running royalties during the agreed upon royalty term ranging from low-single-digit to upper-single-digit percentages of annual net sales of licensed products.

Pursuant to the terms of the License Agreement, to the extent any amounts payable under or in connection with the License Agreement are subject to any value-added tax or indirect tax, such taxes shall be borne and paid by Aadi. The parties, however, are obligated to cooperate with each other to secure any available exemption or reduction in such taxes as specified in the License Agreement.

Royalty Term

For any licensed product for which we are required to pay WuXi Biologics royalties, we will pay WuXi Biologics royalties on a licensed product-by-licensed product and region-by-region basis until the latest of (i) the expiration of certain patents covering the relevant licensed product and (ii) an agreed period of time after the first commercial sale of that product in the applicable region. If generic competition occurs or there are no certain patents covering the applicable antibody drug conjugate included in the licensed product, Aadi’s royalty obligations in the applicable region would be reduced as specified in the License Agreement.

Development, Commercialization and Manufacturing

Under the License Agreement, Aadi is wholly responsible for the development and commercialization of licensed products across all Programs, subject to certain conditions. We also have sole control, at our expense, over all interactions with regulatory authorities with respect to licensed products.

In addition, we control the manufacture and supply of licensed products and components thereof. Notwithstanding the foregoing, until such time as we elect to assume control of licensed product manufacturing, WuXi Biologics agreed to, directly or through a certain affiliate, manufacture and supply our reasonable requirements of licensed product and components thereof pursuant to the terms of a commercially reasonable and mutually acceptable supply agreement to be executed by the parties at a later date.

Term, Termination and Effects of Termination

If we do not pay WuXi Biologics the second tranche of the upfront payment (i.e., $38 million) within the time period set forth in the License Agreement, the License Agreement will terminate at the end of such period. If we do pay such amount in accordance with the terms of the License Agreement, the License Agreement will remain in effect until expiration of the last to expire royalty term.

The License Agreement may be terminated in its entirety or on a Program-by-Program basis by us or WuXi Biologics, if the other party materially breaches the License Agreement, subject to specified notice and cure provisions, or if the other party experiences certain events of financial distress. In addition, WuXi Biologics may terminate the License Agreement on a Program-by-Program basis if Aadi does not meet certain development milestones. Further, we may terminate the License Agreement in entirety, or on a region-by-region, licensed product-by-licensed product, or Program-by-Program basis for convenience by giving a specified number of days prior written notice to WuXi Biologics.

In the event the License Agreement is terminated following a first commercial sale of a licensed product, we are entitled to sell our remaining inventory of such licensed product (for which regulatory approval has been received prior to such termination) for a certain period of time. At the expiration of such period of time, WuXi Biologics may purchase any quantities of our remaining inventory at an agreed upon price.

Interests of Aadi’s Directors and Executive Officers in the PIPE Financing

Certain directors, affiliated funds of directors, and an executive officer of Aadi have interests in the PIPE Financing that are different from, or in addition to, the interests of Aadi stockholders generally. Certain directors, affiliated funds of directors, and an executive officer of Aadi entered into the Subscription Agreement in connection with the PIPE Financing, and committed to purchase an aggregate of 4,577,000 shares of common stock and 8,333,000 Pre-Funded Warrants. The PIPE Investors include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D. and Baiteng Zhao, who serve on our board of directors, as well as an executive officer for the year ended December 31, 2024, Bryan Ball.

Additionally, it is expected that Dr. Lennon, Mr. Giacobello and Mr. Ball will continue to serve as executive officers of Aadi following the PIPE Financing and that all members of Aadi’s board of directors will continue to serve thereon following the PIPE Financing, and that such officers and directors will continue to receive cash and other compensation (including benefits) for such services under applicable plans and arrangements which may be funded with proceeds from the PIPE Financing.

Aadi’s board of directors was aware of and considered those interests, among other matters, in reaching its decision to approve the PIPE Financing and related matters, including the Subscription Agreement, Registration Rights Agreement and form of Pre-Funded Warrant, and recommend the approval of the PIPE Financing and related matters to Aadi stockholders. These interests, among other factors, may have influenced the directors and executive officers of Aadi to support or approve the PIPE Financing.

In addition, pursuant to the terms of the Subscription Agreement, the executive officers and directors of the Company have entered into “lock-up” arrangements, which generally prohibit the sale, transfer or other disposition of securities of the Company, subject to certain exceptions, until the shares and shares underlying the Pre-Funded Warrants purchased by the PIPE Investors are registered for resale with the SEC.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term investments and capitalization as of September 30, 2024:

•	On an actual basis; and

•

On an as-adjusted basis to give effect to: (i) the Divestiture, including the estimated receipt of $100 million as consideration (which assumes no adjustments under the Divestiture Agreement to the base consideration to be paid at the closing), less $7.3 million in estimated transaction fees and expenses; (ii) the payment in full to WuXi Biologics of the total upfront license fee payment of $44 million pursuant to the License Agreement and related payments of $2.7 million in estimated transaction fees and expenses but excluding value added taxes related to the license fee payment; and (iii) the issuance and sale in the PIPE Financing of 21,592,000 shares of common stock and 20,076,500 Pre-Funded Warrants to acquire common stock for aggregate gross proceeds of $100 million, less $5.2 million in estimated transaction fees and expenses.

You should read the data set forth in the table below in conjunction with (a) our audited consolidated financial statements and the related notes thereto, (b) our unaudited condensed consolidated financial statements and the related notes thereto, and (c) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this proxy statement.

	September 30, 2024
	Actual	As-Adjusted
	(in thousands, except share data)
	(unaudited)
Cash and cash equivalents and short-term investments	$62,619	$203,419

Stockholders’ equity:
Common stock, $0.0001 par value, 300,000,000 shares authorized, 24,614,834 shares issued and outstanding, actual; 300,000,000 shares authorized, 46,206,834 shares issued and outstanding, as-adjusted	$2	$4
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding actual and as-adjusted	—	—
Additional paid-in capital	383,208	483,206
Accumulated other comprehensive income	39	39
Accumulated deficit	(314,381)	(314,381)

Total stockholders’ equity	68,868	168,868

Total capitalization	$68,868	$168,868

The as-adjusted number of shares of our common stock is based upon 24,614,834 shares outstanding as of September 30, 2024. The as-adjusted number of shares does not include the shares of our common stock issuable upon the exercise of the Pre-Funded Warrants to be issued and sold in the PIPE Financing and also excludes the following:

•	36,166 shares of our common stock issuable upon the exercise of warrants to purchase common stock that were outstanding as of September 30, 2024, with an exercise price of $7.29 per share;

•

5,256,229 shares of our common stock issuable upon the exercise of stock options to purchase common stock that were outstanding as of September 30, 2024, with a weighted average exercise price of $10.99 per share;

•

2,426,493 shares of our common stock issuable upon the exercise of prefunded warrants to purchase common stock that were sold in our September 2022 private placement and were outstanding as of September 30, 2024, with an exercise price of $0.0001 per share;

•	110,000 shares of common stock reserved for issuance pursuant to future awards under our 2023 Inducement Equity Incentive Plan;

•

678,482 shares of common stock reserved for issuance pursuant to future awards under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

844,059 shares of common stock reserved for issuance pursuant to future awards under our 2021 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

THE ADC PROGRAMS

Overview

We are a precision oncology company making bold choices in applying technology to efficiently deliver improved therapies for people living with difficult-to-treat cancers. We have deep experience in chemistry, formulation, and drug delivery, as well as research, clinical, and commercial pharmaceutical development, successfully taking product candidates from the clinic to approval, launch, and commercialization.

We recently entered into an intellectual property license agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for the development and global commercialization of a portfolio of three next generation antibody drug conjugates (“ADCs”) targeting clinically validated, broadly overexpressed tumor antigens in high potential cancer indications with significant unmet need. See the section entitled “THE PIPE FINANCING AND LICENSE AGREEMENT—The License Agreement.” These ADCs are constructed utilizing an advanced linker-payload platform called CPT113 that has been shown to provide high stability in blood circulation and deliver targeted release of a Topoisomerase I (“TOPO1”) inhibitor payload into cancer cells.

These in-licensed assets originated through the collaborative efforts of WuXi Biologics, a leading global contract research, development and manufacturing organization (“CRDMO”), and Hangzhou DAC Biotechnology (“Hangzhou DAC”), a global leader in ADC innovation, where Hangzhou DAC’s CPT113 linker-payload has been conjugated to novel antibodies developed by WuXi Biologics against three tumor targets: Protein Tyrosine Kinase 7 (“PTK7”), Mucin 16 (“MUC16”) and Seizure-related Protein 6 (“SEZ6”). We believe the resulting ADCs will be able to target cancers expressing these respective tumor markers precisely and deliver the potent, cytotoxic TOPO1 inhibitor at the site of cancer. Each of these ADCs have demonstrated tumor cell binding, tumor cell line cytotoxicity, and in vivo antitumor activity in preclinical models mimicking tumor progression.

We anticipate submitting three investigational new drug (“IND”) applications with the U.S. Food and Drug Administration (“FDA”) in the coming 12 to 24 months, starting with PTK7-CPT113 for the treatment of solid tumors, including non-small cell lung cancer (“NSCLC”) and ovarian cancer, in the second half of 2025; mMUC16-CPT113 for the treatment of cancers of female origin by the end of 2025; and biSEZ6-CPT113 for the treatment of cancers of neuroendocrine origin in mid-2026. With these three assets, we have the ability to pursue multiple cancer indications with high potential in large addressable patient populations, including and beyond those indications currently expected to be targeted in the upcoming Phase 1 trials.

Our track record of strong execution of novel drug formulation, research, clinical development, and commercialization in precision oncology, combined with our deep understanding of ADCs positions us to unlock the high potential of this differentiated ADC portfolio. Our management team has extensive experience in the discovery, development, and commercialization of cancer therapeutics, including in senior roles at leading oncology companies. We are supported by our board of directors and specialized scientific advisors, who contribute their deep understanding of drug discovery and development. Furthermore, our investor base includes top life science investors. We believe that our team is well positioned to execute on our strategy to develop and, if approved, commercialize these three ADCs and future pipeline assets to ultimately bring broad benefit to cancer patients worldwide.

Our Strategy

Our vision is to make bold choices in applying technology to efficiently deliver improved precision oncology therapies for people living with difficult-to-treat cancers. The principal components of our strategy include:

•

We leverage “next wave” ADC architecture. Recently, next wave ADCs have been associated with double-digit improvement in objective response rates (“ORR”) over first generation ADCs against the same target across a variety of solid tumors, including ovarian, breast cancer, and lung cancers. Next wave ADC architectures are typified by improved linker-antibody stability, optimized pharmacokinetics and improved inhibitor payloads, such as using TOPO1 in lieu of monomethyl auristatin E (“MMAE”).

•

We preferentially pursue clinically validated targets and identify opportunities for differentiation. Rather than expend resources on target discovery, we leverage our team’s deep experience in oncology and biologics, review existing oncology target literature and engage with key opinion leaders to identify promising tumor antibodies, antibody conjugates, and antigens. We focus on tumor targets of product candidates previously tested in clinical trials by other biopharmaceutical companies and where the trials results were made available, the rationale for discontinuation of such product candidates were well-known and where we have identified opportunities for differentiation. We also prioritize those targets that we believe have both strong precedent data and potential broader applicability, including expansion beyond the indications in which they were initially tested.

•

We innovate antibody design to improve ADC performance. We strive to develop ADCs that couple next wave ADC architecture with cutting-edge antibody strategies to further improve antibody performance, including, but not limited to, high affinity, biparatopic/bi-specific, epitope and Fc modifications that increase ADC potency or safety.

•

We focus our development strategies to demonstrate differentiation of our assets compared to first generation ADCs to maximize our asset’s competitive profile. Our development strategy leverages precedent data from first generation ADCs to benchmark potential improvements to guide further expansion in both precedent and non-precedent indications. We also plan to pursue combination strategies early in our programs to reach more patients and take full advantage of Project Frontrunner, the FDA’s effort to shift cancer therapeutics development in earlier lines of therapy.

•

We utilize an efficient virtual model with outsourced clinical development and manufacturing. We plan to utilize an outsourced model for research, development and manufacturing operations. Initially, we intend to continue to benefit from the continuity of partnership with WuXi Biologics and Hangzhou DAC for near-term IND-enabling studies and ADC manufacturing. We will expand our CRDMO network as appropriate as our portfolio advances further in clinical trials.

•

We look to continue to build our portfolio through strategic partnerships. We plan to continue to use our management and board expertise, as well as our extensive network, to maximize and grow our portfolio through additional strategic partnerships and transactions.

Our Portfolio

We were deliberate in identifying promising tumor targets that are broadly expressed across multiple cancer types, and plan to focus our initial development efforts on high potential indications where first generation ADCs against these targets have already shown proof of concept in Phase 1 clinical trials. The three tumor targets we selected – PTK7, MUC16 and SEZ6 – are each validated by a first generation ADC that demonstrated promising efficacy in key indications, but were discontinued, largely due to safety and limited therapeutic index. Importantly, we prioritized the ability to be in the clinic quickly, and we expect to file INDs in the next 12 to 24 months, starting with our PTK7-directed asset in the second half of 2025, followed closely by the MUC16-directed asset by the end of 2025, and the SEZ6-directed asset in mid-2026.

•

PTK7-CPT113 presents a differentiated opportunity to be among the first next wave ADCs in clinical development for high PTK7 expressing cancers, including NSCLC, ovarian cancer and several other major indications.

•

mMUC16-CPT113 is potentially the first ADC that targets membrane-bound portion of MUC16, a glycoprotein often overexpressed in cancers of female origin, such as ovarian cancer, endometrial cancer, cervical cancer, or breast cancer.

•

biSEZ6-CPT113 is designed to bind to two epitopes on the target SEZ6, which is often overexpressed in cancers of neuroendocrine origin. We believe this biparatopic approach can potentially improve internalization and effectiveness of the ADC.

We believe that improving ADC architecture can increase treatment efficacy in solid tumors. Each of the three ADC assets utilizes the advanced CPT113 linker-payload technology from Hangzhou DAC, which consists of a highly stable yet cleavable linker that delivers a TOPO1 inhibitor payload, and high affinity antibodies designed using the industry-leading antibody capability of Wuxi Biologics. We believe these assets have greater target binding, improved linker-payload stability, optimized pharmacokinetic parameters, together which can increase tumor cell killing and reduce off-target effects and can potentially overcome the limitations that hindered the first generation ADC therapies against these targets to deliver improved results for patients. Under the License Agreement, we have worldwide development and commercialization rights to all of our product candidates. See “The PIPE Financing and License Agreement—The License Agreement.” We intend to develop each of our programs as a monotherapy and also in combination with other therapies.

Industry Background

Antibody-Drug Conjugates

An antibody-drug conjugate (“ADC”) consists of an antibody that is connected to a drug (the payload) via a linker. An ADC can be a preferred alternative to systemic chemotherapies, particularly for cancer such as solid tumors, as it can deliver potent antibody-directed payloads directly to the tumor cells. This targeted approach can limit off-target toxicities of the chemotherapy and/or allow for greatly improved potency against cancer. With these improvements in cancer outcomes, the ADC market of an estimated $11 billion in sales at the end of 2023 is expected to grow to over $50 billion by 2030.

As of the end of 2024, 13 ADCs have been approved by the FDA (mostly first generation; two have been withdrawn) against multiple cancers, including blood, breast, and lung cancers. Despite benefit seen with first generation ADCs, there continues to be significant need for improved ADCs with safer payloads, improved stability and optimized pharmacokinetics. For example, first generation ADCs often use tubulin inhibitor-based payloads, such as MMAE-based payloads, that have been associated with a class effect of dose-limiting toxicities, like peripheral neuropathy, ocular toxicities and neutropenia.

Next wave ADCs

Recent advances in ADCs have included replacing the tubulin inhibitor-based payloads with Topoisomerase I (“TOPO1”) inhibitor payloads to reduce toxicity, improving linker stability to reduce circulating free payload, and increasing and optimizing the drug-to-antibody ratio (“DAR”) to improve pharmacokinetics and antitumor activity. In a number of ADC programs, next generation ADCs were shown to have improved ORR by 20-40% over their first generation precursors. For example, the ORR for ABBV-011, a calicheamicin-based ADC with a DAR of 2 and a non-cleavable linker, in small cell lung cancer (“SCLC”) was 19%, while the ORR for

ABBV-706, a next wave ADC with a TOPO1 inhibitor payload and a DAR of 6, was 61%, representing a 42% higher response rate compared to ABBV-011.

ADC target	Program	Payload, DAR	ORR[1] (%)
FRa	Elahere	DM4, 3.4	OvCa: 32
	PRO1184	TOPO1, 8	67 (+35pts)
B7H4	SGNB7H4	MMAE, 2	TNBC: 25
	HS20089	TOPO1, 8	41 (+16pts)
SEZ6	ABBV-011	Calicheamicin, 2	SCLC: 19
	ABBV-706	TOPO1, 6	61 (+42pts)
cMET	Teliso-V	MMAE, 2	NSCLC: 35
	ABBV-400	TOPO1, 6	78 (+43pts)

1st generation ADC   Next wave ADC

1

Overall response rate in indicated Phase I patients; exception, Elahere phase III data in ovarian cancer FRa, Folate receptor alpha; DM4, Ravtansine (tubulin inhibitor); TOPO1, Topoisomerase I inhibitor; MMAE, Monomethyl Auristatin E (tubulin inhibitor) OvCa, Ovarian Cancer; TNBC, Triple negative breast cancer; SCLC, Small cell lung cancer

Source: Published data; Aadi Analysis

Our Approach: CPT113-based ADC platform

Each of the three ADC assets utilizes Hangzhou DAC’s CPT113 platform, which consists of a highly stable yet cleavable linker with proprietary carbon-bridge technology that delivers a TOPO1 inhibitor payload. We believe that the CPT113 platform’s linker stability and payload has the potential to be highly competitive among the next generation ADC platforms. Hangzhou DAC selectively designed and synthesized an advanced linker and payload design that supports stability, limits free payload release and improves the pharmacokinetic characteristics for the associated ADCs. Separately from ADC Programs we are licensing, Hangzhou DAC has two internally developed programs utilizing the same platform, DXC006 and DXC1002, that are currently in dose-escalating Phase 1 clinical trials in China.

A critical feature of the CPT113 platform is its stability. First generation ADCs were challenged by high free payload release in circulation. Many approved and marketed ADCs have 1 to 20 percent free payload released into the circulation, which limits their therapeutic windows because the high amounts of free payload can generate off-target side effects. Next generation ADC platforms in development generally seek to lower the amounts of free payload released into circulation. Based on reported pharmacokinetic results across different ADC programs, as shown in the figure below, the CPT113 platform is likely on par with or better than these latest platforms, demonstrating its highly competitive stability.

In-Licensed Platform Stability Compared to First- and Next-Generation Platforms Based on Free Payload Release[1]

Cmax
AUC
Free Payload/ADC², %
30
25
20
15
10
5
0
17
27
3.1
19
3.6
13
1.1
1.1
1.1
.61
.58
.49
.80
.63
.07
.10
.06
.32
.04
.06
.02
N/A
.01
.06
.01
.02
1st-Generation (Approved)
Next-Generation (In Development)
CPT113

1.	Based on highest species reported in publications on file; note that stability is largely consistent (~1-5X differences) between species for an individual ADC.
2.	Calculated based on molar concentration of free payload and ADC in representative pharmacokinetic studies.

The payload component of CPT113 is a proprietary TOPO1 inhibitor based on a modified form of exatecan. Exatecan is a semisynthetic, water-soluble derivative of camptothecin, a naturally occurring plant alkaloid that is known for its TOPO1 inhibition and antitumor activity. TOPO1 are necessary for normal and tumor cell growth, as they are involved in DNA supercoiling and repackaging of DNA during cell division. Inhibition of TOPO1 prevents DNA from rejoining, thereby causing DNA breaks and leading to cell death.

Although exatecan has shown some antitumor activity, it has been associated with acute toxicity when delivered freely in the circulation, however, has been found to be highly effective as an ADC payload due to its ability to improve the overall efficacy and toxicity of the ADC. Multiple companies are utilizing pure exatecan or exatecan derivatives in their ADC platforms. Deruxtecan (“DXd”), for example, has been shown to have potent anti-tumor efficacy with an improved safety profile compared to pure exatecan. Trastuzumab deruxtecan (“T-DXd”), an ADC consisting of a humanized mAb trastuzumab (Herceptin) covalently linked to DXd, is approved for treatment of breast cancer, gastric cancer and gastroesophageal adenocarcinoma and sold by Daiichi Sankyo. Our payload has similar structure, cytotoxicity and preclinical safety profile to DXd.

Our Product Candidates

*	Anticipated timing, subject to IND approval, as applicable.
1.	JAMA Oncol. 2021;7(12):1824-1832.
2.	SEER data
3.	https://www.ncbi.nlm.nih.gov/books/NBK482458/.
4.	JAMA Oncol. 2017;3(10):1335-1342.

PTK7-CPT113

Overview

Our lead product candidate PTK7-CPT113 is a next wave ADC with a DAR of 6 targeting PTK7 that we plan to develop for the treatment of non-small cell lung cancer (“NSCLC”) and platinum resistant ovarian cancer (“PROC”), with potential to expand into other indications. We believe PTK7-CPT113 has the potential to be among the first in next wave ADCs with a TOPO1 inhibitor payload to enter the clinic. With its optimized linker and TOPO1 inhibitor payload, we hope to improve upon the initial ORRs seen with cofetuzumab pelidotin (“Cofe-p”), a first generation MMAE-based ADC with a DAR 4 targeting PTK7.

PTK7-CPT113 has shown superior cytotoxic activity compared to a first generation MMAE-based PTK7 ADC in both in vitro and in vivo preclinical models. We are currently completing IND-enabling studies and expect to submit an IND for the use of PTK7-CPT113 in treating solid tumors, including NSCLC and PROC, in the second half of 2025.

Target Overview: Protein tyrosine kinase 7 (PTK7)

Protein tyrosine kinase 7 (“PTK7”) is an oncofetal pseudokinase also known as colon carcinoma kinase 4 (“CCK-4”). PTK7 is a transmembrane protein with an extracellular region comprised of 7 Ig domains and an intracellular domain that is non-catalytic.

PTK7 drives embryonic early development by regulating cell polarity, movement and development of hematopoietic and somatic progenitor cells often interacting with ligands, co-receptors and intracellular transducers in the Wnt signaling pathway. PTK7 is subsequently down-regulated in adult tissues and is known as a catalytically inactive receptor tyrosine kinase (“RTK”). PTK7 is commonly upregulated across a broad spectrum of cancers, being found in tumors associated with endometrial, prostate, cervical, head and neck, breast, colorectal, esophageal, lung, ovarian and gastric intestinal cancers, as shown in the figure below. In fact, PTK7 is almost exclusively re-expressed in primary and metastatic tumor cells and cancer associated fibroblasts (“CAFs”) in the tumor microenvironment. PTK7 is known to promote cancer growth and invasion. Overexpression of PTK7 is associated with poor prognosis, tumor metastasis and reduced overall survival.

1.	Aadi analysis based on Human Protein Atlas, Gepia, and literature review.

PTK7 is a clinically validated tumor target. In a Phase 1 trial in patients with advanced solid tumors, including PROC, NSCLC or triple-negative breast cancer (“TNBC”), Cofe-P demonstrated clinical activity with ORR ranging from 16 to 27% in all evaluable patients and 23 to 46% in the subgroup with moderate or high expression of PTK7 (“PTK7 mod-high”), as confirmed by immunohistochemistry (“IHC”) analysis of tumor tissues. In patients treated every three weeks (“Q3W”) cohort, ORR was up to 46% compared to 27% in patients with PROC compared to patients with PTK7 mod-high PROC, 25% compared to 16% in patients with NSCLC compared to patients with PTK7 mod-high NSCLC and 23% compared to 21% in patients with TNBC compared to patients with PTK7 mod-high TNBC. This is an important finding as PTK7 is an ADC target where a high proportion of marker-positive patients express PTK7 at moderate to high levels.

Despite these encouraging signals, Cofe-p’s commercial potential was limited by the reduced dose intensity and narrow therapeutic window driven by toxicities consistent with MMAE-associated class effects, including

Grade 3 headache and fatigue. Additionally 25% (28/112) of the Q3W cohort experienced Grade 3 neutropenia. Overall, common treatment-related adverse events included nausea, alopecia, fatigue, headache, neutropenia and vomiting.

*

Mod-high ORR reflects Aadi analysis of the PTK7 protein expression and best overall response data for Q3W cohorts in Figure 2 of Maitland et al. Clin Cancer Research, 2021: 27:4511–20. There were 13, 16, and 13 patients with mod-high PTK 7 expressions in PROC, NSCLC, and TNBC, respectively.

Emerging Therapies and their Limitations

Although there are currently no approved ADCs targeting PTK7, there are multiple PTK7 programs currently in, or about to begin, clinical development, some of which are described here:

•

PRO1107, being developed by Genmab following its acquisition of ProfoundBio, is currently in Phase 1/2 with the first patient dosed in February 2024. PRO1107 uses an MMAE payload, which is a tubulin inhibitor similar to the payload in Cofe-P, connected through a protease-cleavable hydrophilic linker system called LD343, and has a DAR of 8.

•

DAY301 (MTX-13), being developed by Day One Biopharmaceuticals after acquiring development and commercialization rights outside of the Greater China area from MabCare Therapeutics, recently initiated a Phase 1 trial. Unlike Cofe-P and PRO1107, DAY301 has a pure exatecan payload which may be associated with myelosuppression. LY4175408, being developed by Eli Lilly, also has a pure exatecan payload. We expect Eli Lilly will submit its IND in 2025.

•	SKB518, being developed by Kelun Biotech, is currently in Phase 1 in China.

We expect multiple external PTK7 ADC programs are projected to present clinical data in 2025 to 2027, which will further validate our target and TOPO1 inhibitor payload approach. Additionally, there are multiple preclinical PTK7 bispecific ADCs in development, including the PTK7 x B7-H3 ADC recently acquired by IDEAYA Biosciences. There are a number of other ADC programs in development for NSCLC targeting other tumor-associated antigens.

Our Product Candidate: PTK7-CPT113

PTK7-CPT113, as a differentiated next wave PTK7-directed ADC, is poised to be among the first in next wave ADCs with an alternate TOPO1 inhibitor payload to enter the clinic. With its optimized linker and TOPO1 payload switch, we are targeting to build on the initial ORRs seen with Cofe-p and potentially deliver superior outcomes for patients.

PTK7-CPT113 has already demonstrated superior tumor reduction compared to Cofe-p in both in vitro and in vivo preclinical models. PTK7-CPT113 shows superior tumor reduction in a lung cancer cell lines compared to similar doses of Cofe-P. The in vivo antitumor studies were conducted with human tumor xenografts with moderate to high PTK7 expression in nude mice (n=8 per xenograft). As shown in the figure below, in human SCLC xenograft models NCI-H446 (PTK7-mod), both PTK7-CPT113 and Cofe-P showed clear dose response in antitumor activity but PTK7-CPT113 demonstrated increased antitumor activity compared to Cofe-P at each corresponding dose with tumor regression achieved by PTK7-CPT113 at higher doses. Similar results were also observed in xenograft models from other tumor types.

Tumor growth inhibition in NCI-H446 Xenograft model

3000
2000
1000
0
Tumor volume (mm³)
0
7
14
21
28
35
IV
Days after 1st treatment
PBS
Isotype-CPT113 (4 mg/kg)
Cofe-P (4mg/kg)
Cofe-P (1mg/kg)
Cofe-P (0.25mg/kg)
PTK7 -CPT113 (4mg/kg)
PTK7 -CPT113 (1mg/kg)
PTK7 -CPT113 (0.25mg/kg)

Clinical Development Plan

We plan to complete IND-enabling studies, linker-payload process development, and CMC and submit an IND for the treatment of solid tumors, including NSCLC and PROC, in the second half of 2025. Subject to FDA acceptance, we plan to initiate a Phase 1 trial by the end of 2025.

mMUC16-CPT113

Overview

Our product candidate mMUC16-CPT113 is a next wave ADC targeting the membrane-bound portion of MUC16, a glycoprotein often overexpressed in cancers of female origin, such as ovarian cancer, endometrial cancer, cervical cancer, or breast cancer. MUC16 has been previously a challenging target because a large part of its extracellular portion is often cleaved and released or “shed” into the bloodstream, often called cancer antigen 125 (“CA125”). mMUC16-CPT113 is specifically designed to bind to the membrane-bound portion, which we believe can enable greater therapeutic effect at lower doses. We plan to develop mMUC16-CPT113 initially for the treatment of PROC, with potential expansion to other ovarian cancers, endometrial cancer, and/or cervical cancer, aiming to deliver a potential best-in-class treatment for these large patient populations.

Our in vitro and in vivo studies show consistent cytotoxic activity by mMUC16-CPT113, including in the presence of CA125, suggesting that our product candidate does bind to the right epitope. Our product candidate also has an optimized linker and improved TOPO1 payload, which we expect can improve response rate and reduce toxicity. We plan to complete IND-enabling studies and submit an IND for the treatment of ovarian cancer by the end of 2025.

Target Overview: MUC16

Mucin 16 (MUC16) is a heavily glycosylated type 1 transmembrane protein with a low level of expression in normal bronchial, endometrial, ovarian and corneal epithelial cells.

MUC16 is upregulated in a number of cancers, including ovarian cancer, endometrial cancer, cervical cancer, or breast cancer, as well as NSCLC, pancreatic and gastric cancers. Overexpression of MUC16 promotes cancer cell proliferation and chemoresistance, while also inhibiting anti-cancer immune responses. Knockdown of MUC16 has been shown to reduce tumor growth, motility, and invasiveness, while overexpression enhances these properties. MUC16 interacts with various signaling pathways and proteins, such as the JAK2/STAT3/GR axis, PI3k, EGFR and Src family kinases.

1.	Aadi analysis based on Human Protein Atlas, Gepia, and literature review.

MUC16 consists of an O-glycosylated N-terminal domain, a tandem repeat domain, approximately 56 SEA (sperm protein, enterokinase and agrin) domains, a transmembrane domain and a cytoplasmic tail. MUC16 is unique in its large number of SEA domains, as other mucins such as MUC1, MUC12, MUC13 and MUC17 only possess a single SEA module. SEA domains and their functions are not fully understood but MUC16 is speculated to have two proteolytic sites in the SEA domains, at the 55th and 56th SEA domains. It is believed that MUC16 cleavage occurs at these sites, whereby CA125 is released or “shed” into the bloodstream. The serum levels of CA125 serve as a biomarker for cancer screening and disease monitoring; CA125 is one of the best-known blood biomarkers for ovarian cancer and elevated levels are strongly associated with poor prognosis.

MUC16 is a clinically validated tumor target, including by DMUC4064A, a first generation MMAE-based ADC targeting the tandem repeat region of MUC16, that demonstrated efficacy in PROC in an open-label Phase 1 trial. DMUC4064A, which has a protease-cleavable linker with a DAR of 2, demonstrated 42% ORR at the recommended Phase 2 dose.

Despite this promising response rate, DMUC4064A development was discontinued in 2021 due to a limited therapeutic index, toxicities consistent with MMAE class effects and binding to circulating CA125 that may have hindered effectiveness, also known as an “antigen sink.” Patients treated with DMUC4064A experienced toxicities consistent with other MMAE-based therapies, with 40% of patients reporting ocular toxicities, including Grade 3 ocular events in 9%. Although MUC16 is expressed in certain ocular cell types, we believe the frequency and severity of ocular toxicities were primarily driven by the MMAE payload rather than on-target effects from MUC16 binding. Overall, 25% experience Grade 3 or higher treatment-related adverse events. Common adverse events included fatigue, nausea, abdominal pain, constipation, blurred vision, diarrhea, anemia and peripheral neuropathy. Additionally, lower doses did not produce objective responses, likely due to a portion of the ADC binding to circulating CA125. Consequently, higher doses were necessary to first saturate most of the circulating CA125 before achieving therapeutic efficacy and tumor cell killing.

Sources: Liu J, et al. Gynecol Oncol. 2021;163(3):473-480; Liu J, et al. Ann Oncol. 2016;27(11):2124-2130; Chen Y, et al. Cancer Res. 2007;67(10):4924-4932. ORR, objective response rate.

Emerging Therapies and their Limitations

Currently, there are no approved or actively developing ADCs targeting MUC16. Regeneron is developing two MUC16 bispecific T cell-engaging antibodies; a limitation of this approach, however, includes the modest ORRs observed to date. While several ADCs targeting other antigens in PROC are under development, none offer the combined advantages of high target expression in both depth and frequency, along with the potential for a matched blood-based biomarker like CA125.

Our Product Candidate: mMUC16-CPT113

Our product candidate is designed to bind to a different region than the targets of prior MUC16 therapies in development. mMUC16-CPT113 targets membrane-bound MUC16 below the site of cleavage, so that even if MUC16 is cleaved and release of CA125 occurs, the ADC can stay bound to the cell surface permitting internalization of the TOPO1 inhibitor payload. This allows mMUC16-CPT113 to bypass the antigen sink of circulating CA125, and directly target the tumor surface.

Preclinical data shows that mMUC16-CPT113 demonstrates superior tumor growth inhibition in vivo compared to DMUC4064A in a high CA125-shedding model of ovarian cancer. In vitro and in vivo data suggest that this next wave approach has the potential for improved response rates in ovarian cancer and other gynecological cancers. For example, our product candidate mMUC16-CPT113, along with DMUC and mMUC16 antibodies conjugated to DXd and MMAE payloads, were tested in an in vivo OVCAR-3 CDX model. Nude mice bearing the OVCAR-3 tumor xenograft were treated with a single dose of ADC at 1 mg/kg. mMUC16 ADCs displayed significantly increased in vivo antitumor activity compared to DMUC ADCs, regardless of the cytotoxic payload. No obvious weight loss was observed in any group.

Tumor growth inhibition in OVCAR-3 xenograft model

Tumor volume (mm³)
2000
1500
1000
500
0
0
7
14
21
28
35
Days post treatment
PBS
Isotype control-MMAE
DMUC-MMAE
mMUC16-CPT113
mMUC16-MMAE

Clinical Development Plan

We plan to complete IND-enabling studies and linker-payload process development in 2025 with IND submission by the end of 2025. Subject to FDA acceptance, we plan to initiate Phase 1 trial in ovarian cancer in 2026, with the potential to expand into other cancers affecting women, such as endometrial and cervical cancer, where we believe mMUC16-CPT113 can make a meaningful impact.

biSEZ6-CPT113

Overview

Our product candidate biSEZ6-CPT113 is a biparatopic ADC targeting to two or more antigens of the SEZ6 protein. There is limited class competition as ABBV-706 is the only clinical-stage SEZ6 ADC currently in development. Our product candidate is the only biparatopic ADC in development for SCLC and high-grade neuroendocrine tumors (“NET”) patients and we believe this approach of binding to two independent sites on the target antigen protein will achieve superior outcomes compared to other SCLC ADCs. In vitro and in vivo assays demonstrate increased binding and internalization compared to the monotopic ABBV-706. We plan to complete IND-enabling studies and linker-payload process development in 2025 and first half of 2026, with an IND submission planned in mid-2026.

Target Overview: SEZ6

Seizure-related homolog protein 6 (“SEZ6”) is a transmembrane protein commonly expressed on neurons, particularly neuronal dendrites, but minimally expressed in normal tissues outside the central nervous system (“CNS”). SEZ6 plays a role in CNS development and maintenance both during childhood development and in adulthood. SEZ6 is responsible for dendritic branching and synapse formation.

The extracellular portion of the SEZ6 proteins contain three CUB domains and five SCR domains. The presence of multiple CUB and SCR domains suggests potential adhesive or receptor trafficking functions but their binding partners are not yet known.

SEZ6 is highly expressed in about 80% of SCLC and also overexpressed in extrapulmonary NETs and CNS tumors. SEZ6 expression is correlated with tumor progression although its role in cancer is not well understood.

SEZ6 expression across tumor types[1]

(SEER 2024 Annual US Incidence)

SCLC
(35,000)
NETs
(31,000)
CNS
(25,400)
0%
20%
40%
60%
80%
100%
Any expression

1.	Aadi analysis based on Human Protein Atlas, Gepia, and literature review.

Emerging Therapies and their Limitations

Currently, ABBV-706 (developed by AbbVie) is the only clinical stage SEZ6 ADC in development. ABBV-706 is a TOPO1-based ADC (DAR 6) with a cleavable linker. In a Phase 1 trial in patients with SCLC and neuroendocrine neoplasms (“NEN”), ABBV-706 demonstrated an overall ORR of 44% (21/48, excludes n=5 with glioblastoma multiforme (“GBM”)), with 60.9% ORR in SCLC and 28% ORR in NENs. ABBV-706 demonstrated a manageable safety profile with no on-target neurotoxicity. The promising results with ABBV-706 validated SEZ6 as a target and demonstrated clinical improvement by switching to a cleavable TOPO1 inhibitor linker-payload.

60.9% ORR in SCLC (14/23)

Best Percent Change in Target Lesions, %
20
0
-30
-60
-80
-100
* : Ongoing
Confirmed Best Response:
PD SD SD SD SD SD* PR* PR* SD PR SD* PR* PR* PR PR* PR PD PR PR PR PR PR PR*
Patients
ABBV-706 dose
1.3 mg/kg
1.8 mg/kg
2.5 mg/kg
3 mg/kg
3.5 mg/kg

Of note, 77% (41/53) of patients experienced Grade 3 or higher treatment-emergent adverse events (“TEAEs”) with cytopenias being the most frequent. 32% of patients experienced severe adverse events (“SAEs”), with pneumonia being the most common. Anemia (60%) and fatigue (66%) were the most common any-grade hematologic and non-hematologic TEAEs, respectively. The maximum tolerable dose (“MTD”) was 3.0 mg/kg, with hematological dose limiting toxicities (“DLTs”) occurring in 2 patients: one Grade 4 leukopenia and neutropenia lasting >7 days and one Grade 4 thrombocytopenia. All gastrointestinal toxicities were Grade 1 or 2 and no neurotoxicity or GBM was observed suggesting that there is no intracranial penetration. While ABBV-706 represents important progress for SCLC, we believe there are opportunities to apply novel ADC engineering to provide a path to even greater gains.

Our Product Candidate: biSEZ6-CPT113

We plan to investigate a biparatopic ADC approach. Biparatopic antibodies (which bind two different epitopes of the same protein) can allow for concentration of surface receptors as multiple antibodies can bind to the same antigen, and the same antibody can bind to multiple antigens. This can lead to concentration of surface receptors, and ultimately result in the formation of large receptor clusters on the cell surface, which can improve receptor internalization and increase payload release. We believe this target specificity, binding and the internalization can translate into great efficacy and/or safety gains for patients treated with ADCs.

Source: Weisser et al. Nat Commun. 2023;14(1):1394.

There are several biparatopic molecules that provide precedent for demonstrating increased therapeutic benefit compared to their single epitope counterparts. For example, zanidatamab, a biparatopic HER2 Ab (Jazz Pharmaceuticals) binds the same epitopes as trastuzumab (Herceptin) and pertuzumab (Perjeta). Zanidatamab demonstrated approximately 20% increase in ORR compared to monoparatopic trastuzumab while maintaining a tolerable safety profile.

Our biparatopic SEZ6 ADC, biSEZ6-CPT113, is the only biparatopic ADC in development for small cell lung cancer, and shows potential to outperform the available treatment approaches and the single epitope ADCs in development.

Preclinical models suggest the biSEZ6 antibody shows superior binding and internalization compared to single epitope SEZ6 antibody counterparts, including the antibody used in ABBV-706, with increased mean fluorescence intensity (MFI).

Clinical Development Plan

We plan to explore this potential in our planned Phase 1 trial in SCLC and NETs where there is a significant need for new treatment options. We plan to complete IND-enabling studies, linker-payload process development and submit an IND in mid-2026.

MATTERS FOR APPROVAL AT THE SPECIAL MEETING

PROPOSAL NO. 1:

APPROVAL OF THE DIVESTITURE PROPOSAL

THE AADI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AADI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIVESTITURE AND THE TRANSACTIONS CONTEMPLATED BY THE DIVESTITURE AGREEMENT.

Overview

The Divestiture is the sale by Aadi to Kaken of 100% of the outstanding shares of capital stock of Aadi Sub and thereby all or substantially all of Aadi’s assets related to its FYARRO Business, pursuant to the terms of the Divestiture Agreement, which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the DGCL. We are seeking the approval of Aadi stockholders for the Divestiture because the question of whether the Divestiture constitutes the sale of substantially all of the assets of Aadi under the DGCL is highly fact-specific, and because Aadi’s board of directors considered the action appropriate and strongly desire the input of Aadi stockholders, given the financial significance of the FYARRO Business.

The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

Aadi’s board of directors has determined that the Divestiture is advisable and in the best interests of Aadi, and has approved the Divestiture Agreement and the Divestiture. A copy of the Divestiture Agreement is attached as Annex A to this proxy statement and incorporated herein by reference. Aadi stockholders are urged to carefully read the Divestiture Agreement in its entirety.

Consequences if the Divestiture Proposal is Not Approved

If the Aadi stockholders do not approve the Divestiture Proposal, the Divestiture will not be completed. If the Divestiture is not completed, the Divestiture Agreement provides that, upon termination of the Divestiture Agreement under certain circumstances, Aadi may be required to pay to Kaken a termination fee of $3.5 million.

Required Vote

The approval of the Divestiture Proposal requires the affirmative vote in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. Aadi stockholders may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will all be counted in the same manner as votes “AGAINST” the Divestiture Proposal.

THE AADI BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIVESTITURE PROPOSAL

PROPOSAL NO. 2:

APPROVAL OF THE PIPE FINANCING PROPOSAL

THE AADI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AADI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PIPE FINANCING.

Overview

At the Meeting, Aadi stockholders will be asked to approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of Aadi’s common stock in the PIPE Financing. The net proceeds from the PIPE Financing are expected to be used to fund payments due under the License Agreement and advance Aadi’s development pipeline, business development activities, working capital and other general corporate purposes. Aadi believes the total cash and cash equivalents of Aadi following the closing of the Divestiture and PIPE Financing will enable the potential attainment of key clinical and development milestones for the ADC Programs.

The PIPE Financing is expected to close within five business days from receipt of approval of this Proposal No. 2 by Aadi stockholders at the Special Meeting, subject to the satisfaction of certain other closing conditions.

Stockholder Approval Requirement for Purposes of Nasdaq Listing Rule 5635

Nasdaq Listing Rule 5635(a)(1)

Pursuant to Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

In connection with the closing of the PIPE Financing, Aadi expects to issue, other than in a public offering, an aggregate of (i) 21,592,000 shares of Aadi’s common stock and (ii) 20,076,500 Pre-Funded Warrants to investors in the PIPE Financing in accordance with the terms and subject to the conditions of the Subscription Agreement. Aadi plans to use the proceeds from the PIPE Financing to support the additional non-refundable, upfront payment of $38 million due within ninety (90) days after the effective date of the License Agreement and for future preclinical and clinical development of the ADC Programs. The aggregate number of shares of Aadi’s common stock or other securities convertible into or exercisable for common stock that Aadi will issue in connection with the PIPE Financing will exceed 20% of both the voting power and the number of shares of Aadi’s common stock outstanding before such issuance.

We are seeking the approval of Aadi stockholders for the PIPE Financing because Nasdaq may consider the in-license of the ADC Programs pursuant to the License Agreement to constitute the acquisition of the stock or assets of another company for purposes of Nasdaq Listing Rule 5635(a)(1), which is highly fact-specific, and also because Aadi’s board of directors considered such action appropriate and strongly desires the input of Aadi stockholders in light of the financial significance of the License Agreement, the ADC Programs and the related PIPE Financing.

Reasons for the PIPE Financing and License Agreement

Aadi believes that entry into the License Agreement provides an opportunity to strengthen its pipeline of development assets and, together with the PIPE Financing, strengthen its capital resources, positioning it to become a leading oncology-focused biotechnology company focused on developing novel treatments utilizing the next wave of antibody-drug conjugate (ADC) therapies. Following the Divestiture, Aadi plans to focus primarily on advancing the ADC Programs designed for a broad range of cancerous diseases, including treatment of solid tumors, including non-small cell lung cancer (NSCLC), platinum resistant ovarian cancer (PROC) and triple negative breast cancer (TNBC).

The net proceeds from the PIPE Financing are expected to be used to fund payments due under the License Agreement and advance Aadi’s development pipeline, business development activities, working capital and other general corporate purposes. Aadi believes the total cash and cash equivalents of Aadi following the closing of the Divestiture and PIPE Financing will enable the potential attainment of key clinical and development milestones for the ADC Programs.

For a discussion of Aadi’s reasons for the PIPE Financing and the License Agreement, please see the sections titled “The PIPE Financing and License Agreement—Reasons for the PIPE Financing and the License Agreement and Recommendation of the Aadi Board of Directors” beginning on page 108 of this proxy statement and “The ADC Programs” beginning on page 116 of this proxy statement.

Consequences if the PIPE Financing is Not Approved

If, for any reason, the PIPE Financing is not consummated, Aadi will not complete the issuance of common stock and Pre-Funded Warrants pursuant to the Subscription Agreement and Aadi’s board of directors will be required to assess whether to pay the balance of the upfront license fee payment ($38 million) to WuXi Biologics under the License Agreement by the applicable deadline with Aadi’s then-available liquidity, or otherwise to allow the License Agreement to terminate in accordance with its terms.

Required Vote

The approval of the PIPE Financing Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes, if any, will not be counted as entitled to vote on the subject matter for this proposal and accordingly, will have no effect on the outcome of the PIPE Financing Proposal, and abstentions will be counted in the same manner as votes “AGAINST” the PIPE Financing Proposal.

THE AADI BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PIPE FINANCING PROPOSAL

PROPOSAL NO. 3:

APPROVAL OF THE EQUITY PLAN INCREASE PROPOSAL

THE AADI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AADI STOCKHOLDERS VOTE “FOR” THE EQUITY PLAN INCREASE.

Overview

We are asking our stockholders to approve the amendment and restatement of our 2021 Plan (as amended and restated, the “Amended and Restated Plan”) to (i) increase the number of shares available for future grant under the 2021 Plan from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5% (the “Equity Plan Increase”). Our board of directors has approved the Equity Plan Increase, subject to approval from stockholders. We are asking our stockholders to approve the Equity Plan Increase because we are transitioning our business model from being a commercial business to being a drug development business, and we have insufficient shares available to continue to make equity grants, which we believe are necessary to be able to recruit new employees and continue to provide long-term incentives to existing employees and directors. Outstanding awards will remain outstanding and shall continue to be subject to the terms of the 2021 Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.

The Equity Plan Increase includes increasing the number of shares available for future grant under the Amended and Restated Plan by 6,300,000 shares and increasing the default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately preceding fiscal year to 5%. The Amended and Restated Plan will not contain any other material differences from the current version of the 2021 Plan.

Why Should Stockholders Vote to Approve the Equity Plan Increase?

The Equity Plan Increase Will Allow Us to Continue Attracting, Retaining and Motivating the Best Talent

As of January 30, 2025, there were 2,070,784 shares reserved under the 2021 Plan. Following the successful consummation of the PIPE Financing, the Company will issue an aggregate of 21,592,000 shares of the Company’s common stock at a price of $2.40 per share and Pre-Funded Warrants to purchase up to an aggregate of 20,076,500 shares of Aadi’s common stock at a purchase price of $2.3999 per pre-funded warrant share. Following such financing, the Company anticipates that 46,272,708 shares will be outstanding, as well as Pre-Funded Warrants to purchase an additional 20,076,500 shares. To assess the adequacy of the share reserve under our 2021 Plan and consider a potential increase to such reserve, in December 2024 our Compensation Committee retained Radford, a business unit of Aon plc, as an independent compensation consultant, to provide a market analysis against companies that had recently gone through analogous transactions as those described in this proxy statement. Based on the results of such analysis, our Compensation Committee determined that based on the shares available under the 2021 Plan relative to the Company’s total outstanding shares, the Company would be severely limited in its ability to attract and retain key talent and therefore recommended, and our board of directors approved, the Amended and Restated Plan and the Equity Plan Increase.

Approval of the additional shares under the Amended and Restated Plan will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. We believe that the Equity Plan Increase is in the best interests of the Company because of the continuing need to provide stock options, restricted stock, restricted stock units, and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. In addition, equity awards granted to employees under the Amended and Restated Plan will provide our eligible employees with an opportunity to acquire or increase their ownership stake in the Company, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success.

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without the ability to grant market-based equity incentives to our employees, we believe we would be at a disadvantage against other companies with whom we compete for talent to provide the total compensation packages necessary to attract, retain and motivate the employee talent critical to our future success. Without equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future growth and success. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development of new business and research, cause a loss of motivation by employees to achieve superior performance over the longer term, and reduce the incentive of employees to remain employed with us during the equity award vesting period.

Our current practice is to provide equity awards to selected key employees that includes certain new hires, members of the management team, senior executive team members, non-employee directors, and other key contributors. We believe that equity compensation is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for our business. Our practice is to primarily grant only stock options and restricted stock units (“RSUs”).

If the Company’s stockholders do not approve the Equity Plan Increase, then the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees, make us less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Design of Our Amended and Restated Plan and Grant Practices

Our Amended and Restated Plan design is set up to conform to best current compensation practices and implement strong governance-related protections for our stockholders, which include:

•

Administration. Our Amended and Restated Plan will be administered by our board of directors or the Compensation Committee of our board of directors, which is comprised entirely of independent non-employee directors.

•

Annual Limits on Compensation to Non-Employee Directors. The Amended and Restated Plan sets reasonable annual limits as to the cash compensation and awards that non-employee directors may receive during each fiscal year.

•	Limited transferability. Awards under the Amended and Restated Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.

•

Forfeiture Events. Each award under the Amended and Restated Plan will be subject to any clawback policy that, in the future, the combined company is required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator may require a participant to forfeit, return, or reimburse the combined company for all or a portion of the award and any amounts paid under the award in order to comply with the clawback policy or applicable laws.

•	No tax gross-ups. The Amended and Restated Plan does not provide for any tax gross-ups.

Our directors and named executive officers have an interest in this proposal as they are eligible to receive equity awards under the Amended and Restated Plan.

Summary of the Amended and Restated Plan

The following is a summary of the principal features of the Amended and Restated Plan and its operation. It is qualified in its entirety by reference to the Amended and Restated Plan set forth in this proxy statement as Appendix H.

The Amended and Restated Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, and (v) performance units and performance shares. Each of these is referred to individually as an “Award.” Those eligible for Awards under the Amended and Restated Plan include members of the board of directors and employees and consultants who provide services to us or any parent or subsidiary of ours. As of January 30, 2025, we had approximately 39 employees and 9 outside directors who were eligible to participate in this Amended and Restated Plan. Consultants as a class are also eligible to participate in this Amended and Restated Plan, though our consultants typically have not receive equity awards and only two out of 17 of our current consultants have been granted equity awards as of January 31, 2025, with the Administrator potentially considering awards to an additional two consultants. As stated, the Amended and Restated Plan allows us to grant Awards to consultants, and in certain circumstances, we have granted Awards to individual consultants of the Company performing a critical function.

Number of Shares of Common Stock Available Under the Amended and Restated Plan. On January 20, 2025, upon recommendation of the Compensation Committee, Aadi’s board of directors approved the addition of an incremental 6,300,000 shares to the Amended and Restated Plan subject to stockholder approval. As of January 30, 2025, a total of (i) 2,070,784 shares were authorized for issuance under our 2021 Plan, plus (ii) any shares subject to stock options or similar awards granted under the Aerpio Pharmaceuticals, Inc. 2017 Stock Plan and Incentive Plan or the Aerpio Pharmaceuticals, Inc. 2011 Equity Incentive Plans (the “Prior Plans”) that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company, and (iii) any Shares subject to stock options or similar awards granted under the Aadi Bioscience, Inc. 2014 Equity Incentive Plan that are assumed by the Company in connection with the reverse merger between Aadi Sub and Aadi (f/k/a Aerpio Pharmaceuticals, Inc.) in August 2021 (the “Reverse Merger”), with the maximum number of shares to be added to the 2021 Plan pursuant to clauses (ii) and (iii) equal to 764,154 shares (the “Rollover Shares”). Upon stockholder approval of the Amended and Restated Plan, the total number of shares authorized for issuance under the Amended and Restated Plan under the preceding clause (i) will be 8,370,784, of which 8,300,284 shares will be available for future awards, plus (x) the remaining Rollover Shares (of which 208,488 remain subject to outstanding awards under the Prior Plans or the Aadi Bioscience, Inc. 2014 Equity Incentive Plan), and (y) any shares added to the Amended and Restated Plan under the “evergreen” provision described below. The shares may be authorized, but unissued or reacquired common stock.

Under the “evergreen” provision, the number of shares of our common stock authorized for issuance under our 2021 Plan has increased annually on the first day of each fiscal year of ours beginning with our 2022 fiscal year, equal to the least of:

•	2,070,784 shares of our common stock;

•	4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or

•	such other amount as the Administrator (as defined below) may determine no later than the last day of the immediately preceding fiscal year.

The “evergreen” provision of the 2021 Plan will terminate following the increase on the first day of our 2031 fiscal year.

On January 20, 2025, upon recommendation of the Compensation Committee, Aadi’s board of directors approved an increase in the default “evergreen” provision under the Amended and Restated Plan subject to stockholder approval. Upon stockholder approval of the Amended and Restated Plan, the number of shares of our common stock authorized for issuance under our Amended and Restated Plan will increase annually on the first day of each fiscal year of ours beginning with our 2026 fiscal year and terminating following the increase on the first day of our 2031 fiscal year, equal to the least of:

•	8,370,784 shares of our common stock;

•	5% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year; or

•	such other amount as the Administrator (as defined below) may determine no later than the last day of the immediately preceding fiscal year.

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for Awards other than options or stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended and Restated Plan. With respect to stock appreciation rights, only shares actually issued (i.e., the net shares issued) pursuant to a stock appreciation right will cease to be available under the Amended and Restated Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Amended and Restated Plan (unless the plan has been terminated). Shares that actually have been issued under the Amended and Restated Plan under any Award will not be returned to the Amended and Restated Plan and will not become available for future distribution under the Amended and Restated Plan; provided, however, that if shares issued pursuant to Awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Amended and Restated Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations related to an Award will become available for future grant or sale under the Amended and Restated Plan. To the extent an Award is paid out in cash rather than shares of our common stock, such cash payment will not reduce the number of shares available for issuance under the Amended and Restated Plan.

If we declare a stock dividend or engage in reorganization or other change in our capital structure affecting the shares of our common stock, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Amended and Restated Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) numerical share limits under the Amended and Restated Plan (including with respect to compensation limits for non-employee directors) to reflect the change.

Administration of the Amended and Restated Plan. Our board of directors, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our board of directors (the “Administrator”), administers the Amended and Restated Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Subject to the terms of the Amended and Restated Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards; to determine the number of shares to be covered by each Award; to determine the terms and conditions of Awards; to modify or amend each Award (subject to the restrictions of the Amended and Restated Plan); to approve the forms of Award agreement for use under the Amended and Restated Plan; to interpret the provisions of the Amended and Restated Plan and outstanding Awards; to prescribe, amend and rescind rules and regulations and adopt sub-plans relating to the Amended and Restated Plan (including rules, regulations, and sub-plans for the purposes of facilitating compliance with foreign laws, easing the administration of the Amended and Restated Plan and/or taking advantage of tax-favorable treatment for Awards granted to service providers outside the U.S.); to allow participants to satisfy tax withholding obligations in such manner as prescribed in the Amended and Restated Plan; and to allow participants to defer the receipt of payment of cash or the delivery of shares of our common stock that would otherwise be due under an Award.

The Administrator may implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be increased or reduced.

The Administrator has the authority to make all other determinations necessary or advisable for administering the Amended and Restated Plan, and the Administrator’s decisions, determinations, and interpretations will be final and binding on all participants and any other holders of Awards and will be given the maximum deference permitted by applicable laws.

Options. The Administrator is able to grant non-statutory stock options and incentive stock options under the Amended and Restated Plan. The Administrator determines the number of shares subject to each option.

The Administrator determines the exercise price of options granted under the Amended and Restated Plan, provided the per share exercise price must be at least equal to, and not less than, the fair market value of a share of our common stock on the date of grant, other than with respect to grants that are exempt or not subject to Section 409A of the Code and options granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the Code. In addition, the per share exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours must be at least 110% of the fair market value of a share of our common stock on the grant date.

The term of each option will be stated in the award agreement. With respect to incentive stock options the term of an option will not exceed 10 years, provided that, with respect to any participant who owns more than 10% of the voting power of all classes of outstanding stock of ours or any parent or subsidiary of ours, the term of an incentive stock option may not exceed 5 years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) 3 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event may an option be exercise beyond its maximum term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us the right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). During the period during which the transfer of a participant’s shares of restricted stock are subject to restrictions, (i) the participant may exercise full voting rights with respect to those shares, unless the Administrator determines otherwise, and (ii) the participant will be entitled to receive dividends and other distributions paid with respect to such shares, unless the Administrator provides otherwise. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units vest at a rate determined by the Administrator. Upon satisfying the applicable vesting criteria, the participant will be entitled to a payout as determined by the Administrator. Notwithstanding the preceding sentence, at any time after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may only settle earned restricted stock units in cash, shares, or a combination of both. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Amended and Restated Plan. All unearned restricted stock units will be forfeited to us upon a termination of service. The Administrator determines the number of restricted stock units granted to any participant.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination of both. The per share exercise price for the shares to be issued pursuant to the exercise of a SAR will be determined by the administrator and will be no less than 100% of the fair market value per share on the date of grant. Otherwise, the Administrator, subject to the terms of the Amended and Restated Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Amended and Restated Plan.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. On the date set forth in the Award agreement, all unearned or unvested performance units or performance shares will be forfeited to us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Limits on Awards Granted to Non-Employee Directors. No non-employee director may be paid, issued, or granted, in any fiscal year, cash and equity awards (including any Awards issued under the Amended and Restated Plan) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) that, in the aggregate, exceed $750,000, increased to $1,000,000 in connection with his or her initial service. Any Awards or other compensation paid or provided to an individual for his or her services as an employee, or for his or her services as a consultant (other than as an outside director), do not count for purposes of this limitation.

Transferability of Awards. Awards granted under the Amended and Restated Plan are generally not transferable other than by will or by the laws or descent and distribution and may be exercised during a participant’s lifetime only by the participant.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed action.

Change in Control. In the event we experience a merger or Change in Control (as defined in the Amended and Restated Plan), each outstanding Award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. The Administrator will not be required to treat all Awards or participants, all Awards held by a participant, or all Awards of the same type, similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the participant will fully vest in and have the right to exercise such outstanding option or SAR not so assumed or substituted for, including shares as to which such Award would not otherwise be vested or exercisable, all restrictions on such restricted stock and restricted stock units not so assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable. In addition, if an option or SAR is not assumed or substituted in the event of a merger or change in control, the Administrator will notify the participant in writing or electronically that such option or SAR not so assumed or substituted for will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SAR will terminate upon the expiration of such period.

With respect to Awards granted to an outside director, the outside director will fully vest in and have the right to exercise options and SARs as to all of the Shares underlying such Awards, including those shares which would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable.

Forfeiture Events. All Awards under the Amended and Restated Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired shares or other cash or property. Unless this forfeiture provision in the Amended and Restated Plan is specifically mentioned and waived in an Award agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a subsidiary or parent of the Company.

The Administrator may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such participant’s status as service provider for cause or any specified action or inaction by a participant, whether before or after such termination of service, that would constitute cause for termination of such participant’s status as a service provider.

Term of Amended and Restated Plan. The 2021 Plan became effective in 2021. The Amended and Restated Plan will continue in effect until terminated under the terms of the Amended and Restated Plan, but no incentive stock options may be granted after 10 years from the date the Amended and Restated Plan is adopted by Aadi’s board of directors.

Amendment and Termination of the Amended and Restated Plan. The Administrator has the authority to amend, alter, suspend or terminate the Amended and Restated Plan, except that stockholder approval will be required for any amendment to the extent required by applicable laws. No amendment, alteration, suspension or termination of the Amended and Restated Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Amended and Restated Plan. Tax consequences for any particular individual may be different.

Incentive Stock Options. A participant recognizes no taxable income for federal income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and the combined company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (referred to as a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the combined company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to the combined company with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued to and/or the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A of the Code. Section 409A of the Code (referred to as “Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended and Restated Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the Amended and Restated Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Company Deduction and Section 162(m). The combined company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the combined company’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Plan Benefits

The number of awards that an employee, director, or consultant may receive under the Amended and Restated Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2021 Plan during the fiscal year 2024 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs granted under the 2021 Plan during the fiscal year 2024 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such RSUs. As of January 30, 2025, the closing sale price of a share of our common stock reported on the Nasdaq Capital Market was $2.88.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Options Grants ($)	Number of Shares Subject to RSUs Granted	Dollar Value of Shares Subject to RSUs Granted ($)(1)
David Lennon	160,768	1.92	65,000	124,800
Chief Executive Officer
Scott Giacobello	193,263	1.92	27,000	51,840
Chief Financial Officer
Bryan Ball	105,809	1.92	20,000	38,400
Chief Technical Operations Officer
Neil Desai	—		—	—
Former Executive Chairman
Loretta Itri	136,813	1.92	30,000	57,600
Former Chief Medical Officer
All executive officers, as a group	596,653	1.92	142,000	272,640
All directors who are not executive officers, as a group	382,016	1.80	—	—
All employees who are not executive officers, as a group	491,406	1.92	—	—

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

Consequences if the Amended and Restated Plan Is Not Approved

If the stockholders do not approve the Equity Plan Increase, then Equity Plan Increase will not become effective and the current share limit will continue in effect, and we will continue to make awards, subject to such share limit. However, our plans to operate our business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees and make us less competitive in hiring new talent to support our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Required Vote

The approval of the Equity Plan Increase Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes, if any, will not be counted as entitled to vote on the subject matter for this proposal and accordingly, will have no effect on the outcome of the Equity Plan Increase Proposal, and abstentions will be counted in the same manner as votes “AGAINST” the Equity Plan Increase Proposal.

THE AADI BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE EQUITY PLAN INCREASE PROPOSAL

PROPOSAL NO. 4:

APPROVAL OF NON-BINDING ADVISORY VOTE ON GOLDEN PARACHUTES PROPOSAL

THE AADI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AADI STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY VOTE ON GOLDEN PARACHUTES.

The Non-Binding Advisory Golden Parachute Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “Executive Compensation—Quantification of Potential Payments to Certain Named Executive Officers in Connection with the Merger” beginning on page 167.

We are asking our stockholders to indicate their approval of the various change of control payments which our named executive officers will or may be eligible to receive in connection with the Divestiture. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 167 of this proxy statement and the accompanying footnotes. The arrangements pursuant to which these compensation payments may be made have previously formed part of the our overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual meeting proxy statements. These historical arrangements were adopted and approved by the Compensation Committee, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms. Accordingly we are seeking approval of the following resolution:

“RESOLVED, that the stockholders of the Company approve, solely on an advisory, non-binding basis, the golden parachute compensation which may be paid to the Company’s named executive officers in connection with the Divestiture, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section entitled “Executive Compensation—Quantification of Potential Payments to Certain Named Executive Officers in Connection with the Merger” in the Company’s proxy statement.”

Stockholders should note that this non-binding proposal regarding certain Divestiture-related executive compensation arrangements is merely an advisory vote which will not be binding on the Company, our board of directors or Kaken. We will treat approval of the advisory vote as having been obtained if this proposal receives the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Divestiture is consummated, our named executive officers will be eligible to receive the various change of control payments in accordance with the terms of conditions applicable to those payments.

THE AADI BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE GOLDEN PARACHUTES PROPOSAL

PROPOSAL NO. 5:

APPROVAL OF THE ADJOURNMENT PROPOSAL

THE AADI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AADI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Overview

The Adjournment Proposal, if adopted, will approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Divestiture Proposal. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for the approval of the Divestiture Proposal.

Required Vote

The approval of the Adjournment Proposal requires the affirmative vote, in person or by proxy, of the majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” such matter. Broker non-votes, if any, will not be counted as entitled to vote on the subject matter for this proposal and accordingly, will have no effect on the outcome of the Adjournment Proposal, and abstentions will be counted in the same manner as votes “AGAINST” the Adjournment Proposal.

THE AADI BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

EXECUTIVE OFFICERS

Our executive officers as of January 30, 2025 and their biographical information are set forth below:

Name	Age	Position(s)
David Lennon, Ph.D.	55	Director; President & Chief Executive Officer
Scott Giacobello	54	Chief Financial Officer and Treasurer
Bryan Ball	55	Chief Technical Operations Officer

David Lennon, Ph.D. Please see the biographical information provided below in the section entitled “Board of Directors.”

Scott Giacobello has served as Chief Financial Officer since November 2021 and was our interim Chief Executive Officer and President from March 2023 to October 2023. Prior to joining Aadi, Mr. Giacobello served as the Chief Financial Officer of GW Pharmaceuticals plc, a global pharmaceuticals company, from March 2017 until its acquisition by Jazz Pharmaceuticals plc in May 2021. Prior to joining GW Pharmaceuticals, Mr. Giacobello served as Chief Financial Officer of Chase Pharmaceuticals Corporation, a clinical stage biopharmaceutical company focused on the development and commercialization of improved treatments for neurodegenerative disorders, until it was acquired by Allergan plc (now a wholly owned subsidiary of AbbVie Inc.) in 2016. From 2008 through 2015, Mr. Giacobello held senior level finance positions at Allergan including Vice President of Finance for Global Research & Development, Vice President of Corporate Finance and Vice President of Internal Audit & Compliance. Mr. Giacobello’s previous experience includes financial positions at the Black & Decker Corporation and Ernst & Young, LLP. Mr. Giacobello currently serves on the board of directors of the privately-held company Autobahn Therapeutics. Mr. Giacobello holds a bachelor’s degree in business administration from the University of Notre Dame and is a Certified Public Accountant.

Bryan Ball, has served as our Chief Technical Operations Officer since March 2024 and served as its Chief Quality Officer and Senior Vice President, Manufacturing Operations from August 2022 to March 2024. From January 2021 to August 2022, Mr. Ball served as Chief Quality Officer and SVP, Operations at Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT), a biopharmaceutical company. From March 2019 to December 2020, Mr. Ball was Chief Quality Officer of Immunomedics, Inc., a biotechnology company, where he was responsible for all quality issues, including product development, clinical trials, manufacturing, testing, and distribution of the company’s clinical stage candidates and first commercial product. From 2015 to 2019, Mr. Ball was Senior Vice President for Quality, Environmental Health, and Safety at Mallinckrodt Pharmaceuticals, a pharmaceutical company. From 2012 to 2015, Mr. Ball was Vice President for Global Quality at Ikaria, Inc., which is now a part of Mallinckrodt Pharmaceuticals. From 2008 to 2012, he was Vice President for Quality Operations at Boehringer Ingelheim, a pharmaceutical company. Mr. Ball is a trained biologist, with an M.B.A. from Westminster College, an M.Sc. in cell biology from the University of North Carolina at Charlotte, and a B.Sc. in biology from Central Michigan University.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

BOARD OF DIRECTORS

Board Structure

Our board of directors currently consists of ten (10) members and is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the 2027 annual meeting, the term of the Class II directors expires at the 2025 annual meeting and the term of the Class III directors expires at the 2026 annual meeting. Directors are elected to hold office for a three-year term and until the election and qualification of their successors in office, or until such director’s earlier resignation, death or removal.

The biographies of each of the directors below contain information regarding each such person’s service as a director, business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led Aadi’s board of directors and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. While Aadi’s board of directors has not established specific minimum qualifications for board members, our board of directors and Nominating and Corporate Governance Committee believe that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of the Company’s business and an understanding of the responsibilities that are required of a member of the board of directors, other than time commitments. Diversity with respect to professional background, education, race, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. Our Nominating and Corporate Governance Committee and board of directors evaluate each director in the context of the membership of the board of directors as a group, with the objective of maintaining a board of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, participation in and contribution to the activities of the board of directors and the Company and other qualifications and characteristics set forth in the charter of the Nominating and Corporate Governance Committee.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that it should be a diverse body, and its Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In addition, we intend to satisfy applicable laws and regulations regarding board composition, including the rules of the Nasdaq Capital Market (“Nasdaq”) regarding “diverse” directors. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to our board of directors the director nominees for selection.

Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom the board of directors has determined have no material relationship with Aadi and who are otherwise “independent” directors under the published listing requirements of Nasdaq.

Board of Directors

The directors and their respective biographical information as of January 30, 2025 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	54	Chairman of the Board	2017	I - 2027
Neil Desai, Ph.D.	60	Director	2021	I - 2027
Baiteng Zhao, Ph.D.	51	Director	2024	I - 2027
Anupam Dalal, M.D.	52	Director	2011	II - 2025
Karin Hehenberger, M.D., Ph.D.	51	Director	2021	II - 2025
Mohammad Hirmand, M.D.	54	Director	2023	II - 2025
David Lennon, Ph.D.	53	Director; President & Chief Executive Officer	2023	II - 2025
Behzad Aghazadeh, Ph.D.	52	Director	2021	III - 2026
Richard Maroun	69	Director	2021	III - 2026
Emma Reeve	64	Director	2021	III - 2026

Caley Castelein, M.D., has served on the board of directors of Aadi (formerly known as Aerpio Pharmaceuticals, Inc. through August 2021) since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners, a healthcare investment firm, since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital, an investment fund, since 2013. He has been a director for Tourmaline Bio (NASDAQ: TRML) since October 2023, and Newbridge Pharmaceuticals since March 2015. Previously, Dr. Castelein served on the board of directors of ViewRay, Inc., a medical device company, from 2008 to October 2023; Alivecor, a medical device company from April 2015 to March 2020; Boreal Genomics, a diagnostics company, from October 2010 to September 2021; Waterstone Pharmaceuticals, a pharmaceutical company from March 2015 to March 2018; Wellpartner, a pharmaceutical distribution solutions company, from March 2015 to November 2017; and Neos Therapeutics, a pharmaceutical company from March 2015 to July 2015. Dr. Castelein received his M.D. from University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.

Neil Desai, Ph.D., founded Aadi Sub in October 2011 and served as President, Chief Executive Officer, and a member of the board of directors of Aadi Sub from inception until the closing of the Reverse Merger in August 2021, at which time he became a member of our board of directors and our President and Chief Executive Officer, a role he held until his appointment to the position of Executive Chairman, which he held from January 2023 to October 2024. Dr. Desai currently serves as the Chief Executive Officer of Aanastra, Inc. (fka Aadigen, Inc.), a private biotechnology company specializing in the development of in vivo targeted RNA therapeutics in the treatment of cancers and genetic diseases. From October 2010 to October 2016, Dr. Desai served as Vice President, Strategic Platforms at Celgene Corporation (now Bristol Myers Squibb), a global biopharmaceutical company. Prior to Celgene, Dr. Desai served as Senior Vice President, Global Research and Development at Abraxis BioScience, Inc., a biotechnology company, from November 2008 until Abraxis BioScience was acquired by Celgene Corporation in October 2010 and as Vice President, Research & Development at Abraxis BioScience from March 1999 to October 2008. Dr. Desai has also previously served in positions of increasing seniority at American BioScience, Inc. and its predecessor companies. Dr. Desai holds a M.S and Ph.D. in Chemical Engineering from the University of Texas at Austin, and a B.S. in Chemical Engineering from the University Institute of Chemical Technology in Mumbai, India. We believe Dr. Desai is qualified to serve as a director based on his leadership track record, broad experience in the life sciences industry, and his service as Aadi’s founder, CEO and Executive Chairman.

Baiteng Zhao, Ph.D., has served as a freelance consultant since August 2024. Dr. Zhao co-founded ProfoundBio in 2018, a clinical-stage biotech company specializing in the development of novel antibody-drug conjugates (ADCs) for solid tumors and hematological malignancies, and served as the Chairman and CEO of the company until its acquisition by Genmab for $1.8 billion in May 2024. Prior to ProfoundBio, Dr. Zhao was responsible for the modeling and simulation strategies for the development pipeline and supported preclinical and clinical development of ADC candidates at Seagen (now part of Pfizer) from November 2009 to April 2018. Earlier in his career, Dr. Zhao worked in the Clinical PK/PD group at Merck Research Laboratories (MRL, USA) starting in April 2006. Dr. Zhao currently serves on the board of directors of Piton Therapeutics, Inc., a private biotechnology company focused on the research and development of therapeutics that are informed by a deep understanding of the biological processes of gut microbial populations and the pathways by which they influence our health and well-being. Dr. Zhao holds a bachelor’s degree in biology from Peking University and Ph.D. from the College of Pharmacy at the University of Texas at Austin. He completed his postdoctoral fellowship at the State University of New York at Buffalo. The Board believes that Dr. Zhao is qualified to serve as a director of the Company because of his extensive industry background and experience in drug development.

Anupam Dalal, M.D., has served on the board of directors of Aadi (formerly known as Aerpio Pharmaceuticals, Inc. through August 2021) since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital Partners, LLC, a financial investment firm. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners, a healthcare investment firm. He was a Founder and Managing Member of KVP Capital, an investment fund. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.

Karin Hehenberger, M.D., Ph.D., has served on Aadi’s board of directors since August 2021. From January 2014 to March 2024, Dr. Hehenberger served as Chief Executive Officer of Lyfebulb, Inc. (“Lyfebulb”), a patient engagement platform; following Lyfebulb’s acquisition by Patient Care America (“PCA”) in March 2024, Dr. Hehenberger became Chief Medical Officer of PCA and Chief Medical Officer of Lyfebulb, a Patient Care America company. From 2011 to 2013, Dr. Hehenberger served in various roles at Coronado Biosciences, Inc. (now Fortress Biotech, Inc.), including Senior Vice President of Scientific Affairs and Chief Medical Officer. Dr. Hehenberger has previously served in several management positions including as Vice President, Metabolics Strategy and Business Development at Johnson & Johnson, and Senior Vice President Strategic Alliances at Juvenile Diabetes Research Foundation (JDRF), a nonprofit funder of type 1 diabetes research. Dr. Hehenberger previously served as Senior Director of Scientific Communications at Eyetech Pharmaceuticals, Inc., a biopharmaceutical company, and Senior Investment Director and Partner at Scandinavian Life Science Venture. Dr. Hehenberger serves on the board of directors of the American Diabetes Association, the Rolf Luft Foundation for Diabetes Research, and Diamyd Medical. Dr. Hehenberger holds a M.D. and Ph.D. from Karolinksa Institute in Stockholm, Sweden. Dr. Hehenberger did her JDRF post-doctoral fellowship at the Joslin Diabetes Center at Harvard Medical School. We believe Dr. Hehenberger is qualified to serve as a director based on her extensive industry knowledge and her medical and life sciences expertise.

Mohammad Hirmand, M.D., has served on Aadi’s board of directors since March 2023. Dr. Hirmand is the Co-founder of, and serves as Executive Vice President and Chief Medical Officer of, Avenzo Therapeutics, Inc., a privately held biotechnology company focused on oncology therapeutics. Prior to that, Dr. Hirmand served as Executive Vice President and Chief Medical Officer of Turning Point Therapeutics, a publicly traded precision oncology company, where he was responsible for clinical development, clinical operations and regulatory affairs, from December 2019 until its acquisition by Bristol Myers Squibb in August 2022. Dr. Hirmand also served as Chief Medical Officer of Peloton Therapeutics from May 2017 until its acquisition by Merck & Co., Inc. in November 2019. Before that, Dr. Hirmand served in various roles at Medivation, Inc., a publicly traded biotechnology company, from 2007 to 2017, including most recently as its Chief Medical Officer, through its acquisition by Pfizer Inc. Prior to that, Dr. Hirmand held clinical development roles of increasing responsibility at Nuvelo, Inc. (now ARCA Biopharma), SuperGen, Inc. (now Astex Pharmaceuticals, Inc.), Tularik, Inc. (now part of Amgen), and Theravance Biopharma, Inc. Dr. Hirmand currently serves on the board of directors of Atavistik Bio, Inc., a private biotechnology company developing the next generation of precision allosteric therapeutics. Dr. Hirmand received his M.D. from Harvard Medical School and his B.A. in Biological Sciences and Economics from Cornell University. We believe Dr. Hirmand is qualified to serve as a director based on his extensive leadership experience in the life sciences industry and more than 20 years of biotechnology clinical development experience.

David Lennon, Ph.D., has served as Aadi’s President and Chief Executive Officer and a member of its board of directors since October 2023. Prior to joining Aadi, Dr. Lennon served as Chief Executive Officer of Satellite Bio from July 2021 to September 2023. Dr. Lennon is a 20-year industry veteran driven by the purpose to bring together diverse teams to address the most pressing challenges in medicine to achieve amazing impact of patients and their families. Prior to Satellite Bio, Dr. Lennon spent more than 15 years with Novartis working across multiple therapeutics and geographies. He was most recently President, Novartis Gene Therapies, where he led the approval and launch of Zolgensma, the first systemic gene therapy for spinal muscular atrophy that was approved in more than 40 countries. He also led the expansion of Novartis’s gene therapy research and manufacturing footprint to oversee five different sites and more than 2,000 associates. By the time of his departure, Novartis’s gene therapy pipeline had expanded to include 15+ new gene therapy programs, and Zolgensma had achieved blockbuster sales. Prior to Novartis Gene Therapies, Dr. Lennon served in positions of increasing responsibility across Oncology, Neuroscience, Transplant and Rare Disease therapeutic areas in the U.S., Europe, Japan and China. Key positions included General Manager Oncology Japan, Solid Tumor Franchise Head USA and Chief Marketing Officer China. He started his career at Novartis as Global Head, New Products and Portfolio Strategy. Prior to Novartis, Dr. Lennon was an Associate Principal with the New York office of McKinsey & Company, delivering client projects in R&D productivity and consulting in BD&L and M&A transactions. Dr. Lennon earned a Ph.D. in Molecular Medicine from Weill Cornell Medical College of Cornell University and BA in Biophysics from Columbia College of Columbia University. We believe Dr. Lennon is qualified to serve as a director based on his extensive leadership experience, broad experience in the life sciences industry, and his service as Aadi’s President and Chief Executive Officer.

Behzad Aghazadeh, Ph.D., has served as a member of Aadi’s board of directors since August 2021. Dr. Aghazadeh currently is the Managing Partner and Portfolio Manager of Avoro Capital Advisors LLC, a global life sciences investment firm with a focus on supporting emerging biotechnology companies, which he joined in July 2011. From March 2017 to October 2020, Dr. Aghazadeh served as Executive Chairman of the board of directors of Immunomedics, Inc., a biopharmaceutical company (now a subsidiary of Gilead Sciences, Inc.). Dr. Aghazadeh additionally serves on the board of directors of Scribe Therapeutics Inc., a private molecular engineering company developing advanced technologies for CRISPR-based genetic medicine. Dr. Aghazadeh received his Master’s degree in Physics from the Ludwig-Maximilians University (Munich, Germany) and a Ph.D. from Cornell University in Biochemistry & Biophysics. We believe that Dr. Aghazadeh is qualified to serve as a director based on his more than 25 years of experience in the biopharmaceutical industry, including more than 15 years as an institutional investor and previous six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector.

Richard Maroun served as a member of Aadi Sub’s board of directors from February 2017 until the closing of the Reverse Merger in August 2021, at which time he became a member of our board of directors. Since June 2014, Mr. Maroun has served as Partner, General Counsel at Frazier Healthcare Partners, a private equity and venture capital firm. Prior to joining Frazier, Mr. Maroun was Senior Vice President and General Counsel of Aptalis Pharma US, Inc. from 2012 through February 2014. Previously, Mr. Maroun has served in numerous senior executive roles for APP Pharmaceuticals, Inc., a fully-integrated pharmaceutical company, including as Executive Vice President, Chief Administrative Officer, General Counsel, and Business Development Officer. Mr. Maroun has also previously held senior positions with Abraxis Bioscience, Inc., a biotechnology company, and American BioScience, Inc., a company involved in the research and development of novel drug compounds. Prior to joining American BioScience, Mr. Maroun was a Director of Merrill Lynch, Pierce, Fenner & Smith, and before that he was a Senior Tax Manager of Deloitte & Touche LLP. Mr. Maroun also currently serves as a board member or advisor of several privately-held companies funded by Frazier Healthcare Partners, including Community Care Health Network, LLC, Parata Systems, Inc., Orthotic Holdings, Inc., and AppianRx, and was

previously a member of the board of directors of Organovo Holdings, Inc., a publicly traded biotechnology company, from August 2016 to July 2020. Mr. Maroun holds a LL.M. in Taxation from Boston University School of Law, a J.D. from Santa Clara University School of Law, and a B.S. degree in economics from John Carroll University. We believe Mr. Maroun is qualified to serve as a director based on his extensive leadership experience in the life sciences industry, his experience in mergers, acquisitions, and finance, and his legal and accounting expertise.

Emma Reeve has served on Aadi’s board of directors since September 2021. Ms. Reeve served as Senior Vice President and Chief Financial Officer of Constellation Pharmaceuticals, Inc., a development-stage oncology company, from October 2017, and as its Treasurer from December 2020, until its acquisition in July 2021, and was its Secretary between December 2017 and September 2018. Prior to joining Constellation, Ms. Reeve served as Corporate Controller of Parexel International, a life sciences consulting firm and contract research organization, from September 2014 to October 2017, and as Interim Chief Financial Officer and Corporate Controller of Parexel from July 2016 to May 2017. Previously, Ms. Reeve served as Head of Finance and Administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014, and as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. Prior to that, she served as the Chief Financial Officer of Inotek Pharmaceuticals Inc., and of Aton Pharma, Inc., and in operational and finance roles at Merck Research Laboratories and Bristol Myers Squibb Company. Ms. Reeve has served as a member of the board of directors of PTC Therapeutics, Inc., a publicly traded pharmaceutical company, since December 2018, and previously served as a member of the board of directors of Editas Medicine, Inc., a publicly traded biopharmaceutical company, from September 2021 until December 2024. Ms. Reeve holds a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales. Ms. Reeve serves on our Audit Committee and she qualifies as an audit committee financial expert under the SEC rules. We believe Ms. Reeve is qualified to serve as a director based on her extensive industry knowledge, financial and accounting expertise as a former chief financial officer and her life sciences expertise.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the number of directors that constitutes the entire board of directors shall be fixed only by resolution of the board of directors acting pursuant to a resolution adopted by a majority of the whole board. Each director holds office until the expiration of the term for which they are elected and until such director successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. Newly created directorships resulting from any increase in the number of directors, created in accordance with our bylaws, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and not by the stockholders.

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in size as practicable, designated Class I, Class II and Class III. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our bylaws, if elected, our Class I directors will serve until the 2027 annual meeting of stockholders, our Class II directors will serve until the 2025 annual meeting of stockholders; and our Class III directors will serve until the 2026 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned among the classes as to make all classes as nearly equal in number as practicable.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	character and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a director or executive officer of another publicly held company;

•	diversity with respect to education, race, ethnicity, gender, age and geography;

•	conflicts of interest; and

•	practical and mature business judgment.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Director Independence

Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board of directors. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Dr. Castelein, Dr. Aghazadeh, Dr. Dalal, Dr. Hehenberger, Dr. Hirmand, Mr. Maroun Ms. Reeve and Dr. Zhao, representing eight of our 10 directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Drs. Lennon and Desai are each not considered an independent director due to their service as executive officers of our company.

There are no family relationships among any of our directors, director nominees or executive officers.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications in writing to our Secretary at Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

We have established a role of the chairman of the board, which is currently held by Caley Castelein, M.D., and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors oversight responsibilities continue to grow. Our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property, including as discussed in the section entitled “Aadi Risk Factors” in this proxy statement. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Meetings and Attendance

The board of directors held thirteen (13) meetings during 2024, and each of our directors attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of committees of our board of directors upon which they served (during the periods that they served) during 2024. The board of directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meeting of stockholders, members of our board are encouraged to attend. Three (3) of our directors attended the 2024 Annual Meeting of Stockholders.

Board Committees

We have established the following board committees: Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates pursuant to a charter adopted by our board of directors. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and Nasdaq.

The following table sets forth which directors currently serve on each committee of the board of directors.

Audit	Compensation	Nominating and Corporate Governance
Emma Reeve (Chair)	Richard Maroun (Chair)	Anupam Dalal, M.D. (Chair)
Caley Castelein, M.D.	Anupam Dalal, M.D.	Behzad Aghazadeh, Ph.D.
Richard Maroun	Caley Castelein, M.D.	Karin Hehenberger, M.D., Ph.D.

Audit Committee

Caley Castelein, Richard Maroun and Emma Reeve serve on the Audit Committee, which is chaired by Ms. Reeve. Our board of directors has determined that Caley Castelein, M.D., Richard Maroun and Emma Reeve are “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has designated Emma Reeve as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, compensating, retaining, evaluating, overseeing, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our internal controls over financial reporting;

•	adopting and overseeing procedures to address complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	reviewing, approving and monitoring related party transactions involving directors or executive officers of the Company;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal, regulatory and ethical requirements as they relate to our financial statements and accounting matters;

•	setting hiring policies with regard to the hiring of employees or former employees of the Company’s independent registered public accounting firm and overseeing the compliance with such policies;

•

reviewing and discussing with management and the Company’s independent registered public accounting firm guidelines and policies to identify, monitor, and address enterprise risks, including cybersecurity risks;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement; and

•	reviewing quarterly earnings releases.

The Audit Committee held five (5) meetings during 2024. A copy of the Audit Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.

Compensation Committee

Caley Castelein, Anupam Dalal and Richard Maroun serve on the Compensation Committee, which is chaired by Mr. Maroun. Our board of directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the independent directors on the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (or Principal Executive Officer);

•

evaluating the performance of our Chief Executive Officer (or Principal Executive Officer) in light of such corporate goals and objectives and based on such evaluation recommending to the independent directors on the board of directors the CEO’s: (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangement, if any (including without limitation perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or termination of any of the foregoing;

•

reviewing and approving or recommending to the independent directors on the board of directors (i) base salary, (ii) incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement, transition or consulting agreement, retirement agreement or change of control protections and (v) any other benefits, compensation or similar arrangements, if any (including, without limitation, perquisites and any other form of compensation such as a signing bonus or payment of relocation costs), including any amendments to or terminations of any of the foregoing, of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	reviewing, approving and administering, including the termination of, the Company’s employee benefit and equity incentive plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	overseeing management’s engagement with stockholders and proxy advisory firms on executive compensation matters;

•	reviewing and recommending to the independent directors on the board of directors the compensation of our directors;

•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee held six (6) meetings during 2024. A copy of the Compensation Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.

Nominating and Corporate Governance Committee

Behzad Aghazadeh, Anupam Dalal and Karin Hehenberger currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Dalal. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	reviewing, assessing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors based on the established criteria;

•

overseeing the Company’s director orientation and continuing education, including making recommendations for continuing education of board members and evaluating the participation of members of the board of directors in accordance with applicable listing standards;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors committees;

•	administering policies and procedures for various constituencies that are involved with the Company to communicate with the non-management board members;

•	developing and recommending to the board of directors corporate governance guidelines and reviewing the corporate governance guidelines and their application;

•

developing, approving, reviewing, and monitoring compliance with the Company’s Code of Business Conduct and Ethics and considering potential conflicts of interest of board members and other corporate officers; and

•	overseeing the evaluation of our board of directors and management.

The Nominating and Corporate Governance Committee held one (1) meeting during 2024. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.aadibio.com under the Investors & News section.

Our board of directors may from time to time establish other committees.

Corporate Governance Guidelines

Aadi’s board of directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our Certificate of Incorporation and bylaws. Our corporate governance guidelines are available on our website at www.aadibio.com under the Investors & News section.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.aadibio.com under the Investors & News Section. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.

Anti-Hedging and Anti-Pledging Policies

Under our insider trading policy, our directors, officers, employees, consultants, contractors, or advisors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans or as part of any other pledging transaction, and (5) holding our securities in a margin account.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Aadi’s Compensation Committee is responsible for the compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to the Chief Executive Officer, except that our Chief Executive Officer does not make recommendations as to the Chief Executive Officer’s own compensation or attend the portions of the meeting relating to the Chief Executive Officer’s compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and individual goal achievement. Our Compensation Committee then reviews the recommendations and market data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. As a part of determining compensation for our named executive officers, the Compensation Committee engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives and all of our employees; and

•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford and determined that there were no conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risk Assessment. Our Compensation Committee has reviewed our incentive compensation programs and discussed the concept of risk as it relates to our compensation program. We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive or inappropriate risk-taking. Key features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, compensation is generally linked to both corporate performance and individual performance. Our corporate targets are applicable to our executives and employees alike, regardless of business unit. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person’s position in the company or their business unit. Finally, we believe that the multi-year vesting of our equity awards properly account for the time horizon of risk.

Timing of Option Grants. Our Compensation Committee does not grant equity awards on a predetermined schedule, but typically approves equity awards either at its regularly scheduled meetings or during an open trading window. Although equity awards are sometimes granted off-cycle or during closed trading windows, typically stock options approved at such time become effective during an open window. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.

Overview

Our executive compensation program reflects our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.

The named executive officers for the year ended December 31, 2024 were as follows:

•	David Lennon, Ph.D., our President and Chief Executive Officer;

•	Scott Giacobello, our Chief Financial Officer;

•	Bryan Ball, our Chief Technical Operations Officer.

•	Neil Desai, Ph.D., our former Executive Chairman; and

•	Loretta Itri, M.D., our former Chief Medical Officer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ended December 31, 2024 and 2023. The total compensation presented does not reflect the actual compensation received by our named executive officers. For example, the amounts in the “Stock Awards” column include the grant date fair values of time-based restricted stock units granted in that applicable year and the amounts in the “Option Awards” column include the grant date fair values of time-based stock options granted in that applicable year.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Bonus ($)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Lennon (5)	2024	654,400	232,868	124,800				1,012,068
President and Chief Executive Officer	2023	160,000	1,717,935	139,999		17,753	—	2,135,688

Scott Giacobello (6)	2024	483,407	272,682	51,840				807,929
Chief Financial Officer and Former Interim President and Chief Executive Officer	2023	469,328	1,327,954	—		79,780	—	1,971,183

Bryan Ball (7)	2024	460,173	149,998	38,400				648,571
Chief Technical Operations Officer

Neil Desai (8)	2024	484,512					1,175,239	1,659,751
Former Executive Chairman	2023	638,040	1,451,968	—	—	72,306	—	2,162,314

Loretta Itri (9)	2024	403,936	194,543	57,600			973,995	1,630,074
Former Chief Medical Officer	2023	521,475	858,234	—	—	44,322	51,654	1,475,685

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

The Company uses the Black-Scholes option pricing model to determine the estimated fair value for share-based option awards. Option pricing and models require the input of various assumptions, including the option’s expected life, expected dividend yield, price volatility and risk-free interest rate of the underlying stock. Forfeitures are recognized and accounted for as they occur.

The calculation was based on the following assumptions:

Year Ended December 31, 2024
Weighted average grant date fair value (per share)	$1.41
Risk-free interest rate	4.13% – 4.18%
Expected volatility	88.29% –91.46%
Expected term (in years)	4.99 – 5.59
Expected dividend yield	0%

The Company determines the assumptions used in the option pricing model in the following manner:

Risk-Free Interest Rate – For the determination of the risk-free interest rates, the Company utilizes the U.S. Treasury yield curve for instruments in effect at the time of measurement with a term commensurate with the expected term assumption.

Expected Volatility – Due to the Company’s limited historical stock price volatility data, the Company based its estimate of expected volatility on the estimated and expected volatilities of a guideline group of publicly traded companies. For these analyses, the Company selected companies with comparable characteristics including enterprise value, risk profiles, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its share-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available.

Expected Dividend – The expected dividend yield is assumed to be zero because the Company has never paid dividends and does not have current plans to pay any dividends on its common stock.

Expected Term – The Company estimates the expected term of its stock options granted to employees and non-employee directors using the simplified method, whereby, the expected term equals the average of the vesting term and the original.

(2)

These amount reported in the Stock Awards column represents the grant date fair value of restricted stock units granted to the named executive officer as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. The value of a restricted stock unit is equal to the Company’s stock price on the date of grant.

(3)

Amount represents cash bonus earned for performance in 2023 based upon achievement of corporate performance goals. Amounts payable in respect of 2024 under our 2024 Bonus Plan, if any, are not yet determinable and are expected to be determined in the first quarter of fiscal year 2025.

(4)

Amount includes: For Dr. Itri, reimbursement for monthly housing expenses and payment of consulting fees pursuant to a consulting agreement entered into Dr. Itri and the Company, effective as of October 1, 2024; for Drs. Itri and Desai, payment of severance payments and payment of accrued paid time off in connection with their termination of employment with the Company; for Dr. Desai, $10,000 received as a retainer fee for service commencing on October 1, 2024 as a non-employee member of the Aadi board of directors pursuant to the Outside Director Compensation Policy.

(5)	Dr. Lennon joined the Company in October 2023 as our President and Chief Executive Officer and a member of our board of directors.
(6)

Mr. Giacobello has served as our Chief Financial Officer since joining the Company in November 2021. From March 14, 2023 to October 2, 2023, he also served as our interim President and Chief Executive Officer.

(7)

Mr. Ball has served as our Chief Technical Operations Officer since March 2024 and served as our Chief Quality Officer and Senior Vice President, Manufacturing Operations from August 2022 to March 2024.

(8)	Dr. Desai served as our Executive Chairman until October 1, 2024.
(9)

Dr. Itri served as our Chief Medical Officer until October 1, 2024, following which Dr. Itri and the Company entered into a consulting agreement pursuant to which Dr. Itri will provide 10 hours of consulting and advisory services to the Company per month in exchange for a monthly retainer of $8,000 for an initial term of 3 months, which term may be renewed for subsequent 3 month periods.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding outstanding equity awards for each of the named executive officers as of December 31, 2024.

	Option Awards						Stock Awards
Name and Principal Position	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
David Lennon	3/1/2024	(3)	30,768	—	1.92	3/1/2034
Chief Executive Officer	3/1/2024		—	130,000	1.92	3/1/2034
	3/1/2024	(4)					65,000	205,075
	10/2/2023		142,916	347,084	4.30	10/2/2033

Scott Giacobello	3/1/2024	(3)	138,263	—	1.92	3/1/2034
Chief Financial Officer	3/1/2024		—	55,000	1.92	3/1/2034
	3/1/2024	(4)					27,000	85,185
	4/3/2023		41,666	58,334	7.47	4/3/2033
	3/1/2023		39,375	50,625	10.93	3/1/2033
	4/1/2022		30,933	15,467	17.24	4/1/2032
	11/1/2021		154,166	45,834	27.40	11/1/2031

Bryan Ball	3/1/2024	(3)	65,809	—	1.92	3/1/2034
Chief Technical Operations Officer	3/1/2024		—	40,000	1.92	3/1/2034
	3/1/2024	(4)					20,000	63,100
	3/1/2023		21,875	28,125	10.93	3/1/2033
	8/15/2022		86,041	61,459	13.97	8/15/2032

Neil Desai	1/3/2023		128,125	21,875	12.31	1/3/2033
Former Executive Chairman	4/1/2022		153,300	—	17.24	4/1/2032
	9/8/2021		125,000	—	27.67	9/8/2031
	3/13/2020		7,930	—	3.41	3/13/2030
	1/31/2018		31,720	—	2.21	1/31/2028

Loretta Itri, M.D.	3/1/2024	(3)	76,813	—	1.92	3/1/2034
Former Chief Medical Officer	3/1/2024		—	60,000	1.92	3/1/2034
	3/1/2024	(4)					30,000	94,650
	3/1/2023		44,778	57,572	10.93	3/1/2033
	4/1/2022		44,866	22,434	17.24	4/1/2032
	10/21/2021		146,458	38,542	26.85	10/21/2031

(1)

Unless otherwise noted, each option vests 25% on the first anniversary of the grant date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.

(2)	Calculated by multiplying the number of unvested shares by $3.155, the closing price per share of our common stock on Nasdaq on December 31, 2024, the last trading day of 2024.
(3)	Each option was granted in respect of amounts payable to such named executive officers under our 2023 bonus plan and was fully vested at grant.
(4)	25% of such restricted stock units will vest on each anniversary of the grant date, subject to the holder continuing to provide services to the Company through each applicable vesting date.

Employment Agreements

We have entered into employment agreements with each of Dr. Lennon and Messrs. Giacobello and Ball. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause. The material terms of the employment agreements with our 2023 named executive officers are described below.

Executive Employment Agreements with David Lennon, Ph.D.

In connection with Dr. Lennon’s appointment as our President and Chief Executive Officer, on September 29, 2023, the Company entered into an Executive Employment Agreement (the “Lennon Employment Agreement”) with Dr. Lennon. Pursuant to the terms of the Lennon Employment Agreement, Dr. Lennon received an initial annual base salary of $640,000 and is eligible to receive an annual bonus of up to 60% of his annual base salary upon achievement of performance objectives to be determined by our board of directors or its authorized committee in its sole discretion, with reasonable input from Dr. Lennon. Dr. Lennon’s current base salary is $659,200. In addition, in 2023, Dr. Lennon received a sign-on bonus of $240,000 consisting of: (1) $100,000 in cash and (2) an award of restricted stock units (“Lennon RSUs”) covering a number of shares of our common stock with a $140,000 grant date fair value (as determined in accordance with U.S. generally accepted accounting principles) (the “RSU Sign-On Grant”) under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The Lennon RSU Sign-On Grant vested in a single installment on the one-year anniversary of his employment start date. Our board of directors, or the compensation committee of our board of directors, may also, in each of their sole discretion, approve additional discretionary bonus amounts to Dr. Lennon. Dr. Lennon will be eligible to participate in employee benefit plans generally available to other senior executives of the Company. Until December 31, 2024, Dr. Lennon was eligible to receive reimbursement for reasonable temporary housing and travel between Chicago, Illinois and New Jersey or California, with the amounts of any reimbursement increased to make such travel reimbursement payments tax neutral to him. Dr. Lennon has also entered into the standard indemnification agreement.

The Lennon Employment Agreement further provides that if Dr. Lennon’s employment is terminated by the Company without Cause (as defined in the Lennon Employment Agreement) or Dr. Lennon resigns for Good Reason (as defined in the Lennon Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for eighteen months following termination, and (ii) if he elects COBRA coverage, up to eighteen months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Dr. Lennon’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Lennon Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to one hundred and fifty percent (150%) of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to eighteen months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Dr. Lennon pursuant to the Lennon Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.

Employment Agreement with Scott Giacobello

In connection with his appointment, Mr. Giacobello entered into an employment agreement, dated October 28, 2021, effective as of November 1, 2021 (the “Giacobello Employment Agreement”). The Giacobello Employment Agreement provides for an initial annual base salary of $450,000 and eligibility to receive an annual bonus of up to 45% of his annual base salary. Mr. Giacobello’s current base salary is $486,953. Mr. Giacobello is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Mr. Giacobello has also entered into the standard indemnification agreement.

The Giacobello Employment Agreement further provides that if Mr. Giacobello’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Giacobello resigns for Good

Reason (as defined in the Giacobello Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for twelve months following termination, and (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Giacobello’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Giacobello Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Mr. Giacobello pursuant to the Giacobello Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.

Executive Employment Agreement with Bryan Ball

In connection with his appointment, Mr. Ball entered into an employment agreement, dated July 11, 2022, effective as of August 15, 2022 (the “Ball Employment Agreement”). The Ball Employment Agreement provides for an initial annual base salary of $445,000 and eligibility to receive an annual bonus of up to 45% of his annual base salary. Mr. Ball’s current base salary is $463,549. Mr. Ball is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Mr. Ball has also entered into the standard indemnification agreement.

The Ball Employment Agreement further provides that if Mr. Ball’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Ball resigns for Good Reason (as defined in the Ball Employment Agreement), he will be entitled to receive: (i) base salary, at the rate then in effect, continuation for twelve months following termination, and (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination. In lieu of the severance payments and benefits set forth above, in the event Mr. Ball’s employment is terminated by the Company without Cause or he resigns for Good Reason, within twelve months following a Change of Control (as defined in the Ball Employment Agreement) or three months prior to a Change of Control, he will be entitled to receive: (i) a lump sum payment equal to 100% of the sum of: (A) his base salary, as then in effect, or if greater, at the level in effect immediately prior to the Change of Control, plus (B) his target bonus in effect for the fiscal year in which his termination of employment occurs, (ii) if he elects COBRA coverage, up to twelve months of reimbursement of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination, and (iii) full accelerated vesting of all then-outstanding and unvested equity awards to acquire the Company’s common stock. Payment of any severance payments to Mr. Ball pursuant to the Ball Employment Agreement is contingent on his execution and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company, and provided that such release becomes effective and irrevocable no later than 60 days following the termination date.

Retention Agreements

The Company has entered into Retention Bonus Letters with each of Dr. Lennon and Messrs. Giacobello and Ball, pursuant to which each executive is eligible to be paid a Retention Bonus subject to continued employment with the Company through the earlier of (i) March 31, 2025, or (ii) the date of a Change in Control (as defined in the applicable Retention Bonus Letter), provided that an executive will remain eligible to receive the Retention Bonus if his employment is terminated by the Company other than for Cause, death or disability, or if he resigns for Good Reason (each such term as defined in the applicable Retention Bonus Letter), subject to execution of a separation agreement and release of claims in favor of the Company. The amount of such Retention Bonus is $390,000 for Dr. Lennon, $220,000 for Mr. Giacobello and $210,000 for Mr. Ball.

Effective Arrangements with Drs. Desai and Itri

Transition Agreement and Release with Neil Desai, Ph.D.

Dr. Desai terminated employment as our Executive Chairman, effective as of October 1, 2024.

Pursuant to the terms of a Transition Agreement and Release entered into between Dr. Desai and the Company, dated October 16, 2024, Dr. Desai became eligible to receive the following: (i) continuing payments of severance pay in the aggregate amount of $1,072,539, payable over a period of 18 months, (ii) payment of COBRA premiums for up to 18 month from the date of termination, and (iii) accelerated vesting of equity awards subject solely to service-based vesting as to the number of shares subject to such awards that would have otherwise vested had Dr. Desai continued to be employed by the Company for an additional 18 months following termination of Dr. Desai’s employment, and (iv) Dr. Desai’s outstanding stock option awards will remain exercisable until the earlier of (a) 12 months following the date of Dr. Desai’s termination of employment or (b) the expiration of the term of such stock option award set forth in the applicable stock option agreement.

Additionally, effective as of October 1, 2024, Dr. Desai became eligible to receive compensation pursuant to the terms of our Outside Director Compensation Policy. Dr. Desai will continue to vest in his outstanding Company equity awards in accordance with their terms for the duration of time that he continues to serve as a member of our board of directors.

Transition Agreement and Release and Consulting Agreement with Loretta Itri, M.D.

Dr. Itri terminated employment as our Chief Medical Officer, effective as of October 1, 2024.

Pursuant to the terms of a Transition Agreement and Release entered into between Dr. Itri and the Company, dated September 16, 2024, Dr. Itri became eligible to receive the following: (i) continuing payments of severance pay for a period of 12 months equal to the sum of (A)(x) 100% of Dr. Itri’s base salary rate, as in effect on the date of termination, plus (y) 100% of Dr. Itri’s target bonus for 2024 (which will not be prorated for partial 2024 service), divided by (B) 12 (or, approximately $784,536 in the aggregate); and (ii) a lump sum payment equal to approximately $59,809, which represents the cost of COBRA coverage for a period of 18 months from the date of termination.

Additionally, Dr. Itri and the Company have entered into a consulting agreement pursuant to which, following the cessation of her employment, Dr. Itri will provide 10 hours of consulting and advisory services to the Company per month in exchange for a monthly retainer of $8,000. The consulting arrangement will have an initial three-month term, which may be renewed for subsequent three-month terms upon 30 days’ notice. Dr. Itri will continue to vest in her outstanding Company equity awards in accordance with their terms for the duration of time that she continues to serve as a consultant.

Equity Awards

On March 1, 2024, we granted awards of restricted stock units and stock options under our 2021 Plan to each of our named executive officers other than Dr. Desai.

With respect to such restricted stock unit awards, we granted restricted stock units covering 65,000 shares to Dr. Lennon, restricted stock units covering 27,000 shares to Mr. Giacobello, restricted stock units covering

20,000 shares to Mr. Ball, and restricted stock units covering 30,000 shares to Dr. Itri. With respect to such awards granted to our named executive officers, other than Dr. Desai, 25% of such restricted stock units will vest on each anniversary of the grant date, subject to continued service to us through each applicable vesting date.

With respect to such awards of stock options, we granted options to purchase 160,768 shares to Dr. Lennon, options to purchase 193,263 shares to Mr. Giacobello, options to purchase 105,809 shares to Mr. Ball, and options to purchase 136,813 shares to Dr. Itri. Options to purchase 30,768 shares granted to Dr. Lennon, options to purchase 138,263 shares granted to Mr. Giacobello, options to purchase 65,809 shares granted to Mr. Ball, and options to purchase 76,813 shares granted to Dr. Itri were granted in respect of amounts payable to such named executive officers under our 2023 bonus plan and were fully vested at grant. The remainder of such options granted to our named executive officers in 2024 are scheduled to vest as to 25% of the share subject thereto on the first anniversary of the grant date, and 1/48th of the shares subject thereto each month thereafter, subject to continued service to us through each applicable vesting date.

Quantification of Potential Payments to Certain Named Executive Officers in Connection with the Divestiture

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Divestiture that will or may become payable to certain executive officers in connection with the Divestiture.

The table below assumes that (i) for the purposes of this table only that, the Divestiture occurs on March 3, 2025, (ii) the payments under the Retention Bonus Letters are related to the Divestiture, although the Divestiture will not constitute a Change of Control for purposes of the Retention Bonus Letters, (iii) the Divestiture will not a constitute a Change of Control for purposes of Dr. Lennon’s and Messrs. Giacobello’s and Balls’ employment agreements and would not entitle each to enhanced severance benefits thereunder, and (iv) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the consummation of the Divestiture, additional compensation or benefits. The amounts shown in the table below do not include the value of payments or benefits that would have been earned or become payable pursuant to their terms, on or prior to the Divestiture, or the value of payments or benefits that are not based on or otherwise related to the Divestiture.

In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Divestiture may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Other(1)	Total ($)
David Lennon President and Chief Executive Officer	$390,000	$390,000

Scott Giacobello Chief Financial Officer	$220,000	$220,000

Bryan Ball Chief Technical Operations Officer	$210,000	$210,000

(1)

The amounts reported in this column represent the value of Retention Bonuses which may become payable pursuant to Retention Bonus Letters if each such executive remains employed with the Company through the earlier of (i) March 31, 2025, or (ii) the date of a Change in Control (as defined in the applicable Retention Bonus Letter), provided that an executive will remain eligible to receive the Retention Bonus if his employment is terminated by the Company other than for Cause, death or disability, or if he resigns for Good Reason (each such term as defined in the applicable Retention Bonus Letter), subject to execution of a separation agreement and release of claims in favor of the Company.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Neil Desai[1] ($)	Summary Compensation Table Total for Brendan Delaney[1] ($)	Summary Compensation Table Total for Scott Giacobello[1] ($)	Summary Compensation Table Total for David Lennon[1] ($)	Compensation Actually Paid to Neil Desai[1,2,3] ($)	Compensation Actually Paid to Brendan Delaney[1,2,3] ($)	Compensation Actually Paid to Scott Giacobello[1,2,3] ($)	Compensation Actually Paid to David Lennon[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]	Net Income ($ Thousands)
											TSR ($)
2024	—	—	—	1,402,068	—	—	—	2,001,751	1,291,581	1,456,842	13.06	(57,095	)(5)
2023	—	1,645,015	1,971,183	2,135,688	2,162,314	(1,290,600)	93,852	1,091,523	1,819,000	(140,244)	8.36	(65,765)
2022	3,052,812	—	—	—	—	—	—	—	1,594,777	(132,196)	53.13	(60,513)

1.

Neil Desai became our PEO in August 2021, in connection with the Reverse Merger. Brendan Delaney was our PEO starting on January 1, 2023 until March 14, 2023. Scott Giacobello was our interim CEO from March 15, 2023 to October 2, 2023. David Lennon was our PEO from October 3, 2023 to present. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024
Brendan Delaney	Neil Desai	Scott Giacobello
Loretta Itri	Loretta Itri	Bryan Ball
		Neil Desai
		Loretta Itri

2.

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for David Lennon ($)	Exclusion of Stock Awards and Option Awards for David Lennon ($)	Inclusion of Equity Values for David Lennon ($)	Compensation Actually Paid to David Lennon ($)
2024	1,402,068	(357,668)	957,351	2,001,751

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2024	1,291,581	(191,266)	356,527	1,456,842

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David Lennon ($) ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David Lennon ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David Lennon ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David Lennon ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David Lennon ($)	Total-Inclusion of Equity Values for David Lennon ($)
2024	551,053	359,518	43,425	3,355	—	957,351

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	163,862	101,867	99,109	(8,311)	—	356,527

4.

The Company TSR assumes $100 was invested in the Company for the period starting December 31, 2021, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

5.

Net income (loss) for 2024 reflects a preliminary estimate. We are in the process of finalizing our financial statements for the year ended December 31, 2024, and our actual results remain subject to completion of those financial statements and their audit by our independent registered public accounting firm. This preliminary estimate are based on information available to management as of the date of this proxy statement and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our year end closing procedures, final adjustments and developments that may arise prior to completion of our annual financial statements, and adjustments arising from the audit by our independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2024 when they become available.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years. As shown in the chart, net income (loss) for 2024 reflects a preliminary estimate. We are in the process of finalizing our financial statements for the year ended December 31, 2024, and our actual results remain subject to completion of those financial statements and their audit by our independent registered public accounting firm. This preliminary estimate are based on information available to management as of the date of this proxy statement and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our year end closing procedures, final adjustments and developments that may arise prior to completion of our annual financial statements, and adjustments arising from the audit by our independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2024 when they become available.

DIRECTOR COMPENSATION

Director Compensation Policy

Our board of directors reviews director compensation periodically to ensure that director compensation remains competitive so that we are able to recruit and retain qualified directors. We have adopted a director compensation policy that provides for certain compensation to our non-employee directors (the “Director Compensation Policy”), pursuant to which our non-employee directors will receive cash compensation, paid quarterly, as follows:

•	Each non-employee director is entitled to receive an annual cash retainer in the amount of $40,000 per year.

•	A non-employee chairperson is entitled to receive an additional annual cash retainer in the amount of $26,000 per year.

•

The chairperson of the audit committee is entitled to receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each other member of the audit committee is entitled to receive additional annual cash compensation in the amount of $8,000 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee is entitled to receive additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the compensation committee. Each other member of the compensation committee is entitled to receive additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $9,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each other member of the nominating and corporate governance committee is entitled to receive additional annual cash compensation in the amount of $4,500 per year for such member’s service on the nominating and corporate governance committee.

Upon a non-employee director’s initial appointment or election to our board of directors, that person will receive an option (the “Initial Grant”) to purchase shares of our common stock with an aggregate grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to $106,000. The Initial Grant will vest as to one thirty-sixth (1/36) of the shares subject to the Initial Grant on a monthly basis following the Initial Grant’s grant date on the same day of the month as such grant date, subject to continued service through each applicable vesting date.

In addition, each non-employee director who has been serving as a director for the prior six months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the first trading day immediately following the date of such annual stockholder meeting, an option (the “Annual Grant”) to purchase shares of our common stock with an aggregate grant date fair value equal to $58,000. The Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date immediately before the date of the next annual stockholder meeting, subject to continued service through such vesting date.

In the event of a change in control, as defined in our 2021 Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of the closing of the change in control. Each Initial Grant and Annual Grant will be granted under our 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

The 2021 Plan includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

2024 Director Compensation Table

The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to, earned by or paid to our non-employee directors. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Drs. Lennon and Desai as employees of the Company, and Dr. Desai’s compensation received as a non-employee director since October 1, 2024, is presented in “Executive Compensation-Summary Compensation Table”.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Total($)
Caley Castelein, M.D. (2)	80,000	57,999	137,999
Anupam Dalal, M.D. (3)	55,000	57,999	112,999
Emma Reeve (4)	60,000	57,999	117,999
Behzad Aghazadeh, Ph.D. (5)	44,500	57,999	102,499
Karin Hehenberger, M.D., Ph.D. (6)	44,500	57,999	102,499
Richard Maroun (7)	60,000	57,999	117,999
Mohammad Hirmand (8)	40,000	57,999	97,999
Baiteng Zhou (9)	1,429	105,999	107,428

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, not including any estimates of forfeitures. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.

The calculation was based on the following assumptions:

Year Ended December 31, 2024
Weighted average grant date fair value (per share)	$1.41
Risk-free interest rate	4.13% – 4.18%
Expected volatility	88.29% –91.46%
Expected term (in years)	4.99 – 5.59
Expected dividend yield	0%

The Company determines the assumptions used in the option pricing model in the following manner:

Risk-Free Interest Rate—For the determination of the risk-free interest rates, the Company utilizes the U.S. Treasury yield curve for instruments in effect at the time of measurement with a term commensurate with the expected term assumption.

Expected Volatility—Due to the Company’s limited historical stock price volatility data, the Company based its estimate of expected volatility on the estimated and expected volatilities of a guideline group of publicly traded companies. For these analyses, the Company selected companies with comparable characteristics including enterprise value, risk profiles, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its share-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available.

Expected Dividend—The expected dividend yield is assumed to be zero because the Company has never paid dividends and does not have current plans to pay any dividends on its common stock.

Expected Term—The Company estimates the expected term of its stock options granted to employees and non-employee directors using the simplified method, whereby, the expected term equals the average of the vesting term and the original.

(2)	As of December 31, 2024, Dr. Castelein held options to purchase 117,727 shares of Company common stock.
(3)	As of December 31, 2024, Dr. Dalal held options to purchase 117,727 shares of Company common stock and 486 shares of common stock, respectively.
(4)	As of December 31, 2024, Ms. Reeve held options to purchase 109,146 shares of Company common stock.
(5)	As of December 31, 2024, Dr. Aghazadeh held options to purchase 110,209 shares of Company common stock.
(6)	As of December 31, 2024, Dr. Hehenberger held options to purchase 110,209 shares of Company common stock.
(7)	As of December 31, 2024, Mr. Maroun held options to purchase 133,999 shares of Company common stock.
(8)	As of December 31, 2024, Dr. Hirmand held options to purchase 105,038 shares of Company common stock.
(9)	As of December 31, 2024, Dr. Zhou held options to purchase 61,192 shares of Company common stock.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

We maintain our 2017 Stock Option and Incentive Plan, 2021 Plan, 2021 Employee Stock Purchase Plan (“2021 ESPP”), 2023 Inducement Equity Incentive Plan (“2023 Plan”), which was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4), and the Amended and Restated 2014 Equity Incentive Plan, which was assumed by us in connection with the Reverse Merger in August 2021, approved by our stockholders. As of December 31, 2024, we had three active equity compensation plans and two inactive equity compensation plans with awards still outstanding at December 31, 2024. We also have warrants outstanding that were issued prior to the Reverse Merger to an individual pursuant to an equity compensation plan not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)(3)	4,716,506		$11.53	1,823,798	(4)
Equity compensation plans not approved by security holders	519,167	(5)	$4.47	110,000

Total	5,206,506			1,933,798	(4)

(1)	Includes the following plans: Amended and Restated 2014 Equity Incentive Plan, 2017 Stock Option and Incentive Plan, 2021 Plan, and 2021 ESPP.
(2)

Our board of directors adopted, and our stockholders approved, our 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 2,070,784 shares, (ii) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by our board of directors no later than the last day of the immediately preceding fiscal year. On January 1, 2025, the number of shares available under the 2021 Plan increased by 987,228 shares pursuant to this feature.

(3)

Our board of directors adopted, and our stockholders approved, the 2021 ESPP. The 2021 ESPP provides that the number of shares available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 310,617 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the administrator no later than the last day of the immediately preceding fiscal year. On January 1, 2025, the number of shares available under the 2021 ESPP increased by 246,807 shares pursuant to this feature.

(4)

Excludes (i) 987,228 additional shares of common stock that may be issued pursuant to our 2021 Plan pursuant to an automatic annual increase effective on January 1, 2025 and (ii) 246,807 additional shares of common stock that may be issued pursuant to our 2021 ESPP pursuant to an annual increase effective on January 1, 2025.

(5)

Reflects (i) an option to acquire 490,000 shares at an exercise price per share equal to $4.30 issued under the 2023 Plan and (ii) warrants issued for the purchase of 29,167 shares of common stock at an exercise price of $7.29 per share. These warrants are compensatory in nature and are fully vested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which we were a party and in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

PIPE Financing and Subscription Agreement

On December 19, 2024, we entered into the Subscription Agreement with each of the PIPE Investors, pursuant to which we agreed to sell to the PIPE Investors (i) 21,592,000 shares of our common stock, par, at a purchase price of $2.40 per share, and (ii) 20,076,500 Pre-Funded Warrants to acquire common stock, at a purchase price of $2.3999 per Pre-Funded Warrant, for an aggregate purchase price of $100 million (collectively, the “PIPE Financing”). The Pre-Funded Warrants will have an exercise price of $0.0001 per share of common stock, be immediately exercisable, and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the number of shares of common stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to us.

The closing of the PIPE Financing is expected to occur on a date that is no later than five business days from the date on which stockholder approval is obtained.

Registration Rights Agreement

At the closing of the PIPE Financing, in connection with the Subscription Agreement, we intend to enter into a Registration Rights Agreement with the PIPE Investors. Pursuant to the Registration Rights Agreement, we will prepare and file a resale registration statement with the SEC on or prior to the later of (i) thirty (30) days following the closing of the PIPE Financing and (ii) five (5) business days following the filing of our audited financial statements for the year ended December 31, 2024. We will use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days of the closing of the PIPE Financing (or within 90 calendar days if the SEC reviews the registration statement), subject to acceleration under certain circumstances.

We will also agree, among other things, to indemnify each participating holder, their officers, directors, members, employees, and agents, successors and assigns, and each other person, if any, who controls such participating holder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement from certain losses, claims, damages, liabilities and expenses incident to our obligations under the Registration Rights Agreement.

Participation in the PIPE Financing by Aadi’s Directors, Executive Officers and 5% Holders

The PIPE Investors include entities that are related to Casey Castelein, M.D., Anupam Dalal, M.D., Behzad Aghazadeh, Ph.D. and Baiteng Zhao, who serve on our board of directors, as well as an executive officer for the year ended December 31, 2024, Bryan Ball. The following table presents the number of shares purchased and the total purchase price paid by these entities and individuals.

Investor	Shares Purchased	Warrants Purchased	Total Purchase Price ($)
Entities affiliated with Avoro (1)	0	8,333,000	19,998,366.70
Entities affiliated with Acuta (2)	1,561,000	0	3,746,400.00
Entities affiliated with KVP (3)	1,666,000	0	3,998,400.00
Entities affiliated with EcoR1 (4)	2,082,000	0	4,996,800
WZCUBE LLC (5)	1,250,000	0	3,000,000
Bryan Ball (6)	100,000	0	240,000

(1)	Dr. Aghazadeh is a member of our board of directors and is a representative of Avoro.
(2)	Dr. Dalal is a member of our board of directors and is a representative of Acuta Capital.
(3)	Dr. Castelein is a member of our board of directors and is a representative of KVP.
(4)	EcoR1 is a beneficial holder of more than 5% of our common stock.
(5)	Dr. Zhao is a member of our board of directors and is the sole manager of WZCUBE LLC.
(6)	Mr. Ball has been our Chief Technical Operations Officer since March 2024 and served as our Chief Quality Officer and SVP Manufacturing Operations from July 2022 to March 2024.

Stockholder Support Agreements

In connection with the execution of the Subscription Agreement, Kaken and Aadi entered into the Support Agreements with each of the directors and executive officers of Aadi, certain of their affiliates, and one other significant stockholder of Aadi, who collectively beneficially own or control an aggregate of approximately 39.3% of the outstanding shares of Aadi’s common stock as of the Record Date. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Aadi common stock beneficially owned by such stockholder as of the record date of the Special Meeting in favor of the Subscription Agreement, the Divestiture and the other transactions contemplated by the Subscription Agreement, as well as certain other transactions, at the Special Meeting.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Employment Agreements and Offer Letters

Each of our executive officers is employed with us under the terms of their employment agreement or offer letter, as applicable, in each case approved by the Compensation Committee. For more information regarding these employment agreements for Dr. Lennon, Mr. Giacobello and Mr. Ball, our named executive officers, see the section titled “Executive Compensation-Employment Agreements.”

Other Transactions

We have granted equity awards to our executive officers. For a description of these equity awards granted to such individuals, see the section titled “Executive Compensation.” We have also granted equity awards to certain members of our board of directors and will do so in the future pursuant to our Director Compensation Policy. For a description of these equity awards, see the section titled “Director Compensation-2024 Director Compensation Table.”

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and the related notes thereto and unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement. Some of the information contained in this discussion and analysis including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risk, uncertainties and assumptions. Our actual results could differ materially from those discussed in our forward-looking statements for many reasons, including those risks. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this proxy statement. You should read this proxy statement completely, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by our forward-looking statements contained in the following discussion and analysis. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

References in the following discussion to “we,” “our,” “us,” or “Aadi” refer to Aadi Bioscience, Inc. and its subsidiaries.

Throughout this document we refer to FYARRO (nab-sirolimus, sirolimus protein-bound particles for injectable suspension (albumin-bound)) as FYARRO in the context of commercialization for the treatment of advanced malignant perivascular epithelioid cell tumor (PEComa), investigational use, our clinical trials, regulatory matters such as orphan drug designation, our license agreement with Bristol Myers Squibb Company and our former agreements with Mirati Therapeutics, Inc. and EOC Pharma (Hong Kong) Limited, all further discussed throughout this document.

Overview

We are a precision oncology company making bold choices in applying technology to efficiently deliver improved therapies for people living with difficult-to-treat cancers. We have deep experience in chemistry, formulation, and drug delivery, as well as research, clinical, and commercial pharmaceutical development, successfully taking product candidates from the clinic to approval, launch, and commercialization. Our lead drug product, FYARRO® (sirolimus protein-bound particles for injectable suspension (albumin-bound); nab-sirolimus), combines two established technologies - nanoparticle albumin-bound (nab) technology and the anti-cancer agent, sirolimus. Nab-sirolimus is a potent inhibitor of the mTOR biological pathway with demonstrated anti-cancer activity in our lead indication, advanced malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. We exclusively license FYARRO, previously called ABI-009, nab-sirolimus, from Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”).

In November 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein-bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (“PEComa”). On February 22, 2022, we launched FYARRO in the United States for treatment of advanced malignant PEComa and recognized net product sales of $7.2 million and $18.7 million for the three and nine months ended September 30, 2024, respectively. See “Results of Consolidated Operations” for further discussion of our results.

We recently entered into the License Agreement, an intellectual property license agreement with WuXi Biologics, for the development and global commercialization of a portfolio of three next generation antibody drug conjugates (ADCs) targeting clinically validated, broadly overexpressed tumor antigens in high potential cancer indications with significant unmet need. The License Agreement is described further below. These ADCs are constructed utilizing an advanced linker-payload platform called CPT113 that has been shown to provide high stability in blood circulation and deliver targeted release of a Topoisomerase I (TOPO1) inhibitor payload into cancer cells.

Recent Developments

•

Divestiture of FYARRO. On December 19, 2024, we entered into a Stock Purchase Agreement (the “Divestiture Agreement”) with KAKEN INVESTMENTS INC. (“Kaken”) for the sale to Kaken of 100% of the outstanding shares of capital stock of Aadi Subsidiary, Inc. (“Aadi Sub”) and thereby all of Aadi’s assets related to its FYARRO® (sirolimus protein-bound particles for injectable suspension) (albumin-bound) program (the “FYARRO Business”), which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the Delaware General Corporation Law, as amended. Per the terms and subject to the conditions of the Divestiture Agreement, Kaken will pay Aadi $100 million in cash at closing, subject to certain adjustments. The transaction is expected to close in the first half of 2025, subject to Aadi stockholder approval and certain closing conditions. Upon the closing of this transaction, Kaken will also acquire the rights to the Aadi name and trademark.

License Agreement. On December 19, 2024, we entered into an Intellectual Property License Agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate programs leveraging Hangzhou DAC Biotechnology Co., Ltd.’s (“Hangzhou DAC”) linker-payload technology targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”) (each an “ADC Program,” and collectively, the “ADC Programs”). Under the License Agreement, we agreed to pay WuXi Biologics a non-refundable, partial upfront payment of $6 million and an additional non-refundable, upfront payment of $38 million within ninety (90) days after the effective date of the License Agreement, which may be extended by either party for an additional thirty (30) days, in each case, for the rights and licenses granted to us by WuXi Biologics. In accordance with the License Agreement, WuXi Biologics is eligible to receive from us (a) up to an aggregate of $265 million upon the achievement of certain development milestones, and (b) up to an aggregate of $540 million upon the achievement of certain commercial milestones, in each case, across all ACD Programs. WuXi Biologics is also entitled to running royalties during the agreed upon royalty term ranging from low-single-digit to upper-single-digit percentages of annual net sales of licensed products in the territory.

•

PIPE Financing. On December 19, 2024, Aadi entered into the Subscription Agreement with PIPE Investors, pursuant to which Aadi agreed to sell to the PIPE Investors (i) 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a purchase price of $2.40 per share, and (ii) 20,076,500 Pre-Funded Warrants, at a purchase price of $2.3999 per Pre-Funded Warrant, for aggregate gross proceeds of $100 million. The closing of the PIPE Financing is expected to occur on a date that is no later than five business days from the date on which stockholder approval is obtained.

•

Clinical Trials Updates. On August 20, 2024, we halted the PRECISION1 trial, a registration-directed tumor-agnostic Phase 2 study of FYARRO in patients with Tuberous Sclerosis Complex 1 (“TSC1”) and Tuberous Sclerosis Complex 2 (“TSC2”) alterations, based on efficacy results from a planned interim analysis of efficacy results from two-thirds of participants in the trial. An analysis by the Independent Data Monitoring Committee demonstrated that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of this Phase 2 study. We are completing the wind-down of the PRECISION1 trial and all patients who were still receiving benefit at the time the study was halted were transitioned to an expanded access protocol. We expect to report out the PRECISION1 trial results in 2025. To further preserve cash runway, we paused new enrollment, but continue dosing previously enrolled patients, in two, ongoing Phase 2 trials of FYARRO for advanced or recurrent endometrioid-type endometrial cancer (EEC) and neuroendocrine tumors (NETs). Both studies have enrolled sufficient patients (n=24 and n=12 for EEC and NETs, respectively) to assess initial efficacy signals, with results expected to be reported at a later date.

•

New Member of the Board. On December 19, 2024, our board of directors appointed Baiteng Zhao, Ph.D. as a new member of the board. Dr. Zhao co-founded ProfoundBio, a clinical stage next-gen ADC developer, in 2018 and served as the Chairman and CEO of the company until it was acquired by Genmab for $1.8 billion in May 2024. Prior to ProfoundBio, Dr. Zhao worked at Seagen (now part of Pfizer) for more than eight years and was responsible for the modeling and simulation strategies for the development pipeline and supported preclinical and clinical development of ADC drug candidates.

•

Employee Matters. On August 16, 2024, our board of directors approved a plan of termination that resulted in a workforce reduction of 22 employees, representing approximately 32% of our workforce. In addition, as of October 1, 2024, Neil Desai, Ph.D., our former Executive Chairman, and Loretta Itri, our former Chief Medical Officer, ceased their respective employments with the company. Dr. Desai will continue to serve as a member of our board of directors. Dr. Itri will provide consulting services to the company for up to ten hours per month for an initial three-month term.

•

Arbitration Win. On September 26, 2024, we received the arbitration panel’s Final Award in our arbitration against EOC Pharma (Hong Kong) Limited (“EOC”). EOC had claimed that we breached certain provisions of our license agreement with EOC, dated December 8, 2020 (the “EOC License Agreement”), including failing to provide certain manufacturing information to EOC and, as a result, EOC sought monetary damages against us. In the arbitration panel’s Final Award, it found and concluded, among other things, that we did not breach the EOC License Agreement and accordingly we are not liable for any damages to EOC. See Notes 7 and 12 to our unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement and “EOC License Agreement” below for more information about the EOC License Agreement, its termination and the arbitration proceedings.

BMS License Agreement

We have exclusive rights for certain patents and a non-exclusive license for certain technology and know-how pertaining to ABI-009 (which we refer to as FYARRO) pursuant to an amended and restated license agreement, dated November 15, 2019, as amended August 31, 2021 (the “BMS License Agreement”) with Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of BMS. Under the BMS License Agreement, BMS is entitled to receive certain development milestone payments, royalties on net sales from licensed products under the agreement and any sublicense fees. During the three months ended September 30, 2024 and 2023, royalties on net product sales were $0.5 million and $0.4 million, respectively under the terms of this agreement. During the nine months ended September 30, 2024 and 2023, royalties on net product sales were $1.4 million and $1.3 million, respectively under the terms of this agreement. No development payments related to milestones under this agreement were paid during the three and nine months ended September 30, 2024. See Note 7 to our unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement for more information about the BMS License Agreement.

On August 30, 2021, the Company and BMS entered into Amendment No. 1 (the “Amendment”) to the BMS License Agreement. Under the terms of the Amendment, we paid BMS $5.8 million, representing 50% of the previously outstanding payment obligation under the agreement, following the effective time of our 2021 private investment in public equity (PIPE) financing (“2021 PIPE Financing”) that occurred in connection with the closing of the reverse merger of Aerpio Pharmaceuticals, Inc. whereby Aspen Merger Subsidiary, Inc., our wholly-owned subsidiary (“Merger Sub”), merged with and into Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc. (“Aadi Sub”)), with Aadi Sub surviving as our wholly-owned subsidiary (the “Reverse

Merger”). Pursuant to the terms of the amendment, the remaining portion of the previously outstanding payment obligation ($5.8 million), was paid by the third anniversary of the effective time of the 2021 PIPE Financing (i.e., August 26, 2024).

EOC License Agreement

In December 2020, we entered into the license agreement (“EOC License Agreement”) with EOC Pharma (Hong Kong) Limited (“EOC”) under which we received $14.0 million in January 2021 in non-refundable upfront consideration as partial payment for the rights and licenses granted to EOC by us for the further development and commercialization of FYARRO in the People’s Republic of China, Hong Kong Special Administration Region, Macao Special Administrative Region and Taiwan (the “Licensed Territory”).

In accordance with the BMS License Agreement, we are required to pay 20% of all sublicense fees to BMS. As such, we recognized $2.8 million of license expense in the fourth quarter of 2020 and had a corresponding $2.8 million sublicense payable to BMS as of December 31, 2020, which was paid in 2021.

During the fourth quarter of 2021, we recognized license revenue and received $1.0 million from EOC for achieving the FDA approval milestone in November 2021. In accordance with the BMS License Agreement, we recognized $0.2 million of license expense in the fourth quarter of 2021 and had a corresponding $0.2 million sublicense payable to BMS as of December 31, 2021, which was paid in 2022.

On June 27, 2022, we received written notice from EOC that EOC elected to terminate the EOC License Agreement, effective immediately. On June 27, 2022, EOC filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against us. On September 26, 2024, the arbitration panel issued a Final Award which, among other things, found and concluded that we did not breach the EOC License Agreement and accordingly we are not liable for any damages to EOC. See Notes 7 and 12 to our unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement for more information about the EOC License Agreement, its termination and the arbitration proceedings.

Former Mirati Collaboration

In October 2022, we entered into a collaboration and supply agreement with Mirati to evaluate the combination of Mirati’s adagrasib and FYARRO in KRASG12C mutant NSCLC and other solid tumors. In May 2024, we announced the mutually agreed upon termination of the collaboration and G12C supply agreement with Mirati. Enrollment in the Phase 1/2 study has been closed and the study is winding down. Under the terms of the agreement, Mirati was responsible for sponsoring and operating the Phase 1/2 study and we supplied study drug and jointly shared the cost of the study, which will continue during the winding down process.

Key Trends and Factors Affecting Comparability Between Periods

•

Commercial sale of FYARRO was launched on February 22, 2022, for the treatment of patients with advanced malignant PEComa. We recorded net product sales of $7.2 million and $18.7 million during the three and nine months ended September 30, 2024, respectively. We recorded net product sales of $24.4 million and $15.2 million during the years ended December 31, 2023 and 2022, respectively.

•

We had built a cross-functional commercial team consisting of marketing, market access and commercial operations. Expenses related to our commercialization of FYARRO, including personnel expenses, sales support, and marketing are included in selling, general and administrative expenses for the three and nine months ended September 30, 2024 and the years ended December 31, 2023 and 2022. We expect these expenses to decrease, as compared to prior periods, due to our workforce reductions in 2024.

•

We expect to decrease our investment in research and development as a result of our halt and subsequent wind-down of the PRECISION1 study following interim data results and the pause of enrollment of our two Phase 2 trials of FYARRO in patients with EEC and NETs, respectively.

•	Under the BMS License Agreement, as described above, we made a payment of $5.8 million to BMS on August 26, 2024.

•	Our future expenses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on our strategic review and the ultimate outcome of that process.

Liquidity and Capital Resources

As of September 30, 2024, we had $62.6 million of cash, cash equivalents and short-term investments. We have incurred net losses in each year since inception and as of September 30, 2024, we had an accumulated deficit of $314.4 million. These losses have resulted principally from costs incurred in connection with research and development activities, selling, general and administrative costs associated with our operations, and costs associated with the Reverse Merger. We expect to continue to incur significant expenses and operating losses for the foreseeable future due to the cost of research and development, including conducting preclinical and clinical trials and identifying and designing product candidates, the regulatory approval process for FYARRO outside the United States and in additional indications and any other product candidates we may develop in the future and the continued commercialization of FYARRO.

Impact of Negative Global or National Events

Businesses have been and will continue to be impacted by a number of challenging global and national events and circumstances that continue to evolve, including the recent turmoil in the global banking system, public health epidemics, such as the COVID-19 pandemic, extreme weather conditions, increased economic uncertainty, inflation, rising interest rates, and geopolitical instability, including the conflicts in Ukraine, the Middle East and in other countries. The extent of the impact of these events and circumstances on our business, operations and development timelines and plans remains uncertain, and will depend on certain developments, including the duration and scope of the events and their impact on our development activities, third-party manufacturers, and other third parties with whom we do business, as well as its impact on regulatory authorities and our key scientific and management personnel. We have been and continue to actively monitor the potential impacts that these various events and circumstances may have on our business and we take steps, where warranted, to minimize any potential negative impacts on our business resulting from these events and circumstances. For example, as the COVID-19 pandemic developed, we took numerous steps to help ensure the health and safety of our employees. While we have resumed normal operations, any resurgence of the COVID-19 pandemic may cause us to reinstitute certain measures to protect employee safety, including staggered work hours or reduced in-person staffing, that could result in additional disruption and/or delays in our ability to conduct development activities.

We have been and continue to actively monitor our supply chain in light of these challenging global and national events and circumstances, including our third-party materials suppliers. We experienced some supply disruptions due to the COVID-19 pandemic, including closures at certain chip manufacturers, which led to extended lead times for FYARRO and diversion of certain lab materials needed to support COVID-19 relief efforts. While these disruptions have been resolved, we are continuing to monitor our supply chain and contingency planning is ongoing with our partners to reduce the possibility of an interruption to our development activities or the availability of necessary materials.

The ultimate impact of these global and national events and circumstances, either individually or in aggregate, is highly uncertain and subject to change. To the extent possible, we are conducting business as usual, with necessary or advisable modifications to mitigate potentially negative impacts to our business. For example, during the COVID-19 pandemic, our clinical trials were affected by the closure of offices, lack of resources and closure of borders, among other measures being put in place around the world and we made certain modifications to employee travel, with masking and vaccination requirements in our offices, and with our employees working remotely fully or intermittently. Any inability to travel and conduct face-to-face meetings, as well as constraints surrounding hospital infrastructure and staff, can also make it more difficult to enroll and maintain patients in clinical trials. We will continue to actively monitor the rapidly evolving situation related to these global and national events, and may take further actions to mitigate potential negative impacts to our business, and that may alter our operations, including those that may be required by federal, state or local authorities, or that we determine are in the best interests of our employees and other third parties with whom we do business. At this point, the extent to which these global or national events and circumstances may affect our future business, operations and development timelines and plans, including the resulting impact on our expenditures and capital needs, remains uncertain. We will continue to evaluate the impact that these events could have on our operations, financial position, results of operations and cash flows in fiscal year 2025.

Basis of Presentation

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the condensed consolidated balance sheets and condensed consolidated statements of operations and comprehensive loss presented herein. The following discussion and analysis are based on our condensed consolidated financial statements contained in this Quarterly Report, which we have prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). You should read the discussion and analysis together with such condensed consolidated financial statements and the related notes thereto.

Components of Condensed Consolidated Statements of Operations and Comprehensive Loss

Revenue

Product Sales, Net

FYARRO was approved by the FDA in November 2021 for treating adult patients with locally advanced unresectable or metastatic malignant PEComa. On February 22, 2022, we launched sales of FYARRO to specialty distributors (“SDs”) and a specialty pharmacy (“SP”). We recognize product sales when the SDs and SP obtain control of the product, which occurs upon delivery. Product sales are recorded at the net sales price, which includes provisions for the following allowances which are reflected either as a reduction to the related account receivable or as an accrued liability, depending on how the allowance is settled:

•

Distribution Fees: Distribution fees include distribution service fees paid to the SDs and SP based on a contractually fixed percentage of the wholesale acquisition cost (“WAC”). Distribution fees are recorded as an offset to product sales based on contractual terms at the time the sale is recognized.

•

Rebates: Allowance for rebates include mandated discounts under the Medicaid Drug Rebate Program and TRICARE program. Rebates are amounts owed after the final dispensing of the product to a benefit plan participant and are based upon contractual agreements or statutory requirements. The allowance for rebates is based on contracted or statutory discount rates and expected utilization by benefit plan participants. Our estimates for expected utilization of rebates are based on utilization data received from the SDs and SP since product launch. Rebates are generally invoiced and paid in arrears so that the accrual balance consists of an estimate of the amount expected to be incurred for the current quarter’s activity. If actual future rebates vary from estimates, we may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

•

Chargebacks: Chargebacks are discounts and fees that relate to contracts with government and other entities purchasing from the SDs and SP at a discounted price. The SDs and SP charge back to us the difference between the price initially paid by the SDs and SP and the discounted price paid to the SDs and SP by these entities. If actual future chargebacks vary from these estimates, we may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

•

Co-Payment Assistance: We offer co-payment assistance to commercially insured patients meeting certain eligibility requirements. Co-payment assistance is accrued at the time of product sale to the SDs and SP based on estimated patient participation and average co-pay benefit to be paid per a claim. Our estimated amounts are compared to actual program participation and co-pay amounts paid using data provided by third-party administrators. If actual amounts differ from the original estimates the assumptions being applied are updated and adjustment for prior period accruals will be adjusted in the current period.

•

Product Returns: Consistent with industry practice, we offer the SDs and SP limited product return rights for damages, shipment errors, and expiring product, provided that the return is within a specified period around the product expiration date as set forth in the applicable individual distribution agreement. We do not allow product returns for product that has been dispensed to a patient. As we receive inventory reports from the SDs and SP and have the ability to control the amount of product that is sold to the SDs and SP, we estimate future potential product returns based on the on-hand channel inventory data and sell-through data obtained from the SDs and SP. In arriving at our estimate, we also consider historical product returns, the underlying product demand, and industry data specific to the specialty pharmaceutical distribution industry.

Operating Expenses

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries and related benefits, including share-based compensation, related to our executive, finance, business development, sales and marketing, and other corporate functions. Other general and administrative expenses include professional fees for legal, auditing, tax and business consulting services, insurance costs, intellectual property and patent costs, facility costs and travel costs.

Research and Development Expenses

Research and development expenses, which consist primarily of costs associated with our product research and development efforts, are expensed as incurred. Research and development expenses consist primarily of: (i) employee related costs, including salaries, benefits and share-based compensation expense for employees engaged in scientific research and development functions; (ii) third-party contract costs relating to research, formulation, manufacturing, nonclinical studies and clinical trial activities; (iii) external costs of outside consultants who assist with technology development, regulatory affairs, clinical development and quality assurance; (iv) payments made under our third-party licensing agreements; and (v) allocated facility-related costs.

Costs for certain activities, such as manufacturing, nonclinical studies and clinical trials are generally recognized based on the evaluation of the progress of completion of specific tasks using information and data provided by our vendors and collaborators. Research and development activities are central to our business. We expect to decrease our investment in research and development as a result of our halt and subsequent wind-down of the PRECISION1 study following interim data results and the pause of our two Phase 2 trials of FYARRO in patients with EEC and NETs, respectively. As a result, we expect that our research and development expenses will decrease in the foreseeable future.

Cost of Goods Sold

Cost of goods sold consist primarily of royalties paid to BMS, costs incurred on sales of FYARRO and costs to manufacture and prepare the product for sales subsequent to the FDA approval in November 2021. Costs incurred prior to the FDA approval were expensed when incurred.

Other Income (Expense), Net

Other income, net consists of interest income earned on cash, cash equivalents and short-term investments, partially offset by interest expense related to the convertible promissory notes.

Income Tax Expense

During the three and nine months ended September 30, 2024 and 2023, we recognized no income tax expense on the condensed consolidated statements of operations and comprehensive loss. Since our formation in 2011, we have not recorded any U.S. federal or state income tax benefits for the net losses we have incurred in each year or our earned tax credits, due to our uncertainty of realizing a benefit from those items.

Results of Operations:

Comparison of the Three and Nine Months Ended September 30, 2024 and 2023

The following table presents the results of operations for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Product sales, net	$7,212	$5,959	$18,744	$18,028

Total revenue	7,212	5,959	18,744	18,028

Operating expenses
Selling, general and administrative	7,186	11,221	25,698	34,204
Research and development	9,997	11,890	36,683	36,161
Restructuring charges	2,638	—	2,638	—
Cost of goods sold	804	697	2,234	1,882

Total operating expenses	20,625	23,808	67,253	72,247

Loss from operations	(13,413)	(17,849)	(48,509)	(54,219)
Other income (expense), net	867	1,547	3,091	4,723

Loss before income tax expense	(12,546)	(16,302)	(45,418)	(49,496)

Net loss	$(12,546)	$(16,302)	$(45,418)	$(49,496)

Product Sales, Net

Our product sales, net consist of sales of FYARRO since its launch in the United States on February 22, 2022. Product sales, net for the three and nine months ended September 30, 2024 were $7.2 million and $18.7 million, respectively. For the three and nine months ended September 30, 2023, product sales, net were $6.0 million and $18.0 million, respectively. The increase in the three and nine months ended September 30, 2024 compared to the same period in the prior year was primarily due to strong demand.

Operating Expenses

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended September 30, 2024 and 2023 were $7.2 million and $11.2 million, respectively. The $4.0 million decrease was primarily driven by a reduction of $2.3 million in personnel expenses, $1.5 million in commercial and marketing expenses, and $0.3 million of legal and other expenses, offset by an increase of $0.1 million related to consulting expenses.

Selling, general and administrative expenses for the nine months ended September 30, 2024 and 2023 were $25.7 million and $34.2 million, respectively. The $8.5 million decrease was driven by a reduction of $4.0 million in commercial and marketing expenses, $2.3 million in legal and other expenses, $2.1 million in personnel expenses, and $0.1 million of consulting and insurance expenses.

Research and Development Expenses

The following table presents our research and development expenses for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Personnel expenses	$3,857	$6,215	$15,673	$18,067
Consultants	250	663	975	3,193
External clinical development	4,044	4,021	13,347	10,485
Clinical drug product manufacturing	1,617	743	5,984	3,247
Other expenses	229	248	704	1,169

Total research and development expenses	$9,997	$11,890	$36,683	$36,161

Research and development expenses for the three months ended September 30, 2024 and 2023 were $10.0 million and $11.9 million, respectively. The $1.9 million decrease was primarily driven by a $2.8 million decrease in personnel expense, consulting expense, and other expenses, offset by an increase of $0.9 million of clinical drug product manufacturing.

Research and development expenses for the nine months ended September 30, 2024 and 2023 were $36.7 million and $36.2 million, respectively. The $0.5 million increase was primarily driven by a $2.9 million increase in clinical development expenses related to the EEC, NET, and PRECISION1 trials, and $2.7 million in clinical drug product manufacturing, offset by a decrease of $5.1 million in personnel expense, consulting expense, and other expenses.

Restructuring Charges

Restructuring charges for the three and nine months ended September 30, 2024 were $2.6 million. The increase in restructuring expense was due to a restructuring plan to reduce the Company’s workforce by 32% in response to our announcement on August 20, 2024 that we will halt the registration-intended PRECISION1 trial of nab-sirolimus in patients with solid tumors harboring TSC1 or TSC2 inactivating alterations.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2024 and 2023 was $0.8 million and $0.7 million, respectively. Cost of goods sold for the nine months ended September 30, 2024 and 2023 was $2.2 million and $1.9 million, respectively. The increase of cost of goods sold of $0.1 million and $0.3 million for the three and nine months ended September 30, 2024 compared to the same period in 2023 was primarily driven by an increase of costs incurred on sales of FYARRO and costs to manufacture and prepare the product for sale.

Other Income (Expense), Net

Other income, net for the three months ended September 30, 2024 was $0.9 million, compared to other income, net of $1.5 million for the three months ended September 30, 2023. The change was primarily driven by a decrease in short-term investments held during the three months ended September 30, 2024, compared to the three months ended September 30, 2023.

Other income, net for the nine months ended September 30, 2024 was $3.1 million, compared to other income, net of $4.7 million for the nine months ended September 30, 2023. The change was primarily driven by a decrease in short-term investments held during the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023.

Comparison of Years Ended December 31, 2023 and 2022

The following table presents the results of operations for the periods indicated (in thousands):

	Year Ended December 31,
	2023	2022
Revenue
Product sales, net	$24,354	$15,216

Total revenue	24,354	15,216

Operating expenses
Selling, general and administrative	44,549	40,176
Research and development	48,929	32,662
Cost of goods sold	2,809	1,335
Impairment of acquired contract intangible asset	—	3,724

Total operating expenses	96,287	77,897

Loss from operations	(71,933)	(62,681)
Other income, net	6,168	2,168

Loss before income tax expense	(65,765)	(60,513)
Income tax expense	—	—

Net loss	$(65,765)	$(60,513)

Product Sales, Net

Our product sales, net consist of sales of FYARRO since its launch in the United States on February 22, 2022. Product sales, net for the years ended December 31, 2023 and 2022 were $24.4 million and $15.2 million, respectively.

Operating Expenses

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2023, were $44.5 million, compared to $40.2 million for the year ended December 31, 2022. The $4.3 million increase was primarily driven by $4.1 million of legal costs predominantly related to the EOC arbitration and other related expenses, $0.7 million of personnel expenses related to increased headcount, incentive bonuses and share-based compensation, and $1.3 million of commercial and marketing expense, offset by a decrease of $1.8 million of consulting expenses and insurance.

Research and Development Expenses

The following table presents our research and development expenses for the periods indicated (in thousands):

	Year Ended December 31,
	2023	2022
Personnel expense	$22,961	$18,526
Consultants	3,657	4,543
External clinical development	15,341	8,347
Clinical drug product manufacturing	5,516	818
Other expense	1,454	428

Total research and development expense	$48,929	$32,662

Research and development expenses for the year ended December 31, 2023, were $48.9 million, compared to $32.7 million for the year ended December 31, 2022. The $16.2 million increase was primarily driven by a $7.0 million increase in clinical development expenses with $5.5 million of the $7.0 million increase related to the PRECISION1 trial, $4.5 million in expenses related to headcount, consultants, and other expenses, and $4.7 million related to clinical drug product manufacturing.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2023 and 2022 was $2.8 million and $1.3 million, respectively. This increase is primarily driven by royalties incurred on product sold.

Impairment of Acquired Contract Intangible Asset

During the year ended December 31, 2022, we recorded a $3.7 million impairment charge to reduce the carrying value of the intangible asset to its fair value of zero, based on a formal notice of termination we received on April 25, 2022 from Gossamer for the Gossamer License Agreement (as defined in Note 5 to the consolidated financial statements). The Gossamer License Agreement terminated effective July 24, 2022.

Based on the Notice of Termination, we fully impaired the intangible asset during the nine months ended September 30, 2022, as the Gossamer License Agreement is the sole underlying asset. In connection with the termination of the Gossamer License Agreement, the CVR Agreement (as defined in Note 5 to the consolidated financial statements), pursuant to which the contingent value rights (“CVRs”) were issued to legacy holders of common stock of Aerpio immediately prior to the Reverse Merger, automatically terminated in accordance with its terms and the CVRs were automatically cancelled and forfeited without any consideration or payment, in each case effective July 24, 2022.

Other Income (Expense), Net

The following table sets forth our other income, net:

	Year Ended December 31,
	2023	2022
Foreign exchange loss	(1)	—
Interest income	6,400	2,398
Interest expense	(231)	(230)

Total other income, net	$6,168	$2,168

Other income, net for the year ended December 31, 2023, was $6.2 million of income, compared to $2.2 million of income for the year ended December 31, 2022. The change was primarily driven by higher interest rates on short-term investments held during the year ended December 31, 2023 compared to the year ended December 31, 2022.

Liquidity and Capital Resources

Overview

As of September 30, 2024 we had $62.6 million of cash, cash equivalents and short-term investments.

We have incurred net losses in each year since inception and as of September 30, 2024, we had an accumulated deficit of $314.4 million. Our net losses were $65.8 million and $60.5 million for the years ended December 31, 2023 and 2022, respectively, and $45.4 million and $49.5 million for the nine months ended September 30, 2024 and 2023, respectively. These losses have resulted principally from costs incurred in connection with research and development activities and selling, general and administrative costs associated with our operations. We expect to continue to incur significant expenses and operating losses for the foreseeable future due to the cost of research and development, including conducting preclinical studies and clinical trials, identifying and designing product candidates, the regulatory approval process for FYARRO outside the United States and any other product candidates we may develop in the future, and the continued commercialization of FYARRO. We expect our expenses to decrease given the recent headcount reductions, the halting and wind-down of the PRECISION1 trial and the pausing of the trials in EEC and NETs.

On September 22, 2022, we received funding of $72.2 million, net from a private investment in public equity financing (the “2022 PIPE Financing”) with certain investors (the “2022 PIPE Investors”).

On March 17, 2022, we entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), with respect to an “at the market offering” pursuant to which we may offer and sell, from time to time at our sole discretion, subject to limitations under applicable securities laws, shares of our common stock having aggregate gross proceeds of up to $75.0 million through Cowen as our sales agent. Under the Sales Agreement, we will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number or dollar value of shares that may be sold in any one trading day and any minimum price below which sales may not be made. We will pay Cowen 3.0% of the aggregate gross proceeds from each sale of shares of common stock under the Sales Agreement. As of September 30, 2024, no shares of common stock had been sold under the Sales Agreement.

The shares of our common stock to be offered and sold under the Sales Agreement will be issued and sold pursuant to our shelf registration statement on the Form S-3 (File No. 333-277018) (the “Shelf Registration Statement”), which was filed with the SEC on February 12, 2024 and which became effective April 30, 2024. No securities have yet been sold under the Shelf Registration Statement. We filed a prospectus supplement with the SEC on May 3, 2024 in connection with the offer and sale of the shares pursuant to the Sales Agreement. The prospectus supplement offers up to an aggregate of $13.5 million in shares of our common stock. We will be required to file another prospectus supplement in the event we want to offer more than $13.5 million in shares of our common stock in accordance with the Sales Agreement.

The Shelf Registration Statement allows us to sell from time to time up to $150.0 million of common stock, preferred stock, debt securities, warrants, or units comprised of any combination of these securities, for our own account in one or more offerings and is intended to provide us flexibility to conduct registered sales of our securities, subject to market conditions and our future capital needs. The terms of any offering thereunder will be established at the time of such offering and will be described in a prospectus supplement filed with the SEC prior to the completion of any such offering.

On September 22, 2022, the Company entered into the Purchase Agreement for the 2022 PIPE Financing with the 2022 PIPE Investors for the sale of 3,373,526 shares of our common stock for a price of $12.50 per share and

Pre-Funded Warrants to purchase an aggregate of 2,426,493 shares of our common stock, at a purchase price of $12.4999 per Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at an exercise price of $0.0001 and will be exercisable until exercised in full. The 2022 PIPE Financing closed on September 26, 2022. Aggregate net proceeds, after deducting certain expenses incurred of $0.3 million related to the issuance of the shares, were $72.2 million.

The following table presents our cash flows for the periods indicated (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022
Net cash used in operating activities	$(44,497)	$(50,019)	$(59,663)	$(49,640)
Net cash provided by investing activities	12,069	79,557	83,206	(132,886)
Net cash provided by financing activities	77	246	326	72,620

Net (decrease) increase in cash, cash equivalents and restricted cash	$(32,351)	$29,784	$23,869	$(109,906)

Operating Activities

Our cash used in operating activities primarily results from our net loss adjusted for non-cash expenses, changes in working capital components, amounts due to contract research organizations to conduct our clinical programs and employee-related expenditures for research and development and general and administrative activities. Our cash flows from operating activities will continue to be affected by spending to advance and support FYARRO and other operating and general administrative activities, including operating as a public company, and may fluctuate significantly from quarter-to-quarter and year-to-year, depending on our strategic review and the ultimate outcome of that process.

For the nine months ended September 30, 2024, cash used in operating activities was $44.5 million and resulted from (i) our net loss of $45.4 million, (ii) $7.5 million net increase in our operating assets and liabilities, primarily driven by a decrease in accounts payable and accrued liabilities and a decrease in prepaid expenses and other current assets and inventory, and (iii) $8.4 million in non-cash adjustments, which were primarily related to share based compensation, discount amortization on short-term investments, lease expense, and depreciation.

For the nine months ended September 30, 2023, cash used in operating activities was $50.0 million and resulted from (i) our net loss of $49.5 million, (ii) $7.2 million net increase in our operating assets and liabilities, primarily driven by a decrease in accounts payable and accrued liabilities and a decrease in prepaid expenses and other current asset, and (iii) non-cash adjustments totaling $6.7 million, which was primarily related share based compensation, discount amortization on short-term investments, lease expense, and depreciation.

For the year ended December 31, 2023, cash used in operating activities was $59.7 million and resulted from (i) our net loss of $65.8 million, (ii) a $3.4 million net increase in our operating assets and liabilities, primarily driven by an increase in accounts receivable, inventory, and accounts payable, offset by a decrease in prepaid expenses and other current assets and accrued liabilities, and (iii) by net non-cash adjustments totaling $9.5 million, which were primarily related to share-based compensation expense, discount amortization on short-term investments, lease expense, and depreciation and amortization expense.

For the year ended December 31, 2022, cash used in operating activities was $49.6 million and resulted from (i) our net loss of $60.5 million, and (ii) a $1.8 million net increase in our operating assets and liabilities, primarily driven by an increase in accounts receivable, prepaid expenses, inventory related to the commercial launch of FYARRO in February 2022, and accrued expenses; offset by a decrease in accounts payable, and (iii) $12.7 million in non-cash adjustments, which were primarily related to share-based compensation expense, the impairment of the contract intangible asset, and depreciation and amortization expense.

Investing Activities

Cash provided by investing activities for the nine months ended September 30, 2024 was $12.1 million related to maturities of short-term investments of $50.0 million, offset by purchases of short-term investments of $36.5 million, and fixed assets of $1.5 million.

Cash provided by investing activities for the nine months ended September 30, 2023 was $79.6 million related to maturities of short-term investments of $133.3 million, offset by purchases of short-term investments of $50.5 million, and fixed assets of $3.2 million.

Cash provided by investing activities for the year ended December 31, 2023 related to maturities of short-term investments of $151.6 million, offset by purchases of fixed assets of $4.0 million and short-term investments of $64.4 million.

Cash used in investing activities for the year ended December 31, 2022 related to purchases of short-term investments of $145.2 million offset by maturities of $12.8 million.

Financing Activities

Cash provided by financing activities for the nine months ended September 30, 2024 was $0.1 million related to the purchase of common stock under the employee stock purchase plan offset by financing costs related to the Sales Agreement.

Cash provided by financing activities for the nine months ended September 30, 2023 was $0.2 million related to the issuance of common stock under the employee stock purchase plan and exercise of stock options offset by financing costs related to the Sales Agreement.

Cash provided by financing activities for the year ended December 31, 2023 was $0.3 million and related to the issuance of common stock under the employee stock purchase plan and exercise of stock options, offset by financing costs related to the Sales Agreement.

Cash provided by financing activities for the year ended December 31, 2022 related to $72.5 million gross cash proceeds from our 2022 PIPE Financing, $0.4 million from exercise of stock options and $0.3 million in proceeds from the issuances of stock under the ESPP, offset by $0.7 million of financing costs related to the 2021 PIPE Financing and the 2022 PIPE Financing.

Contractual Obligations and Commitments

In April 2022, we entered into a lease for 10,615 square feet of office space in Morristown, New Jersey. The term of the lease is seventy-three months unless terminated sooner.

In August 2021, we entered into an amendment to extend the lease of our 2,760 square feet of office space in Pacific Palisades, California. We exercised an option, under our prior lease agreement, to extend the term for an additional period of three (3) years and six (6) months, until February 28, 2025, with an option to renew for an additional three (3) years in accordance with the terms of the Pacific Palisades Lease. Included in the renewal were nine months of rent abatement and a rent escalation clause.

Rent expense is being recorded on a straight-line basis. Rent expense related to the Pacific Palisades and Morristown leases for the nine months ended September 30, 2024 and 2023 was $0.3 million and $0.5 million and $0.4 million for the years ended December 31, 2023 and 2022, respectively. See Note 6 to our unaudited condensed consolidated financial statements and Note 7 to the audited consolidated financial statements, each appearing elsewhere in this proxy statement for details related to future lease payments.

In January 2022, we entered into a Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product, as amended effective as of August 1, 2022, March 31, 2024, and July 31, 2024 (the “Fresenius Agreement”) with Fresenius Kabi, LLC (“Fresenius Kabi”), pursuant to which Fresenius Kabi manufactured FYARRO for us and we purchased FYARRO as a finished drug product from Fresenius Kabi, on a purchase order basis. The Fresenius Agreement contained specific activities such as non-cancellable commitments, minimum purchase commitments, or binding annual forecasts. Under the Fresenius Agreement, which was effective through September 30, 2024, we purchased FYARRO for either clinical or commercial purposes for use in the United States and Canada. Although we believe we presently have sufficient supply of FYARRO for at least the next two years based on our estimated demand and are seeking to enter into a new agreement with Fresenius Kabi for the manufacture of FYARRO, if we are unable to enter into a new agreement on favorable terms or at all, our business could be materially adversely affected.

We also have contracts with various organizations to conduct research and development activities, including clinical trial organizations to manage clinical trial activities and manufacturing companies to manufacture the drug product used in the clinical trials. The scope of the services under these research and development contracts can be modified and the contracts cancelled by us upon written notice. In the event of cancellation, we would be liable for the cost and expenses incurred to date as well as any close out costs of the service arrangement.

Critical Accounting Estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. We believe that the estimates, judgments and assumptions are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. To the extent there are material differences between these estimates, judgments or assumptions and actual results, our financial statements will be affected. Historically, revisions to our estimates have not resulted in a material change to our financial statements.

Our significant accounting policies are described in more detail in the notes to our consolidated financial statements appearing elsewhere in this proxy statement.

We believe the following accounting judgments and estimates involve the most significant levels of estimation uncertainty and also have had, or are reasonably likely to have, a material impact on our financial condition or results of operations.

Revenue Recognition

We recognize revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that we determine are within the scope of ASC Topic 606, Revenue from Contracts with Customer (“Topic 606”), the following five steps are performed: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation.

Net Product Sales

We sell our product primarily through a limited number of specialty distributors (SDs) and specialty pharmacy (SP) customers. The delivery of our product represents a single performance obligation for these transactions, and we record net product sales when control is transferred to the customer, which occurs upon receipt by the customer. The transaction price for net product sales represents the amount we expect to receive, which is net of estimated distribution fees, government-mandated rebates, chargebacks, co-payment assistance, and estimated product returns. Accruals are established for these deductions, and actual amounts incurred are offset against applicable accruals. We reflect these accruals as either a reduction in the related account receivable from the distributor or as an accrued liability, depending on the nature of the sales deduction. Sales deductions are based on management’s estimates that consider channel mix and experience to date.

Estimates are assessed periodically and updated to reflect current information. These estimates involve a substantial degree of judgment, in particular, for government-mandated rebates and chargebacks, such as for the Medicaid and 340B programs.

Research and Development Costs

We incur substantial expenses associated with clinical trials. Accounting for clinical trials relating to activities performed by CROs and other external vendors requires us to exercise significant estimates in regard to the timing and accounting for these expenses. We estimate costs of research and development activities conducted by service providers, which include, the conduct of preclinical studies, contract manufacturing activities and clinical activities. The diverse nature of services being provided under CRO and other vendor arrangements, the different terms and milestone arrangements that exist for each type of service and the lack of timely information related to certain clinical activities complicates the estimation of accruals for services rendered by CROs and other vendors in connection with clinical trials. We record the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced and include these costs in the accrued and other current liabilities or prepaid expenses, as applicable, on the balance sheets and within research and development expense on the consolidated statements of operations and comprehensive loss. In estimating the duration of a clinical study, we evaluate the start-up, treatment and wrap-up periods, payment arrangements and services rendered attributable to each clinical trial and fluctuations are regularly tested against payment plans and trial completion assumptions.

We estimate these costs based on factors such as estimates of the work completed and budget provided and in accordance with agreements established with our collaboration partners and third-party service providers. We make significant judgments and estimates in determining the accrued liabilities and prepaid expense balances in each reporting period. As actual costs become known, we adjust our estimates and related accounts on the balance sheet. We have not experienced any material differences between accrued costs and actual costs incurred since our inception.

Our expenses related to clinical trials are based on estimates of patient enrollment and related expenses at clinical investigator sites as well as estimates for the services received and efforts expended pursuant to contracts with multiple research institutions and CROs that may be used to conduct and manage clinical trials on our behalf. We generally accrue expenses related to clinical trials based on contracted amounts applied to the level of patient enrollment and activity. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, we modify our estimates of accrued expenses accordingly on a prospective basis.

Share-Based Compensation

We recognize all share-based payments to employees, including grants of employee stock options, employee stock purchase plan, and restricted stock units in the consolidated statements of operations and comprehensive loss based on their fair values. All of our share-based awards, to employees, non-employees, officers, and directors, are subject only to service-based vesting conditions. Options granted during the year have a minimum contractual term of ten years.

Compensation expense related to awards to employees is calculated on a straight-line basis by recognizing the grant date fair value over the associated service period of the award, which is generally the vesting term. For the years ended December 31, 2023 and 2022 and for the nine months ended September 30, 2024 and 2023 we recognized share-based compensation expense in the statements of operations and comprehensive loss as follows (in thousands):

	Year Ended December 31,		Nine Months Ended September 30,
	2023	2022	2024	2023
Selling, general and administrative	$7,450	$6,333	$5,704	$5,417
Research and development	4,504	3,310	3,281	3,281

Total	$11,954	$9,643	$8,985	$8,843

As of December 31, 2023, total unamortized share-based compensation was $25.3 million which we expect to recognize over a weighted average period of 2.5 years. As of December 31, 2023, there was $0.1 million of unrecognized compensation cost related to restricted stock units, which is expected to be recognized over a weighted average period of nine months. The intrinsic value of all outstanding stock options as of December 31, 2023 was $24,900.

As of September 30, 2024 there was $0.5 million of unrecognized compensation cost related to restricted stock units, which is expected to be recognized over a weighted average period of 3.4 years. As of September 30, 2024, there was $14.5 million of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of 1.9 years.

Recent Accounting Pronouncements

See Note 2 to the consolidated audited financial statements and the related notes thereto included elsewhere in this proxy statement for a discussion of recent accounting pronouncements.

THE FYARRO BUSINESS

References in the following discussion to “we,” “our,” “us,” or “Aadi” refer to Aadi Bioscience, Inc. and its subsidiaries.

Throughout this section we refer to FYARRO (nab-sirolimus, sirolimus protein-bound particles for injectable suspension (albumin-bound)) as FYARRO in the context of commercialization for the treatment of advanced malignant perivascular epithelioid cell tumor (PEComa), investigational use, our clinical trials, regulatory matters such as orphan drug designation, our license agreement with Bristol Myers Squibb Company and our former agreements with Mirati Therapeutics, Inc. and EOC Pharma (Hong Kong) Limited, all further discussed throughout this proxy statement.

Overview

Historically, we have been a biopharmaceutical company focused on developing and commercializing precision therapies for cancers with alterations in the mTOR pathway, a key regulator of cell growth and cancer progression. Our lead drug product, FYARRO® (sirolimus protein-bound particles for injectable suspension (albumin-bound); nab-sirolimus), combines two established technologies - nanoparticle albumin-bound (nab) technology and the anti-cancer agent, sirolimus. Nab-sirolimus is a potent inhibitor of the mTOR biological pathway with demonstrated anti-cancer activity in our lead indication, advanced malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. We exclusively license FYARRO, previously called ABI-009, nab-sirolimus, from Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”).

On November 22, 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein-bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unresectable or metastatic malignant PEComa. On February 22, 2022, we launched FYARRO in the United States for treatment of advanced malignant PEComa and recognized net product sales of $7.2 million and $18.7 million for the three and nine months ended September 30, 2024, respectively, and $24.4 million and $15.2 million for the years ended December 31, 2023 and 2022, respectively.

In addition to advanced malignant PEComa, based on exploratory data from the completed Phase 2 registrational study, Advanced Malignant PEComa Trial (“AMPECT”) and data for FYARRO in other solid tumors with TSC1 and TSC2 inactivating alterations, we initiated a registration-directed tumor-agnostic Phase 2 study (“PRECISION1”) of FYARRO in patients with Tuberous Sclerosis Complex 1 (“TSC1”) and Tuberous Sclerosis Complex 2 (“TSC2”) alterations. The PRECISION1 trial was opened for enrollment in the United States during the first quarter of 2022, with dosing of our first patient in March 2022.

On August 20, 2024, we halted the PRECISION1 trial, a registration-directed tumor-agnostic Phase 2 study of FYARRO in patients with TSC1 and TSC2 alterations, based on efficacy results from a planned interim analysis of efficacy results from two-thirds of participants in the trial. An analysis by the Independent Data Monitoring Committee demonstrated that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of this Phase 2 study. We are completing the wind-down of the PRECISION1 trial and all patients who were still receiving benefit at the time the study was halted were transitioned to an expanded access protocol.

To further preserve cash runway, we paused new enrollment, but continue dosing previously enrolled patients, in two, ongoing Phase 2 trials of FYARRO for advanced or recurrent endometrioid-type endometrial cancer (EEC) and neuroendocrine tumors (NETs). Both studies have enrolled sufficient patients (n=24 and n=12 for EEC and NETs, respectively) to assess initial efficacy signals.

BMS License Agreement

We have exclusive rights for certain patents and a non-exclusive license for certain technology and know-how pertaining to ABI-009 (which we refer to as FYARRO) pursuant to an amended and restated license agreement, dated November 15, 2019, as amended August 31, 2021 (the “BMS License Agreement”) with Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of BMS. Under the BMS License Agreement, BMS is entitled to receive certain development milestone payments, royalties on net sales from licensed products under the agreement and any sublicense fees. During the three months ended September 30, 2024 and 2023, royalties on net product sales were $0.5 million and $0.4 million, respectively under the terms of this agreement. During the nine months ended September 30, 2024 and 2023, royalties on net product sales were $1.4 million and $1.3 million, respectively under the terms of this agreement. No development payments related to milestones under this agreement were paid during the three and nine months ended September 30, 2024. See Note 7 to our Interim Condensed Financial Statements for the Nine Months Ended September 30, 2024 included herein for more information about the BMS License Agreement.

On August 30, 2021, the Company and BMS entered into Amendment No. 1 (the “Amendment”) to the BMS License Agreement. Under the terms of the Amendment, we paid BMS $5.8 million, representing 50% of the previously outstanding payment obligation under the agreement, following the effective time of our 2021 private investment in public equity (PIPE) financing (“2021 PIPE Financing”) that occurred in connection with the closing of the reverse merger of Aerpio Pharmaceuticals, Inc. whereby Aspen Merger Subsidiary, Inc., our wholly-owned subsidiary (“Merger Sub”), merged with and into Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc. (“Aadi Sub”)), with Aadi Sub surviving as our wholly-owned subsidiary (the “Reverse Merger”). Pursuant to the terms of the amendment, the remaining portion of the previously outstanding payment obligation ($5.8 million), was paid by the third anniversary of the effective time of the 2021 PIPE Financing (i.e., August 26, 2024).

EOC License Agreement

In December 2020, we entered into the license agreement (“EOC License Agreement”) with EOC Pharma (Hong Kong) Limited (“EOC”) under which we received $14.0 million in January 2021 in non-refundable upfront consideration as partial payment for the rights and licenses granted to EOC by us for the further development and commercialization of FYARRO in the People’s Republic of China, Hong Kong Special Administration Region, Macao Special Administrative Region and Taiwan (the “Licensed Territory”).

In accordance with the BMS License Agreement, we are required to pay 20% of all sublicense fees to BMS. As such, we recognized $2.8 million of license expense in the fourth quarter of 2020 and had a corresponding $2.8 million sublicense payable to BMS as of December 31, 2020, which was paid in 2021.

During the fourth quarter of 2021, we recognized license revenue and received $1.0 million from EOC for achieving the FDA approval milestone in November 2021. In accordance with the BMS License Agreement, we recognized $0.2 million of license expense in the fourth quarter of 2021 and had a corresponding $0.2 million sublicense payable to BMS as of December 31, 2021, which was paid in 2022.

On June 27, 2022, we received written notice from EOC that EOC elected to terminate the EOC License Agreement, effective immediately. On June 27, 2022, EOC filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against us. On September 26, 2024, the arbitration panel issued a Final Award which, among other things, found and concluded that we did not breach the EOC License Agreement and accordingly we are not liable for any damages to EOC. See Notes 7 and 12 to our Interim Condensed Financial Statements for the Nine Months Ended September 30, 2024 included herein for more information about the EOC License Agreement, its termination and the arbitration proceedings.

Former Mirati Collaboration

In October 2022, we entered into a collaboration and supply agreement with Mirati Therapeutics, Inc. (“Mirati”) to evaluate the combination of Mirati’s adagrasib and FYARRO in KRASG12C mutant NSCLC and other solid tumors. In May 2024, we announced the mutually agreed upon termination of the collaboration and G12C supply agreement with Mirati. Enrollment in the Phase 1/2 study has been closed and the study is winding down. Under the terms of the agreement, Mirati was responsible for sponsoring and operating the Phase 1/2 study and we supplied study drug and jointly shared the cost of the study, which will continue during the winding down process.

Our Science

Importance of the mTOR Pathway in Cancer

mTOR is a serine-threonine kinase that is the key component of two multi-subunit complexes with non-overlapping downstream targets: mTOR Complex 1 (“mTORC1”) and mTOR Complex 2 (“mTORC2”). mTORC1 plays a vital role in the regulation of cell growth and division by controlling the balance between anabolic and catabolic cellular processes and facilitates the progression of cell-cycle from G1 to S phase. Due to its key role in anabolic processes needed for cell division, the majority of cancer cells have activation of mTORC1 through one mechanism or another. Thus, the effective inhibition of mTORC1 in cancer cells may inhibit their proliferation. Activation of mTORC1 may occur downstream of the PI3K/AKT or Ras/MEK/ERK pathways, or through inactivating alterations in negative regulators of the mTORC1 pathway, including TSC1 or TSC2. Downstream signaling nodes of mTORC1, specifically S6K and 4EBP1, are key drivers of mTORC1 activity. Decreased phosphorylation of S6K leads to decreased activity, while decreased phosphorylation of 4EBP1 leads to increased activity. Sirolimus (also known as rapamycin) is an allosteric inhibitor of mTOR, which binds to the 12-kDa FK506-binding protein 12 (“FKBP12”), and the complex directly and strongly inhibits mTORC1.

Figure 1 - mTOR Pathway

Currently approved mTOR inhibitors are limited in their applicability due to poor and variable absorption of the oral drugs (sirolimus and everolimus) or variable conversion from prodrug to active drug (temsirolimus) and premedication requirements (temsirolimus). These drugs have a narrow therapeutic index and a reduction from the labelled dose can result in decreased efficacy. Preclinical study comparisons with FYARRO showed significantly higher tumor uptake, greater downstream mTOR target suppression and increased suppression of tumor growth for FYARRO compared to the oral mTOR inhibitors. A literature comparison of the clinical pharmacokinetic profiles of the drugs shows that FYARRO has a longer half-life, higher peak blood concentration and greater total exposure than the other approved mTOR inhibitors. FYARRO is administered in cycles that are given weekly for two weeks followed by a week off and does not require therapeutic monitoring to ensure adequate blood levels.

Nanoparticle Albumin-Bound (nab) Technology

The nanoparticle albumin-bound, or nab, technology was created and developed by Neil Desai, our founder and Executive Chairman, and former colleagues while at Abraxis Bioscience, LLC. This technology takes advantage of the protein albumin, a natural carrier of water insoluble molecules (e.g., various nutrients, vitamins and hormones) found in humans. Due to various active and passive transport processes in the body, albumin can accumulate preferentially in different tissues including tumors, areas of inflammation, or areas of tissue remodeling, i.e., at sites of disease. The nab technology takes advantage of these transport properties of albumin and its affinity of binding to certain drug molecules to increase the efficiency with which these molecules may be brought to these sites of disease. The first clinical and commercial validation of this technology is BMS’s Abraxane® , which is approved in the United States and worldwide for the treatment of breast cancer, non-small cell lung cancer and pancreatic cancer.

We are applying the nab technology to the molecule sirolimus, a potent inhibitor of the mTOR pathway that is hindered in large part by a poor pharmacologic profile (e.g., poor and variable absorption with incomplete target suppression). The relevance of albumin transport in cancer has been extensively studied and albumin is known to accumulate in tumor tissues due to the leaky capillary system within the tumor, defective lymphatic drainage of tumors, and active caveolae-mediated transport across tumor blood vessel endothelium. In addition, albumin can be taken up by proliferating tumor cells via endocytosis and macropinocytosis, then catabolized by lysosomal degradation to support de novo protein synthesis, energy, and tumor growth. Ultimately, nab technology allows FYARRO to take advantage of albumin transport pathways to accumulate at high levels in tumors and deliver sirolimus directly to cancer cells where it can effectively inhibit mTOR. The accumulation of albumin in tumors can be easily visualized by using evans blue dye which has a high affinity for albumin. Intravenous injection of albumin-evans blue complex in animals bearing tumors resulted in rapid accumulation of the complex within the tumors which could be easily visualized a few hours after injection. Similarly, a fluorescent labelled albumin when injected into human glioblastoma patients 24-48 hours before surgery resulted in excellent visualization of the tumors during surgery under fluorescent light and allowed the complete resection of the tumor margins in the majority of the patients treated.

Figure 2 - Albumin Accumulation

Our Product

FYARRO® (sirolimus protein-bound particles for injectable suspension (albumin-bound))

FYARRO is a form of sirolimus bound to albumin. Sirolimus is a potent inhibitor of the mTOR biological pathway and inhibits downstream signaling from mTOR, the activation of which can promote tumor growth. FYARRO is composed of nanoparticles of sirolimus bound to human albumin with an average size less than 100 nanometers. An artist’s impression of these nanoparticles is shown below.

Figure 3 - Nanoparticle artist impression

The orally available mTOR inhibitors have poor and variable absorption, often require therapeutic drug monitoring, and have incomplete target suppression. The combination of sirolimus with human albumin in FYARRO achieves higher area under the curve (AUC), Cmax and longer half-life in humans at its clinical dose when compared with published clinical data for other mTOR inhibitors, demonstrating FYARRO’s differentiated clinical pharmacologic and pharmacokinetic profile.

Figure 4 - FYARRO PK Profile

These differences in pharmacology can result in advantageous differences in the clinical behavior of FYARRO when compared to the other mTOR inhibitors. This is effectively illustrated in comparative experiments in animals bearing bladder cancer tumors or liver cancer tumors. Data from these tumor-bearing animal models showed many-fold higher tumor drug levels for FYARRO at equal dose to the other mTOR inhibitors which was correlated with a greater degree of mTOR target suppression as indicated by inhibition of phosphorylation of S6 and 4EBP1 (downstream signaling nodes of mTORC1 that are known to play a role in downstream activity of mTOR as well as resistance to mTOR suppression), and a correspondingly higher suppression of tumor growth.

We believe that other mTOR inhibitors on the market or active in clinical development do not have the required favorable pharmacological profile to fully exploit the benefits of mTOR inhibition. We believe that FYARRO’s differentiated pharmacologic profile, high tumor accumulation, and ability to effectively inhibit important targets in the mTOR pathway make it a well-positioned drug to address resistance and suboptimal efficacy of existing mTOR inhibitors.

We have studied FYARRO in cancers with known mTOR pathway activation, including indications targeting specific genomic alterations that activate the mTOR pathway, such as our trial to evaluate adult patients with functional or non-functional, well-differentiated, locally advanced unresectable or metastatic NETs of the GI tract, lung, or pancreas who have received ≤2 prior lines of therapy excluding somatostatin (SSTa). We have also conducted studies evaluating FYARRO in combination with other targeted agents, such as our study to evaluate the efficacy and safety of the combination of FYARRO with letrozole for the treatment of advanced or recurrent EEC and our prior collaboration with Mirati to evaluate the combination of Mirati’s adagrasib, a KRASG12C selective inhibitor, and FYARRO in KRASG12C mutant non-small cell lung cancer (NSCLC) and other solid tumors.

FYARRO - Commercial

Advanced Malignant PEComa. PEComas are mesenchymal neoplasms, composed of histologically and immunohistochemically distinctive cells, perivascular epithelioid cells (“PEC”s). Most PEComas are clinically benign and do not metastasize, but malignant PEComas can demonstrate local invasion and aggressive metastatic spread. PEComas show a wide anatomical distribution, but most often arise in the retroperitoneum, abdominopelvic region, uterus and gastrointestinal tract, and have a 4:1 female predominance. Malignant PEComas are classified as one of the ultra-rare soft-tissue sarcomas with an estimated annual incidence of roughly 100-300 patients per year in the United States, although formal epidemiology studies have yet to be conducted.

FYARRO is the first FDA approved treatment specifically for malignant PEComa. The disease is often treated with the cytotoxic chemotherapy regimens used in soft tissue sarcomas, which have shown only modest benefit for malignant PEComa. PEComas commonly show evidence of mTORC1 activation due at least in part to loss-of-function mutations in or deletions of the TSC1 or TSC2 genes. In a retrospective analysis, patients with malignant PEComa treated with available mTOR inhibitors (mTORi, sirolimus, everolimus, and temsirolimus) benefited from treatment suggesting that mTORC1 inhibition may be a promising therapeutic approach for malignant PEComa. As a result, available mTOR inhibitors may also be used to treat malignant PEComa.

In May 2021, we completed the filing of a rolling NDA for FYARRO to the FDA for approval to treat patients with advanced malignant PEComa. The NDA was based on results from AMPECT, our Phase 2 registration-directed study in advanced malignant PEComa, which met its primary endpoint. In advanced malignant PEComa, other than FYARRO, there are no existing FDA approved therapies or drugs that have been studied in prospective clinical trials. Following FDA approval, the National Comprehensive Cancer Network (“NCCN”) Sarcoma panel included FYARRO as the only preferred regimen for treatment of malignant PEComa.

On February 22, 2022, we launched FYARRO in the United States for treatment of advanced malignant PEComa and recognized net product sales of $7.2 million and $18.7 million for the three and nine months ended September 30, 2024, respectively, and $24.4 million and $15.2 million for the years ended December 31, 2023 and 2022, respectively.

FYARRO - Recent Clinical Development

FYARRO in TSC1 and TSC2 inactivating alterations (PRECISION1 Clinical Trial)

PRECISION1 was designed as a registration-directed tumor-agnostic Phase 2 study of FYARRO in patients with TSC1 and TSC2 inactivating alterations that was based on evidence of activity seen in patients with TSC1 and TSC2 inactivating alterations from the completed AMPECT trial (presented at the Connective Tissue Oncology Society (CTOS) Annual Meeting in 2020) and our expanded access program (presented at the ASCO Annual Meeting in 2021). We have completed a Type B meeting with the FDA in which we discussed the trial design with the FDA. The PRECISION1 trial opened for enrollment in the United States during the first quarter of 2022 and the first patient was dosed in March 2022.

On December 14, 2023, we reported results from a planned interim analysis on the first third of participants in the PRECISION1 trial. The interim analysis included data from the first third of trial participants (n=40) with a minimum of 4.5 months of follow-up, including investigator-assessed response and safety analyzed separately in each of the TSC1 and TSC2 arms. Nine different tumor types were enrolled in the TSC1 arm and 13 tumor types were enrolled in the TSC2 arm.

On August 20, 2024, we halted the PRECISION1 trial based on efficacy results from a planned interim analysis of efficacy results from two-thirds of participants in the trial. An analysis by the Independent Data Monitoring Committee demonstrated that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of this Phase 2 study. We are completing the wind-down of the PRECISION1 trial and all patients who were still receiving benefit at the time the study was halted were transitioned to an expanded access protocol.

FYARRO in endometrial cancer

In August 2023, we announced the expansion of our FYARRO clinical pipeline through the further investigation of mTOR pathway inhibition by studying FYARRO in endometrioid endometrial cancer (EEC). We have paused new enrollment, but continue dosing previously enrolled patients, in a Phase 2 open-label, multi-institutional study to evaluate the efficacy and safety of the combination of FYARRO with letrozole for the treatment of advanced or recurrent EEC.

Endometrial cancer is the most common cancer of the female reproductive organs, with an estimated 10,000 cases of EEC diagnosed annually in the United States. The mTOR pathway is known to be activated in many cases of endometrial cancer; approximately 93% of EEC patients have mutations in the PI3k/AKT/mTOR pathway. In previous clinical trials, mTOR inhibitor everolimus in combination with letrozole (an anti-estrogen agent) has demonstrated efficacy in the EEC population. To preserve cash runway following the halt of our PRECISION1 trial, we paused new enrollment, but continue dosing previously enrolled patients, in the Phase 2 trials of FYARRO for EEC and neuroendocrine tumors (NETs).

FYARRO in neuroendocrine tumors

In August 2023, we also announced the study of FYARRO in NETs. We have paused new enrollment, but continue dosing previously enrolled patients, in a Phase 2 multicenter, open-label, single-arm trial to evaluate FYARRO in adult patients with functional or non-functional, well-differentiated, locally advanced unresectable or metastatic NETs of the GI tract, lung, or pancreas who have received ≤2 prior lines of therapy, excluding somatostatin analogs (SSTa).

NETs develop from neuroendocrine cells found in various organs throughout the body, including the pancreas, gastrointestinal tract, and lung, with approximately 3,500 cases diagnosed annually in the United States. While NETs are slow growing, they may result in a variety of severe symptoms, including pain, organ dysfunction, and in the case of functional (hormone secreting) NETs, intractable diarrhea, refractory gastric ulcers, or uncontrolled glucose levels that may respond poorly to treatment. While everolimus is approved for NETs based on a progression free survival benefit over placebo, we believe, based in part on everolimus’s preclinical studies results, that there is an opportunity for nab-sirolimus to provide enhanced therapeutic benefit.

FYARRO - Historical Clinical Development

Advanced Malignant PEComa Trial (AMPECT)

PEComa. AMPECT was the first prospective clinical trial in advanced malignant PEComa. Patients with metastatic or inoperable locally advanced disease were treated with FYARRO at 100 mg/m2 administered as an IV infusion over 30 minutes on Days 1 and 8 of a 21-day cycle. The primary endpoint for the study was ORR evaluated by independent radiology review. Secondary efficacy endpoints included duration of response (“DOR”), progression free survival (“PFS”) and overall survival (“OS”). The sample size estimation assumed an observed ORR of 30% for a sample size of 30 patients, which would exclude values less than 14.7% for the lower bound of the 95% confidence interval.

This registrational trial met its primary endpoint demonstrating the efficacy of nab-sirolimus in this rare disease for which there was no FDA approved treatment, with an independently assessed ORR of 39% (95% CI: 22%, 58%). Disease control (defined as complete or partial response (“CR” or “PR”) + stable disease ≥12 weeks) was achieved in 71% of patients. FYARRO (nab-sirolimus) was subsequently approved by the FDA for the treatment of advanced malignant PEComa on November 22, 2021.

Sixty-seven percent (8 of 12) of responses were seen at the first scan after baseline at week six (median time to response 1.4 months, 95% CI: 1.3 to 2.8 months). At the time of the primary analysis (predefined as when all patients had an opportunity to be treated for 6 months), the median for the key secondary endpoint of DOR was not yet reached, with 9 of 12 responders still on treatment (DOR range 4.2+, 27.7+ months). At 1.5-years of follow-up after the primary analysis date (i.e., 2-years after the last patient-initiated treatment), 7 of 12 responders were still receiving treatment and the median DOR was still not reached, with 50% of patients exceeding 2.5 years (DOR range 5.6, 47.2+ months).

Figure 9 shows the target tumor responses (waterfall plot). One patient with a primary renal PEComa metastatic to the lungs and lymph nodes had a PR for 10 months that converted to a CR. Responses were independent of the primary site and were observed in tumors originating in the uterus (3), kidney (3), retroperitoneum (2), pelvis (2), liver (1), and small bowel (1). Notably, 43% (3/7) of patients with uterine PEComa had a partial response. Responses were also observed in 3/4 patients who had previously received chemotherapy.

Figure 5 - Waterfall plot of Maximum Reduction in Target Lesions, Two-year Follow-up (Wagner et al., JCO 2021)

*A patient with unconfirmed PR is considered having SD as best response (trial required confirmation of responses per RECIST v1.1). Additionally, a patient with a complete response of target tumor reduction had a PR as best response because of unresolved nontarget lesions at the 2-year data cutoff (Wagner et al, JCO 2021); however, this patient later achieved a confirmed complete response (FYARRO Prescribing Information).

Treatment-related adverse events (“TRAE”) were consistent with those reported for other mTOR inhibitors. The most common hematologic events were anemia and thrombocytopenia, and the most common nonhematologic events were mucositis, rash and fatigue. The details are provided in Table 1 below. There were no grade 4 or 5 TRAEs. Noninfectious pneumonitis occurred in 6/34 (18%) patients and all were low grade (G1/G2). Patient discontinuation due to adverse events occurred on 3/34 (9%) patients (one grade 2 anemia and one grade 1 cystitis). Dose reductions occurred in 12/34 (35%) patients; 11 patients had a one dose reduction from 100 mg/m2 to 75 mg/m2 and 2 patients had two dose reductions to 56 mg/m2.

Table 2 - Treatment-related adverse events

TRAE	Any Grade ≥ 25%, No. (%)		Grade 3, No. (%)
Patients with any TRAEs	34	(100)
Hematologic TRAEs
Anemia[a]	16	(47)	4(12)
Thrombocytopenia[a]	11	(32)	1(3)
Nonhematologic TRAEs
Mucositis[a]	27	(79)	6(18)
Rash[a]	19	(56)	—
Fatigue	20	(59)	1(3)
Nausea	16	(47)	—
Diarrhea	13	(38)	—
Weight decreased	13	(38)	—
Hyperglycemia[a]	12	(35)	3(9)
Hypertriglyceridemia[a]	11	(32)	1(3)
Hypercholesterolemia[a]	11	(32)	—
Decreased appetite	11	(32)	—
Dermatitis[a]	10	(29)	—
Dysgeusi[a]	10	(29)	—
Headache	10	(29)	—
Peripheral edema	9	(26)	—

•	“a” Indicates groupings of preferred terms defined by standardized queries in the Medical Dictionary for Regulatory Activities.

•	Additional G3 TRAEs were 6% hypokalemia, and 3% each of AST/ALT, amylase, hypophosphatemia, insomnia, lipase, lymphocyte, skin infection, vomiting. No G4 TRAEs were reported.

In December 2017, we received Orphan Drug Designation (“ODD”) for FYARRO for the treatment of PEComa. In October 2018, the FDA granted Fast Track designation for FYARRO for the treatment of patients with advanced (metastatic or locally advanced) malignant PEComa. In December 2018, the FDA granted Breakthrough Therapy Designation (“BTD”) for FYARRO for the treatment of patients with advanced (metastatic or locally advanced) malignant PEComa. The FDA accepted the NDA in July 2021 and granted full approval on November 22, 2021. In January 2023, the FDA granted us orphan drug exclusivity (“ODE”) for FYARRO for the treatment of patients with advanced malignant PEComa. As a result of ODE for FYARRO in the advanced malignant PEComa indication, the FDA may not approve any other application to market the same drug for the same indication for a period of seven years from NDA approval of FYARRO (November 22, 2028), except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity.

FYARRO in combination with KRASG12C inhibitors for KRASG12C mutated cancer xenografts

In 2022, we conducted preclinical studies to investigate the antitumor activity of mTOR inhibitors, FYARRO or everolimus, in combination with KRASG12C inhibitors, sotorasib or adagrasib, in KRAS G12C-mutated cancer xenografts. KRAS is frequently mutated in non-small cell lung cancer (NSCLC) and other tumor types, with the KRASG12C present in approximately 9% of NSCLC patients. The mTOR pathway is often activated in patients with the KRAS mutation and contributes to adaptive resistance to KRAS inhibitors. We conducted these studies to determine the utility of a combination of the mTOR inhibitor nab-sirolimus and KRAS inhibitors, which could have synergistic potential in the treatment of KRASG12C mutated cancers. Results of these studies showed that combining FYARRO with either of the KRASG12C inhibitors significantly improved response against KRASG12C mutant lung cancer and bladder cancer tumors in vivo and FYARRO also showed significantly greater potency in the combination compared to everolimus.

Intellectual Property

We strive to protect the proprietary technologies that we believe are important to our business, including pursuing and maintaining patent protection intended to cover formulations of FYARRO, its methods of use, related technologies, and other inventions that are important to our business. In addition to patent protection, we also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, including our proprietary method of manufacturing FYARRO.

Our commercial success depends, in part, upon our ability to obtain and maintain patent and other proprietary protection for FYARRO and other commercially important technologies, inventions, and know-how related to our business, defend and enforce our intellectual property rights, in particular, our patent rights, preserve the confidentiality of our trade secrets, and operate without infringing valid and enforceable intellectual property rights of others.

The patent positions for biotechnology and pharmaceutical companies like us are generally uncertain and can involve complex legal, scientific, and factual issues. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and its scope can be reinterpreted and even challenged after issuance. As a result, we cannot guarantee that FYARRO will be protected or remain protectable by enforceable patents. Moreover, any patents that we hold may be challenged, circumvented, or invalidated by third parties. For more information regarding the risks related to our intellectual property please see “Risk Factors- Risks Related to Our Intellectual Property”.

We own or exclusively license fifteen (15) issued patents in the United States as well as issued patents in other countries. With respect to our licensed patents, we have exclusive, sublicensable rights to certain patents and patent applications relating to FYARRO under our license agreement with BMS. As of December 31, 2024, we licensed seven (7) issued U.S. patents with composition of matter and method of use claims covering FYARRO. The first issued U.S. patent is set to expire in 2029, subject to patent term extension, and the other four are expected to expire in 2030, 2036, 2036, 2036, 2036 and 2040, respectively. In addition, we licensed related patents and patent applications in Europe, Australia, North America, South America, and Asia that are expected to expire between 2026 and 2040. We also own or licensed many pending U.S. applications and related pending applications in Europe, Australia, North America, South America, Africa, and Asia.

The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, the patent term is 20 years from the earliest date of filing a non-provisional patent application.

In the United States, the term of a patent covering an FDA approved drug may, in certain cases, be eligible for a patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Act, as compensation for the loss of patent term during FDA regulatory review process. The period of extension may be up to five years but cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval. Only one patent among those eligible for an extension and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar provisions are available in Europe and in certain other jurisdictions to extend the term of a patent that covers an approved drug. In January 2022, we filed an application for patent term extension based on the approval of FYARRO. We also intend to seek patent term extensions in any jurisdictions where they are available, however, there is no guarantee that the applicable authorities, including the FDA, will agree with our assessment of whether such extensions should be granted, and even if granted, the length of such extensions.

In addition to patent protection, we also rely on trade secret protection for our proprietary information that is not amenable to, or that we do not consider appropriate for, patent protection, including, for example, certain aspects of our manufacturing processes for the nanoparticle compositions. However, trade secrets can be difficult to protect. Although we take steps to protect our proprietary information, including restricting access to our premises and our confidential information, as well as entering into agreements with our employees, consultants, advisors, and potential collaborators, such individuals may breach such agreements and disclose our proprietary information including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. In addition, third parties may independently develop the same or similar proprietary information or may otherwise gain access to our proprietary information. As a result, we may be unable to meaningfully protect our trade secrets and proprietary information. For more information regarding the risks related to our intellectual property please see “Risk Factors-Risks Related to Our Intellectual Property.”

Commercial Operations

We have built a cross-functional commercial organization and infrastructure to support the commercialization of FYARRO for advanced malignant PEComa in the United States and will continue to evaluate potential partners in markets outside the United States. We have an experienced oncology commercial team including marketing, commercial operations and sales personnel to promote FYARRO to physicians who are prescribers of treatments for advanced malignant PEComa. We have assembled a network of specialty distributors and a specialty pharmacy to distribute FYARRO across multiple sites of care in the United States. Additionally, the sales and marketing teams manage relationships with key accounts such as managed care organizations, group purchasing organizations, hospital systems, physician group networks, and government accounts.

Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary drugs. While we believe that our technology, development experience, and scientific knowledge provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies, and public and private research institutions. Any drug candidates that we successfully develop and commercialize will compete with existing drugs and new drugs that may become available in the future. We compete in the segments of the pharmaceutical, biotechnology, and other related markets that address inhibition of kinases in cancer and other rare genetic diseases. There are other companies working to develop therapies in the field of kinase inhibition for cancer and other diseases. These companies include divisions of large pharmaceutical companies and biotechnology companies of various sizes.

Many of the companies against which we are competing or which we may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved drugs than we do. Mergers and acquisitions in the pharmaceutical, biotechnology, and diagnostic industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

We could see a reduction or elimination in our commercial opportunity if our competitors develop and commercialize drugs that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any drugs that we or our collaborators may develop. Our competitors also may obtain FDA or other regulatory approval for their drugs more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we or our collaborators are able to enter the market. The key competitive factors affecting the success of FYARRO are likely to be its efficacy, safety, convenience, price, the effectiveness of companion diagnostics, the level of generic competition, and the availability of reimbursement from government and other third-party payors.

Competition for FYARRO in Advanced Malignant PEComa

In advanced malignant PEComa, other than FYARRO, there are no existing FDA approved therapies or drugs that have been studied in prospective clinical trials. Following FDA approval, the National Comprehensive Cancer Network (“NCCN”) Sarcoma panel included FYARRO as the only preferred regimen for treatment of malignant PEComa. FYARRO may face competition from available mTOR inhibitors including sirolimus, everolimus, and temsirolimus or other drug candidates in clinical trials. As of today, we are not aware of any other companies pursuing FDA approval for drugs to treat advanced malignant PEComa.

Manufacturing

We do not own or operate, and have no plans to establish, any manufacturing facilities. We currently rely on third parties to manufacture FYARRO for preclinical and clinical testing, as well as for our commercial supply of FYARRO.

The Amended and Restated License Agreement for FYARRO with BMS, dated November 2019, transferred the responsibility for manufacturing of FYARRO to us. FYARRO was previously manufactured for us by BMS through their third-party manufacturer, Fresenius-Kabi, USA. As a result of the amendment to the License Agreement, we now obtain FYARRO directly from Fresenius-Kabi, USA.

To date, we have obtained drug substance and drug product from third-party manufacturers to support pre-clinical and clinical testing of FYARRO. In January 2022, we entered into a Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product, as amended effective as of August 1, 2022, March 31, 2024, and July 31, 2024 (the “Fresenius Agreement”) with Fresenius Kabi, LLC (“Fresenius Kabi”), pursuant to which Fresenius Kabi manufactured FYARRO for us and we purchased FYARRO as a finished drug product from Fresenius Kabi, on a purchase order basis. The Fresenius Agreement contained specific activities such as non-cancellable commitments, minimum purchase commitments, or binding annual forecasts. Under the Fresenius Agreement, which was effective through September 30, 2024, we purchased FYARRO for either clinical or commercial purposes for use in the United States and Canada. Although we believe we presently have sufficient supply of FYARRO for at least the next two years based on our estimated demand and are seeking to enter into a new agreement with Fresenius Kabi for the manufacture of FYARRO, if we are unable to enter into a new agreement on favorable terms or at all, our business could be materially adversely affected.

We have supply agreements in place for key raw materials used in the manufacture of FYARRO such as the drug substance sirolimus and for human albumin, which are key ingredients in the drug product. We do not currently have arrangements in place for redundant supply of the key raw materials used in the manufacture of FYARRO. We expect to continue to evaluate options to cost-effectively produce FYARRO at contract manufacturing facilities.

We generally expect to rely on third parties for the manufacture or development of any companion diagnostics if we are required to do so in the future for FYARRO.

Employees and Human Capital

We have operated by leveraging skilled experts, consultants, contract research organizations, and contractors to manage our clinical operations, manufacturing, research and development, and other functions under the leadership and direction of our management. We will continue to assess expansion of our infrastructure to manage our operations, including the hiring of additional full-time employees.

On August 16, 2024, our board of directors approved a plan of termination that resulted in a workforce reduction of 22 employees, representing approximately 32% of our workforce. As of January 30, 2025, we had 39 full-time employees. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider the relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees, advisors and consultants, while being committed to a diverse and dynamic workplace. The principal purposes of our equity incentive plans are to attract, retain and reward personnel through the granting of equity-based compensation awards in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Our Corporate Information

We were originally incorporated in the State of Delaware in November 2007 under the name “Zeta Acquisition Corp. II.” Zeta Acquisition Corp. II was a “shell” company registered under the Exchange Act with no specific business plan or purpose until it began operating the business of Aerpio Pharmaceuticals, Inc. through a merger in March 2017. In August 2021, we effected the Reverse Merger pursuant to which a wholly owned subsidiary of ours, merged with and into Aadi Subsidiary, Inc. (formerly Aadi Bioscience, Inc.) (“Aadi Sub”), with Aadi Sub surviving as a wholly owned subsidiary of ours. Upon the closing of the Reverse Merger, we changed our name from “Aerpio Pharmaceuticals, Inc.” to “Aadi Bioscience, Inc.” and the name of Aadi Sub was changed from “Aadi Bioscience, Inc.” to “Aadi Subsidiary, Inc.”

Our principal executive offices are located at 17383 Sunset Boulevard, Suite A250, Pacific Palisades, California 90272. We maintain a website at www.aadibio.com, to which we regularly post copies of our press releases as well as additional information about us. Our filings with the Securities and Exchange Commission (the “SEC”) will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website does not constitute a part of this Annual Report on Form 10-K or any of our other filings with the SEC unless specifically incorporated herein by reference. In addition, our filings with the SEC may be accessed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system at http://www.sec.gov. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

GOVERNMENT REGULATION

Government authorities in the United States, including federal, state, and local authorities, and in other countries, extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, and export and import of pharmaceutical and biological products, such as those we are developing. In addition, some government authorities regulate the pricing of such products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Government Regulation

Government authorities in the United States, at the federal, state, and local level, and other countries extensively regulate, among other things, the research, development, nonclinical and clinical testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those we are developing.

Generally, before a new drug can be marketed, considerable data must be generated which demonstrate the drug’s quality, safety, and efficacy. Such data must then be organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.

Drugs are also subject to other federal, state, and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable regulatory requirements at any time during the product development process, approval process, or after approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the regulatory authority’s refusal to approve pending applications, withdrawal of an approval, clinical holds, untitled or warning letters, voluntary product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, debarment, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

U.S. Drug Development

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs are also subject to other federal, state, and local statutes and regulations. Drugs must be approved by the FDA through the NDA process before they may be legally marketed in the U.S. The process required by the FDA before a drug may be marketed in the U.S. generally involves the following:

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completion of extensive preclinical, sometimes referred to as nonclinical, laboratory tests, animal studies, and formulation studies all performed in accordance with applicable regulations, including the FDA’s good laboratory practice (“GLP”) regulations;

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submission to the FDA of an investigational new drug application (“IND”), which must become effective before human clinical trials may begin and must be updated annually and amended in accordance with the regulations;

•

performance of adequate and well-controlled human clinical trials in accordance with applicable IND and other clinical trial-related regulations, sometimes referred to as good clinical practices (“GCPs”), to establish the safety and efficacy of the proposed drug for its proposed indication(s);

•	submission to the FDA of an NDA for a new drug;

•	a determination by the FDA within 60 days of its receipt of an NDA to file the NDA for review;

•

satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the active pharmaceutical ingredient (“API”) and finished drug product are produced to assess compliance with the FDA’s current good manufacturing practice requirements (“cGMP”);

•	potential FDA audit of the testing laboratories and clinical trial sites that generated the data in support of the NDA; and

•	FDA review and approval of the NDA prior to any commercial marketing or sale of the drug in the U.S.

Prior to beginning a clinical trial with a product candidate in the United States, companies must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A new IND, or a separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent review board (“IRB”) for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the clinical trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which may review data and endpoints at designated check points, make recommendations and/or halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

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Phase 1: The product candidate is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

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Phase 2: The product candidate is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages, and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

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Phase 3: The product candidate is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

A pivotal study is a clinical study that adequately meets regulatory agency requirements for the evaluation of a drug candidate’s efficacy and safety such that it can serve as the primary basis for approval of the drug. Generally, pivotal studies are also Phase 3 studies but may be Phase 2 studies if the trial design provides a well-controlled and reliable assessment of clinical benefit, particularly in situations where there is an unmet medical need. Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse reactions, any finding from other clinical studies, tests in laboratory animals, or in vitro testing that suggests a significant risk for human subjects, or any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction within seven calendar days after the sponsor’s initial receipt of the information.

Phase 1, Phase 2, and Phase 3 trials may not be completed successfully within any specified period, if at all. The FDA, the IRB, or the clinical trial sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

We may also suspend or terminate a clinical trial based on evolving business objectives and/or competitive climate. Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the drug in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, cGMPs impose extensive procedural, substantive, and recordkeeping requirements to ensure and preserve the long-term stability and quality of the final drug product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.

A manufacturer of an investigational drug for a serious disease or condition is required to make available, such as by posting on its website, its policy on evaluating and responding to requests for individual patient access to such investigational drug. This requirement applies on the earlier of the first initiation of a Phase 2 or Phase 3 trial of the investigational drug or, as applicable, 15 days after the drug receives a designation as a breakthrough therapy, fast track product, or regenerative advanced therapy.

NDA and the FDA Review Process

Following trial completion, trial data are analyzed to assess safety and efficacy. The results of preclinical studies and clinical trials are then submitted to the FDA as part of a NDA, along with proposed labeling for the drug and information about the manufacturing process and facilities that will be used to ensure drug quality, results of analytical testing conducted on the chemistry of the drug, and other relevant information. The NDA is a request for approval to market the drug and must contain sufficient evidence of drug product quality, safety and efficacy, which is demonstrated by extensive analytical, preclinical and clinical testing. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a use of a drug, or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational drug product for a particular indication or indications to the satisfaction of the FDA. FDA approval of an NDA must be obtained before a drug may be offered for sale in the United States.

The submission of an NDA is subject to the payment of substantial user fees; a waiver of such fees may be obtained under certain limited circumstances. Additionally, no user fees are assessed on NDAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant to assure and preserve the product’s identity, strength, quality, and purity. Under the Prescription Drug User Fee Act (PDUFA) guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard NDA for a new molecular entity to review and act on the submission. This review typically takes 12 months from the date the NDA is submitted to FDA because the FDA has approximately two months to make a “filing” decision after the application is submitted. The FDA conducts a preliminary review of all NDAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs, and the review process is often significantly extended by FDA requests for additional information or clarification. In such event, the NDA must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing.

After the NDA submission is accepted for filing, the FDA reviews the NDA to determine, among other things, whether the proposed drug is safe and effective for its intended use, and whether the drug is being manufactured in accordance with cGMP to assure and preserve the drug’s identity, strength, quality, and purity. The FDA may refer applications for novel drugs or drug candidates that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation, and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. In the course of its review, the FDA may re-analyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process. The review and evaluation of an NDA by the FDA is extensive and time consuming and may take longer than originally planned to complete, and we may not receive a timely approval, if at all.

Before approving an NDA, the FDA typically conducts a pre-approval inspection of the manufacturing facilities for the new drug to determine whether they comply with cGMPs. The FDA will not approve the drug unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the drug within required specifications. In addition, before approving an NDA, the FDA may also audit data from clinical trials to ensure compliance with GCP requirements. After the FDA evaluates the application, manufacturing process, and manufacturing facilities where the drug product and/or its API will be produced, it may issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter usually describes all of the specific deficiencies in the NDA identified by the FDA. The Complete Response Letter may require additional clinical data and/or an additional pivotal clinical trial(s), and/or other significant, expensive and time-consuming requirements related to clinical trials, preclinical studies, or manufacturing. If a Complete Response Letter is issued, the applicant may either resubmit the NDA, addressing all of the deficiencies identified in the letter, challenge the determination set forth in the letter by requesting a hearing, or withdraw the application. Even if such data and information are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than we interpret the same data.

There is no assurance that the FDA will ultimately approve a drug product for marketing in the United States and we may encounter significant difficulties or costs during the review process. If a drug receives marketing approval, the approval may be significantly limited to specific diseases, dosages, or patient subgroups, or the indications for use may otherwise be limited, which could restrict the commercial value of the drug. Further, the FDA may require that certain contraindications, warnings, precautions, or adverse events be included in the drug labeling or may condition the approval of the NDA on other changes to the proposed labeling, development of adequate controls and specifications, or a commitment to conduct post-marketing testing or clinical trials, and surveillance to monitor the effects of approved drugs.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a Risk Evaluation and Mitigation Strategy (“REMS”) to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a medicine and to enable patients to have continued access to such medicines by managing their safe use. It could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools.

Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may also require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription, or dispensing of drugs. Drug approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

In November 2021, we received approval for the commercial sale of FYARRO from the FDA to treat patients with advanced (metastatic or locally advanced) PEComas. The NDA submission was based on results from our Phase 2 registrational study, AMPECT, in patients with advanced malignant PEComa, for whom there were no approved therapies in the U.S.

FDA Expedited Development and Review Programs

The FDA has various programs, including fast track designation, priority review, accelerated approval, and breakthrough therapy designation, which are intended to expedite or simplify the process for the development and FDA review of drugs that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drugs to patients earlier than under standard FDA review procedures.

The FDA has a fast track designation program that is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. With regard to a fast track product, the FDA may consider for review sections of the NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA.

Any product submitted to the FDA for approval, including a product with a fast track designation, may also be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis, or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review. The FDA endeavors to review applications with priority review designations within six months of the filing date as compared to ten months for review of new molecular entity NDAs under its current PDUFA review goals.

In addition, a product may be eligible for accelerated approval. Drug products intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require a sponsor of a drug receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality, or other clinical endpoint and to submit promotional materials for preapproval and pre-use review, which could adversely impact the timing of the commercial launch of the product. In addition, the drug may be subject to accelerated withdrawal procedures. The Food and Drug Omnibus Reform Act made several changes to the FDA’s authorities and its regulatory framework, including, among other changes, reforms to the accelerated approval pathway, such as requiring the FDA to specify conditions for post-approval study requirements and setting forth procedures for the FDA to withdraw a product on an expedited basis for non-compliance with post-approval requirements.

The Food and Drug Administration Safety and Innovation Act established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek FDA designation of a product candidate as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work to expedite the development and review of such drug.

In addition, the FDA may review new drug applications under the Oncology Center of Excellence Real-Time Oncology Review (“RTOR”), which, according to the FDA, aims to explore a more efficient review process to ensure that safe and effective treatments are available to patients as early as possible, while maintaining and improving review quality. Drugs considered for review under RTOR must be likely to demonstrate substantial improvements over available therapy, which may include drugs previously granted breakthrough therapy designation for the same or other indications, and must have straight-forward study designs and endpoints that can be easily interpreted. RTOR allows the FDA to review much of the data in an NDA earlier, before the applicant formally submits the complete application. This analysis of the pre-submission package gives the FDA and applicants an early opportunity to address data quality and potential review issues and allows the FDA to provide early feedback regarding the most effective way to analyze data to properly address key regulatory questions.

Fast track designation, priority review, accelerated approval, and breakthrough therapy designation do not change the standards for approval, but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. We may explore some of these opportunities for FYARRO as appropriate.

Post-Marketing Requirements

Following approval of a new drug, a pharmaceutical company and the approved drug are subject to continuing regulation by the FDA, including, among other things, establishment registration and drug listing, monitoring and recordkeeping activities, reporting to the applicable regulatory authorities of adverse experiences with the drug, providing the regulatory authorities with updated safety and efficacy information, drug sampling and distribution requirements, and complying with promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling, limitations on industry-sponsored scientific and educational activities, and requirements for promotional activities involving the internet.

In particular, the FDA closely regulates the marketing, labeling, advertising, and promotion of drug products. A company can make only those claims relating to safety and efficacy that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe, in their independent professional medical judgment, legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined companies from engaging in off-label promotion. The FDA and other regulatory agencies have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA-approved labelling. Modifications or enhancements to the drug or its labeling or changes of the site or process of manufacture are often subject to the approval of the FDA and other regulators, which may or may not be received or may result in a lengthy review process.

Prescription drug advertising is subject to federal, state, and foreign regulations. In the U.S., the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drugs and pharmaceutical samples must comply with the U.S. Prescription Drug Marketing Act (“PDMA”), a part of the FDCA. The Drug Supply Chain Security Act (“DSCSA”), enacted in 2013, aims to build an electronic system to identify and trace certain prescription drugs distributed in the U.S. The DSCSA mandates phased-in and resource-intensive obligations for pharmaceutical manufacturers, wholesale distributors, and dispensers over a 10-year period that is expected to culminate in November 2023. The law’s requirements include the quarantine and prompt investigation of a suspect product to determine if it is illegitimate and notifying trading partners and the FDA of any illegitimate product. Drug manufacturers and their collaborators are also required to place a unique product identifier on prescription drug packages. This identifier consists of the National Drug Code, serial number, lot number, and expiration date, in the form of a 2-dimensional data matrix barcode that can be read by humans and machines.

In the U.S., once a drug is approved, its manufacture is subject to comprehensive and continuing regulation by the FDA. FDA regulations require that drugs be manufactured in specific facilities per the NDA approval and in accordance with cGMP. We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of its drugs in accordance with cGMP regulations. cGMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. These regulations also impose certain organizational, procedural, and documentation requirements with respect to manufacturing and quality assurance activities. NDA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms, and, in certain circumstances, qualified suppliers to these firms. These firms and, where applicable, their suppliers are subject to inspections by the FDA at any time, and the discovery of violative conditions, including failure to conform to cGMP, could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute drugs manufactured, processed, or tested by them. Discovery of problems with a drug after approval may result in restrictions on a drug, manufacturer, or holder of an approved NDA, including, among other things, recall or withdrawal of the drug from the market, and may require substantial resources to correct.

The FDA also may require post-approval testing, sometimes referred to as Phase 4 testing, risk minimization action plans, and post- marketing surveillance to monitor the effects of an approved drug or place conditions on an approval that could restrict the distribution or use of the drug. Discovery of previously unknown problems with a drug or the failure to comply with applicable FDA requirements can have negative consequences, including adverse publicity, judicial, or administrative enforcement actions. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•	fines, warning letters, or untitled letters;

•	clinical holds on post-approval or Phase 4 clinical studies, if applicable;

•	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;

•	product seizure or detention, or refusal to permit the import or export of products;

•	consent decrees, corporate integrity agreements, debarment, or exclusion from federal healthcare programs;

•	mandated modification of promotional materials and labeling and the issuance of corrective information;

•	the issuance of safety alerts, Dear Healthcare Provider letters, press releases, and other communications containing warnings or other safety information about the product; or

•	injunctions or the imposition of civil or criminal penalties

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Newly discovered or developed safety or effectiveness data may require changes to a drug’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures, including a REMS or the conduct of post-marketing studies to assess a newly discovered safety issue. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our drugs under development.

As a condition of the approval of the NDA for FYARRO, we are required to conduct certain post-marketing requirements (“PMR”) and post-marketing commitments (“PMC”), which are ongoing. If we fail to comply with the PMR and PMC, the FDA may take enforcement actions, which may include, among other things, the issuance of a Warning Letter and assessing civil monetary penalties. The product may also be deemed misbranded.

Orphan Drug Designation

The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals in the United States, or if it affects more than 200,000 individuals in the United States, there is no reasonable expectation that the cost of developing and marketing the drug for this type of disease or condition will be recovered from sales in the United States. Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. After the grant of an orphan drug designation, FDA may revoke the designation if FDA finds that the request for designation contained an untrue statement of material fact, omitted required material information, or if FDA subsequently finds that the drug had not been eligible for the orphan drug designation at the time of the submission of the request.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. In addition, if a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity (“ODE”), which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity. In January 2023, the FDA granted us ODE for FYARRO for the treatment of patients with advanced malignant PEComa.

In Catalyst Pharms., Inc. v. Becerra, 14 F.4th 1299 (11th Cir. 2021), the court disagreed with the FDA’s longstanding position that the ODE only applies to the approved use or indication within an eligible disease. This decision created uncertainty in the application of the ODE. On January 24, 2023, the FDA published a notice in the Federal Register to clarify that while the agency complies with the court’s order in Catalyst, FDA intends to continue to apply its longstanding interpretation of the regulations to matters outside of the scope of the Catalyst order - that is, the agency will continue tying the scope of ODE to the uses or indications for which a drug is approved, which permits other sponsors to obtain approval of a drug for new uses or indications within the same orphan designated disease or condition that have not yet been approved. It is unclear how future litigation, legislation, agency decisions, and administrative actions will impact the scope of the ODE.

In the European Union, the European Commission, after receiving the opinion of the European Medicines Agency’s (“EMA”) Committee for Orphan Medicinal Products (“COMP”), grants orphan drug designation to also promote the development of products. The relevant European legislation provides that a product can be designated as an orphan drug by the European Commission if its sponsor can establish: that the product is intended for the diagnosis, prevention, or treatment of (1) a life-threatening or chronically debilitating condition affecting not more than 5 in 10,000 persons in the European Union when the application is made, or (2) a life-threatening, seriously debilitating, or serious and chronic condition in the European Union and that without incentives it is unlikely that the marketing of the product in the European Union would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must also demonstrate that there exists no satisfactory method of diagnosis, prevention, or treatment of the condition in question that has been authorized in the European Union or, if such method exists, the product has to be of significant benefit compared to products available for the condition. Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating, or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug or biological product.

In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity is granted following drug or biological product approval. During this market exclusivity period, neither the EMA nor the European Commission or the 27 member states that comprise the European Union can accept an application or grant a marketing authorization for the same therapeutic indication in respect of a “similar medicinal product.” A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. This period may be reduced to six years if, after five years, the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity.

U.S. Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration, and specifics of the FDA approval of our drug candidate, some of our United States patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA plus the time between the submission date of an NDA and the approval of that application. The U.S. Patent and Trademark Office (“USPTO”), in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.

Marketing exclusivity provisions under the FDCA can also delay the submission or the approval of certain marketing applications for competing products. The FDCA provides a five-year period of non-patent marketing exclusivity within the U.S. to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) NDA submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovator drug or for another indication. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder.

The FDCA also provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages, or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b) (2) applications for drugs containing the active agent for the original indication or condition of use.

These five-year and three-year exclusivities will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

ODE, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances. Pediatric exclusivity is another type of regulatory market exclusivity in the U.S. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA-issued “Written Request” for a pediatric trial.

Other U.S. Regulatory Matters

Manufacturing, sales, promotion, and other activities following drug approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the United States, the Centers for

Medicare & Medicaid Services (“CMS”), other divisions of the U.S. Department of Health and Human Services (“HHS”), the Drug Enforcement Administration for controlled substances, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency, and state and local governments. In the United States, sales, marketing, and scientific/educational programs must also comply with state and federal fraud and abuse laws. Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”). If drugs are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act. Drugs must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion, and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

We are subject to numerous foreign, federal, state, and local environmental, health, and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials and wastes. In addition, our leasing and operation of real property may subject us to liability pursuant to certain U.S. environmental laws and regulations, under which current or previous owners or operators of real property and entities that disposed or arranged for the disposal of hazardous substances may be held strictly, jointly, and severally liable for the cost of investigating or remediating contamination caused by hazardous substance releases, even if they did not know of and were not responsible for the releases.

The distribution of pharmaceutical drugs is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage, and security requirements intended to prevent the unauthorized sale of pharmaceutical drugs. The failure to comply with regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines, or other penalties, injunctions, voluntary recall or seizure of drugs, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. In addition, even if a firm complies with FDA and other requirements, new information regarding the safety or efficacy of a product could lead the FDA to modify or withdraw product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes, or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

Coverage and Reimbursement

Sales of our drugs will depend, in part, on the extent to which our drugs will be covered by third-party payors, such as government health programs, commercial insurers, and managed healthcare organizations, as well as the level of reimbursement such third-party payors provide for our products. Patients and providers are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products in which our products are used. These third-party payors are increasingly reducing reimbursements for medical drugs and services.

In the U.S., no uniform policy of coverage and reimbursement for drugs or biological products exists, and one payor’s determination to provide coverage and adequate reimbursement for a product does not assure that other payors will make a similar determination. In the U.S., the principal decisions about reimbursement for new medicines are typically made by the CMS, an agency within the HHS, as the CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private third-party payors tend to follow

Medicare coverage and reimbursement limitations to a substantial degree, but also have their own methods and approval process apart from Medicare determinations. Accordingly, decisions regarding the extent of coverage and amount of reimbursement to be provided for FYARRO will be made on a payor-by-payor basis. As a result, the coverage determination process may be a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate for us to achieve or sustain profitability or may require co-payments that patients find unacceptably high.

Additionally, the containment of healthcare costs has become a priority of federal and state governments, and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures, and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement, and requirements for substitution of generic drugs. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. Decreases in third-party reimbursement for FYARRO or a decision by a third-party payor to not cover FYARRO could reduce physician usage of such drug and have a material adverse effect on our sales, results of operations and financial condition.

The Medicaid Drug Rebate Program (“MDRP”) requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the HHS as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. The ACA made several changes to the MDRP, including increasing pharmaceutical manufacturers’ rebate liability by raising the minimum basic Medicaid rebate percentage on most branded prescription drugs of average manufacturer price (“AMP”) and adding a new rebate calculation for “line extensions” (i.e., new formulations, such as extended release formulations) of solid oral dosage forms of branded products, creating a new methodology by which rebates owed are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, as well as potentially impacting their rebate liability by modifying the statutory definition of AMP. The ACA also expanded the universe of Medicaid utilization subject to drug rebates by requiring pharmaceutical manufacturers to pay rebates on Medicaid managed care utilization and by enlarging the population potentially eligible for Medicaid drug benefits. Pricing and rebate programs must also comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990. The American Rescue Plan Act of 2021 eliminated the statutory cap on Medicaid Drug Rebate Program rebates that manufactures pay to state Medicaid programs. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on our business.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) established the Medicare Part D program to provide a voluntary prescription drug benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. Unlike Medicare Parts A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, while all Medicare drug plans must give at least a standard level of coverage set by Medicare, Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. These Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for drugs for which we may obtain marketing approval. However, any negotiated prices for our drugs covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates.

Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

For a drug product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the AMP and Medicaid rebate amounts reported by the manufacturer. As of 2010, the ACA expanded the types of entities eligible to receive discounted 340B pricing, although, under the current state of the law, with the exception of children’s hospitals, these newly eligible entities will not be eligible to receive discounted 340B pricing on orphan drugs. In addition, as 340B drug pricing is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase. In addition, legislation may be introduced that, if passed, would further expand the 340B program to additional covered entities or would require participating manufacturers to agree to provide 340B discounted pricing on drugs used in an inpatient setting.

The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. The plan for the research was published in 2012 by the HHS, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures are made to Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of FYARRO, if any such drug or the condition that such drug is intended to treat are the subject of a trial. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s drug could adversely affect the sales of our drug candidate. If third-party payors do not consider our drugs to be cost-effective compared to other available therapies, they may not cover our drugs as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our drugs on a profitable basis.

In recent years, additional laws have resulted in direct or indirect reimbursement reductions for certain Medicare providers. For example, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2032, unless additional congressional action is taken. The American Taxpayer Relief Act of 2012, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws, and future state and federal healthcare reform measures, as discussed further below, may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any indication of FYARRO for which it may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

As noted above, the marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and other third-party payors fail to provide adequate coverage and reimbursement. We expect that an increasing emphasis on cost containment measures in the U.S. will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal drugs for which their national health insurance systems provide reimbursement and to control the prices of medicinal drugs for human use. A member state may approve a specific price for the medicinal drug or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal drug on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical drugs will allow favorable reimbursement and pricing arrangements for any of our drugs. Historically, drugs launched in the European Union do not follow price structures of the U.S. and generally tend to be significantly lower.

U.S. Healthcare Reform

The ACA has had a significant impact on the healthcare industry. The ACA expanded coverage for the uninsured while at the same time containing overall healthcare costs. With regard to pharmaceutical products, the ACA, among other things, addressed a new methodology by which rebates owed by manufacturers under the MDRP are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, increased the minimum Medicaid rebates owed by manufacturers under the MDRP and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% (increased pursuant to the Bipartisan Budget Act of 2018, effective as of 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D. The American Rescue Plan Act of 2021 eliminated the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than they receive on the sale of products, which could have a material impact on our business.

The ACA requires pharmaceutical manufacturers of branded prescription drugs to pay a branded prescription drug fee to the federal government. Each such manufacturer is required to pay a prorated share of the branded prescription drug fee based on the dollar value of its branded prescription drug sales to certain federal programs identified in the law. The ACA also expanded the 340B program to include additional types of covered entities. Federal law requires that any company that participates in the Medicaid rebate program also participate in the 340B program in order for federal funds to be available for the manufacturer’s drugs under Medicaid. The 340B program requires participating manufacturers to agree to charge statutorily defined covered entities no more than the 340B “ceiling price” for the manufacturer’s covered outpatient drugs. In addition, in order to be eligible to have its products paid for with federal funds under the Medicaid programs and purchased by certain federal grantees and agencies, a manufacturer also must participate in the Department of Veterans Affairs Federal Supply Schedule (“FSS”) pricing program, established by Section 603 of the Veterans Health Care Act of 1992. Under this program, the manufacturer is obligated to make products available for procurement on an FSS contract and charge a price to four federal agencies-the Department of Veterans Affairs, the Department of Defense, the Public Health Service, and the Coast Guard-that is at least 24% less than the Non-Federal Average Manufacturing Price for the prior fiscal year.

Since the enactment of the ACA, there have been judicial and Congressional challenges to certain aspects of the ACA. In June 2021, the Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, upholding the ACA. In January 2021, President Biden also issued an executive order to initiate a special enrollment period to allow people to obtain health insurance coverage through the ACA marketplace and instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, among others. We cannot predict how future litigation, healthcare reform measures of the Biden administration, or what other regulations will ultimately be implemented at the federal or state level, or the effect of any future legislation or regulation may have on our business.

Moreover, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. At the federal level, for example, in September 2018, CMS announced that it will allow Medicare Advantage Plans the option to use step therapy for Part B drugs beginning January 1, 2019. Additionally, CMS issued a final rule, effective on July 9, 2019, that requires direct-to-consumer television advertisements of prescription drugs and biological products, for which payment is available through or under Medicare or Medicaid, to include in the advertisement the Wholesale Acquisition Cost, or list price, of that drug or biological product if it is equal to or greater than $35 for a monthly supply or usual course of treatment. Prescription drugs and biological products that are in violation of these requirements will be included on a public list.

In July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. In August 2022, Congress passed the Inflation Reduction Act of 2022, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. There are important exemptions to Maximum Fair Price including medications that are orphan drug designated and approved, for only one rare disease, and drugs with low Medicare spend as defined by CMS. In an effort to curb Medicare patients’ out-of-pocket costs for prescription drugs, the Part D redesign legislation requires manufacturers to contribute to the catastrophic coverage phase for Part D Drugs, as discounts through a manufacturer discount program. Various industry stakeholders have initiated lawsuits against the federal government asserting that the price negotiation provisions of the Inflation Reduction Act are unconstitutional. The impact of these judicial challenges as well as future actions and agency rules implemented by the government on us and the pharmaceutical industry as a whole is unclear. Furthermore, any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize any of the product candidates for which we receive approval. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, the FDA recently authorized the state of Florida to import certain prescription drugs from Canada for a period of two years to help reduce drug costs, provided that Florida’s Agency for Health Care Administration meets the requirements set forth by the FDA. Other states may follow Florida.

We expect that additional federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare drugs and services, and in turn could significantly reduce the projected value of certain development projects and reduce our profitability and may increase our regulatory burdens and operating costs.

Moreover, on May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy.

Other Healthcare Laws

For our product and any product candidates that obtain regulatory approval and are marketed in the United States, our arrangements, directly or indirectly, with third-party payors, healthcare providers, and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell, and distribute any products for which we obtain marketing approval. Our employees, consultants, and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements. Federal and state healthcare laws and regulations that may affect our ability to conduct business, include, without limitation:

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FDA, Department of Justice, and other government authority prohibitions against the advertisement, promotion and labeling of our products for off-label uses, or uses outside the specific indications approved by the FDA;

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the federal Anti-Kickback Statute, which broadly prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as Medicare or Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government. These laws have been interpreted to apply to arrangements between manufacturers, on the one hand, and prescribers, purchasers, and other healthcare-related professionals on the other. They can apply to manufacturers who provide inaccurate information on coverage, coding, and reimbursement of their products to persons who bill third-party payers. In addition, manufacturers have been prosecuted or faced civil and criminal liability under these laws for a variety of alleged promotional and marketing activities, including violations of the federal Anti-Kickback Statute and engaging in off-label promotion that caused claims to be submitted for non-covered off-label uses. Private individuals can bring False Claims Act “qui tam” actions, on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in amounts paid by the entity to the government in fines or settlement;

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the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, which among other things, also created criminal liability for knowingly and willfully falsifying or concealing a material fact or making a materially false statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	Federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making, or causing to be made, false statements relating to healthcare matters;

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the federal Civil Monetary Penalties Law, which prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;

•	the Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010, and other local anti-corruption laws that apply to our international activities;

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the federal Physician Payment Sunshine Act (“Open Payments”), and implementing regulations, which require applicable group purchasing organizations and manufacturers of covered drugs, medical devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the CMS information related to certain payments and other transfers of value made to covered recipients, including licensed physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare professionals (such as physician assistants and nurse practitioners, among others), and teaching hospitals, and information regarding ownership and investment interests held by physicians and their immediate family members;

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analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers or patients; state laws that require pharmaceutical manufacturers to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm customers; foreign and state laws, including the EU General Data Protection Regulation (“GDPR”) and a version of the GDPR adopted in the United Kingdom (“UK GDPR”), and state laws and regulations, including general legislation such as the California Consumer Protection Act (“CCPA”), and sector- or subject matter-specific laws and regulations, governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and state laws related to insurance fraud in the case of claims involving private insurers.

The scope and enforcement of each of these laws are uncertain and subject to rapid change in the current environment of healthcare reform. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions, and settlements in the healthcare industry. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations, or case law involving applicable fraud and abuse or other healthcare laws and regulations, and we could also be subject to claims, demands, and litigation initiated by private individuals or entities related to these matters. If our operations, including those of our contractors or agents who conduct business for or on our behalf, are alleged or found to be in violation of any of these laws or any other related governmental regulations that may apply to us, we may be subject to significant civil, criminal, and administrative penalties, damages, fines, imprisonment, disgorgement, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, reputational harm, additional oversight, and reporting obligations if we becomes subject to a corporate integrity agreement or similar settlement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is alleged or found to be not in compliance with applicable laws, they may be subject to similar actions, penalties, and sanctions, which may also adversely affect our business. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business.

Privacy and Data Protection Laws

We are subject to laws and regulations covering data privacy and the protection of health-related and other personal information. Federal, state, and foreign laws also govern the privacy and security of health information in some circumstances. For example, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations also impose obligations on covered entities such as health insurance plans, healthcare clearinghouses, and certain health care providers and their respective business associates and their covered subcontractors, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information, State data privacy and security laws may differ from each other in significant ways and often are not pre-empted by HIPAA, which may complicate compliance efforts in states or jurisdictions we conduct business. For example, in 2020, California enacted the CCPA, which created new individual privacy rights for California consumers, as defined in the law, and placed increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA requires covered companies to provide certain disclosures to consumers about its data collection, use and sharing practices, and to provide affected California residents with ways to opt-out of certain sales or transfers of personal information. The CCPA went into effect on January 1, 2020 and became enforceable by the California Attorney General on July 1, 2020. It was further amended and supplemented by the California Privacy Rights Act, which became effective on January 1, 2023, and imposes additional privacy and security obligations on companies doing business in California. While there is currently an exception in the CCPA for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, numerous other states have enacted legislation similar to the CCPA, and several states have enacted other privacy and security legislation, such as Washington’s My Health, My Data Act, which includes a private right of action. The CCPA and such other new and evolving legislation may impact our business activities significantly, and these and other applicable state and foreign privacy laws, as well as uncertain changes in future regulation and legislation, could impact our business strategies, increase our potential liability, increase our compliance costs, and adversely affect our business.

The collection and use of personal health data in the European Union are governed by the GDPR and applicable member state legislation. The GDPR and related member state legislation impose several requirements relating to consent of the individuals to whom the personal data relates, information provided to the individuals, and the security and confidentiality of personal data. Legislation similar to the GDPR, the UK GDPR, also has been adopted in the United Kingdom. The GDPR and UK GDPR also impose strict rules on the transfer of personal data out of the European Union and United Kingdom, respectively, to the U.S. Both the GDPR and UK GDPR provide for substantial fines for noncompliance. Failure to comply with the requirements of the GDPR, UK GDPR, or data protection laws of European Union member states may result in fines and other administrative penalties. The GDPR and UK GDPR may impose additional responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms in an effort to achieve and maintain compliance with their obligations. This may be onerous and adversely affect our business, financial condition, results of operations, and prospects.

Foreign Regulatory Matters

European Drug Development

In Europe, any future drug products for which we receive marketing authorization will also be subject to extensive regulatory requirements. As in the United States, medicinal products can only be marketed if a marketing authorization from the competent regulatory agencies has been obtained. Similar to the United States, the various phases of preclinical and clinical research in Europe are subject to significant regulatory controls. Although the European Union Clinical Trials Directive 2001/20/EC (“Clinical Trials Directive”) has sought to harmonize the EU clinical trials regulatory framework, setting out common rules for the control and authorization of clinical trials in the EU, the EU member states have transposed and applied the provisions of the Clinical Trials Directive differently. This has led to significant variations in the member state regimes. Under the current regime, before a clinical trial can be initiated, it must be approved in each of the EU member states where the trial is to be conducted by two distinct bodies: the National Competent Authority (“NCA”) and one or more Ethics Committees (“ECs”). Under the current regime, all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the NCA and ECs of the member state where they occurred.

In 2014, a new Clinical Trials Regulation 536/2014 (“Clinical Trials Regulation”), replacing the current Directive, was adopted. The Clinical Trials Regulation will become directly applicable in all EU member states

(without national implementation) once the EU Portal and Database are fully functional. The implementation of the Clinical Trials Regulation depends on confirmation of full functionality of the Clinical Trials Information System through an independent audit, which commenced in September 2020. This system went into application in first quarter of 2022. The Clinical Trials Regulation seeks to simplify and streamline the approval of clinical trials in the European Union. For example, the sponsor can submit a single application for approval of a clinical trial via the EU Portal. As part of the application process, the sponsor will propose a reporting member state, which will coordinate the validation and evaluation of the application. The reporting member state shall consult and coordinate with the other member states in which the clinical trial will take place, also referred to as the Member States Concerned. If an application is rejected, it can be amended and resubmitted through the EU Portal. If an approval is issued, the sponsor can start the clinical trial in all Member States Concerned. However, a Member State Concerned can in limited circumstances declare an “opt-out” from an approval. In such a case, the clinical trial cannot be conducted in that member state. The Clinical Trials Regulation also aims to streamline and simplify the rules on safety reporting and introduces enhanced transparency requirements such as mandatory submission of a summary of the clinical trial results to the EU Database.

European Drug Review and Approval

In the European Economic Area (“EEA”), which is comprised of the 27 EU member states plus Norway, Iceland, and Liechtenstein, medicinal products can only be commercialized after obtaining approval of an EU marketing authorization application (“MAA”). There are two types of marketing authorizations. The first is the community or centralized EU MAA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of drugs, such as biotechnology medicinal drugs, orphan medicinal drugs, and medicinal drugs containing a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune, and viral diseases. The Centralized Procedure is optional for drugs containing a new active substance not yet authorized in the EEA, or for drugs that constitute a significant therapeutic, scientific, or technical innovation or which are in the interest of public health in the EU.

National EU MAAs, which are issued by the competent authorities of the member states of the EEA and only cover their respective territory, are available for drugs not falling within the mandatory scope of the Centralized Procedure. Where a drug has already been authorized for marketing in a member state of the EEA, this National EU MAA can be recognized in another member states through the Mutual Recognition Procedure. If the drug has not received a National EU MAA in any member state at the time of application, it can be approved simultaneously in various member states through the Decentralized Procedure. Under the Decentralized Procedure an identical dossier is submitted to the competent authorities of each of the member states in which the EU MAA is sought, one of which is selected by the applicant as the Reference Member State (“RMS”). The competent authority of the RMS prepares a draft assessment report, a draft summary of the drug characteristics (“SPC”), and a draft of the labeling and package leaflet, which are sent to the other member states, or the Member States Concerned, for their approval. If the Member States Concerned raise no objections, based on a potential serious risk to public health, to the assessment, SPC, labeling, or packaging proposed by the RMS, the drug is subsequently granted a national EU MAA in all the member states, i.e., in the RMS and the Member States Concerned.

Under the above-described procedures, before granting the EU MAA, the EMA or the competent authorities of the member states of the EEA make an assessment of the risk-benefit balance of the drug on the basis of scientific criteria concerning its quality, safety, and efficacy.

European Chemical Entity Exclusivity

In Europe, new chemical entities, sometimes referred to as new active substances, qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the EU from referencing the innovator’s data to assess a generic application for eight years, after which generic marketing authorization can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall ten-year period will be extended to a maximum of 11 years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

Brexit and the Regulatory Framework in the United Kingdom

On June 23, 2016, the electorate in the United Kingdom voted in favor of leaving the EU, commonly referred to as Brexit. Thereafter, on March 29, 2017, the country formally notified the EU of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty. The United Kingdom formally left the EU on January 31, 2020. A transition period began on February 1, 2020, during which EU pharmaceutical law remains applicable to the United Kingdom and ended on December 31, 2020. Although the United Kingdom is no longer a member of the EU, EU law remains applicable in Northern Ireland, as set forth in the Protocol on Ireland and Northern Ireland and as amended by the Windsor Framework, which will be implemented in Northern Ireland on January 1, 2025. There are a number of new marketing authorization routes available in the United Kingdom, Great Britain (England, Scotland and Wales) or Northern Ireland, in addition to the national procedure. As with the EU position, a company can only start to market a medicine in the United Kingdom once it has received a marketing authorization. The main legislation that applies to clinical trials in the United Kingdom is the United Kingdom Medicines for Human Use (Clinical Trials) Regulations 2004, which transposes the Clinical Trials Directive into domestic law. Consequently, the requirements and obligations that relate to the conduct of clinical trials in the UK currently remain largely aligned with the EU position. It is unclear how future regulatory regime in the United Kingdom will impact regulations of products, manufacturers, and approval of product candidates in the United Kingdom.

Other Foreign Countries

For other countries outside of the United States and the European Union, the requirements governing the conduct of clinical trials, drug approval or marketing authorization, pricing, and reimbursement vary from country to country. In all cases, clinical trials must be conducted in accordance with GCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki, which is a statement of ethical principles for medical research involving human subjects, including research on identifiable human material and data, developed by the World Medical Association.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

AADI RISK FACTORS

You should carefully consider and evaluate all of the information included in this proxy statement and the annexes attached to the proxy statement, including the risks described below.

Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations, financial condition and prospects, which in turn could materially and adversely affect the trading price of shares of our common stock. Stockholders should keep in mind that the risks below are not the only risks that are relevant to your voting decision.

Additional risks not currently known or currently material to us may also harm our business.

Risks Related to Strategic Process and Potential Strategic Transaction

We may not be successful in identifying and implementing any strategic transaction and any strategic transactions that we may consummate in the future may not be successful.

In August 2024, we made the decision to halt the registration-intended Phase 2 study of FYARRO in malignant solid tumors harboring Tuberous Sclerosis Complex 1 (“TSC1”) and Tuberous Sclerosis Complex 2 (“TSC2”) inactivating alterations (the “PRECISION1 trial”) and pause new enrollment in the Phase 2 trials of nab-sirolimus for EEC and NETs. Our board of directors also approved a reduction in our workforce designed to substantially reduce our operating expenses while we undertake a comprehensive assessment of strategic options to maximize stockholder value. These strategic options may include a merger, reverse merger, sale, wind-down, liquidation and dissolution or other strategic transaction, such as the Divestiture, the PIPE Financing and the License Agreement and the transactions contemplated thereby which are the subject of this proxy statement. However, there can be no assurance that we will be able to successfully consummate any particular strategic transaction. The process of continuing to evaluate these strategic options may be very costly, time-consuming and complex and we may incur significant costs related to this continued evaluation. We may also incur additional unanticipated expenses in connection with this process. A considerable portion of these costs will be incurred regardless of whether any such course of action is implemented or transaction is completed. Any such expenses will decrease the remaining cash available for use in our business and may diminish or delay any future distributions to our stockholders.

In addition, there can be no assurances that any particular course of action, business arrangement or transaction, or series of transactions, will be pursued, successfully consummated, lead to increased stockholder value, or achieve the anticipated results. Any failure of such potential transaction to achieve the anticipated results could significantly impair our ability to enter into any future strategic transactions and may significantly reduce or delay any future distributions to our stockholders.

If we are successful in completing a strategic transaction, we may be exposed to other operational and financial risks.

Although there can be no assurance that a strategic transaction will result from the process we have undertaken to assess strategic options, the negotiation and consummation of any such transaction will require significant time on the part of our management, and the diversion of management’s attention may disrupt the orderly operation of our company.

The negotiation and consummation of any such transaction may also require more time or greater cash resources than we anticipate and expose us to other operational and financial risks, including:

•	increased near-term and long-term expenditures;

•	exposure to unknown liabilities;

•	higher than expected acquisition, disposition or integration costs;

•	incurrence of substantial debt or dilutive issuances of equity securities to fund future operations;

•	write-downs of assets or incurrence of non-recurring, impairment or other charges;

•	difficulty and cost in combining the operations and personnel of any acquired business with our operations and personnel;

•	impairment of relationships with key suppliers or customers of any acquired business due to changes in management and ownership;

•	inability to retain key employees of our company or any acquired business; and

•	possibility of future litigation.

Any of the foregoing risks could have a material adverse effect on our business, financial condition and prospects.

Our board of directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that a strategic transaction, such as the Divestiture, will be completed and, whether or not such strategic transaction is completed, our board of directors may decide to pursue a dissolution and liquidation. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such decision and, as with the passage of time the amount of cash available for distribution will be reduced as we continue to fund our operations. In addition, if our board of directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation, we would be required under Delaware corporate law to pay our outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. As a result of this requirement, a portion of our assets may need to be reserved pending the resolution of such obligations and the timing of any such resolution is uncertain. In addition, we may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, our board of directors, in consultation with our advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our common stock could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up.

Our ability to consummate a strategic transaction depends on our ability to retain our employees required to consummate such transaction.

Our ability to consummate a strategic transaction depends upon our ability to retain our employees required to consummate such a transaction, and the loss of such employees’ services may adversely impact the ability to consummate such transaction. In August 2024, our board of directors approved a plan of termination that resulted in a workforce reduction of 22 employees, representing approximately 32% of our workforce at that time, which was designed to substantially reduce our operating expenses while we undertook a comprehensive assessment of strategic options to maximize stockholder value. Our cash conservation activities may yield unintended consequences, such as attrition beyond our reduction in workforce and reduced employee morale, which may cause remaining employees to seek alternative employment. Our ability to successfully complete a strategic transaction depends in large part on our ability to retain our remaining personnel. If we are unable to successfully retain our remaining personnel, we are at risk of a disruption to our exploration and consummation of strategic options as well as business operations.

We may become involved in securities class action litigation that could divert management’s attention and harm the company’s business, and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action litigation has often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, or the announcement of negative events, such as negative results from clinical trials. These events may also result in or be concurrent with investigations by the SEC. We may be exposed to such litigation or investigation even if no wrongdoing occurred. Litigation and investigations are usually expensive and divert management’s attention and resources, which could adversely affect our business and cash resources and our ability to consummate a potential strategic transaction or the ultimate value our stockholders receive in any such transaction.

Risks Related to Our Business, Financial Condition and Capital Requirements

We are a commercial-stage biopharmaceutical company, have a limited operating history and have a single product approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and viability.

We are a commercial-stage biopharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. We have a single product, FYARRO, approved for commercial sale by the FDA in November 2021 and launched commercially in the United States for treatment of advanced malignant PEComa in February 2022. We generated net product sales for FYARRO of $7.2 million and $18.7 million for the three and nine months ended September 30, 2024, respectively. Although we have commenced winding down the PRECISION1 trial and have suspended enrollment in the Phase 2 trials for EEC and NETs, as discussed further below, we continue to incur significant research and development and other expenses related to our ongoing operations. We have not yet demonstrated an ability to overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical area. Consequently, any predictions about our future performance may not be as accurate as they would be if we had a history of successfully developing and commercializing biopharmaceutical products.

To date, we have devoted substantially all of our resources to research and development activities, business planning, establishing and maintaining our intellectual property portfolio, the commercialization of FYARRO, hiring personnel, raising capital and providing general and administrative support for these operations.

We are not currently enrolling patients in clinical trials with respect to FYARRO. In August 2024, we halted our Phase 2 study of FYARRO in malignant solid tumors harboring Tuberous Sclerosis Complex 1 (“TSC1”) and Tuberous Sclerosis Complex 2 (“TSC2”) inactivating alterations (“PRECISION1 trial”) based on interim data and the related analysis by the Independent Data Monitoring Committee, which determined that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of the study. We are completing the wind-down of the PRECISION1 trial and all patients who were still receiving benefit at the time the study was halted were transitioned to an expanded access protocol. In addition, we paused new enrollment, but continue dosing previously enrolled patients, in our (i) Phase 2 open-label, multi-institutional study to evaluate the efficacy and safety of the combination of FYARRO with letrozole for the treatment of advanced or recurrent endometrioid-type endometrial cancer (“EEC”) and (ii) Phase 2 multicenter, open-label, single-arm trial to evaluate adult patients with functional or non-functional, well-differentiated, locally advanced unresectable or metastatic neuroendocrine tumors (“NETs”) of the GI tract, lung, or pancreas who have received ≤2 prior lines of therapy excluding somatostatin analogs (SSTa). Both studies have enrolled sufficient patients (n=24 and n=12 for EEC and NETs, respectively) to assess initial efficacy signals, with results expected to be reported at a later date.

We have limited experience managing the manufacture of commercial-scale product through a third party and conducting the sales and marketing activities necessary for successful product commercialization. As a result, it may be more difficult for you to accurately predict our likelihood of success and viability than it could be if we had a longer operating history.

In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by early commercial-stage biopharmaceutical companies in rapidly evolving fields. We also are transitioning to a company capable of supporting commercial activities.

We have incurred significant net losses since our inception, and we expect to continue to incur significant net losses for the foreseeable future.

We have incurred significant net losses since our inception, have only been generating revenue from product sales since February 2022, and have financed our operations principally through private placements and public offerings of our securities, federal grants and proceeds from licenses. Our net losses were $12.5 million and $16.3 million for the three months ended September 30, 2024 and 2023, respectively. We had an accumulated deficit of $314.4 million as of September 30, 2024, and $269.0 million as of December 31, 2023. These losses have resulted primarily from costs incurred in connection with research and development activities, costs incurred in connection with commercializing FYARRO and general and administrative costs associated with our operations. We have only one product approved for commercial sale which generated net product sales of $7.2 million and $18.7 million for the three and nine months ended September 30, 2024, respectively. Although we have commenced winding down the PRECISION1 trial and have suspended enrollment in the Phase 2 trials for EEC and NETs, we continue to incur significant selling, general and administrative expenses as well as research and development expenses related to our ongoing operations, including operating expenses related to the cost of commercializing FYARRO, research and development, including identifying and designing additional product candidates and conducting preclinical studies and clinical trials, and the regulatory approval process for FYARRO and any future product candidates. We expect our expenses to decrease given the recent headcount reductions, the halting and wind-down of the PRECISION1 trial and the pausing of the trials in EEC and NETs. The amount of our future expenses and potential losses is uncertain.

Even if we succeed in commercializing FYARRO for its approved advanced malignant PEComa indication, and if we succeed in receiving regulatory approval for and commercializing FYARRO in additional indications and any future product candidates, we expect to continue to incur significant expenses and increasing operating losses over the next several years and for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. The size of our future net losses will depend, in part, on the rate of future growth of our revenues and expenses. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our working capital, our ability to fund the continued commercialization of FYARRO, the development of FYARRO for additional indications and any future product candidates, our ability to achieve and maintain profitability and the performance of our stock price.

Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of FYARRO and other product candidates that we may develop in the future.

We have one product approved for commercialization in the United States, FYARRO, for the treatment of advanced malignant PEComa, which was approved by the FDA in November 2021 and launched commercially in the United States in February 2022. Our ability to generate substantial product sales sufficient to achieve profitability depends on our ability, alone or with strategic collaboration partners, to obtain the regulatory and marketing approvals necessary to successfully complete discovery, development and eventual commercialization of additional indications or any future product candidates, and commercialize FYARRO or any other future product candidates, if approved, in foreign jurisdictions. We do not anticipate generating revenue from product sales significant enough to achieve profitability for the foreseeable future. Our ability to generate future revenue and achieve profitability depends significantly on our ability, or any current or future collaborator’s ability, to achieve several objectives, including, but not limited to:

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demonstrating the safety and efficacy of FYARRO to the satisfaction of the FDA and obtaining regulatory approval for FYARRO for other indications and for any other product candidates that we may develop in the future, if any, for which there is a commercial market;

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launching and successfully commercializing FYARRO or any other product candidates that we may develop in the future following any regulatory approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

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maintaining a commercially viable supply of, and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for FYARRO or any other product candidates that we may develop in the future, if approved;

•	completing development activities successfully and on a timely basis;

•	obtaining additional regulatory and marketing approvals for FYARRO for additional indications;

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our ability to complete investigational new drug (“IND”) application enabling studies and successfully submit INDs or IND supplements or comparable applications, which become effective without any objections by the FDA or comparable regulatory authorities before commencing a clinical trial for any future product candidates;

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establishing and maintaining relationships with contract research organizations (“CROs”) and clinical sites for the clinical development of FYARRO in other indications and any other future product candidates that we may develop;

•	timely receipt of regulatory approvals from applicable regulatory authorities for any product candidates for which we successfully complete clinical development;

•	developing or contracting for an efficient and scalable manufacturing process for future product candidates, including obtaining finished products that are appropriately packaged for sale;

•	negotiating and maintaining an adequate price for FYARRO or any future product candidates, both in the United States and in foreign countries where our products are commercialized;

•	a continued acceptable safety profile following any regulatory approval of product candidates;

•	commercial acceptance of product candidates by patients, the medical community and third-party payors;

•	obtaining coverage and adequate reimbursement by third-party payors for FYARRO or any future product candidates;

•	satisfying any required post-regulatory approval commitments to applicable regulatory authorities;

•	identifying, assessing and developing new product candidates;

•	obtaining, maintaining and expanding patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	protecting our rights in our intellectual property portfolio;

•	defending against third-party interference or infringement claims, if any;

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entering into and maintaining, on favorable terms, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize FYARRO and any future product candidates; and

•	addressing any competing therapies and technological and market developments and attracting, hiring and retaining qualified personnel.

We may never be successful in achieving our objectives and, even if we do, may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease our value and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business or continue our operations and could cause a decline in the value of our common stock.

We will require additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception, and we expect this will continue as a result of our ongoing and planned activities, particularly the continued commercialization of FYARRO for its approved indication (advanced malignant PEComa). Our expenses could increase beyond our current expectations if we are required by the FDA, the European Medicines Agency (the “EMA”) or other regulatory agencies to perform clinical trials or preclinical studies in addition to those that we currently anticipate, or if there are any delays in any of our clinical trials or the development of any future product candidates. Other unanticipated costs may also arise. In addition, even if we obtain regulatory approval for additional indications for FYARRO or any other product candidates that we may develop in the future, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution activities and ongoing compliance activities. Although we launched FYARRO commercially for advanced malignant PEComa in February 2022, we cannot reasonably estimate the actual amount of resources and funding that will be necessary to successfully commercialize FYARRO for the advanced malignant PEComa indication or complete the development and, if approved, commercialize FYARRO for any additional indications, or any other product candidates we may develop in the future. Upon receiving regulatory approval for FYARRO from the FDA in November 2021, we are only permitted to market or promote FYARRO for the advanced malignant PEComa indication, and not for any other indication, or any other product candidate, in the United States. In addition, we have incurred, and will continue to incur, additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

We plan to use our cash, cash equivalents and short-term investments to fund the continued commercialization of FYARRO for the advanced malignant PEComa indication, for manufacturing operations and to fund our other research for other product candidates and development activities, including the ADC Products, as well as for working capital and other general corporate purposes. Advancing the development of FYARRO in additional indications and any future product candidate will require a significant amount of capital. Our existing cash, cash equivalents and short-term investments will not be sufficient to fund all of the activities that are necessary to complete the development of FYARRO and any future product candidates.

We will be required to obtain further funding to support our continuing operations through public or private equity offerings, debt financings, third-party funding, marketing and distribution arrangements, collaborations with third parties and licensing arrangements or other sources or a combination of these approaches, which may dilute our stockholders or restrict our operating activities. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to further develop and commercialize FYARRO or any other product candidates we may develop in the future, if approved. Adequate additional financing may not be available to us in sufficient amounts or on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our stockholders’ ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect stockholder rights and the possibility of such issuance may cause the market price of our shares to decline. Debt financing may result in imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect the conduct of our business. If we raise additional funds through up-front payments or milestone payments pursuant to strategic collaborations with third parties, we may have to relinquish valuable rights to certain of our technologies or our product candidates, or grant licenses on terms that are not favorable to us, which may have a material adverse effect on our business, operating results and prospects. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the United States and worldwide resulting from rising inflation and interest rates, monetary policy changes, the COVID-19 pandemic, the conflicts in Ukraine and the Middle East, and otherwise. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to significantly delay, reduce the scope of, suspend or eliminate one or more of our research or development programs, clinical trials or future commercialization efforts.

Risks Related to the Discovery, Development and Commercialization of Our Product Candidates

We have only one product, FYARRO, which has completed development and obtained regulatory approval by the FDA for a single indication. We are substantially dependent on the success of FYARRO. If we are unable to successfully commercialize FYARRO for the advanced malignant PEComa indication or complete development of, obtain approval for and commercialize FYARRO for one or more additional indications in a timely manner, our business will be harmed.

We have only one commercial product that has launched, completed development and been approved by the FDA, which is FYARRO for advanced malignant PEComa. Our future success is dependent on our ability to successfully commercialize FYARRO, and to timely and successfully obtain regulatory approval for additional indications for FYARRO. We are investing the majority of our efforts and financial resources to continue commercialization of FYARRO for the advanced malignant PEComa indication.

In May 2021, we completed the filing of a rolling NDA for FYARRO to the FDA for approval to treat patients with advanced malignant PEComa and the FDA approved FYARRO for advanced malignant PEComa in November 2021. Our NDA was based on results from our AMPECT trial, which involved patients for whom there were no approved therapies in the United States. FYARRO will require additional clinical development, expansion of manufacturing capabilities, regulatory approval from foreign regulatory authorities in jurisdictions outside of the United States where we plan to market FYARRO for advanced malignant PEComa and potentially in additional indications, if approved, substantial investment and significant marketing efforts before we can generate any substantial revenues from product sales. We are not permitted to market or promote FYARRO for any non-PEComa indications, until we receive regulatory approval from the FDA and comparable foreign regulatory authorities for any such additional indication, and we may never receive such regulatory approvals.

The success of FYARRO will depend on several factors, including the following:

•	the efficacy and safety of FYARRO in a larger number of patients in a non-clinical trial setting than those demonstrated in our clinical trials;

•	the effectiveness of our sales, marketing and distribution efforts;

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the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers for sufficient commercial supplies and additional clinical development of FYARRO;

•	the success of our commercial sales, including the ongoing development of a commercial infrastructure, whether in-house or with one or more collaborators;

•	the timely receipt of regulatory approval for FYARRO from applicable foreign regulatory authorities for advanced malignant PEComa;

•	the successful completion of any clinical trials, regulatory approval and commercialization of FYARRO for one or more label expansion indications;

•	the extent of any required post-regulatory approval commitments to applicable regulatory authorities;

•	the willingness of medical professionals to prescribe and patients to use FYARRO and continue to use FYARRO;

•	the availability of coverage and adequate reimbursement and pricing by private and government payors;

•	the prevalence and severity of adverse side effects;

•	the convenience of prescribing, administrating and initiating patients on FYARRO;

•	the potential and perceived value and relative cost of FYARRO;

•	the successful and timely completion of the required preclinical studies and clinical trials of FYARRO for current and future indications;

•	INDs going into effect with the FDA for future clinical trials;

•	the initiation and successful patient enrollment and completion of additional clinical trials of FYARRO on a timely basis;

•	maintaining and establishing relationships with CROs and clinical sites for the development of FYARRO both in the United States and internationally;

•	the type, frequency and severity of adverse events in clinical trials;

•	demonstrating efficacy and safety profiles that are satisfactory to the FDA and any comparable foreign regulatory authority for regulatory approval;

•	obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	a continued acceptable safety profile following our current and future regulatory approval; and

•	our ability to compete with other therapies.

We are not currently enrolling patients in clinical trials with respect to FYARRO. In August 2024, we halted our Phase 2 study of FYARRO in malignant solid tumors harboring Tuberous Sclerosis Complex 1 (“TSC1”) and

Tuberous Sclerosis Complex 2 (“TSC2”) inactivating alterations (“PRECISION1 trial”) based on interim data and the related analysis by the Independent Data Monitoring Committee, which determined that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of the study. We are completing the wind-down of the PRECISION1 trial and all patients who were still receiving benefit at the time the study was halted were transitioned to an expanded access protocol. In addition, we paused new enrollment, but continue dosing previously enrolled patients, in our (i) Phase 2 studies in EEC and NETs. Both studies have enrolled sufficient patients (n=24 and n=12 for EEC and NETs, respectively) to assess initial efficacy signals, with results expected to be reported at a later date.

Our product development costs could increase if we experience further delays. Significant trial delays also could shorten any periods during which we may have the exclusive right to commercialize FYARRO or allow our competitors to bring products to market before we do, which would impair our ability to successfully capitalize on FYARRO and may harm our business, results of operations and prospects. Events that may result in a delay or unsuccessful completion of additional clinical development of FYARRO include, among other things:

•	unexpectedly high rate of patients withdrawing consent or being lost to follow-up;

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feedback from the FDA and foreign regulatory authorities, institutional review boards (“IRBs”), or a data safety monitoring board, or results from clinical trials that might require modification to a clinical trial protocol;

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imposition of a clinical hold by the FDA or other regulatory authorities, a decision by the FDA, other regulatory authorities, IRBs or us, or a recommendation by a data safety monitoring board to suspend or terminate trials at any time for safety issues or for any other reason;

•	deviations from the trial protocol by clinical trial sites and investigators or failure to conduct the trial in accordance with regulatory requirements;

•	failure of third parties, such as CROs, to satisfy their contractual duties or meet expected deadlines;

•	delays in the testing, validation, manufacturing and delivery of FYARRO to customers or the clinical trial sites;

•	delays caused by patients dropping out of a trial due to side effects, disease progression or other reasons;

•	unacceptable risk-benefit profile or unforeseen safety issues or adverse drug reactions;

•	failure to demonstrate the efficacy of FYARRO;

•	changes in government regulations or administrative actions or lack of adequate funding to continue the trials; or

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business interruptions resulting from geo-political actions, including war and terrorism, such as the conflicts in Ukraine and the Middle East, or natural disasters and public health epidemics, such as the COVID-19 pandemic.

An inability by us to timely complete clinical development could result in additional costs to us or impair our ability to generate substantial product sales or development, regulatory, commercialization and sales milestone payments and royalties on product sales.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, and we could face potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of our current or any future collaborators. If we are not successful with respect to one or more of these factors, we could experience significant delays or an inability to successfully commercialize FYARRO for multiple indications in a timely manner or at all, which would materially harm our business. If we do not receive regulatory approvals for FYARRO in additional indications or for other product candidates, we may not be able to continue our operations.

In addition to FYARRO, our prospects depend in part upon discovering, developing and commercializing additional product candidates, which may fail in development or suffer delays that adversely affect their commercial viability.

Our future operating results are dependent on our ability to successfully discover, develop, obtain regulatory approval for and/or commercialize product candidates other than FYARRO. Prior to initiating clinical trials with product candidates, we will need to file an IND or similar application to the FDA or regulatory authorities in other jurisdictions. We may not be able to file future INDs for product candidates on the timelines we expect. For example, we may experience manufacturing delays or other delays with IND-enabling studies. Moreover, we cannot be sure that submission of an IND will result in the FDA allowing further clinical trials to begin, or that, once begun, issues will not arise that result in the suspension or termination of clinical trials. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, we cannot guarantee that such regulatory authorities will not change their requirements in the future. These considerations also apply to new clinical trials we may submit as amendments to existing INDs or to a new IND. Any failure to file INDs on the timelines we expect or to obtain regulatory clearance for our trials may prevent us from developing product candidates on a timely basis, if at all. A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical studies or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.

The success of other product candidates we may develop will depend on many factors, including the following:

•	generating sufficient preclinical data to support the initiation of clinical trials;

•	obtaining regulatory permission to initiate clinical trials;

•	contracting with the necessary parties to conduct preclinical studies and clinical trials;

•	successful enrollment of patients in, and the completion of, clinical trials on a timely basis;

•	the timely manufacture of sufficient quantities of a product candidate for use in clinical trials; and

•	generating sufficient safety and efficacy data to warrant continued development and which are satisfactory to the FDA or any other regulatory authority for marketing approval.

Even if we successfully advance any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, we cannot assure you that we will ever be able to discover, develop, obtain regulatory approval of, commercialize or generate significant revenue from any additional product candidates beyond FYARRO for advanced malignant PEComa.

FYARRO or any other product candidates we may develop in the future may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success, which would limit the revenue that we generate from our sales.

Even though FYARRO has been approved for advanced malignant PEComa, and even if any other product candidates that we may develop in the future receive regulatory approval, such approved product candidates may not gain adequate market acceptance among physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including, among others:

•	the efficacy and safety profile as demonstrated in clinical trials compared to alternative treatments;

•	the timing of market introduction of the product candidate as well as competitive products;

•	the clinical indications for which a product candidate is approved;

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restrictions on the use of product candidates in the labeling approved by regulatory authorities, such as boxed warnings or contraindications in labeling, or a risk evaluation and mitigation strategy, if any, which may not be required of alternative treatments and competitor products;

•	the potential and perceived advantages of our product candidates over alternative treatments;

•	the cost of treatment in relation to alternative treatments;

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the availability of coverage and adequate reimbursement by third-party payors, including government authorities or the willingness of patients to pay out-of-pocket in the absence of third-party payor coverage;

•	the availability of an approved product candidate for use as a combination therapy;

•	the prevalence and severity of any adverse effects associated with any approved product candidate;

•	any restrictions on the use of our product candidates together with other medications;

•	relative convenience and ease of administration;

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the willingness of the target patient population to try new therapies and undergo required diagnostic screening to determine treatment eligibility and of physicians to prescribe these therapies and diagnostic tests;

•	the effectiveness of sales and marketing efforts;

•	unfavorable publicity relating to our product candidates; and

•	the approval of other new therapies for the same indications.

Even though FYARRO is approved for advanced malignant PEComa, it may never achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, and we may not generate or derive sufficient revenue from that product and our financial results could be negatively impacted. Before granting reimbursement approval, healthcare payors may require us to demonstrate that FYARRO or any other product candidates that we may develop in the future, in addition to treating target indications, also provide incremental health benefits to patients. Our efforts to educate the medical community and third-party payors about the benefits of FYARRO or any other product candidates that we may develop in the future may require significant resources and may never be successful.

The market opportunities for FYARRO and any other product candidates we may develop in the future, if approved, may be limited to certain smaller patient subsets.

Cancer therapies are sometimes characterized by line of therapy (first-line, second-line, third-line, etc.) and the FDA often approves new therapies initially only for a particular line or lines of use. When cancer is detected early enough, first-line therapy, such as chemotherapy, hormone therapy, surgery, radiation therapy or a combination of these, is sometimes adequate to cure the cancer or prolong life without a cure. FYARRO for advanced malignant PEComa has been approved as a first-line therapy. Second line therapies often consist of more chemotherapy, radiation, antibody drugs, tumor-targeted small molecules, or a combination of these. Third line therapies can include chemotherapy, antibody drugs and small molecule tumor-targeted therapies, more invasive forms of surgery and new technologies. Our completed clinical trials for FYARRO are with patients who may have received one or more prior treatments. There is no guarantee that product candidates that we develop, even if approved, would be approved for first-line or second-line therapy and, prior to any such approvals, we may have to conduct additional clinical trials that may be costly, time-consuming and subject to risk.

The number of patients who have the cancers we are targeting may turn out to be lower than expected. Our projections of addressable patient populations that may benefit from treatment with our product or any future product candidates are based on our estimates, which may prove to be incorrect. Additionally, the potentially addressable patient population for FYARRO and any future product candidates may be limited or may not be amenable to treatment with such product. Regulatory approval may limit the market of a product candidate to target patient populations when such biomarker-driven identification and/or highly specific criteria related to the stage of disease progression are utilized. If any of our estimates prove to be inaccurate, the market opportunity for any product candidate that we develop could be significantly diminished and have an adverse material impact on our business.

Even if we obtain significant market share for FYARRO or any future approved product, if the potential target populations are small, we may never achieve profitability without obtaining regulatory approval for additional indications.

FYARRO, or any product candidates we develop in the future for which we may obtain regulatory approval, may become subject to unfavorable third-party coverage and reimbursement practices, as well as pricing regulations.

The availability and extent of coverage and adequate reimbursement by third-party payors, including government health administration authorities, private health coverage insurers, managed care organizations and other third-party payors is essential for most patients to be able to afford expensive treatments. Sales of FYARRO or any other product candidate we may develop in the future that receives regulatory approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such product candidate will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize FYARRO or any other product candidates that we may develop in the future. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment. Coverage and reimbursement may impact the demand for, or the price of, FYARRO or any other product candidate that we may develop in the future for which we obtain regulatory approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize FYARRO or any other product candidate that we may develop in the future for which we obtain regulatory approval.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products, which would include FYARRO and any other product candidate we may develop in the future for which we may obtain regulatory approval. Market acceptance and sales of FYARRO or any other product candidates we may develop in the future for which we obtain regulatory approval will depend on reimbursement policies and may be affected by healthcare reform measures. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the United States, and commercial payors are critical to new product acceptance. Third-party payors decide which drugs they will pay for and establish reimbursement levels. In the United States, for example, principal decisions about reimbursement for new products are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private third-party payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one third-party payor’s determination to provide coverage for a product candidate does not assure that other payors will also provide coverage for the product candidate. As a result, the coverage determination process is often time-consuming and costly. Factors that payors consider in determining reimbursement are based on whether the product is: (i) a covered benefit under the health plan; (ii) safe, effective and medically necessary; (iii) appropriate for the specific patient; (iv) cost-effective; and (v) neither experimental nor investigational. This process will require us to provide scientific and clinical support for the use of our products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Further, such payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical product candidates. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific product candidates on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs. We may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost effectiveness of our products. As a result, FYARRO or any other product candidate we may develop in the future may not be considered medically necessary or cost effective. We cannot be sure that coverage and reimbursement will be available for FYARRO in additional indications, if approved, or any other product that we may commercialize and, if reimbursement is available, what the level of reimbursement will be.

There has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to prescription drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, under the American Rescue Plan Act of 2021 (the “American Rescue Plan”), the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs was eliminated. Elimination of this cap may require pharmaceutical manufacturers to pay more in rebates than it receives on the sale of products, which could have a material impact on our business. In July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. In August 2022, Congress passed the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. Various industry stakeholders, including pharmaceutical companies, the U.S. Chamber of Commerce, the National Infusion Center Association, the Global Colon Cancer Association, and the Pharmaceutical Research and Manufacturers of America have initiated lawsuits against the federal government asserting that the price negotiation provisions of the Inflation Reduction Act are unconstitutional. The impact of these judicial challenges as well as future legislative, executive, and administrative actions and agency rules implemented by the Biden administration on us and the pharmaceutical industry as a whole is unclear. A number of states are considering or have recently enacted state drug price transparency and reporting laws that could substantially increase our compliance burdens and expose us to greater liability under such laws now that we have begun commercialization for FYARRO or, after obtaining regulatory approval, any of our other product candidates that we may develop in the future. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize FYARRO or any other product candidates that we may develop in the future if approved. Complying with any new legislation and regulatory changes could be time-intensive and expensive, resulting in a material adverse effect on our business.

Outside the United States, the commercialization of therapeutics is generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as FYARRO or any other product candidates that we may develop in the future, if approved. In many countries, particularly the countries of the European Union, medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives regulatory approval. To obtain favorable reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of FYARRO or any other product candidate that we may develop in the future if approved to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for FYARRO or any other product candidates that we may develop in the future if approved. Accordingly, in markets outside the United States, the reimbursement for FYARRO or any other products that we may develop in the future and receive regulatory approval for may be unavailable or reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits. If reimbursement is conditioned upon our completion of additional clinical trials, or if pricing is set at unsatisfactory levels, our operating results could be materially adversely affected.

If we are unable to establish or sustain coverage and adequate reimbursement for FYARRO or any other product candidates that we may develop in the future, if approved, from third-party payors, the adoption of FYARRO or those other products if approved, the prices of FYARRO or those other products, if approved, and sales revenue from FYARRO or those other products if approved will be adversely affected, which, in turn, could adversely affect the ability to market or sell FYARRO or any other product candidates that we may develop in the future, if approved. Moreover, coverage policies and third-party payor reimbursement rates, including those of government payors, may change at any time and it is unclear what effect legislative, executive, and administrative actions and any future healthcare measures and agency rules will have on the number of covered individuals. Even if favorable coverage and reimbursement status is attained for FYARRO or one or more product candidates that we may develop in the future for which we receive regulatory approval, it is possible that less favorable coverage policies and reimbursement rates may be implemented in the future.

We may not be able to obtain FDA approval of any future NDA for FYARRO or any other product candidates we may develop in the future.

The clinical development, manufacturing, labeling, packaging, storage, recordkeeping, advertising, promotion, export, import, marketing and distribution and other possible activities relating to FYARRO and any other product candidate that we may develop in the future are subject to extensive regulation in the United States. Prior to the approval of our NDA for FYARRO for advanced malignant PEComa, we had not submitted an application for approval or obtained FDA approval for any product.

Approval of an NDA is not guaranteed. The approval process is expensive and uncertain and may take several years. The FDA and foreign regulatory entities also have substantial discretion in the approval process. The number and types of preclinical studies and clinical trials that will be required for approval varies depending on the product candidate, the disease or the condition that the product candidate is designed to target and the regulations applicable to any particular product candidate. Data are subject to varying interpretation and the FDA may not agree that our clinical data support that any of our product candidates are safe and effective for the proposed therapeutic use. FDA’s Oncology Center of Excellence initiated Project Optimus to reform the dose optimization and dose selection paradigm in oncology drug development and Project FrontRunner to help develop and implement strategies to support approvals in the early clinical setting, among other goals. How the FDA plans to implement those goals and their impact on specific clinical programs and the industry are unclear. Despite the time and expense associated with preclinical studies and clinical trials, failure can occur at any stage, and we could encounter problems that require us to repeat or perform additional preclinical studies or clinical trials or generate additional chemistry, manufacturing and controls data, including drug product stability data. The FDA and similar foreign authorities could delay, limit or deny approval of a product candidate, and may ultimately approve the product for narrower indications or with unfavorable labeling that would impede our commercialization of the drug.

Approval procedures vary among countries and can involve additional product testing and additional administrative review periods, including obtaining reimbursement and pricing approval in select markets. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks associated with FDA approval as well as additional, presently unanticipated, risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others, including the risk that our product candidates may not be approved for all indications requested and that such approval may be subject to limitations on the indicated uses for which the product may be marketed.

Failure to obtain marketing approval in international jurisdictions would prevent FYARRO and any other product candidates that we may develop in the future, if approved, from being marketed abroad.

In order to market and sell our products in the European Union and in any other foreign jurisdictions, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. However, failure to obtain approval in one jurisdiction may impact our ability to obtain approval elsewhere. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize FYARRO and any other product candidates that we may develop in the future, if approved, in any market.

A variety of risks associated with marketing FYARRO and any other product candidates we may develop in the future, if approved, internationally could affect our business.

We may seek regulatory approval for FYARRO and any future product candidates outside of the United States and, accordingly, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including:

•	differing regulatory requirements in foreign countries;

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the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices, opts to import goods from a foreign market with low or lower prices rather than buying them locally;

•	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	difficulties staffing and managing foreign operations;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	potential liability under the United States Foreign Corrupt Practices Act (“FCPA”) or comparable foreign regulations;

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challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism.

In addition, recent conflicts in Ukraine and the Middle East have led to, and could continue to lead to, disruption, instability and volatility in global markets and industries that could negatively impact our operations. For example, the U.S. government and other governments in jurisdictions in which we may operate in the future have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, supply chain, business partners or customers.

These and other risks associated with our international operations may compromise our ability to achieve or maintain profitability.

The preclinical studies and clinical trials for FYARRO or any other product candidates that we may develop in the future may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results, which would prevent, delay, or limit the scope of development, regulatory approval and commercialization.

Before obtaining regulatory approval from the EMA or other foreign regulatory authorities for the sale of FYARRO for advanced malignant PEComa or any additional indications that we may seek approval for, or other product candidates that we may develop in the future, we, among other requirements, may need to complete preclinical development and extensive clinical trials to demonstrate with substantial evidence the safety and efficacy of such product or other product candidates. Each product or product candidate must demonstrate an adequate risk versus benefit profile in our intended patient population and for our intended use. Drug product must also be manufactured and tested in accordance with regional regulatory requirements which may differ from region to region. Clinical testing is expensive, difficult to design and implement, can take many years to complete and its ultimate outcome is inherently uncertain. A failure of one or more preclinical studies or clinical trials can occur at any stage of the process. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies in the biopharmaceutical industry that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain regulatory approval of their products. Our current or future clinical trials may not ultimately be successful or support further clinical development of FYARRO or any other product candidates we may develop in the future.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive regulatory approval or our ability to commercialize FYARRO for additional indications or for any other product candidates we may develop in the future, including:

•	receipt of feedback from regulatory authorities that require us to modify the design of our clinical trials;

•	negative or inconclusive clinical trial results that may require us to conduct additional clinical trials or abandon certain drug development programs;

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the number of patients required for clinical trials being larger than anticipated, enrollment in these clinical trials being slower than anticipated or participants dropping out of these clinical trials at a higher rate than anticipated;

•	clinical trial sites or our CRO failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

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the suspension or termination of our clinical trials for various reasons, including non-compliance with regulatory requirements or a finding that our product candidates have undesirable side effects or other unexpected characteristics;

•	the cost of clinical trials of our product candidates being greater than anticipated;

•	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates being insufficient or inadequate; and

•	delays due to health epidemics, such as the COVID-19 pandemic, including starting any clinical trials for other indications or programs.

For example, we initiated our PRECISION1 Phase 2 study of FYARRO in malignant solid tumors harboring TSC1 and TSC2 inactivating alterations based on exploratory data from our completed Phase 2 registrational study, Advanced Malignant PEComa Trial (“AMPECT trial”), and data for FYARRO in other solid tumors with TSC1 and TSC2 inactivating alterations. In August 2024, we had to halt, and subsequently wind-down, the PRECISION1 trial based on interim data and the related analysis by the Independent Data Monitoring Committee, which determined that the study was unlikely to exceed an efficacy threshold necessary to support an accelerated approval, the key goal of the study. Product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other comparable foreign regulatory authorities despite having progressed through preclinical studies and early-stage clinical trials. Additionally, while we are aware of several other approved and clinical-stage mTOR inhibitors being developed by multiple other companies, to our knowledge, there are no mTOR inhibitors approved specifically for the treatment of advanced malignant PEComa other than FYARRO. As such, the development of FYARRO and our stock price may be impacted by inferences, whether correct or not, that are drawn between the success of our product and those of other companies’ mTOR inhibitors. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety and efficacy results, which could delay regulatory approval, limit the size of the patient population to which we may market our product candidates, or prevent regulatory approval.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with our products in clinical trials may have received surgical, radiation and chemotherapy treatments and/or may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to our products. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes.

We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market FYARRO for additional indications or for any other product candidates we may develop in the future. If we are required to conduct additional clinical trials or other testing of FYARRO in additional indications or any future product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of FYARRO in additional indications or any future product candidates or other testing in a timely manner, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may (i) incur unplanned costs, (ii) be delayed in seeking and obtaining regulatory approval for respective indications, if we receive such approval at all, (iii) receive more limited or restrictive regulatory approval for respective indications, (iv) be subject to additional post-marketing testing requirements or (v) have the drug removed from the market after obtaining regulatory approval. Even if regulatory approval is secured for any of our product candidates, the terms of such approval may limit the scope and use FYARRO in additional indications or any future product candidates, which may also limit their commercial potential.

FYARRO or any other product candidates that we may develop in the future may cause significant adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that could delay or prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

If FYARRO or any other product candidates that we may develop in the future is associated with serious adverse events or other undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs, we may need to conduct additional studies to further evaluate their safety, interrupt, delay or abandon their development or halt clinical trials or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in a more restrictive label, delay or denial of regulatory approval or potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of FYARRO or any affected future product candidate, could substantially increase the costs of commercializing our product(s), including FYARRO, and significantly impact our ability to successfully commercialize FYARRO or any other product candidates that we may develop in the future, if approved, and generate revenues, and may harm our business, financial condition and prospects significantly. For example, in our AMPECT trial of FYARRO, most treatment-related adverse events were mild or moderate, with the most commonly reported adverse events being anemia, edema, infections, mucositis, pain, nail changes, vomiting, thrombocytopenia, hypertension and nausea. Treatment-related adverse events in our other trials of FYARRO included thrombocytopenia, diarrhea, fatigue, mucosal inflammation, nausea, anemia, and rash. Additionally, in our first- in-human study of FYARRO in solid tumors, one patient died of dyspnea which was deemed possibly related to FYARRO.

Patients in our completed and future clinical trials may in the future suffer other significant adverse events or other side effects not observed or anticipated based on our preclinical studies or previous clinical trials. FYARRO or any future product candidates may be used in populations for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, FYARRO is being studied in combination with other therapies, which may exacerbate adverse events associated with the therapy. Patients treated with FYARRO or our other product candidates that we may develop in the future may also be undergoing surgical, radiation and/or chemotherapy treatments, which can cause side effects or adverse events that are unrelated to FYARRO or any future product candidates but may still impact the success of our clinical trials. The inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses. For example, it is expected that some of the patients enrolled in our FYARRO clinical trials will die or experience major adverse clinical events either during the course of our clinical trials or after such trials, which has occurred in the past.

If further significant adverse events or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, EMA, other comparable regulatory authorities or an institutional review board may suspend or terminate clinical research at any time for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development.

Even if the side effects do not preclude the product candidate from obtaining or maintaining regulatory approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects.

Further, for FYARRO for advanced malignant PEComa, or if FYARRO receives regulatory approval for any other indication, or if any other product candidate that we may develop in the future, if any, obtains regulatory approval, toxicities associated with such product candidates and not seen during clinical testing may also develop after such approval and lead to a requirement to (i) conduct additional clinical safety trials, (ii) add additional contraindications, warnings and precautions to the drug label, (iii) significantly restrict the use of the product, (iv) change the way the product is distributed or administered, (v) implement a risk evaluation and mitigation strategy, or create a medication guide outlining the risks of such side effects for distribution to patients, or (vi) suspend or withdraw the product from the market. We cannot predict whether FYARRO or any other product candidates that we may develop in the future will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

Results from early preclinical studies and clinical trials of FYARRO or other product candidates that we may develop in the future are not necessarily predictive of the results of later preclinical studies and clinical trials of FYARRO or such other product candidates. If we cannot replicate the results from our earlier preclinical studies and clinical trials in our later preclinical studies and clinical trials, we may be unable to successfully develop, obtain regulatory approval for and commercialize FYARRO in additional indications or any future product candidates.

Any results from early preclinical studies and clinical trials of FYARRO or other product candidates that we may develop in the future may not necessarily be predictive of the results from later preclinical studies and clinical trials. Similarly, even if we are able to complete preclinical studies and clinical trials according to our current development timeline, the results from such preclinical studies and clinical trials may not be replicated in subsequent preclinical studies or clinical trial results.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development and we cannot be certain that we will not face similar setbacks. These setbacks have been caused by, among other things, preclinical and other nonclinical findings made while clinical trials were underway, or safety or efficacy observations made in preclinical studies and clinical trials, including previously unreported adverse events. Moreover, preclinical, nonclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or EMA approval.

We are subject to risks relating to open-label clinical trials.

Some of our future clinical trials may utilize an open-label study design and may be conducted at a limited number of clinical sites on a limited number of patients. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to biases, including a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. The results from an open- label trial may not be predictive of future clinical trial results with FYARRO or any future product candidates when studied in a controlled environment with a placebo or active control.

Interim, topline and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or as additional analyses are conducted and are subject to audit, independent radiographic or clinical review, and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary, interim or topline data from our clinical trials. Preliminary data is based on a preliminary analysis of then available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. For example, we may report tumor responses in certain patients that are unconfirmed at the time and which do not ultimately result in confirmed responses to treatment after follow-up evaluations. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit, independent radiographic or clinical review, and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, we may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm our business and prospects. Further, additional disclosure of interim data by us or by our competitors in the future could result in volatility in the price of our common stock.

In addition, the information we choose to publicly disclose regarding a particular clinical trial is typically selected from a more extensive amount of available information. You or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. If the preliminary or topline data that we report differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, FYARRO in other indications or any other product candidates that we may develop in the future may be harmed, which could harm our business, financial condition, results of operations and prospects.

Adverse results of clinical trials conducted by third parties investigating the same product candidates as us in different territories could adversely affect our development of such product candidate.

Lack of efficacy, adverse events, undesirable side effects or other adverse results may emerge in clinical trials conducted by third parties investigating our approved product or the same product candidates as us in different territories for the same or different indications. For example, we may in the future enter into collaborations for the development and commercialization of FYARRO in certain foreign jurisdictions. As part of these collaborations, we may grant such collaboration partners with the right to develop and commercialize the same compounds licensed to us, including FYARRO, in such foreign jurisdictions. As a result, we may not have control over clinical trials or development programs of such third parties that we may collaborate with in the future, and any adverse findings or unexpected side effects from such third party’s conduct of clinical trials could adversely affect our development and commercialization of FYARRO or the viability of FYARRO as a product candidate. We may be required to report these adverse events or unexpected side effects to the FDA or comparable foreign regulatory authorities, which could, among other things, order us to cease commercial sales or further development of FYARRO.

If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our regulatory submissions or receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for FYARRO or any future product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA or other comparable foreign regulatory authorities. Orphan indications, in particular, have small populations, and it may be difficult for us to locate and enroll sufficient patients in trials for orphan-designated indications. Patient enrollment is a significant factor in the timing of clinical trials. Our ability to identify and enroll eligible patients for clinical trials may be limited or may result in slower enrollment than we anticipate. In particular, because we are focused on patients with specific genetic alterations for certain of our development programs, our ability to enroll eligible patients may be limited or may result in slower enrollment than anticipated. We may also engage third parties to develop companion diagnostics for use in our clinical trials, but such third parties may not be successful in developing such companion diagnostics, furthering the difficulty in identifying patients with the targeted genetic alterations for our clinical trials. If our strategies for patient identification prove unsuccessful, we may have difficulty enrolling or maintaining patients appropriate for FYARRO.

Patient enrollment may be affected if our competitors have ongoing clinical trials for product candidates that are under development for the same indications as FYARRO or any future product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in clinical trials of our competitors’ product candidates.

Also, marketing authorization of competitors in this same class of drugs may impair our ability to enroll patients into our clinical trials, delaying or potentially preventing us from completing recruitment for one or more of our trials. Patient enrollment and retention for clinical trials may be affected by other factors, including:

•	size and nature of the patient population;

•	severity of the disease under investigation;

•	availability and efficacy of approved drugs for the disease under investigation;

•	patient eligibility criteria for the trial in question as defined in the protocol or as mandated by regulatory agencies;

•	perceived risks and benefits of the product candidate under study;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies and product candidates, including any new products that may be approved or other product candidates being investigated for the indications we are investigating;

•	the ability to recruit clinical study investigators with the appropriate competencies and experience;

•	clinicians’ willingness to screen their patients for biomarkers to indicate which patients may be eligible for enrollment in our clinical trials;

•	patient referral practices of physicians;

•	the ability to obtain and maintain patient consents;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients; and

•	factors we may not be able to control, such as current or potential pandemics that may limit patients, principal investigators or staff or clinical site availability (e.g., the COVID-19 pandemic).

Our inability to enroll a sufficient number of patients for our clinical trials could result in significant delays or may require us to abandon one or more clinical trials altogether. Furthermore, any negative results we may report in clinical trials of FYARRO or any future product candidates may make it difficult or impossible to recruit and retain patients in other clinical trials we are conducting. Similarly, negative results reported by our competitors about their drug candidates may negatively affect patient recruitment in our clinical trials. Enrollment delays in our clinical trials may result in increased development costs for FYARRO and any other product candidates that we may develop in the future and jeopardize our ability to obtain regulatory approval for the sale of FYARRO in additional indications or any future product candidates. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, there is a risk that patients enrolled in clinical trials will drop out of the trials before completion or, because they may be late-stage cancer patients, may not survive the full terms of the clinical trials. As a result, we may have difficulty maintaining participation in our clinical trials through the treatment and any follow-up periods. In addition, we rely on clinical trial sites to ensure timely conduct of our clinical trials and, while we have entered into agreements governing their services, we are limited in our ability to compel their actual performance.

We may develop product candidates in combination with other therapies, which exposes us to additional risks.

We may develop product candidates, in combination with one or more currently approved or unapproved therapies to treat cancer or other diseases. Patients may not be able to tolerate product candidates in combination with other therapies or dosing of product candidates in combination with other therapies may have unexpected consequences. Even if any of our product candidates that we develop in the future were to receive regulatory approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the therapy used in combination with such products, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which product candidates are approved for use could themselves fall out of favor or be relegated to later lines of treatment. This could result in the need to identify other combination therapies for product candidates, the FDA, EMA or comparable foreign regulatory authorities in other jurisdictions requiring additional clinical trials, or our own products being removed from the market or being less successful commercially.

We may also evaluate product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities. We will not be able to market and sell product candidate in combination with any such unapproved therapies that do not ultimately obtain regulatory approval.

If the FDA, EMA or other comparable foreign regulatory authorities do not approve or revoke their approval of these other therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies we choose to evaluate in combination with product candidate, we may be unable to obtain approval of or successfully market product candidates we develop. These unapproved therapies face the same risks described with respect to product candidates currently in development, including serious adverse effects and delays in their clinical trials. In addition, other companies may also develop their products or product candidates in combination with the unapproved therapies with which we are developing product candidates for use in combination. Any setbacks in these companies’ clinical trials, including the emergence of serious adverse effects, may delay or prevent the development and approval of product candidates that we may develop in the future.

Additionally, if the third-party providers of therapies or therapies in development used in combination with product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of product candidates, if approved, or if the cost of combination therapies are prohibitive, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or achieve regulatory approval before we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted.

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary and novel products and product candidates. Our competitors have developed, are developing or may develop products, product candidates and processes competitive with FYARRO for advanced malignant PEComa or for any additional indications we may seek approval for, and for any other product candidates that we may develop in the future, if approved. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop FYARRO or any future product candidates. In addition, FYARRO or any future product candidates may need to compete with drugs that physicians currently use to treat the indications for which we seek approval. This may make it difficult for us to replace existing therapies with our products.

In particular, there is intense competition in the field of oncology. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, emerging and start-up companies, government agencies, universities and other research institutions. We also compete with these organizations to recruit and retain management, scientists and clinical development personnel, which could negatively affect our level of expertise and our ability to execute our business plan. We will also face competition in establishing clinical trial sites, enrolling subjects for clinical trials and in identifying and in-licensing new product candidates.

Other than FYARRO, we are not aware of any FDA or EMA approved products indicated specifically for the treatment of advanced malignant PEComa. Patients with malignant PEComa commonly receive chemotherapy regimens and currently mTOR inhibitors including sirolimus, everolimus, and temsirolimus are recommended in the National Comprehensive Cancer Network (the “NCCN”) guidelines for treatment of malignant PEComa based on published retrospective data. Following FDA approval, FYARRO was added to the NCCN guidelines as the only preferred regimen for treatment of malignant PEComa.

Any potential competitors may have significantly greater financial, manufacturing, marketing, drug development, technical and human resources, and commercial expertise than us. Large pharmaceutical and biotechnology companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and manufacturing biotechnology products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies, as well as in acquiring technologies complementary to, or necessary for, our programs. As a result of all of these factors, our competitors may succeed in obtaining approval from the FDA, EMA or other comparable foreign regulatory authorities or in discovering, developing and commercializing products in the field before us.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient, have a broader label, are marketed more effectively, are more widely reimbursed or are less expensive than any products that we may develop and commercialize. Our competitors also may obtain regulatory approval from the FDA, EMA or other comparable foreign regulatory authorities for their products more rapidly than we may obtain approval for our products, which could result in our competitors establishing a strong market position before we are able to enter the market. Our approved product, or product candidates we may develop in the future which achieve regulatory approval, may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical. If we are unable to compete effectively, our opportunity to generate revenue from the sale of FYARRO or any product candidates we may develop in the future, if approved, could be adversely affected.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical studies and clinical trials to regulatory approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. For example, we may introduce alternative formulations or dosage forms of FYARRO in additional clinical trials for other indications. Such material changes will require regulatory approval before implementation and carry the risk that they will not achieve these intended objectives. Any of these changes could cause FYARRO and any other product candidate that we may develop in the future to perform differently and affect the results of clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize FYARRO or any other product candidates that we may develop in the future, if approved, and generate revenue.

We may not be successful in growing our product pipeline through acquisitions and in-licenses.

We believe that accessing external innovation and expertise is important to our success; and while we plan to leverage our leadership team’s prior business development experience as we evaluate potential in-licensing and acquisition opportunities to further expand our portfolio, we may not be able to identify suitable licensing or acquisition opportunities, and even if we do, we may not be able to successfully secure such licensing and acquisition opportunities. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We may also be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment, or at all. If we are unable to successfully license or acquire additional product candidates to expand our portfolio, our pipeline, competitive position, business, financial condition, results of operations, and prospects may be materially harmed.

Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage such inability could have a material adverse effect on our business and financial condition.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims might be brought against us by patients, healthcare providers, or others selling or otherwise coming into contact with FYARRO or any other product candidates that we may develop in the future. For example, we may be sued if FYARRO or any other product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we become subject to product liability claims and cannot successfully defend against them, we could incur substantial liabilities. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA, EMA or other regulatory authority investigation of the safety and effectiveness of our products, our (or third-party) manufacturing processes and facilities or our marketing programs. FDA, EMA or other regulatory authority investigations could potentially lead to a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources and substantial monetary awards to trial participants or patients. Although we have obtained product liability insurance coverage, our insurance coverage may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain or maintain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition. Large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial, particularly in light of the size of our business and financial resources. A product liability claim or series of claims brought against us could also cause our stock price to decline.

Risks Related to Regulatory Approval and Other Legal Compliance Matters

If the FDA does not conclude that a product candidate and/or new indications satisfy the requirements under the 505(b)(2) regulatory pathway, or if the requirements for such product candidate and/or new indications under Section 505(b)(2) are not as we expect, the approval pathway for such product candidates and/or new indications may take longer, cost more or entail greater complications and risks than anticipated, which may delay or prevent the approval of a product candidate and/or new indications for commercial use.

We submitted a Section 505(b)(2) NDA to the FDA in May 2021 for FYARRO for the treatment of advanced malignant PEComa, and the FDA approved the NDA on November 22, 2021. We may not be successful in obtaining FDA approval under 505(b)(2) regulatory pathway for other indications or product candidates that we may develop.

Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”) and permits the submission of an NDA where at least some of the information required for approval comes from preclinical studies or clinical trials not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The FDA interprets Section 505(b)(2) of the FDCA to permit the applicant to rely upon the FDA’s previous findings of safety and efficacy for an approved product. The FDA requires submission of information needed to support any changes to a previously approved drug, such as published data or new studies conducted by the applicant or clinical trials demonstrating safety and efficacy. The FDA is not required to meet the PDUFA goal date, and the FDA could require additional information to sufficiently demonstrate safety and efficacy to support approval. Moreover, even if any new indication or product candidate is approved under the Section 505(b)(2) regulatory pathway, the approval may be subject to limitations on the indicated uses for which we may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product.

We may be unable to obtain United States approval for FYARRO for additional indications or other product candidates that we may develop in the future or foreign regulatory approval for FYARRO or other product candidates that we may develop in the future and, as a result, may be unable to commercialize FYARRO in additional indications or any future product candidates and in such event our business will be substantially harmed.

FYARRO and the other product candidates that we may develop in the future are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. we cannot provide any assurance that any product candidate we may develop will progress through required clinical testing and obtain the regulatory approvals necessary for us to begin selling them.

The time required to obtain approvals from the FDA and other regulatory authorities is unpredictable and requires successful completion of extensive clinical trials which typically takes many years, depending upon numerous factors, including the type, complexity and novelty of the product candidate. The standards that the FDA and our foreign counterparts use when evaluating clinical trial data can, and often does, change during drug development, which makes it difficult to predict with any certainty how they will be applied. We may also encounter unexpected delays or increased costs due to new government regulations, including future legislation or administrative action, or changes in FDA policy during the period of drug development, clinical trials and FDA regulatory review. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. It is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Disruptions at the FDA and other agencies, such as previous delays or disruptions due to the COVID-19 pandemic, travel restrictions, and staffing shortages, may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. In response to the COVID-19 pandemic, after foreign and domestic inspections of facilities were largely placed on hold, the FDA has been working to resume routine surveillance, bioresearch monitoring and pre-approval inspections on a prioritized basis. In 2020 and 2021, a number of companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. While the FDA has largely caught up with domestic preapproval inspections, it continues to work through its backlog of foreign inspections. However, the FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required.

Any delay or failure in seeking or obtaining required approvals would have a material and adverse effect on our ability to generate revenue from any particular product candidates we are developing and for which we are seeking approval. Furthermore, any regulatory approval to market a drug may be subject to significant limitations on the approved uses or indications for which we may market, promote and advertise the drug or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (“REMS”) plan as part of approving an NDA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. These requirements or restrictions might include limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may significantly limit the size of the market for the drug and affect reimbursement by third-party payors.

We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for FYARRO for additional indications or other product candidates that we may develop, we will be unable to generate product revenue, and our business will be substantially harmed.

Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. Even though FYARRO has been approved by the FDA for the treatment of advanced malignant PEComa, and even if we eventually complete clinical testing and receive approval for FYARRO in additional indications or for any other product candidates that we may develop in the future, the FDA, EMA and other comparable foreign regulatory authorities may approve our product candidates for a more limited indication or a narrower patient population than we originally requested or may impose other prescribing limitations or warnings that limit the product’s commercial potential. Other than FYARRO, we have not obtained regulatory approval for any product candidate, and it is possible that none of our additional product candidates will ever obtain regulatory approval.

Further, regulatory approval may be delayed for reasons beyond our control. For example, a United States federal government shutdown or budget sequestration, such as ones that occurred during 2013, 2018 and 2019, or the diversion of resources to handle the COVID-19 public health emergency and pandemic may result in significant reductions to the FDA’s budget, employees and operations, which may lead to slower response times and longer review periods, potentially affecting our ability to obtain regulatory approval for our product candidates. In addition, the impact of COVID-19 may cause the FDA to allocate additional resources to product candidates focused on treating related illnesses, which could lead to longer approval processes for our product candidates. Finally, our competitors may file citizens’ petitions with the FDA in an attempt to persuade the FDA that our product candidates, or the clinical trials that support their approval, contain deficiencies. Such actions by our competitors could delay or even prevent the FDA from approving any of our NDAs.

Applications for any future product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of our clinical trials;

•

the FDA, EMA or other comparable foreign regulatory authorities may determine that our product candidates are not safe or effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude us from obtaining regulatory approval or prevent or limit commercial use;

•	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which we seek approval;

•	the FDA, EMA or other comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•	we may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that our product candidate’s risk-benefit ratio for our proposed indication is acceptable;

•

the FDA, EMA or other comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

•	the FDA, EMA or other comparable regulatory authorities may fail to approve companion diagnostic tests for our product candidates, if required; and

•	the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in us failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects.

The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

Our clinical trials have been and may in the future be undertaken in the United States. We may choose to conduct additional clinical trials internationally as well. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from United States clinical trials are intended to serve as the basis for regulatory approval in foreign countries outside the United States, the standards for clinical trials and approval may be different. There can be no assurance that any United States or foreign regulatory authority would accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

We are subject to risks relating to regulatory uncertainty in foreign jurisdictions.

Brexit and uncertainty in the regulatory framework as well as future legislation in the United Kingdom, European Union, and other jurisdictions can lead to disruption in the execution of international multi-center clinical trials, the monitoring of adverse events through pharmacovigilance programs, the evaluation of the benefit-risk profiles of new medicinal products, and determination of marketing authorization across different jurisdictions. Uncertainty in the regulatory framework could also result in disruption to the supply and distribution as well as the import/export both of active pharmaceutical ingredients and finished product. Such a disruption could create supply difficulties for future clinical trials. The cumulative effects of the disruption to the regulatory framework, uncertainty in future regulation, and changes to existing regulations may increase our development lead time to marketing authorization and commercialization of products in the European Union and/or the United Kingdom and increase our costs. We cannot predict the impact of such changes and future regulation on our business or the results of our operations.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA or EMA grants regulatory approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. The regulatory approval processes in other countries may implicate all of the risks detailed above regarding FDA approval in the United States, as well as other risks. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable regulatory approvals, our target market will be reduced and our ability to realize the full market potential of a product candidate will be harmed.

Following Brexit, to the extent we conduct any operations in the United Kingdom, we will be subject to applicable regulatory requirements in the United Kingdom. Although the United Kingdom is no longer a member of the European Union, European Union law remains applicable in Northern Ireland, as set forth in the Protocol on Ireland and Northern Ireland and as amended by the Windsor Framework, which was implemented in Northern Ireland on January 1, 2025. There are a number of new marketing authorization routes available in the United Kingdom, Great Britain (England, Scotland and Wales) or Northern Ireland, in addition to the national procedure. As with the European Union position, a company can only start to market a medicine in the United Kingdom once it has received a marketing authorization. The main legislation that applies to clinical trials in the United Kingdom is the UK Medicines for Human Use (Clinical Trials) Regulations 2004, which transposes the Clinical Trials Directive into domestic law. Consequently, the requirements and obligations that relate to the conduct of clinical trials in the United Kingdom currently remain largely aligned with the European Union position. It is unclear how future regulatory regime in the United Kingdom will impact regulations of products, manufacturers, and approval of product candidates in the United Kingdom. In the immediately foreseeable future, the United Kingdom regulatory approval process is likely to remain similar to that applicable in the European Union, albeit that the processes for applications will be separate. Longer term, the United Kingdom is likely to develop its own legislation that diverges from that in the European Union.

FYARRO is, and any other product candidate we may develop in the future for which we obtain marketing approval for could be, subject to post-marketing restrictions or recall or withdrawal from the market, and we may be subject to penalties if we or our collaborators fail to comply with regulatory requirements or if we or our collaborators experience unanticipated problems with FYARRO, or any other product candidate we may develop in the future when and if any of them are approved.

FYARRO is, and any other product candidate we may develop in the future for which we obtain marketing approval could be, subject to a comprehensive regulatory scheme, which includes the regulation of manufacturing processes, post-approval clinical data, labeling, advertising, marketing, distribution and promotional activities for such product, by the FDA and other regulatory authorities. The FDA has significant post-marketing authority, including, for example, the authority to require labeling changes based on new safety information and to require post-marketing studies or clinical trials to evaluate serious safety risks related to the use of a drug. For example, the FDA may require the submission of a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any REMS required by the FDA may lead to increased costs to assure compliance with new post-approval regulatory requirements and potential requirements or restrictions on the sale of approved products, all of which could lead to lower sales volume and revenue. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with current good manufacturing practices (“cGMPs”), good laboratory practices (“GLPs”) and good clinical practices (“GCPs”) for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

FYARRO is, and if marketing approval of any other product candidate we may develop in the future is granted may be, subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, including the requirement to implement a REMS, which could involve requirements for, among other things, a medication guide, special training for prescribers and dispensers, and patient registries. As a condition of the approval of the NDA for FYARRO, we are required to conduct certain post-marketing requirements (“PMR”) and/or post-marketing commitments (“PMC”). If we fail to comply with the PMR and/or PMC, the FDA may take enforcement actions, which may include, among other things, the issuance of a Warning Letter and assessing civil monetary penalties. The product may also be deemed misbranded.

FYARRO does, and if any other product candidate that we may develop in the future receives marketing approval they may, have a label that limits their approved uses, including more limited subject populations, than we request, and regulatory authorities may require that contraindications, warnings or precautions be included in the product labeling, including a boxed warning, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate, which could limit sales of the product.

The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. The FDA closely regulates the post-approval marketing and promotion of products to ensure products are marketed only for the approved indications and in accordance with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding off-label use and if we do not market our prodrug products, if any, for their approved indications, we may be subject to enforcement action for off-label marketing. Violations of the Federal Food, Drug and Cosmetic Act relating to the promotion of prescription drugs may lead to a number of actions and penalties, including warning letters, cyber letters, or untitled letters, adverse publicity, the requirement for dear-health-care-provider letters or other corrective information, fines and other monetary penalties, civil or criminal prosecution, including False Claims Act liability, restrictions on our operations and other operating requirements through consent decrees or corporate integrity agreements, debarment, exclusion from participation in federal health care programs and refusal of government contracts or future orders under existing contracts, among other consequences.

We will be required to report certain adverse reactions and production problems, if any, to the FDA and comparable foreign regulatory authorities. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. In addition, failure to comply with FDA, EMA and other comparable foreign regulatory requirements may have negative consequences, including:

•	adverse inspection findings;

•	additional warnings or otherwise restrict the product’s indicated use, label, or marketing;

•	restrictions on our FYARRO products, distribution, manufacturers or manufacturing processes;

•	issuance of warning letters, safety alerts, dear-healthcare-provider letters, press releases or other communications containing warnings regarding the product that would result in adverse publicity;

•	voluntary or mandatory product recalls and publicity requirements or withdrawal of FYARRO from the market;

•	suspension or withdrawal of marketing or regulatory approvals or other permits or voluntary;

•	product seizures, detentions or import bans;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements;

•	requirement to establish or modify a REMS;

•	requirement to conduct post-marketing studies or surveillance;

•	restrictions on drug distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	refusal to approve pending applications or supplements to approved applications that we submit and other delays;

•	delays in or the rejection of approvals of additional indications for FYARRO;

•	restrictions on our ability to conduct clinical trials, including full or partial clinical holds on, or the suspension or termination of, future trials;

•	fines, restitution or disgorgement of profits or revenue;

•	reputational harm;

•	refusal of government contracts or future orders under existing contracts, exclusion from participation in federal health care programs; or

•	injunctions or the imposition of civil or criminal penalties, including False Claims Act liability.

The holder of an approved NDA or comparable regulatory approval must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process and the FDA or comparable foreign regulatory authority may refuse to approve pending applications or supplements to approved applications filed by us.

The occurrence of any event or penalty described above may inhibit our ability to commercialize FYARRO and any other product candidates that we may develop in the future, if approved, and generate revenue. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of the company and our operating results will be adversely affected.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If we are found to have improperly promoted off-label uses of FYARRO or any other product candidate that we may develop in the future, if approved, we may become subject to significant liability. The FDA and other regulatory agencies, including the U.S. Department of Justice, strictly regulate the post-approval marketing and promotional claims that may be made about prescription products, such as for FYARRO. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant civil, criminal and administrative penalties. As such, we may not promote our products for indications or uses for which they do not have approval. For example, physicians may, in their practice of medicine, use drug products for their patients in a manner that is inconsistent with the approved label. If we, or any of our contractors or agents acting on behalf of us, are found to have promoted such off-label uses, we may become subject to significant liability. The United States federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of FYARRO and any other product candidate that we may develop in the future, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

If we are required by the FDA to obtain approval of a companion diagnostic product in connection with approval of any future product candidates or new indication that we may develop, and if we fail to obtain or face delays in obtaining FDA approval of such companion diagnostic product, we will not be able to commercialize such product candidate intended for use with such companion diagnostic product and our ability to generate revenue from such product candidate will be materially impaired.

In connection with the development of any future product candidates or new indications we may develop or work with collaborators to develop or obtain access to companion diagnostic tests to identify patient subsets within a disease category who may derive selective and meaningful benefit from our programs. Such companion diagnostics would be used during our clinical trials as well as in connection with the commercialization of any future product candidates or new indication we may develop. To be successful in developing and commercializing such product candidate in combination with these companion diagnostics, we or our collaborators will need to address a number of scientific, technical, regulatory and logistical challenges. According to FDA guidance, if the FDA determines that a companion diagnostic device is essential to the safe and effective use of a novel therapeutic product or indication, the FDA generally will not approve the therapeutic product or new therapeutic product indication if the companion diagnostic is not also approved or cleared at the same time the product candidate is approved. To date, the FDA has required marketing approval of all companion diagnostic tests for cancer therapies. Various foreign regulatory authorities also regulate in vitro companion diagnostics as medical devices and, under those regulatory frameworks, will likely require the conduct of clinical trials to demonstrate the safety and effectiveness of our current diagnostics and any future diagnostics we may develop, which we expect will require separate regulatory clearance or approval prior to commercialization.

The approval of a companion diagnostic as part of the therapeutic product’s labeling limits the use of the therapeutic product to only those patients who express certain biomarkers or the specific genetic alteration that the companion diagnostic was developed to detect. If the FDA, EMA or a comparable regulatory authority requires approval of a companion diagnostic for any future product candidate or new indication that we may develop, whether before or concurrently with approval of such product candidate, we, and/or future collaborators, may encounter difficulties in developing and obtaining approval for these companion diagnostics. Any delay or failure by us or third-party collaborators to develop or obtain regulatory approval of a companion diagnostic could delay or prevent approval or continued marketing of such product candidate. Further, in April 2020, the FDA issued new guidance on developing and labeling companion diagnostics for a specific group of oncology therapeutic products, including recommendations to support a broader labeling claim rather than individual therapeutic products. We will continue to evaluate the impact of this guidance on our companion diagnostic development and strategy. In June 2023, FDA announced a new voluntary pilot program through which drug manufacturers can provide to the FDA the diagnostic test performance information used to enroll patients into clinical trials for drug approval. Based on assessment of the performance information, the FDA will publish the minimum performance characteristics recommended for similar tests that may be used to select patients for treatment with the approved drug to help laboratories identify specific biomarkers for their development of laboratory-developed tests, or LDTs, and to ensure more consistent performance of these tests for drug selection and improved cancer patient care. In April 2024, the FDA published a final rule that phases out its enforcement discretion for most LDTs and amends the FDA’s regulations to make explicit that in vitro diagnostics are medical devices under the Federal Food, Drug, and Cosmetic Act, including when the manufacturer of the diagnostic product is a laboratory. If we or our collaborators develop any LDTs, such products would be subject to FDA regulation as medical devices, and we would need to invest significant time and resources to ensure ongoing compliance with FDA quality system regulations and other post-market regulatory requirements. In January 2024, FDA announced its plans to reclassify certain high-risk in vitro diagnostics, including companion diagnostics, as Class II (or moderate risk) devices. We will continue to evaluate the impact of FDA guidance and other developments in the diagnostic space. This guidance and future issuances from the FDA and other regulatory authorities may impact our development of a companion diagnostic for our product candidates and result in delays in regulatory approval. We may be required to conduct additional studies to support a broader claim. Also, to the extent other approved diagnostics are able to broaden their labeling claims to include our approved drug products, we may be forced to abandon our companion diagnostic development plans or we may not be able to compete effectively upon approval, which could adversely impact our ability to generate revenue from the sale of our approved products and our business operations.

Additionally, we may rely on third parties for the design, development and manufacture of companion diagnostic tests for our product candidates that may require such tests. If we enter into such collaborative agreements, we will be dependent on the sustained cooperation and effort of our future collaborators in developing and obtaining approval for these companion diagnostics. It may be necessary to resolve issues such as selectivity/specificity, analytical validation, reproducibility, or clinical validation of companion diagnostics during the development and regulatory approval processes. Moreover, even if data from preclinical studies and early clinical trials appear to support development of a companion diagnostic for a product candidate, data generated in later clinical trials may fail to support the analytical and clinical validation of the companion diagnostic. We and our future collaborators may encounter difficulties in developing, obtaining regulatory approval for, manufacturing and commercializing companion diagnostics similar to those we face with respect to our product candidates, including issues with achieving regulatory clearance or approval, production of sufficient quantities at commercial scale and with appropriate quality standards, and in gaining market acceptance. If we are unable to successfully develop companion diagnostics for any future product candidate or new indication, or experience delays in doing so, the development of such product candidate may be adversely affected, the product candidate may not obtain marketing approval, and we may not realize the full commercial potential of such product candidate after obtaining marketing approval. As a result, our business, results of operations and financial condition could be materially harmed. In addition, a diagnostic company with whom we contract may decide to discontinue selling or manufacturing the companion diagnostic test that we anticipate using in connection with development and commercialization of any such future product candidate or our relationship with such diagnostic company may otherwise terminate. We may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of any such future product or new indication. or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of any such future product candidate we may develop.

A Fast Track or Breakthrough Therapy designation for FYARRO may not lead to a faster development or review process, or we may be unable to maintain or effectively utilize such a designation. We may also seek additional Fast Track designations from the FDA for FYARRO or any of our other product candidates. Even if one or more of our product candidates receive Fast Track designation, we may be unable to obtain or maintain the benefits associated with the Fast Track designation.

In March 2022 and October 2018, we announced that the FDA granted Fast Track designation for FYARRO for the investigation of the treatment of adult and adolescent patients with malignant solid tumors harboring TSC1 or TSC2 alterations and of patients with advanced malignant PEComa, respectively. While the FDA granted us Priority Review of our NDA for FYARRO in patients with advanced malignant PEComa, there is no guarantee that this Fast Track designation for the TSC1 or TSC2 alterations will qualify for or that we will be able to take advantage of the expedited review procedures or that we will ultimately obtain regulatory approval of FYARRO in other indications. Even though we received this Fast Track designation in the past, we may not experience a faster development process, review or approval compared to conventional FDA procedures for other indications for FYARRO. We may also seek Fast Track designation for additional cancer indications or other diseases, and we may not be successful in securing such additional designation or in expediting development if such designations were received. Even if we receive Fast Track designation for additional cancer indications, the FDA may withdraw such Fast Track designation if it believes that the Fast Track designation is no longer supported by data from our clinical development program.

Fast Track designation is designed to facilitate the development and expedite the review of therapies intended for the treatment of a serious or life-threatening condition which demonstrate the potential to address unmet medical needs for the condition. Programs with Fast Track designation may benefit from early and frequent communications with the FDA, potential priority review and the ability to submit a rolling application for regulatory review. Fast Track designation applies to both the product candidate and the specific indication for which it is being studied. If any product candidates that we may develop in the future that receives Fast Track designation does not continue to meet the criteria for Fast Track designation, or if our clinical trials are delayed, suspended or terminated, or put on clinical hold due to unexpected adverse events or issues with clinical supply, we will not receive the benefits associated with the Fast Track program. The FDA may withdraw any Fast Track Designation at any time. Furthermore, Fast Track designation does not change the standards for approval. Fast Track designation alone does not guarantee qualification for the FDA’s priority review procedures and we may not experience a faster development process, review or approval compared to conventional FDA procedures.

In December 2018, we announced that the FDA granted Breakthrough Therapy designation for FYARRO for the treatment of patients with advanced malignant PEComa. We may also seek a Breakthrough Therapy designation for FYARRO for various cancer indications or other diseases. Breakthrough Therapy designation is for a product candidate that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A sponsor may request the FDA to designate our product candidate as a Breakthrough Therapy at the time of, or any time after, the submission of an IND for the product candidate. For product candidates that have been designated as a Breakthrough Therapy, the FDA may take actions appropriate to expedite the development and review of the application, which may include holding meetings with the sponsor and the review team throughout the development of the product candidate; providing timely advice to, and interactive communication with, the sponsor regarding the development of the product candidate to ensure that the development program to gather the nonclinical and clinical data necessary for approval is as efficient as practicable; involving senior managers and experienced review staff, as appropriate, in a collaborative, cross-disciplinary review; assigning a cross-disciplinary project lead for the FDA review team to facilitate an efficient review of the development program and to serve as a scientific liaison between the review team and the sponsor; and taking steps to ensure that the design of the clinical trials is as efficient as practicable, when scientifically appropriate, such as by minimizing the number of patients exposed to a potentially less efficacious treatment.

The FDA has broad discretion in determining whether to grant a Fast Track or Breakthrough Therapy designation for a drug. Obtaining a Fast Track or Breakthrough Therapy designation does not change the standards for product approval but may expedite the development or approval process. There is no assurance that the FDA will grant either such designation for any other indication or product candidate that we may pursue. Even if the FDA does grant either such designation, it may not actually result in faster clinical development or regulatory review or approval. Furthermore, such a designation does not increase the likelihood that FYARRO will receive regulatory approval in the United States in other indications.

We may not be able to obtain or maintain orphan drug designation or obtain or maintain orphan drug exclusivity for FYARRO or any future product candidates and, even if we do, such exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product candidate as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. Our target indications may include diseases with large patient populations or may include orphan indications. However, there can be no assurances that we will be able to obtain orphan designations for FYARRO in additional indications or for any future product candidates.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in limited circumstances. The applicable exclusivity period is ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

In Catalyst Pharms., Inc. v. Becerra, 14 F.4th 1299 (11th Cir. 2021), the court disagreed with the FDA’s longstanding position that the orphan drug exclusivity only applies to the approved use or indication within an eligible disease. This decision created uncertainty in the application of the orphan drug exclusivity. On January 24, 2023, the FDA published a notice in the Federal Register to clarify that while the agency complies with the court’s order in Catalyst, the FDA intends to continue to apply its longstanding interpretation of the regulations to matters outside of the scope of the Catalyst order - that is, the agency will continue tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved, which permits other sponsors to obtain approval of a drug for new uses or indications within the same orphan designated disease or condition that have not yet been approved. It is unclear how future litigation, legislation, agency decisions, and administrative actions will impact the scope of the orphan drug exclusivity.

Even if orphan drug designation is granted, we may not be able to obtain or maintain orphan drug exclusivity for that product candidate. We may not be the first to obtain regulatory approval of any product candidate for which we have obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if we are unable to ensure that we will be able to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, that the orphan drug exclusivity may not effectively protect an approved product from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the product with orphan exclusivity is unable to maintain sufficient product quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process or entitles the product candidate to priority review.

We received orphan drug designation and orphan drug exclusivity from the FDA for FYARRO for the treatment of advanced malignant PEComa. We may be unable to obtain orphan drug designation or orphan drug exclusivity for any other indication or regulatory approval for FYARRO for any other orphan population, or we may be unable to successfully commercialize FYARRO for such orphan population due to risks that include:

•	the orphan patient populations may change in size;

•	there may be changes in the treatment options for patients that may provide alternative treatments to FYARRO;

•	the development costs may be greater than projected revenue of drug sales for the orphan indications;

•	the regulatory agencies may disagree with the design or implementation of our clinical trials;

•	there may be difficulties in enrolling patients for clinical trials;

•	FYARRO may not prove to be efficacious in the respective orphan patient populations;

•	clinical trial results may not meet the level of statistical significance required by the regulatory agencies; and

•	FYARRO may not have a favorable risk/benefit assessment in the respective orphan indication.

If we are unable to obtain regulatory approval for FYARRO in any other orphan population for which we obtain orphan drug designation or we are unable to successfully commercialize FYARRO for such orphan population, it could harm our business prospects, financial condition and results of operations.

Where appropriate, we plan to secure approval from the FDA or comparable foreign regulatory authorities through the use of accelerated registration pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary regulatory approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous PMRs, the FDA may seek to withdraw accelerated approval.

Where possible, we plan to pursue accelerated development strategies in areas of high unmet need. We may seek an accelerated approval pathway for future product candidates. Under the accelerated approval provisions in the FDA, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that generally provides a meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. The Food and Drug Omnibus Reform Act made several changes to the FDA’s authorities and its regulatory framework, including, among other changes, reforms to the accelerated approval pathway, such as requiring the FDA to specify conditions for post-approval study requirements and setting forth procedures for the FDA to withdraw a product on an expedited basis for non-compliance with post-approval requirements. In March 2023, the FDA issued a draft guidance on clinical trial considerations for supporting accelerated approval of oncology therapeutics, noting that although single-arm trials have been commonly used to support accelerated approval, a randomized controlled trial is the preferred approach for more robust efficacy and safety assessment. To the extent the FDA requires us to amend the design of our clinical trials or requires additional trials to meet changes in the data requirements for approval, our clinical timelines and approval will be delayed, which can have an adverse effect on our business and operations.

Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other comparable foreign regulatory authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for a product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

We may face difficulties from changes to current regulations and future legislation.

Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of FYARRO for advanced malignant PEComa outside the United States and for any additional indications that we may seek approval for, or any product candidates that we may develop in the future. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any regulatory approval that we may have obtained, and we may not achieve or sustain profitability.

For example, in March 2010, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”), was passed, which substantially changes the way healthcare is financed by both the government and private insurers, and significantly impacts the United States pharmaceutical industry. Some of the provisions of the ACA have been subject to judicial and Congressional challenges, and in June 2021, the Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, dismissing the case without specifically ruling on the constitutionality of the ACA.

Moreover, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, under the American Rescue Plan the statutory cap on Medicaid Drug Rebate Program rebates that manufacturers pay to state Medicaid programs will be eliminated. Elimination of this cap may require a pharmaceutical manufacturer to pay more in rebates than it receives on the sale of products, which could have a material impact on our business. Further, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. In response to this executive order, the HHS released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and potential legislative policies that Congress could pursue to advance these principles. In August 2022, Congress passed the Inflation Reduction Act, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements, requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation, and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. Various industry stakeholders have initiated lawsuits against the federal government asserting that the price negotiation provisions of the Inflation Reduction Act are unconstitutional. The impact of these judicial challenges as well as any future litigation in view of the Supreme Court’s overturn of the Chevron doctrine, new legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the government on us and the pharmaceutical industry as a whole is unclear. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product candidates if approved. Complying with any new legislation and regulatory changes could be time-intensive and expensive, resulting in a material adverse effect on our business.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which, due to subsequent legislative amendments, will stay in effect through 2032, unless additional congressional action is taken. In January 2013, former President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for FYARRO or any other product candidates that we may develop if the future, if approved, and accordingly, our financial operations.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, a number of states are considering or have recently enacted state drug price transparency and reporting laws that could substantially increase our compliance burdens and expose us to greater liability under such state laws once we begin commercialization after obtaining regulatory approval for any of our products. Additionally, FDA recently authorized the state of Florida to import certain prescription drugs from Canada for a period of two years to help reduce drug costs, provided that Florida’s Agency for Health Care Administration meets the requirements set forth by the FDA. Other states may follow Florida. Implementation of cost containment measures or other healthcare reforms that affect the pricing and/or availability of drug products may impact our ability to generate revenue, attain or maintain profitability, or commercialize products for which we may receive regulatory approval in the future.

Further, on May 30, 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017 (“Right to Try Act”), was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new product candidates that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its products available to eligible patients as a result of the Right to Try Act.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for biotechnology products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the regulatory approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent regulatory approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements. Recently, the U.S. Supreme Court overruled the Chevron doctrine, which gives deference to regulatory agencies’ statutory interpretations in litigation against federal government agencies, such as the FDA, where the law is ambiguous. This landmark Supreme Court decision may invite more companies and other stakeholders to bring lawsuits against the FDA to challenge longstanding decisions and policies of the FDA, including FDA’s statutory interpretations of market exclusivities and the “substantial evidence” requirements for drug approvals, which could undermine the FDA’s authority, lead to uncertainties in the industry, and disrupt the FDA’s normal operations, any of which could delay the FDA’s review of our regulatory submissions. We cannot predict the full impact of this decision, future judicial challenges brought against the FDA, or the nature or extent of government regulation that may arise from future legislation or administrative action.

We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or in other jurisdictions. If we or our collaborators are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or our collaborators are not able to maintain regulatory compliance, our product candidates may lose any marketing approval that may have been obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Additionally, the collection and use of health data in the European Union is governed by the General Data Protection Regulation (the “GDPR”), which extends the geographical scope of European Union data protection law to non-European Union entities under certain conditions and imposes substantial obligations upon companies and new rights for individuals. Failure to comply with the GDPR and the applicable national data protection laws of European Union member states may result in fines up to €20.0 million or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. Additionally, the UK has implemented legislation that substantially implements the GDPR, the UK GDPR, which provides for similar obligations and provides for penalties for noncompliance of up to the greater of £17.5 million or four percent of worldwide revenues. The GDPR and UK GDPR may increase our responsibility and liability in relation to personal data that we may process, and we may be required to put in place additional mechanisms in an effort to comply with the GDPR and UK GDPR. This may be onerous and if our efforts to comply with the GDPR, UK GDPR or other applicable European Union laws and regulations are not successful, it could adversely affect our business in the European Union and United Kingdom.

Finally, state and foreign laws may apply generally to the privacy and security of information we maintain, and may differ from each other in significant ways, thus complicating compliance efforts. For example, the California Consumer Privacy Act of 2018 (the “CCPA”), which took effect on January 1, 2020, and subsequently was amended and supplemented by the CPRA, gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. In addition, the CCPA (a) allows enforcement by the California Attorney General, with fines set at $2,500 per violation (i.e., per person) or $7,500 per intentional violation and (b) authorizes private lawsuits to recover statutory damages for certain data breaches. Numerous other states in the U.S. have proposed or enacted similar legislation. While the CCPA and many other similar state laws exempt some data regulated by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and certain clinical trials data, the CCPA and such other laws, to the extent applicable to our business and operations, may increase our compliance costs and potential liability. Further, some states have enacted more specific legislation, such as Washington’s enactment of the My Health, My Data Act, which includes a private right of action. The U.S. federal government is also contemplating federal privacy legislation. The evolving trend toward more stringent privacy legislation in the United States, including the foregoing laws and regulations and the potential for future laws and regulations, could increase our compliance costs and potential liability and adversely affect our business.

It is possible that the GDPR, UK GDPR, CCPA, CPRA, or other laws and regulations relating to privacy and data protection may be interpreted and applied in a manner that is inconsistent from jurisdiction to jurisdiction or inconsistent with our policies and practices. We cannot guarantee that we are in compliance with all such applicable data protection laws and regulations, and we cannot be sure how these regulations will be interpreted, enforced or applied to our operations. Furthermore, other jurisdictions outside the EU are similarly introducing or enhancing privacy and data security laws, rules, and regulations, which could increase our compliance costs and the risks associated with noncompliance. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. Our actual or alleged non-compliance could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures, and systems.

Our actual or perceived failure to adequately comply with applicable laws and regulations or other actual or asserted obligations relating to privacy and data protection, or to protect personal data and other data we process or maintain, could result in regulatory enforcement actions against us, including fines, imprisonment of company officials and public censure, claims for damages by affected individuals, other lawsuits or reputational and damage, all of which could materially affect our business, financial condition, results of operations, and growth prospects.

Inadequate funding for the FDA, the Securities and Exchange Commission (“SEC”) and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

If a prolonged government shutdown occurs or if the FDA’s normal operations are disrupted, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

If we fail to comply with other United States healthcare laws and compliance requirements, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business. Further, our relationships with healthcare professionals, clinical investigators, CROs and third-party payors in connection with our current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, government price reporting, and health information privacy and security laws, which could expose us to significant losses, including, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens and diminished profits and future earnings.

Healthcare providers and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain regulatory approval. Our current and future arrangements with healthcare professionals, clinical investigators, CROs, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain regulatory approval. Restrictions under applicable federal and state healthcare laws and regulations may include the following:

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the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti- Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties;

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the federal false claims laws, including the civil False Claims Act, which can be enforced by private citizens through civil whistleblower or qui tam actions, and civil monetary penalties laws, prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. Manufacturers can be held liable under the federal False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery;

•	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making, or causing to be made, false statements relating to healthcare matters;

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the federal Civil Monetary Penalties Law, which prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;

•	the FCPA, the U.K. Bribery Act of 2010, and other local anti-corruption laws that apply to our international activities;

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the federal HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”) and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates, independent contractors or agents of covered entities, that perform services for them that involve the creation, maintenance, receipt, use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•	the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information regarding certain payments and other transfers of value made to covered recipients in the previously year, including physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare professionals (such as physician assistants and nurse practitioners, among others), and teaching hospitals, as well as information regarding ownership and investment interests held by physicians and their immediate family members; our failure to submit required information timely, accurately, and completely may result in significant civil monetary penalties and may increase our liability under other federal laws or regulations; and

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additionally, we are subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to our business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state and require the registration of pharmaceutical sales representatives. State and foreign laws, including, for example, the GDPR, the UK GDPR, and state laws and regulations, including general legislation such as the CCPA, and sector- or subject matter-specific laws and regulations, also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways. Many state laws in the U.S. are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state and other laws and regulations and if we fail or are alleged to comply with an applicable requirement of any of these laws or regulations, we could be subject to claims, demands, and litigation initiated by private individuals or entities, regulatory investigations and other proceedings, and fines, penalties, and other liabilities.

Because of the breadth of these laws and the narrowness of available statutory and regulatory exceptions or safe harbors, it is possible that some of our activities, including those of our contractors or agents who conduct business for or on behalf of us, could be subject to challenge under one or more of such laws. Any action brought against us for violations of these laws or regulations, even successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. We may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments.

If we were to grow our business and expand our sales organization or rely on distributors outside of the United States, we would be at increased risk of violating these laws or our internal policies and procedures. The risk of us being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare and data privacy laws and regulations will involve on-going substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are alleged or found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant consequences, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. Any of the foregoing consequences could seriously harm our business and our financial results. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in fraud, misconduct or other improper activities. Misconduct by these parties could include intentional, reckless, and negligent conduct that fails to: comply with the regulations of the FDA and other comparable foreign regulatory authorities; provide true, complete and accurate information to the FDA and other comparable foreign regulatory authorities; comply with manufacturing standards we have established; comply with federal and state health care fraud and abuse laws and regulations and similar foreign fraudulent misconduct laws; and accurately report financial information or data or disclose unauthorized activities to us. In particular, research, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, certain customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter misconduct by these parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending our self or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations.

If we, or any contract manufacturers and suppliers we engage, fails to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We and any contract manufacturers and suppliers we engage are subject to numerous federal, state and local environmental, health and safety laws, regulations and permitting requirements, including those governing laboratory procedures, the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes, the emission and discharge of hazardous materials into the ground, air, and water; and employee health and safety. The operations of our contractors may involve the use of hazardous and flammable materials, including chemicals and biological materials, and accordingly may produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, including any contamination at our current or past facilities and at third-party facilities, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of hazardous and flammable materials, including chemicals and biological materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Our business activities may be subject to the FCPA and similar anti-bribery and anti-corruption laws of other countries. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.

Our business activities may be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate, including the UK Bribery Act. The FCPA generally prohibits companies and their employees and third-party intermediaries from offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, hospitals are owned and operated by the government, and doctors and other hospital employees are employed by the government and would be considered foreign officials under the FCPA, and often the purchasers of pharmaceuticals are government entities; therefore, our dealings with these doctors, hospital employees and purchasers are subject to regulation under the FCPA. Recently, the SEC and DOJ have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of our employees, agents, collaborators, or contractors, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, disgorgement, and other sanctions and remedial measures, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international activities, our ability to attract and retain employees and our business, prospects, operating results and financial condition.

Our business activities may be subject to United States and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.

Our products may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations. Governmental regulation of the import or export of our products, or our failure to obtain any required import or export authorization for our products, when applicable, could harm our international sales and adversely affect our revenue. Compliance with applicable regulatory requirements regarding the export of our products may create delays in the introduction of our products in international markets or, in some cases, prevent the export of our products to some countries altogether. Furthermore, United States export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by United States sanctions. For example, the U.S. government and other governments in jurisdictions in which we may operate in the future have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls in connection with the conflict in Ukraine. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, supply chain, business partners or customers.

If we fail to comply with export and import regulations, and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or products targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business.

Further, with rising international trade tensions or sanctions, our business may be adversely affected following new or increased tariffs that result in increased global clinical trial costs as a result of international transportation of clinical drug supplies, as well as the costs of materials and products imported into the United States. Tariffs, trade restrictions or sanctions imposed by the United States or other countries, including as a result geopolitical tension, such as a deterioration in the relationship between the United States and China, escalation in conflicts in Ukraine and the Middle East, including any additional sanctions, export controls or other restrictive actions that may be imposed by the United States and/or other countries against governmental or other entities in Russia, could increase the prices of our and our collaboration partners’ drug products, affect our and our collaboration partners’ ability to commercialize such drug products, or create adverse tax consequences in the United States or other countries. As a result, changes in international trade policy, changes in trade agreements and the imposition of tariffs or sanctions by the United States or other countries could materially adversely affect our results of operations and financial condition.

In particular, there is currently significant uncertainty about the future relationship between the United States and various other countries, most significantly China, with respect to trade policies, treaties, tariffs, taxes, and other limitations on cross-border operations. The U.S. government has made and continues to make significant additional changes in U.S. trade policy and may continue to take future actions that could negatively impact U.S. trade. For example, legislation has been introduced in Congress to limit certain U.S. biotechnology companies from using equipment or services produced or provided by select Chinese biotechnology companies, and others in Congress have advocated for the use of existing executive branch authorities to limit those Chinese service providers’ ability to engage in business in the U.S. We cannot predict what actions may ultimately be taken with respect to trade relations between the United States and China or other countries, what products and services may be subject to such actions or what actions may be taken by the other countries in retaliation. If we are unable to obtain or use services from existing service providers or become unable to export or sell our products to any of our customers or service providers, our business, liquidity, financial condition, and/or results of operations would be materially and adversely affected.

Risks Related to Our Reliance on Third Parties

We contract with qualified third parties for the production of FYARRO for commercialization and expect to continue to do so for additional clinical trials. This reliance on third parties, some of which are sole source suppliers, increases the risk that we will not have sufficient quality and quantities of FYARRO to meet demand or otherwise or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We do not currently have, nor do we plan to acquire, the infrastructure or internal capability to manufacture supplies of FYARRO or any future product candidates for use in development and commercialization. We rely, and expect to continue to rely, on third-party manufacturers for the production of FYARRO and product candidates for preclinical studies and clinical trials under the guidance of members of our organization. In the case of FYARRO, we rely on a single third-party manufacturer, Fresenius Kabi, LLC (“Fresenius Kabi”), and currently have no alternative manufacturer in place. On January 13, 2022, we entered into a Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product, as amended effective as of August 1, 2022, March 31, 2024 and July 31, 2024 (collectively, the “Fresenius Agreement”), with Fresenius Kabi pursuant to which Fresenius Kabi manufactured FYARRO for intravenous use for us, and we purchased FYARRO as a finished drug product from Fresenius Kabi, on a purchase-order basis for either clinical or commercial purposes for use in the United States and Canada. The term of the Fresenius Agreement expired on September 30, 2024. Although we believe we presently have sufficient supply of FYARRO for at least the next two years based on our estimated demand and are seeking to enter into a new agreement with Fresenius Kabi for the manufacture of FYARRO, if we are unable to enter into a new agreement on favorable terms or at all, our business could be materially adversely affected.

We have other supply agreements in place for key raw materials used in the manufacture of FYARRO such as for the drug substance sirolimus and for human albumin, which are key ingredients in the drug product. If we were to engage another third-party manufacturer, we will be required to verify that the new third-party manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. We will also need to verify, such as through a bridging study, that any new manufacturing process will produce FYARRO or any other product candidate we may develop in the future, if approved, according to the specifications previously submitted to the FDA or another regulatory authority. If we were to experience an unexpected loss of supply of FYARRO or any other product candidate that we may develop in the future for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations in commercializing FYARRO for advanced malignant PEComa, or be required to restart or repeat, any future clinical trials for FYARRO in other indications or for any other product candidates we may develop in the future, in a timely manner or on budget. Moreover, if we are unable to keep up with demand for FYARRO, our revenue could be impaired, market acceptance for FYARRO could be adversely affected.

We may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Further, any delay in identifying and qualifying a manufacturer for commercial production could negatively impact the commercialization of FYARRO, and, in the event that we do not have sufficient product to complete clinical trials, it could delay such trials. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

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the failure of the third party to manufacture FYARRO or any of our other product candidates that we may develop in the future according to our schedule and specifications, or at all, including if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

•	the termination or nonrenewal of arrangements or agreements by our third-party contractors at a time that is costly or inconvenient for us;

•	the breach by the third-party contractors of our agreements with them;

•	the failure of third-party contractors to comply with applicable regulatory requirements, including manufacturing drug supply pursuant to strictly enforced cGMPs;

•	the failure of the third-party contractor to manufacture FYARRO or any of our other product candidates that we may develop in the future according to our specifications;

•	the mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

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clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•	the misappropriation of our proprietary information, including our trade secrets and know-how.

We do not have complete control over all aspects of the manufacturing process of our contract manufacturing partners and are dependent on these contract manufacturing partners for compliance with cGMP regulations for manufacturing both active pharmaceutical ingredients (“API”) and finished drug products. To date, we have obtained drug substance and drug product from third-party manufacturers to support preclinical and clinical testing of FYARRO. We are in the process of developing our supply chain for FYARRO, including through a new supply agreement with Fresenius Kabi. As we commercialize FYARRO or any other product candidates we may develop in the future through development, we will consider redundant supply for the API and drug product for FYARRO and each of our product candidates that we may develop in the future to protect against any potential supply disruptions. However, we may be unsuccessful in putting in place such framework agreements or protecting against potential supply disruptions.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside of the United States. If our CMOs cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA or others, they will not be able to pass a pre-approval inspection or secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we do not have control over the ability of our CMOs to maintain adequate quality control, quality assurance and qualified personnel. Furthermore, many of our CMOs are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes our manufacturers to regulatory risks for the production of such materials and products. As a result, failure to satisfy the regulatory requirements for the production of those materials and products may affect the regulatory clearance of our CMOs facilities generally. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of FYARRO or any of our other product candidates that we may develop in the future or if we withdraw any such approval in the future, we will need to find alternative manufacturing facilities, and those new facilities would need to be inspected and approved by FDA, EMA or comparable regulatory authority prior to commencing manufacturing, which would significantly impact our ability to commercialize FYARRO for advanced malignant PEComa and develop, obtain regulatory approval for or market FYARRO for other indications or any of our other product candidates that we may develop in the future, if approved. Our reliance on CMOs also exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may appropriate our trade secrets or other proprietary information. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on the parties, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of FYARRO or any of our other product candidates or drugs that we may develop in the future and harm our business and results of operations.

In addition, the manufacture of pharmaceutical products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, particularly in scaling up and validating initial production and absence of contamination. These problems include difficulties with production costs and yields, quality control, including stability of the product, quality assurance testing, operator error, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Furthermore, if contaminants are discovered in our supply of FYARRO or in our third-party manufacturing facilities, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. Any stability or other issues relating to the manufacture of our product candidates may occur in the future. Further, as product candidates are developed through preclinical studies to late-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause FYARRO or any of our other product candidates that we may develop in the future to perform differently and affect commercialization or the results of future clinical trials. In addition, quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at our third-party manufacturing facilities upon which we rely, or the availability or cost of materials, which could disrupt the supply chain for FYARRO or any of our product candidates that we may develop in the future. Further, our manufacturers may experience manufacturing difficulties due to resource constraints or as a result of labor disputes or unstable political environments. If our manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, our ability to provide our product candidate to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials completely.

Any of these challenges could delay completion of clinical trials, require bridging clinical trials or the repetition of one or more clinical trials, increase clinical study costs, delay approval of our product candidate, impair commercialization efforts, increase our cost of goods, and have an adverse effect on our business, financial condition, results of operations, and growth prospects. Our current and anticipated future dependence upon others for the manufacture of FYARRO and any of our other product candidates that we may develop in the future may adversely affect our future profit margins and our ability to commercialize FYARRO or any other product candidates that we may develop in the future that receives regulatory approval on a timely and competitive basis.

We are dependent on a single-source supplier for the drug product FYARRO, and the loss of such supplier could harm our business.

We rely on a single-source supplier, Fresenius Kabi, for our drug product FYARRO. In January 2022, we entered into the Fresenius Agreement, which we most recently amended effective as July 31, 2024 to, among other things, extend the term of the Fresenius Agreement to September 30, 2024. The term of the Fresenius Agreement has now expired. Although we believe we presently have sufficient supply of FYARRO for at least the next two years based on our estimated demand and are seeking to enter into a new agreement with Fresenius Kabi for the manufacture of FYARRO, if we are unable to enter into a new agreement on favorable terms or at all, our business could be materially adversely affected.

We also have supply agreements in place for key raw materials used in the manufacture of FYARRO such as for the drug substance sirolimus and for human albumin, which are key ingredients in the drug product. Our suppliers could discontinue the manufacturing or supply of FYARRO at any time. Our suppliers may not be able to meet our demand for their products, either because of acts of nature, the nature of our agreements with those manufacturers or our relative importance to them as a customer, and our manufacturers may decide in the future to discontinue or reduce the level of business they conduct with us either entirely or for a particular territory. The loss of any of the foregoing would require significant time and effort to locate and qualify an alternative source of supply.

We currently rely on a single company for such manufacturing for FYARRO. Any contractual disputes between us and such manufacturer, the inability to enter into a new commercial supply agreement with Fresenius Kabi or loss of manufacturing ability by such manufacturer could similarly require significant time, effort and expense to locate and qualify an alternative source of manufacturing, which could materially harm our business.

In addition, we might not be able to identify and qualify additional or replacement suppliers for the drug product FYARRO or for the key raw materials used in the manufacture of FYARRO timely or at all or without incurring significant additional costs. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all. We may also face regulatory delays or be required to seek additional regulatory clearances or approvals if we experience any delay or deficiency in the quality of products obtained from suppliers or if we have to replace our suppliers. In addition, we do not currently have arrangements in place for redundant supply of the drug product FYARRO or for the key raw materials used in the manufacture of FYARRO.

Establishing additional or replacement suppliers for the drug product FYARRO or for the key raw materials used in the manufacture of FYARRO, if required, or any supply interruption from our suppliers, could limit our ability to manufacture our products, result in production delays and increased costs and adversely affect our ability to deliver products to our customers on a timely basis. Our inability to obtain sufficient quantities of the drug product FYARRO or for the key raw materials used in the manufacture of FYARRO also could adversely affect clinical development of FYARRO in other indications. If we are not able to identify alternate sources of supply for the drug product FYARRO or for the key raw materials used in the manufacture of FYARRO, we will not be able to, or may be delayed in our efforts to, successfully commercialize FYARRO or any other product candidate that we may develop in the future or we will not be able to obtain, or may be delayed in obtaining, regulatory approvals for FYARRO in other indications or for any other product candidates that we may develop in the future.

The manufacture of drugs is complex, and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of FYARRO for patients or for clinical trials or any other product candidate that we may develop in the future, if approved, could be delayed or prevented.

Manufacturing drugs, especially in large quantities, is complex and highly regulated and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity and efficacy. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, as well as sophisticated quality assurance and quality control procedures. Manufacturing drugs is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or efficacy of the products before and after such changes. If microbial, viral or other contaminations or impurities are discovered at the facilities of our manufacturer, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination or impurity, which could delay clinical trials and adversely harm our business. If our third-party manufacturers are unable to produce sufficient quantities of consistent quality for clinical trials or for commercialization as a result of these challenges, or otherwise, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

We depend on intellectual property licensed from third parties and termination of any of these licenses could result in the loss of significant rights, which would harm our business.

We are dependent on patents, know-how and proprietary technology, both our own and licensed from others. We entered into a license agreement with Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”) pursuant to which we have licensed exclusive global rights to intellectual property and know-how related to FYARRO. We are required to use commercially reasonable efforts or diligent efforts to commercialize products based on the licensed rights and to pay certain royalties based off our net sales, certain sublicense fees and certain other fees. We may not meet these requirements, which could result in a loss or termination of any rights under such agreements. Any termination of these licenses will result in the loss of significant rights and will restrict our ability to commercialize FYARRO.

We are generally also subject to all of the same risks with respect to protection of intellectual property that we license, as we are for intellectual property that we own, which are described below under “Risks Related to Our Intellectual Property.” If we or our licensors fail to adequately protect this intellectual property, our ability to commercialize products could suffer.

We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies.

We do not have the ability to independently conduct all of our preclinical studies and clinical trials. We have relied and expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct, supervise and monitor our preclinical studies and clinical trials of FYARRO for additional indications and other product candidates we may develop in the future. We enter into agreements with third parties that have a significant role in the conduct of our preclinical studies and clinical trials and the subsequent collection and analysis of data. These third parties are not our employees, and except for remedies available to us under our agreements with such third parties, we have limited ability to control the conduct of such third party, the amount or timing of resources that any such third party will devote to our preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. The third parties we rely on for these services may also (i) have staffing difficulties, (ii) fail to comply with contractual obligations, (iii) experience regulatory compliance issues, (iv) undergo changes in priorities or become financially distressed, or (v) have relationships with other entities, some of which may be our competitors, which may draw time and resources from our development programs. The third parties with whom we may contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies and clinical trials being delayed or unsuccessful. Some of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements with a third party, this would delay our drug development activities.

Our reliance on these third parties for such drug development activities will reduce our control over these activities but will not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial and legal, regulatory, and scientific requirements and standards. Moreover, the FDA requires us and our third parties to comply with applicable GLP and GCP standards, regulations for conducting, monitoring, recording and reporting the results of preclinical studies and clinical trials to assure that the data and reported results are reliable and accurate and for clinical trials that the rights, integrity and confidentiality of trial participants are protected and that they are adequately informed of the potential risks of participating in clinical trials. The EMA also requires us to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCP requirements, the clinical data generated in our preclinical studies and clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional preclinical studies or clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our preclinical studies and clinical trials substantially comply with GCP regulations. In addition, our clinical trials must be conducted with product candidates produced under current cGMP regulations and will require a large number of test patients. Our failure or the failure of our CROs to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process and could also subject us to enforcement action up to and including civil and criminal penalties. We are also required to register certain clinical trials and post the results of certain completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not successfully carry out their contractual duties or perform preclinical studies and clinical trials in a satisfactory manner, meet expected deadlines or conduct our preclinical studies and clinical trials in accordance with legal and regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, regulatory approvals for product candidates that we may develop in the future and will not be able to, or may be delayed in our efforts to, successfully commercialize such product candidates, if approved.

We may form or seek strategic alliances or collaborations in the future. Such alliances and collaborations may inhibit future opportunities, or we may not realize the benefits of such collaborations or alliances.

We may form or seek strategic alliances, joint ventures or collaborations or enter into licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to FYARRO or any future product candidates that we may develop. We are at risk that any such future collaborations may not be successful. Factors that may affect the success of our collaborations include the following:

•	our collaboration partners may incur financial and cash flow difficulties that force them to limit or reduce their efforts under their collaboration agreement with us;

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our collaboration partners may be pursuing alternative technologies or developing alternative products that are competitive to our technology and products, either on their own or in partnership with others;

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our collaboration partners may terminate their collaboration with us, which could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities; and

•	our collaboration partners may pursue higher priority programs or change the focus of their development programs, which could affect their commitment to us.

In addition, any future collaboration agreements we may enter into, are generally subject to termination by the counterparty on short notice upon the occurrence of certain circumstances without cause subject to a specified notice period. Accordingly, even if we believe that the development of product candidates is worth pursuing, our partners may choose not to continue with such development. If any of our collaborations are terminated, we may not receive additional milestones or royalties under those collaborations. In addition, we may be required to devote additional resources to the development of our product candidates or seek a new collaboration partner on short notice, and the terms of any additional collaboration or other arrangements that we establish may not be favorable to us.

Future efforts for additional alliances or collaborations may also require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders or disrupt our management and business. In addition, we face significant competition in seeking appropriate strategic partners, and the negotiation process is time-consuming and complex. Furthermore, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture. We cannot be certain that, following a strategic transaction or license, we will achieve the revenues or specific net income that justifies such transaction.

If we cannot maintain successful collaborations, our business, financial condition, and operating results may be adversely affected.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

From time to time, we evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of additional indebtedness or contingent liabilities;

•	the issuance of our equity securities;

•	assimilation of operations, intellectual property, and products of an acquired company, including difficulties associated with integrating new personnel;

•	the diversion of our management’s attention from our existing programs and initiatives in pursuing such a strategic transaction;

•	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

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our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions or pursue partnerships in the future, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

If we decide to establish collaborations but are not able to establish those collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of FYARRO in additional indications or any future product candidates will require substantial additional cash to fund expenses. We may seek to selectively form collaborations to expand our capabilities, potentially accelerate research and development activities and provide for commercialization activities by third parties. Any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders, or disrupt our management and business.

We would face significant competition in seeking appropriate collaborators and the negotiation process is time-consuming and complex. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, EMA or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to our ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with us for our product candidate. Further, we may not be successful in our efforts to establish a collaboration or other alternative arrangements for product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy.

In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we are successful in entering into a collaboration, the terms and conditions of that collaboration may restrict us from entering into future agreements on certain terms with potential collaborators.

If and when we seek to enter into collaborations, we may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of a product candidate, reduce or delay our development program or one or more of our other development programs, delay our potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop FYARRO in additional indications or any future product candidates or bring them to market and generate product revenue.

We may enter into collaborations with third parties for the development and commercialization of FYARRO in additional indications or for any future product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

If we enter into any collaboration arrangements with any third parties, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of FYARRO in additional indications or any future product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaborations involving FYARRO or any future product candidates would pose numerous risks to us, including the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations and may not perform their obligations as expected;

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collaborators may de-emphasize or not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus, including as a result of a business combination or sale or disposition of a business unit or development function, or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than us;

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a collaborator with marketing and distribution rights to multiple products may not commit sufficient resources to the marketing and distribution of FYARRO or any other product candidate that we may develop in the future, if approved, relative to other products;

•	we may grant exclusive rights to our collaborators that would prevent us from collaborating with others;

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collaborators may not properly obtain, maintain, defend or enforce our intellectual property rights or may use our proprietary information and intellectual property in such a way as to invite litigation or other intellectual property related proceedings that could jeopardize or invalidate our proprietary information and intellectual property or expose us to potential litigation or other intellectual property related proceedings;

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disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

•	collaboration agreements may not lead to development or commercialization of FYARRO or any other product candidates that we may develop in the future in the most efficient manner or at all;

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collaborators may not provide us with timely and accurate information regarding development progress and activities under the collaboration or may limit our ability to share such information, which could adversely impact our ability to report progress to our investors and otherwise plan our own development of FYARRO or any other product candidates that we may develop in the future;

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collaborators may own or co-own intellectual property covering our products that results from us collaborating with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property; and

•	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws, resulting in civil or criminal proceedings.

Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements. For example, on June 27, 2022, EOC elected to terminate the EOC License Agreement, effective immediately, due to alleged material breaches by us. See Notes 7 and 12 to our Interim Condensed Financial Statements for the Nine Months Ended September 30, 2024 included herein for more information about the EOC License Agreement, its termination, and resulting arbitration (including the arbitration panel’s final award in our favor). Under the EOC License Agreement, we relied on EOC for a substantial portion of the financial resources and for the development, regulatory, and commercialization activities for FYARRO in the EOC Territory. In addition, EOC’s termination of the EOC License Agreement prior to completing development or commercialization of FYARRO under the collaboration adversely impacts the potential approval and our revenue from the licensed product in the EOC Territory and we will not receive future revenues from the collaboration. It may be necessary for us to assume the responsibility at our own expense for the development of FYARRO in the EOC Territory or find another partner for the territory. In that event, we would likely need to seek additional funding and our potential to generate future revenues from FYARRO could be significantly reduced and our business could be materially and adversely harmed.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to our Business

Our success is highly dependent on our ability to attract and retain highly skilled executive officers, key scientific personnel and employees.

To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. We are highly dependent on the principal members of our management and scientific and medical staff. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our executive officers or key scientific personnel could be detrimental to us if we cannot recruit suitable replacements in a timely manner. Any leadership transitions, as well as future other senior management changes, could disrupt and have a detrimental effect on our business. We may need to hire additional personnel in connection with future clinical development and commercial activities. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts.

Many of the other biotechnology companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than us. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.

Additionally, we rely on our scientific and clinical advisors and consultants to assist us in formulating our research, development and clinical strategies. These advisors and consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, these advisors and consultants typically will not enter into non-compete agreements with us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. Furthermore, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. In particular, if we are unable to maintain consulting relationships with these advisors or they provide services to our competitors, our development and commercialization efforts will be impaired and our business will be significantly harmed.

If we are unable to successfully establish and maintain sales or marketing capabilities or enter into agreements with third parties to sell or market FYARRO for advanced malignant PEComa or any additional indications that we may seek approval for, or other product candidates that we may develop in the future, when approved, we may not be able to successfully sell or market our product candidates that obtain regulatory approval.

In order to commercialize FYARRO for advanced malignant PEComa or any additional indications that we may seek approval for, or any other product candidate that we may develop in the future, when approved, we must build and maintain marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product(s). There are risks involved with establishing and maintaining both our own commercial capabilities and entering into arrangements with third parties to perform these services and we may not be successful in accomplishing these required tasks, which may negatively impact the successful commercialization of our product(s), including FYARRO for advanced malignant PEComa, for example.

Establishing and maintaining an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates that we obtain approval to market will be expensive and time-consuming and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market or if we do not have arrangements in place with third parties to provide such services on our behalf. If the commercial launch of a product candidate for which we recruit a sales team and establish marketing and other commercialization capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our commercialization personnel. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration and such arrangements may prove to be less profitable than commercializing the product on its own. If we are unable to enter into such arrangements when needed, on acceptable terms, or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. We may have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product sales will suffer, and we may incur significant additional losses.

In order to successfully implement our plans and strategies, from time to time we may need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of September 30, 2024, we had 53 full-time employees, including 34 employees engaged in research and development. In order to successfully implement our plans and strategies, from time to time we may need additional managerial, operational, development, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining and motivating additional employees;

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managing our internal development efforts effectively, including the clinical, FDA, EMA and other comparable foreign regulatory agencies’ review process for FYARRO and any other product candidates we may develop in the future, while complying with any contractual obligations to contractors and other third parties that we may have; and

•	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully develop and commercialize FYARRO and any other product candidates we may develop in the future, if approved, will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of our attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including key aspects of clinical development and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by third-party service providers is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval of FYARRO for additional indications and any other product candidates that we may develop in the future or otherwise advance our business. We cannot assure you that we will be able to manage our existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and/or engaging additional third-party service providers, we may not be able to successfully implement the tasks necessary to further develop and commercialize FYARRO and other product candidates that we may develop in the future and, accordingly, may not achieve our research, development and commercialization goals.

Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, or use or other processing of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems, and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches and incidents from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of systems and information), which may compromise our system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, our data. As the cyber-threat landscape evolves, these attacks are growing in frequency, sophistication and intensity, and are becoming increasingly difficult to detect. These risks may be heightened due to the increasing number of our and our vendors’ and contractors’ personnel working remotely. Further geopolitical events such as wars and conflicts may increase the cybersecurity threats we and the third parties we work with face. Any disruption or security breach or incident resulting in a loss, destruction, unavailability, or unauthorized alteration, dissemination, or other processing of, or damage to, our data or applications, or for it to be believed or reported that any of these occurred, we could incur liability and reputational damage and the development and commercialization of our product candidates could be delayed. We cannot assure you that our data protection efforts and our investment in information technology, or the efforts or investments of CROs, consultants or other third parties, have prevented or will prevent significant breakdowns or breaches in systems or other cyber incidents that cause loss, destruction, unavailability, or unauthorized alteration, dissemination, or other processing of, or damage to, our data that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, any such event that were to occur and cause interruptions in our operations could result in a material disruption of our programs and the development of our product candidates could be delayed. In addition, the loss, unauthorized alteration, or unavailability of clinical trial data for our product candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Furthermore, interruptions or other disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, disclosure, or other processing of, or the prevention of access to, data (including trade secrets or other confidential information, intellectual property, proprietary business information, and personal information or individually identifiable health information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads or is perceived to lead to unauthorized access, use, disclosure, or other processing of individually identifiable health information or personal information, including such information regarding our clinical trial subjects or employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of such information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

Some of the federal, state and foreign government requirements include obligations of companies to notify individuals of security breaches involving particular information, which could result from breaches experienced by us or by our vendors, contractors or organizations with which we have formed strategic relationships. Notifications and follow-up actions related to a security incident could impact our reputation and cause us to incur significant costs, including legal expenses and remediation costs. We expect to incur significant costs in an effort to detect and prevent security incidents, and we may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security breach or incident. We also rely on third parties to manufacture our product candidates, and similar events relating to their computer systems could also have a material adverse effect on our business. Any disruption or security incident resulting or perceived to result, in any loss, destruction, or unauthorized alteration or other processing of, or damage to, our data (including personal information and other information relating to individuals, and our confidential or proprietary information or that of third parties), we could be exposed to claims, demands, litigation and governmental investigations and other proceedings, the further development and commercialization of our product candidates could be delayed, and we could be subject to significant fines, penalties, and other liabilities.

Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption, failure or security breach of, or security incident of, or impacting, our systems or third-party systems where information important to our business operations or commercial development is stored or otherwise processed. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

Our ability to utilize our net operating loss (“NOL”) carryforwards and certain other tax attributes to offset future taxable income may be limited.

Our NOL carryforwards may be unavailable to offset future taxable income because of restrictions under United States tax law. Our federal NOLs generated in tax years beginning before January 1, 2018 are only permitted to be carried forward for 20 taxable years under applicable United States federal tax law, and therefore could expire unused. Our federal NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of federal NOLs in tax years beginning after December 31, 2020 is limited to 80% of our current year taxable income.

We expect that the portion of our consolidated NOLs and other tax attributes that are allocable to Aadi Sub will generally remain with Aadi Sub and will no longer constitute tax attributes of Aadi following the Divestiture, if the Divestiture is completed.

Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change” (generally defined as a cumulative change in the corporation’s ownership by “5-percent stockholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset its post-change taxable income may be limited. Similar rules may apply under state tax laws. We have experienced such ownership changes in the past and we may experience ownership changes in the future as a result of subsequent changes in our stock ownership, some of which may be outside our control. To the extent such limitations will cause NOL and research and development credit carryforwards to expire unused, these tax attributes have been removed from our deferred tax assets. Our ability to utilize our NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations. Moreover, due to suspensions on the use of NOLs or other regulatory changes by certain jurisdictions, our NOLs could expire or otherwise be unavailable to offset future income tax liabilities. For example, in June 2024, California enacted legislation that limits the use of state NOLs for tax years beginning on or after January 1, 2024 and before January 1, 2027.

Changes in tax laws could materially adversely affect our financial condition.

Legislation or other changes in United States and international tax laws could increase our tax liability and adversely affect after-tax profitability. For example, beginning in 2022, the legislation commonly known as the Tax Cuts and Jobs Act of 2017, or the Tax Act, requires U.S. research and experimental expenditures to be capitalized and amortized ratably over a five-year period. Any such expenditures attributable to research conducted outside of the United States must be capitalized and amortized over a 15-year period. Further, in August 2022, the United States enacted the Inflation Reduction Act, which implemented a number of changes, including a 1% excise tax on stock buybacks and an alternative minimum tax on adjusted financial statement income. Such enacted and other proposed changes, as well as regulations and legal decisions interpreting and applying these changes, may have significant impacts on our effective tax rate, cash tax expenses and net deferred tax assets in future periods.

Risks Related to Our Intellectual Property

Our success depends on our ability to protect and strengthen our intellectual property and our proprietary technologies, including our ability to obtain patent term extension for our product or any future product candidates.

Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection in the United States and other countries for our product and product candidates, proprietary technologies and their uses, and know-how related to our business, as well as our ability to operate without infringing upon the valid and enforceable patents and proprietary rights of others. We generally seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product and product candidates, proprietary technologies and their uses that are important to our business. We also seek to protect our proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that our patent applications or the patent applications of our licensors will result in additional patents being issued in any particular jurisdiction or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for us and our licensors’ proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. These uncertainties and/or limitations in our ability to properly protect the intellectual property rights relating to our product or product candidates could have a material adverse effect on our financial condition and results of operations.

Although we own or exclusively license fifteen (15) issued patents in the United States, we cannot be certain that the claims in our other United States pending patent applications, corresponding international patent applications and patent applications in certain foreign territories, or those of our licensors, will be considered patentable by the United States Patent and Trademark Office (the “USPTO”), courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued patent will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or any of our current or potential future collaborators will be successful in protecting our product or product candidates by obtaining and defending patents. These risks and uncertainties include the following:

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the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	if clinical trials encounter delays, the period of time during which we could market our current or future product candidates under patent protection would be reduced;

•	patents may be challenged, invalidated, modified, narrowed, revoked, circumvented, found to be unenforceable, found to be not infringed or otherwise may not provide any competitive advantage;

•	our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that could limit, interfere with or eliminate our ability to make, use and sell our product or potential product candidates or design around any of our owned, co-owned, or licensed patents;

•

since patent applications in the United States and most other countries are confidential for a period of time after filing, we cannot be certain that we were the first to either (i) file any patent application related to our product; or (ii) invent any of the inventions claimed in our patents or patent applications;

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even when laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. Moreover, any actions we may bring to enforce our intellectual property against our competitors could provoke them to bring counterclaims against us;

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there may be significant pressure on the United States government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

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countries other than the United States may have patent laws less favorable to patentees than those upheld by United States courts, allowing foreign competitors a better opportunity to create, develop and market competing products or product candidates.

The patent prosecution process is also expensive, complex, and time-consuming, and we and our licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we and our licensors will fail to identify patentable aspects of our (or such licensor’s) research and development output before it is too late to obtain patent protection. If we are unable to obtain or maintain patent protection with respect to any of our proprietary products and technology we develop, our business, financial condition, results of operations, and prospects could be materially harmed.

In addition, although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our products.

If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical products or product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. No consistent policy regarding the breadth of claims allowed in biotechnology and pharmaceutical patents has emerged to date in the United States or in many foreign jurisdictions. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. Our pending and future patent applications and those of our licensors may not result in patents being issued that protect our product or product candidates or effectively prevent others from commercializing competitive products or product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and our scope can be reinterpreted after issuance. Even if patent applications we own or in-licenses currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own or in-licenses may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our product or product candidates will be protectable or remain protected by valid and enforceable patents.

Our competitors or other third parties may be able to circumvent our patents or the patents of our licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents or the patents of our licensors may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (“PGR”) and inter partes review (“IPR”), or other similar proceedings challenging our owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights or put its patent applications at risk of not issuing, allow third parties to commercialize our product or product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, our patents or the patents of our licensors may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, which challenge our priority of invention or other features of patentability with respect to our patents and patent applications and those of our licensors. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product or product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensors is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future products or product candidates. If any of our patents, if and when issued, covering our product candidates are invalidated or found unenforceable, our financial position and results of operations would be materially and adversely impacted. We may not prevail in any lawsuits that we or any third-party initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•	others may be able to develop products that are similar to FYARRO or any future product candidates but that are not covered by the claims of the patents that we own or license;

•	we or our licensors or collaborators might not have been the first to make the inventions covered by the issued patents or patent application that we own or license;

•	we or our licensors or collaborators might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that the pending patent applications we own or license will not lead to issued patents;

•	issued patents that we own or license may be held invalid or unenforceable, as a result of legal challenges by our competitors;

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our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may have an adverse effect on our business; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm our business, financial condition, results of operations and prospects.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our commercial success depends in part on avoiding infringement or misappropriation of the patents, intellectual property and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our products or products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third-party United States and foreign issued patents and pending patent applications exist in the fields in which we are developing products or product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product or product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that our product or product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third-party patents that may be infringed by commercialization of our product or any of our product candidates, and we cannot be certain that we were the first to file a patent application related to a product or technology. Moreover, because patent applications can take many years to issue, and because patent claims can be revised before issuance, there may be currently pending patent applications that may later result in issued patents that our product or product candidates may infringe or which such third parties claim are infringed by our technologies. In addition, identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which we are aware, but which we do not believe is relevant to our business, which may, nonetheless, ultimately be found to limit our ability to make, use, sell, offer for sale or import our products that may be approved in the future, or impair our competitive position. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If a patent holder believes one or more of our products or product candidates infringes such holder’s patent rights, the patent holder may sue us even if we have received patent protection. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant drug revenue and against whom our own patent portfolio may thus have no deterrent effect. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of our technical personnel and management;

•	cause development delays;

•	prevent us from commercializing any of our product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•	require us to develop non-infringing technology, which may not be possible on a cost-effective basis;

•	subject us to significant liability to third parties; or

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require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in our competitors gaining access to the same technology.

Although no third party has asserted a claim of patent infringement against us as of the date of this Proxy Statement, others may hold proprietary rights that could prevent FYARRO or our other product candidates that we may develop in the future from being marketed. For example, various patent offices periodically grant mode of action patents and a third party may have or obtain a patent with claims covering modes of action relevant to our product or product candidates. While these mode of action patents may be difficult to enforce, the third party may assert a claim of patent infringement directed at FYARRO or any other product candidates we may develop in the future. Any patent-related legal action or any claim relating to intellectual property infringement that is successfully asserted against us claiming damages and seeking to enjoin commercial activities relating to our products or processes could subject us to significant liability for damages, including treble damages and attorney’s fees if it was determined that we willfully infringed, and require us to obtain a license to manufacture or market our product or product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our current or future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our product or product candidates or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent or delay us from developing and commercializing our product or product candidates, which could harm our business, financial condition and operating results. In addition, intellectual property litigation, regardless of our outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product or product candidates and technology.

In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may not be successful in obtaining or maintaining necessary rights to our product or product candidates that we may develop in the future through acquisitions and in-licenses.

Because our development programs may in the future require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license, or use these third-party proprietary rights. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product or product candidates that we may develop in the future. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Moreover, collaboration arrangements are complex and time-consuming to negotiate, document, implement and maintain. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements should we choose to enter into such arrangements. We may also be unable to license or acquire third-party intellectual property rights on terms that would be favorable to us or allow us to make an appropriate return on our investment or at all. Even if we are able to obtain a license to intellectual property of interest, we may not be able to secure exclusive rights, in which case others could use the same rights and compete with us. If we are unable to successfully obtain rights to required third party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We may be involved in lawsuits or other proceedings to protect or enforce our patents or intellectual property or our licensors’ patents or intellectual property, which could be expensive, time consuming and unsuccessful. Further, our issued patents or our licensors’ patents could be found invalid or unenforceable if challenged in court.

Competitors and other third parties may infringe, misappropriate, or otherwise violate our patents and other intellectual property rights. To prevent infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming and divert the attention of our management and key personnel from our business operations. In addition, in a patent infringement proceeding, a court may decide that a patent we own or in-license is not valid, is unenforceable and/or is not infringed. If we or any of our potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of our products or product candidates, the defendant could counterclaim that our patent or the patent of our licensors is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution of the patent application.

Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of or amendment to our patents or our licensors’ patents in such a way that such patents no longer cover our technology or platform, product or any product candidates that we may develop. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology or platform, product or any product candidates that we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations and prospects.

The outcome following legal assertions of invalidity and/or unenforceability is unpredictable, and prior art could render our patents or our licensors’ patents invalid. There is no assurance that all potentially relevant prior art relating to our patents and patent applications, or the patents and patent applications of our licensors has been found. There is also no assurance that there is not prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim in our patents and patent applications or the patents and patent applications of our licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we may lose at least part, and perhaps all, of the patent protection on such product or product candidate. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensors is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future products or product candidates. Such a loss of patent protection would have a material adverse impact on our business.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology.

Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common shares to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our product or product candidates, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to us from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our product or product candidates to market.

Patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications or those of our licensors and the enforcement or defense of our issued patents or those of our licensors.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we may not be certain that we or our licensors are the first to either file any patent application related to our product or product candidates or invent any of the inventions claimed in the patents or patent applications.

The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR, IPR, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications or those of our licensors and the enforcement or defense of our issued patents or those of our licensors, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes in United States patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our product or product candidates.

As is the case with other pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us.

For example, the United States Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the United States Congress, the United States federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and the patents we might obtain or license in the future.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that our former employees or our licensors or other third parties have an ownership interest in our patents or other intellectual property. Confidentiality and intellectual property assignment agreements may not be honored and may not effectively assign intellectual property rights to us. The assignment of intellectual property rights under these agreements may not be automatic upon the creation of the intellectual property or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against it, to determine the ownership of what we regard as our intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

Patent terms may be inadequate to protect our competitive position on our product or product candidates that we may develop in the future for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest United States non-provisional effective filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product or product candidates that we may develop in the future are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to us.

If we do not obtain patent term extension for our product or product candidates that we may develop in the future, our business may be materially harmed.

In January 2022, we filed an application for patent term extension based on the approval of FYARRO for advanced malignant PEComa. Depending upon the timing, duration and specifics of FDA regulatory approval of our product candidates that we may develop in the future, one or more of our United States patents or those of our licensors may also be eligible for limited patent term restoration under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our product candidates. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request or require. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request or require, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

We may not be able to protect our intellectual property rights throughout the world.

Although we own, co-own, or have exclusively licensed at least fifteen (15) issued patents in the United States and pending patent applications in the United States and other countries, filing, prosecuting and defending patents on our product or product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States could be less extensive than those in the United States, assuming that rights are obtained in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. In addition, the statutory deadlines for pursuing patent protection in individual foreign jurisdictions are based on the priority date of each of our patent applications and we may not timely file foreign patent applications.

Further, the complexity and uncertainty of European patent laws have increased in recent years. In Europe, a new unitary patent system took effect June 1, 2023, which significantly impacts European patents, including those granted before the introduction of such a system. Under the unitary patent system, European applications have the option, upon grant of a patent, of becoming a Unitary Patent which will be subject to the jurisdiction of the Unitary Patent Court (the “UPC”). As the UPC is a new court system, there is no precedent for the court, increasing the uncertainty of any litigation. Patents granted before the implementation of the UPC will have the option of opting out of the jurisdiction of the UPC and remaining as national patents in the UPC countries. Patents that remain under the jurisdiction of the UPC will be potentially vulnerable to a single UPC-based revocation challenge that, if successful, could invalidate the patent in all countries who are signatories to the UPC. We cannot predict with certainty the long-term effects of these changes.

Competitors may use our technologies in jurisdictions where we do not pursue or have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product or product candidates, and our patents, the patents of our licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if we pursue and obtain issued patents in particular jurisdictions, our patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or our licensors’ patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents or the patents of our licensors at risk of being invalidated or interpreted narrowly and our patent applications or the patent applications of our licensors at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on our owned and in-licensed patents and/or applications will be due to be paid to the USPTO and various foreign patent offices at various points over the lifetime of our patents and/or applications and those of our licensors and any patent rights we may own or license in the future. We have systems in place to remind us to pay these fees, and, in certain instances, we rely on our licensor partners to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and over the lifetime of our owned patents and applications. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, competitors or other third parties might be able to enter the market earlier than would otherwise have been the case and it could have a material adverse effect on our business, financial condition, results of operations and prospects.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We intend to use registered or unregistered trademarks or trade names to brand and market ourselves and our products. Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. In addition, we rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. However, trade secrets are difficult to protect. For example, we may be required to share our trade secrets with third-party licensees, collaborators, consultants, contractors, or other advisors and we have limited control over the protection of trade secrets used by such third parties. Although we have taken steps to protect our trade secrets and unpatented know-how, including by entering into confidentiality agreements with third parties and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed or that they have been obtained in all circumstances, and it is possible that any of these parties may breach the agreements and may unintentionally or willfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. In addition, these agreements typically restrict the ability of our collaborators, advisors, employees and consultants to publish data potentially relating to our trade secrets. Our academic collaborators typically have rights to publish data, provided that we are notified in advance and may delay publication for a specified time in order to secure our intellectual property rights arising from the collaboration. In other cases, publication rights are controlled exclusively by us, although in some cases we may share these rights with other parties. Enforcing a claim that a party illegally obtained, disclosed, used or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or proceedings. If any of these events occurs or if we otherwise lose protection for our trade secrets or confidential or proprietary information, the value of this information may be greatly reduced, and our competitive position in the marketplace, business, financial condition, results of operations and prospects may be materially adversely affected. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.

We may be subject to claims that we or our employees, consultants or advisors have wrongfully used or disclosed alleged confidential information or trade secrets.

We have entered into and will enter in the future into non-disclosure and confidentiality agreements to protect the proprietary positions of third parties, such as outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors, potential partners, and other third parties. We may become subject to litigation where a third party asserts that we or our employees, consultants or advisors inadvertently or otherwise breached the agreements and used or disclosed trade secrets or other information proprietary to the third parties. Defense of such matters, regardless of their merit, could involve substantial litigation expense and be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions. Moreover, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product or product candidates and technology. Failure to defend against any such claim could subject us to significant liability for monetary damages or prevent or delay our developmental and commercialization efforts, which could adversely affect our business.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product or any future product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including competitors or our potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

Our rights to develop and commercialize our technology, product and product candidates that we may develop in the future may be subject, in part, to the terms and conditions of licenses granted to us by others.

We have entered into license agreements with third parties and we may enter into additional license agreements in the future with others to advance our research or allow commercialization of our product or product candidates that we may develop in the future. These and other licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our technology and products in the future.

In addition, subject to the terms of any such license agreements, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that we license from third parties. In such an event, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of our business. If our licensors fail to prosecute, maintain, enforce, and defend such patents, or lose rights to those patents or patent applications, the rights we had licensed may be reduced or eliminated, and our rights to develop and commercialize any of our products that are subject of such licensed rights could be adversely affected.

Our licensors may have relied on third-party consultants or collaborators or on funds from third parties such that our licensors are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

It is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to redesign our technology, product, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product or product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current technology, manufacturing methods, product or future methods or product candidates resulting in either an injunction prohibiting our manufacture, sales or future sales, or, with respect to our future sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties, which could be significant.

If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	our right to sublicense patents and other rights to third parties;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	our right to transfer or assign the license;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by us and our licensors and partners; and

•	the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product or product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

In spite of our best efforts, our licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to ours. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

The patent protection and patent prosecution for our product and product candidates that we may develop in the future may be dependent on third parties.

While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product or product candidates that we may develop in the future, there may be times when the filing and prosecution activities for patents are controlled by our licensors or collaboration partners, including those licensed to us under our license agreements. If any of our licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our product or product candidates that we may develop in the future, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize our product or those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. We collaborate with other companies and institutions with respect to research and development matters. Also, we rely on numerous third parties to provide us with materials that we use to develop our technology. If we cannot successfully negotiate sufficient ownership, licensing, and/or commercial rights to any invention that result from our use of any third-party collaborator’s materials, or if disputes arise with respect to the intellectual property developed with the use of a collaborator’s materials, or data developed in a collaborator’s study, our ability to capitalize on the market potential of these inventions or developments may be limited or precluded altogether. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for United States-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-United States manufacturers.

Our licensed patent applications may have been or may be in the future supported through the use of United States government funding awarded by the National Institute of Health or the FDA Office of Orphan Products Development and the Army Medical Research and Development Command. Although we do not currently own issued patents or pending patent applications that have been generated through the use of United States government funding, we have licensed, or may acquire or license in the future, intellectual property rights that have been generated through the use of United States government funding or grant. Pursuant to the Bayh-Dole Act of 1980, the United States government has certain rights in inventions developed with government funding. These United States government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the United States government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (“march-in rights”). The United States government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the United States government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for United States industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for United States industry may limit our ability to contract with non-United States product manufacturers for products covered by such intellectual property.

General Risks

Litigation and legal proceedings may substantially increase our costs and harm our business.

We have been, are, and may in the future become, party to lawsuits and legal proceedings including, without limitation, actions and proceedings in the ordinary course of business relating to our collaboration partners, directors, officers, stockholders, intellectual property rights, employment matters and the safety or efficacy of our products, which will cause us to incur legal fees and other costs related thereto, including potential expenses for the reimbursement of legal fees of officers and directors under indemnification obligations. For example, in June 2022, EOC filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against us. In the Request for Arbitration, EOC claimed that we breached certain provisions of the EOC License Agreement, including failing to provide certain manufacturing information to EOC. As a result, we became party to a lengthy arbitration process and, although we were found not liable for any damages to EOC in the arbitration panel’s final award in September 2024, we nevertheless experienced management distraction and incurred significant legal fees to defend ourselves.

The expense of defending against litigation and legal proceedings may be significant and there can be no assurance that we will be successful in any defense. Further, the amount of time that may be required to resolve such lawsuits or legal proceedings is unpredictable, and these actions may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations, and cash flows. Our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our consolidated operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business. Litigation and legal proceedings are subject to inherent uncertainties, and an adverse result in such matters that may arise from time to time could have a material adverse effect on our business, results of operations, and financial condition.

Our stock price is volatile.

The market price of our common stock could be subject to significant fluctuations. From the completion of the Reverse Merger on August 26, 2021 through January 31, 2025, the closing price for our common stock ranged from a low of $1.21 to a high of $33.00 per share. Market prices for securities of early-stage pharmaceutical, biotechnology, and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	our ability to obtain regulatory approvals for FYARRO in other indications or for any other product candidates that we may develop in the future, and delays or failures to obtain such approvals;

•	the results of current, and any future, nonclinical or clinical trials of FYARRO or any of our product candidates that we may develop in the future;

•	the failure of FYARRO or any product candidates that we may develop in the future, if approved for marketing and commercialization, to achieve commercial success;

•	any inability to obtain adequate supply of FYARRO or any of our product candidates that we may develop in the future or the inability to do so at acceptable prices;

•	the entry into, or termination of, key agreements, including key licensing, supply or collaboration agreements;

•	adverse regulatory authority decisions;

•

the initiation of material developments in, or conclusion of, disputes or litigation to enforce or defend any of our intellectual property rights or defend against the intellectual property rights of others;

•	changes in laws or regulations applicable to FYARRO or any of our product candidates that we may develop in the future;

•	announcements by commercial partners or competitors of new commercial products, clinical progress (or the lack thereof), significant contracts, commercial relationships, or capital commitments;

•	failure to meet or exceed financial and development projections we may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

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general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors, including turmoil in the global banking system, deteriorating market conditions due to investor concerns regarding inflation and conflicts in Ukraine and the Middle East;

•	adverse publicity relating to our markets, including with respect to other products and potential products in such markets;

•	the introduction of technological innovations or new therapies competing with our products and potential products;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	the hiring or loss of key employees;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our business and stock;

•	changes in the market valuations of similar companies;

•	general and industry-specific economic conditions potentially affecting our research and development expenditures;

•	sales of our common stock by us or our stockholders in the future, or the anticipation thereof;

•	trading volume of our common stock;

•	changes in the structure of health care payment systems;

•	adverse regulatory decisions;

•	trading volume of our common stock; and

•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies or the biotechnology sector. These broad market fluctuations may also adversely affect the trading price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Regardless of the merits or the ultimate results of such litigation, if instituted, such litigation could result in substantial costs and diversion of management’s attention and resources, which could significantly harm our profitability and reputation.

Additionally, a decrease in our stock price may cause our common stock to no longer satisfy the continued listing standards of Nasdaq. If we are not able to maintain the requirements for listing on Nasdaq, we could be delisted, which could have a materially adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock.

We must maintain effective internal control over financial reporting, and if we are unable to do so, the accuracy and timeliness of our financial reporting may be adversely affected, which could have a material adverse effect on our business and stock price.

We must maintain effective internal control over financial reporting in order to accurately and timely report our results of operations and financial condition. In addition, as a public company, the Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our disclosure controls and procedures quarterly and the effectiveness of our internal control over financial reporting at the end of each fiscal year. We rely heavily on direct management oversight of transactions, along with the use of legal and outsourced accounting professionals. Although we may implement, document, and modify policies and procedures to maintain effective internal controls, we may identify deficiencies and weaknesses or fail to remediate previously identified deficiencies in our internal controls.

The rules governing the standards that must be met for our management to assess our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act are complex and require significant documentation, testing and possible remediation. These stringent standards require that our audit committee be advised and regularly updated on management’s review of internal control over financial reporting. Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us as a public company. If we fail to staff our accounting, finance and information technology functions adequately or maintain internal control over financial reporting adequate to meet the demands that are placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, our business and reputation may be harmed and our stock price may decline. Furthermore, investor perceptions of us may be adversely affected, which could cause a decline in the market price of our common stock.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operation could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and estimates and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, and expenses that are not readily apparent from other sources. For example, management makes judgments and assumptions regarding our product sales based on our interpretation of ASC Topic 606, Revenue from Contracts with Customer (“Topic 606”). The revenue standard is principle-based, and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice and guidance may evolve as we apply the new standard. If our assumptions underlying our estimates and judgements relating to our critical accounting policies change or if actual circumstances differ from our assumptions, estimates or judgements, our operating results may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our shares of common stock from trading on its exchange for failure to meet Nasdaq’s listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of new and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of shares of our common stock in the public market, including by our existing stockholders, could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that these sales and others may have on the prevailing market price of our common stock.

On February 12, 2024, we filed a universal shelf registration statement on Form S-3 (File No. 333-277018) (the “Shelf Registration Statement”), which became effective on April 30, 2024. No securities have yet been sold under the Shelf Registration Statement. We have established, and may in the future establish, “at-the-market” programs pursuant to which we may offer and sell shares of our common stock pursuant to the Shelf Registration Statement.

Our directors and employees may sell our stock through 10b5-1 trading plans or in the market during open windows under our insider trading policy without such plans in place. Sales of our common stock by our officers, directors, holders of 5% or more of our capital stock and their respective affiliates, and employees could be perceived negatively by investors or cause downward pressure on our common stock and cause a reduction in the price of our common stock as a result. We have also registered shares of our common stock that we may issue under our employee equity incentive plans. These shares will be able to be sold freely in the public market upon issuance.

SEC regulations limit the amount of funds that we can raise during any 12-month period pursuant to a shelf registration statement on Form S-3.

SEC regulations limit the amount that companies with a public float of less than $75 million may raise during any 12-month period pursuant to a shelf registration statement on Form S-3. As of the filing of this proxy statement, we are subject to General Instruction I.B.6 to Form S-3, referred to as the baby shelf rules. Under these regulations, the amount of funds we can raise through primary public offerings of securities in any 12-month period using a registration statement on Form S-3 is limited to one-third of the aggregate market value of the shares of our common stock held by non-affiliates of the Company. Therefore, we will be limited in the amount of proceeds we are able to raise by selling shares of our common stock using a Form S-3 until such time as our public float exceeds $75 million. Furthermore, if we are required to file a new registration statement on another form, it may incur additional costs and be subject to delays due to review by the SEC staff.

Our principal stockholders and management own a significant percentage of our common stock and will be able to exert significant control over matters subject to stockholder approval.

Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially own a significant portion of our outstanding voting stock.

These stockholders, acting together, may be able to impact matters requiring stockholder approval. For example, they may be able to impact the elections of directors, amendments to our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholder and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.

Unfavorable market and global economic conditions as a result of multiple global events, adverse developments affecting the financial services industry, the conflicts in Ukraine and the Middle East, increasing interest rates and general economic downturns, could adversely affect our business, financial condition or results of operations.

While the potential economic impact brought by multiple adverse global circumstances, such as conflicts in Ukraine and the Middle East, potential uncertainty related to Taiwan and its relationship with China, increasing interest rates, adverse developments affecting the financial services industry and general economic downturns are difficult to assess or predict, both as to magnitude and duration, these events have resulted in, and may continue to result in, extreme volatility and disruptions in the capital and credit markets, reducing our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate in accordance with our operating plan, or at all. Additionally, our results of operations could be adversely affected by general conditions in the global economy and financial markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including, weakened demand for FYARRO or our any of our future product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. In the event of prolonged business interruptions due to geopolitical events, we could incur significant losses, require substantial recovery time and experience significant expenditures in order to resume our business or clinical operations. We have no operations in the Middle East, Russia, Belarus or Ukraine, but we do not and cannot know if the current uncertainties in these geopolitical areas, which are unfolding in real-time, may escalate and result in broad economic and security conditions or rationing of medical supplies, which could limit our ability to conduct clinical trials outside the United States or result in material implications for our business. In addition, our insurance policies typically contain a war exclusion of some description and we do not know how our insurers are likely to respond in the event of a loss alleged to have been caused by geopolitical uncertainties. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”), as receiver, and on March 27, 2023, First-Citizens Bank & Trust Company assumed all of SVB’s customer deposits and certain other liabilities and acquired substantially all of SVB’s loans and certain other assets from the FDIC. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. While we only had a minimal amount of our cash directly at SVB and, since that date, the FDIC has stated that all depositors of SVB would be made whole, and First-Citizens Bank & Trust Company has assumed our deposits from SVB, there is no guarantee that the federal government would guarantee all depositors as they did with SVB depositors in the event of further bank closures and continued instability in the global banking system may adversely impact our business and financial condition.

Although we assess our banking relationships as we believe necessary or appropriate, our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, the financial institutions with which we have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all.

Our operations and performance may be affected by political or civil unrest or military action, including the current conflicts in Ukraine and the Middle East, terrorist activity, unstable governments and legal systems. As a result of global economic conditions, some third-party payers may delay or be unable to satisfy their reimbursement obligations. Job losses or other economic hardships may also affect patients’ ability to afford healthcare as a result of increased co-pay or deductible obligations, greater cost sensitivity to existing co-pay or deductible obligations, lost healthcare insurance coverage or for other reasons. Our ability to conduct clinical trials in regions experiencing political or civil unrest could negatively affect clinical trial enrollment or the timely completion of a clinical trial. We believe the aforementioned economic conditions could lead to reduced demand for our drug products, which could have a material adverse effect on our revenues, business and results of operations.

Additionally, there is ongoing uncertainty regarding the federal budget and federal spending levels, including the possible impacts of a failure to increase the “debt ceiling.” Any U.S. government default on its debt could have broad macroeconomic effects that could, among other things, disrupt access to capital markets and deepen recessionary conditions. Further, as of September 30, 2024, we had cash, cash equivalents and short-term investments of $62.6 million, consisting of U.S. government treasury bills, commercial paper, and corporate debt securities. Any default by the U.S. government or credit downgrade of the securities we hold could impact the liquidity or valuation of our investments.

We, or the third parties upon whom we depend, may be adversely affected by earthquakes, wildfires, (such as the Pacific Palisades fire, which burned near but did not reach our headquarters) and other natural disasters, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Any unplanned event, such as flood, fire, explosion, earthquake, extreme weather condition, medical epidemics, such as the COVID-19 pandemic, power shortage, telecommunication failure, cyberattacks, geopolitical tensions, including those related to the conflicts in Ukraine and the Middle East or other natural or man-made accidents or incidents that result in us being unable to fully utilize our facilities, or the manufacturing facilities of our third-party CMOs, may have a material and adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our product candidate or interruption of our business operations. Earthquakes, wildfires or other natural disasters could further disrupt our operations, including at our California headquarters, and have a material and adverse effect on our business, financial condition, results of operations and prospects. If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as our research facilities or the manufacturing facilities of our third-party CMOs, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place may prove inadequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, could have a material adverse effect on our business. As part of our risk management policy, we maintain insurance coverage at levels that we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, we cannot assure you that the amounts of insurance will be sufficient to satisfy any damages and losses. If our facilities, or the manufacturing facilities of our third-party CMOs, are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs may be harmed. Any business interruption may have a material and adverse effect on our business, financial condition, results of operations and prospects.

We are a smaller reporting company. We cannot be certain whether the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors or otherwise limit our ability to raise additional funds.

We are a “smaller reporting company” under applicable securities regulations. A smaller reporting company is a company that (i) as of the last business day of its most recently completed second fiscal quarter has an aggregate market value of the company’s voting stock held by non-affiliates, or public float, of less than $250 million or (ii) for the most recently completed fiscal year has less than $100 million in revenue and as of the last business day of its most recently completed second fiscal quarter has less than $700 million in public float. In addition, a smaller reporting company is able to provide simplified executive compensation disclosures in its filings and has certain other reduced disclosure obligations in our SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Reduced disclosure in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

We do not anticipate that we will pay any cash dividends in the foreseeable future.

The current expectation is that we will retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be stockholders’ sole source of gain, if any, for the foreseeable future.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or equity research analysts publish about us and our business. Equity research analysts may elect not to provide research coverage of our common stock, and such lack of research coverage may adversely affect the market price of our common stock. In the event we do have equity research analyst coverage, we will not have any control over the analysts, or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts our stockholders to replace or remove our management.

Provisions in our amended and restated certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors, a prohibition on actions by written consent of our stockholders, and the ability of the board of directors to issue preferred stock without stockholder approval. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us in certain circumstances. Although we believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Our bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provisions of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, our amended and restated certificate of incorporation or our bylaws (including the interpretation, validity or enforceability thereof), or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine; provided, that these choice of forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. The amended and restated bylaws provide that the federal district courts are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our bylaws described above.

DESCRIPTION OF AADI CAPITAL STOCK

Our common stock, par value $0.0001 per share (“Common Stock”), is registered under the Exchange Act. The following description sets forth certain general terms and provisions of our Common Stock.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

Dividends

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as Aadi’s board of directors from time to time may determine.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election.

Distributions on Liquidation

Upon liquidation, dissolution or winding up of Aadi, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Other Rights

Our Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.

Relationship to Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred Stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. Subject to the terms of any Preferred Stock designation that we may adopt from time to time, Aadi’s board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the resolution of Aadi’s board of directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then we shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until Aadi’s board of directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of our company without further action by the stockholders.

Other than in connection with shares of Preferred Stock (as explained above), which Preferred Stock is not currently designated nor contemplated by the Company, the Company does not believe that any provision of its Certificate of Incorporation or Bylaws would delay, defer or prevent a change in control.

No shares of Preferred Stock are issued and outstanding as of the date hereof.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws may have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of Aadi with another company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated Preferred Stock makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our Certificate of Incorporation provides that a special meeting of stockholders may be called only by our chairperson of the board of directors, chief executive officer, president or the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directorships, whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our Common Stock outstanding will be able to elect all of our directors. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our Bylaws provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, then the United States District Court for the District of Delaware) will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL or our Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine (the “Delaware Forum Provision”). In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of our securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

The provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8260.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AADI.”

PRINCIPAL STOCKHOLDERS OF AADI

The following table sets forth information relating to the beneficial ownership of our common stock at January 30, 2025 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of January 30, 2025 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such persons.

The percentage of shares beneficially owned is computed on the basis of 24,696,568 shares of common stock outstanding as of January 30, 2025. Shares of common stock that a person has the right to acquire within 60 days of January 30, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.

	Shares Beneficially Owned
5% Stockholders:	Number	Percentage
Affiliates of Avoro (1)	3,471,752	14.1%
Affiliates of Acuta Capital Partners (2)	1,849,402	7.5%
Affiliates of BML Investment Partners (3)	2,435,000	9.9%
Affiliates of EcoR1 Capital (4)	1,845,253	7.5%
Affiliates of Point72 (5)	1,470,311	5.95%

Named Executive Officers and Directors:
David Lennon, Ph.D. (6)	275,928	1.1%
Scott Giacobello (7)	482,842	1.9%
Bryan Ball (8)	302,943	1.2%
Neil Desai, Ph.D. (9)	2,269,816	9.0%
Loretta Itri, M.D. (10)	360,261	1.4%
Caley Castelein, M.D. (11)	591,587	2.4%
Behzad Aghazadeh, Ph.D. (12)	3,536,129	14.3%
Anupam Dalal, M.D. (13)	1,922,427	7.8%
Karin Hehenberger, M.D., Ph.D. (14)	64,377	*
Mohammad Hirmand, M.D. (15)	40,103	*
Richard Maroun (16)	88,167	*
Emma Reeve (17)	63,314	*
Baiteng Zhao (18)	5,099	*
All directors and executive officers as a group (13 persons) (19)	10,002,993	37.2%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Based solely on a Schedule 13D/A filed with the SEC on December 23, 2024, the beneficial ownership shown above consists of (i) 2,849,402 shares of common stock that are held by Avoro Capital Advisors LLC (“Avoro Capital”) and (ii) 622,350 shares of common stock that are held by Avoro Ventures Fund L.P. (“Avoro Ventures Fund”), an investment fund managed by Avoro Ventures LLC (“Avoro Ventures”). According to the Schedule 13D/A, Avoro Capital has sole voting power and sole dispositive power with regard to 2,849,402 shares of common stock and Avoro Ventures has sole dispositive power with regard to 622,350 shares of common stock. Behzad Aghazadeh, a director of the Company, is the portfolio manager and controlling person at Avoro Capital and Avoro Ventures. The principal business address of each of Avoro Capital and Mr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

(2)

Based solely on a Schedule 13D filed with the SEC on January 19, 2025, the beneficial ownership shown above consists of (i) 1,572,698 shares held by Acuta Capital Fund, L.P. (“Acuta Capital”) and (ii) 276,704 shares held by Acuta Opportunity Fund, L.P. (“Acuta Opportunity Fund”). Acuta Capital Partners, LLC (“Acuta Partners”) is a general partner of each of Acuta Capital and Acuta Opportunity Fund. According to the Schedule 13D, Acuta Partners has shared voting power and shared dispositive power with regard to 1,849,402 shares of common stock. Dr. Dalal, a director of the Company, is the Chief Investment Officer and Managing Member of Acuta Partners. Dr. Dalal has voting and investment authority over all of the shares held by each of Acuta Capital and Acuta Opportunity Fund. Each of Acuta Partners and Dr. Dalal disclaim beneficial ownership of the shares of common stock held by each of Acuta Capital and Acuta Opportunity Fund except to the extent of their pecuniary interest therein. The principal business address of each of Acuta Capital is c/o Acuta Capital Partners, LLC, 255 Shoreline Drive, Suite 515, Redwood City, California 94065.

(3)

Based solely on a Schedule 13D filed with the SEC on December 31, 2024, the beneficial ownership shown above consists of (i) 335,000 shares that are held by Braden M. Leonard for which Mr. Leonard has sole voting and dispositive power over all such shares and (ii) 2,100,000 shares that are held by BML Investment Partners, L.P. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The principal business address for the entities and individuals affiliated with 65 E Cedar, Suite 2, Zionsville, IN 46077.

(4)

Based solely on a Schedule 13D filed with the SEC on September 3, 2024, the beneficial ownership shown above consists of (i) 1,736,015 shares that are held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) and (ii) 109,238 shares that are held by EcoR1 Capital, LLC (“EcoR1”). EcoR1 is the general partner of Qualified Fund. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by the Qualified Fund. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for EcoR1 Capital LLC, the EcoR1 Capital Funds and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA.

(5)

Based solely on a Schedule 13G filed with the SEC on January 29, 2025, the beneficial ownership shown above consists of 1,470,311 shares of common stock held by Point72 Associates, LLC (“Point72 Associates”). Pursuant to an investment management agreement, Point72 Asset Management, L.P. (“Point72 Asset Management”) maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. Each of Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates reflected herein. Each of Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen disclaims beneficial ownership of any such securities. The address for Point72 Associates is c/o Point72 Asset Management, 72 Cummings Point Road, Stamford, CT 06902.

(6)

Consists of (i) 22,869 shares of common stock held directly by Mr. Lennon; (ii) 236,809 shares issuable upon the exercise of options within 60 days of January 30, 2025; and (iii) 16,250 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.

(7)

Consists of (i) 27,822 shares of common stock held directly by Mr. Giacobello; (ii) 448,270 shares issuable upon the exercise of options within 60 days of January 30, 2025; and (iii) 6,750 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.

(8)

Consists of (i) 100,000 shares of common stock held directly by Mr. Ball; (ii) 197,943 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025 and (iii); 5,000 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.

(9)

Consists of (i) 1,171,543 shares of common stock held indirectly by the Anishka Family Trust, (ii) 639,698 shares of common stock held indirectly by the Anishka Irrevocable 2016 Trust dated October 19, 2016 (the “Anishka Irrevocable Trust”), and (iii) 458,575 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025. Dr. Desai disclaims beneficial ownership of the securities held in the Anishka Irrevocable Trust, except to the extent of any pecuniary interest therein.

(10)

Consists of (i) 349,761 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025 (ii); 7,500 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025 and (iii) 3,000 shares of common stock held indirectly by Dr. Itri’s spouse.

(11)

Consists of (i) 19,694 shares of common stock held directly by Dr. Castelein, (ii) 499,998 shares of common stock held indirectly by KVP Capital, LP (“KVP Capital”), and (iii) 71,895 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025. Dr. Castelein is the Managing Director of KVP Capital and Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital, except to the extent of his pecuniary interest therein.

(12)	Consists of (i) the securities listed in footnote (1) above and (ii) 64,377 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(13)

Consists of (i) 1,130 shares of common stock held directly by Dr. Dalal; (ii) the securities listed in footnote (2) above, and (iii) 71,895 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.

(14)	Consists of 63,314 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(15)	Consists of 40,103 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(16)	Consists of 88,167 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(17)	Consists of 63,314 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(18)	Consists of 5,099 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(19)

Consists of an aggregate of (i) 7,806,908 shares of common stock; (ii) 2,160,585 shares issuable upon the exercise of stock options within 60 days of January 30, 2025; and (iii); 35,500 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025 held by our current executive officers and directors as a group.

PRINCIPAL STOCKHOLDERS OF AADI AFTER THE PIPE FINANCING

The following table sets forth information relating to the expected beneficial ownership of our common stock immediately after closing of the PIPE Financing, assuming the closing occurred on January 30, 2025, by:

•	each person, or group of affiliated persons, expected to beneficially own more than 5% of the outstanding shares of our common stock, assuming closing of the PIPE Financing;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of January 30, 2025 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such persons.

The percentage of shares beneficially owned is computed on the basis of 46,272,708 shares of common stock expected to be outstanding upon consummation of the PIPE Financing (based on 24,696,568 total shares outstanding as of January 30, 2025 and after giving effect to the 21,592,000 shares expected to be issued in the PIPE Financing, but excluding the 20,076,500 shares issuable pursuant to Pre-Funded Warrants). Shares of common stock that a person has the right to acquire within 60 days of January 30, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.

	Shares Beneficially Owned
5% Stockholders:	Number	Percentage
Entities Affiliated with Avoro (1)	3,471,752	7.5%
Entities Affiliated with Acuta Capital Partners (2)	3,410,402	7.4%
Entities Affiliated with BML Investment Partners (3)	2,435,000	5.3%
Entities Affiliated with EcoR1 Capital (4)	3,927,253	8.5%
Entities Affiliated with Suvretta (5)	3,700,000	8.0%
Orbimed Genesis Master Fund, L.P. (6)	4,166,000	9.0%

Named Executive Officers and Directors:
David Lennon, Ph.D. (7)	275,928	*
Scott Giacobello (8)	482,842	1.0%
Bryan Ball (9)	402,943	*
Neil Desai, Ph.D. (10)	2,269,816	4.8%
Loretta Itri, M.D. (11)	360,261	*
Caley Castelein, M.D. (12)	2,257,587	4.9%
Behzad Aghazadeh, Ph.D. (13)	3,536,129	7.6%
Anupam Dalal, M.D. (14)	3,483,427	7.5%
Karin Hehenberger, M.D., Ph.D. (15)	64,377	*
Mohammad Hirmand, M.D. (16)	40,103	*
Richard Maroun (17)	88,167	*
Emma Reeve (18)	63,314	*
Baiteng Zhao (19)	5,099	2.7%
All directors and executive officers as a group (13 persons) (20)	14,579,993	30.0%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based solely on a Schedule 13D/A filed with the SEC on December 23, 2024, consists of (i) 2,849,402 shares of common stock that are held by Avoro Capital Advisors LLC (“Avoro Capital”) and (ii) 622,350 shares of common stock that are held by Avoro Ventures Fund L.P. (“Avoro Ventures Fund”), an investment fund managed by Avoro Ventures LLC (“Avoro Ventures”). The beneficial ownership shown above excludes (i) 6,666,400 shares issuable pursuant to Pre-Funded Warrants to be purchased in the PIPE Offering by Avoro Life Sciences Fund LLC and (ii) 1,666,600 shares issuable pursuant to Pre-Funded Warrants to be purchased in the PIPE Offering by Avoro Ventures Fund. According to the Schedule 13D/A, Avoro Capital has sole voting power and sole dispositive power with regard to 2,849,402 shares of common stock and Avoro Ventures has sole dispositive power with regard to 622,350 shares of common stock. Behzad Aghazadeh, a director of the Company, is the portfolio manager and controlling person at Avoro Capital and Avoro Ventures. The principal business address of each of Avoro Capital and Mr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

(2)

Consists of (i) 1,217,580 shares to be purchased in the PIPE Offering by Acuta Capital Fund, L.P. (“Acuta Capital”); (ii) 343,420 shares to be purchased in the PIPE Offering by Acuta Opportunity Fund, L.P. (“Acuta Opportunity Fund”); (iii) 1,572,698 shares previously held by Acuta Capital; and (iv) 276,704 shares previously held by Acuta Opportunity Fund. Acuta Capital Partners, LLC (“Acuta Partners”) is a general partner of each of Acuta Capital and Acuta Opportunity Fund. According to the Schedule 13D filed with the SEC on January 19, 2025, Acuta Partners has shared voting power and shared dispositive power with regard to 1,849,402 shares of common stock. Dr. Dalal, a director of the Company, is the Chief Investment Officer and Managing Member of Acuta Partners. Dr. Dalal has voting and investment authority over all of the shares held by each of Acuta Capital and Acuta Opportunity Fund. Each of Acuta Partners and Dr. Dalal disclaim beneficial ownership of the shares of common stock held by each of Acuta Capital and Acuta Opportunity Fund except to the extent of their pecuniary interest therein. The principal business address of each of Acuta Capital is c/o Acuta Capital Partners, LLC, 255 Shoreline Drive, Suite 515, Redwood City, California 94065.
(3)

Based solely on a Schedule 13D filed with the SEC on December 31, 2024, the beneficial ownership shown above consists of (i) 60,000 shares that are held by Braden M. Leonard for which Mr. Leonard has sole voting and dispositive power over all such shares; (ii) 3,585,866 shares that are held by BML Investment Partners, L.P. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The principal business address for the entities and individuals affiliated with 65 E Cedar, Suite 2, Zionsville, IN 46077.

(4)

Consists of (i) 1,959,162 shares to be purchased in the PIPE Offering by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”); (ii) 122,838 shares to be purchased in the PIPE Offering by EcoR1 Capital Fund, L.P. (“Capital Fund”, and together with Qualified Fund, the “EcoR1 Capital Funds”); (iii) 1,736,015 shares that were previously held by Qualified Fund; and (iv) 109,238 shares that are held by EcoR1 Capital, LLC (“EcoR1”). EcoR1 is the general partner of EcoR1 Capital Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive voting power over the shares held by the EcoR1 Capital Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for EcoR1 Capital LLC, the EcoR1 Capital Funds and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA.

(5)

Consists of (i) 3,278,917 shares to be purchased in the PIPE Offering by Averill Master Fund, Ltd. (“Averill Master Fund”), and (ii) 421,083 shares to be purchased in the PIPE Offering by Averill Madison Master Fund, Ltd. (“Averill Madison Fund” and, together with Averill Master Fund, the “Averill Funds”). Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares. The principal business address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(6)

Consists of 4,166,000 shares to be purchased in the PIPE Offering by OrbiMed Genesis Master Fund, L.P. (“Genesis”). OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis, except to the extent of its or his pecuniary interest therein if any. The address for each of Genesis is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York.

(7)

Consists of (i) 22,869 shares of common stock held directly by Mr. Lennon; (ii) 236,809 shares issuable upon the exercise of options within 60 days of January 30, 2025; and (iii) 16,250 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.

(8)

Consists of (i) 27,822 shares of common stock held directly by Mr. Giacobello; (ii) 448,270 shares issuable upon the exercise of options within 60 days of January 30, 2025; and (iii) 6,750 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.

(9)

Consists of (i) 100,000 shares to be purchased in the PIPE Offering; (ii) 100,000 shares of common stock held directly by Mr. Ball; (iii) 197,943 shares of common stock issuable upon the exercise of options within

60 days of January 30, 2025 and (iv); 5,000 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025.
(10)

Consists of (i) 1,171,543 shares of common stock held indirectly by the Anishka Family Trust, (ii) 639,698 shares of common stock held indirectly by the Anishka Irrevocable 2016 Trust dated October 19, 2016 (the “Anishka Irrevocable Trust”), and (iii) 458,575 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025. Dr. Desai disclaims beneficial ownership of the securities held in the Anishka Irrevocable Trust, except to the extent of any pecuniary interest therein.

(11)

Consists of (i) 349,761 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025, (ii) 7,500 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025 and (iii) 3,000 shares of common stock held indirectly by Dr. Itri’s spouse.

(12)

Consists of (i) 1,666,000 shares to be purchased in the PIPE Offering by KVP Capital, LP (“KVP Capital”); (ii) 19,694 shares of common stock held directly by Dr. Castelein, (iii) 499,998 shares of common stock held indirectly by KVP Capital and (iv) 71,895 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025. Dr. Castelein is the Managing Director of KVP Capital and Dr. Castelein disclaims beneficial ownership of the shares held by KVP Capital, except to the extent of his pecuniary interest therein.

(13)	Consists of (i) the securities listed in footnote (1) above and (ii) 64,377 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(14)

Consists of (i) 1,130 shares of common stock held directly by Dr. Dalal; (ii) the securities listed in footnote (2) above, and (iii) 71,895 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.

(15)	Consists of 63,314 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(16)	Consists of 40,103 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(17)	Consists of 88,167 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(18)	Consists of 63,314 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025.
(19)

Consists of (i) 833,000 shares to be purchased in the PIPE Offering by WZCUBE LLC; and (ii) 5,099 shares of common stock issuable upon the exercise of options within 60 days of January 30, 2025. Baiteng Zhao is the manager of WZCUBE LLC and exercises investment and voting power over the shares held. Dr. Zhao disclaims beneficial ownership of the shares held by WZCUBE LLC, except to the extent of his pecuniary interest therein.

(20)

Consists of an aggregate of (i) 4,577,000 shares to be purchased in the PIPE Offering; (ii) 7,806,908 shares of common stock; (iii) 2,160,585 shares issuable upon the exercise of stock options within 60 days of January 30, 2025; and (iv); 35,500 shares issuable upon the vesting of restricted stock units within 60 days of January 30, 2025 held by our current executive officers and directors as a group.

ADDITIONAL INFORMATION

Transaction of Other Business

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons acting as proxies intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Householding

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the notice and proxy statement, and proxy materials, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders.

This means that only one copy of the notice and proxy statement, and proxy materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document upon written or oral request to Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attention: Corporate Secretary, telephone: (424) 744-8055. If you want to receive separate copies of Notice and proxy statement, and proxy materials to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you may contact us at the above address and phone number. Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Stockholder Communications

The board of directors provides to every securityholder the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for securityholder communication. For a securityholder communication directed to the board of directors as a whole, securityholders may send such communication to the attention of the Company’s Chair of the Board via U.S. Mail or Expedited Delivery Service to: Aadi Bioscience, Inc. 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attn: Chair of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the board of directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, Attn: Caley Castelein, M.D.

We will forward by U.S. Mail any such securityholder communication to each director, and the Chair of the Board in his or her capacity as a representative of the board of directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8 of the Exchange Act (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.

Procedures for Submitting Stockholder Proposals and Deadlines

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Separate from the process described above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2024. Such proposals must be delivered to our Secretary, c/o Aadi Bioscience, Inc., 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal to be considered at an annual meeting of stockholders but does not wish to have the proposal considered for inclusion in our proxy materials, our bylaws establish an advance notice procedure for such nominations and proposals. Our bylaws provide that a stockholder must give written notice to our Secretary at 17383 Sunset Boulevard, Suite A250 Pacific Palisades, California 90272, not later than 5:00 p.m., Eastern time on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting, nor earlier than 8:00 a.m., Eastern time on the 120th day prior to the day of the first anniversary of the date of the preceding year’s annual meeting. The written notice must contain the information specified in our bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the notice at the above address:

•	not earlier than 8:00 a.m., Eastern time, on February 11, 2025; and

•	no later than 5:00 p.m., Eastern time, on March 13, 2025.

However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, notice must be delivered no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.

If a stockholder (or a qualified representative of the stockholder) who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Aadi is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains Aadi’s filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

Aadi also makes available free of charge on or through its website at www.aadibio.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after Aadi electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and Aadi are inactive textual references and except as specifically incorporated by reference into this proxy statement, information on those websites is not part of this proxy statement. Aadi has filed this proxy statement with the SEC, including the attached annexes, exhibits and schedules, which contains additional relevant information about Aadi and Aadi common stock.

If you would like to request documents from Aadi, please send a request in writing or by telephone at the following addresses:

Aadi Bioscience, Inc.

17383 Sunset Boulevard Suite A250

Pacific Palisades, California 90272

Attn: Corporate Secretary

Tel: (424) 744-8055

Email: ir@aadibio.com

If you are an Aadi stockholder and would like additional copies, without charge, of this proxy statement or if you have questions about the proposals contained herein, including the procedures for voting your shares, you should contact Aadi’s proxy solicitor, Sodali & Co, at the following address and telephone number:

SODALI & CO

430 Park Avenue, 14th Floor

New York, NY 10022

Email: AAADI@investor.sodali.com

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

AADI BIOSCIENCE, INC.’S FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Aadi Bioscience, Inc.

Pacific Palisades, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Aadi Bioscience, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively, referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Product Revenue Allowances for Chargebacks and Government Rebates

As described in Note 2 to the consolidated financial statements, revenue from product sales is recognized net of estimates for variable consideration consisting of chargebacks, government rebates, distribution fees, co-payment assistance, and product returns. This variable consideration is recorded in the same period that the related revenue is recognized and creates variability for the consideration that the Company expects to receive. Liabilities related to government rebates and chargebacks involve the use of assumptions and judgments that include consideration of historical claims experience and channel mix.

We identified management’s estimated allowance for government rebates and chargebacks as a critical audit matter. The principal consideration that led to our determination is the judgment required to estimate government rebates and chargebacks that will be processed based upon the experience to date. Auditing these elements involved challenging auditor judgment due to the nature and extent of audit effort required to address these matters.

The primary procedures we performed to address this critical audit matter included:

•

Developing an independent estimate of the allowance for government rebates and chargebacks by utilizing product sales, the historical trend of actual rebates and chargebacks claims paid; (ii) comparing the independent estimate to management’s estimate; and (iii) testing historical rebate and chargebacks claims received.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2017

San Diego, California

March 13, 2024

AADI BIOSCIENCE, INC.

Consolidated Balance Sheets

(in thousands, except share data and par value)

	Year Ended December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$62,888	$39,019
Short-term investments	45,957	133,541
Accounts receivable, net	5,488	1,862
Inventory	6,427	1,861
Prepaid expenses and other current assets	3,826	3,746

Total current assets	124,586	180,029
Property and equipment, net	4,802	508
Operating lease right-of-use assets	1,169	1,522
Other assets	1,866	2,178

Total assets	$132,423	$184,237

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,898	$3,519
Accrued liabilities	14,306	14,922
Operating lease liabilities, current portion	434	394
Due to licensor payable (Note 8)	5,757	—

Total current liabilities	26,395	18,835
Operating lease liabilities, net of current portion	833	1,267
Due to licensor (Note 8)	—	5,757

Total liabilities	27,228	25,859
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.0001 par value, 300,000,000 shares authorized; 24,554,205 and 24,435,007 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	2
Additional paid-in capital	374,129	361,689
Accumulated other comprehensive income (loss)	27	(115)
Accumulated deficit	(268,963)	(203,198)

Total stockholders’ equity	105,195	158,378

Total liabilities and stockholders’ equity	$132,423	$184,237

The accompanying notes are an integral part of these consolidated financial statements.

AADI BIOSCIENCE, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share data and earnings per share amounts)

	Year Ended December 31,
	2023	2022
Revenue
Product sales, net	$24,354	$15,216

Total revenue	24,354	15,216

Operating expenses
Selling, general and administrative	44,549	40,176
Research and development	48,929	32,662
Cost of goods sold	2,809	1,335
Impairment of acquired contract intangible asset	—	3,724

Total operating expenses	96,287	77,897

Loss from operations	(71,933)	(62,681)
Other income (expense)
Foreign exchange loss	(1)	—
Interest income	6,400	2,398
Interest expense	(231)	(230)

Total other income, net	6,168	2,168

Loss before income tax expense	(65,765)	(60,513)
Income tax expense	—	—

Net loss	$(65,765)	$(60,513)

Other comprehensive income (loss):
Unrealized income (loss) on available-for-sale debt securities	142	(115)

Comprehensive loss	$(65,623)	$(60,628)

Net loss per share, basic and diluted	$(2.44)	$(2.69)

Weighted average number of common shares outstanding, basic and diluted	26,917,967	22,511,237

The accompanying notes are an integral part of these consolidated financial statements.

AADI BIOSCIENCE, INC.

Consolidated Statements of Stockholders’ Equity

(in thousands, including share amounts)

	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Par Value
Balance at December 31, 2021	20,895	$2	$279,089	$—	$(142,685)	$136,406
Issuance of common stock upon exercise of stock options	132	—	401	—	—	401
Issuance of common stock upon exercise of warrants	7	—	55	—	—	55
Share-based compensation expense	—	—	9,643	—	—	9,643
Issuance of shares under the employee stock purchase plan	27	—	323	—	—	323
Issuance of common stock to PIPE Investors, net of issuance costs	3,374	—	72,178	—	—	72,178
Unrealized loss on investments, net of tax	—	—	—	(115)	—	(115)
Net loss	—	—	—	—	(60,513)	(60,513)

Balance at December 31, 2022	24,435	$2	$361,689	$(115)	$(203,198)	$158,378

Issuance of common stock upon exercise of stock options	42	—	78	—	—	78
Share-based compensation expense	—	—	11,954	—	—	11,954
Issuance of shares under the employee stock purchase plan	77	—	408	—	—	408
Unrealized gain on investments, net of tax	—	—	—	142	—	142
Net loss	—	—	—	—	(65,765)	(65,765)

Balance at December 31, 2023	24,554	$2	$374,129	$27	$(268,963)	$105,195

The accompanying notes are an integral part of these consolidated financial statements.

AADI BIOSCIENCE, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(65,765)	$(60,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of acquired contract intangible asset	—	3,724
Share-based compensation expense	11,954	9,643
Amortization of premiums and discounts on short-term investments, net	(3,136)	(1,215)
Non-cash interest expense	58	—
Non-cash lease expense	461	382
Depreciation and amortization expense	169	159
Changes in operating assets and liabilities:
Accounts receivable	(3,626)	(1,862)
Inventory	(3,265)	(1,861)
Prepaid expenses and other current assets	3,603	(1,463)
Other non-current assets	518	437
Operating lease liabilities, net	(502)	(291)
Accounts payable and accrued liabilities	(132)	3,220

Net cash used in operating activities	(59,663)	(49,640)
Investing activities:
Purchases of property and equipment	(3,972)	(444)
Purchases of short-term investments	(64,439)	(145,192)
Maturities of short-term investments	151,617	12,750

Net cash provided by (used in) investing activities	83,206	(132,886)
Financing activities:
Proceeds from issuance of common stock and prefunded warrants to PIPE Investors	—	72,500
Issuance of common stock upon exercise of stock options	78	401
Proceeds from issuance under employee stock purchase plan	408	323
Issuance of common stock upon exercise of warrants	—	55
Deferred offering costs paid for financing	(160)	(337)
Costs incurred in connection with issuance of common stock	—	(322)

Net cash provided by financing activities	326	72,620
Net increase (decrease) in cash, cash equivalents and restricted cash	23,869	(109,906)
Cash, cash equivalents and restricted cash at beginning of year	39,083	148,989

Cash, cash equivalents and restricted cash at end of year	$62,952	$39,083

The accompanying notes are an integral part of these consolidated financial statements.

AADI BIOSCIENCE, INC.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Year Ended December 31,
	2023	2022
Supplemental disclosure of cash flow information:
Interest paid during the period	$230	$230
Costs incurred in connection with issuance of common stock paid during the period	$—	$322
Supplemental disclosure of non-cash activities:
Deferred transaction costs included in accounts payable and accrued liabilities	$46	$—
Amounts accrued for purchases of property and equipment	$571	$80
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,241

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Organization and Operations

Aadi Bioscience, Inc. (together with its subsidiaries, the “Company” or “Aadi”) is a biopharmaceutical company focused on developing and commercializing precision therapies for cancers with alterations in the mTOR pathway, a key regulator of cell growth and cancer progression. Aadi’s lead drug product, FYARRO®, combines two established technologies – nanoparticle albumin-bound (nab) technology and the anti-cancer agent, sirolimus. Nab-sirolimus is a potent inhibitor of the mTOR biological pathway with demonstrated anti-cancer activity in Aadi’s lead indication, advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. In November 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein-bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unresectable or metastatic malignant PEComa. On February 22, 2022, Aadi launched FYARRO in the United States for treatment of advanced malignant PEComa. FYARRO is licensed to Aadi by Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”).

The Company’s historical operations have consisted principally of sales of FYARRO after receiving FDA approval, performing research and development activities and raising capital. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before sustainable revenues and profit from operations are achieved.

Liquidity

Since inception, the Company has devoted substantially all of its resources to research and development activities, business planning, establishing and maintaining its intellectual property portfolio, hiring personnel, raising capital and providing general and administrative support for these operations and has only recently begun to realize revenues from its planned principal operations commencing with the commercial sale of FYARRO.

The Company has experienced net losses since its inception and expects to continue to incur net losses into the foreseeable future. As of and for the year ended December 31, 2023, the Company had an accumulated deficit of $269.0 million and a net loss of $65.8 million. To date, these operating losses have been funded primarily from sales of FYARRO, outside sources of invested capital through the issuance of convertible promissory notes, grant funding, the sale of securities, and proceeds from license agreements.

The Company had cash, cash equivalents and short term investments of $108.8 million at December 31, 2023. Management believes the Company’s current cash, cash equivalents and short-term investments will provide sufficient funds to enable the Company to meet its obligations for at least twelve months from the filing date of this report. If the Company is unable to achieve and maintain profitability, it will need additional financing to support its continuing operations and pursue its strategic objectives. Additional financing may be achieved through a combination of equity offerings, and debt financings. The Company may be unable to raise additional funds or enter into such other agreements when needed on favorable terms or at all.

On March 17, 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which the Company may offer and sell, from time to time at the Company’s sole discretion, shares of its common stock having an aggregate offering price of up to $75.0 million through Cowen as its sales agent for an at-the-marketing-offering. Any sales under the Sales Agreement may result in dilution to existing stockholders. As of December 31, 2023, no shares of common stock had been sold under this Sales Agreement.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements, and the related disclosures, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and U.S. Securities and Exchange Commission (“SEC”) regulations and, in the opinion of management include all adjustments necessary for a fair presentation of the results of operations, financial position, changes in stockholders’ equity and cash flows for each period presented. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). All adjustments are of a normal recurring nature. The Company’s consolidated financial statements are stated in U.S. dollars. Certain prior year amounts have been reclassified to conform to the current year presentation.

Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on short-term investments. Comprehensive loss has been reflected in the consolidated statements of operations and comprehensive loss for all periods presented.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company has identified its Chief Executive Officer as the chief operating decision maker and the Company views its operations and manages its business in one operating segment, which is the business of developing and commercializing proprietary therapeutics. All the assets and operations of the Company’s sole operating and reportable segment are located in the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes. In the opinion of management, all adjustments that are considered necessary for fair presentation have been included. The most significant estimates in the Company’s consolidated financial statements relate to gross-to-net accruals, share-based compensation expense and accrued research and development costs. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents, and available-for-sale marketable debt securities. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. While the Company has not experienced any losses in such deposits, the recent failure of Silicon Valley Bank, at which the Company holds cash and cash equivalents in multiple accounts, exposed the Company to credit risk prior to the resolution by the Federal Deposit Insurance Corporation in a manner that fully protected all depositors. The Company has not experienced any losses on deposits since inception.

The Company’s accounts receivable is derived from customers located in the United States. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses on customers’ accounts when deemed necessary. The Company does not typically require collateral from its customers. Credit losses historically have not been material. The Company continuously monitors customer payments and maintains an allowance for credit losses based on its assessment of various factors including historical experience, age of the receivable balances, and other current economic conditions or other factors that may affect customers’ ability to pay.

Customer Concentration

For the year ended December 31, 2023, two customers represented 51% and 48% of the Company’s revenue. For the year ended December 31, 2022, two customers represented 47% and 52% of the Company’s revenue, respectively.

Additionally, two customers accounted for 44% and 56% of net accounts receivable as of December 31, 2023. One customer accounted for 100% of net accounts receivable as of December 31, 2022.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid marketable securities purchased with original maturities of three months or less at the time of purchase date to be cash equivalents. Restricted cash consists of a letter of credit secured by restricted cash in connection with one of the Company’s office leases described in Note 7, and is included in other assets on the consolidated balance sheets. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets (in thousands):

	As of December 31,
	2023	2022
Cash and cash equivalents	$62,888	$39,019
Restricted cash, non-current	64	64

Total cash, cash equivalents and restricted cash	$62,952	$39,083

Fair Value of Financial Instruments

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs, such as quoted prices in active markets

Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions which reflect those that a market participant would use

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

In determining the fair value of its financial instruments, the Company considers the source of observable market data inputs, liquidity of the instrument, the credit risk of the counterparty to the contract, and its risk of nonperformance. In the case fair value is not observable, for the items subject to fair value measurements, the Company applies valuation techniques deemed the most appropriate under the GAAP guidance based on the nature of the assets and liabilities being measured.

The carrying amounts of cash equivalents, accounts receivable, accounts payable, accrued liabilities, and due to licensor payable are reasonable estimates of their fair value because of the short maturity of these items.

Short-Term Investments

The Company invests in various types of securities, including United States government treasury bills, commercial paper, corporate debt securities, and government agency bonds. The Company classifies its investments as available-for-sale and records them at fair value based upon market prices at period end. Unrealized gains and losses that are deemed temporary in nature are recorded in accumulated other comprehensive income (loss) as a separate component of stockholders’ equity. Dividend and interest income are recognized when earned. The Company recognizes purchase premiums and discounts as interest income using the interest method over the terms of the securities. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of investments sold. The Company classifies short-term investments with remaining maturities greater than one year as current assets because such short-term investments are available to fund the Company’s current operations.

At each balance sheet date, the Company assesses available-for-sale securities in an unrealized loss position to determine whether the decline in fair value below amortized cost is a result of credit losses or other factors, whether the Company expects to recover the amortized cost of the security, the Company’s intent to sell and if it is more likely than not that the Company will be required to sell the securities before the recovery of amortized cost. The Company records changes in allowance for expected credit loss in other income (expense). There has been no allowance for expected credit losses recorded during any of the periods presented. See Note 4 for further information.

Accounts Receivable, Net

Accounts receivable are recorded net of customer allowances for chargebacks and allowance for credit losses. Allowance for chargebacks is based on contractual terms. The Company estimates the allowance for credit losses based on existing contractual payment terms, actual payment patterns of its individual customer circumstances and credit loss. Receivables are recorded to an allowance for credit loss when it is probable that amounts will not be collected based on terms of the customer contracts. Accounts receivable are net of $0.2 million and $0.1 million of customer allowances for chargebacks as of December 31, 2023 and December 31, 2022, respectively. There were no allowances for credit losses and no receivables were written off for the years ended December 31, 2023 and 2022.

Inventory

Inventory is stated at the lower of cost or estimated net realizable value. The Company uses actual costing methodology determined on a first-in, first-out method. The Company capitalizes inventory costs associated with its products based upon regulatory approval when, based on management’s judgment, future commercialization is considered probable and the future economic benefit is expected to be realized; otherwise, such costs are expensed.

Details of inventory are presented as follows (in thousands):

	As of December 31,
	2023	2022
Raw materials	$4,640	$944
Work in process	1,366	—
Finished goods	421	917

Total	$6,427	$1,861

Property and Equipment, Net

Property and equipment, consisting of computers and software, construction in process, furniture and fixtures, lab equipment, and leasehold improvements are stated at cost, less accumulated depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Such costs are periodically reviewed for recoverability when impairment indicators are present.

Details of property and equipment are presented as follows (in thousands).

	As of December 31,
	2023	2022
Computers and software	$464	$338
Furniture and fixtures	65	65
Construction in process	4,389	77
Lab equipment	25	—
Leasehold improvements	129	129

Total	$5,072	$609
Accumulated depreciation	(270)	(101)

Property and equipment, net	$4,802	$508

Construction in progress mainly consists of lab, production, and testing equipment. Depreciation expense on property, plant, and equipment amounted to $0.2 million and $0.1 million for the years ended December 31, 2023 and 2022, respectively.

Impairment of Long-Lived Asset

The Company reviews long-lived assets, including property, equipment, and the intangible asset for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount. The impairment loss, if recognized, would be based on the excess of the carrying value of the impaired asset over its respective fair value. An impairment was recorded for the long-lived intangible asset during the year ended December 31, 2022 based on the termination of the Gossamer License Agreement effective July 24, 2022 (see Note 5).

Leases

At the inception of a contractual arrangement, the Company determines whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, the Company records the associated lease liability and corresponding right-of-use asset upon commencement of the lease using the implicit rate or a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. The Company does not recognize assets or liabilities for leases with lease terms of less than 12 months.

The Company additionally evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: (i) the lease has a purchase option that is reasonably certain of being exercised, (ii) the present value of the future cash flows is substantially all of the fair market value of the underlying asset, (iii) the lease term is for a significant portion of the remaining economic life of the underlying asset, (iv) the title to the underlying asset transfers at the end of the lease term, or (v) if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease liabilities with a term greater than one year and their corresponding right-of-use assets are recognized at the commencement date of the lease based on the present value of lease payments over the expected lease term.

Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received. As the Company’s leases do not typically provide an implicit rate, the Company utilizes the appropriate incremental borrowing rate, determined as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and in a similar economic environment. For finance leases, depreciation expense is recognized for the leased asset acquired and interest expense is recognized related to the portion of the financing in the consolidated statements of operations and comprehensive loss. For operating leases, lease cost is recognized on a straight-line basis over the lease term and variable lease payments are recognized as operating expense in the period in which the obligation for those payments is incurred. Variable lease payments primarily include common area maintenance, utilities, real estate taxes, insurance, and other operating costs that are passed on from the lessor in proportion to the space leased by the Company. The Company has elected the practical expedient to not separate between lease and non-lease components.

Commitments and Contingencies

The Company recognizes a liability with regard to loss contingencies when it believes it is probable a liability has been incurred, and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount the Company accrues the minimum amount in the range. The Company has not recorded any such liabilities as of December 31, 2023 and 2022.

Revenue Recognition and Related Allowances

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”), the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Product Net Sales

FYARRO was approved by the FDA in November 2021. On February 22, 2022, the Company launched sales of FYARRO to specialty distributors (“SDs”) and a specialty pharmacy (“SP”). The Company recognizes product sales when the SDs and SP obtain control of the product. Product sales are recorded at the net sales price, which includes provisions for the following allowances which are reflected either as a reduction to the related account receivable or as an accrued liability, depending on how the allowance is settled:

Distribution Fees: Distribution fees include distribution service fees paid to the SDs and SP based on a contractually fixed percentage of the wholesale acquisition cost (“WAC”). Distribution fees are recorded as an offset to product sales based on contractual terms at the time revenue from the sale is recognized.

Rebates: Allowance for rebates includes mandated discounts under the Medicaid Drug Rebate Program and TRICARE program. Rebates are amounts owed after the final dispensing of the product to a benefit plan participant and are based upon contractual agreements or statutory requirements. The allowance for rebates is based on contracted or statutory discount rates and expected utilization by benefit plan participants. The Company’s estimates for expected utilization of rebates are based on utilization data received from the SDs and SP since product launch. Rebates are generally invoiced and paid in arrears so that the accrual balance consists of an estimate of the amount expected to be incurred for the current quarter’s activity. If actual future rebates vary from estimates, the Company may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

Chargebacks: Chargebacks are discounts and fees that relate to contracts with government and other entities purchasing from the SDs and SP at a discounted price. The SDs and SP charge back to the Company the difference between the price initially paid by the SDs and SP and the discounted price paid to the SDs and SP by these entities. If actual future chargebacks vary from these estimates, the Company may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

Co-Payment Assistance: The Company offers co-payment assistance to commercially insured patients meeting certain eligibility requirements. Co-payment assistance is accrued at the time of product sale to SDs and SP based on estimated patient participation and average co-pay benefit to be paid per claim. The Company estimated amounts are compared to actual program participation and co-pay amounts paid using data provided by third-party administrators. If actual amounts differ from the original estimates the assumptions being applied are updated and adjustment for prior period accruals will be adjusted in the current period.

Product Returns: Consistent with industry practice, the Company offers the SDs and SP limited product return rights for damages, shipment errors, and expiring product, provided that the return is within a specified period around the product expiration date as set forth in the applicable individual distribution agreement. The Company does not allow product returns for product that has been dispensed to a patient. As the Company receives inventory reports from the SDs and SP and has the ability to control the amount of product that is sold to the SDs and SP the Company’s estimate of future potential product returns is based on the on-hand channel inventory data and sell-through data obtained from the SDs and SP. In arriving at its estimate, the Company also considers historical product returns, the underlying product demand, and industry data specific to the specialty pharmaceutical distribution industry.

The total amount deducted from gross product sales for the allowances described above for the years ended December 31, 2023 and 2022 was $4.6 million and $2.4 million, respectively.

The following table sets forth the changes in the accrued revenue allowances (in thousands):

	As of December 31,
	2023	2022
Balance at beginning of period	$1,434	$—
Provision for current period sales	4,648	2,438
Payments	(5,017)	(1,004)

Balance at end of period	$1,065	$1,434

Research and Development

Research and development expenses consist of costs incurred in performing research and development activities, including salaries and benefits, materials and supplies, preclinical expenses, share-based compensation expense, contract services, and other external development expenses. The Company records research and development activities conducted by third-party service providers, which include work related to preclinical studies, clinical trials, and contract manufacturing activities, to research and development expense as incurred. The Company is required to estimate the amount of services provided but not yet invoiced and include these expenses in accrued expenses on the consolidated balance sheets and within research and development expenses in the consolidated statements of operations and comprehensive loss. These expenses are a significant component of the Company’s research and development expenses and require significant estimates and judgments. The Company accrues for these expenses based on factors such as estimates of the work completed and in accordance with agreements established with its third-party service providers. As actual expenses become known, the Company adjusts its accrued expenses.

Share-Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options and restricted stock units in the consolidated statements of operations and comprehensive loss based on their fair values. All of the Company’s share-based awards, to employees, non-employees, officers, and directors, are subject only to service-based vesting conditions. Compensation expense for awards to employees is calculated on a straight-line basis by recognizing the fair value over the associated service period of the award, which is generally the vesting term. Options granted during the year have a maximum contractual term of ten years.

Employee Stock Purchase Plan

Stock-based compensation expense for employee stock purchases under the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) is recorded at the estimated fair value of the purchase as of the plan enrollment date and is recognized as an expense on a straight-line basis over the applicable six-month 2021 ESPP offering period.

Income Taxes

Income taxes have been accounted for using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if, based upon the weight of all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. The Company recognizes interest and penalties related to uncertain tax positions, if any exist, in income tax expense.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Basic and diluted weighted average shares of common stock outstanding for the years ended December 31, 2023 and 2022, includes the weighted average effect of 2,426,493 Pre-Funded Warrants (as defined below), which were issued in September 2022, for the purchase of shares of common stock, for which the remaining unfunded exercise price is $0.0001 per share.

Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares and common share equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities, which include outstanding stock options, restricted stock units, and warrants have been excluded from the computation of diluted net loss per share as they would be anti-dilutive.

The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net loss per share because their inclusion would be anti-dilutive:

	Year Ended December 31,
	2023	2022
Options to purchase common stock	4,579,659	2,990,423
Restricted Stock Units to purchase common stock	32,558	—
Warrants to purchase common stock	29,167	29,167

Recent Accounting Pronouncements

In 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit Losses” which (i) significantly changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model which will be based on an estimate of current expected credit loss; and (ii) provides for recording credit losses on available-for-sale debt securities through an allowance account. The standard also requires certain incremental disclosures. Subsequently, the FASB issued several ASUs to clarify, improve, or defer the adoption of ASU 2016-13. The Company adopted ASU 2016-13 beginning January 2023. The Company determined that the adoption of this standard did not result in a material impact to the consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging – Contracts in Entity’s Own Equity” (Subtopic 815-40). This new guidance is intended to reduce the complexity of accounting for convertible instruments. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and requires enhanced disclosures about the terms of convertible instruments. Entities may adopt ASU 2020-06 using either a partial retrospective or fully retrospective method of transition. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for smaller reporting companies. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on the Company’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures. The new standard requires a company to disclose incremental segment information on an annual and interim basis, including significant segment expenses and measures of profit or loss that are regularly provided to the chief operating decision maker. The standard is effective for us beginning in fiscal year 2024 and interim periods within fiscal year 2025, with early adoption permitted. We do not expect to early adopt the new standard. We are currently evaluating the impact of ASU 2023-07 on the consolidated financial statements and related disclosures and will adopt the new standard using a retrospective approach.

In December 2023, the FASB also issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The new standard requires a company to expand its existing income tax disclosures, specifically related to the rate reconciliation and income taxes paid. The standard is effective for us beginning in fiscal year 2025, with early adoption permitted. We do not expect to early adopt the new standard. The new standard is expected to be applied prospectively, but retrospective application is permitted. We are currently evaluating the impact of ASU 2023-09 on the consolidated financial statements and related disclosures.

3. Fair Value Measurement

The following table sets forth the recurring fair value of the Company’s financial assets and liabilities, allocated into the Level 1, Level 2 and Level 3 hierarchy that were measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds (1)	$61,034	$—	$—	$61,034
U.S. government treasury bills	19,458	—	—	19,458
Commercial paper	—	8,717	—	8,717
Corporate bonds (2)	—	13,447	—	13,447
Government agency	—	5,482	—	5,482

Total financial assets	$80,492	$27,646	$—	$108,138

	Fair Value Measurements as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds (1)	$32,035	$—	$—	$32,035
U.S. government treasury bills	70,708	—	—	70,708
Commercial paper	—	53,296	—	53,296
Corporate bonds	—	4,250	—	4,250
Government agency	—	5,287	—	5,287

Total financial assets	$102,743	$62,833	$—	$165,576

(1)	Included in cash and cash equivalents in the accompanying consolidated balance sheets.
(2)	Includes $1.1 million of corporate bonds in cash and cash equivalent in the accompanying consolidated balance sheet.

Net unrealized gain on investments was $27,000 as of December 31, 2023. As of December 31, 2022, net unrealized losses were $0.1 million. As of December 31, 2023 and 2022, all marketable securities had a contractual maturity of less than one year.

4. Short-Term Investments and Cash Equivalents

The following table summarizes the Company’s short-term investments (in thousands):

	As of and for Year Ended December 31, 2023
	Maturity (In Years)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds		$61,034	$—	$—	$61,034
U.S. government treasury bills	Less than 1	19,441	17	—	19,458
Commercial paper	Less than 1	8,712	6	(1)	8,717
Corporate bonds	Less than 1	13,438	10	(1)	13,447
Government agency	Less than 1	5,486	—	(4)	5,482

Total		$108,111	$33	$(6)	$108,138

	As of and for Year Ended December 31, 2022
	Maturity (In Years)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds		$32,035	$—	$—	$32,035
U.S. government treasury bills	Less than 1	70,812	4	(108)	70,708
Commercial paper	Less than 1	53,296	—	—	53,296
Corporate bonds	Less than 1	4,276	—	(26)	4,250
Government agency	Less than 1	5,272	15	—	5,287

Total		$165,691	$19	$(134)	$165,576

5. Intangible Asset

On August 26, 2021, the Company closed its reverse merger pursuant to which the Company’s wholly-owned subsidiary merged with and into Aadi Subsidiary, Inc. (formerly Aadi Bioscience, Inc.) (“Private Aadi”), with Private Aadi surviving as a wholly owned subsidiary of the Company (the “Merger”). The Company recorded a long-lived contract intangible asset as a result of the Merger, related to the license agreement, dated June 24, 2018, with Gossamer Bio, Inc. (“Gossamer”), as amended (the “Gossamer License Agreement”), which was assumed in the Merger. In accordance with GAAP, for asset acquisitions, the excess purchase price over the fair value of the acquired assets and liabilities was ascribed to the acquired contract intangible asset. Due to the significant excess purchase price being allocated over the fair value of the acquired contract intangible asset, the Company determined that an indicator of impairment was present. The contract intangible asset was assessed for recoverability using an undiscounted cash flow model, which resulted in undiscounted cash flows below the carrying amount. At the effective time of the merger, the Company recognized an impairment of $74.2 million to bring the carrying amount of the contract intangible asset down to its estimated fair value of $3.9 million. The fair value estimate of the intangible asset related to contingent cash flows expected from the out-licensing arrangement, of which 90% of any future net cash proceeds will be remitted to each holder of common stock of the Company’s predecessor, Aerpio, as of immediately prior to the closing of the merger and paid through the contingent value rights (“CVRs”) pursuant to a Contingent Value Rights Agreement, dated as of August 26, 2021 (the “CVR Agreement”). The useful life of the intangible asset was estimated to be approximately 14.3 years.

On April 25, 2022, the Company received a formal notice of termination from Gossamer for the Gossamer License Agreement, relating to Gossamer’s GB004 product candidate, a legacy product candidate of Aerpio, after Gossamer announced that its Phase 2 SHIFT-UC clinical trial studying GB004 in patients with mild-to-moderate active ulcerative colitis did not meet the primary or secondary endpoints at week 12 and the study was being terminated for lack of treatment benefit. The Gossamer License Agreement terminated effective July 24, 2022. Based on the termination of the Gossamer License Agreement, the Company fully impaired the intangible asset, $3.7 million, of which the Gossamer License Agreement is the underlying asset, during the year ended December 31, 2022.

There was no amortization expense for the year ended December 31, 2023. Amortization expense was $87,000 for the year ended December 31, 2022.

The following table shows the amortization expense and impairment of the finite-lived intangible asset for the year ended December 31, 2022, (in thousands):

December 31, 2022
Intangible asset, December 31, 2021	$3,811
Less amortization	(87)
Impairment of contract intangible	(3,724)

Intangible asset, net	$—

6. Accrued Liabilities

Details of accrued liabilities are presented as follows (in thousands):

	As of December 31,
	2023	2022
Accrued salaries and payroll	$1,590	$1,299
Accrued bonus	3,081	5,463
Accrued professional fees	2,504	1,814
Advanced customer payments	—	1,571
Accrued contract manufacturing	4,315	405
Accrued clinical	1,416	2,399
Accrued other – sales related	772	1,435
Accrued other	628	536

Total accrued liabilities	$14,306	$14,922

7. Operating Leases

In April 2019, the Company entered into a twenty-eight month facility lease agreement for office space in Pacific Palisades, California (the “Pacific Palisades Lease”). The Pacific Palisades Lease commenced on May 1, 2019, included four months of rent abatement and a rent escalation clause and was set to expire on August 31, 2021. In August 2021, the Company exercised its option to extend the term of the Pacific Palisades Lease for an additional three-year period and entered into an amendment to the lease agreement (the “Pacific Palisades Lease Amendment”). Pursuant to the Pacific Palisades Lease Amendment, the Company and the landlord agreed to extend the term for an additional period of three (3) years and six (6) months, until February 28, 2025, with an option to renew for an additional three (3) years in accordance with the terms of the Pacific Palisades Lease. Included in the Pacific Palisades Lease Amendment were nine months of rent abatement and a rent escalation clause.

In April 2022, the Company entered into a lease agreement for office space in Morristown, New Jersey (the “Morristown Lease”). The Morristown Lease has a term of seventy-three months, unless terminated sooner, and includes rent abatement for the first three months and the forty-seventh and forty-eighth calendar months after lease commencement. Included in the Morristown Lease are fixed rent escalations of approximately 2% on each anniversary year of the lease term.

The following table summarizes information related to the Company’s leases (in thousands):

	As of December 31,
	2023	2022
Assets:
Operating lease right-of-use assets	$1,169	$1,522

Liabilities:
Operating lease liabilities, current	$434	$394
Operating lease liabilities, non-current	833	1,267

Total operating lease liabilities	$1,267	$1,661

Rent expense for the years ended December 31, 2023 and 2022 is presented on the following table (in thousands):

	Year Ended December 31,
	2023	2022
Operating lease rent expense	$461	$382

Cash paid for leases and included in operating cash flows for the years ended December 31, 2023 and 2022 is presented on the following table (in thousands):

	Year Ended December 31,
	2023	2022
Cash paid included in operating cash flows	$502	$291

The future minimum lease payments required under the operating leases as of December 31, 2023, are summarized below (in thousands):

Future Minimum Lease Payments:
2024	$512
2025	320
2026	231
2027	280
2028	109

Total minimum lease payments	$1,452

Less: amount representing interest	(185)

Present value of operating lease liabilities	$1,267

Less: operating lease liabilities, current	(434)

Operating lease liabilities, non-current	$833

Remaining lease term (in years)	3.76
Incremental borrowing rate	7.5%

The Company includes option to renew the lease as part of the right of use lease asset and liability when it is reasonably certain the Company will exercise the option. In general, the Company is not reasonably certain to exercise such options.

8. License Agreements

Bristol-Myers Squibb Company License Agreement

On April 9, 2014, the Company entered into a license agreement (as amended the “BMS License Agreement”) with BMS for exclusive rights for certain patents and a non-exclusive license for certain technology and know-how pertaining to FYARRO.

The BMS License Agreement will remain in effect from the effective date of April 9, 2014 until expiration of all milestone and royalty payment obligations under the agreement, unless terminated by either of the parties pursuant to the terms of the BMS License Agreement, including providing advance notice as specified in the agreement. Under the terms of the BMS License Agreement, BMS agreed to supply the Company with licensed products of FYARRO necessary for clinical or non-clinical development.

Under the terms of the BMS License Agreement, BMS is entitled to receive royalties on net sales from licensed products under the agreement and any sublicense fees. During the years ended December 31, 2023 and 2022, royalties on net product sales were $1.8 million and $1.1 million, respectively. No payments related to sublicense fees were paid during the years ended December 31, 2023 and 2022.

On August 30, 2021, the Company and BMS entered into Amendment No. 1 (the “Amendment”) to the BMS License Agreement related to certain intellectual property rights of BMS pertaining to the compound known as FYARRO. Under the terms of the Amendment, the Company paid BMS $5.8 million representing 50% of the previously outstanding payment obligation under the terms of the BMS License Agreement, following the effective time of the 2021 private investment in public equity financing (the“2021 PIPE Financing”). Pursuant to the terms of the Amendment, the remaining previously outstanding payment obligation of $5.8 million, is due on the third anniversary of the effective time of the 2021 PIPE Financing, or August 26, 2024 plus any accrued and unpaid interest due thereon (the “Balloon Payment”). The Balloon Payment shall accrue interest, beginning August 26, 2021 until paid in full, at a rate equal to 4.00% per annum based on the weighted average amount outstanding during the applicable calendar quarter, and interest is payable quarterly in arrears. In addition, the parties agreed to amend the royalty rates payable to BMS based on net sales of products subject to the BMS License Agreement.

EOC License Agreement

On December 8, 2020, the Company entered into a license agreement (“EOC License Agreement”) with EOC Pharma (Hong Kong) Limited (“EOC”) under which the Company received $14.0 million in January 2021 in non-refundable upfront consideration as partial payment for the rights and licenses granted to EOC by the Company for the further development and commercialization of FYARRO in the People’s Republic of China, Hong Kong Special Administration Region, Macao Special Administrative Region and Taiwan (the “Licensed Territory”). In accordance with the BMS License Agreement, the Company is required to pay 20% of all sublicense fees to BMS.

The Company assessed the EOC License Agreement and concluded that EOC was a customer and identified the license of FYARRO provided to EOC as the sole performance obligation. The $14.0 million upfront payment received from EOC is non-refundable and non-creditable and is considered fixed consideration. The Company recognized revenue of $14.0 million in December 2020 when the EOC License Agreement was signed, and the $14.0 million upfront payment was received in January 2021.

The potential milestone payments and royalty payments under the EOC License Agreement were considered variable consideration and were constrained with respect to revenue recognition notification from EOC that the milestone and royalty payments had been achieved.

The Company was eligible to receive an additional $257.0 million in the aggregate upon achievement of certain development, regulatory, and sales milestones, as well as tiered royalties on net sales in the Licensed Territory. Under the terms of the EOC License Agreement, EOC was obligated to fund all research, development, regulatory, marketing and commercialization activities in the defined Licensed Territory. The Company earned $1.0 million in milestone revenue upon achievement of the FDA approval milestone on November 22, 2021. EOC paid the $1.0 million milestone payment in December 2021. In accordance with the BMS License Agreement, 20% of the $1.0 million payment, or $0.2 million, was accrued at December 21, 2021 and paid in January 2022.

On June 27, 2022, the Company received written notice from EOC that EOC elected to terminate the EOC License Agreement, effective immediately, due to alleged material breaches by the Company under such agreement. The Company disagrees with, and continues to dispute, EOC’s allegations of material breach and does not believe that EOC had a right to terminate the EOC License Agreement for material breach, and accordingly believes that the termination of the EOC License Agreement is a termination for convenience. EOC had the right to terminate the agreement for convenience upon 120 days advance written notice. The Company waived such notice period in connection with EOC’s termination notice and, as a result, the EOC License Agreement was terminated effective June 27, 2022. Either party had the right to terminate the EOC License Agreement in the event that the other party breached the agreement and failed to cure the breach, became insolvent or challenged certain of the intellectual property rights licensed under the agreement.

9. Stockholders’ Equity

Preferred Stock

As of December 31, 2023 and 2022, under the Company’s certificate of incorporation, as amended and restated, the Company has 10,000,000 shares of preferred stock, par value $0.0001 per share, in authorized capital with no shares outstanding.

Common Stock and Pre-Funded Warrants

As of December 31, 2023 and 2022, the Company had 300,000,000 shares of authorized common stock with a par value of $0.0001 per share under the Company’s certificate of incorporation, as amended and restated. As of December 31, 2023 and 2022, the shares of common stock outstanding were 24,554,205 and 24,435,007, respectively.

In March 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company LLC (“Cowen”), with respect to an “at the market offering” program pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of common stock having aggregate gross proceeds of up to $75.0 million through Cowen as its sales agent. The Company will pay Cowen 3.0% of the aggregate gross proceeds from each sale of shares of common stock under the Sales Agreement. As of December 31, 2023, no shares of common stock had been sold pursuant to the Sales Agreement.

On September 22, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) for a private investment in public equity financing (the “2022 PIPE Financing”) with certain investors (the “2022 PIPE Investors”) for the sale by the Company of (i) 3,373,526 shares of the Company’s common stock for a price of $12.50 per share and (ii) pre-funded warrants to purchase an aggregate of 2,426,493 shares of the Company’s common stock (the “Pre-Funded Warrants”) at a purchase price of $12.4999 per Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at an exercise price of $0.0001 and will be exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise; provided, that the holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. The 2022 PIPE Financing closed on September 26, 2022. Aggregate net proceeds, after deducting certain expenses incurred of $0.3 million related to the issuance of the shares, were $72.2 million.

On September 26, 2022, the Company and the 2022 PIPE Investors entered into a Registration Rights Agreement (the “2022 PIPE Registration Rights Agreement”) providing for the registration for resale of the securities sold under the Purchase Agreement, including the shares issuable upon the exercise of the Pre-Funded Warrants, that are not then registered on an effective registration statement, pursuant to a registration statement filed with the SEC. The Pre-Funded Warrants meet the criteria to be classified within stockholders’ equity. As of December 31, 2023, all Pre-Funded Warrants are still outstanding.

Dividends

The holders of common stock are entitled to receive cash dividends, if and when declared by the board of directors of the Company (the “board of directors”). Since the Company’s inception, no cash dividends have been declared or paid to the holders of common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of common stock are entitled to share ratably in the Company’s assets.

Voting

The holders of common stock are entitled to one vote at all meetings of stockholders for each share of common stock held by such stockholders as of the record date.

10. Share-Based Compensation

2014 Plan (as amended and restated in February 2017, the “Private Aadi Plan”)

In connection with the Merger, the Company assumed the Private Aadi Plan, which was amended and restated in February 2017, and the issued and outstanding stock options under the Private Aadi Plan (the Private Aadi common stock underlying the awards was adjusted for shares of the Company’s common stock pursuant to the Merger Agreement). The Private Aadi Plan allowed for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock unit awards and other stock awards. In connection with the closing of the Merger and the adoption of the 2021 Plan (as defined below), no further awards will be issued under the Private Aadi Plan.

The options that are granted from the Private Aadi Plan are exercisable at various dates as determined upon grant and will expire no more than ten years from their date of grant. The Private Aadi Plan stock options generally vest over a four-year term.

2011 Plan and 2017 Plan

In connection with the closing of the Merger, the Company assumed the Aerpio 2011 Equity Incentive Plan (the “2011 Plan”) and the Aerpio 2017 Stock Option and Incentive Plan (the “2017 Plan,” and together with the 2011 Plan, the “Prior Plans”). No new awards will be granted under the Prior Plans effective as of the closing of the Merger and the adoption of the 2021 Plan (as defined below).

2021 Plan

At the closing of the Merger, the Company adopted the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which permits the award of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance grants to employees, members of the board of directors, and outside consultants.

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, a total of 2,070,784 shares of common stock were initially reserved for issuance pursuant to the 2021 Plan. In addition, the shares reserved for issuance under the 2021 Plan include any shares of common stock (i) subject to awards of stock options or other awards granted under the Prior Plans that expire or otherwise terminate without having been exercised in full and shares of common stock granted under the Prior Plans that are forfeited or repurchased by the Company, and (ii) any shares of common stock subject to stock options or similar awards granted under the Private Aadi Plan that were assumed in the Merger (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this sentence is 764,154 shares).

The number of shares available for issuance under the 2021 Plan will include an annual increase, or the evergreen feature, on the first day of each of the Company’s fiscal years, beginning with the Company’s fiscal year 2022, equal to the least of:

•	2,070,784 shares of common stock;

•	a number of shares equal to 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year; or

•	such number of shares as the board of directors or its designated committee may determine.

As a result of the evergreen increase, a total of 982,168 shares of common stock were added to the 2021 Plan on January 1, 2024 and 977,400 shares of common stock were added to the 2021 Plan on January 1, 2023.

Shares issuable under the 2021 Plan are authorized, but unissued, or reacquired shares of common stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the combined company due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated).

2023 Inducement Equity Incentive Plan

On September 27, 2023 the Company adopted the 2023 Inducement Equity Incentive Plan (the “Inducement Plan”), pursuant to which the Company may from time to time make equity grants to new employees as a material inducement to their employment. The Company reserved 600,000 shares of common stock for issuance under the Inducement Plan. The only persons eligible to receive awards under the Inducement Plan are individuals who are new employees and satisfy the standards for inducement grants under applicable Nasdaq listing rules.

As of December 31, 2023, zero, 256,456, 99,025, 3,766,736, and 490,000 shares were outstanding under the 2011 Plan, Private Aadi Plan, 2017 Plan, 2021 Plan, and 2023 Inducement Plan, respectively.

The following table summarizes the stock option activity during the year ended December 31, 2023:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value (in thousands)
Outstanding, January 1, 2023	2,990,423	$19.28	8.59	$2,849
Granted	2,282,409	8.78
Exercised	(41,633)	1.88
Expired/cancelled	(651,540)	19.98

Outstanding as of December 31, 2023	4,579,659	$14.11	8.37	$25

Options exercisable as of December 31, 2023	1,494,789	$17.84	7.22	$25
Vested and expected to vest as of December 31, 2023	4,579,659	$14.11	8.37	$25

As of December 31, 2023, there was $25.3 million of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of 2.5 years.

The total intrinsic value of the options exercised during the years ended December 31, 2023 and 2022 was $0.2 million and $1.3 million, respectively.

As of December 31, 2023, 657,734 shares were reserved for issuance under the 2021 Plan. As of December 31, 2023, 110,000 shares were reserved for issuance under the 2023 Inducement Plan.

Restricted Stock Units

Restricted stock consists of restricted stock unit awards (RSUs) which have been granted to employees. The value of an RSU award is based on the Company’s stock price on the date of grant. Employee grants vest over one year. Forfeitures of RSUs are recognized as they occur. The shares underlying the RSU awards are not issued until the RSUs vest. Upon vesting, each RSU converts into one share of the Company’s common stock.

Activity with respect to the Company’s restricted stock units during the year ended December 31, 2023 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Nonvested shares at January 1, 2023	—	$—
Granted	32,558	4.30
Vested/Issued	—	—
Forfeited	—	—

Nonvested shares at December 31, 2023	32,558	$4.30

As of December 31, 2023, there was $0.1 million of unrecognized compensation cost related to restricted stock units, which is expected to be recognized over a weighted average period of nine months.

Compensation Expense Summary

The Company recognized the following compensation cost related to employee and non-employee share-based compensation activity for the periods presented (in thousands):

	Year Ended December 31,
	2023	2022
Selling, general and administrative	$7,450	$6,333
Research and development	4,504	3,310

Total	$11,954	$9,643

The Company uses the Black-Scholes option pricing model to determine the estimated fair value for share-based option awards. Option pricing and models require the input of various assumptions, including the option’s expected life, expected dividend yield, price volatility and risk-free interest rate of the underlying stock. Forfeitures are recognized and accounted for as they occur.

The calculation was based on the following assumptions:

	Year Ended December 31,
	2023	2022
Weighted average grant date fair value (per share)	$6.83	$12.20
Risk-free interest rate	3.42% - 4.67%	1.46% - 4.23%
Expected volatility	89.94% - 101.49%	85.91% - 89.35%
Expected term (in years)	5.2 - 6.1	5.5 - 6.1
Expected dividend yield	—	—

The Company determines the assumptions used in the option pricing model in the following manner:

Risk-Free Interest Rate – For the determination of the risk-free interest rates, the Company utilizes the U.S. Treasury yield curve for instruments in effect at the time of measurement with a term commensurate with the expected term assumption.

Expected Volatility – Due to the Company’s limited historical stock price volatility data, the Company based its estimate of expected volatility on the estimated and expected volatilities of a guideline group of publicly traded companies. For these analyses, the Company selected companies with comparable characteristics including enterprise value, risk profiles, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its share-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available.

Expected Dividend – The expected dividend yield is assumed to be zero because the Company has never paid dividends and does not have current plans to pay any dividends on its common stock.

Expected Term – The Company estimates the expected term of its stock options granted to employees and non-employee directors using the simplified method, whereby, the expected term equals the average of the vesting term and the original contractual term of the option. The Company utilizes this method since it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term.

Merger Warrants to Purchase Common Stock

The Company had warrants outstanding for the purchase of 29,167 shares of the Company’s common stock at December 31, 2023 and 2022. These warrants were assumed in the Merger and were issued by Aerpio in October 2019, for the purchase of 40,000 shares (after taking into account the reverse stock split of the Company’s common stock at a ratio of 15:1 effected on August 26, 2021 immediately prior to the closing of the merger (the “Reverse Stock Split”) of the Company’s common stock at an exercise price of $7.29 per share (after taking into account the Reverse Stock Split). These warrants were fully vested as of the date of the Merger and expire on October 24, 2024. No warrants were exercised during the year ended December 31, 2023. At the grant date, the fair value of these awards was determined using a Black-Scholes option pricing model.

The number of shares and the exercise price shall be adjusted for standard anti-dilution events such as stock splits, combinations, reorganizations, or issue shares as part of a stock dividend. The warrants meet the criteria to be classified within stockholders’ equity.

11. Employee Stock Purchase Plan

On August 17, 2021, a special meeting of the Company’s stockholders was held to approve the Merger and related matters, at which the Company’s stockholders considered and approved the Company’s 2021 ESPP which permits participants to contribute up to 15% of their eligible compensation during defined rolling six-month offering periods to purchase the Company’s common stock. The purchase price of the shares will be 85% of the lower of the fair market value of the Company’s common stock on the first day of trading of the offering period or on the applicable purchase date. Upon approval of the 2021 ESPP by the stockholders, Aerpio’s Amended and Restated 2017 Employee Stock Purchase Plan terminated. An aggregate of 519,563 shares of common stock was initially reserved for issuance under the 2021 ESPP. The number of shares of common stock available for issuance under the 2021 ESPP is increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (i) 310,617 shares of common stock, (ii) one percent (1%) of the outstanding shares of all classes of common stock on the last day of the immediately preceding fiscal year, or (iii) an amount to be determined by the board of directors or its designated committee no later than the last day of the immediately preceding fiscal year. On January 1, 2024, 245,542 shares of common stock were added to the 2021 ESPP. Shares of common stock issuable under the 2021 ESPP will be authorized, but unissued, or reacquired shares of common stock. If the Company’s capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the 2021 ESPP will be appropriately adjusted. The Company opened enrollment into the ESPP in May 2022.

The Company uses the Black-Scholes model to determine the estimated fair value for purchases under the 2021 ESPP. Black-Scholes models require the input of various assumptions, including the expected life, expected dividend yield, price volatility and risk-free interest rate of the underlying stock. The expected volatility used in calculating the estimated fair value for purchases under the 2021 ESPP is based on the historical volatility of the Company’s common stock.

The calculation was based on the following assumptions:

	Year Ended December 31,
	2023	2022
Strike price (per share)	$4.00 - $5.98	$11.40 - $11.66
Risk-free interest rate	5.24% - 5.41%	1.54% - 4.40%
Expected volatility	60.99% - 176.11%	92.59% - 105.68%
Expected term (in years)	0.5	0.5
Expected dividend yield	—	—

As of December 31, 2023 and 2022, 659,146 and 492,361 shares of common stock were available for issuance under the 2021 ESPP, respectively. The Company had an outstanding liability of $0.1 million and $76,000 at December 31, 2023 and 2022, respectively, which will be recognized over six months. During the years ended December 31, 2023 and 2022, 77,565 and 27,202 shares were issued under the 2021 ESPP, respectively.

12. Income Taxes

The Company recorded no income tax expense for the years ended December 31, 2023 and 2022. The Company continues to maintain a full valuation allowance.

A reconciliation of the statutory federal income tax with the provision for income taxes are as follows:

	Year Ended December 31,
	2023	2022
Federal tax at statutory rate	21.0%	21.0%
State income tax, net of federal benefit	3.4	1.8
Other permanent items	(0.9)	(0.1)
Change in tax rate	1.3	—
Officers Compensation	(0.7)	(1.7)
Research credit	5.4	2.4
Change in valuation allowance	(29.5)	(23.4)

Effective tax rate	—%	—%

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	As of December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$43,686	$38,548
Research and development tax credits	8,734	5,168
Section 174 capitalized research expense	14,153	5,417
Other	6,131	4,219

Total deferred tax assets	72,704	53,352
Valuation allowance	(72,144)	(52,766)

Total gross deferred tax assets, net of valuation allowance	560	586

Deferred tax liabilities:
Other	(560)	(586)

Total gross deferred tax liabilities	(560)	(586)

Net deferred tax assets (liabilities)	$—	$—

Deferred income tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized in future periods.

The Company has evaluated the available evidence supporting the realization of its gross deferred tax assets, including the amount and timing of future taxable income and has determined it is more likely than not that the assets will not be realized. As a result, the Company has concluded that a full valuation allowance against its deferred tax asset is necessary at this time.

As of December 31, 2023, the Company has federal and state net operating loss (“NOL”) carryforwards of $187.2 million and $92.0 million, respectively. Of the amount of federal and state NOL carryforwards, $143.1 million and $22.3 million, respectively, can be carried forward indefinitely. The remaining federal and state NOL carryforwards begin to expire in 2030 and 2037, unless previously utilized. The Company also has federal and state research credit carryforwards of approximately $9.1 million and $3.1 million, respectively, unless previously utilized. The federal and New Jersey research credit carryforwards will begin to expire in 2037 and 2027, respectively, unless previously utilized. The California research and development (“R&D”) credit will carry forward indefinitely. The increase in the valuation allowance is $19.4 million and $14.4 million for the years ended December 31, 2023 and 2022, respectively.

Pursuant to Section 382 and 383 of the Internal Revenue Code (“IRC”), utilization of the Company’s NOL carryforwards and R&D credits may be subject to annual limitations in the event of any significant future changes in its ownership structure. These annual limitations may result in the expiration of NOL carryforwards and R&D credits prior to utilization. The Company has completed an IRC section 382 analysis through December 31, 2022 and has identified ownership changes occurred on August 26, 2021 and February 28, 2017. These ownership changes will impose annual limits on the amounts of NOLs and R&D credits available at the ownership change dates, however assuming the Company does not experience future ownership changes and there is adequate taxable income to absorb the existing NOLs and R&D credits, none of these existing tax attributes are projected to expire before utilization. Future ownership changes occurring subsequent to December 31, 2022 may cause NOL and R&D credit carryforwards to expire unused and, if so, such tax attributes will be removed from the deferred tax asset table above.

Uncertain tax positions are evaluated based upon the facts and circumstances that exist at each reporting period. Subsequent changes in judgement based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue.

The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination by tax authorities.

The following table summarizes the changes to the Company’s gross unrecognized tax benefits for the years ended December 31, 2023 and 2022 (in thousands):

	As of December 31,
	2023	2022
Balance at the beginning of year	$3,380	$2,674
Decrease related to prior year positions	235	2
Increase related to current year positions	982	704

Balance at the end of year	$4,597	$3,380

Due to the existence of the valuation allowance, future recognition of previously unrecognized tax benefits will not impact the Company’s effective tax rate. The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense. The Company is subject to taxation in the United States federal and certain state jurisdictions. The Company’s tax years from inception are subject to examination by the United States federal and state authorities due to the carryforward of unutilized NOLs and R&D credits. The Company does not anticipate the unrecognized tax benefits to change materially within the next twelve months.

The Company had no accrued interest and no penalties related to income tax matters in the Company’s balance sheet as of December 31, 2023 and has not recognized interest or penalties in the Company’s statement of operations and loss for the year ended December 31, 2023. Further, the Company is not currently under examination by any federal, state or local tax authority.

13. Commitments and Contingencies

Litigation

From time to time, the Company could be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Regardless of the outcome, legal proceedings can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

On June 27, 2022, EOC filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against the Company. In the Request for Arbitration, EOC claims that the Company breached certain provisions of the EOC License Agreement, including failing to provide certain manufacturing information to EOC. As a result, EOC is seeking monetary damages. The arbitration process is ongoing. The Company intends to defend itself vigorously in this matter and pursue all relief to which the Company is entitled. The Company is unable to estimate the possible loss or range of loss. No amounts have been accrued as of December 31, 2023. See Note 8 to these audited financial statements for more information about the EOC License Agreement and its termination.

Purchase Commitments

The Company has ongoing contracts with vendors for clinical trials and contract manufacturing. These contracts are generally cancellable, with notice, at the Company’s option. The Company recorded accrued expenses of $5.7 million and $2.8 million for expenditures incurred by clinical and contract manufacturing vendors as of December 31, 2023 and 2022, respectively.

At December 31, 2023 the Company was party to a Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product, as amended effective as of August 1, 2022 (the “Fresenius Agreement”), with Fresenius Kabi that contains specific activities including non-cancellable commitments, minimum purchase commitments, and binding annual forecasts. As of December 31, 2023, there were non-cancellable purchase commitments under the Fresenius Agreement related to the purchase of inventory for $4.9 million to be paid in 2024.

Mirati Collaboration

In October 2022, the Company entered into a collaboration and supply agreement with Mirati Therapeutics, Inc. (“Mirati”) to evaluate the combination of Mirati’s adagrasib, a KRASG12C selective inhibitor, and FYARRO in KRASG12C mutant non-small cell lung cancer (NSCLC) and other solid tumors. Under the terms of the agreement, Mirati will be responsible for sponsoring and operating the Phase 1/2 study and the Company will supply study drug and jointly share the cost of the study.

The primary objective of this multi-center, single-arm, open-label Phase 1/2 trial is to determine the optimal dose and recommended Phase 2 dose for the combination of adagrasib and FYARRO in patients with KRASG12C mutant solid tumors. In addition, the study will investigate the safety, tolerability and efficacy of adagrasib and FYARRO in combination in patients both with and without prior exposure to a KRASG12C inhibitor. The trial will build on preclinical data showing enhanced anti-tumor efficacy with the combination of adagrasib and FYARRO relative to either agent alone.

For the year ended December 31, 2023, the Company incurred $0.9 million in expenses related to the Mirati collaboration. For the year ended December 31, 2022, no expense was incurred related to the Mirati collaboration.

14. Employee Retirement Plan

The Company maintains a 401(k) plan (the “401k Plan”) created in 2015 for the benefit of its employees. All employees who have attained the age of 21 are eligible to participate in the 401k Plan as of the first entry date, as defined by the 401k Plan document, following the employment date. Each employee can contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary. Contributions of $0.7 million and $0.5 million were made during the years ended December 31, 2023 and 2022.

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

AADI BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share data and par value)

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$30,537	$62,888
Short-term investments	32,082	45,957
Accounts receivable, net	6,540	5,488
Inventory	5,468	6,427
Prepaid expenses and other current assets	2,688	3,826

Total current assets	77,315	124,586
Property and equipment, net	5,982	4,802
Operating lease right-of-use assets	886	1,169
Other assets	1,515	1,866

Total assets	$85,698	$132,423

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,374	$5,898
Accrued liabilities	14,117	14,306
Operating lease liabilities, current portion	322	434
Due to licensor payable (Note 7)	—	5,757

Total current liabilities	15,813	26,395
Operating lease liabilities, net of current portion	624	833
Other liabilities	393	—

Total liabilities	16,830	27,228
Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 24,614,834 and 24,554,205 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	383,208	374,129
Accumulated other comprehensive income	39	27
Accumulated deficit	(314,381)	(268,963)

Total stockholders’ equity	68,868	105,195

Total liabilities and stockholders’ equity	$85,698	$132,423

The accompanying notes are an integral part of these condensed consolidated financial statements.

AADI BIOSCIENCE, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share data and earnings per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Product sales, net	$7,212	$5,959	$18,744	$18,028

Total revenue	7,212	5,959	18,744	18,028

Operating expenses
Selling, general and administrative	7,186	11,221	25,698	34,204
Research and development	9,997	11,890	36,683	36,161
Restructuring charges	2,638	—	2,638	—
Cost of goods sold	804	697	2,234	1,882

Total operating expenses	20,625	23,808	67,253	72,247

Loss from operations	(13,413)	(17,849)	(48,509)	(54,219)
Other income (expense)
Foreign exchange loss	(1)	—	(4)	(3)
Interest income	906	1,605	3,249	4,900
Interest expense	(38)	(58)	(154)	(174)

Total other income (expense), net	867	1,547	3,091	4,723

Net loss	$(12,546)	$(16,302)	$(45,418)	$(49,496)

Other comprehensive loss:
Unrealized gain on available-for-sale debt securities	66	28	12	99

Comprehensive loss	$(12,480)	$(16,274)	$(45,406)	$(49,397)

Net loss per share, basic and diluted	$(0.46)	$(0.60)	$(1.68)	$(1.84)

Weighted average number of common shares outstanding, basic and diluted	27,041,327	26,946,683	27,010,791	26,901,810

The accompanying notes are an integral part of these condensed consolidated financial statements.

AADI BIOSCIENCE, INC.

Condensed Consolidated Statements of Stockholders’ Equity

(In thousands, including share amounts)

(Unaudited)

	For the Three and Nine Months Ended September 30, 2024
	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Par Value
Balance at December 31, 2023	24,554	$2	$374,129	$27	$(268,963)	$105,195
Share-based compensation expense	—	—	3,589	—	—	3,589
Unrealized loss on investments, net of tax	—	—	—	(35)	—	(35)
Net loss	—	—	—	—	(18,289)	(18,289)

Balance at March 31, 2024	24,554	$2	$377,718	$(8)	$(287,252)	$90,460

Share-based compensation expense	—	—	2,839	—	—	2,839
Issuance of shares under the employee stock purchase plan	61	—	94	—	—	94
Unrealized loss on investments, net of tax	—	—	—	(19)	—	(19)
Net loss	—	—	—	—	(14,583)	(14,583)

Balance at June 30, 2024	24,615	$2	$380,651	$(27)	$(301,835)	$78,791

Share-based compensation expense	—	—	2,557	—	—	2,557
Unrealized gain on investments, net of tax	—	—	—	66	—	66
Net loss	—	—	—	—	(12,546)	(12,546)

Balance at September 30, 2024	24,615	$2	$383,208	$39	$(314,381)	$68,868

	For the Three and Nine Months Ended September 30, 2023
	Stockholders’ Equity
	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
	Shares	Par Value
Balance at December 31, 2022	24,435	$2	$361,689	$(115)	$(203,198)	$158,378
Share-based compensation expense	—	—	2,740	—	—	2,740
Issuance of common stock upon exercise of stock options	2	—	8	—	—	8
Unrealized gain on investments, net of tax	—	—	—	83	—	83
Net loss	—	—	—	—	(15,223)	(15,223)

Balance at March 31, 2023	24,437	$2	$364,437	$(32)	$(218,421)	$145,986

Share-based compensation expense	—	—	3,054	—	—	3,054
Issuance of common stock upon exercise of stock options	34	—	68	—	—	68
Issuance of shares under the employee stock purchase plan	49	—	294	—	—	294
Unrealized loss on investments, net of tax	—	—	—	(12)	—	(12)
Net loss	—	—	—	—	(17,971)	(17,971)

Balance at June 30, 2023	24,520	$2	$367,853	$(44)	$(236,392)	$131,419

Share-based compensation expense	—	—	3,049	—	—	3,049
Issuance of common stock upon exercise of stock options	6	—	2	—	—	2
Unrealized gain on investments, net of tax	—	—	—	28	—	28
Net loss	—	—	—	—	(16,302)	(16,302)

Balance at September 30, 2023	24,526	$2	$370,904	$(16)	$(252,694)	$118,196

The accompanying notes are an integral part of these condensed consolidated financial statements.

AADI BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(45,418)	$(49,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	8,985	8,843
Amortization of premiums and discounts on short-term investments, net	(1,118)	(2,650)
Non-cash interest expense	38	58
Non-cash lease expense	345	346
Depreciation expense	146	125
Changes in operating assets and liabilities:
Accounts receivable	(1,052)	(3,855)
Inventory	958	(1,040)
Prepaid expenses and other current assets	2,606	2,574
Other non-current assets	367	398
Operating lease liabilities	(383)	(375)
Accounts payable, accrued liabilities, and other current liabilities	(10,365)	(4,947)
Other liabilities	394	—

Net cash used in operating activities	(44,497)	(50,019)
Cash flows from investing activities:
Purchases of property and equipment	(1,468)	(3,156)
Purchase of short-term investments	(36,483)	(50,542)
Maturity of short-term investments	50,020	133,255

Net cash provided by investing activities	12,069	79,557
Cash flows from financing activities:
Issuance of common stock upon exercise of stock options	—	78
Proceeds from issuance of common stock under employee stock purchase plan	94	294
Deferred offering costs paid for financing	(17)	(126)

Net cash provided by financing activities	77	246

Net (decrease) increase in cash, cash equivalents and restricted cash	(32,351)	29,784
Cash, cash equivalents and restricted cash, beginning of year	62,952	39,083

Cash, cash equivalents and restricted cash, end of period	$30,601	$68,867

Supplemental disclosure of cash flow information:
Interest paid during the period	$173	$173
Supplemental disclosure of non-cash activities:
Deferred transaction costs included in accounts payable and accrued liabilities	$—	$9
Accrued property and equipment	$428	$122

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Nature of Organization and Operations

Aadi Bioscience, Inc. (together with its subsidiaries, the “Company” or “Aadi”) is a biopharmaceutical company focused on developing and commercializing precision therapies for cancers with alterations in the mTOR pathway, a key regulator of cell growth and cancer progression. Aadi’s lead drug product, FYARRO®, combines two established technologies – nanoparticle albumin-bound (nab) technology and the anti-cancer agent, sirolimus. Nab-sirolimus is a potent inhibitor of the mTOR biological pathway with demonstrated anti-cancer activity in Aadi’s lead indication, advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (“PEComa”), a rare cancer. In November 2021, the U.S. Food and Drug Administration (the “FDA”) approved FYARRO sirolimus protein-bound particles for injectable suspension (albumin-bound) for the treatment of adult patients with locally advanced unresectable or metastatic malignant PEComa. On February 22, 2022, Aadi launched FYARRO in the United States for treatment of advanced malignant PEComa. FYARRO is licensed to Aadi by Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, which is a wholly owned subsidiary of Bristol-Myers Squibb Company (“BMS”).

The Company’s historical operations have consisted principally of sales of FYARRO after receiving FDA approval, performing research and development activities and raising capital. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before sustainable revenues and profit from operations are achieved.

Merger with Aerpio Pharmaceuticals, Inc.

On August 26, 2021 (the “Closing Date”), Aadi Bioscience, Inc., a Delaware corporation (f/k/a Aerpio Pharmaceuticals, Inc.), completed its business combination with Aadi Subsidiary, Inc. (f/k/a as Aadi Bioscience, Inc., or “Private Aadi”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated May 16, 2021, by and among Aadi, Aspen Merger Subsidiary, Inc. (“Merger Sub”) and Private Aadi (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Aadi, with Private Aadi surviving as a wholly owned subsidiary of ours (the “Merger”).

Liquidity

Since inception, the Company has devoted substantially all of its resources to research and development activities, business planning, establishing and maintaining its intellectual property portfolio, hiring personnel, raising capital and providing general and administrative support for these operations and has only recently begun to realize revenues from its planned principal operations commencing with the commercial sale of FYARRO.

The Company has experienced net losses since its inception and expects to continue to incur net losses into the foreseeable future. The Company had an accumulated deficit of $314.4 million as of September 30, 2024. For the three months ended September 30, 2024 and 2023, the Company had a net loss of $12.5 million and $16.3 million, respectively. For the nine months ended September 30, 2024 and 2023, the Company had a net loss of $45.4 million and $49.5 million, respectively. To date, these operating losses have been funded primarily from outside sources of invested capital through the issuance of convertible promissory notes, grant funding, the sale of securities, and proceeds from license agreements.

The Company had cash, cash equivalents and short-term investments of $62.6 million at September 30, 2024. Management believes the Company’s current cash, cash equivalents and short-term investments will provide sufficient funds to enable the Company to meet its obligations for at least twelve months from the filing date of this report. If the Company is unable to achieve and maintain profitability, it will need additional financing to support its continuing operations and pursue its strategic objectives. Additional financing may be achieved through a combination of equity offerings and debt financing. The Company may be unable to raise additional funds or enter into such other agreements when needed on favorable terms or at all.

On March 17, 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which the Company may offer and sell, from time to time at the Company’s sole discretion, subject to limitations under applicable securities laws, shares of its common stock having an aggregate offering price of up to $75.0 million through Cowen as its sales agent for an at-the-marketing-offering. Any sales under the Sales Agreement may result in dilution to existing stockholders. As of September 30, 2024, no shares of common stock had been sold under this Sales Agreement.

2. Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed consolidated financial statements, and the related disclosures, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and U.S. Securities and Exchange Commission (“SEC”) regulations and, in the opinion of management include all adjustments necessary for a fair presentation of the results of operations, financial position, changes in stockholders’ equity and cash flows for each period presented. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). All adjustments are of a normal recurring nature. The Company’s condensed consolidated financial statements are stated in U.S. dollars. Certain prior year amounts have been reclassified to conform to the current year presentation.

Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, the accompanying unaudited interim financial statements should be read in conjunction with the audited financial statements and the related notes thereto for the year ended December 31, 2023, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2024.

Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on short-term investments. Comprehensive loss has been reflected in the condensed consolidated statements of operations and comprehensive loss for all periods presented.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company has identified its Chief Executive Officer as the chief operating decision maker and the Company views its operations and manages its business in one operating segment, which is the business of developing and commercializing proprietary therapeutics. All the assets and operations of the Company’s sole operating and reportable segment are located in the United States.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in the Company’s condensed consolidated financial statements and accompanying notes. In the opinion of management, all adjustments that are considered necessary for fair presentation have been included. The most significant estimates in the Company’s condensed consolidated financial statements relate to gross-to-net accruals, share-based compensation expense and accrued research and development costs. Although these estimates are based on the Company’s knowledge of current events and actions it may undertake in the future, actual results may materially differ from these estimates and assumptions.

Restructuring Charges

Restructuring charges consist primarily of employee severance, contract termination costs and other costs. Liabilities for costs associated with a restructuring activity are recognized when the liability is incurred and are measured at fair value. For one-time employee terminations benefits, the Company recognizes the liability in full on the communication date when future services are not required or amortizes the liability ratably over the service period, if required. The fair value of termination benefits reflects the Company’s estimate of expected utilization of certain Company-funded post-employment benefits. One-time termination benefits include severance and continuation of health insurance coverage for certain employees.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and available-for-sale marketable debt securities. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held. While the Company has not experienced any losses in such deposits, the 2023 failure of Silicon Valley Bank, at which the Company holds cash and cash equivalents in multiple accounts, exposed the Company to credit risk prior to the resolution by the Federal Deposit Insurance Corporation in a manner that fully protected all depositors. The Company has not experienced any losses on deposits since inception.

The Company’s accounts receivable are derived from customers located in the United States. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses on customers’ accounts when deemed necessary. The Company does not typically require collateral from its customers. Credit losses historically have not been material. The Company continuously monitors customer payments and maintains an allowance for credit losses based on its assessment of various factors including historical experience, age of the receivable balances, and other current economic conditions or other factors that may affect customers’ ability to pay.

Customer Concentration

For the three months ended September 30, 2024 and 2023, two customers represented 54% and 44%, and 56% and 44% of the Company’s revenue, respectively.

For the nine months ended September 30, 2024 and 2023, two customers represented 55% and 44%, and 54% and 46% of the Company’s revenue, respectively.

Additionally, two customers accounted for 60% and 40% of net accounts receivable as of September 30, 2024.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid marketable securities purchased with original maturities of three months or less at the time of purchase date to be cash equivalents. Restricted cash consists of a letter of credit secured by restricted cash in connection with one of the Company’s office leases and is included in other assets on the condensed consolidated balance sheets. Refer to Note 6 for further information on the Company’s leases.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets (in thousands):

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$30,537	$62,888
Restricted cash, non-current	64	64

Total cash, cash equivalents and restricted cash	$30,601	$62,952

Fair Value of Financial Instruments

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs, such as quoted prices in active markets

Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions which reflect those that a market participant would use

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

In determining the fair value of its financial instruments, the Company considers the source of observable market data inputs, liquidity of the instrument, the credit risk of the counterparty to the contract, and its risk of nonperformance. In the case fair value is not observable, for the items subject to fair value measurements, the Company applies valuation techniques deemed the most appropriate under the GAAP guidance based on the nature of the assets and liabilities being measured.

The carrying amounts of cash equivalents, accounts receivable, accounts payable, accrued liabilities, and due to licensor payable are reasonable estimates of their fair value because of the short maturity of these items.

Short-Term Investments

The Company invests in various types of securities, including United States government treasury bills, commercial paper, corporate debt securities, and government agency bonds. The Company classifies its investments as available-for-sale and records them at fair value based upon market prices at period end. Unrealized gains and losses that are deemed temporary in nature are recorded in accumulated other comprehensive loss as a separate component of stockholders’ equity. Dividend and interest income are recognized when earned. The Company recognizes purchase premiums and discounts as interest income using the interest method over the terms of the securities. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of investments sold. The Company classifies short-term investments with remaining maturities greater than one year as current assets because such short-term investments are available to fund the Company’s current operations.

At each balance sheet date, the Company assesses available-for-sale securities in an unrealized loss position to determine whether the decline in fair value below amortized cost is a result of credit losses or other factors, whether the Company expects to recover the amortized cost of the security, the Company’s intent to sell and if it is more likely than not that the Company will be required to sell the securities before the recovery of amortized cost. The Company records changes in allowance for expected credit loss in other income (expense), net. There has been no allowance for expected credit losses recorded during any of the periods presented. See Note 4 for further information.

Accounts Receivable, Net

Accounts receivable are recorded net of customer allowances for chargebacks and allowance for credit losses. Allowance for chargebacks is based on contractual terms. The Company estimates the allowance for credit losses based on existing contractual payment terms, actual payment patterns of its customers, individual customer circumstances and credit loss. Receivables are recorded to an allowance for credit loss when it is probable that amounts will not be collected based on terms of the customer contracts. As of September 30, 2024 and December 31, 2023, recorded customer allowances for chargebacks were $32,000 and $0.2 million, respectively. There were no allowances for credit losses and no receivables were written off for the periods ended September 30, 2024 and December 31, 2023, respectively.

Inventory

Inventory is stated at the lower of cost or estimated net realizable value. The Company uses actual costing methodology determined on a first-in, first-out method. The Company capitalizes inventory costs associated with its products based upon regulatory approval when, based on management’s judgment, future commercialization is considered probable and the future economic benefit is expected to be realized; otherwise, such costs are expensed.

Details of inventory are presented as follows (in thousands):

	September 30, 2024	December 31, 2023
Raw materials	$3,547	$4,640
Work in process	702	1,366
Finished goods	1,219	421

Total	$5,468	$6,427

Property and Equipment, Net

Property and equipment, consisting of computers and software, construction in process, furniture and fixtures, lab equipment, and leasehold improvements are stated at cost, less accumulated depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Such costs are periodically reviewed for recoverability when impairment indicators are present.

Details of property and equipment are presented as follows (in thousands):

	September 30, 2024	December 31, 2023
Computers and software	$471	$464
Construction in process	5,704	4,389
Furniture and fixtures	65	65
Lab equipment	25	25
Leasehold improvements	133	129

Total	$6,398	$5,072
Accumulated depreciation	(416)	(270)

Property and equipment, net	$5,982	$4,802

Construction in process mainly consists of lab, production, and testing equipment. Depreciation expense on property, plant, and equipment amounted to $47,000 and $44,000 for the three months ended September 30, 2024 and 2023, respectively. Depreciation expense on property, plant, and equipment amounted to $0.1 million and $0.1 million for the nine months ended September 30, 2024 and 2023, respectively.

Leases

At the inception of a contractual arrangement, the Company determines whether the contract contains a lease by assessing whether there is an identified asset and whether the contract conveys the right to control the use of the identified asset in exchange for consideration over a period of time. If both criteria are met, the Company records the associated lease liability and corresponding right-of-use asset upon commencement of the lease using the implicit rate or a discount rate based on a credit-adjusted secured borrowing rate commensurate with the term of the lease. The Company does not recognize assets or liabilities for leases with lease terms of less than 12 months.

The Company additionally evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: (i) the lease has a purchase option that is reasonably certain of being exercised, (ii) the present value of the future cash flows is substantially all of the fair market value of the underlying asset, (iii) the lease term is for a significant portion of the remaining economic life of the underlying asset, (iv) the title to the underlying asset transfers at the end of the lease term, or (v) if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease assets represent a right to use an underlying asset for the lease term and operating lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease liabilities with a term greater than one year and their corresponding right-of-use assets are recognized at the commencement date of the lease based on the present value of lease payments over the expected lease term.

Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received. As the Company’s leases do not typically provide an implicit rate, the Company utilizes the appropriate incremental borrowing rate, determined as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and in a similar economic environment. For finance leases, depreciation expense is recognized for the leased asset acquired and interest expense is recognized related to the portion of the financing in the condensed consolidated statements of operations and comprehensive loss. For operating leases, lease cost is recognized on a straight-line basis over the lease term and variable lease payments are recognized as operating expense in the period in which the obligation for those payments is incurred. Variable lease payments primarily include common area maintenance, utilities, real estate taxes, insurance, and other operating costs that are passed on from the lessor in proportion to the space leased by the Company. The Company has elected the practical expedient to not separate between lease and non-lease components.

Commitments and Contingencies

The Company recognizes a liability with regard to loss contingencies when it believes it is probable a liability has been incurred, and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount the Company accrues the minimum amount in the range. The Company has not recorded any such liabilities as of September 30, 2024 and December 31, 2023.

Revenue Recognition and Related Allowances

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”), the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Product Net Sales

FYARRO was approved by the FDA in November 2021. On February 22, 2022, the Company launched sales of FYARRO to specialty distributors (“SDs”) and a specialty pharmacy (“SP”). The Company recognizes product sales when the SDs and SP obtain control of the product. Product sales are recorded at the net sales price, which includes provisions for the following allowances which are reflected either as a reduction to the related account receivable or as an accrued liability, depending on how the allowance is settled:

Distribution Fees: Distribution fees include distribution service fees paid to the SDs and SP based on a contractually fixed percentage of the wholesale acquisition cost (“WAC”). Distribution fees are recorded as an offset to product sales based on contractual terms at the time revenue from the sale is recognized.

Rebates: Allowance for rebates includes mandated discounts under the Medicaid Drug Rebate Program and TRICARE program. Rebates are amounts owed after the final dispensing of the product to a benefit plan participant and are based upon contractual agreements or statutory requirements. The allowance for rebates is based on contracted or statutory discount rates and expected utilization by benefit plan participants. The Company’s estimates for expected utilization of rebates are based on utilization data received from the SDs and SP since product launch. Rebates are generally invoiced and paid in arrears so that the accrual balance consists of an estimate of the amount expected to be incurred for the current quarter’s activity. If actual future rebates vary from estimates, the Company may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

Chargebacks: Chargebacks are discounts and fees that relate to contracts with government and other entities purchasing from the SDs and SP at a discounted price. The SDs and SP charge back to the Company the difference between the price initially paid by the SDs and SP and the discounted price paid to the SDs and SP by these entities. If actual future chargebacks vary from these estimates, the Company may need to adjust prior period accruals, which would affect product sales in the period of adjustment.

Co-Payment Assistance: The Company offers co-payment assistance to commercially insured patients meeting certain eligibility requirements. Co-payment assistance is accrued at the time of product sale to SDs and SP based on estimated patient participation and average co-pay benefit to be paid per a claim. The Company estimated amounts are compared to actual program participation and co-pay amounts paid using data provided by third-party administrators. If actual amounts differ from the original estimates the assumptions being applied are updated and adjustment for prior period accruals will be adjusted in the current period.

Product Returns: Consistent with industry practice, the Company offers the SDs and SP limited product return rights for damages, shipment errors, and expiring product, provided that the return is within a specified period around the product expiration date as set forth in the applicable individual distribution agreement. The Company does not allow product returns for product that has been dispensed to a patient. As the Company receives inventory reports from the SDs and SP and has the ability to control the amount of product that is sold to the SDs and SP the Company’s estimate of future potential product returns is based on the on-hand channel inventory data and sell-through data obtained from the SDs and SP. In arriving at its estimate, the Company also considers historical product returns, the underlying product demand, and industry data specific to the specialty pharmaceutical distribution industry.

The total amount deducted from gross product sales for the allowances described above for the three months ended September 30, 2024, and 2023, was $1.7 million and $1.3 million, respectively, and for the nine months ended September 30, 2024 and 2023 was $4.7 million and $3.4 million, respectively.

The following table sets forth the changes in the accrued revenue allowances (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Balance at beginning of period	$1,289	$1,927	$1,065	$1,434
Provision for current period sales	1,710	1,269	4,695	3,399
Payments	(1,894)	(550)	(4,655)	(2,187)

Balance at end of period	$1,105	$2,646	$1,105	$2,646

Research and Development

Research and development expenses consist of costs incurred in performing research and development activities, including salaries and benefits, materials and supplies, preclinical expenses, share-based compensation expense, contract services, and other external development expenses. The Company records research and development activities conducted by third-party service providers, which include work related to preclinical studies, clinical trials, and contract manufacturing activities, to research and development expense as incurred. The Company is required to estimate the amount of services provided but not yet invoiced and include these expenses in accrued expenses on the condensed consolidated balance sheets and within research and development expenses in the condensed consolidated statements of operations and comprehensive loss. These expenses are a significant component of the Company’s research and development expenses and require significant estimates and judgments. The Company accrues for these expenses based on factors such as estimates of the work completed and in accordance with agreements established with its third-party service providers. As actual expenses become known, the Company adjusts its accrued expenses.

Share-Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options and restricted stock units in the consolidated statements of operations and comprehensive loss based on their fair values. All of the Company’s share-based awards, to employees, non-employees, officers, and directors, are subject only to service-based vesting conditions. Compensation expense for awards to employees is calculated on a straight-line basis by recognizing the fair value over the associated service period of the award, which is generally the vesting term. Options granted during the year have a maximum contractual term of ten years.

Employee Stock Purchase Plan

Share-based compensation expense for employee stock purchases under the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) is recorded at the estimated fair value of the purchase as of the plan enrollment date and is recognized as an expense on a straight-line basis over the applicable six-month 2021 ESPP offering period.

Income Taxes

Income taxes have been accounted for using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if, based upon the weight of all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. The Company recognizes interest and penalties related to uncertain tax positions, if any exist, in income tax expense.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Basic and diluted weighted average shares of common stock outstanding for the three and nine months ended September 30, 2024, includes the weighted average effect of 2,426,493 Pre-Funded Warrants (as defined below), which were issued in September 2022, for the purchase of shares of common stock, for which the remaining unfunded exercise price is $0.0001 per share. See Note 8 for more information on the Pre-Funded Warrants.

Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares and common share equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities, which include outstanding stock options, restricted stock units, and warrants have been excluded from the computation of diluted net loss per share as they would be anti-dilutive.

The following table sets forth the outstanding potentially dilutive securities that have been excluded in the calculation of diluted net loss per share because their inclusion would be anti-dilutive:

	Nine Months Ended September 30,
	2024	2023

Options to purchase common stock	5,256,229	4,116,510
Restricted Stock Units to acquire common stock	317,408	—
Warrants to purchase common stock	29,167	29,167

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board, or FASB, issued ASU 2023-07, “Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures”, which requires enhanced disclosures about significant segment expenses. The amendments are effective retrospectively to all prior periods presented in the financial statements, for fiscal years beginning after December 15, 2023. The new guidance is not expected to have a material impact on our financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The new standard requires a company to expand its existing income tax disclosures, specifically related to the rate reconciliation and income taxes paid. The standard is effective for the Company beginning in fiscal year 2025, with early adoption permitted. The Company does not expect to early adopt the new standard. The new standard is expected to be applied prospectively, but retrospective application is permitted. The Company is currently evaluating the impact of ASU 2023-09 on the consolidated financial statements and related disclosures.

3. Fair Value Measurement

The following table sets forth the recurring fair value of the Company’s financial assets and liabilities, allocated into the Level 1, Level 2 and Level 3 hierarchy that were measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of September 30, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds (1)	$29,802	$—	$—	$29,802
U.S. government treasury bills	24,169	—	—	24,169
Commercial paper	—	1,723	—	1,723
Corporate bonds	—	6,190	—	6,190

Total financial assets	$53,971	$7,913	$—	$61,884

	Fair Value Measurements as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds (1)	$61,034	$—	$—	$61,034
U.S. government treasury bills	19,458	—	—	19,458
Commercial paper	—	8,717	—	8,717
Corporate bonds (2)	—	13,447	—	13,447
Government agency	—	5,482	—	5,482

Total financial assets	$80,492	$27,646	$—	$108,138

(1)	Included in cash and cash equivalents in the accompanying condensed consolidated balance sheets.
(2)	Includes investments classified as cash and cash equivalents in the accompanying consolidated balance sheets.

All marketable securities had a contractual maturity of less than one year as of September 30, 2024.

4. Short-Term Investments and Cash Equivalents

The following table summarizes the Company’s short-term investments (in thousands):

		As of September 30, 2024
	Maturity (In Years)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds		$29,802	$—	$—	$29,802
U.S. government treasury bills	Less than 1	24,143	26	—	24,169
Commercial paper	Less than 1	1,721	2	—	1,723
Corporate bonds	Less than 1	6,179	11	—	6,190

Total		$61,845	$39	$—	$61,884

		As of December 31, 2023
	Maturity (In Years)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Money market funds		$61,034	$—	$—	$61,034
U.S. government treasury bills	Less than 1	19,441	17	—	19,458
Commercial paper	Less than 1	8,712	6	(1)	8,717
Corporate bonds	Less than 1	13,438	10	(1)	13,447
Government agency	Less than 1	5,486	—	(4)	5,482

Total		$108,111	$33	$(6)	$108,138

5. Accrued Liabilities

Details of accrued liabilities are presented as follows (in thousands):

	September 30, 2024	December 31, 2023
Accrued professional fees	$2,132	$2,504
Accrued salaries and payroll	1,652	1,590
Accrued restructuring charges	1,777	—
Accrued bonus	1,250	3,081
Accrued clinical	1,494	1,416
Accrued contract manufacturing	4,196	4,315
Accrued other – sales related	941	772
Accrued other	675	628

Total accrued liabilities	$14,117	$14,306

6. Operating Leases

In April 2019, the Company entered into a twenty-eight month facility lease agreement for office space in Pacific Palisades, California (the “Pacific Palisades Lease”). The Pacific Palisades Lease commenced on May 1, 2019, included four months of rent abatement and a rent escalation clause and was set to expire on August 31, 2021. In August 2021, the Company exercised its option to extend the term of the Pacific Palisades Lease for an additional three-year period and entered into an amendment to the lease agreement (the “Pacific Palisades Lease Amendment”). Pursuant to the Pacific Palisades Lease Amendment, the Company and the landlord agreed to extend the term for an additional period of three (3) years and six (6) months, until February 28, 2025, with an option to renew for an additional three (3) years in accordance with the terms of the Pacific Palisades Lease. Included in the Pacific Palisades Lease Amendment were nine months of rent abatement and a rent escalation clause.

In April 2022, the Company entered into a lease agreement for office space in Morristown, New Jersey (the “Morristown Lease”). The Morristown Lease has a term of seventy-three months, unless terminated sooner, and includes rent abatement for the first three months and the forty-seventh and forty-eighth calendar months after lease commencement. Included in the Morristown Lease are fixed rent escalations of approximately 2% on each anniversary year of the lease term.

The following table summarizes information related to the Company’s leases (in thousands):

	September 30, 2024	December 31, 2023
Assets:
Operating lease right-of-use assets	$886	$1,169

Liabilities:
Operating lease liabilities, current	$322	$434
Operating lease liabilities, non-current	624	833

Total operating lease liabilities	$946	$1,267

Rent expense for the three and nine months ended September 30, 2024 and 2023 is presented on the following table (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating leases rent expense	$115	$115	$345	$346

Cash paid for leases and included in operating cash flows for the nine months ended September 30, 2024 and 2023 is presented on the following table (in thousands):

	Nine Months Ended September 30,
	2024	2023
Cash paid included in operating cash flows	$383	$375

The future minimum lease payments required under the operating leases as of September 30, 2024, are summarized below (in thousands):

Future Minimum Lease Payments:
2024	$130
2025	320
2026	231
2027	280
2028	109

Total minimum lease payments	$1,070

Less: amount representing interest	(124)

Present value of operating lease liabilities	$946

Less: operating lease liabilities, current	(322)

Operating lease liabilities, non-current	$624

Remaining lease term (in years)	3.33
Incremental borrowing rate	7.62%

The Company includes the option to renew the lease as part of the right of use lease asset and liability when it is reasonably certain the Company will exercise the option. In general, the Company is not reasonably certain to exercise such options.

7. License Agreements

Bristol Myers Squibb Company License Agreement

On April 9, 2014, the Company entered into a license agreement (as amended, the “BMS License Agreement”) with BMS for exclusive rights for certain patents and a non-exclusive license for certain technology and know-how pertaining to FYARRO.

The BMS License Agreement will remain in effect from the effective date of April 9, 2014 until expiration of all milestone and royalty payment obligations under the agreement, unless terminated by either of the parties upon giving advance notice as specified in the BMS License Agreement. Under the terms of the BMS License Agreement, BMS agreed to supply the Company with licensed products of FYARRO necessary for clinical or non-clinical development.

Under the terms of the BMS License Agreement, BMS is entitled to receive certain development milestone payments, royalties on net sales from licensed products under the agreement and any sublicense fees. During the three months ended September 30, 2024 and 2023, royalties on net product sales were $0.5 million and $0.4 million, respectively. During the nine months ended September 30, 2024 and 2023, royalties on net product sales were $1.4 million and $1.3 million, respectively. No payments related to sublicense fees were paid during the three and nine months ended September 30, 2024 or 2023.

On August 30, 2021, the Company and BMS entered into Amendment No. 1 (the “Amendment”) to the BMS License Agreement related to certain intellectual property rights of BMS pertaining to the compound known as FYARRO. Under the terms of the Amendment, the Company paid BMS $5.8 million representing 50% of the previously outstanding payment obligation under the terms of the BMS License Agreement, following the effective time of the Company’s 2021 private investment in public equity financing (the “2021 PIPE Financing”). Pursuant to the terms of the Amendment, the remaining previously outstanding payment obligation of $5.8 million, is due on the third anniversary of the effective time of the 2021 PIPE Financing, or August 26, 2024 plus any accrued and unpaid interest due thereon (the “Balloon Payment”). The Balloon Payment accrued interest, beginning August 26, 2021 until paid in full, at a rate equal to 4.00% per annum based on the weighted average amount outstanding during the applicable calendar quarter, with interest payable quarterly in arrears. In accordance with the terms of the Amendment, the Company paid the outstanding payment obligation of $5.8 million by the due date. In addition, under the Amendment the parties agreed to amend the royalty rates payable to BMS based on net sales of products subject to the BMS License Agreement.

EOC License Agreement

On December 8, 2020, the Company entered into a license agreement (“EOC License Agreement”) with EOC Pharma (Hong Kong) Limited (“EOC”) under which the Company received $14.0 million in January 2021 in non-refundable upfront consideration as partial payment for the rights and licenses granted to EOC by the Company for the further development and commercialization of FYARRO in the People’s Republic of China, Hong Kong Special Administration Region, Macao Special Administrative Region and Taiwan (the “Licensed Territory”). In accordance with the BMS License Agreement, the Company is required to pay 20% of all sublicense fees to BMS.

The Company assessed the EOC License Agreement and concluded that EOC was a customer and identified the license of FYARRO provided to EOC as the sole performance obligation. The $14.0 million upfront payment received from EOC is non-refundable and non-creditable and is considered fixed consideration. The Company recognized revenue of $14.0 million in December 2020 when the EOC License Agreement was signed, and the $14.0 million upfront payment was received in January 2021.

The potential milestone payments and royalty payments under the EOC License Agreement were considered variable consideration and were constrained with respect to revenue recognition notification from EOC that the milestone and royalty payments had been achieved.

The Company was eligible to receive an additional $257.0 million in the aggregate upon achievement of certain development, regulatory, and sales milestones, as well as tiered royalties on net sales in the Licensed Territory. Under the terms of the EOC License Agreement, EOC was obligated to fund all research, development, regulatory, marketing and commercialization activities in the defined Licensed Territory. The Company earned $1.0 million in milestone revenue upon achievement of the FDA approval milestone on November 22, 2021. EOC paid the $1.0 million milestone payment in December 2021. In accordance with the BMS License Agreement, 20% of the $1.0 million payment, or $0.2 million, was accrued at December 21, 2021, and paid in January 2022.

On June 27, 2022, the Company received written notice from EOC that EOC elected to terminate the EOC License Agreement, effective immediately, due to alleged material breaches by the Company under such agreement. The Company disputed EOC’s allegations of material breach. See Note 12 for information regarding the subsequent arbitration between EOC and the Company regarding this dispute.

8. Stockholders’ Equity

Preferred Stock

As of September 30, 2024 and December 31, 2023, under the Company’s certificate of incorporation, as amended and restated, the Company has 10,000,000 shares of authorized preferred stock, par value $0.0001 per share, with no shares outstanding.

Common Stock and Pre-Funded Warrants

As of September 30, 2024 and December 31, 2023, the Company had 300,000,000 shares of authorized common stock, par value of $0.0001 per share, under the Company’s certificate of incorporation, as amended and restated. As of September 30, 2024 and December 31, 2023, the shares of common stock outstanding were 24,614,834 and 24,554,205, respectively.

In March 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen, with respect to an “at the market offering” program pursuant to which the Company may offer and sell, from time to time at its sole discretion, subject to limitations under applicable securities laws, shares of common stock having aggregate gross proceeds of up to $75.0 million through Cowen as its sales agent. The Company will pay Cowen 3.0% of the aggregate gross proceeds from each sale of shares of common stock under the Sales Agreement. As of September 30, 2024, no shares of common stock had been sold pursuant to the Sales Agreement.

On September 22, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) for a private investment in public equity financing (the “2022 PIPE Financing”) with certain investors (the “2022 PIPE Investors”) for the sale by the Company of (i) 3,373,526 shares of the Company’s common stock for a price of $12.50 per share and (ii) pre-funded warrants to purchase an aggregate of 2,426,493 shares of the Company’s common stock (the “Pre-Funded Warrants”) at a purchase price of $12.4999 per Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at an exercise price of $0.0001 and will be exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise; provided, that the holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. The 2022 PIPE Financing closed on September 26, 2022. Aggregate net proceeds, after deducting certain expenses incurred of $0.3 million related to the issuance of the shares, were $72.2 million.

On September 26, 2022, the Company and the 2022 PIPE Investors entered into a Registration Rights Agreement (the “2022 PIPE Registration Rights Agreement”) providing for the registration for resale of the securities sold under the Purchase Agreement, including the shares issuable upon the exercise of the Pre-Funded Warrants, that are not then registered on an effective registration statement, pursuant to a registration statement filed with the SEC. The Company filed a Form S-3 registration statement to register the resale of such securities on October 26, 2022, which became effective on November 4, 2022. The Pre-Funded Warrants meet the criteria to be classified within stockholders’ equity. As of September 30, 2024, all Pre-Funded Warrants are still outstanding.

Dividends

The holders of common stock are entitled to receive cash dividends, if and when declared by the board of directors of the Company (the “board of directors”). Since the Company’s inception, no cash dividends have been declared or paid to the holders of common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of common stock are entitled to share ratably in the Company’s assets.

Voting

The holders of common stock are entitled to one vote at all meetings of stockholders for each share of common stock held by such stockholders as of the record date.

9. Share-Based Compensation

2014 Plan (as amended and restated in February 2017, the “Private Aadi Plan”)

In connection with the Merger, the Company assumed the Private Aadi Plan, which was amended and restated in February 2017, and the issued and outstanding stock options under the Private Aadi Plan (the Private Aadi common stock underlying the awards was adjusted for shares of the Company’s common stock pursuant to the Merger Agreement). The Private Aadi Plan allowed for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock unit awards and other stock awards. In connection with the closing of the Merger and the adoption of the 2021 Plan (as defined below), no further awards may be issued under the Private Aadi Plan.

The options that are granted from the Private Aadi Plan are exercisable at various dates as determined upon grant and will expire no more than ten years from their date of grant. The Private Aadi Plan stock options generally vest over a four-year term.

2011 Plan and 2017 Plan

In connection with the closing of the Merger, the Company assumed the Aerpio 2011 Equity Incentive Plan (the “2011 Plan”) and the Aerpio 2017 Stock Option and Incentive Plan (the “2017 Plan,” and together with the 2011 Plan, the “Prior Plans”). No new awards may be granted under the Prior Plans effective as of the closing of the Merger and the adoption of the 2021 Plan (as defined below).

2021 Plan

At the closing of the Merger, the Company adopted the Aadi Bioscience, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which permits the award of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance grants to employees, members of the board of directors, and outside consultants.

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, a total of 2,070,784 shares of common stock was initially reserved for issuance pursuant to the 2021 Plan. In addition, the shares reserved for issuance under the 2021 Plan include any shares of common stock (i) subject to awards of stock options or other awards granted under the Prior Plans that expire or otherwise terminate without having been exercised in full and shares of common stock granted under the Prior Plans that are forfeited or repurchased by the Company, and (ii) any shares of common stock subject to stock options or similar awards granted under the Private Aadi Plan that were assumed in the Merger (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this sentence is 764,154 shares).

The number of shares available for issuance under the 2021 Plan will include an annual increase, or the evergreen feature, on the first day of each of the Company’s fiscal years, beginning with the Company’s fiscal year 2022, equal to the least of:

•	2,070,784 shares of common stock;

•	a number of shares equal to 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year; or

•	such number of shares as the board of directors or its designated committee may determine.

As a result of the evergreen increase, a total of 982,168 shares were added to the 2021 Plan on January 1, 2024 and 977,400 shares of common stock were added to the 2021 Plan on January 1, 2023.

Shares issuable under the 2021 Plan are authorized, but unissued, or reacquired shares of common stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the combined company due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated).

2023 Inducement Equity Incentive Plan

On September 27, 2023 the Company adopted the 2023 Inducement Equity Incentive Plan (the “Inducement Plan”), pursuant to which the Company may from time to time make equity grants to new employees as a material inducement to their employment. The Company reserved 600,000 shares of common stock for issuance under the Inducement Plan. The only persons eligible to receive awards under the Inducement Plan are individuals who are new employees and satisfy the standards for inducement grants under applicable Nasdaq listing rules.

As of September 30, 2024, 255,029, 37,921, 4,790,687 and 490,000 shares were outstanding under the 2014 Private Aadi Plan, 2017 Plan, 2021 Plan, and 2023 Inducement Plan, respectively. As of September 30, 2024, no shares were outstanding under the 2011 Plan.

The following table summarizes the stock option activity during the nine months ended September 30, 2024:

	Stock Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value (in thousands)
Outstanding, January 1, 2024	4,579,659	$14.11	8.37	$25
Granted	1,461,715	1.87
Exercised	—	—
Expired/cancelled	(785,145)	11.79

Outstanding as of September 30, 2024	5,256,229	$10.99	8.15	$290

Options exercisable as of September 30, 2024	2,629,899	$14.04	7.57	$78
Vested and expected to vest as of September 30, 2024	5,256,229	$10.99	8.15	$290

As of September 30, 2024, there was $14.5 million of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted average period of 1.9 years.

The total intrinsic value of the options exercised during the three months ended September 30, 2024 and 2023, was $0 and $31,000, respectively. The total intrinsic value of the options exercised during the nine months ended September 30, 2024 and 2023 was $0 and $0.2 million, respectively.

As of September 30, 2024, and December 31, 2023, 678,482 and 657,734 shares were reserved for issuance under the 2021 Plan, respectively. As of September 30, 2024, and December 31, 2023, 110,000 shares were reserved for issuance under the 2023 Inducement Plan.

Restricted Stock Units

The value of restricted stock unit awards (RSUs) is based on the Company’s stock price on the date of grant. Employee grants vest over four years. Forfeitures of RSUs are recognized as they occur. The shares underlying the RSU awards are not issued until the RSUs vest. Upon vesting, each RSU converts into one share of the Company’s common stock.

Activity with respect to the Company’s restricted stock units during the nine months ended September 30, 2024 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Nonvested shares at January 1, 2024	32,558	$4.30
Granted	308,700	1.92
Forfeited	(23,850)	1.92

Nonvested shares at current period end	317,408	$2.16

As of September 30, 2024 there was $0.5 million of unrecognized compensation cost related to restricted stock units, which is expected to be recognized over a weighted average period of 3.4 years.

Compensation Expense Summary

The Company recognized the following compensation cost related to employee and non-employee share-based compensation activity for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Selling, general and administrative	$1,590	$1,931	$5,704	$5,417
Research and development	967	1,118	3,281	3,426

Total	$2,557	$3,049	$8,985	$8,843

The Company uses the Black-Scholes option pricing model to determine the estimated fair value for share-based option awards. Option pricing and models require the input of various assumptions, including the option’s expected life, expected dividend yield, price volatility and risk-free interest rate of the underlying stock. Forfeitures are recognized and accounted for as they occur.

The calculation was based on the following assumptions:

	Three Months Ended September 30, (1)	Nine Months Ended September 30,
	2023	2024	2023
Weighted average grant date fair value (per share)	$4. 77	$1.39	$7.78
Risk-free interest rate	4.06% - 4.34%	4.13% - 4.29%	3.42% - 4.33%
Expected volatility	97.58% - 101.03%	89.22% - 91.46%	89.94% - 101.03%
Expected term (in years)	5.15 - 6.08	5.00 -6.08	5.15 - 6.08
Expected dividend yield	—	—	—

(1)	No awards were granted during the three months ended September 30, 2024

The Company determines the assumptions used in the option pricing model in the following manner:

Risk-Free Interest Rate – For the determination of the risk-free interest rates, the Company utilizes the U.S. Treasury yield curve for instruments in effect at the time of measurement with a term commensurate with the expected term assumption.

Expected Volatility – The Company based its estimate of expected volatility on a weighted average using the Company’s limited historical stock price volatility data, supplemented with the estimated and expected volatilities of a guideline group of publicly traded companies. For these analyses, the Company selected companies with comparable characteristics including enterprise value, risk profiles, and with historical share price information sufficient to meet the expected life of the share-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its share-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available.

Expected Dividend – The expected dividend yield is assumed to be zero because the Company has never paid dividends and does not have current plans to pay any dividends on its common stock.

Expected Term – The Company estimates the expected term of its stock options granted to employees and non-employee directors using the simplified method, whereby, the expected term equals the average of the vesting term and the original contractual term of the option. The Company utilizes this method since it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term.

Merger Warrants to Purchase Common Stock

The Company had warrants outstanding for the purchase of 29,167 shares of the Company’s common stock at both September 30, 2024, and December 31, 2023. These warrants were assumed in the Merger and were issued by Aerpio in October 2019, for the purchase of 40,000 shares (after taking into account the reverse stock split of the Company’s common stock at a ratio of 15:1 effected on August 26, 2021 immediately prior to the closing of the Merger (the “Reverse Stock Split”)) of the Company’s common stock at an exercise price of $7.29 per share (after taking into account the Reverse Stock Split). These warrants were fully vested as of the date of the Merger and expire on October 24, 2024. No warrants were exercised during the nine months ended September 30, 2024. At the grant date, the fair value of these awards was determined using a Black-Scholes option pricing model.

The number of shares and the exercise price shall be adjusted for standard anti-dilution events such as stock splits, combinations, reorganizations, or issue shares as part of a stock dividend. The warrants meet the criteria to be classified within stockholders’ equity.

10. Employee Stock Purchase Plan

On August 17, 2021, a special meeting of the Company’s stockholders was held to approve the Merger and related matters, at which the Company’s stockholders considered and approved the Company’s 2021 ESPP which permits participants to contribute up to 15% of their eligible compensation during defined rolling six-month offering periods to purchase the Company’s common stock. The purchase price of the shares will be 85% of the lower of the fair market value of the Company’s common stock on the first day of trading of the offering period or on the applicable purchase date. Upon approval of the 2021 ESPP by the stockholders, Aerpio’s Amended and Restated 2017 Employee Stock Purchase Plan terminated.

An aggregate of 519,563 shares of common stock was initially reserved for issuance under the 2021 ESPP. The number of shares of common stock available for issuance under the 2021 ESPP is increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (i) 310,617 shares of common stock, (ii) one percent (1%) of the outstanding shares of all classes of common stock on the last day of the immediately preceding fiscal year, or (iii) an amount to be determined by the board of directors or its designated committee no later than the last day of the immediately preceding fiscal year. On January 1, 2024, 245,542 shares of common stock were added to the 2021 ESPP. Shares of common stock issuable under the 2021 ESPP will be authorized, but unissued, or reacquired shares of common stock. If the Company’s capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the 2021 ESPP will be appropriately adjusted. The Company opened enrollment into the ESPP in May 2022.

The Company uses the Black-Scholes model to determine the estimated fair value for purchases under the 2021 ESPP. Black-Scholes models require the input of various assumptions, including the expected life, expected dividend yield, price volatility and risk-free interest rate of the underlying stock. The expected volatility used in calculating the estimated fair value for purchases under the 2021 ESPP is based on the historical volatility of the Company’s common stock.

The calculation was based on the following assumptions:

	Three and Nine Months Ended September 30, 2024	Three and Nine Months Ended September 30, 2023
Strike price (per share)	$1.56 - $4.00	$5.98 - $11.40
Risk-free interest rate	5.40% - 5.41%	4.40% - 5.24%
Expected volatility	60.99% - 140.00%	105.68% - 176.11%
Expected term (in years)	0.5	0.5

As of September 30, 2024, and December 31, 2023, 844,059 and 659,146 shares of common stock were available for issuance under the 2021 ESPP, respectively. The Company had an outstanding liability of $0.1 million and $0.1 million as of September 30, 2024, and December 31, 2023, respectively, which will be recognized over six months. As of September 30, 2024 and December 31, 2023, 60,629 and 77,565 shares were issued under the 2021 ESPP, respectively.

11. Income Taxes

The Company recorded no income tax expense for the three months ended September 30, 2024 and 2023. The Company recorded no income tax expense for the nine months ended September 30, 2024 and 2023. The Company continues to maintain a full valuation allowance.

12. Commitments and Contingencies

Litigation

From time to time, the Company could be subject to various legal proceedings and claims that arise in the ordinary course of its business activities. Regardless of the outcome, legal proceedings can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

On June 27, 2022, EOC filed a Request for Arbitration with the International Chamber of Commerce’s International Court of Arbitration against the Company. In the Request for Arbitration, EOC claimed that the Company breached certain provisions of the EOC License Agreement, including failing to provide certain manufacturing information to EOC. As a result, EOC was seeking monetary damages. On September 26, 2024, the arbitration panel issued a Final Award which concluded that the Company did not breach the EOC License Agreement and accordingly is not liable for any damages to EOC. See Note 7 for more information about the EOC License Agreement and its termination.

Purchase Commitments

The Company has ongoing contracts with vendors for clinical trials and contract manufacturing. These contracts are generally cancellable, with notice, at the Company’s option. The Company recorded accrued expenses of $5.7 million for expenditures incurred by clinical and contract manufacturing vendors as of September 30, 2024, and December 31, 2023.

At September 30, 2024, the Company was party to a Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product, as amended effective as of August 1, 2022, March 31, 2024, and July 31, 2024 (the “Fresenius Agreement”), with Fresenius Kabi that contains specific activities including non-cancellable commitments, minimum purchase commitments, and binding annual forecasts. As of September 30, 2024, there were non-cancellable purchase commitments under the Fresenius Agreement related to the purchase of inventory for $4.4 million to be paid in the remainder of 2024. The Fresenius Agreement expired pursuant to its terms on September 30, 2024.

Mirati Collaboration

In October 2022, the Company entered into a collaboration and supply agreement with Mirati Therapeutics, Inc. (“Mirati”) to evaluate the combination of Mirati’s adagrasib, a KRASG12C selective inhibitor, and FYARRO in KRASG12C mutant non-small cell lung cancer (NSCLC) and other solid tumors. In May 2024, the Company announced the mutually agreed upon termination of the collaboration and supply agreement with Mirati and the discontinuation of the Phase 1/2 study. Under the terms of the agreement, Mirati was responsible for sponsoring and operating the Phase 1/2 study and the Company supplied study drug and jointly shared the cost of the study, which will continue during the winding down process.

For the three and nine months ended September 30, 2024, the Company incurred $0.3 million and $1.0 million in expenses related to the Mirati collaboration. For the three and nine months ended September 30, 2023, the Company incurred $0.1 million and $0.7 million in expenses related to the Mirati collaboration.

13. Restructuring

On August 21, 2024, the Company announced a restructuring plan to reduce the Company’s workforce by approximately 32% in response to the Company’s announcement on August 20, 2024 that it will halt the registration-intended PRECISION1 trial of nab-sirolimus in patients with solid tumors harboring TSC1 or TSC2 inactivating alterations. The Company recorded a total restructuring charge of $2.6 million, which consists of one-time termination benefits such as severance costs and related benefits. For the three and nine months ended September 30, 2024, the Company made cash payments related to the restructuring of $0.4 million. As of September 30, 2024, the $2.2 million one-time termination benefits remain payable and are recorded within the accrued expenses and other liabilities line item on the Company’s condensed balance sheet. Restructuring payments commenced in September 2024 and will extend through December 2024.

Annex A

STOCK PURCHASE AGREEMENT

among

KAKEN PHARMACEUTICAL CO., LTD.

KAKEN INVESTMENTS INC.,

AADI BIOSCIENCE, INC.

and

AADI SUBSIDIARY, INC.

Dated as of December 19, 2024

A-i

A-ii

EXHIBITS

Exhibit A	Closing Net Working Capital Sample
Exhibit B	RWI Policy

SCHEDULES

Schedule A	Acquired Employees
Schedule B	Excluded Transactions
Schedule C	Company Knowledge Parties
Schedule D	Pre-Closing Restructuring
Schedule E	Ongoing Clinical Programs

A-iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of December 19, 2024, among KAKEN INVESTMENTS INC., a Delaware corporation (“Purchaser”), KAKEN PHARMACEUTICAL CO., LTD. (“Guarantor”), Aadi Bioscience, Inc., a Delaware corporation (“Seller”), and Aadi Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Seller (the “Company”). Each of Purchaser, Seller and the Company are sometimes referred to as a “Party” and collectively as the “Parties.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. Purchaser desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Seller Board has (i) determined that it is in the best interests of Seller and the Seller Stockholders, and declared it advisable, to enter into this Agreement providing for the sale of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock Purchase”) upon the terms and subject to the conditions set forth in this Agreement; (ii) deemed the Stock Purchase and the transactions contemplated by this Agreement expedient and for the best interests of Seller; (iii) approved the execution and delivery of this Agreement by Seller and the performance of its covenants and other obligations in this Agreement and the consummation of the Stock Purchase upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the approval of this Agreement and the Stock Purchase be submitted to a vote of the Seller Stockholders; (v) approved the execution and delivery of the Support Agreements; and (vi) recommended that the Seller Stockholders vote in favor of and authorize the approval of this Agreement and the approval of the Stock Purchase.

C. The board of directors of the Company has declared it advisable to enter into this Agreement and approved the execution and delivery of this Agreement, the performance of its covenants and other obligations under this Agreement, and the consummation of the Stock Purchase, upon the terms and subject to the conditions set forth in this Agreement.

D. The board of directors of Purchaser has declared it advisable to enter into this Agreement and approved the execution and delivery of this Agreement, the performance of its covenants and other obligations under this Agreement, and the consummation of the Stock Purchase upon the terms and subject to the conditions set forth in this Agreement.

E. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, each of the directors and executive officers of Seller and certain of their Affiliates, and certain other significant Seller Stockholders are entering into Voting and Support Agreements (collectively, the “Support Agreements”), pursuant to which the Seller Stockholders party thereto, among other things, agree to vote their shares in favor of the approval of this Agreement and the Stock Purchase.

F. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Purchaser’s willingness to enter into this Agreement, certain members of the executive team of Seller and the Company, are entering into Restrictive Covenant Agreements in favor of the Company and Purchaser (the “Restrictive Covenant Agreements”) to be effective immediately as of the Closing.

G. Prior to or contemporaneously with the execution and delivery of this Agreement, Purchaser has obtained a “buyer-side” representations and warranties insurance policy in the form attached hereto as Exhibit B to this Agreement (the “RWI Policy”).

In consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement (whether in effect as of the execution of this Agreement or executed after the execution of this Agreement) containing terms, including with respect to confidentiality and non-solicitation no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for such Party to be able to comply with its obligations under this Agreement), it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal. Without limiting the foregoing, an Acceptable Confidentiality Agreement may not (i) provide any Person with any exclusive right to negotiate with Seller or the Company, or (ii) require Seller, the Company or any of their Affiliates to reimburse the costs or expenses of any Person. If the provisions of any such confidentiality agreement in effect as of the execution of this Agreement are less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if Seller amends such confidentiality agreement so as to make the provisions of such confidentiality agreement at least as restrictive in the aggregate as the provisions of the Confidentiality Agreement.

(b) “Acquired Employees” means each employee of Seller or the Company listed on Schedule A.

(c) “Acquisition Inquiry” means any inquiry or other communication contemplating, or that could reasonably be expected to lead to, an Acquisition Proposal.

(d) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Purchaser or any Group that includes Purchaser or any of its Affiliates) made to Seller, the Company or the Seller Board to engage in an Acquisition Transaction.

(e) “Acquisition Transaction” means any transaction or series of related transactions to which Seller or the Company is party (other than the Stock Purchase and the Excluded Transactions) for or involving:

(i) any direct or indirect purchase or other acquisition by any Third Person, from Seller or the Company or Seller Stockholders, of securities representing more than fifteen percent (15%) of the total outstanding voting power of the capital stock of the Company or Seller after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Third Person that, if consummated in accordance with its terms, would result in such Third Person beneficially owning more than fifteen percent (15%) of the total outstanding voting power of the capital stock of the Company or Seller after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Third Person of assets constituting or accounting for more than fifteen percent (15%) of either (A) the consolidated net revenues, net income, or assets of Seller and its Subsidiaries, taken as a whole, or (B) the net revenues, net income, or assets of the Company; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Seller or the Company (or both), pursuant to which any Third Person would acquire or hold securities representing more than fifteen percent (15%) of the total outstanding voting power of the capital stock of Seller or the Company outstanding or assets constituting or accounting for more than fifteen percent (15%) of either (A) the consolidated net revenues, net income, or assets of Seller and its Subsidiaries, taken as a whole, or (B) the net revenues, net income, or assets of the Company.

(f) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.

(h) “Audited Seller Balance Sheet” means the consolidated balance sheet (and the notes thereto) of Seller as of December 31, 2023, set forth in Seller’s Annual Report on Form 10-K filed by Seller with the SEC for the fiscal year ended December 31, 2023.

(i) “Base Consideration” means $100,000,000.

(j) “BIS” means the Bureau of Industry and Security of the US Department of Commerce, which administers and enforces the EAR.

(k) “Business” means the research, development, use, making, manufacture, marketing, promotion, commercialization, sale, distribution, grant to license, or import or export (as applicable) of (i) the Specified Company Products and (ii) any products currently under investigation by the Company as conducted by Seller and the Company as of or prior to the Closing, excluding any products related to any transactions included in Schedule B.

(l) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed or commercial banks in Tokyo, Japan are closed.

(m) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.

(n) “Capitalization Date” means 5:00 p.m. Pacific time as of December 16, 2024.

(o) “Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended, and in effect as of the date of this Agreement.

(p) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware, or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

(q) “Clinical Trial” shall mean any study in which human subjects are dosed or treated with a pharmaceutical or biological product, whether approved or investigational.

(r) “Closing Adjustment Amount” means the Closing Company Cash Amount, less the Closing Company Indebtedness Amount, less the Closing Company Transaction Expense Amount, less the Closing Negative Net Working Capital Adjustment, plus the Closing Positive Net Working Capital Adjustment.

(s) “Closing Company Cash Amount” means an amount equal to the difference of (a) the aggregate amount of all cash and cash equivalents (other than Restricted Cash) of the Company as of the Measurement Time, minus (b) the amount of any overdrafts and any amounts required to cover checks, wires and similar instruments issued by the Company which have not cleared as of the Measurement Time.

(t) “Closing Company Indebtedness Amount” means all Indebtedness of the Company determined and valued as of the Measurement Time in accordance with GAAP in a manner consistent with the Company’s accounting policies and historical accounting practices. For the avoidance of doubt, to the extent any amounts are included in the calculation of Closing Company Indebtedness Amount, such amounts shall (as between Seller and the Company) be the responsibility of the Company.

(u) “Closing Company Transaction Expense Amount” means the aggregate amount of (i) all out-of-pocket fees, costs and expenses incurred by the Company for services of legal counsel, investment bankers, accountants, auditors, consultants or other third parties in connection with the evaluation, preparation, negotiation and execution of this Agreement and the other Transaction Documents and the evaluation, preparation, performance and consummation of the transactions contemplated hereby and thereby, (ii) all management, advisory, closing, transaction, and similar fees and expenses owing by the Company to Seller or any of its Affiliates or Representatives, (iii) all severance obligations and similar payments payable to employees, officers, directors, and consultants of the Company, in each case, to the extent arising from the execution of this Agreement or the consummation of the transactions contemplated thereby, (iv) fifty percent (50%) of any Transfer Taxes; (v) 50% of the up-front total costs (including premium, tax and underwriting fee) of the RWI Policy (not to exceed $167,000); (vi) all taxes, fees, costs, expenses and other amounts incurred or otherwise borne by the Company directly or indirectly for or with respect to the Pre-Closing Restructuring, and (vii) all Wind-Down Costs incurred by the Company, in each case, if applicable, determined and valued as of the Measurement Time in accordance with GAAP in a manner consistent with the Company’s accounting policies and historical accounting practices, for which the Company is liable and that remain unpaid at the Measurement Time. For the avoidance of doubt, to the extent any amounts are included in the calculation of Closing Company Transaction Expense Amount, such amounts shall (as between Seller and the Company) be the responsibility of the Company.

(v) “Closing Negative Net Working Capital Adjustment” means the amount by which Closing Net Working Capital is less than the Closing Net Working Capital Floor; provided, however, that if Closing Net Working Capital is within the Closing Net Working Capital Target Range or exceeds the Closing Net Working Capital Ceiling, the Closing Negative Net Working Capital Adjustment shall be zero ($0).

(w) “Closing Net Working Capital” means the value of the current assets of the Company, less the value of the current liabilities of the Company, in each case, determined and valued as of the Measurement Time in accordance with GAAP in a manner consistent with the Company’s accounting policies and historical accounting practices and using only those line items set forth on the sample calculation of Closing Net Working Capital as of September 30, 2024, included as Exhibit A to this Agreement. For the avoidance of doubt, the calculation of Closing Net Working Capital will not include any operating lease liabilities or any item included in the Closing Company Indebtedness Amount, the Closing Company Transaction Expense Amount or the Closing Company Cash Amount.

(x) “Closing Net Working Capital Target Range” means a dollar range from and including $1,604,000 (the “Closing Net Working Capital Floor”) to and including $3,135,000 (the “Closing Net Working Capital Ceiling”).

(y) “Closing Positive Net Working Capital Adjustment” means the amount by which Closing Net Working Capital exceeds the Closing Net Working Capital Ceiling; provided, however, that if Closing Net Working Capital is within the Closing Net Working Capital Target Range or less than the Closing Net Working Capital Floor, the Closing Positive Net Working Capital Adjustment shall be zero ($0).

(z) “Closing Purchase Price” means (i) the Base Consideration, plus (ii) if the Closing Adjustment Amount is a positive number, the absolute value of the Closing Adjustment Amount, minus (iii) if the Closing Adjustment Amount is a negative number, the absolute value of the Closing Adjustment Amount.

(aa) “Code” means the United States Internal Revenue Code of 1986, as amended.

(bb) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), providing for compensation, a bonus, a stock option, stock purchase or other equity-based award, a performance award, incentive compensation, profit sharing, pension benefits, savings, retirement benefits, disability benefits, life or other insurance, health or medical benefits, employee assistance, sick leave, vacation, deferred compensation, severance, termination pay, post-employment benefits, retention, change of control compensation or any other fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, formal or informal, insured or self-insured, and each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), in each case, that is established, sponsored, maintained, contributed or required to be contributed to by the Company or any Subsidiary of the Company for the benefit of any Service Provider or in respect of which the Company or any Subsidiary of the Company has any current or potential liability, contingent or otherwise. For purposes of clarification, plans or arrangements established sponsored, maintained, contributed to or required to be contributed to by Seller or any Subsidiary of Seller other than the Company, in respect of which the Company does not currently have any actual or contingent liability, including any Seller Benefit Plan, will not constitute “Company Benefit Plans” for purposes of this Agreement.

(cc) “Company Capital Stock” means the common stock, par value $0.01 per share, of the Company.

(dd) “Company Contract” means (a) any Contract to which the Company is a party or by which the Company is bound, or (b) any Contract to which Seller is a party or by which Seller is bound that is set forth on Schedule D and is being transferred to or otherwise assumed by the Company at or prior to the Closing (whether pursuant to the Pre-Closing Restructuring or otherwise).

(ee) “Company Intellectual Property” means any Intellectual Property that is owned, purported to be owned, controlled, purported to be controlled, or licensed by the Company and used in the conduct of the Business as it has been or is currently proposed to be conducted.

(ff) “Company Material Adverse Effect” means any Effect that, individually or taken together with all other Effects, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole, or (B) prevents or would reasonably be expected to prevent the Company from consummating the Stock Purchase on or prior to the Termination Date; provided, however, that solely for purposes of clause (A) above, none of the following Effects (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether there has been or would reasonably be expected to occur a Company Material Adverse Effect:

(i) general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(ii) conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) monetary policy, interest rates or credit ratings in the

United States or any other country or region of the world, (B) exchange rates for the currencies of any country, or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iii) conditions in the industries, businesses or segments in which the Company conducts business, including the emergence of any new or modified competition and any supply chain disruptions or shortages (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iv) regulatory, legislative or political conditions in the United States or any other country or region in the world (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(v) any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, data breach, sanctions, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any of the foregoing) including, in each case, the response of Governmental Authorities (except in each case to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other similarly situated companies operating in the industries in which the Company conducts business, in which case only the incremental disproportionate adverse impact of such Effect on the Company as compared to the impact of such Effect on such other similarly situated companies may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vii) pandemics, epidemics, contagious disease outbreaks or other comparable events (or escalation or worsening of any such events or occurrences), including, in each case, any action taken or not taken as required by any Law, Governmental Authority or otherwise to respond to the impact, presence, outbreak or spread of any pandemic, epidemic, contagious disease outbreaks or other comparable event;

(viii) any Effect resulting from the execution or announcement of this Agreement (including the identity of the Parties) or the pendency or consummation of the Stock Purchase or the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, suppliers, customers, partners, vendors, Governmental Authorities or any other Person (provided, however, that the exceptions set forth in this clause (viii) shall not apply to the extent arising from any breach or inaccuracy of any representation or warranty set forth in this Agreement expressly addressing the authorization, execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, or any condition as it relates to such representation or warranty);

(ix) the compliance by Seller or the Company with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(x) any action taken or refrained from being taken, in each case to which Purchaser has expressly approved, consented to or requested in writing (including by email) following the date of this Agreement;

(xi) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), changes in the regulatory accounting requirements applicable to any industry in which the Company conducts business, or any action taken for the purpose of complying with GAAP or any Law;

(xii) any failure, in and of itself, by the Company or Seller to meet (A) any public estimates or expectations of Seller’s or the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred unless otherwise excluded pursuant hereto);

(xiii) (1) regulatory, manufacturing or clinical changes, events or developments or other actions resulting from any nonclinical or clinical studies sponsored by the Company or any competitor of the Company, results of meetings with the FDA or other Governmental Authority (including any communications from any Governmental Authority in connection with such meetings), or any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse events or safety observations with respect to the Company’s or any competitor’s product candidates, (2) the determination by, or the delay of a determination by, the FDA or any other Governmental Authority, or any panel or advisory body empowered or appointed thereby, with respect to the clinical hold, acceptance, filing, designation, approval, clearance, non-acceptance, hold, refusal to file, refusal to designate, non-approval, disapproval or non-clearance of any of the Company’s or any competitor’s product candidates, (3) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with or related to any of the Company’s products or product candidates, or any guidance, announcement or publication by the FDA or other Governmental Authority relating to any product candidates of the Company or any competitor, or (4) any manufacturing or supply chain disruptions or delays in manufacturing validation affecting products or product candidates of the Company or developments relating to reimbursement, coverage or payor rules with respect to any product or product candidates of the Company or the pricing of products, in each case other than to the extent such effects have a disproportionate adverse impact on the Company compared to other similar companies in the industry in which the Business operates;

(xiv) the availability or cost of equity, debt or other financing to Purchaser or any of its Affiliates;

(xv) any Transaction Litigation; or

(xvi) the identity of, or any facts or circumstances relating to, Purchaser or its Affiliates or financing sources.

(gg) “Company Registered Intellectual Property” means (i) patents included in the Patents under Company Intellectual Property (ii) patent applications included in the Patents under Company Intellectual

Property, (iii) Marks included in the Company Intellectual Property, and (iv) internet domains included in the Company Intellectual Property, in each case (i) – (iv) registered, filed, certified or otherwise perfected or recorded or are the subject of a pending application for such, with or by any Governmental Authority or the internet domain name registrar, by or on behalf of or in the name of the Company.

(hh) “Confidentiality Agreement” means the that certain letter agreement regarding confidentiality letter agreement and related matters, dated October 7, 2024, between Seller and Guarantor.

(ii) “Consent” means any consent, approval, clearance, waiver, Permit or Order.

(jj) “Contract” means any written contract, lease, license, indenture, note, bond, agreement or other legally binding instrument as in effect as of the date hereof.

(kk) “Customs Laws” means the Laws governing U.S. imports, codified at 19 USC Title 19, and the customs Laws of other countries.

(ll) “Customs Regulations” means regulations implementing Customs Laws, codified at 19 CFR Chapter 1, and the customs regulations of other countries.

(mm) “DOJ” means the United States Department of Justice.

(nn) “EAR” means the Export Administration Regulations, 15 Code of Federal Regulations, Sections 730-774.

(oo) “Effect” means any change, event, effect, development or occurrence.

(pp) “Entity” means any corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(qq) “Environmental Law” means all applicable foreign, federal, national, state, provincial or local Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, indoor air, surface water, groundwater, wastewater, storm water, drinking water, soil gas, wetlands, sediment, land surface or subsurface strata) including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, cleanup of or exposure to any Hazardous Substances.

(rr) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

(ss) “ERISA Affiliate” means any Person that is, or was at the relevant time, under common control with the Company, as determined pursuant to Section 4001(a)(14) of ERISA, or that, together with the Company, was at the relevant time or could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(tt) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(uu) “Excluded Transaction” means the transactions listed on Schedule B.

(vv) “Expanded Access Program” means a clinical program authorized by the FDA under 21 C.F.R. Part 312, Subpart I.

(ww) “Export Control Laws” means all Laws and regulations that govern the exportation of items, software, and technology, including the EAR, administered by BIS.

(xx) “FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

(yy) “FDA” means the U.S. Food and Drug Administration or any successor thereto.

(zz) “Fraud” means actual common law fraud under Delaware Law in connection with the making of the representations or warranties in Article III of this Agreement.

(aaa) “FTC” means the United States Federal Trade Commission.

(bbb) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ccc) “Governmental Authority” means any transnational, federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, board, bureau, administrative or regulatory authority, agency, accrediting body or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational, or similar body exercising governmental or quasi-governmental power or authority, or any court, tribunal, judiciary or arbitrator.

(ddd) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(eee) “Hazardous Substance” means (i) any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, (ii) petroleum or petroleum products, flammable materials, explosives, radioactive materials, radon gas, lead-based paint, lead, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances and toxic mold and (iii) any other chemical, material or substance exposure to which is prohibited, limited or regulated under any applicable Environmental Law.

(fff) “Healthcare Law” means any Law applicable to pharmaceutical manufacturers; their suppliers; submission of false claims; research; pharmaceuticals and biopharmaceuticals; the marketing, advertising or promotion of medicinal products (including pharmaceuticals and biopharmaceuticals); compliance programs and marketing codes of conduct; gift bans and reporting requirements; financial relationships with referral sources; bribery; transparency and disclosure of financial relationships with healthcare providers and suppliers, or other Persons; and fraud, waste, and abuse and improper inducements, including: (i) the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), §§ 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code, and any state anti-kickback, fee-splitting, and patient or consumer brokering Law; (ii) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and any other Laws imposed in connection with any healthcare program for which reimbursement is provided by a Governmental Authority; (iii) the Sunshine Act (42 U.S. Code § 1320a–7h); (iv) the 21st Century Cures Act (Public Law 114–255); (v) FDA Good Clinical Practices regulations (including 21 C.F.R. Parts 11, 50, 54, 56, 312, 314,); (vi) health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 and any analogous federal, state or local, international, or multi-national applicable Law; (vii) state and local licensing, disclosure and reporting requirements; (viii) federal, state and local regulations governing the storage, use and disposal of pharmaceutical materials and waste products; (ix) trade regulations including those of the United States Federal Trade Commission; (x) state Laws governing the licensure, credentialing, and scope of practice of individual healthcare providers; (xi) other state Laws governing the provision of pharmaceutical products; (xii) any comparable non-U.S. Law for any of the foregoing, (xiii) the FDCA; (xiv) the regulations promulgated pursuant to any of the foregoing and (xv) any similar national, state, and local Laws that address the subject matter of all of the foregoing; and in each case together with amendments or modifications to the foregoing.

(ggg) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(hhh) “Indebtedness” means, with respect to any Person, without duplication, the sum of: (i) all obligations of such Person for borrowed money, including all obligations of such Person owed under a credit facility or evidenced by any bond, debenture, note, mortgage or other debt instrument or debt security (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person as lessee or lessees under leases that have been, or should be, recorded as capital leases in accordance with GAAP (without giving effect to FASB Accounting Standards Update No. 2016-02, Leases, ASC Topic 842) or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables); (iii) all payment obligations under any interest rate or currency swap agreements or interest rate or currency hedge agreements to which such Person is a party; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations in respect of bankers’ acceptances, performance, bonds, or letters of credit, in each case in the maximum amount that such Person would be required to pay if drawn or called; (vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; (vii) all obligations to secure all or part of the purchase price of any property, business assets, or services or otherwise arising out of any acquisition or sale transaction (including seller notes, earn-out payments, purchase price adjustments, deferred compensation, contingent valuation rights and costs triggered thereby or similar obligations); (viii) all obligations secured by a Lien on the property or assets of the Company; (ix) to the extent not otherwise the obligations of Seller (rather than the Company), all accrued and unpaid income Tax liabilities with respect to any Pre-Closing Tax Period (which shall not be less than zero in any jurisdiction and which shall not include any offsets or reductions with respect to Tax refunds or overpayments), other than any such liabilities that are (or will be) reflected on Seller Group Tax Returns; (x) all director, manager, or similar fees payable to any directors, managers, or their equivalent of Seller; (xi) all fees, costs and expenses (including fees, costs, and expenses of legal counsel, investment bankers, brokers, financial advisors, accountants, or other Representatives and consultants) incurred by the Company in connection with past acquisitions of entities or businesses; (xii) to the extent not included in the definition of Closing Company Transaction Expense Amount and which are not otherwise the obligations of Seller (rather than the Company), (A) all amounts payable pursuant to retention bonus or severance obligations owed by such Person to its service providers as of the Closing or solely as a result of the consummation of the transactions contemplated by this Agreement, whether or not accrued as of the Closing Date, (B) unpaid long-term payroll obligations, and (C) obligations under the Seller Equity Plans or Seller ESPP, and, in the case of each item set forth in this clause (xii), all applicable employer-side payroll taxes arising therefrom; (xiii) all fees, costs and other expenses incurred in connection with or arising out of that certain Final Award from the ICC International Court of Arbitration (Case No. 27107/AB/XZG) dated September 26, 2024 between EOC Pharma (Hong Kong) Limited and Seller (including all Losses incurred arising in connection with the facts and circumstances underlying, or in consequence of, such Final Award and any litigation contemplated thereunder); (xiv) accrued interest on the Company’s balloon payment obligation owed to Bristol-Myers Squibb; and (xv) all guarantees of any Indebtedness of any other Person of a type described in clauses (i) through (xiv), and all interest, fees, penalties, premiums, breakage costs, and other expenses or payments described in clauses (i) through (xiv) above and of any Person the payment of which is directly or indirectly guaranteed by the Company, or for which the Company is liable, directly or indirectly, as obligator, surety, or otherwise in each case together with any accrued but unpaid interest or prepayment premiums related thereto.

(iii) “Indemnified Taxes” means (i) any and all Taxes of Seller, (ii) any and all Taxes imposed on or with respect to the Company attributable to any Pre-Closing Tax Period, (iii) any and all Taxes of any Person (other than the Company) imposed on or with respect to the Company as a transferee or successor, by contract (other than any such contract entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes) or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing, (iv) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (v) any and all employer-side payroll, Taxes attributable to any payments that are contingent upon or payable as a result of the transactions contemplated by the Transaction Documents.

(jjj) “Intellectual Property” means any and all of the following rights arising under the Laws of any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, discoveries, all improvements thereto; (ii) all issued patents, patent applications, and patent disclosures, together with all counterparts claiming priority therefrom, and all reissuances, continuations, continuations-in-part, divisions, extensions, and reexaminations thereof and applications sharing common technical specifications (collectively, the “Patents”); (iii) all rights in works of authorship and other copyrightable works (including, but not limited to, all such copyrightable data compilations, website content, advertising collateral, and promotional materials), whether published or unpublished, and all applications, registrations, and renewals in connection therewith, together with all translations, adaptations, derivations, and combinations thereof, and all moral rights and all other rights associated therewith; (iv) all registered and unregistered trademarks, service marks, trade dress, logos, designs, slogans, trade names (including social media corporate identifiers), corporate and business names, Internet domain names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, the “Marks”); (v) all trade secrets and confidential business information (including technical, scientific, and other information, ideas, research and development, know-how, recipes, formulas, compositions, methods, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and all other information that derives economic value from not being generally known (collectively, the “Trade Secrets”); (vi) all other similar proprietary rights; (vii) all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof; and (viii) any similar, corresponding or equivalent rights to any of the foregoing.

(kkk) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known or reasonably knowable based on facts known to the Seller Board or any executive officers of Seller or the Company as of the date of this Agreement; and (ii) does not directly or indirectly relate to an Acquisition Proposal.

(lll) “IRS” means the United States Internal Revenue Service.

(mmm) “Knowledge” of a Person, with respect to any matter in question, means, (i) with respect to Seller or the Company, the knowledge as of the date of this Agreement of the individuals set forth on Schedule C, in each case after due inquiry of their direct reports who would reasonably be expected to have knowledge of the matter in question and assuming reasonable discharge of such Person’s professional duties, (ii) with respect to any other Person that is a natural person, the actual knowledge of such Person, and (iii) with respect to any other Person that is not a natural person, the knowledge of such Person’s executive management team after due inquiry of their direct reports who would reasonably be expected to have knowledge of the matter in question and assuming reasonable discharge of such Person’s professional duties. Without limiting the foregoing, all references to the Knowledge of the Company shall include the Knowledge of Seller.

(nnn) “Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other constitution, statute, code, law (including common law), ordinance, regulation, rule, Order, judgment, decree, treaty or stock exchange listing requirement or other requirement, rule of law or pronouncement of any Governmental Authority having the effect of law.

(ooo) “Legal Proceeding” means any claim, action, arbitration, audit, hearing, investigation, charge, lawsuit, litigation (whether civil, criminal or administrative) or other similarly formal legal proceeding commenced, brought by, conducted or heard by or pending before, or otherwise involving, any Governmental Authority.

(ppp) “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

(qqq) “Lookback Date” means January 1, 2021.

(rrr) “Losses” means any and all losses, liabilities, damages, fines, Taxes, judgments, awards, claims, suits, judgments, assessments, royalties, penalties, settlements, costs and expenses arising directly or indirectly from any matter, fact or circumstance with respect to which indemnification is provided under Article IX, together with all reasonable court costs and litigation expenses (including reasonable attorneys’ and other legal fees and out-of-pocket expenses) actually incurred and including the reasonable cost of the investigation and preparation or defense of any Legal Proceeding in connection therewith.

(sss) “Measurement Time” means 12:01 a.m. Pacific Time on the Closing Date.

(ttt) “Nasdaq” means The Nasdaq Stock Market.

(uuu) “OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

(vvv) “Order” means any order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Authority.

(www) “Permit” means any permit, license, variance, clearance, Consent, commission, franchise, exemption or Order from a Governmental Authority.

(xxx) “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate Legal Proceedings and for which reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate Legal Proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into with other Persons in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, covenants, encumbrances and rights of way of record, in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company of the real property subject thereto; (viii) statutory, common law or contractual Liens of landlords under real property leases; and (ix) non-exclusive licenses, sub-licenses or other rights to Company Intellectual Property.

(yyy) “Person” means any individual or Entity.

(zzz) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (i) the termination of this Agreement pursuant to Article VIII and (ii) the Closing Date.

(aaaa) “Pre-Closing Tax Period” means any taxable year or period that ends on or before the Closing Date, and the portion of any Straddle Period ending on and including the Closing Date.

(bbbb) “PRECISION-1 Clinical Trial” means the Phase 2 multi-center open-label basket Clinical Trial of nab-sirolimus for adult and adolescent patients with malignant solid tumors harboring pathogenic inactivating alterations in TSC1 or TSC2 genes conducted by or on behalf of the Company and Seller.

(cccc) “Purchased Shares” means all of the issued and outstanding shares of Company Capital Stock (all of which are owned beneficially and of record by Seller).

(dddd) “Purchaser Material Adverse Effect” means any Effect that, individually or taken together with all other Effects, prevents or could reasonably be expected to prevent Purchaser from consummating the Stock Purchase or the ability of Purchaser to perform its covenants and obligations pursuant to this Agreement on or prior to the Termination Date.

(eeee) “Regulatory Law” means (i) the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition or (ii) any Law that provides for review of the cross-border acquisition of any interest in or assets of a business (including for national security or defense reasons) under the jurisdiction of an applicable Governmental Authority of competent jurisdiction, that, in each case, are applicable to the Stock Purchase.

(ffff) “Related Person” means: (a) with respect to an individual: (i) each other member of such individual’s nuclear family; (ii) any Affiliate of such Person or any one or more members of such individual’s nuclear family; (iii) any Person in which such individual or the members of such individual’s nuclear family hold (individually or in the aggregate) a material interest; and (iv) any Person with respect to which such individual or one or more members of such individual’s nuclear family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity); and (b) with respect to an Entity: (i) any Affiliate of such Person; (ii) any Person that holds a material interest in such Entity; (iii) any Person that serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity) of such Entity; (iv) any Person in which such Entity holds a material interest; and (v) any Person with respect to which such Entity serves as a general partner, manager, or trustee (or in a similar capacity).

(gggg) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, representatives and advisors of a Party and its Subsidiaries, as applicable.

(hhhh) “Restricted Cash” means restricted cash or cash equivalents as determined in accordance with GAAP consistent with the preparation of Seller’s financial statements.

(iiii) “Restricted Territory” means any country or territory where the Business has been or is currently proposed to be conducted by any member of the Seller Group.

(jjjj) “Retention Amount” means the “Initial Retention” as defined in the RWI Policy, which will not exceed $600,000.

(kkkk) “Sanctioned Country” means any country or region that is, or has been since April 24, 2019, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine).

(llll) “Sanctioned Person” means any Person that is the subject or target of applicable sanctions or restrictions under Sanctions Laws, including (a) any Person listed on any applicable U.S. or non-U.S. sanctions or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (b) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled as defined under Sanctions by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.

(mmmm) “Sanctions Laws” means all U.S. and applicable non-U.S. Laws and regulations relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC) or the United Nations Security Council.

(nnnn) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(oooo) “SEC” means the United States Securities and Exchange Commission.

(pppp) “Securities Act” means the Securities Act of 1933, as amended.

(qqqq) “Seller RSU Awards” means any awards of restricted stock units covering shares of Seller Common Stock outstanding pursuant to any of the Seller Equity Plans.

(rrrr) “Seller Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), providing for compensation, a bonus, a stock option, stock purchase or other equity-based award, a performance award, incentive compensation, profit sharing, pension benefits, savings, retirement benefits, disability benefits, life or other insurance, health or medical benefits, employee assistance, sick leave, vacation, deferred compensation, severance, termination pay, post-employment benefits, retention, change of control compensation, or any other fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, formal or informal, insured or self-insured, and each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), in each case, that is established, sponsored, maintained, contributed to or required to be contributed to by Seller or any ERISA Affiliate of Seller for the benefit of any Acquired Employee, other than a Company Benefit Plan.

(ssss) “Seller Board” means the Board of Directors of Seller.

(tttt) “Seller Capital Stock” means, collectively, the Seller Common Stock and the Seller Preferred Stock.

(uuuu) “Seller Common Stock” means the common stock, par value $0.0001 per share, of Seller.

(vvvv) “Seller Equity Plans” means (i) the Aadi Biosciences, Inc. 2021 Equity Incentive Plan, as amended, (ii) the Aadi Biosciences, Inc. 2023 Inducement Equity Incentive Plan, and (iii) the Aadi Biosciences, Inc. Amended and restated 2014 Equity Incentive Plan.

(wwww) “Seller ESPP” means Seller’s 2021 Employee Stock Purchase Plan.

(xxxx) “Seller Financial Advisor” means Leerink Partners LLC.

(yyyy) “Seller Fundamental Representations” means the representations and warranties of Seller set forth in the following sections of this Agreement: Section 3.1 (Organization; Good Standing); Section 3.2 (Corporate Power; Enforceability); Section 3.3(a) (Seller Board Approval; Fairness Opinion); Section 3.4 (Requisite Stockholder Approval); clause (a) of Section 3.5 (Non-Contravention); Section 3.7 (Company and Seller Capitalization); Section 3.8 (Subsidiaries); and Section 3.28 (Brokers).

(zzzz) “Seller Group” means, collectively, Seller and all of Seller’s controlled Affiliates.

(aaaaa) “Seller Group Tax Returns” means, any Tax Returns of the Seller Group (other than Tax Returns that are solely for the Company and do not include any member of the Seller Group other than the Company).

(bbbbb) “Seller Material Adverse Effect” means any Effect that, individually or taken together with all other Effects, prevents or could reasonably be expected to prevent Seller from consummating the Stock Purchase on or prior to the Termination Date.

(ccccc) “Seller Options” means any options to purchase shares of Seller Common Stock outstanding pursuant to any of the Seller Equity Plans.

(ddddd) “Seller Preferred Stock” means the preferred stock, par value $0.0001 per share, of Seller.

(eeeee) “Seller Standard Representations” means all representations and warranties of Seller contained in this Agreement, other than the Seller Fundamental Representations.

(fffff) “Seller Stockholders” means the holders of shares of Seller Common Stock.

(ggggg) “Seller Termination Fee” means an amount in cash equal to $3,500,000.

(hhhhh) “Seller Warrant” means any warrant to purchase shares of Seller Common Stock.

(iiiii) “Service Provider” means any current or former employee, individual independent contractor, consultant or member of the board of directors of the Company or any Subsidiary of the Company.

(jjjjj) “Specified Company Products” means the Company’s sirolimus protein-bound particles for injectable suspension (albumin-bound) (“nab-sirolimus”), currently marketed for sale to consumers by Seller and the Company under the brand name FYARRO® as approved by the FDA under New Drug Application 213312, and any pharmaceutical products comprising nab-sirolimus, alone or in combination with one or more additional active pharmaceutical ingredients, in each case to the extent such additional active pharmaceutical ingredients are owned or controlled by Seller or the Company in such combination (whether packaged together or in the same therapeutic formulation or otherwise).

(kkkkk) “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

(lllll) “Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(mmmmm) “Superior Proposal” means a bona fide written Acquisition Proposal from any Person other than Purchaser or any of its Affiliates that did not result from any material breach of Section 5.3(a) by Seller or the Company or their respective Representatives and that is on terms that the Seller Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, would result in a transaction that (x) if structured as an acquisition of Seller Capital Stock, is more favorable to the Seller Stockholders (in their capacities as such), from a financial point of view, than the Stock Purchase or (y) if structured otherwise, including as an acquisition of Company Capital Stock or the assets of the Seller or the Company, is more favorable to Seller, from a financial point of view than the Stock Purchase, taking into account (in both the case of clause (x) and in the case of clause (y)) (i) any revisions to this Agreement or the terms of the Stock Purchase communicated in writing by Purchaser prior to the time of such determination, and (ii) those factors and matters deemed relevant in good faith by the Seller Board, which factors may include the (A) identity of the Person making the proposal, (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal, and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “fifteen percent (15%)” in the definition of “Acquisition Transaction” will be deemed to be references to “fifty percent (50%).”

(nnnnn) “Tax” means all U.S. federal, state or local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, capital gains, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat or unclaimed property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges in the nature of a tax imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not.

(ooooo) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(ppppp) “Third Person” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Purchaser or any of its Affiliates, or any Group that includes Purchaser or any of its Affiliates.

(qqqqq) “Transaction Documents” means, collectively, this Agreement and the Confidentiality Agreement and any other document contemplated thereby or any document or instrument delivered in connection therewith.

(rrrrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates, directors, employees or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates, directors or employees, in each case in connection with, arising from or otherwise relating to the Stock Purchase or any of the other transactions contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Seller Filing or any other communications to the Seller Stockholders, in each case other than any Legal Proceedings among the Parties or their respective Affiliates related to this Agreement, the Transaction Documents or the Stock Purchase.

(sssss) “Transfer Taxes” means all U.S. federal, state or local or non-U.S. sales, use, transfer, real property transfer, mortgage recording, stamp duty, value added or similar Taxes that may be imposed in connection with the Stock Purchase or any other transactions contemplated by or effected pursuant to any Transaction Document (but excluding, for the avoidance of doubt, any income Taxes or Taxes in lieu thereof).

(ttttt) “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Accounting Referee	2.4(e)(i)
Agreement	Preamble
AI	3.22(h)
Alternative Acquisition Agreement	5.3(a)
Claim Notice	9.5(a)
Claimed Amount	9.5(a)
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Securities	3.7(b)
Contested Amount	9.5(b)
Continuing Employee	6.7(c)
Contractors	3.22(a)
Data Protection Laws	3.18
DGCL	3.1
Downward Purchase Price Adjustment	2.4(f)(ii)
EDGAR	1.3(v)
Electronic Delivery	10.13
Estimated Closing Adjustment Amount	2.4(a)
Estimated Closing Adjustment Statement	2.4(a)
FDCA	3.19(b)
Final Closing Adjustment Amount	2.4(f)(i)
Final Statement	2.4(b)
In-bound License	3.16(d)
Indemnified Parties	9.2(a)
Indemnifying Party	9.5(a)
Insurance Policies	3.26(a)
International Employee Plans	3.21(b)
Lease	3.14(b)
Leased Real Property	3.14(b)
Material Contract	3.13(a)(xvi)
Notice of Disagreement	2.4(c)
OIG	3.24(b)
Ongoing Clinical Programs	6.17(b)
Other Required Purchaser Filing	6.3(d)
Other Required Seller Filing	6.3(c)
Out-bound License	3.16(d)
Parties	Preamble
Party	Preamble
Permitted Indebtedness	5.2(j)
Personal Information	3.18
Pre-Closing Restructuring	6.16(a)
Pre-Closing Returns	6.18(d)(ii)
Preliminary Statement	2.4(b)
Proxy Statement	6.3(a)
Purchaser	Preamble
Purchaser Returns	6.18(d)(iii)
Regulatory Authority	3.19(a)

Term	Section Reference
Relevant Matters	10.10
Remaining Employees	6.7(b)
Requisite Stockholder Approval	3.4
Resolution Period	2.4(e)(i)
Response Notice	9.5(b)
Restricted Period	6.20(b)
RWI Policy	Recitals
Section 1.1502-36 Election	6.18(f)
Seller	Preamble
Seller Board Recommendation	3.3(a)
Seller Board Recommendation Change	5.3(c)(i)
Seller Disclosure Letter	1.4
Seller SEC Reports	3.9
Seller Stockholder Meeting	6.4(a)
Stock Purchase	Recitals
Support Agreements	Recitals
Survival Date	9.1(c)
Tax Controversy	6.18(g)(ii)
Termination Date	7.3(c)
Third-Party Claim	9.4(a)
Third-Party Claim Notice	9.4(a)
Third-Party Regulated Service Provider	3.19(f)
Transition Services	6.19
Transition Services Agreement	6.19
Unresolved Matters	2.4(e)(iii)
Upward Purchase Price Adjustment	2.4(f)(i)
WARN Act	3.22(e)
Wilson Sonsini	10.15(a)
Wind-Down Activities	6.17(a)
Wind-Down Costs	6.17(a)

1.3 Certain Interpretations.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any other Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 10.2.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(d) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by Seller, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.

(f) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(g) References to Parties. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any other Governmental Authority succeeding to its functions and capacities.

(h) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(j) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(k) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(l) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(m) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.

(n) Calculation of Time Periods. Unless otherwise indicated or with respect to any period measured in hours, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date means, unless otherwise specified, from and including or through and including such date, respectively.

(o) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(p) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.29 and Section 4.12 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(q) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(r) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement or any other Transaction Document that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(s) No Admission. The information contained in this Agreement and in the Seller Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Seller Disclosure Letter will be deemed to be an admission by any Party to any other Person of any matter whatsoever, including (i) any violation of Law or breach of contract, or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Seller Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Seller Disclosure Letter. Nothing in the Seller Disclosure Letter constitutes an admission against Seller’s interest or represents Seller’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable, or materiality.

(t) Nature of Information Disclosed. It is understood and agreed that the (i) specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and (ii) inclusion of any specific item in the Seller Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Seller Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Seller Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.

(u) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.

(v) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party at least two (2) Business Days prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by Seller and the Company in connection with the Stock Purchase or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval database (“EDGAR”).

(w) Ordinary Course. References to “ordinary course” or “ordinary course of business” of a Person refers to the ordinary course of business of such Person.

1.4 Seller Disclosure Letter. The information set forth in the disclosure letter delivered by Seller to Purchaser on the date of this Agreement (the “Seller Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Seller Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of Seller that are set forth in the corresponding Section or subsection of this Agreement, and (b) any other representations, warranties or covenants of Seller that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent.

ARTICLE II

THE CLOSING

2.1 Purchase and Sale of the Purchased Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver the Purchased Shares to Purchaser and Purchaser shall purchase the Purchased Shares from Seller, for the consideration specified below in this Article II.

2.2 The Closing. The consummation of the Stock Purchase (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) on a date to be agreed upon by Purchaser and Seller that is no later than the second (2nd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another date is agreed in writing by Seller and Purchaser. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.3 Closing Deliveries.

(a) At the Closing, Purchaser will:

(i) deliver, or cause to be delivered, to Seller an amount equal to the Closing Purchase Price, to an account designated in the Estimated Closing Adjustment Statement; and

(ii) if the parties have completed the negotiation of the Transition Services Agreement in accordance with Section 6.19, execute and deliver the Transition Services Agreement to Seller.

(b) At the Closing, Seller will:

(i) deliver a properly completed and duly-executed IRS Form W-9 to Purchaser; and

(ii) if the parties have completed the negotiation of the Transition Services Agreement in accordance with Section 6.19, execute and deliver the Transition Services Agreement to Purchaser.

2.4 Purchase Price Adjustments.

(a) Estimated Closing Statement. Not later than five (5) Business Days prior to the Closing Date, Seller will deliver to Purchaser a written statement (the “Estimated Closing Adjustment Statement”) setting forth Seller’s good faith estimates of the Closing Adjustment Amount and each component and sub-component thereof. The estimate of the Closing Adjustment Amount, as set forth in the Estimated Closing Adjustment Statement, is referred to herein as the “Estimated Closing Adjustment Amount.” The Estimated Closing Adjustment Statement, and the component and sub-component items thereof, will be prepared in accordance with GAAP in a manner consistent with the definitions contained herein and the Company’s accounting policies and historical accounting practices. Seller shall deliver to Purchaser together with the Estimated Closing Adjustment Statement reasonable supporting detail regarding the calculation of each component of the Estimated Closing Adjustment Amount, and such schedules and data with respect to the determination of such amounts as Purchaser and its Representatives reasonably request for the purposes of their review of the Estimated Closing Adjustment Statement (it being understood and agreed that Purchaser’s acceptance of the Estimated Closing Adjustment Statement shall not be deemed to waive or otherwise impair any rights of Purchaser relating to its preparation of the Preliminary Statement and the adjustments to the Estimated Closing Adjustment Amount pursuant to this Section 2.4).

(b) Preliminary Statement. Within sixty (60) calendar days after the Closing Date, Purchaser will prepare and deliver to Seller a preliminary statement (the “Preliminary Statement”) setting forth in reasonable detail Purchaser’s good faith calculation of the Closing Adjustment Amount and each component and sub-component thereof. The Preliminary Statement and each component and sub-component item thereof will be prepared in accordance with GAAP in a manner consistent with the definitions contained herein and the Company’s accounting policies and historical accounting practices. Purchaser shall deliver to Seller together with the Preliminary Statement reasonable supporting detail regarding the calculation of each component of the Closing Adjustment Amount calculated by Purchaser, and such schedules and data with respect to the determination of such amount as Seller and its Representatives reasonably request for the purposes of their review of the Preliminary Statement. The Preliminary Statement, as finally modified pursuant to Section 2.4(c), Section 2.4(d) and Section 2.4(e), is referred to herein as the “Final Statement.” All disputes with respect to the Preliminary Statement will be resolved in accordance with Section 2.4(c), Section 2.4(d) and Section 2.4(e).

(c) Review of Preliminary Statement. For a period of thirty (30) days following Purchaser’s delivery of the Preliminary Statement to Seller, Purchaser will grant Seller and its Representatives reasonable access during normal business hours, for the purpose of verifying the Preliminary Statement: (x) the Company’s books and records, work papers, trial balances and similar materials relating to the Preliminary Statement; (y) supporting documents in reasonable detail for the calculation of the amounts set forth in the Preliminary Statement; and (z) the Company’s personnel responsible for the preparation of the Preliminary Statement. Unless Seller has delivered to Purchaser a notice of disagreement with the Preliminary Statement (the “Notice of Disagreement”) prior to 11:59 p.m. Pacific time on the 30th day following Purchaser’s delivery of the Preliminary Statement to Seller, the Preliminary Statement will become the Final Statement on the 31st day following delivery of the Preliminary Statement (or upon such earlier time as Seller and Purchaser may agree). If issued, the Notice of Disagreement will set forth in reasonable detail any proposed adjustment to the Preliminary Statement and the basis for such adjustment.

(d) Resolution of a Notice of Disagreement. If a Notice of Disagreement is delivered in accordance with Section 2.4(c), then (i) any amount set forth in the Preliminary Statement as to which Seller has not objected in such Notice of Disagreement will be deemed to be accepted and will become part of the Final Statement, and (ii) the Preliminary Statement, as modified to reflect the adjustments in the Notice of Disagreement (1) accepted by Purchaser in writing or (2) determined by the Accounting Referee pursuant to Section 2.4(e)(iii) will become the Final Statement on the earlier of (x) the date that Seller and Purchaser resolve in writing all remaining disputed matters specified in the Notice of Disagreement, or (y) the date that the Accounting Referee delivers to Seller and Purchaser a copy of the Final Statement and its calculation of the Closing Adjustment Amount pursuant to Section 2.4(e).

(e) Resolution by Accounting Referee.

(i) During the 30-day period following delivery of a Notice of Disagreement (the “Resolution Period”), the Parties shall in good faith seek to resolve in writing any differences that they may have with respect to the calculation of the Closing Adjustment Amount and each component and sub-component thereof. Any written resolution signed by each of Purchaser and Seller as to any such matter or matters contemplated in this Section 2.4(e) shall be final, binding, conclusive and non-appealable for all purposes hereunder. If Purchaser and Seller do not resolve to their mutual satisfaction all disputed adjustments in the Notice of Disagreement within the Resolution Period (or such longer period of time as Purchaser and Seller may mutually agree in writing), then any remaining disputed adjustments that were included in the Notice of Disagreement will, within ten (10) Business Days thereafter, be submitted to and settled by Ernst & Young LLP (or, if such accounting firm declines to act, by an independent accounting firm of national reputation mutually acceptable to Purchaser and Seller) (the “Accounting Referee”) in accordance with this Section 2.4(e). If Purchaser and Seller cannot agree on an Accounting Referee within five (5) Business Days after Ernst & Young LLP has given notice that it will not serve as the Accounting Referee, then Purchaser and Seller shall each select, within five (5) days after the end of such five (5) Business Day period, an independent accounting firm of nationally recognized standing (other than a so-called “Big Four” accounting firm) with expertise in resolving disputes of this nature and the firm selected by Purchaser and the firm selected by Seller shall mutually and promptly (and in any event within five (5) Business Days) select a third independent accounting firm of nationally recognized standing (other than a so-called “Big Four” accounting firm) with expertise in resolving disputes of this nature to serve, collectively, as the Accounting Referee. In making such determinations, the Accounting Referee will (A) act as an expert, not as an arbitrator and (B) not consider or review any settlement (or similar) offers made by Purchaser or Seller in connection therewith.

(ii) Seller will furnish the Accounting Referee with a copy of this Agreement, the Preliminary Statement and the Notice of Disagreement. Purchaser and Seller will also give the Accounting Referee (with a copy to Seller or Purchaser, as applicable) (A) position papers outlining such Party’s respective arguments and supporting documentation for such Party’s position, and (B) reasonable access to the books and records of Seller and the Company, including any work papers or other schedules prepared by Seller’s accountants (subject to compliance with such accountants’ customary procedures for release) relating to the preparation of the Preliminary Statement and the Notice of Disagreement; provided, in each case of clause (A) and (B) that neither Purchaser nor Seller shall be required to deliver any books, records or other information not in its possession after the Closing.

(iii) The Accounting Referee’s engagement will be limited to (A) reviewing the Preliminary Statement and the amounts placed in dispute by the Notice of Disagreement that remain in dispute (the “Unresolved Matters”), (B) determining (1) whether the calculations of the Unresolved Matters were prepared in accordance with this Agreement, (2) whether and to what extent the Preliminary Statement requires adjustment with respect to such calculations and (3) whether there were mathematical errors in the Preliminary Statement, (C) preparing the Final Statement, which will include those amounts in the Preliminary Statement accepted by Seller pursuant to Section 2.4(d) (for the avoidance of doubt, the Accounting Referee shall not be entitled to consider any items or matters other than the Unresolved Matters), and a final determination of the Unresolved

Matters set forth in the Notice of Disagreement, (D) calculating the Closing Adjustment Amount and (E) determining the Parties’ respective proportionate allocations of the fees and expenses of the Accounting Referee (as described in this Section 2.4(e)(iii)). With respect to each Unresolved Matter, the Accounting Referee’s determination must (i) not assign a value to any item greater than the highest value claimed for such item or less than the lowest value claimed for such item by either Purchaser or Seller (it being understood and agreed that Seller’s position as to any disputed matter submitted to the Accounting Referee, including as to claimed values, shall be as set forth in the Notice of Disagreement), (ii) be restricted to such items included in the Notice of Disagreement that are then in dispute, and (iii) rely on its review of only the written presentations of Purchaser and Seller (it being understood and agreed that Seller’s position as to any disputed matters submitted to Accounting Referee, included as to claimed values, shall be as set forth in the Notice of Disagreement and Seller may not take a position different from its position as set forth therein) in resolving any matter that is in dispute.

(iv) The Parties will jointly instruct the Accounting Referee to (A) complete its preparation of the Final Statement and calculation of the Closing Adjustment Amount within twenty-five (25) days from the date of submission of the Unresolved Matters to the Accounting Referee and (B) deliver promptly thereafter a copy of the Final Statement and its calculation of the Closing Adjustment Amount to Seller and Purchaser, together with a report setting forth each Unresolved Matter and the Accounting Referee’s determination with respect thereto. The Accounting Referee’s determination will be conclusive and binding upon the Parties and may be entered and enforced in any court of competent jurisdiction. All communications with the Accounting Referee shall include at least one Representative of each Party, and no Party shall be permitted to communicate with the Accounting Referee other than as expressly set forth in this Section 2.4.

(v) During the engagement of the Accounting Referee, the Accounting Referee shall bill fifty percent (50%) of the total charges to each of Purchaser and Seller. The fees and expenses of the Accounting Referee will ultimately be borne by Seller and Purchaser (via a true-up immediately following the completion of the Accounting Referee’s work) in inverse proportion as they may prevail on matters resolved by the Accounting Referee, which proportionate allocations will also be determined by the Accounting Referee at the time the determination of the Accounting Referee is rendered on the Final Statement and the Closing Adjustment Amount. For example, if Seller disputes a total of $100 and the Accounting Referee awards $60 in favor of Seller, Purchaser shall ultimately bear 60% of the fees and expenses of the Accounting Referee, and Seller shall ultimately bear 40% of the fees and expenses of the Accounting Referee, with Purchaser promptly reimbursing Seller for such portion of any fees previously paid as is necessary to result in such final sharing percentages. In connection with the Accounting Referee’s determination as provided herein, the Accounting Referee shall also determine, taking into account all fees and expenses already paid by each of Purchaser, on the one hand, and Seller, on the other hand, as of the date of such determination (including any retainer), the allocation of the fees, costs and expenses of the Accounting Referee between Purchaser, on the one hand, and Seller, on the other hand. Notwithstanding the foregoing, all other fees, costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accounting Referee (including all fees, costs and expenses of their respective attorneys, accountants and other Representatives incurred in connection with resolving the dispute) shall be borne by the Party incurring such fee, cost and expense.

(f) Payment of Final Closing Adjustment Amount. Upon the final determination of the Final Statement in accordance with this Section 2.4:

(i) If the Closing Adjustment Amount, as finally determined in accordance with this Section 2.4 (the “Final Closing Adjustment Amount”), exceeds the Estimated Closing Adjustment Amount (the amount of such excess, the “Upward Purchase Price Adjustment”), Purchaser will pay to Seller an amount equal to the Upward Purchase Price Adjustment, by wire transfer of immediately available funds.

(ii) If the Estimated Closing Adjustment Amount exceeds the Final Closing Adjustment Amount (the amount of such excess, the “Downward Purchase Price Adjustment”), then Seller shall pay to Purchaser an amount equal to the absolute value of the Downward Purchase Price Adjustment, by wire transfer of immediately available funds to the account(s) designated in writing by Purchaser.

(iii) If a payment by Purchaser or Seller is required pursuant to this Section 2.4(f), such payment will be made within five (5) Business Days following the date on which the Preliminary Statement becomes the Final Statement (as determined in accordance with this Section 2.4).

(g) No New Methodologies. The Parties agree that (i) the purpose of preparing the Preliminary Statement and the Final Statement and calculating the Final Closing Adjustment Amount is solely to accurately measure the Closing Adjustment Amount and the components and sub-components thereof, in each case in accordance with GAAP in a manner consistent with the Company’s accounting policies and historical accounting practices, and (ii) such processes are not intended to permit the introduction of accounting methods, policies, principles, practices, procedures, classifications, judgments or estimations methodologies that differ from the Company’s accounting policies and historical accounting practices.

(h) Sole and Exclusive Remedy. The process set forth in this Section 2.4 will be the sole and exclusive remedy of the Parties and their respective Affiliates for any disputes related to the Closing Adjustment Amount and the calculations and amounts on which they are based or set forth in the related statements and notices delivered in connection therewith. After the final determination of the Closing Adjustment Amount pursuant to this Section 2.4, none of the Parties will have the right to make any claim based upon the calculation of such amounts as of the Closing even if subsequent events or subsequently discovered facts would have affected the determination of such amounts had such subsequent events or subsequently discovered facts been known at the time of the final determination of the Closing Adjustment Amount pursuant to this Section 2.4.

(i) Tax Treatment. The Parties agree to treat any payment made pursuant to this Section 2.4, as an adjustment to the Closing Purchase Price for Tax purposes to the extent permitted by applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

With respect to any Section of this Article III, except (a) as disclosed in the Seller SEC Reports (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature), or (b) as set forth in the Seller Disclosure Letter (subject to Section 1.4), Seller represents and warrants to Purchaser as follows:

3.1 Organization; Good Standing. Seller and the Company (a) are each a corporation duly organized, validly existing and in good standing pursuant to the Delaware General Corporation Law (the “DGCL”); and (b) each have the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Seller and the Company are each duly qualified to do business and are in good standing in each jurisdiction where the character of their respective properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except in the case of Seller where the failure to be so qualified or in good standing would not have a Seller Material Adverse Effect and in the case of the Company where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. Seller has made available to Purchaser true, correct and complete copies of the Charter and the Bylaws, each as amended to date. The Company has not violated, and is not in violation of, the Charter or the Bylaws, and Seller has not violated, and is not in violation of, its Amended and Restated Certificate of Incorporation or its bylaws.

3.2 Corporate Power; Enforceability. The Company and Seller each have the requisite corporate power and authority to (a) execute and deliver this Agreement and the other Transaction Documents to which either of them is (or is proposed to be) a party; (b) assuming that the representations and warranties of Purchaser set forth in Section 4.6 are true and correct, perform its covenants and obligations under this Agreement and the other Transaction Documents to which either of them is (or is proposed to be) a party; and (c) subject to receiving the Requisite Stockholder Approval, and assuming that the representations and warranties of Purchaser set forth in Section 4.6 are true and correct, consummate the Stock Purchase and the other transactions contemplated by the Transaction Documents. Assuming that the representations and warranties of Purchaser set forth in Section 4.6 are true and correct, subject to receiving the Requisite Stockholder Approval, the execution and delivery of this Agreement and the other Transaction Documents by the Company and Seller, the performance by the Company and Seller of their respective covenants and obligations under this Agreement and the other Transaction Documents, and the consummation of the Stock Purchase and the other transactions contemplated by the Transaction Documents have each been duly authorized by all necessary corporate action on the part of the Company and Seller and no additional corporate actions on the part of the Company or Seller are necessary to authorize (i) the execution and delivery of this Agreement and the other Transaction Documents to which either of the Company or Seller is (or is proposed to be) a party by the Company and Seller; (ii) the performance by the Company and Seller of their respective covenants and obligations under this Agreement and the other Transaction Documents; or (iii) the consummation of the Stock Purchase and the other transactions contemplated by the Transaction Documents. This Agreement and the other Transaction Documents to which the Company or Seller is a party have been duly executed and delivered by the Company and Seller and, assuming the due authorization, execution and delivery by Purchaser, constitute legal, valid and binding obligations of the Company and Seller, enforceable against the Company and Seller in accordance with their terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Seller Board Approval; Fairness Opinion.

(a) Seller Board Approval. The Seller Board has (i) determined that it is in the best interests of Seller and the Seller Stockholders, and declared it advisable, to enter into this Agreement and consummate the Stock Purchase and the other transactions contemplated by the Transaction Documents upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents; (ii) approved the execution and delivery of this Agreement and the other Transaction Documents by Seller, the performance by Seller of its covenants and other obligations in this Agreement and the other Transaction Documents, and the consummation of the Stock Purchase and the other transactions contemplated by the Transaction Documents upon the terms and conditions set forth in this Agreement and the other Transaction Documents; (iii) directed that the approval of this Agreement and the Stock Purchase be submitted to a vote at a meeting of the Seller Stockholders; and (iv) recommended that the Seller Stockholders vote in favor of the approval of this Agreement and the Stock Purchase in accordance with the DGCL (collectively, the “Seller Board Recommendation”).

(b) Fairness Opinion. The Seller Board has received the opinion of the Seller Financial Advisor, dated the date of this Agreement, to the effect that, as of such date and subject to the qualifications, limitations, assumptions and other matters set forth therein, the Base Consideration is fair, from a financial point of view, to Seller. It is agreed and understood that such opinion is for the benefit of the Seller Board and may not be relied upon by Purchaser. Seller will make available to Purchaser a signed and complete copy of such opinion as soon as reasonably practicable following the date hereof.

3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Purchaser set forth in Section 4.6 are true and correct, the affirmative vote of the holders of a majority of the outstanding shares of Seller’s capital stock entitled to vote to approve this Agreement and the Stock Purchase (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Seller’s capital stock that is necessary pursuant to applicable Law, the certificate of incorporation of Seller or the bylaws of Seller to consummate the Stock Purchase and the other transactions contemplated by the Transaction Documents.

3.5 Non-Contravention. Assuming that the representations and warranties of Purchaser set forth in Section 4.6 are true and correct, the execution and delivery of this Agreement and the other Transaction Documents by the Company and Seller, the performance by the Company and Seller of their respective covenants and obligations under this Agreement and the other Transaction Documents, and the consummation of the Stock Purchase and the other transactions contemplated by the Transaction Documents do not (a) violate or conflict with any provision of the Charter, the Bylaws or the equivalent organizational or governing documents of Seller, (b) violate, conflict with, result in a violation or breach of any provision or term of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, result in the termination or acceleration of, or loss of rights in respect of, give any Person a basis for nonperformance under, or the right to accelerate, terminate, modify or cancel the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract, (c) assuming compliance with the matters referred to in Section 3.6, violate or conflict with any Law applicable to Seller or the Company or by which any of their respective properties or assets are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties, assets or equity interests of the Company.

3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company or Seller in connection with the (a) execution and delivery of this Agreement by the Company and Seller; (b) performance by the Company and Seller of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Stock Purchase, except (i) the filing with the SEC of the Proxy Statement, and such other filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, and (ii) compliance with any applicable requirements of the HSR Act and any applicable Regulatory Laws.

3.7 Company and Seller Capitalization.

(a) Capital Stock and Related Matters. The authorized capital stock of the Company consists of 1,000 shares of Company Capital Stock. As of the date of this Agreement, 1,000 shares of Company Capital Stock were issued and outstanding, each of which is owned by Seller. All outstanding shares of Company Capital Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Seller owns and has good and valid title to the Purchased Shares, which represent all of the Company Capital Stock. The Purchased Shares are free and clear of all Liens and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock), except (i) as may be created by this Agreement and (ii) for any restrictions on sales of securities under applicable securities Laws. All of the outstanding shares of Company Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable.

(b) No Other Company Securities. As of the date of this Agreement, other than the Purchased Shares: (i) there are no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) there are no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) there are no outstanding subscriptions, options, warrants commitments, preemptive rights, deferred compensation rights, calls, puts, rights to subscribe, Contracts, agreements, arrangements, or other rights or arrangements to which the Company is a party to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) there are no outstanding obligations, commitments or arrangements (contingent or otherwise) of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) there are no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) there are no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) there are no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) there are no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no declared but unpaid dividends with respect to any outstanding shares of Company Capital Stock. There are no bonds, indentures, notes, or other Indebtedness providing for the right to vote (or convertible into securities that may have the right to vote) on any matters on which holder of the Company Securities may vote. Upon the consummation of the transactions contemplated hereby, at the Closing, Purchaser will acquire valid title to all of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Laws).

(c) No Other Rights. Except for the Bylaws and the Charter, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities or other Contracts that may affect the voting or transfer of the Company Securities.

(d) Current Capitalization. As of the Capitalization Date, 24,680,708 shares of Seller Common Stock were issued and outstanding, and no shares of Seller Preferred Stock are issued and outstanding as of the date of this Agreement.

3.8 Subsidiaries. The Company has no, and has never had any, Subsidiaries.

3.9 Seller SEC Reports. Seller has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed or furnished by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such forms, reports and documents, the “Seller SEC Reports”). Each Seller SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Seller SEC Report was filed. True, correct and complete copies of all Seller SEC Reports are publicly available in EDGAR. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Seller SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.10 Seller Financial Statements; Internal Controls; Indebtedness.

(a) Seller Financial Statements. The consolidated financial statements of Seller and its Subsidiaries filed with the Seller SEC Reports (i) are accurate and complete in all material respects, (ii) were derived from the books and records of the Company and Seller (which are in turn accurate and complete in all material respects), (iii) were prepared in accordance with GAAP applied on a consistent basis during the period covered thereby (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and (iv) fairly present, in all material respects, the consolidated financial position of Seller and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of Seller and its Subsidiaries for the periods then ended. Except as have been described in the Seller SEC Reports, there are no unconsolidated Subsidiaries of Seller or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. Seller has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and

Rule 15d-15 promulgated under the Exchange Act). Seller’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Seller in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to Seller’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2024, no events have occurred such that management would not be able to complete its assessment of the effectiveness of Seller’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2024, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of Seller have each made all certifications required by the Sarbanes-Oxley Act. Neither Seller nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Seller has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Seller and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Seller and its Subsidiaries are being made only in accordance with appropriate authorizations of Seller’s management and the Seller Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Seller and its Subsidiaries. Neither Seller nor, to the Knowledge of the Company, Seller’s independent registered public accounting firm has identified or been made aware of (A) any material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by Seller and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that has not been subsequently remediated that involves Seller’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Seller and its Subsidiaries.

(d) Indebtedness. Section 3.10(d) of the Seller Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company as of the date of this Agreement, other than Indebtedness reflected in the Audited Seller Balance Sheet or otherwise included in the Seller SEC Reports.

(e) Accounts Payable. All accounts payable of the Company that are reflected in the consolidated financial statements of Seller and its Subsidiaries filed in the Seller SEC Reports (except as otherwise specifically stated therein) and all accounts payable of the Company arising since September 30, 2024, arose from bona fide arm’s-length transactions in the ordinary course of business, and all such accounts payable have either been paid, are not yet due and payable in the ordinary course of business, are being contested by the Company in good faith (and appropriate reserves established therefor), and, if not paid, have been properly recorded.

(f) Notes and Accounts Receivable. All notes and accounts receivable of the Company that are reflected in the consolidated financial statements of Seller and its Subsidiaries filed with the Seller SEC Reports (except as otherwise specifically stated therein), and all accounts receivable of the Company arising since September 30, 2024, arose from bona fide arm’s-length transactions in the ordinary course of business and constitute receivables resulting from the sale of products or other obligations in favor of the Company and are valid and enforceable claims. None of the notes and accounts receivable that are reflected in the consolidated financial statements of Seller and its Subsidiaries filed with the Seller SEC Reports, nor any accounts receivable of the Company arising since September 30, 2024, are, as of the date hereof, subject to any pending or threatened defense, counterclaim, right of offset, returns, allowances or credits, except to the extent reserved on the Audited Seller Balance Sheet. The reserves against the accounts receivable for returns, allowances, chargebacks and bad debts are commercially reasonable and have been determined in accordance with GAAP, consistently applied in accordance with past custom and practice.

3.11 No Undisclosed Liabilities. The Company does not have any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities of the Company (a) reflected or otherwise reserved against in the Audited Seller Balance Sheet or in the consolidated financial statements of Seller and its Subsidiaries (including the notes thereto) included in the Seller SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Stock Purchase,; (c) incurred in the ordinary course of business; or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Seller Balance Sheet, there has not occurred a Company Material Adverse Effect or a Seller Material Adverse Effect.

(b) Forbearance. Since January 1, 2024, (i) the business of the Company has been conducted, in all material respects, in the ordinary course of business, and (ii) the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(i), or Section 5.2(m) or Section 5.2(n).

(c) Taxes. Since the date of the Audited Seller Balance Sheet, there has not been with respect to the Company any (i) adoption or revocation of any Tax election, (ii) adoption or change of any Tax accounting method, (iii) settlement or compromise of any material Tax claim or assessment, (iv) amendment of any Tax Return or filing of any Tax Return inconsistent with past practice, (v) initiation of any material voluntary Tax disclosure or material Tax amnesty or similar filings with any Governmental Authority, (vi) entry into any agreement with any Governmental Authority (including a “closing agreement” under Section 7121 of the Code) with respect to any material Tax or material Tax Returns, or (vii) surrendering of any right to claim a Tax refund (other than as a result of the passage of time), or (viii) extension or waiver of any statute of limitation in respect of Taxes (other than as a result of any extension of time to file any Tax Returns or pay any Taxes that is automatically or routinely granted).

3.13 Material Contracts.

(a) Material Contracts. Except for this Agreement and the other Transaction Documents, the Company Contracts disclosed in and filed as exhibits to the Seller SEC Reports, Company Benefit Plans, Seller Benefit Plans and the Company Contracts disclosed on Section 3.13(a) of the Seller Disclosure Letter, there is no Company Contract that as of the date of this Agreement is:

(i) a Company Contract (A) limiting in any material respect the freedom or right of the Company to compete with any other Person in any location or line of business or (B) containing exclusivity obligations or otherwise purporting to materially limit the freedom or right of the Company to sell, distribute or manufacture any products or services for any other Person;

(ii) a Company Contract that requires by its terms the payment or delivery of cash or other consideration by or to the Company in an amount in excess of $500,000 in the fiscal year ending December 31, 2024 or in any fiscal year thereafter and cannot be cancelled by the Company or Seller without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date of cancellation);

(iii) a Company Contract relating to Indebtedness for borrowed money of the Company with a principal amount in excess of $50,000 (whether incurred, assumed, guaranteed or secured by any asset);

(iv) a Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company, the pledging of the capital stock or other equity interests of the Company or the issuance of any guaranty by the Company;

(v) a Company Contract creating a joint venture, collaboration, partnership, limited liability company or strategic alliance;

(vi) an In-bound License and any Out-bound License;

(vii) a Lease;

(viii) a Company Contract related to any disposition or acquisition of material assets or a material business of the Company that contains any current or future rights or obligations;

(ix) a material Company Contract that is a supply, manufacturing or contract manufacturing Contract relating to the Business;

(x) a Company Contract with any Governmental Authority pursuant to which such Governmental Authority procures or supplies services from the Company or provides a grant to the Company, with a principal amount in excess of $100,000;

(xi) Company Contracts providing for the employment or engagement of any Person (1) with compensation in excess of $100,000 per year, (2) providing for the payment of any cash or other compensation or benefits as a result of the consummation of the transactions contemplated hereby, or (3) otherwise restrict the ability of the Company to terminate the employment or any such employee for any lawful reason, without liability (including, without limitation, any obligation to pay severance);

(xii) Company Contracts with any labor union, works council, or other association or labor organization representing any employee of the Company;

(xiii) Company Contracts with any professional employer organization or Contract providing for co-employment of employees of the Company;

(xiv) Company Contracts with any staffing, leasing, or employment agency or recruiter regarding temporary, leased, or non-permanent labor or employees;

(xv) Company Contracts providing for any bonus, pension, profit sharing, retirement, or any other form of deferred compensation plan or practice; or

(xvi) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by Seller as an exhibit pursuant to Item 601(b) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Each such Company Contract described in clause (i) through (xvi) above is referred to herein as a “Material Contract.”

(b) Validity. As of the date of this Agreement, the Company has either delivered or made available to Purchaser or Purchaser’s Representatives or has publicly made available through EDGAR an accurate and complete copy of each Material Contract. Neither the Company nor Seller (as the case may be) nor, to the Knowledge of the Company, the other party thereto, is in breach of or default under any Material Contract. Each Material Contract is, with respect to the Company or Seller (as the case may be) and, to the Knowledge of the Company, the other party thereto, a valid agreement, binding, and in full force and effect. To the Knowledge of the Company, each Material Contract is enforceable by the Company or Seller (as the case may be) in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and by general equitable principles. As of the date of this Agreement, neither the Company nor Seller has waived in writing any material rights under any Material Contract.

3.14 Real Property.

(a) Owned Real Property. The Company does not own and has never owned any real property.

(b) Leased Real Property. Section 3.14(b) of the Seller Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements, and all amendments and modifications thereto and guaranties thereof, pursuant to which the Company uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”) together with the parties to each Lease, the commencement date and expiration date of each Lease and the address of each Leased Real Property. The Company has valid leasehold estates in the Leased Real Property, free and clear of all Liens (other than Permitted Liens).

(c) Except as set forth in Section 3.14(b) of the Seller Disclosure Letter: (i) the Company’s possession and quiet enjoyment of the rights and benefits granted to the Company under each Lease have not been disturbed in any material respect; (ii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease that has not been redeposited in full; (iii) the Company is in exclusive possession of the permits, licenses or rights required by Law for use and occupancy as are necessary for the conduct of the business of the Company at the Leased Real Property and such use and occupancy is not in violation of any Law; (iv) the Company currently maintains insurance for the Leased Real Property in compliance with each Lease; (v) all real estate Taxes and common area maintenance expenses currently due and payable by the Company under any Lease have been paid in full and there are no ongoing disputes or audits by the Company with respect thereto; (vi) the Company does not owe any brokerage commissions or finder’s fees with respect to any Lease; (vii) no party to any Lease is an Affiliate of the Company nor has any financial interest therein; (viii) there are no allowances or concessions due or owing to the Company under any Lease; (ix) there is no deferred maintenance or unperformed capital repairs required to be performed by the Company under a Lease at any Leased Real Property; (x) the transactions contemplated by this Agreement will not require consent from any owner, lessor or sublessor of the Leased Real Property except as set forth in Section 3.5 of the Seller Disclosure Letter; (xi) the Company has not assigned, collaterally assigned, hypothecated, subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (xii) to the Knowledge of the Company, there is no condemnation, expropriation or other Legal Proceeding in eminent domain or any other Legal Proceeding pending, or to the Knowledge of the Company, threatened, affecting any interest in any Leased Real Property.

3.15 Environmental Matters. Except as set forth in Section 3.15 of the Seller Disclosure Letter, the Company (a) is in compliance in all material respects with all applicable Environmental Laws (including obtaining and complying with all Permits required pursuant to Environmental Laws for the business of the Company and the operation of the Leased Real Property) and has not since the Lookback Date failed to comply in any material respect with any Environmental Law; (b) has not received any written notice, complaint, suit, order, citation, demand, claim or potentially responsible party letter alleging that the Company has violated any applicable Environmental Law or that the Company has or may have a material liability under any Environmental Law; (c) has not transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, discharged, disposed of or exposed any Person to any Hazardous Substances, or owned or operated any facility or real property, in violation of any applicable Environmental Law and in a manner that would reasonably be likely to give rise to a claim or material liability under any Environmental Law; (d) has not exposed any employee to Hazardous Substances in violation of any applicable Environmental Law and in a manner that would reasonably be likely to give rise to a claim or material liability under any Environmental Law; (e) is not a party to or the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (f) is not aware of any discharge, spill, disposal or release of any Hazardous Substance on, at or under the Leased Real Property in quantities, concentrations or conditions that would reasonably be expected to give rise to a claim against or material liability to the Company; and (g) has provided to Purchaser copies of all material environmental assessments, investigations, audit reports, claims and notices relating to any real property currently or formerly owned, operated or leased by the Company or any non-compliance by the Company with any Environmental Law that are in the possession, custody or control of the Company or Seller.

3.16 Intellectual Property.

(a) Company Registered Intellectual Property. Section 3.16(a) of the Seller Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of (i) each item of Company Registered Intellectual Property and (ii) the jurisdiction in which such item of Company Registered Intellectual Property has been registered or filed, the applicable application, registration, or serial or other similar identification number, and the filing date or registration date and issuance or grant date. As of the date hereof, all necessary registration, maintenance and renewal fees for each item of Company Registered Intellectual Property have been paid and all necessary documents and certifications in connection with such Company Registered Intellectual Property have been filed with the relevant patent, trademark, or other authorities in the applicable jurisdictions, for the purposes of maintaining such Company Registered Intellectual Property. All material Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid, unexpired and enforceable.

(b) Ownership and Control. Except as otherwise set forth in Section 3.16(b) of the Seller Disclosure Letter, the Company solely and exclusively owns all right, title, and interest to or otherwise has valid and enforceable rights to use all Company Intellectual Property that is necessary to conduct the Business, free and clear of all encumbrances other than Permitted Liens. None of the Patents included in the Company Registered Intellectual Property, including Patents in-licensed by the Company, has entered the public domain, lapsed, expired, or been abandoned, disclaimed, or canceled or been adjudicated as invalid or unenforceable. To the Knowledge of the Company, each of the issued claims in the Patents included in the Company Intellectual Property is valid and enforceable according to its terms, and there is no reasonable basis or grounds for any Person to claim otherwise. Neither Company nor Seller has received an opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any such Patents may succeed. The Company Intellectual Property constitutes all Intellectual Property necessary for the conduct of the Business. Seller and the Company hereby represent and agree that on or before the Closing Date, Seller has assigned or will assign or otherwise license or transfer to the Company any and all Company Intellectual Property currently owned or otherwise controlled by Seller necessary for the conduct of the Business to the full extent that such Company Intellectual Property is owned or controlled by Seller.

(c) No Order. Since the Lookback Date, neither the Company nor Seller has received written notice of any, and to the Knowledge of the Company, there is no threatened, interference, opposition, reissue, reexamination or other equivalent proceeding with respect to any Company Registered Intellectual Property. In addition, since the Lookback Date, neither the Company nor Seller has received any written notices from any other Person: (i) alleging that the Company Intellectual Property is invalid or unenforceable in whole or in part, or (ii) alleging that the Company or Seller does not own good and marketable title to, or otherwise does not validly own or license or have a valid right to use any Company Intellectual Property.

(d) In-bound Licenses and Out-bound Licenses. Section 3.16(d) of the Seller Disclosure Letter sets forth a complete and accurate list of Company Contracts pursuant to which (i) any Third Person has licensed or granted to the Company or Seller any rights in any Intellectual Property that is or, to the Knowledge of the Company, could reasonably be expected to become material to the Company (other than any confidentiality/

non-disclosure agreements and nonexclusive “off the shelf” licenses to third-party computer software or reagents that are generally commercially available) (each, an “In-bound License”), or (ii) the Company or Seller has granted any Third Person any rights or licenses to any material Company Intellectual Property (other than any confidentiality/non-disclosure agreements or clinical trial agreements) (each, an “Out-bound License”). The Company or Seller (as the case may be), and to the Knowledge of the Company and Seller, the other party thereto, has sufficient rights and valid licenses to use all of the Company Intellectual Property that is the subject of any In-bound Licenses necessary to the Business.

(e) No Infringement. To the Knowledge of the Company, the Business does not infringe, misappropriate, dilute, or violate any Intellectual Property rights of any Third Person, except where such infringement, misappropriation, dilution, or violation would not reasonably be expected to be material. No action, claim, demand, suit or other assertion by any Person is pending, or to the Knowledge of the Company, has been threatened, against the Company or Seller by any other Person, claiming that (i) any Specified Company Product, (ii) the manufacture of any Specified Company Product, or (iii) use of any Specified Company Product or the conduct of the Business, in each case, infringes, misappropriates, dilutes, or violates the Intellectual Property of such other Person. There are no pending or threatened in writing actions, suits, proceedings, arbitrations or investigations or other equivalent Legal Proceeding (x) alleging that the Company or Seller is obligated or has a duty to defend, indemnify, or hold harmless any other Person with respect to, or has assumed any liability or is otherwise responsible for, any claim of infringement, misappropriation, dilution or violation with respect to any Specified Company Product, or (y) seeking to limit or challenge the validity, enforceability, ownership, or use of any Specified Company Product or Company Intellectual Property owned or controlled by the Company or Seller, in each case by the Company or Seller.

(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor Seller have received written notice from any other Person (i) alleging material infringement, misappropriation, dilution or other violation of such Person’s Intellectual Property with respect to any Specified Company Product, including any written claim, “cease and desist” letter, or like correspondence, (ii) alleging that any of the Company Intellectual Property is invalid, unenforceable in whole or in part, (iii) alleging that the Company does not own good and marketable title to, or otherwise does not validly own or license or have a valid right to use, any Company Intellectual Property or any Specified Company Product, or (iv) alleging that either the Business or any of the Specified Company Products infringes, misappropriates, dilutes, or violates the Intellectual Property of any other Person in a manner that has or could reasonably be expected to result in a material liability to the Company. To the Knowledge of the Company and Seller, neither the Company Intellectual Property in whole or in part nor any of the Specified Company Products infringe, misappropriate, dilute or violate any intellectual property rights owned or controlled by any other Person. Since the Lookback Date, neither the Company nor Seller has made or asserted any written notice alleging infringement, misappropriation, dilution, or violation of any Company Intellectual Property that is currently outstanding and unresolved.

(g) No Third Party Infringement. To the Knowledge of the Company, (i) since the Lookback Date, no Third Person has infringed, misappropriated, diluted or violated any Company Intellectual Property, and (ii) no Third Person is currently infringing or misappropriating, any Company Intellectual Property.

(h) Employee Agreements. The Company and Seller have taken reasonable steps in accordance with industry standards to protect and maintain the Company’s and Seller’s trade secrets, including by using commercially reasonable efforts to enforce a policy requiring that each officer, employee or consultant who has contributed to or participated in the conception, development, creation or reduction to practice of any material Company Intellectual Property owned or purported to be owned by the Company or Seller enter into proprietary rights agreements with the Company or Seller in which they, subject to limitations of applicable Law, assign or vest ownership of all their rights in such Intellectual Property to the Company or Seller and agree to maintain the confidentiality of such Intellectual Property. Each officer, employee or consultant who was involved in, or who has participated in or contributed to, the conception, development, authoring, creation, or reduction to practice of the Patents included in the Company Registered Intellectual Property, in each case, has been accurately identified to applicable Governmental Authorities in all countries where such Patents are nationalized, validated or registered, and all such Persons have executed valid and enforceable agreements or assignments that presently and irrevocably assign all right, title and interest to the owner of such Patents.

(i) Government Funding. No funding, facilities, or resources of any Governmental Authority or any university, college, or other educational institution or research center were used in the development of the Company Intellectual Property owned or controlled by the Company or Seller, except as would not result in any such Person obtaining any ownership in or rights to any such Company Intellectual Property.

3.17 Sufficiency of Assets. Except as set forth in Section 3.17 of the Seller Disclosure Letter and assuming the receipt of all relevant consents, approvals, authorizations, qualifications and orders from Governmental Authorities and other Persons necessary for the completion of the Pre-Closing Restructuring, the material assets owned, leased or licensed by Company on the Closing Date constitute all of the material assets necessary to operate the Business as currently conducted and as currently proposed to be conducted, except for such assets, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; provided, however, that nothing in this Section 3.17 shall be deemed to constitute a representation or warranty as to the adequacy of amounts of cash and cash equivalents or net working capital (or the availability of the same); provided further, that this Section 3.17 shall not be deemed to be breached as a result of any action that Seller or the Company is required to take pursuant to this Agreement, or for which Purchaser has provided its consent.

3.18 Privacy, Data Protection, and Data Security. The Company’s creation, receipt, maintenance, transmission, collection, storage, transfer, retention, destruction, processing, use, and/or disclosure of any information that constitutes “personal information,” “personal data,” “personally identifiable information,” “sensitive personal information”, “protected health information”, or “individually identifiable health information” as defined in applicable Laws (collectively, “Personal Information”) is, and has been since the Lookback Date, in compliance with all privacy and security Laws applicable to the Company (collectively, “Data Protection Laws”), including any such Laws pertaining to the privacy, confidentiality, security, protection, processing, transfer, or breach notification of Personal Information that are applicable to the Company. The Company has not, since the Lookback Date, suffered any (i) material “breach”, “breach of security”, “breach of security of the system”, or similar term as defined by applicable Data Protection Laws that has required notification to any Person under such applicable Data Protection Laws or (ii) other material security breach of any of its systems resulting in any unauthorized access to, or acquisition or disclosure of, any Personal Information in the possession or control of the Company. The Company has implemented reasonable and appropriate safeguards to protect the privacy, security, confidentiality, availability, and integrity of Personal Information and other confidential, sensitive, or proprietary information maintained or transmitted by the Company.

3.19 FDA Regulation

(a) Seller and the Company have, as applicable, filed with the applicable regulatory authorities (including the FDA, or its successor, and any other Governmental Authority having jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacturing, storage, sale, commercialization or distribution of pharmaceutical products (each, a “Regulatory Authority”)) all required material filings, declarations, listings, registrations, reports or submissions, including but not limited to adverse event reports, with respect to any and all existing or pending regulatory applications, filings, investigational new drug (IND) applications, approvals, licenses, registrations, and authorizations, including new drug applications (NDAs), to permit the development, manufacture, marketing, import, distribution, and sale, as applicable, of the Specified Company Products and any products currently under investigation by the Company. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Law when filed, and, as of the date of this Agreement, no material deficiencies have been asserted in writing by any applicable Regulatory Authority to Seller or the Company with respect to any such filings, declarations, listings, registrations, reports or submissions.

(b) Seller and the Company are and have been in material compliance with all applicable Laws administered or enforced by the FDA or any similar Regulatory Authority, including the Federal Food, Drug, and Cosmetic Act (“FDCA”) and similar Laws regarding developing, testing, manufacturing, marketing, distributing or promoting Specified Company Products and any products currently under investigation by the Company. Except as set forth in Section 3.19(b) of the Seller Disclosure Letter, each of the Specified Company Products are (i) produced or manufactured in compliance in all material respects with applicable Law and (ii) not adulterated or misbranded within the meaning of any applicable Law. There are no Legal Proceedings pending or threatened with respect to a violation or alleged violation by the Company or any of its Affiliates of the FDCA, FDA regulations adopted thereunder, or any other legislation or regulation promulgated by any other comparable Governmental Authority.

(c) Except as set forth in Section 3.19(c) of the Seller Disclosure Letter, the Company is the sole and exclusive owner of the Specified Company Products, and neither Seller nor the Company has granted any right of reference to any person with respect to the Specified Company Products.

(d) The Specified Company Products and any products currently under investigation by the Company are being and have been developed, tested, manufactured, stored, distributed, promoted, advertised and otherwise commercialized, as applicable, in material compliance with applicable Law, including those requirements relating to good manufacturing practice, good laboratory practice and good clinical practice. The Specified Company Products and any products currently under investigation by the Company that are subject to the jurisdiction of the FDA or comparable Governmental Authorities are being distributed, marketed, offered for sale, sold, manufactured, labeled, stored and tested by or for the Company, as applicable, in compliance in all material respects with all applicable rules and regulations of the FDA and all other requirements of applicable Governmental Authorities, including the FDCA, the Public Health Service Act, the FDA’s regulations and legally enforceable guidance concerning the advertising and promotion of prescription drug products, and regulations enforced by the FDA’s Office of Prescription Drug Promotion. Neither the Company nor any of its Affiliates have received any (i) written notice from the FDA or any other Governmental Authority, including the Office of Inspector General, any United States Attorney, the Department of Justice or any attorney general of any jurisdiction, alleging that the Company or any of its Affiliates has been or is in violation of any drug Law, the False Claims Act (31 U.S.C. § 3729–3733) or false claims acts under state Law, or commencing or indicating an intention to conduct an investigation, audit, or review for noncompliance; (ii) written notice of inspectional observation (including those recorded on form FDA 483), establishment inspection report, warning letter, penalty, fine, sanction, request for recall or other remedial action; (iii) other written documents issued by the FDA or any other Governmental Authority alleging lack of compliance with any drug Law by the Company or any of its Affiliates or any Person engaged by any of the Company or its Affiliates to provide any service with respect to any Specified Company Product or any products currently under investigation by Seller or the Company; or (iv) threatening to revoke, suspend, cancel, withdraw, curtail, or seek damages related to any existing certification, license, or approval necessary to the operation of the Business. Except as set forth in Section 3.19(d) of the Seller Disclosure Letter, no Specified Company Product or any products currently under investigation by Seller or the Company have been the subject of any voluntary or involuntary recall or governmental investigation other than routine inspections of any facilities involved in the manufacture of the Specified Company Product or any products currently under investigation by Seller or the Company.

(e) All human clinical trials conducted by or sponsored by the Company, Seller, or its Affiliates with respect to any Specified Company Product and any product currently under investigation by Seller or the Company have been, and are being, conducted in material compliance with the applicable requirements of Good Clinical Practice and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56 and all similar applicable Law and regulations. Section 3.19(e) of the Seller Disclosure Letter contains a complete and accurate list of all clinical trials sponsored or conducted by Seller or the Company that have been conducted or are currently being conducted with respect to the Specified Company Products.

(f) To the Company’s Knowledge, each (i) third party clinical site, clinical consultant or other provider of services engaged by Seller or the Company to perform preclinical or clinical studies and trials on any

Specified Company Products or any products currently under investigation by Seller or the Company for the purpose of supporting a marketing application with the FDA, and (ii) authorized third-party distributor or marketer engaged by the Company with respect to any Specified Company Product (each a “Third-Party Regulated Service Provider”) and solely in connection with the performance of obligations to the Company: (A) has complied and is complying in all material respects with all applicable Laws, including all applicable statutes, rules and regulations of any applicable, other Governmental Authorities, in connection with the services provided to Seller or the Company, and (B) has all permits as required by applicable Law and necessary to conduct its business and perform its obligations as Third-Party Regulated Service Provider with respect to any Specified Company Products and any products currently under investigation by the Company for or on behalf of Seller or the Company, and all such permits are in full force and effect.

(g) The Company possesses all required material permits, licenses, registrations, certificates, or authorizations from applicable Regulatory Authorities necessary to conduct its Business. Since the Lookback Date, neither Seller nor the Company has received any written notice of proceedings relating to the suspension, revocation or cancellation of any such permit, license, registration, certificate, or authorization.

(h) All reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA and any other Regulatory Authorities by the Company or Seller with respect to the Specified Company Products have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). With respect to the Specified Company Products, Seller or the Company have delivered or made available to Purchaser all material correspondence (which shall include observations, establishment inspections reports and any other material documents received by Seller or the Company from any Governmental Authorities) and meeting minutes received from or sent to the FDA and any other similar foreign Governmental Authorities, including any and all notices of inspectional observations, establishment inspection reports and any other material documents received by Seller or the Company from the FDA or similar foreign Governmental Authorities which relate to Seller’s or the Company’s compliance with regulatory requirements of the FDA or similar foreign Governmental Authorities.

(i) Neither the Company nor Seller nor any Representative of the Company or Seller (including any Person engaged by the Company or Seller to provide any service with respect to the Specified Company Product or any products currently under investigation by Seller or the Company) has made an untrue or fraudulent statement to the FDA or any other Governmental Authority or to any physician or customer, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority or to any physician or customer, or committed any material prohibited act, made any material statement, or failed to make any material statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities”, set forth in FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09). Neither Seller nor the Company has made a false or misleading statement or material omission in any statement made to any Governmental Authority, including the FDA, relating to any Specified Company Product sold by the Company or Seller. Neither the Company nor Seller nor any Representative of the Company or Seller (including any Person engaged by the Company or Seller to provide any service with respect to a Specified Company Product) has (i) been convicted of any crime or engaged in any conduct that would reasonably be expected to result in, or that has resulted in, debarment under 21 U.S.C. § 335a or disqualification by any Governmental Authority, or (ii) any knowledge of facts that would lead to a false claim, or debarment, and there are no proceedings pending or threatened that would result in criminal liability or debarment or disqualification by any Governmental Authority. Neither the Company nor Seller has been convicted of any crime or engaged in any conduct that did or could result in exclusion from federal healthcare programs under 42 U.S.C. § 1320a-7, and to the Knowledge of the Company, neither the Company nor Seller has engaged in any conduct that would reasonably be expected to result in exclusion from U.S. federal health care programs.

(j) Except as set forth in Section 3.19(j) of the Seller Disclosure Letter, the Specified Company Product finished goods sold by the Company or Seller since January 1, 2021, have been manufactured, stored, and distributed in accordance with applicable drug Laws and other applicable Law in all material respects. The Company possesses, or has the ability to produce through third party manufacturers on commercially reasonable terms, sufficient quantities of all materials that are necessary to manufacture commercial quantities of the applicable Specified Company Product finished goods for commercialization in the United States. The Company possesses or has adequately secured access to at least a twenty-four (24) month supply of inventory of FYARRO® in support of (and as measured against) the Company’s current sales forecasts.

(k) To the Knowledge of the Company, there are, have been, no material investigations, proceedings or disciplinary actions with respect to any Specified Company Product or any products currently under investigation by Seller or the Company pending or threatened in writing against the Company or Seller by a Governmental Authority alleging material noncompliance with any applicable Laws in federal, state, foreign, and other jurisdictions and there is no Legal Proceeding, audit, or recoupment by or before any Governmental Authority alleging a violation of any applicable Laws in federal, state, foreign or other jurisdictions by the Company or Seller.

(l) All Permits required to conduct the Business are in the possession of the Company, are in full force and effect and are being complied with in all material respects. Neither the Company nor Seller has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Permit; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or material restriction of any material Permit.

(m) There has been no recall, detention, withdrawal, seizure or termination or suspension of manufacturing requested or threatened by any Governmental Authority relating to any Specified Company Product.

3.20 Tax Matters.

(a) Tax Returns, Payments and Reserves. The Company has (i) timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by or with respect to the Company; and (ii) paid, or reserved in accordance with GAAP for the payment of, all income and other material Taxes that are required to be paid (whether or not shown on any Tax Return). Each such Tax Return was prepared in compliance with applicable Law and is true, complete, and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax (other than any extension of time to file any Tax Returns or pay any Taxes that is automatically or routinely granted). The unpaid Taxes of the Company (i) as of the date of the Audited Seller Balance Sheet, have been accrued on the Audited Seller Balance Sheet in accordance with GAAP, and (ii) will not exceed the reserve described in clause (i) as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company. Since the date of the Audited Seller Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses outside the ordinary course of business (other than any such Taxes incurred as a result of the Pre-Closing Restructuring or any transactions undertaken pursuant to any Transaction Documents).

(b) No Waivers. The Company has not executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax (except to the extent such extension resulted from an extension of time to file or pay Taxes that is automatically or routinely granted), in each case that has not since expired. The Company has not executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state, local, or non-U.S. Law.

(c) Withholding Taxes. The Company (i) has withheld with respect to its employees, shareholders, creditors, independent contractors, and other Persons all material amounts of United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has timely paid over such amounts to the appropriate Tax authority.

(d) No Audits or Deficiencies. No audits or other examinations with respect to Taxes of the Company are presently in progress or have been asserted or proposed in writing and have not been resolved and no action, suit, investigation, claim or assessment is pending, proposed or threatened with respect to any alleged deficiency in Taxes. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to tax in that jurisdiction. All deficiencies asserted or assessments made as a result of any examinations by any taxing authority have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against the Company. There are no Liens on any of the assets of the Company relating to any Taxes existing, threatened or pending, other than Liens for Taxes not yet due and payable.

(e) No Spin-offs. During the two years prior to the date of this Agreement, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(f) No Listed Transactions. The Company has not engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(g) Permanent Establishment. The Company does not maintain a permanent establishment (within the meaning of an applicable Tax treaty or under any applicable Law) or otherwise have an office or fixed place of business or taxable presence in a country other than the country in which it is formed or organized.

(h) Related Party Transactions. All related party transactions involving the Company (and any Affiliates thereof) are at arm’s length in material compliance with section 482 of the Code, the Treasury Regulations promulgated (and any corresponding or similar provision of state, local or foreign Law). The Company has maintained all material documentation in connection with such related-party transactions in accordance with Sections 482 of the Code and the Treasury Regulations promulgated thereunder (and any corresponding or similar provision of state, local or foreign Law).

(i) Sales Taxes. The Company has properly collected and remitted material sales, use, value added and similar Taxes with respect to sales made to its customers or services provided to its customers and for all material sales or services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting such Taxes, received and retained any appropriate Tax exemption certificates or other material documentation qualifying such sale or service as exempt.

(j) FIRPTA. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(k) Partnership. The Company is not a party to any joint venture, partnership or other arrangement or contract that would be treated as a partnership for federal income tax purposes.

(l) No Tax Agreements. The Company (i) is not a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; and (ii) has no liability for the Taxes of any Person other than the Company or Seller pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law.

(m) Notwithstanding anything in this Agreement to the contrary, nothing in Section 3.20 shall be construed as a representation or warranty with respect to (i) the amount or availability of any net operating loss, capital loss, Tax credit, Tax basis or other Tax asset or attribute of the Company in any taxable period (or portion thereof) beginning after the Closing Date.

3.21 Employee Plans.

(a) Company Benefit Plans. Section 3.21(a) of the Seller Disclosure Letter sets forth a true and complete list of each Company Benefit Plan and each Seller Benefit Plan, with each Company Benefit Plan marked with an asterisk (*). With respect to each Company Benefit Plan that is not an International Employee Plan (as defined below), to the extent applicable, the Company has made available to Purchaser true, correct and complete copies of (i) the most recent annual financial statements and report on Form 5500 required to have been filed with the IRS; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the written plan documents and all amendments thereto, and a written description of any material unwritten Company Benefit Plan; (iv) any related trust agreements; (v) the current summary plan descriptions and any summaries of material modifications; (vi) the most recent written results of all required compliance testing; and (vii) any material correspondence or notices to or from the IRS or any office or representative of the United States Department of Labor or any other Governmental Authority in respect of any such Company Benefit Plan.

(b) International Employee Plans. With respect to each Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States or that covers or is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Purchaser true, correct and complete copies of the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan. All International Employee Plans, (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special tax treatment with respect to such International Employee Plan, (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iii) if intended or required to be qualified, approved or registered with a Governmental Authority, are and have been so qualified, approved or registered, and nothing has occurred that could reasonably be expected to result in the loss of such qualification, approval or registration, as applicable.

(c) Benefit Plan Coverage. There has been no amendment to, or announcement by Seller, the Company or any other Subsidiary of Seller relating to, any Seller Benefit Plan, Company Benefit Plan or International Employee Plan, which would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Each of Seller, the Company or any other Subsidiary of Seller, as applicable, may amend or terminate any Seller Benefit Plan, International Employee Plan or Company Benefit Plan (other than any plan that is an individual agreement or arrangement with an Acquired Employee or Service Provider (including an individual award or similar participation agreement under a Seller Benefit Plan, International Employee Plan or Company Benefit Plan) that requires the Acquired Employee or Service Provider’s consent of such amendment or termination) at any time without incurring any liability thereunder, other than in respect of claims incurred prior to such amendment or termination and the customary costs of implementing such amendment or termination.

(d) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any other Subsidiary of Seller nor any of their ERISA Affiliates has previously established, maintained, sponsored, contributed to or been required to contribute to or currently maintains, sponsors or participates in, or contributes to, or in any way has any liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to any plan that is, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Sections 412, 430 or 4971 of the Code or Title IV of ERISA or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of Seller, the Company nor any other Subsidiary of Seller nor any ERISA Affiliate has withdrawn at any time within the preceding six years from any “multiemployer plan” (as defined in Section 3(37) of ERISA), or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to any of Seller, the Company or any other Subsidiary of Seller. No event has occurred and no condition exists that would subject any of Seller, the Company or any other Subsidiary of Seller by reason of their affiliation with any ERISA Affiliate to any (i) Tax, penalty, or fine, (ii) Lien or (iii) other liability imposed by ERISA, the Code or other applicable Laws, in each case, in respect of any employee benefit plan maintained, sponsored, contributed to or required to be contributed to by any ERISA Affiliate (other than Seller, the Company or any Subsidiary of Seller).

(e) Compliance. Each Company Benefit Plan and each Seller Benefit Plan (and each related trust, insurance contract or fund) has been established, maintained, funded, operated and administered in accordance with its express terms, and in compliance in all material respects with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Company Benefit Plan and each Seller Benefit Plan that is subject to the Affordable Care Act has been established, maintained and administered in compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements, and Seller, the Company and any Subsidiary of Seller and each ERISA Affiliate thereof offer minimum essential health coverage, satisfying the affordability and minimum value requirements, to their full time employees (as defined by the Affordable Care Act) sufficient to prevent liability for assessable payments under Section 4980H of the Code. None of Seller, the Company or any other Subsidiary of Seller has attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Seller Benefit Plan or Company Benefit Plan. None of Seller, the Company or any other Subsidiary of Seller has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Sections 4980B, 4980D or 4980H of the Code.

(f) Company Benefit Plan Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Company, relating to or threatened on behalf of or against any Company Benefit Plan or Seller Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan or Seller Benefit Plan or the plan sponsor or plan administrator, or any fiduciary or any Company Benefit Plan or Seller Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure. To the Knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to a Company Benefit Plan or Seller Benefit Plan or otherwise has any liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Company Benefit Plan or Seller Benefit Plan. No Company Benefit Plan or Seller Benefit Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority.

(g) No Prohibited Transactions. None of the Company, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan or Seller Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case, applicable to the Company or any Company Benefit Plan, or for which the Company has any indemnification obligation.

(h) No Post-Termination Welfare Benefits. No Company Benefit Plan or Seller Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides, and none of Seller, the Company or any other Subsidiary of Seller has any current or potential obligation to provide post-termination medical or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code and Section 601 of ERISA or any similar Law or at the sole expense of the participant or the participant’s beneficiary.

(i) Section 280G. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1), who is an Acquired Employee or Service Provider, that could, individually or in combination with any other such payment or benefit, be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(j) Section 409A. Each Company Benefit Plan and each Seller Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with, and has been administered in compliance with, in all material respects, with Section 409A of the Code and applicable guidance thereunder, and no amount under such Company Benefit Plan or Seller Benefit Plan is or has been subject to Tax under Section 409A of the Code.

(k) Section 401. With respect to each Company Benefit Plan or Seller Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has at all times since its adoption been so qualified and has received a current determination letter (or is the subject of a current opinion letter in the case of any prototype plan) from the IRS on which Seller, the Company or any Subsidiary of Seller, as applicable, can rely that it is so qualified, and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code. No stock or other securities issued by any of Seller, the Company or any other Subsidiary of Seller forms or has formed any part of the assets of any Company Benefit Plan or Seller Benefit Plan that is intended to qualify under Section 401(a) of the Code.

(l) Transaction Payments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any Service Provider or Acquired Employee with respect to any Company Benefit Plan or Seller Benefit Plan or otherwise; (ii) result in the acceleration of the time of payment or vesting of any such compensation or benefits, or the forgiveness of indebtedness of any Service Provider or Acquired Employee; or (iii) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Company Benefit Plan or Seller Benefit Plan. No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from Seller, the Company or any other Subsidiary of Seller as a result of the imposition of the Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.

3.22 Labor Matters.

(a) Section 3.22(a) of the Seller Disclosure Letter sets forth a list of all employees of the Company and Seller, and sets forth for each such individual the following: (i) name; (ii) identity of primary employer; (iii) title or position (including whether full or part time); (iv) hire date; (v) current annual base compensation rate or regular hourly rate; (vi) current target commission, bonus or other incentive-based compensation amounts; (vii) whether such individual is on a leave of absence of any kind, the nature of the leave (to the extent such information can be disclosed) and the expected date of return to work; (viii) classification as exempt versus non-exempt under the Fair Labor Standards Act and similar state or provincial Laws; (ix) the amount of accrued and unused paid time off; (x) location of employment; and (xi) union representational status. Section 3.22(a) of the Seller Disclosure Letter sets forth a complete list of all non-employee workers, including independent contractors, consultants and any other worker engaged on a basis other than as a W-2 employee (“Contractors”), that have provided services of any kind to the Company or Seller over the last twelve (12) months, and the Company has provided to or made available to Purchaser all copies of all agreements with such Contractors, unless no such contract exists, in which case the Company has included in its list of contractors a description of the service provided, the approximate number of weekly hours of services provided by each such Contractor, and the compensation paid to each such Contractor. The Company has made available to Purchaser all written employee handbooks, policies and programs applicable to its and Seller’s employees.

(b) Union Activities. Except as set forth in Section 3.22(b), of the Seller Disclosure Letter (i) no employee of the Company or Seller is represented by a labor union, work council or similar organization in connection with their employment by the Company or Seller, (ii) neither the Company nor Seller is a party to, or otherwise subject to, any collective bargaining agreement, project labor agreement or community workforce agreement, or other labor union-related contract, (iii) no petition for representation by a labor union has been filed, is currently pending, or has been threatened, (iv) there is no organizational effort currently being made or to the Knowledge of Seller threatened by or on behalf of, any labor union to organize employees of the Company or Seller, and no written demand for recognition of employees of the Company or Seller has been made by, or on behalf of, any labor union, (v) there are no unfair labor practice charges or complaints pending against or involving the Company or Seller before the National Labor Relations Board or any other Governmental Authority, (vi) there is no labor strike, work stoppage, material grievance, collective bargaining dispute, or lockout pending or, threatened, by or with respect to any employees of the Company or Seller, and (vii) there are no allegations, claims, or investigations against or involving the Company arising from or related to compliance with project labor agreements, community workforce agreements, prevailing wage and apprenticeship Laws or contractual requirements.

(c) The Company and Seller are in compliance with all employment agreements, consulting, independent contractor and other service contracts, and severance and separation agreements, including change in control agreements.

(d) The Company and Seller are, and at all times have been, in material compliance with all applicable Laws governing immigration and work authorization, including the requirements of the Immigration Reform Control Act of 1986. Except as set forth in Section 3.22(d) of the Seller Disclosure Letter: (i) no employee is on a visa sponsored by the Company or Seller which visa will require continued sponsorship; (ii) neither the Company nor Seller has, in the last five (5) years, received a “no match” letter from the Social Security Administration concerning any employee or former employee; and (iii) neither the Company nor Seller has, in the last five (5) years, received any notice from the Internal Revenue Service of a mismatch between a name of an employee and a social security number provided on a Form 1095-C that the Company or Seller was unable to rectify as a clerical error. A USCIS Form I-9 has been properly prepared and retained for each employee as required by Law. No such Form I-9 was improperly prepared or that false documentation was provided in connection with satisfying the requirements of such I-9.

(e) In the last five (5) years, neither the Company nor Seller has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in the Worker Adjustment Retraining and Notification Act (the “WARN Act”) or any similar state or local Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or Seller. During the 90-day period preceding the date hereof, no employee has suffered an “employment loss,” as defined in the WARN Act or any similar state, local or foreign Law, with respect to the Company or Seller. Section 3.22(e) of the Seller Disclosure Letter sets forth for each employee who has suffered such an “employment loss” during the 90-day period preceding the date hereof.

(f) The Company and Seller are in material compliance with all applicable Laws, rules and regulations respecting employment, including employment practices, terms and conditions of employment, worker classification, prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, wages and hours (including overtime wages), compensation and hours of work, human rights, pay equity, workers’ compensation, unemployment insurance, immigration and work authorization, classification as exempt/non-exempt for purposes of the Fair Labor Standards Act and analogous laws, classification as independent contractors or employees, child labor laws, background checks, pay transparency, collective bargaining, and leaves of absence. No individual has been engaged by the Company or Seller as or in the capacity of an independent contractor who does not qualify for such status under applicable Law, and all employees who have been classified as exempt under the Fair Labor Standards Act (and state, provincial and local counterpart Laws) have been properly classified as such. Except as set forth in

Section 3.22(f) of the Seller Disclosure Letter for the last five (5) years there have not been, and there are no, actions, claims, charges, complaints, or demands made, pending or, to the Knowledge of the Company, threatened to be made, before any Governmental Authority, or under any private dispute resolution procedure, with respect to any alleged violation of any such applicable Laws. Except as set forth in Section 3.22(f) of the Seller Disclosure Letter, during the past five (5) years, none of the employment policies or practices of the Company or Seller have been audited or investigated or, to the Knowledge of the Company, subject to imminent audit or investigation, by any Governmental Authority and no current or former director, manager, officer, employee, or individual independent contractor of the Company or Seller has made any formal internal complaint or have used the Company’s or Seller’s internal complaint process to make allegations concerning unlawful discrimination, harassment, sexual harassment, retaliation, failure to provide reasonable accommodation, whistleblowing, failure to properly pay wages or other compensation, unfair labor practices or any other alleged violation of Law concerning employment or labor matter including prevailing wage and apprenticeship Laws.

(g) No authorized representative of the Company or Seller has made any representation, promise or guarantee, express or implied, to any employee or Contractor regarding: (i) whether the Company or Seller intends to retain such individual following the Closing; or (ii) terms and conditions on which the Company or Seller may retain or offer to retain such individual following the Closing. None of the executive officers or management employees of the Company or Seller has indicated an intention to resign or retire as a result of the transactions contemplated by this Agreement.

(h) Section 3.22(h) of the Seller Disclosure Letter sets forth all uses of artificial intelligence and machine learning technologies (collectively, “AI”), including generative AI, used by the Company or Seller with respect to its and/or their employees and independent contractors, including, without limitation, AI that is utilized for recruiting, screening, selection, evaluation, promotion, termination and/or that impacts any other term or condition of employment.

(i) Neither the Company nor Seller is subject to any affirmative action obligations under any Law and is not a government contractor or subcontractor for the purposes of any Law with respect to the terms and conditions of employment, including any prevailing wage laws.

3.23 Compliance with Laws.

(a) General Compliance. Seller and the Company have been and are in compliance in all material respects with all Laws that are applicable to the Company or to the conduct of the Business or the ownership and operations of the Company.

(b) Trade Controls and Customs.

(i) Except as set forth in Section 3.23(b) of the Seller Disclosure Letter, during the five (5) years prior to the date of this Agreement, the Company has conducted its operations in compliance in all material respects with (i) all Export Control Laws; (ii) all Customs Laws and Customs Regulations; and (iii) all Sanctions Laws.

(ii) Without limiting the foregoing, during the five (5) years prior to the date of this Agreement, (i) the Company has obtained, and is in compliance in all material respects with, all material export licenses and other material approvals required for its exports of products, software, and technologies from the United States and all other jurisdictions where such licenses or approvals are required by any Export Control Laws, including with respect to the release of technology and software to foreign nationals in the United States and abroad; (ii) the Company is in compliance in all material respects with Customs Laws and Customs Regulations applicable to its US imports of goods and to its imports of goods into all other jurisdictions; (iii) neither the Company nor any Sellers nor any of their respective officers, directors, or employees, nor to the knowledge of Sellers, any person acting on their behalf is currently, or has been in the last five (5) years, (A) a Sanctioned

Person, (B) organized, resident, or located in a Sanctioned Country, (C) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions Laws and Sanctions Regulations, or (D) otherwise in violation in any material respect of applicable Sanctions Laws and Sanctions Regulations; (iv) there are no material claims pending or, to the Company’s Knowledge, threatened against the Company with respect to any of the foregoing Export Control Laws, Customs Laws, or Sanctions Laws; and (v) the Company has established internal controls, policies, and procedures intended to provide reasonable assurance regarding compliance with all applicable Export Control Laws, Customs Laws, and Sanctions Laws.

(iii) Section 3.23(b) of the Seller Disclosure Letter sets forth a true, complete, and correct list, as of the date of this Agreement, of each material export license and pending export license applications applicable to the Company. Section 3.23(b) of the Seller Disclosure Letter also sets forth, with respect to any hardware (including production equipment), software, and technology organized by product family for the Company’s internal reference number the applicable export control classification number (ECCN) under the EAR (if other than EAR99), indicating for each classification whether such classification was based on a formal determination by the BIS (and providing the corresponding Commodity Classification Automated Tracking System number) or a self-classification by the Company.

(c) Anti-Bribery Laws. Neither Seller nor the Company, including their respective directors, officers or employees, has, directly or indirectly, (i) committed a material violation of the FCPA, (ii) provided anything of value to any “foreign official” (as defined by the FCPA) to unlawfully obtain business, direct business to any Person, or secure an advantage, in each case that amounted to a material violation of the FCPA, (iii) directly or indirectly (1) made, offered or promised to make, or authorized the making of, any unlawful payment to any Person, (2) given, offered or promised to give, or authorized the giving of, any unlawful gift, political or charitable contribution or other thing of value or advantage to any Person, (3) requested or received any unlawful payment, gift, political or charitable contribution or other thing of value or advantage or (4) violated any provision of any other Law that prohibits corruption, money laundering or bribery. Seller will not directly or indirectly use all or any portion of the amounts paid by Purchaser hereunder (x) for or in connection with or in furtherance of the making, offering or promising to make, or the authorization of the making of any unlawful payment to any Person, (y) for or in connection with or in furtherance of the giving, offering or promising to give, or the authorization of the giving of any unlawful (a) gift, (b) political or charitable contribution or (c) other thing of value or advantage to any Person or (z) in a manner that may violate any provision of the FCPA or any other Law that prohibits corruption or bribery.

3.24 Healthcare Law. Since the Lookback Date:

(a) Seller and the Company are, and have been, in material compliance with all applicable Healthcare Laws. Neither the Company nor Seller, nor any of their respective officers, directors, managers, employees, nor, to the Company’s Knowledge, any of the respective Affiliates, agents or contractors of the Company or Seller: (a) have received written or, to the Company’s Knowledge, oral notice concerning any actual material violation, alleged material violation, or investigation of noncompliance of any Healthcare Law; (b) have been convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program nor similar non-U.S. Law; (c) have had a civil monetary penalty assessed against them under Section 1128A of the Social Security Act or similar non-U.S. Law; or (d) are or have been party to or bound by any order or any agreement entered into in any Legal Proceeding relating to compliance with any Healthcare Law. With respect to the Business and Specified Company Products, there is no act, omission, event, or circumstance that would reasonably be expected to constitute or result in (x) any Legal Proceeding; (y) a material violation; or (z) a failure to comply relating to compliance with any Healthcare Law, by the Company or Seller, or any of their respective officers, directors, managers, employees, or to the Company’s Knowledge, Affiliates, agents or contractors of the Company or Seller.

(b) Except as disclosed in Section 3.24 of the Seller Disclosure Letter, neither the Company, nor Seller, nor any of their respective controlled Affiliates employ or contract with any healthcare professional or other healthcare provider to provide healthcare items or services to patients on behalf of the Company, Seller, or their controlled Affiliates (for clarity, such healthcare items or services shall not include any consulting or advisory services, research or clinical trial services or activities, medical or scientific affairs, and other routine functions of the pharmaceutical industry). The Company or Seller, as applicable, has implemented and has at all times maintained a healthcare compliance program to facilitate compliance with applicable Healthcare Laws and that is consistent with the guidance issued by the United States Department of Health and Human Services Office of Inspector General (“OIG”) for effective compliance programs for pharmaceutical companies. The Company or Seller, as applicable, operates, and has at all times operated, in material compliance with such healthcare compliance program. Except as disclosed in Section 3.24(b) of the Seller Disclosure Letter, the Company or Seller, as applicable, is in material compliance with all applicable compliance program-related, marketing code of conduct-related, gift ban-related or disclosure-related requirements under applicable Healthcare Laws.

(c) Except as disclosed in Section 3.24(c) of the Seller Disclosure Letter, the Company and Seller are not in breach, in any material respect, of any contract, as applicable, nor in material violation of any applicable Law pertaining to contracting with excluded, debarred, or suspended individuals or entities, including those listed on the OIG List of Excluded Individuals and Entities or the System for Awards Management Excluded Parties List System, or requiring the Company or Seller to conduct background checks or other screenings. Neither the Company nor Seller, nor any of their respective officers, directors, managers, employees, Affiliates, nor, to the Company’s Knowledge, any agents or contractors are excluded, debarred, suspended from, or otherwise rendered ineligible for participation with any third-party payor or from selling products to any Governmental Authority or listed on the OIG List of Excluded Individuals and Entities or the System of Awards Management Excluded Parties List System. No such exclusion, debarment, suspension, or ineligibility is threatened. No officer, employee, or, to the Company’s Knowledge, any agent of the Company or Seller, has been or been threatened to be, (a) disqualified under FDA investigator disqualification proceedings; (b) subject to FDA’s Application Integrity Policy; or (c) subject to any enforcement proceeding arising from material false statements to FDA pursuant to 18 U.S.C. § 1001. This Section 3.24 shall apply equivalently with regard to any comparable government actions or measures applicable in jurisdictions outside the U.S.

(d) The Company and Seller are not, nor ever have been, at any time, enrolled in, or submitted claims or other requests for payment, or otherwise received payments, for healthcare items or services from, any third-party payor, including Medicare, Medicaid, other federal health care programs, or any other program for which any Governmental Authority pays, in whole or in part, for the provision of healthcare items or services.

(e) Neither the Company nor Seller, nor, to the Company’s Knowledge, any of their respective officers, directors, managers, employees, Affiliates, agents, or contractors have (a) been subject to, or received written notice of, any healthcare-related or Healthcare Law-related investigation, audit, or inquiry conducted by any Governmental Authority or customer, except for non-material customer audits conducted in the ordinary course of business; (b) made a voluntary disclosure to any Governmental Authority; or (c) been convicted or indicted or formally charged with any material violation of, or alleged material violation of, any Healthcare Law. The Company and Seller are not, nor ever have been, with respect to any Governmental Authority: (y) parties to any Legal Proceeding that (1) requires the payment of money by the Company or Seller to any Governmental Authority or third party including any civil monetary penalty assessed under Section 1128A of the Social Security Act, (2) requires any recoupment of money from the Company or Seller by any Governmental Authority or third party or (3) prohibits any activity currently conducted by the Company or Seller; or (z) subject to any actual or, to Company’s Knowledge, potential settlement agreement, corporate integrity agreement, monitoring agreement, or certification of compliance agreement, or other similar agreement with any Governmental Authority, in the case of each of clauses (y) and (z), which relates to any Healthcare Law. Without limiting the foregoing, as of the Closing Date, the Company and Seller are not undergoing any healthcare-related or Healthcare Law-related inspection, audit, inquiry, or similar review by any Governmental Authority or customer.

(f) Neither of the Company and Seller is a “Covered Entity” (as defined at 45 C.F.R. § 160.103), “Business Associate” (as defined at 45 C.F.R. § 160.103) of any Covered Entity, or a “Subcontractor” (as defined at 45 C.F.R. § 160.103) of any Business Associate. The Company and Seller process and have processed Personal Information in material compliance with applicable Laws governing the processing of Personal Information, unless exempt.

(g) The Company and Seller and, to the Company’s and Seller’s Knowledge, each of their respective officers, managers, members, directors, employees, and any agent or other Persons acting on their behalf, have conducted, sponsored, or otherwise performed their respective obligations in connection with all clinical research in material compliance, with: (i) the principles set forth in the International Conference on Harmonisation (ICH) Guideline for Good Clinical Practice (E6); (ii) applicable institutional review board (IRB)-approved study protocols and informed consents and applicable IRB requirements; (iii) applicable privacy Laws and applicable privacy consents of human subjects participating in any research sponsored by the Company or Seller; (iv) applicable contracts or agreements; and (v) applicable Laws (including FDA Good Clinical Practice regulations). Neither the Company nor Seller, nor, to the Company’s Knowledge, any of their respective officers, managers, members, directors, or employees, nor any agent or other Persons acting on their behalf (in connection with the performance of obligations to the Company or Seller) have received written or, to the Company’s Knowledge, other notice from any clinical trial participant, IRB, or other Person concerning any actual or alleged material noncompliance with any of the foregoing requirements set forth in this Section 3.24. There has been no death of or injury to any human subject participating in any research sponsored by the Company or Seller that has been caused by any misconduct or negligence on the part of the Company or Seller or, to the Company’s Knowledge, any of their officers, managers, members, directors, employees, agents, or other Persons acting on their behalf, nor has there been any other material adverse event affecting any such human subject that has been the subject of any legal action, suit, proceeding, claim, arbitration or investigation filed or, to the Company’s Knowledge, threatened against the Company or Seller.

3.25 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as set forth in Section 3.25(a) of the Seller Disclosure Letter, there are no Legal Proceedings or Orders pending or, to the Knowledge of the Company, threatened against or relating to the Company or, against any present or former officer, manager or director of the Company in such individual’s capacity as such, at law or in equity, or before or by any Governmental Authority.

(b) No Orders. The Company is not subject to, and to the Knowledge of the Company the Company is not threatened to be made subject to, any Order of any kind or nature.

3.26 Insurance.

(a) Policies and Programs. Each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company or with respect to which the Company is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”) is in full force and effect. All premiums relating to the Insurance Policies have been timely paid. The Company maintains insurance of the types and in the amounts customarily carried by businesses of similar size in the same industry, and in each case reasonably adequate to protect the Company and its business. A copy of each Insurance Policy has been made available to Purchaser. All the Insurance Policies are placed with insurance carriers rated A- or better by A.M. Best Rating Services, Inc. The Company has maintained and continues to maintain insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers, managers, or directors of the Company as is (i) required by applicable Law with coverage and policy limits substantially similar to the amount and scope of insurance coverage (including policy limits) under the Insurance Policies currently in effect and (ii) customary in all material respects for those engaged in a similar business, and, in each such case, such policy limits have not been, nor have any of the policy limits under the Insurance Policies been, materially exhausted or impaired. There is no material gap in coverage under any of the Insurance Policies. There is no material claim pending under any of the Insurance Policies as to which coverage has been questioned, denied, or disputed by the underwriters of the Insurance Policies or in respect of which such underwriters have reserved their rights. The Company has never been denied insurance coverage. The Company has not had, and does not have, any self-insurance program.

(b) No Cancellation. Since the Lookback Date, the Company has not received any notice regarding any cancellation, non-renewal, or invalidation of any Insurance Policy other than in connection with ordinary renewals.

3.27 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company, on the one hand, and any Related Person thereof, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that are not so disclosed.

3.28 Brokers. Except for the Seller Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been engaged or retained by or is authorized to act on behalf of Seller or the Company who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Stock Purchase.

3.29 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Seller and the Company acknowledge and agrees that, except for and without limiting the representations and warranties set forth in Article IV, none of Purchaser or any of its respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Purchaser, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Stock Purchase.

(b) No Reliance. Seller and the Company each acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Stock Purchase) in reliance on any representation or warranty, express or implied or implied or the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information, on the part of Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

4.1 Organization; Good Standing.

(a) Authority; Good Standing. Purchaser (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Organizational Documents. Purchaser has made available to Seller true, correct and complete copies of the organizational documents of Purchaser, each as amended to date. Purchaser is not in violation of its organizational documents.

4.2 Power; Enforceability. Purchaser has the requisite entity power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations under this Agreement; and (c) consummate the Stock Purchase. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its covenants and obligations under this Agreement and the consummation of the Stock Purchase each have been duly authorized by all necessary action on the part of each of Purchaser and no additional actions on the part of Purchaser are necessary to authorize (i) the execution and delivery of this Agreement by Purchaser; (ii) the performance by Purchaser of its covenants and obligations under this Agreement; or (iii) the consummation of the Stock Purchase. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Company and Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its covenants and obligations under this Agreement, and the consummation of the Stock Purchase do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Purchaser; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser, or any of its properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Purchaser or by which any of its properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Purchaser Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Purchaser or any of its Affiliates in connection with the (a) execution and delivery of this Agreement by Purchaser; (b) performance by Purchaser of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Stock Purchase, except (i) such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable Regulatory Laws; and (iv) such other Consents the failure of which to obtain would not have a Purchaser Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser that would have a Purchaser Material Adverse Effect.

(b) No Orders. Purchaser is not subject to any order of any kind or nature that would have a Purchaser Material Adverse Effect.

4.6 Ownership of Seller Capital Stock. None of Purchaser or any of its Affiliates, nor to the Knowledge of Purchaser, any of its respective directors or officers is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of Seller during the three (3) years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Purchaser or any of its Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Stock Purchase for which Seller or any of its Subsidiaries would be liable.

4.8 No Purchaser Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Purchaser is necessary to approve this Agreement or the Stock Purchase.

4.9 Financial Capability. Purchaser has as of the date of this Agreement and will have at the Closing (a) sufficient funds immediately available to (i) make all payments contemplated by this Agreement in connection with the Stock Purchase (including the payment of all amounts payable pursuant to Article II in connection with the Stock Purchase); and (ii) pay all fees and expenses required to be paid at the Closing by Purchaser, or any of its Affiliates in connection with the Stock Purchase and (b) the resources and capabilities (financial and otherwise) to perform its obligations under this Agreement. None of Purchaser or any of its Affiliates has incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would materially impair or materially adversely affect the availability of such sufficient funds or such resources and capabilities.

4.10 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, none of Purchaser or any of its Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of Seller or any of its Subsidiaries (a) relating to this Agreement, the Stock Purchase or continuing employment with Purchaser or one or more of its Affiliates (including, after the Closing, the Company) from and after the Closing Date; or (b) pursuant to which any (i) Seller Stockholder has agreed to approve this Agreement or vote against any Superior Proposal; or (ii) Person has agreed to provide, directly or indirectly, an equity investment to Purchaser or the Company to finance any portion of the Stock Purchase.

4.11 Investment Intent.

(a) Purchaser (i) is acquiring the Purchased Shares solely for its own account, for investment only and not with a view for resale in connection with any distribution of the Purchased Shares and Purchaser will not dispose of the Purchased Shares in contravention of the Securities Act or other applicable Laws, (ii) has received and read the Charter and Bylaws and (iii) has sufficient knowledge and experience, including with respect to the industries in which the Company operates, to evaluate the merits and risks of this investment.

(b) Purchaser acknowledges that (i) the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares have not been registered under any applicable securities Laws of any state or other jurisdiction and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities Laws or are sold pursuant to an exemption from such registration and (ii) none of Seller, the Company or any of their respective Affiliates is under any obligation to register the Purchased Shares and that no market may exist for the resale of the Purchased Shares.

(c) Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Shares. Purchaser understands the speculative nature of an investment in the Purchased Shares and, accordingly, is able to bear the economic risk of this investment and, at the present time, could afford a complete loss of such investment.

(d) Purchaser and its Representatives have been afforded the opportunity to ask questions of Seller and the Company and have received answers to such questions, as Purchaser deems necessary in connection with its decision to acquire the Purchased Shares.

4.12 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for and without limiting the representations and warranties expressly set forth in Article III:

(i) neither Seller nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Seller, the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Stock Purchase; and

(ii) no Person has been authorized by Seller or any of its Subsidiaries (including the Company) or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to Seller, its Subsidiaries (including the Company) or any of their businesses or operations or otherwise in connection with this Agreement or the Stock Purchase, and if made, such representation or warranty must not be relied upon by Purchaser or any of its Affiliates or Representatives as having been authorized by Seller, any of its Subsidiaries (including the Company) or any of its or their respective Affiliates or Representatives (or any other Person).

(b) No Reliance. Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for and without limiting the representations and warranties set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Stock Purchase) in reliance on any representation or warranty, express or implied or the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information, on the part of Seller or the Company.

ARTICLE V

INTERIM OPERATIONS OF SELLER

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Seller Disclosure Letter; (c) as required by applicable Law; or (d) as approved by Purchaser (which approval will not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Seller will, and will cause the Company to use their respective reasonable best efforts to (i) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business; and (ii) (A) preserve intact the Company’s material assets, properties, Contracts and business organizations; (B) keep available the services of the Company’s current officers and key employees; and (C) preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company has business relations. Without limiting the foregoing, during the Pre-Closing Period, Seller and the Company will (i) use their commercially reasonable efforts to ensure that all Insurance Policies and state licenses set forth in Schedule D in effect as of the date of this Agreement remain in effect and, with respect to such Insurance Policies and licenses as may expire during the Pre-Closing Period, to renew or replace such Insurance Policies or licenses, in each case on terms not materially less favorable as the Insurance Policies or licenses in effect as of the date of this Agreement; and (ii) use their commercially reasonable efforts to cooperate with Purchaser, at the Purchaser’s expense, as may be necessary to enable the Company to obtain its own similar policies or licenses and/or obtain the material benefits following the Closing from the Insurance Policies and/or licenses, whether such Insurance Policies or licenses are held in the name of Seller, the Company or otherwise.

5.2 Forbearance Covenants. Except (A) as set forth in Section 5.1 or Section 5.2 of the Seller Disclosure Letter; (B) as required by applicable Law; (C) as approved by Purchaser (which approval will not be unreasonably withheld, conditioned or delayed); or (D) as required by the terms of this Agreement or the

Transaction Documents, during the Pre-Closing Period, neither Seller nor the Company will, nor will they permit any of their respective Subsidiaries, as applicable, to:

(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document of Seller or the Company;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, conversion, division or other reorganization;

(c) issue, sell, or deliver, or agree or commit to issue, sell or deliver, any Company Securities (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

(d) issue, sell, or deliver, or agree or commit to issue, sell or deliver, any shares of capital stock of, or other equity or voting interest in, Seller (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) to any Service Providers or Acquired Employees, except (i) for the issuance, delivery or sale of shares of Seller Common Stock pursuant to Seller RSU Awards, Seller Options or Seller Warrants in accordance with their terms, (ii) in connection with agreements in effect on the date of this Agreement (including any offer letters or similar agreements entered into or extended as of the date of this Agreement), or (iii) pursuant to the operation of the Seller ESPP;

(e) directly or indirectly acquire, repurchase or redeem any securities of the Company;

(f) with respect to the Company only, acquire (by merger, consolidation or acquisition of stock or assets) any other Person;

(g) with respect to the Company only, acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(h) amend, terminate or otherwise modify or extend any Lease or enter into any new lease, sublease or occupancy agreement for the Leased Real Property or any other real property;

(i) adjust, split, subdivide, combine or reclassify any shares of Company Capital Stock; declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any Company Capital Stock or other Company Securities, or make any other actual, constructive or deemed distribution in respect of any shares of the Company Capital Stock or any Company Securities; pledge or encumber any shares of Company Capital Stock or Company Securities; or modify the terms of any shares of Company Capital Stock or Company Securities;

(j) with respect to the Company only, (i) incur or assume any Indebtedness or issue any debt securities, except for (A) short-term debt incurred to fund operations of the business in the ordinary course of business or (B) obligations incurred pursuant to business credit cards in the ordinary course of business (the foregoing clauses (A) and (B), collectively, “Permitted Indebtedness”); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to Permitted Indebtedness; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) extensions of credit to customers and (B) advances to directors, officers and other employees, in each case in the ordinary course of business; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible of the Company, or create any Lien thereon (other than Permitted Liens);

(k) except (i) as required pursuant to the terms (as in effect on the date hereof) of any Company Benefit Plan or Seller Benefit Plan in effect on the date of this Agreement and set forth on Section 3.21(a) of the Seller

Disclosure Letter or (ii) as explicitly provided for in this Agreement, (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, funding or payment of any compensation or benefits under, any Company Benefit Plan or, with respect to any Acquired Employee, any Seller Benefit Plan (or any plan, program, policy, agreement or arrangement that would be a Company Benefit Plan or Seller Benefit Plan if in effect on the date hereof); (B) grant to any Acquired Employee any increase in compensation, bonus or fringe or other benefits (other than any salary increases and annual bonuses provided to employees in the ordinary course of business consistent with past practice); (C) grant to any Acquired Employee any new, or any increase in, change in control, retention, severance or termination pay; (D) terminate any Acquired Employee other than terminations for cause (determined consistent with past practice), or hire any individual who would be an Acquired Employee; (E) hire any employee or engage any independent contractor or consultant to work for or provide services to the Company; or (F) make or forgive any loan to any Acquired Employee (other than advancement of expenses in the ordinary course of business);

(l) settle, release, waive or compromise any pending or threatened material Legal Proceeding involving the Company or the transactions contemplated by this Agreement, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount (1) that do not exceed $150,000 individually or $500,000 in the aggregate or (2) that does not exceed the amount reflected or reserved against in the Audited Seller Balance Sheet; or (ii) settled in compliance with Section 6.10;

(m) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of the Company’s properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of the Company’s accounting principles or practices;

(n) (i) make or change any Tax election with respect to the Company; (ii) adopt or change of any Tax accounting method; (iii) settle or compromise any material Tax claim or assessment with respect to the Company; (iv) amend any Tax Return or file any Tax Return inconsistent with past practice; (v) initiate any material voluntary Tax disclosure or material Tax amnesty or similar filings with any Governmental Authority; (vi) enter into any agreement with any Governmental Authority (including a “closing agreement” under Section 7121 of the Code) with respect to any material Tax or material Tax Returns; (vii) surrender any right to claim a Tax refund (other than as a result of the passage of time); or (viii) consent to any extension or waiver of any limitation period with respect to any Tax claim or assessment with respect to the Company (other than as a result of any extension of time to file any Tax Returns or pay any Taxes that is automatically or routinely granted), in each case, solely to the extent such action would adversely impact Purchaser or the Company;

(o) with respect to the Company only, incur, authorize or commit to incur any material capital expenditures outside of the ordinary course of business other than (A) expenditures that do not exceed $150,000 individually or $500,000 in the aggregate or (B) pursuant to agreements in effect prior to the date of this Agreement;

(p) enter into, modify, amend or terminate any Material Contract, provided that, notwithstanding the foregoing, Seller and the Company may make modifications or enter into amendments to Material Contracts, which, in the reasonable judgment of Seller or the Company, as applicable, are not material to or are in the ordinary course of business;

(q) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of Seller or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(s) effectuate a “plant closing,” “mass layoff” (each as defined in the WARN Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit where Acquired Employees are located or which affects any Acquired Employee; or

(t) enter into or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation of Acquisition Proposals.

(a) No Solicitation. Subject to Section 5.3(b), during the Pre-Closing Period, Seller and the Company will cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to any Acquisition Transaction that would otherwise be prohibited by this Section 5.3(a). Unless Seller or the Company has already so requested in writing, promptly following the date of this Agreement, Seller or the Company will request in writing that each Person or Group (other than Purchaser and its Representatives) that has executed a confidentiality agreement within the twelve (12) months preceding the date of this Agreement in connection with its consideration of an Acquisition Transaction promptly return or destroy, in accordance with the terms of such confidentiality agreement, all information furnished to such Person by or on behalf of Seller or the Company or their Representatives prior to the date of this Agreement. Subject to this Section 5.3(a) and Section 5.3(b), during the Pre-Closing Period, Seller, the Company and their respective directors and executive officers, will not, and Seller and the Company will not instruct, authorize or knowingly permit any of their respective employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Acquisition Inquiry or Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to Seller or the Company or afford to any Third Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller or the Company, in any such case in connection with any actual or potential Acquisition Inquiry or Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Inquiry or Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Third Person with respect to an Acquisition Inquiry or Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3); (iv) enter into any letter of intent, memorandum of understanding, merger agreement, stock purchase agreement, acquisition agreement or other Contract relating to an Acquisition Inquiry, Acquisition Proposal or Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, stock purchase agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (v) authorize or commit to do any of the foregoing. During the Pre-Closing Period, Seller and the Company will not be permitted to waive any provision of any “standstill” or confidentiality agreement.

(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.3, from the date of this Agreement until Seller’s receipt of the Requisite Stockholder Approval, if Seller or the Company has received from a Third Person an Acquisition Proposal that did not result directly or indirectly from any material breach of Section 5.3(a) and with respect to which the Seller Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the failure to take the actions contemplated by this Section 5.3(b) could reasonably be expected to be inconsistent with its fiduciary duties, then Seller and the Company may, directly or indirectly through one or more of their Representatives (including the Seller Financial Advisor), (i) participate or engage in discussions or negotiations with such Third Person with respect to such Acquisition Proposal, and (ii) subject to an Acceptable Confidentiality Agreement, (1) furnish any non-public information relating to Seller or any of its Subsidiaries to the Third Person that has made such Acquisition Proposal and (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller or any of its Subsidiaries to the Third Person that has made such Acquisition Proposal. During the Pre-Closing Period, Seller will promptly make available to Purchaser and its Representatives any non-public information concerning Seller and its Subsidiaries (including the Company) that is made available to any such Third Person or its Representatives and that was not previously made available to Purchaser.

(c) No Seller Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except to the extent permitted by Section 5.3(d), at no time after the date of this Agreement may the Seller Board:

(i) (A) withhold, withdraw, or publicly propose to withhold or withdraw, the Seller Board Recommendation, (B) amend, qualify or modify, or publicly propose to amend, qualify or modify, the Seller Board Recommendation in a manner adverse to Purchaser; (C) adopt, approve or recommend an Acquisition Proposal; (D) fail to publicly reaffirm the Seller Board Recommendation within ten (10) Business Days of Purchaser so requesting in writing; (E) take or fail to take any action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Seller Board to the Seller Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Seller Board may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Pacific time, on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (F) fail to include the Seller Board Recommendation in the Proxy Statement (any action or failure to take action described in clauses (A) through (F), a “Seller Board Recommendation Change”), it being understood that none of (1) the determination in and of itself by the Seller Board that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, (2) the delivery, in and of itself, by Seller or the Company to Purchaser and its Representatives of any notice contemplated by Section 5.3(d), or (3) the public disclosure, in and of itself, of the items in clauses (1) and (2) if required by applicable Law will constitute a Seller Board Recommendation Change or violate this Section 5.3; or

(ii) cause or permit Seller or the Company to enter into an Alternative Acquisition Agreement.

(d) Permissible Seller Board Recommendation Change and Entry into Alternative Acquisition Agreement.

(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than directly or indirectly in connection with an Acquisition Proposal, the Seller Board may effect a Seller Board Recommendation Change in response to an Intervening Event if and only if:

(1) the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action could reasonably be expected to be inconsistent with its fiduciary duties;

(2) Seller or the Company has provided prior written notice to Purchaser that the Seller Board has (A) made the determination in clause (1) above and (B) resolved to effect a Seller Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(3) prior to effecting such Seller Board Recommendation Change, Seller, the Company and their Representatives, until 5:00 p.m. Pacific time on the fifth (5th) Business Day following the date of delivery of such written notice, have (A) negotiated with Purchaser and its Representatives in good faith (to the extent that Purchaser requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the other Transaction Documents so that the Seller Board no longer determines in good faith that the failure to make a Seller Board Recommendation Change in response to such Intervening Event could reasonably be expected to be inconsistent with its fiduciary duties, and (B) permitted Purchaser and its Representatives to negotiate with Seller and its Representatives throughout such period and to make a presentation to the Seller Board regarding this Agreement and any adjustments with respect thereto (to the extent that Purchaser requests to make such a presentation); it being understood and agreed that, if, in light of any adjustments to the terms and conditions of this Agreement and the Transaction Documents proposed by Purchaser during such period, the Seller Board does not reaffirm its determination that the failure to make a Seller Board Recommendation Change in response to such Intervening Event could reasonably be expected to be inconsistent with its fiduciary duties, then the Seller Board shall not be permitted to proceed with such Seller Board Recommendation Change.

(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if Seller or the Company has received a written Acquisition Proposal that the Seller Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Seller Board may (A) effect a Seller Board Recommendation Change with respect to such Superior Proposal and/or (B) authorize Seller to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such actions could reasonably be expected to be inconsistent with its fiduciary duties;

(2) Seller and the Company have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) Seller or the Company has provided prior written notice to Purchaser that the Seller Board has (A) made the determination in clause (1) above, (B) received a written Acquisition Proposal that has not been withdrawn, (C) determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, and (D) resolved to effect a Seller Board Recommendation Change pursuant to this Section (ii) and if applicable to terminate this Agreement pursuant to Section 8.1(h), which notice will describe the basis for such Seller Board Recommendation Change and (if applicable) termination, including the identity of the Third Person making such Acquisition Proposal, the terms of such Acquisition Proposal in reasonable detail (including all material terms) and copies of all relevant documents relating to such Acquisition Proposal; and

(4) prior to effecting such Seller Board Recommendation Change and (if applicable) termination, Seller, the Company and their Representatives, until 5:00 p.m. Pacific time on the fourth (4th) Business day following the date of delivery of such written notice, (A) have negotiated with Purchaser and its Representatives in good faith (to the extent that Purchaser requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the other Transaction Documents so that the Seller Board no longer determines in good faith that the failure to make a Seller Board Recommendation Change in response to such Acquisition Proposal could reasonably be expected to be inconsistent with its fiduciary duties, or that such Acquisition Proposal continues to constitute a Superior Proposal, and (B) have permitted Purchaser and its Representatives to negotiate with Seller and its Representatives throughout such period and to make a presentation to the Seller Board regarding this Agreement and any adjustments with respect thereto (to the extent that Purchaser requests to make such a presentation); it being understood and agreed that, if, in light of any adjustments to the terms and conditions of this Agreement and the Transaction Documents proposed by Purchaser during such period, the Seller Board does not reaffirm its determinations that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) the failure to make a Seller Board Recommendation Change in response to such Acquisition Proposal could reasonably be expected to be inconsistent with its fiduciary duties, then the Seller Board shall not be permitted to proceed with such Seller Board Recommendation Change or such termination of this Agreement. Without limiting the foregoing, (a) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal with respect to which the Seller Board has made the foregoing determinations, Seller will be required to deliver a new written notice to Purchaser pursuant to clause (3) above and to comply again with the requirements of this clause (4) with respect to such revised, amended, updated or supplemented Acquisition Proposal, with the period described above lasting until 5:00 p.m. Pacific time on the second (2nd) Business Day following the date of delivery of such written notice, it being understood and agreed that, if, in light of any adjustments to the terms and conditions of this Agreement and the

Transaction Documents proposed by Purchaser, the Seller Board cannot or does not reaffirm its determinations that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) the failure to make a Seller Board Recommendation Change in response to such revised, amended, updated or supplemented Acquisition Proposal could reasonably be expected to be inconsistent with its fiduciary duties, then the Seller Board shall not be permitted to proceed with such Seller Board Recommendation Change or such termination of this Agreement.

(e) Notice to Purchaser. During the Pre-Closing Period, Seller shall promptly (and, in any event, within twenty-four (24) hours from the receipt thereof) notify Purchaser in writing if an Acquisition Inquiry or Acquisition Proposal is, to the Knowledge of the Company (which, for this purpose, will be deemed to include each member of the Seller Board and will not be deemed to be only as of the date of this Agreement), received by, or any discussions or negotiations are sought to be initiated or continued with, Seller, the Company or any of their respective Representatives with respect to an Acquisition Inquiry or Acquisition Proposal. Such notice shall include (A) the identity of the Third Person making such Acquisition Inquiry or Acquisition Proposal, and (B) a summary of the material terms and conditions of such Acquisition Inquiry or Acquisition Proposal and, if in writing, a copy thereof. Thereafter, Seller or the Company shall keep Purchaser reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Inquiry or Acquisition Proposal (including any amendments or supplements thereto) and the status of any such discussions or negotiations.

(f) Permitted Disclosures. Nothing in this Agreement will prohibit Seller or the Seller Board from (A) taking and disclosing to the Seller Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Seller Board to the Seller Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.3; or (D) making any disclosure to the Seller Stockholders (including regarding the business, financial condition or results of operations of Seller and its Subsidiaries) that the Seller Board, after consultation with its outside legal counsel, has determined in good faith is required by applicable Law; provided, however, that in no event will Seller or the Seller Board effect a Seller Board Recommendation Change except in compliance with Section 5.3(d). It is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by Seller, the Company, the board of directors of the Company or the Seller Board that (A) describes Seller’s or the Company’s receipt of an Acquisition Proposal; (B) identifies the Third Person making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Seller Board to withhold, withdraw, amend, qualify or modify, the Seller Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Seller Board Recommendation Change.

(g) Breach by Representatives. Seller and the Company agree that (i) any action taken directly or indirectly by or on behalf of any of their respective directors or officers that if taken by or on behalf of Seller or the Company, would constitute a breach of this Section 5.3, then such action will be deemed to constitute a breach of this Section 5.3, and (ii) if Seller or the Company or any of their respective directors or officers or financial or legal advisors obtains Knowledge of any action taken directly or indirectly by or on behalf of any of their respective other Representatives, and not taken by or on behalf of Seller or the Company, that if taken by or on behalf of Seller or the Company, would constitute a breach of this Section 5.3, and neither Seller nor the Company promptly uses its reasonable best efforts to prohibit or terminate such action, then such action will be deemed to constitute a breach of this Section 5.3.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Purchaser on the one hand, or Seller and the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Closing. Prior to the Closing, each of Purchaser, Seller and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Action and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser on the one hand, and Seller and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, no later than the Termination Date, the Stock Purchase, including by using reasonable best efforts to:

(i) cause the conditions to the Stock Purchase set forth in Article VII to be satisfied as soon as practicable, and in any event no later than the Termination Date;

(ii) (1) seek to obtain all Consents, Orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Stock Purchase; and

(iii) (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications, in each case pursuant to any Material Contracts in connection with this Agreement and the consummation of the Stock Purchase so as to seek to maintain and preserve the benefits to the Company of such Material Contracts as of and following the consummation of the Stock Purchase.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Purchaser, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the (i) consummation of the Stock Purchase; or (ii) ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither Seller nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including, but not limited to, a guaranty or the posting of a bond), in connection with the Stock Purchase, including in connection with obtaining any Consent pursuant to any Material Contract.

6.2 Regulatory Filings.

(a) Cooperation. Seller and Purchaser will (and will cause each of their respective Affiliates, as applicable, to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Stock Purchase and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Stock Purchase to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Stock Purchase and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Stock Purchase; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Stock Purchase without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each Party may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Parties without approval of the Party providing the non-public information. Each Party may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

(b) Necessary Actions. In furtherance and not in limitation of the terms of Section 6.1(a) and Section 6.2, if and to the extent necessary to obtain clearance of the Stock Purchase pursuant to any Regulatory Law applicable to the Stock Purchase, the Parties will use commercially reasonable efforts to avoid or eliminate legal impediments so as to enable the Closing to occur as expeditiously as possible; provided, however, that notwithstanding anything in this Agreement to the contrary, no Party nor any of its respective Affiliates will be required, either pursuant to this Section 6.2(c) or otherwise, to (and, without such Party’s prior written consent, Purchaser, Seller and the Company will not) (A) initiate or otherwise participate in any Legal Proceeding with any Governmental Authority, (B) commit to or effect, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines or businesses of such Party or any of its respective Affiliates, (C) terminate any existing relationships, contractual rights or obligations of such Party or any of its respective Affiliates, (D) terminate any joint venture or other arrangement, (E) create any relationship, contractual rights or obligations of such Party or any of its respective Affiliates, (F) effectuate any other change or restructuring of such Party or any of its respective Affiliates, or (G) otherwise take or commit to take any actions, including agreeing to prior approval restrictions, with respect to the businesses, product lines or assets of such Party or any of its respective Affiliates, in each case that would be material to the Business or the benefits Purchaser would attain by the purchase thereof. Further, no Party is required to respond to a request for Additional Information and Documentary Materials under any Regulatory Law.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Preparation. As promptly as reasonably practicable (and in any event within thirty (30) days or such later date as the Parties mutually agree in good faith, such agreement not to be unreasonably withheld, conditioned or delayed) after the date of this Agreement, Seller will prepare and file with the SEC a preliminary proxy statement to be sent to the Seller Stockholders in connection with the Seller Stockholder Meeting (the proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). Other than to the extent mutually agreed by Purchaser and Seller (such agreement not to be unreasonably withheld, conditioned or delayed), the Proxy Statement will not solicit the vote or approval of the Seller Stockholders on any matter except for (i) the approval of the Stock Purchase and the other transactions contemplated by this Agreement and this Agreement, (ii) the approval of the Excluded Transactions that require approval of the Seller Stockholders under applicable Law, and (iii) the approval of any proposal to adjourn or postpone the Seller Stockholder Meeting to a later date if there are not sufficient votes to approve the Stock Purchase and the other transactions contemplated by this Agreement or approve this Agreement. Except in connection with any amendment to the Proxy Statement describing a Seller Board Recommendation Change, Purchaser and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement (including all amendments and supplements thereto and including any response to any comments (including oral comments) of the SEC or its staff with respect thereto) prior to the filing thereof with the SEC and Seller shall give reasonable consideration to any such comments made by Purchaser or its counsel. Seller shall promptly provide Purchaser and its legal counsel with a copy or a description of any comments (including oral comments) received by Seller or its legal counsel from the SEC or its staff with respect to the Proxy Statement. Subject to Section 5.3, Seller will use its reasonable best efforts to (i) include the Seller Board Recommendation and the fairness opinion of the Seller Financial Advisor referred to in Section 3.3(b) in the Proxy Statement; and (ii) use appropriate efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the later of (A) confirmation by the SEC that it has no further comments and (B) expiration of the ten (10)-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, Seller will cause the Proxy Statement in definitive form to be mailed or otherwise disseminated to the Seller Stockholders. Seller shall promptly respond to any comments (including oral comments) of the SEC or its staff with respect to the Proxy Statement and to the extent required by the applicable requirements of United States securities laws and the rules and regulations of the SEC promulgated thereunder, and each of Purchaser and Seller shall promptly correct any information provided by it for use in the Proxy Statement to the extent that such information shall be or shall have become false or misleading in any material respect and Seller shall take all steps necessary to cause the Proxy Statement, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by the United States securities laws and the rules and regulations of the SEC promulgated thereunder, to be disseminated to the Seller Stockholders.

(b) Purchaser Cooperation. Purchaser shall promptly furnish or otherwise make available to Seller or Seller’s legal counsel all information concerning Purchaser or its Affiliates that may be required or reasonably requested in connection with the Proxy Statement or any action contemplated by Section 6.3(a).

(c) Other Required Seller Filings. If Seller determines that it is required to file any document, other than the Proxy Statement, with the SEC in connection with the Stock Purchase pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Seller Filing”), then Seller will use its reasonable best efforts to promptly prepare and file such Other Required Seller Filing with the SEC. Seller will use its reasonable best efforts to cause any Other Required Seller Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with any amendment to the Proxy Statement describing a Seller Board Recommendation Change, Seller shall not file any Other Required Seller Filing with the SEC without first providing Purchaser and its counsel a reasonable opportunity to review and comment thereon, and Seller will give good faith consideration to all reasonable additions, deletions or changes suggested by Purchaser or its counsel.

(d) Other Required Purchaser Filings. If Purchaser determines that it is required to file any document with the SEC as a result of the Stock Purchase pursuant to applicable Law (an “Other Required Purchaser Filing”), then Purchaser will use its reasonable best efforts to promptly prepare and file such Other Required Purchaser Filing with the SEC. Purchaser will cause any Other Required Purchaser Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Purchaser shall not file any Other Required Purchaser Filing with the SEC without first providing Seller and its counsel a reasonable opportunity to review and comment thereon, and Purchaser will give good faith consideration to all reasonable additions, deletions or changes suggested by Seller or its counsel.

(e) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to any Other Required Seller Filing or any Other Required Purchaser Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement, any Other Required Seller Filing and any Other Required Purchaser Filing as promptly as practicable after the receipt thereof.

(f) Accuracy; Supplied Information.

(i) By Seller. On the date of filing, neither the Proxy Statement nor any Other Required Seller Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Seller with respect to any information supplied by Purchaser or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Seller Filing. The information supplied by Seller regarding Seller or the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Purchaser Filings will not, at the time that such Proxy Statement or Other Required Purchaser Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Purchaser. On the date of filing, no Other Required Purchaser Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Purchaser with respect to any information supplied by Seller for inclusion or incorporation by reference in the Proxy Statement or any Other Required Purchaser Filing. The information supplied by Purchaser and its Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Seller Filing will not, at the time that the Proxy Statement or such Other Required Seller Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.4 Seller Stockholder Meeting.

(a) Call of Seller Stockholder Meeting. Seller will use its reasonable best efforts to take all action necessary in accordance with applicable Law, its certificate of incorporation and its bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Seller Stockholders (including any adjournment, postponement or other delay thereof, the “Seller Stockholder Meeting”) as promptly as reasonably practicable following the mailing or other dissemination of the Proxy Statement to the Seller Stockholders for the purpose of, among other things, (i) voting upon the approval of this Agreement and the Stock Purchase; (ii) in accordance with Regulation 14A under the Exchange Act, conducting a non-binding, advisory vote to approve certain compensation that may become payable to Seller’s named executive officers in connection with the consummation of the Stock Purchase; and (iii) to the extent elected to be voted on by the Seller Stockholders, voting upon the approval of any of the transactions listed on Schedule B. So long as this Agreement has not been terminated in accordance with Article VIII, Seller will submit this Agreement and the Stock Purchase for approval by the Seller Stockholders at the Seller Stockholder Meeting. Seller shall keep Purchaser and its Representatives reasonably apprised from time to time with respect to the proxy solicitation process and the status of votes by the Seller Stockholders with respect to the Stock Purchase and this Agreement, and shall respond to reasonable requests from Purchaser and its Representatives with respect to information relating to the Proxy Statement, the Seller Stockholder Meeting, the proxy solicitation process or any related matter as promptly as reasonably practicable.

(b) Adjournment of Seller Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, Seller will be permitted to postpone or adjourn the Seller Stockholder Meeting if (i) there are holders of insufficient shares of Seller’s capital stock present or represented by proxy at the Seller Stockholder Meeting to constitute a quorum at the Seller Stockholder Meeting; (ii) Seller is required to postpone or adjourn the Seller Stockholder Meeting by applicable Law, order or a request from the SEC; (iii) the Seller Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Seller Stockholder Meeting, including in order to give the Seller Stockholders sufficient time to evaluate any information or disclosure that Seller has sent to the Seller Stockholders or otherwise made available to the Seller Stockholders. Without the prior written consent of Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), the Seller Stockholder Meeting will not be postponed or adjourned (A) by more than ten (10) days at a time except as otherwise provided in Section 6.4(b); or (B) with respect to

Section 6.4(b), by more than twenty (20) Business Days after the date on which the Seller Stockholder Meeting was (or was required to be) originally scheduled.

6.5 Anti-Takeover Laws. Neither Purchaser nor Seller will take any action that would cause any “takeover” Law to become applicable to this Agreement or the Stock Purchase, and each of Purchaser, Seller and the Seller Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Stock Purchase; and (b) if any “anti-takeover” Law is or becomes applicable to the Stock Purchase, take all action within their power to ensure that the Stock Purchase may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Stock Purchase.

6.6 Access. During the Pre-Closing Period, Seller and the Company will, and will use reasonable best efforts to cause its Subsidiaries to, afford Purchaser and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, including without limitation for purposes of due diligence and investigation for inventories, records of GMP / GLP / GCP, and clinical data and other material proprietary and personal necessary for the continuity of the Business, and to assist Purchaser in evaluating the Company’s governance and operational structure at the Closing in order to continue operating the Business following the Closing in substantially the same manner as it was operated prior to the Closing, except that Seller may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires Seller to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which Seller or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give any other Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any Trade Secrets of any other Person; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand. Nothing in this Section 6.6 will be construed to require Seller, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of Seller and its Subsidiaries or create a risk of damage or destruction to any property or assets of Seller or its Subsidiaries. Any access to the properties of Seller and its Subsidiaries will be subject to Seller’s reasonable security measures, health and safety measures, and insurance requirements and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase II environmental investigations. Notwithstanding anything to the contrary in this Agreement, Seller may satisfy its obligations set forth in this Section 6.6 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law as a result. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Purchaser or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. All requests for access pursuant to this Section 6.6 must be directed to Seller’s General Counsel or another person designated in writing by Seller.

6.7 Employee Matters.

(a) Access to Acquired Employees. During the Pre-Closing Period, Seller shall provide Purchaser with reasonable access to each of the Acquired Employees in cooperation with Seller upon reasonable prior notice and Purchaser shall be permitted, in its sole discretion, to make offers of employment to any such Acquired Employees in accordance with the terms of Section 6.7 that are conditioned upon the consummation of the Stock Purchase and are on terms substantially comparable in the aggregate to the terms of employment that are in effect as of the date of this Agreement. Other than with respect to each position where the applicable Acquired Employee has rejected an offer of employment from Purchaser, Purchaser shall not make offers of employment to any current employee, individual independent contractor, officer or member of the board of directors of Seller or any of its Affiliates other than the Acquired Employees. Notwithstanding anything herein to the contrary, neither Purchaser nor any of its Affiliates (including the Company) shall be obligated to cause the continuation of any employment relationship with any Acquired Employee for any specific period of time.

(b) Remaining Employees. Seller shall be solely responsible for terminating the employment of all employees that are not Acquired Employees (collectively, the “Remaining Employees”) or transferring the employment of all Remaining Employees to Seller prior to the Closing, and all liabilities associated with the termination or transfer of all Remaining Employees shall be borne exclusively by Seller.

(c) No Third Person Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.7 nor any provisions of this Agreement relating to Company Benefit Plans or Seller Benefit Plans will be deemed to (i) guarantee employment for any period of time, or preclude the ability of Purchaser, the Company or any of their respective Affiliates to terminate any and all Acquired Employees that accept offers of employment with the Company, Purchaser or one or more of its Affiliates (each, a “Continuing Employee”) for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.7, require Purchaser, the Company or any of their respective Affiliates to maintain or continue any Company Benefit Plan, Seller Benefit Plan or Purchaser employee benefit plan, or prevent the amendment, modification, suspension or termination thereof after the Closing Date; (iii) create any third party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan, Seller Benefit Plan or Purchaser employee benefit plan.

6.8 Notification of Certain Matters. During the Pre-Closing Period, each Party will give prompt written notice to the other Parties upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement; provided, however, that unless a Party willfully fails to notify the other Parties of any such untruth, inaccuracy or failure, the failure to provide notice shall not constitute a breach of this Section 6.8 and shall constitute only a breach of the underlying representation, warranty, covenant or agreement, as the case may be. No such notification will affect or be deemed to modify any representation or warranty of either Party set forth in this Agreement or the conditions to the obligations of either Party to consummate the Stock Purchase or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to either Party pursuant to this Section 6.8.

6.9 Public Statements and Disclosure. The initial press release(s) concerning this Agreement and the Stock Purchase will be one or more press release(s) reasonably acceptable to Seller and Purchaser and will be issued promptly following the execution and delivery of this Agreement. Thereafter, Seller (unless the Seller Board has made a Seller Board Recommendation Change), on the one hand, and Purchaser, on the other hand, will use their respective reasonable best efforts to consult with one another before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Stock Purchase. Notwithstanding the foregoing, Seller and Purchaser will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) principally related to a Superior Proposal or Seller Board Recommendation Change; or (iv) with respect to any Legal Proceedings among the Parties or their respective Affiliates related to this Agreement or the Transaction Documents.

6.10 Transaction Litigation. During the Pre-Closing Period, Seller will provide Purchaser with prompt written notice of all Transaction Litigation against Seller or the Company (including by providing copies of all pleadings with respect thereto) and keep Purchaser reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 10.1, the notice contemplated by the prior sentence will only be delivered to counsel to Purchaser and may be delivered by email. Seller will (a) give Purchaser the opportunity to participate in the defense, settlement or prosecution of any such Transaction Litigation; (b) consult with Purchaser with respect to the defense, settlement and prosecution of any such Transaction Litigation; and (c) consider in good faith Purchaser’s advice with respect to any such Transaction Litigation. Seller may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Purchaser has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.10, “participate” means that Purchaser will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by Seller (to the extent that the attorney-client privilege between Seller and its counsel is not undermined or otherwise affected), and Purchaser may offer comments or suggestions with respect to such Transaction Litigation but (without limiting any rights or remedies that Purchaser may otherwise have hereunder with respect to such Transaction Litigation) will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.11 Certain Actions. During the Pre-Closing Period, unless Seller otherwise consents or as otherwise contemplated herein, Purchaser will not take or agree to take any action that would reasonably be expected to prevent the consummation of the Stock Purchase.

6.12 Director Resignations. At least five (5) Business Days in advance of the Closing, Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser at the Closing of the resignation or removal of the directors of the Company, effective as of and contingent upon the Closing.

6.13 Wrong Pockets.

(a) If, on or after the Closing Date, Seller or any of its Affiliates receive, or become aware that Seller or any of its Affiliates own or possess, any assets, rights, properties, notices, monies or amounts that (1) as of either the date hereof or of the Closing Date, are used or held for use in the Business (and the treatment of which is not otherwise separately contemplated by the terms of this Agreement or the Transition Services Agreement), or (2) are otherwise properly due, deliverable or owing to Purchaser or the Company, then Seller shall, for no additional consideration, promptly sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, such assets, rights, properties, notices, monies or amounts to Purchaser or its Affiliates as Purchaser may designate.

(b) If, on or after the Closing Date, Purchaser or any of its Affiliates receive, or become aware that Purchaser or any of its Affiliates (including the Company) own or possess, any assets, rights, properties, notices, monies or amounts that are properly due, deliverable or owing to Seller, Purchaser shall, for no additional consideration, promptly sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, such assets, rights, properties, notices, monies or amounts to Seller or its Affiliates as Seller may designate.

(c) Purchaser and Seller shall cooperate with each other in connection with their obligations under this Section 6.13 and to facilitate the transition of collections as promptly as practicable after the Closing Date.

(d) Notwithstanding anything to the contrary contained in this Section 6.13, Purchaser and Seller acknowledge that any transfers made or to be made pursuant to this Section 6.13 are of legal title only. To the extent permitted by Law, Purchaser and Seller hereto agree to treat, and to cause their respective Affiliates to treat, for all Tax purposes, (x) any assets, rights, properties, notices, monies or amounts described in this Section 6.13 as having been transferred to its ultimate owner (or, if applicable, as having remained with its ultimate owner) in accordance with this Agreement as of the Closing and (y) any payments, goods and other benefits received by the transferor in respect of such funds, assets or property after Closing and prior to the transfer of legal title to its ultimate owner in accordance with this Agreement as having been received by such transferor as an agent or nominee for such ultimate owner.

6.14 Covenant Not to Sue for Infringement or Misappropriation. Seller shall not, and Seller shall cause its Affiliates not to, sue, bring claims or initiate other Legal Proceedings against the Company or Purchaser or any of their Affiliates and their respective representatives, sublicensees and customers based on any allegation of infringement or misappropriation of any Intellectual Property owned, controlled or licensed by (a) Seller or (b) Seller’s Affiliates as of the Closing Date, in each case existing as of the Closing Date as a result of the use or exploitation of the Company Intellectual Property or Specified Company Products by the Company, Purchaser or any of their Affiliates.

6.15 Insurance Coverage. Purchaser acknowledges and agrees that, from and after the Closing, the Company shall cease to be insured by, entitled to any benefits or coverage under or entitled to seek benefits or coverage from or under any of Seller’s and its Affiliates’ insurance policies and Purchaser will have to obtain replacement coverage. Seller shall retain all rights to control its and its Affiliates’ insurance policies and programs, including the right to exhaust, settle, release, commute, buy back, or otherwise resolve disputes with respect to any of its insurance policies and programs, regardless of whether any such policies or programs apply to any liability of the Company.

6.16 Pre-Closing Restructuring.

(a) Prior to the Closing, subject to paragraph (b) below, Seller shall use its reasonable best efforts to cause the transactions set forth on Schedule D to be consummated (the “Pre-Closing Restructuring”). Seller will provide Purchaser reasonable opportunity to review drafts of the agreements to be entered into in connection with the Pre-Closing Restructuring, and will consider in good faith any reasonable comments timely submitted by Purchaser with respect to such agreements.

(b) Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any of the transactions contemplated by Schedule D requires any Consent from any third party, and notwithstanding the use by Seller and the Company of their reasonable best efforts to obtain such Consent (which efforts shall, for the avoidance of doubt, not require the payment of any material fees or expenses or the incurrence of any material liabilities of obligations), such Consent shall not have been obtained prior to the time the Closing would otherwise occur hereunder, then (i) the Closing may proceed without the completion of such transaction, (ii) at Purchaser’s request, the Parties shall put in place and effect a reasonable arrangement such that the Company would be placed in a substantially similar position as if such transaction had been consummated prior to the Closing, and (iii) from and after the Closing, Seller and the Company shall use their respective reasonable best efforts to promptly obtain any such third party Consent.

6.17 Clinical Trial Wind Down.

(a) PRECISION-1 Clinical Trial. As of the date of this Agreement, Seller and the Company have initiated the wind down of the PRECISION-1 Clinical Trial for the Specified Company Product, including, if applicable, establishing an Expanded Access Program, in accordance with applicable Laws (such wind-down activities, the “Wind-Down Activities”), and Seller shall be financially responsible for the full costs and expenses associated with the Wind-Down Activities until the earlier of (i) one (1) year from the Closing Date for the current Expanded Access Program, and (ii) upon completion of the Expanded Access Program in accordance with the current protocol (such costs and expenses, the “Wind-Down Costs”). To the extent the Company become responsible for or are required to participate in any Wind-Down Activities after the Closing in order for Seller to complete the Wind-Down Activities, the Company shall at Seller’s expense take such actions as Seller may reasonably direct from time to time (it being understood that the completion of the Wind-Down Activities shall be controlled at all times by Seller) and Seller shall promptly reimburse Purchaser and the Company for any reasonable and documented out of pocket Wind-Down Costs that either Purchaser or the Company may incur in connection therewith, but only if, prior to incurring such Wind-Down Costs, Seller has approved the incurrence of such Wind-Down Costs (such approval not to be unreasonably withheld, conditioned or delayed).

(b) Ongoing Clinical Programs. After the Closing Date, except for the Wind-Down Activities specified in Section 6.17(a), the Company will have the sole right to control all aspects of the Clinical Trials or Expanded Access Programs, as applicable, listed in Schedule E.

6.18 Tax Matters.

(a) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Purchaser and Seller shall each be responsible for and shall pay one-half of all applicable Transfer Taxes. The Party so required by applicable Law will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and each non-filing Party shall reimburse the filing Party for such non-filing Party’s share of such Transfer Taxes and, if required by applicable Law, shall join in the execution of any such Tax Returns and other documentation.

(b) No Adverse Actions. Except as otherwise required by applicable Law, neither Purchaser nor any of its Affiliates nor the Company nor any of their respective Subsidiaries shall make any Tax elections with respect to the Company, file any amended Tax Returns of the Company or take any other actions relating to Taxes or Tax Returns of the Company that could reasonably be expected to increase the liability of Seller for Taxes, whether pursuant to this Agreement or otherwise, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed).

(c) Cooperation. Each Party shall furnish or cause to be furnished such information and assistance relating to Taxes, including access to books and records, as is reasonably requested and reasonably necessary for any other Party’s Tax compliance or planning, provided, that notwithstanding the foregoing or any other provision herein to the contrary, in no event shall Purchaser or any of its Affiliates be entitled to review or otherwise have access to any Tax Return, or information related thereto, of Seller.

(d) Tax Returns.

(i) Seller shall prepare and file, or cause to be prepared and filed, when due all Seller Group Tax Returns.

(ii) Seller shall prepare and file, or cause to be prepared and filed, when due all Tax Returns required to be filed by the Company on or prior to the Closing Date, and all income Tax Returns of the Company for the income Tax periods ending on or prior to the Closing Date (“Pre-Closing Returns”) and shall pay all Taxes shown thereon. Seller shall deliver to Purchaser copies of all material Pre-Closing Returns (other than Seller Group Tax Returns) required to be filed by Seller no later than thirty (30) days prior to the due date (including extensions validly obtained) (or, for such Pre-Closing Returns required to be filed within thirty (30) days after the date hereof, at least five (5) days prior to filing) for Purchaser’s reasonable review and comment and shall incorporate Purchaser’s reasonable comments thereto.

(iii) Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Company other than Pre-Closing Returns, including with respect to any Straddle Periods. With respect to Tax Returns that are required to be prepared and filed by Purchaser after the Closing Date and which relate to Pre-Closing Tax Periods (including Straddle Periods) (“Purchaser Returns”), Purchaser shall deliver to Seller copies of such Purchaser Returns no later than thirty (30) days prior to the due date (including extensions validly obtained) or as soon as reasonably practicable if such Tax Returns cannot be delivered by such time for Seller’s reasonable review and comment, and shall incorporate Seller’s reasonable comments thereto. At least seven (7) days before the due date for any Purchaser Returns, Seller shall (i) in the case of any Tax Returns with respect to a taxable period ending on or prior to the Closing Date, pay over to Purchaser the amount of any Taxes shown as due on such Tax Returns and (ii) in the case of any Tax Returns with respect to Straddle Periods, pay over to Purchaser Seller’s allocable amount of any Taxes shown as due on such Tax Returns.

(e) Straddle Period Taxes. For purposes of this Agreement, in the case of a Straddle Period, any Taxes based on income, revenues, receipts or payroll shall be apportioned to that portion of the Straddle Period ending on the Closing Date based on the actual operations of the Company and treating the Closing Date as the last day of a taxable period (allocating exemptions, allowances, or deductions that are calculated on an annual or periodic basis between the Pre-Closing Tax Period and the portion of the Straddle Period after the Closing Date based on the number of days of the Straddle Period occurring in each such period), and all other Taxes shall be apportioned to that portion of the Straddle Period ending on the day immediately prior to the Closing Date by multiplying the Taxes payable for such Straddle Period by a fraction, the numerator of which is the number days in the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in the Straddle Period.

(f) Protective Election. Notwithstanding anything herein to the contrary, Seller shall make a protective election under Treasury Regulations Section 1.1502-36(d)(6)(i)(A) for U.S. federal income tax purposes (and for purposes of any applicable state or local tax laws) to reduce the Tax basis in the stock of the Company in an amount sufficient to avoid any reduction in the aggregate of the Tax attributes, including but not limited to the Tax basis of the assets of the Company, pursuant to and to the extent permitted by Treasury Regulation Section 1.1502-36(d) (the “Section 1.1502-36 Election”). The Section 1.1502-36 Election shall be made in accordance with the rules and requirements set forth in Treasury Regulation Section 1.1502-36(e)(5). Seller shall provide to Purchaser reasonable supporting documentation verifying that the Section 1.1502-36 Election was properly and timely made and such other information reasonably requested by Purchaser, and Purchaser shall reasonably cooperate with Seller to make the Section 1.1502-36(e)(5) Election. None of Seller or any of its Affiliates shall take any action which could reasonably be expected to result in a revocation of the Section 1.1502-36 Election.

(g) Tax Controversies.

(i) Seller shall control, at Seller’s expense, all Tax audits, Tax disputes or administrative, judicial or other proceedings relating solely to Seller Group Tax Returns.

(ii) If any Party (or any Affiliate of any Party) receives notice of any Tax audits, Tax disputes or administrative, judicial or other proceedings with respect to Taxes of or with respect to the Company (each, a “Tax Controversy”), such Party shall provide written notice to the other Parties with reasonable promptness.

(iii) After the Closing Date, Seller shall, upon written notice to Purchaser, have the right to control, at Seller’s expense, any Tax Controversy that relates solely to taxable periods ending on or before the Closing Date; provided, however, that Purchaser shall have the right to participate in any such Tax Controversy, at Purchaser’s cost, and Seller shall not settle or otherwise enter into any agreement that represents a final determination of such Tax Controversy without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed.

(iv) Purchaser shall have the right to control any Tax Controversy not described in Section 6.18(f)(i) or Section 6.18(f)(iii) (or that is described in Section 6.18(f)(iii), but which Seller does not elect to control), including with respect to Straddle Periods.

(v) This Section 6.18(f), and not Section 9.4, shall apply to the extent those two provisions are inconsistent or contradictory.

(h) Termination of Tax Sharing Agreements. All Tax sharing, Tax allocation and similar agreements and arrangements to which the Company is a party and pursuant to which the Company or Purchaser may have any obligations or responsibilities with respect to Taxes (other than any such agreements or arrangements entered into in the ordinary course of business the primary purposes of which is unrelated to Taxes), will be terminated prior to the Closing, and the Company will have no further obligations or responsibilities thereunder following the Closing.

(i) Refunds. Any Tax refunds that are received by the Company (or any Entity that is an Affiliate of the Company after the Closing Date) after the Closing that relate to a Pre-Closing Tax Period (including the portion of a Straddle Period that is a pre-Closing Tax period) of the Company, and the amount of any reductions in Taxes or credits for overpayment of Taxes in lieu of refunds of such Taxes, shall be for the benefit of Seller, except to the extent that such Tax refunds or credits (i) are included in the calculation of the Closing Net Working Capital or otherwise included in the Final Closing Adjustment Amount, (ii) are attributable to the carryback of a loss or other Tax attribute arising from a post-Closing Tax period (including the portion of a Straddle Period that is a post-Closing Tax periods), or (iii) arise from an adjustment that results in an increase in Taxes, or a reduction of Tax refunds or credits, in a post-Closing Tax period. Purchaser or the Company shall pay to Seller any such cash refund and credits for overpayment of Taxes in lieu of refunds of such Taxes (net of any Taxes thereon or reasonable third-party expenses incurred in connection therewith) promptly after receipt thereof. Notwithstanding anything in this Agreement to the contrary, in the event that any such refund or credit for overpayment of Taxes is subsequently determined by any Governmental Authority to be less than the amount paid by Purchaser to Seller, Seller shall promptly return any such disallowed amounts (plus any interest in respect of such disallowed refund or credit for overpayment of Taxes owed to a Governmental Authority) to Purchaser.

(j) Withholding. Notwithstanding any other provision in this Agreement, the Parties shall have the right to deduct and withhold any required Taxes from any payments to be made hereunder. To the extent that amounts are so withheld and paid to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to Seller or any other recipient of payment in respect of which such deduction and withholding was made. Each Party shall use commercially reasonable efforts to provide written notice reasonably in advance of deducting and withholding any Taxes from any payments to be made hereunder, and to cooperate with the other Parties to mitigate any such deductions and withholdings, in each case other than with respect to any payments described in the following sentence. Notwithstanding anything to the contrary herein, any compensatory amounts subject to payroll reporting and withholding that are payable pursuant to or as contemplated by this Agreement shall be payable in accordance with the applicable payroll procedures of the Company.

6.19 Transition Services. Between the date hereof and the Closing Date, and thereafter following the Closing Date, Seller and Purchaser shall negotiate in good faith and use reasonable best efforts to enter into and execute an agreement providing for transition services (the “Transition Services Agreement”), on such other terms as may be mutually agreed by Seller and Purchaser. The Parties agree that the Transition Services Agreement shall provide that from and after the Closing, Seller shall make available to Purchaser for a period of not less than three (3) months but not more than six (6) months following the Closing Date, such services and resources (including the time of certain of its executive management and employees) that in each case Seller has access to and are within Seller’s control, as Purchaser may reasonably require in order to be able to conduct and operate the Business following the Closing in substantially the same or a similar manner as the manner in which it was operated prior to the Closing (other than with respect to Seller’s status as a publicly traded and listed company or for any legal services), including without limitation services for or relating to support in terms of existing clinical trials, ongoing restructure/transfer of manufacturing facility under appropriate terms and conditions and drug pricing compliance, and putting in place any arrangement described in Section 6.16(b) in the event that the Pre-Closing Restructuring shall not have been completed as set forth herein. (the “Transition Services”). To the extent the Transition Services Agreement is not executed prior to Closing, from and after the Closing for a period not to exceed six (6) months following the Closing Date, Seller shall use its commercially reasonable efforts to provide the Transition Services as reasonably determined by Seller, and provided that such Transition Services shall not be of such scope that they would materially interfere with the performance by employees of Seller of their ordinary responsibilities to Seller. The Transition Services will be provided by Seller at the expense of Purchaser (on an at cost basis) unless otherwise specified in the Transition Services Agreement. Seller agrees that it shall be obligated to provide the Transition Services pursuant to this Section 6.19 starting from the Closing until such time as the Parties enter into the Transition Services Agreement, and, following such time, shall provide such services pursuant to the terms of the Transition Services Agreement, subject to the terms hereof and thereof. Purchaser acknowledges and agrees that Seller is not in the business of providing services to

Third Persons and that the Transition Services are intended only to be transitional in nature, and will be furnished by Seller for the time period set forth herein solely for the purpose of accommodating Purchaser in connection with the transactions contemplated by this Agreement. As such, Purchaser will (i) use reasonable best efforts to, prior to and in any event as promptly as practicable following the Closing Date, transition the Transition Services to its own internal organization or obtain alternate third-party sources to provide such services and reduce, limit and ultimately end its reliance on Transition Services as provided hereunder, and (ii) ensure that it has sufficient resources available to it at the end of the provision of any such Transition Services to perform the Transition Services (or have the Transition Services performed) without the involvement of Seller, its Affiliates or any of its or their employees or agents.

6.20 Non-Competition and Non-Solicitation.

(a) Seller understands and agrees that Purchaser and the Company have legitimate interests in protecting the goodwill of the Company and the Business, the relationships of the Company, Purchaser and their Affiliates with customers, distributors, resellers, suppliers, contractors and subcontractors, employees and other business partners of the Company, Purchaser and their Affiliates, and in maintaining the confidentiality of the Trade Secrets and other confidential information of the Company and the Business, and hereby agrees that the restrictions and covenants set forth in this Section 6.20 are appropriate to protect such interests and are narrowly construed to meet such goals without unduly causing Seller or any other member of the Seller Group any hardship. Seller further agrees that the limitations of time, geography, and scope of activity agreed to in this Section 6.20 are reasonable and necessary to protect the legitimate business interests of the Company, Purchaser and their Affiliates because, among other things: (i) the Company, Purchaser and their Affiliates are and will be engaged in a highly competitive industry; (ii) Seller and the other members of the Seller Group have had unique access to the confidential information of the Company and the Business including the plans and strategy (and, in particular, the competitive strategy) of the Company and the Business; (iii) Seller believes that the restrictions and covenants set forth in this Section 6.20 provide no more protection than is reasonably necessary to protect the legitimate interests of the Company, Purchaser and their Affiliates in the goodwill and confidential information of the Company and the Business; and (iv) Seller has no current intention of engaging (or permitting any other member of the Seller Group to engage) in the Business or any business or activity competitive with the Business conducted by the Company within the area and the time limits set forth in this Section 6.20.

(b) Without limiting any of the provisions of the Restrictive Covenant Agreements, Seller hereby agrees on its own behalf and on behalf of its Subsidiaries that during the period beginning on the Closing Date and ending on the fourth (4th) anniversary thereof (the “Restricted Period”), it will not, and will not permit any of its Subsidiaries to, directly or indirectly, anywhere in the Restricted Territory, research, develop, manufacture, commercialize or otherwise exploit another therapeutic product intended for the treatment of perivascular epithelioid cell tumor (PEComa); provided, however, that nothing in this Section 6.20(b) shall prohibit the members of the Seller Group from (i) collectively being a passive owner of less than 2% of the outstanding capital stock of a corporation of any class that is publicly traded, so long as no member of the Seller Group and no Representative of any member of the Seller Group has any direct or indirect management participation in or other direct or indirect control or influence with respect to the business of such corporation, or (ii) engaging in any of the activities set forth on Schedule B or any business related thereto.

(c) Seller hereby agrees on its own behalf and on behalf of its Subsidiaries that during the Restricted Period, it will not, and will not permit its Subsidiaries to, directly or indirectly, anywhere in the Restricted Territory, whether as a principal, agent, consultant, advisor, independent contractor, general partner, shareholder, member, proprietor, investor, joint venturer, lender or guarantor of any other Entity, or in any other capacity, contact, approach, or solicit, in each case, any Continuing Employee to terminate his or her employment with Purchaser or to commence an employment or consulting relationship with Seller or any other member of the Seller Group or any other Person; provided, however, that the foregoing shall not prohibit (i) the solicitation of any Person pursuant to a general solicitation not specifically directed at such Person or the Continuing Employees generally, or Continued Employee-initiated inquiries or applications submitted to Seller Group or is hired more them 6 months after terminating employment with the Purchaser.

(d) Seller acknowledges and agrees that in the event of a breach by it or any of its Subsidiaries of any of the provisions of this Section 6.20, monetary damages may be inadequate and Purchaser and the Company may have no adequate remedy at law. Accordingly, in the event of any such breach, Purchaser, the Company and their successors or assigns may, in addition to any other rights and remedies existing in their favor, enforce their rights and the applicable obligations of Seller hereunder by a Legal Proceeding for specific performance, injunctive and/or other relief, without any requirement of posting a bond or other security.

(e) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.20 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.21 Use of Name. Seller shall, within thirty (30) days after the Closing Date, (a) take all actions necessary to cease all use of the name “Aadi” or “Aadi Bioscience” and variations thereof, and (b) use reasonable best efforts to deliver to the Company all unused printed materials bearing any such name in the possession of Seller or its Affiliates, and will deliver to Purchaser reasonable evidence of its compliance with the foregoing, including a copy of any amendment to its organizational documents confirming the foregoing.

ARTICLE VII

CONDITIONS TO THE STOCK PURCHASE

7.1 Conditions to Each Party’s Obligations to Effect the Stock Purchase. The respective obligations of Purchaser and Seller to consummate the Stock Purchase are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Requisite Stockholder Approval. Seller’s receipt of the Requisite Stockholder Approval at the Seller Stockholder Meeting;

(b) Regulatory Approval. All consents and approvals (if any) required under any Regulatory Laws applicable to the Stock Purchase shall have been obtained; and

(c) No Prohibitive Injunctions or Laws. No (i) temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction will be in effect, (ii) legal or regulatory restraint or prohibition by any Governmental Authority of competent jurisdiction will be in effect, and (iii) Law will have been enacted, entered, enforced or applied to the Stock Purchase, that, in the case of each of the foregoing clauses (i), (ii) or (iii), prevents or materially impairs the consummation of the Stock Purchase.

7.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Stock Purchase will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Closing of each of the following conditions, any of which may be waived exclusively by Purchaser:

(a) Representations and Warranties.

(i) each of the Seller Standard Representations (A) was true and correct (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and (B) will be true and correct (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such Seller Standard Representation expressly speaks as of an earlier date, in which case such Seller Standard Representation shall have been true and correct (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of such earlier date), except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Company Material Adverse Effect;

(ii) each of the Seller Fundamental Representations (A) was true and correct in all material respects (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and (B) will be true and correct in all material respects (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such Seller Fundamental Representation expressly speaks as of an earlier date, in which case such Seller Fundamental Representation shall have been true and correct in all material respects (without giving effect to any materiality, Seller Material Adverse Effect or Company Material Adverse Effect qualifications set forth therein) as of such earlier date); and

(iii) the representations and warranties set forth in Section 3.12(a) (Absence of Certain Changes) will be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date;

(b) Seller and the Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Closing Date;

(c) no Company Material Adverse Effect and no Seller Material Adverse Effect will have occurred since the date of this Agreement that is continuing;

(d) Purchaser shall have received a certificate executed on behalf of Seller by Seller’s Chief Executive Officer or Chief Financial Officer confirming that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) have been satisfied; and

(e) the Pre-Closing Restructuring shall have been completed (including all required Consents from third parties having been obtained), other than to the extent failure to be so completed would not have a material adverse effect on Purchaser and/or the Company’s ability to operate the Business, after taking into account the arrangements contemplated by (and subject to Purchaser’s compliance with) this Agreement, including Section 6.16(b), Section 6.19 and the Transition Services Agreement.

7.3 Conditions to Seller’s Obligations to Effect the Stock Purchase. The obligations of Seller to consummate the Stock Purchase are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Closing of each of the following conditions, any of which may be waived exclusively by Seller:

(a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement will be true and correct (without giving effect to any materiality or Purchaser Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Purchaser Material Adverse Effect;

(b) Performance of Obligations of Purchaser. Purchaser will have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by Purchaser at or prior to the Closing; and

(c) Officer’s Certificate. Seller will have received a certificate of Purchaser, validly executed for and on behalf of Purchaser and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. None of the Parties may rely, either as a basis for not consummating the Stock Purchase or for terminating this Agreement and abandoning the Stock Purchase, on the failure of a condition set forth in Article II or this Article VII to be satisfied if such failure was caused primarily by such Party’s failure (or in the case of Seller, the failure of the Company) to act in good faith or to use the requisite efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned, at any time prior to the Closing, only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Purchaser and Seller;

(b) by either Purchaser or Seller if any (i) permanent injunction or other final judgment or order (that is not then under appeal) issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Stock Purchase is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prevents or materially impairs the consummation of the Stock Purchase and has become final and non-appealable; or (ii) Law is enacted, entered, enforced or applied to the Stock Purchase that prevents or materially impairs the consummation of the Stock Purchase, except, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or Law;

(c) by either Purchaser or Seller if the Closing shall not have occurred by 11:59 p.m. on June 30, 2025 (such time and date, as it may be extended pursuant to this Section 8.1(c) or Section 10.9(b)(iii), the “Termination Date”); provided, that, in the case of this Section 8.1(c), (i) if on the Termination Date the conditions described in Section 7.1(b) or Section 7.1(c) have not been satisfied or validly waived, but all other conditions to the Stock Purchase set forth in Article VII have been satisfied or validly waived, then the Termination Date shall automatically, without any further action required by any Party, be extended until September 30, 2025 (and all references to the Termination Date herein shall be as so extended); and (ii) it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (A) Seller if Purchaser has the valid right to terminate this Agreement pursuant to Section 8.1(e), (B) Purchaser if Seller has the valid right to terminate this Agreement pursuant to Section 8.1(g), or (C) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement), which in the case of Seller shall include any action or failure to act on the part of the Company, has been the primary cause of, or primarily resulted in the failure of the Closing to have occurred prior to the Termination Date (including by resulting in a failure of any condition to the Stock Purchase set forth in Article VII);

(d) by either Purchaser or Seller, if Seller fails to obtain the Requisite Stockholder Approval at the Seller Stockholder Meeting at which a vote is taken on the approval of this Agreement and the Stock Purchase; provided that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Seller Stockholder Meeting;

(e) by Purchaser if Seller has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach or failure to perform is capable of being cured by the Termination Date, Purchaser will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Purchaser to Seller of written notice of such breach or failure to perform, delivered at least twenty (20) days prior to such termination, stating Purchaser’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Purchaser will not be entitled to terminate this Agreement if (i) such breach or failure to perform has been cured prior to termination or (ii) Purchaser is not then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by Purchaser, prior to the receipt of the Requisite Stockholder Approval, if the Seller Board has effected a Seller Board Recommendation Change;

(g) by Seller if Purchaser has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach or failure to perform is capable of being cured by the Termination Date, Seller will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by Seller to Purchaser of written notice of such breach or failure to perform, delivered at least twenty (20) days prior to such termination, stating Seller’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that Seller will not be entitled to terminate this Agreement if (i) such breach or failure to perform has been cured prior to termination or (ii) Seller is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

(h) by Seller, at any time prior to the receipt of the Requisite Stockholder Approval, if: (i) Seller has received a Superior Proposal; (ii) the Seller Board has authorized Seller to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) Seller has complied in all material respects with Section 5.3(d)(ii) of this Agreement with respect to such Superior Proposal; and (iv) Seller pays, or causes to be paid, to Purchaser the Seller Termination Fee in accordance with Section 8.3(b)(iii).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Purchaser and Seller or the delivery of written notice of termination by the terminating Party to the other Parties. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party or its Representatives to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.9, this Section 8.1(h), Section 8.3 and Article X will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any material and willful breach of this Agreement prior to the termination of this Agreement (which liability the Parties acknowledge and agree (i) will not be limited to reimbursement of expenses or out-of-pocket costs; and (ii) in the case of any damages sought by the non-breaching Party, will include the benefit of the bargain lost by the non-breaching Party, taking into consideration relevant matters, including opportunity costs and the time value of money). No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which will survive the termination of this Agreement in accordance with its terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Stock Purchase will be paid by the Party incurring such fees and expenses whether or not the Stock Purchase is consummated.

(b) Seller Payments.

(i) Future Transactions. If (A) this Agreement is terminated pursuant to Section 8.1(c) or Section 8.1(d); (B) at the time of such termination, the conditions set forth in Section 7.1(c) have been satisfied; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c) or Section 8.1(d), as applicable, an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned at least five (5) Business Days prior to termination of this Agreement; and (D) within one (1) year of the termination of this Agreement pursuant to Section 8.1(c) or Section 8.1(d), as applicable, either an Acquisition Transaction is consummated or Seller or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then Seller will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Purchaser or its designee an amount equal to the Seller Termination Fee by wire transfer of immediately available funds to the account designated in writing by Purchaser. For purposes of this Section 8.3(b)(i), all references to “fifteen percent (15%)” in the definition of “Acquisition Transaction” will be deemed to be references to “fifty percent (50%).”

(ii) Seller Board Recommendation Change. If this Agreement is terminated pursuant to Section 8.1(f), and such termination occurs within fifteen (15) Business Days after the Seller Board has effected a Seller Board Recommendation Change, then Seller shall, within two (2) Business Days following such termination, pay or cause to be paid to Purchaser or its designee the Seller Termination Fee by wire transfer of immediately available funds to the account designated in writing by Purchaser.

(iii) Superior Proposal Termination. If this Agreement is terminated pursuant to Section 8.1(h), then Seller shall, prior to or concurrently with such termination, pay or cause to be paid to Purchaser or its designee the Seller Termination Fee by wire transfer of immediately available funds to the account designated in writing by Purchaser.

(iv) Failure to Obtain Requisite Stockholder Approval. If (A) this Agreement is terminated pursuant to Section 8.1(d), and (B) prior to such termination, at the Seller Stockholder Meeting at which a vote is taken on the approval of this Agreement, the Stock Purchase and the Excluded Transactions, the Seller Stockholders shall have failed to approve the Excluded Transactions submitted to the Seller Stockholders for approval, then (x) in the case of any such termination by Seller, Seller shall, prior to or concurrently with such termination, pay or cause to be paid to Purchaser or its designee the Seller Termination Fee by wire transfer of immediately available funds to the account designated in writing by Purchaser, and (y) in the case of any such termination by Purchaser, Seller shall, within two (2) Business Days following such termination, pay or cause to be paid to Purchaser or its designee the Seller Termination Fee by wire transfer of immediately available funds to the account designated in writing by Purchaser.

(c) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will Seller be required to pay the Seller Termination Fee on more than one occasion, whether or not the Seller Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Seller Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Seller Termination Fee if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Stock Purchase. Accordingly, if Seller fails to pay in a timely manner the Seller Termination Fee then Seller shall pay to Purchaser interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%) per annum.

(d) Sole and Exclusive Remedy. If this Agreement is terminated pursuant to Section 8.1 under a circumstance where the Seller Termination Fee is payable to Purchaser pursuant to Section 8.3(b), Purchaser’s receipt of the Seller Termination Fee will be the sole and exclusive remedies of Purchaser and its Representatives against Seller, the Company and their respective Representatives in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Stock Purchase. Upon payment of the Seller Termination Fee by Seller under such circumstances, none of Seller, the Company nor any of their respective Representatives will have any further liability or obligation to Purchaser, any of its Representatives or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination. Notwithstanding anything in this Section 8.3(d) to the contrary, nothing herein shall limit the liability of any Party for, or the remedies available to any Party in respect of, any intentional or willful breach of this Agreement.

ARTICLE IX

INDEMNIFICATION

9.1 Survival.

Except as otherwise provided below, all representations, warranties, covenants and other agreements contained in this Agreement or any of the other Transaction Documents, or any Schedule, Exhibit or certificate delivered in connection with this Agreement or any of the other Transaction Documents, shall survive the Closing as follows:

(a) all Seller Fundamental Representations of Seller shall survive the Closing for 30 days following expiration of the applicable statute of limitations;

(b) all Seller Standard Representations and all representations and warranties of Purchaser shall survive the Closing until the date that is 12 months following the Closing; and

(c) all covenants and other agreements of the Parties contained herein shall be performed for the duration of or during the period specified therein and shall survive (for purposes of indemnification hereunder) for the period of the applicable statute of limitations with respect thereto.

No Indemnified Party shall have the right to recover any amounts pursuant to Section 9.2(a) unless on or before the last day of any relevant survival period specified in this Section 9.1 (the applicable “Survival Date”), any Indemnified Party notifies Seller of a claim specifying the factual basis of that claim in reasonable detail (to the extent then known by such Indemnified Party); provided, however, that if, at any time prior to the applicable expiration date set forth in any of clauses (a) through (c) above, any Indemnified Party delivers a Claim Notice to Seller alleging the failure of any of the representations and warranties to be true and correct (or a breach of any covenant or other agreement) and asserting a claim for recovery under Section 9.2(a) or Section 7.3(a) (as applicable) based on such alleged failure to be true and correct or based on such alleged breach, then the claim asserted in such Claim Notice shall survive such applicable Survival Date until such time as such claim is fully and finally resolved in accordance with this Article IX.

9.2 Indemnification by Seller.

(a) Subject to the terms and conditions of this Article IX, Seller shall and hereby agrees to indemnify, defend, save and hold harmless from and against, and pay on behalf of and reimburse as and when incurred, Purchaser and its Subsidiaries (including the Company following the Closing), and their respective Related Persons, employees, agents, Representatives, successors and assigns (collectively, the “Indemnified Parties”) for, from and against any and all Losses directly or indirectly resulting from, arising out of, suffered, or incurred by any Indemnified Parties (regardless of whether or not such Losses relate to any Third-Party Claim) relating to:

(i) the failure of any Seller Standard Representation, or any representation in any certificate delivered by Seller pursuant to this Agreement, to be true and correct in all respects, whether as of the date of this Agreement or as of the Closing Date (as if made as of the Closing Date);

(ii) the failure of any Seller Fundamental Representation to be true and correct in all respects, whether as of the date of this Agreement or as of the Closing Date (as if made as of the Closing Date);

(iii) Seller’s breach of or failure to comply with any covenant or other agreement by Seller contained in this Agreement;

(iv) the Company’s breach of or failure to comply with any covenant or other agreement by the Company contained in this Agreement, to the extent such covenant or agreement was required to be performed prior to or at the Closing;

(v) all amounts that should have been (in accordance with this Agreement) but were not included in the Closing Company Transaction Expense Amount as finally calculated pursuant to Section 2.4 (provided that no indemnity shall be available hereunder in respect of any amounts arising from any facts or circumstances that were reasonably capable of having been calculated pursuant to Section 2.4);

(vi) all fees, costs, expenses and other amounts incurred or otherwise borne by the Company directly or indirectly to consummate the Pre-Closing Restructuring (other than any costs agreed to be borne by the Purchaser or the Company following the Closing pursuant to Section 6.16(b));

(vii) that certain Final Award from the ICC International Court of Arbitration (Case No. 27107/AB/XZG) dated September 26, 2024 between EOC Pharma (Hong Kong) Limited and Seller (including all Losses incurred arising in connection with the facts and circumstances underlying, or in consequence of, such Final Award and any litigation contemplated thereunder);

(viii) those matters set forth on Schedule 9.2(a)(viii); and

(ix) all Indemnified Taxes.

(b) No Double Recovery. For the avoidance of doubt, if any Indemnified Party is entitled to indemnification pursuant to pursuant to more than one clause of Section 9.2(a), and the remedies of such Indemnified Party hereunder are limited or circumscribed in the case of one or more of such applicable clauses of Section 9.2(a), but not pursuant to one or more other applicable clauses of Section 9.2(a), then the remedies of such Indemnified Party shall not be subject to any such limitations or circumscription; provided, however, that no Indemnified Party shall be entitled to recover its Losses more than once for the same breach, events, facts or circumstances.

9.3 Other Limitations on Liability.

(a) The exclusive remedies of Purchaser and the other Indemnified Parties for Losses suffered or incurred by them pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) shall be (x) the recovery of 50% of the amount of such Losses from Seller until the Indemnified Parties have recovered from Seller with respect to indemnification claims pursuant to Section 9.2(a)(i) and Section 9.2(a)(ii), collectively, an amount equal to 50% of the Retention Amount, and (y) resorting to the insurance coverage under the RWI Policy; provided, however, that nothing in this Article IX shall be deemed to limit or prohibit the rights of Purchaser and the other Indemnified Parties to bring any action for Fraud against Seller.

(b) Any indemnification recovery for Losses under this Article IX shall be net of the amount of any insurance proceeds actually received by the applicable Indemnified Party with respect to such Losses, reduced by the amount of any increase in premium or other expense incurred by such Indemnified Party in connection with or resulting from pursuing or obtaining such insurance proceeds. For the avoidance of doubt, no Indemnified Party shall have any obligation to maintain any such insurance, or to pursue or obtain any proceeds therefrom, whether with respect to any indemnifiable Losses or any matter, fact or circumstance that could reasonably result in indemnifiable Losses. Purchaser shall not agree to any amendment, modification, revision or waiver of any provision of the RWI Policy that would materially and adversely impact or affect Seller without Seller’s prior written consent.

(c) Notwithstanding any provision in this Agreement to the contrary, but without limiting any rights of Purchaser or the other Indemnified Parties under the RWI Policy, no Indemnified Party shall be entitled to be indemnified for any punitive damages hereunder except to the extent that such Indemnified Party shall be or have become obligated to pay such punitive damages to any other Person.

(d) Notwithstanding anything herein to the contrary, Seller shall not be liable to any Indemnified Party with respect to Losses: (i) relating to any Taxes directly relating to actions outside the ordinary course of business taken by Purchaser or any Indemnified Party (including the Company after the Closing) at any time on the Closing Date after the Closing or (ii) arising as a result of any election with respect to Taxes made after the Closing.

(e) Any indemnification recovery for Losses pursuant to Section 9.2(a)(i), Section 9.2(a)(ii) and Section 9.2(a)(viii), collectively, shall not exceed $5,000,000. Any indemnification recovery for Losses under this Article IX shall not exceed the total amounts paid to Seller as consideration hereunder.

9.4 Third-Party Claims.

(a) Promptly after an Indemnified Party receives written notice of, or otherwise discovers facts giving rise to a Legal Proceeding that has been or has been threatened to be brought, commenced or asserted by a third party against such Indemnified Party and that such Indemnified Party believes could reasonably be expected to give rise to an indemnification claim by such Indemnified Party under this Article IX (any such actual or possible Legal Proceeding by a third party being referred to as a “Third-Party Claim”), such Indemnified Party shall deliver to the Indemnifying Party a written notice (a “Third-Party Claim Notice”) stating: (i) in reasonable detail (to the extent then known to such Indemnified Party) the nature and basis of such Third-Party Claim, and the basis for indemnification hereunder; and (ii) the dollar amount of such Third-Party Claim, to the extent known, and including copies of all relevant notices and other significant documents and materials (including court papers) reasonably available to such Indemnified Party at such time evidencing such matter and the basis for indemnification hereunder; provided, however, that a failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to this Article IX with respect to such Third-Party Claim except to the extent that the Indemnifying Party is materially prejudiced as a result thereof.

(b) For any Third-Party Claim:

(i) Upon receipt of written notice of a Third-Party Claim, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within fifteen (15) Business Days of the receipt of notice of such Third-Party Claim (or sooner if notice of the Third-Party Claim so requires), to assume and control the defense and settlement of such Third-Party Claim (at the sole cost and expense of the Indemnifying Party); provided, that the Indemnifying Party shall first irrevocably confirm in writing that the Third-Party Claim is within the scope of the Indemnifying Party’s obligation to indemnify the Indemnified Party and that the Indemnifying Party shall be responsible for indemnifying the Indemnified Party for such Third-Party Claim in accordance with and subject to the terms of this Article IX. The Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense, except that, if it is ultimately determined that the Indemnified Party is entitled to indemnification with respect to such Third-Party Claim, then the Indemnifying Party shall pay all reasonable costs and expenses of such counsel if the Indemnified Party has been advised by outside counsel that a reasonable likelihood of a conflict of interest exists between the Indemnifying Party and the Indemnified Party that cannot reasonably be waived. Notwithstanding anything in this Section 9.4 to the contrary, the Indemnifying Party shall not be entitled to assume the control of the defense of any claim that (v) involves any criminal or quasi-criminal Legal Proceeding or any Legal Proceeding by any Governmental Authority, (w) the Indemnified Party has been advised by outside counsel that a conflict of interest exists between the Indemnifying Party and the Indemnified Party that cannot reasonably be waived, (x) upon petition by the Indemnified Party, an appropriate court rules that the Indemnifying Party failed or is failing to vigorously defend or prosecute such Third-Party Claim, (y) the Indemnified Party reasonably believes the Losses related to such Third-Party Claim would exceed twice the maximum amount that the Indemnified Party could then be entitled to recover from the Indemnifying Party under the applicable provision of this Article IX, or (z) seeks injunctive relief, specific performance or other equitable relief against the Indemnified Party (or any of its Affiliates). If the Indemnifying Party does not assume the defense and control of any Third-Party Claim pursuant to this Section 9.4, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement and/or such Third-Party Claim involves a disqualifying claim specified above, the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third-Party Claim with its own counsel and at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party assumes the defense and control of a Third-Party Claim, the Indemnified Party shall, and shall cause each of its Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third-Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third-Party Claim. If the Indemnifying Party has assumed the defense and control of a Third-Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, in its reasonable discretion and with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Indemnified Party; provided, however, that such consent of the Indemnified Party will not be so required if such settlement or judgment: (i) does not (A) impose any equitable or other non-monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified by the Indemnifying Party hereunder and (B) involve a finding or admission of any violation of Law, and (ii) the Indemnifying Party shall obtain from the Person(s) asserting such Third-Party Claim, as a condition of any settlement, a complete and unconditional release (with no finding or admission of wrongdoing) of the Indemnified Party potentially affected by such Third-Party Claim. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Indemnifying Party, with such consent not to be unreasonably withheld; provided, however, that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it irrevocably waives in a writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement. Notwithstanding anything to the contrary herein, (i) the consent of any Party to any settlement or resolution of a Third-Party Claim shall not be used as evidence of the truth of the allegations in any Third-Party Claim or the merits of such Third-Party Claim, and (ii) the existence of any Third-Party Claim shall not create a presumption of any breach by a Party to this Agreement of any of its covenants set forth in this Agreement.

(c) The Indemnifying Party will use commercially reasonable efforts to keep the Indemnified Party reasonably apprised of the status of the defense of any Third-Party Claim the defense of which it is maintaining, and the Indemnified Party will cooperate in good faith, and cause its controlled Affiliates to cooperate in good faith, with the Indemnifying Party with respect to the defense of any such matter. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, to the extent reasonably available to the Indemnified Party, and making employees available as reasonably requested by the Indemnifying Party to provide additional information and explanation of any material provided hereunder or otherwise relating to the Third-Party Claim.

9.5 Indemnification Procedures. With respect to any claim for indemnification under this Article IX:

(a) The Indemnified Party shall promptly notify Seller (the “Indemnifying Party”) in writing (any such notice being referred to as a “Claim Notice”): (i) the covenant or agreement alleged to have been breached, or other facts or circumstances entitling such Indemnified Party to such indemnification; (ii) a reasonably detailed description (to the extent then known to such Indemnified Party) of the facts and circumstances giving rise to the alleged breach of such covenant or other specific facts or circumstances entitling such Indemnified Party to such indemnification; and (iii) the aggregate dollar amount (which may be estimated or described) and, to the extent such information is available to such Indemnified Party, the individual items of Losses (which may be estimated or described) that are included in the aggregate amount of the Losses that have been incurred or are reasonably likely to be incurred by such Indemnified Party as a result of the inaccuracy or breach or other circumstance referred to in such notice (the aggregate amount of such estimate being referred to as the “Claimed Amount”).

(b) During the 60-day period commencing upon the receipt by the Indemnifying Party of a Claim Notice, the Indemnifying Party may deliver to the Indemnified Party that submitted the Claim Notice a written response (the “Response Notice”) in which the Indemnifying Party: (i) agrees that the full Claimed Amount is owed to such Indemnified Party; (ii) agrees that part (but not all) of the Claimed Amount is owed to such Indemnified Party; or (iii) asserts that no part of the Claimed Amount is owed to such Indemnified Party. Any part of the Claimed Amount that is not agreed by the Indemnifying Party in the Response Notice to be owed to such Indemnified Party shall be referred to as the “Contested Amount.” If the Indemnified Party and the Indemnifying Party are unable to resolve any dispute relating to any Contested Amount during the 30-day period commencing upon the receipt of the Response Notice by the Indemnified Party, then such dispute will be resolved in accordance with Section 10.11.

(c) If the Indemnified Party does not receive a response from the Indemnifying Party with respect to any Third-Party Claim set forth in a Claim Notice by the end of the sixty (60) day period referred to in Section 9.5(b), (i) the Indemnifying Party will be deemed to have irrevocably waived any right to object to such Third-Party Claim and to have agreed that Losses in the amount of the applicable Claimed Amount are indemnifiable hereunder and (ii) with respect to the subject Third-Party Claim, as promptly as practicable and within five (5) Business Days following expiration of such period, in accordance with Section 9.6, the Indemnifying Party will pay the Claimed Amount to the Indemnified Party. If not paid, the Indemnified Party may seek enforcement of the obligation of the Indemnifying Party with respect to the Third-Party Claim in any court available therefor in accordance with the terms of Section 10.10 and Section 10.11.

9.6 Payment.

(a) Once a Loss is agreed to by Seller or finally adjudicated to be payable to one or more Indemnified Parties pursuant to this Article IX, subject to the limitations set forth herein, Seller shall satisfy its indemnity obligation with respect to such Loss by paying directly to such Indemnified Party the amount of such Loss, in cash, within five (5) Business Days of such agreement or final adjudication, by wire transfer of immediately available funds.

9.7 Equitable Relief; Fraud. Notwithstanding any other provision of this Agreement to the contrary, this Article IX will be the sole and exclusive remedy of the Parties hereto from and after the Closing Date for any claims in respect of a breach of this Agreement, including claims of inaccuracy in or breach of any representation, warranty, covenant or agreement hereunder; provided, however, that the foregoing will not (a) be deemed a waiver by any party of any right to seek specific performance or injunctive relief pursuant to Section 10.9, (b) limit any right or remedy arising by reason of any claim of Fraud against the Party committing such Fraud or (c) limit any claims in respect of breaches of the Transaction Documents or any covenant or agreement hereunder to be performed after the Closing.

9.8 Tax Treatment of Indemnification Payments. Any payments made pursuant to this Article IX shall be treated as an adjustment to the Closing Purchase Price by the Parties for Tax purposes, unless otherwise required by Law.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices.

(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Purchaser (or after the Closing, the Company), to:

KAKEN INVESTMENTS INC.

1000 N. West Street, Suite 1400

Wilmington, Delaware 19801

Attn:	Masashi Suzudo
Mitsuru Watanuki
Yoshiki Sato

Email:	[Omitted]
[Omitted]
[Omitted]

with a copy (which will not constitute notice) to:

Mori Hamada & Matsumoto

16th Floor, Marunouchi Park Building

2-6-1 Marunouchi, Chiyoda-ku

Tokyo 100-8222, Japan

Attn:	Seiichi Okazaki
Takaya Sato
Email:	seiichi.okazaki@mhm-global.com
takaya.sato@mhm-global.com

McDermott Will & Emery LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attn:	Matt Carter
David A. Lipkin

Email:	mcarter@mwe.com
dlipkin@mwe.com

if to Seller (or prior to the Closing, the Company), to:

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

Attn:	David Lennon
Steve Rodin

Email:	[Omitted]
[Omitted]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real,

San Diego, CA 92130

Attn:	Dan Koeppen
Robert L. Wernli, Jr.
Ethan Lutske
Jack Hamilton

Email:	dkoeppen@wsgr.com
rwernli@wsgr.com
elutske@wsgr.com
jhamilton@wsgr.com

(b) Additional Procedures. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 10.1 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 10.1 through a notice given in accordance with this Section 10.1, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.1.

10.2 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties by execution of an instrument in writing signed on behalf of each Party.

10.3 Extension; Waiver. Any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

10.4 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Purchaser will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Closing Date (a) in connection with a merger or consolidation involving Purchaser or other disposition of all or substantially all of the assets of Purchaser or the Company; or (b) to any of its Affiliates. It is understood and agreed that, in each case, such assignment shall not impede or delay the consummation of the Stock Purchase or otherwise materially impede the rights of Seller pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

10.5 Confidentiality. The Parties acknowledge that Purchaser and Seller have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Purchaser and its Representatives will hold and treat all documents and information concerning Seller and its Subsidiaries (which after the Closing shall not be deemed for this purpose to include the Business) furnished or made available to Purchaser, or its Representatives in connection with the Stock Purchase in accordance with the Confidentiality Agreement. Seller and each of its Representatives will hold and treat all documents and information concerning the Business as if it were Confidential Information (as defined in the Confidentiality Agreement).

10.6 Entire Agreement. This Agreement, the other Transaction Documents and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement and the Seller Disclosure Letter constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of (i) the Closing Date and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.

10.7 Third Party Beneficiaries. The Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement.

10.8 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.9 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this

Agreement in order to consummate the Stock Purchase) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance to cause the other Parties to consummate the Stock Purchase, subject to the satisfaction or waiver of the conditions set forth in Article VII); (B) the provisions of Section 8.3 are not intended to and do not adequately compensate Seller, on the one hand, or Purchaser, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Stock Purchase and without that right, none of the Parties would have entered into this Agreement.

(ii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by any of the Parties; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.

(iii) Tolling of the Termination Date. Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any Party initiates a Legal Proceeding to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement, then the Termination Date will be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.

10.10 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

10.11 Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding in connection with or relating to any Relevant Matters, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.1 or in such other manner as may be permitted by applicable Law, but nothing in this Section 10.11 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding in connection with or relating to any Relevant Matters to the exclusive general jurisdiction of the Chosen Courts; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding in connection with or relating to any Relevant Matters will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal

Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding in connection with or relating to any Relevant Matters in any court other than the Chosen Courts. The Parties agree that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

10.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

10.13 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.

10.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

10.15 Conflict Waiver; Privilege.

(a) The Parties understand and agree that Seller and the Company has been represented by Wilson Sonsini Goodrich & Rosati, P.C. (“Wilson Sonsini”) in connection with the transactions contemplated by this Agreement.

(b) The Parties understand and agree that Seller shall be entitled to retain Wilson Sonsini as its counsel in any dispute between Purchaser, the Company or any of their Affiliates, on the one hand, and Seller, on the other, arising from or related to the transactions contemplated by this Agreement, notwithstanding such law firm’s prior or any potential ongoing representation of the Company, and notwithstanding that the interests of Seller, on the one hand, and Purchaser, the Company or any of their Affiliates, on the other, could be directly adverse to one another. Purchaser and each of its Affiliates (including the Company) covenant and agree to waive and not to assert any conflict of interest arising out of or relating to the representation, after the Closing Date, of

Seller by Wilson Sonsini in any litigation, arbitration, mediation or other dispute resolution mechanism arising from or relating to the transactions contemplated by this Agreement.

(c) The parties understand and agree that notwithstanding anything in this Agreement, Seller shall have the right to retain and remove from the books and records of the Company all records and legal information that constitute or were part of communications from Wilson Sonsini to the Company or Seller, or that constitute or were part of communications between the Company or Seller and its outside legal counsel, in each case, to the extent that such communications relate solely to (i) the acquisition of Seller, the Company or the assets thereof, (ii) this Agreement, and (iii) the transactions contemplated by this Agreement, and solely to the extent that such records and legal information are subject to attorney-client privilege, attorney work product privilege or a reasonable expectation of client confidence (the “Privileged Transaction Records”). In addition, Seller has informed Purchaser, and Purchaser acknowledges, that it may be impractical to remove all Privileged Transaction Records from the records (including e-mails and other electronic files) of the Company. Accordingly, Purchaser agrees that it shall not, and shall cause each of its Affiliates (including, after Closing, the Company) not to, knowingly use any Privileged Transaction Records remaining in the records of the Company after Closing against Seller or its Affiliates in any disputes against Seller or its Affiliates in connection with this Agreement or the transactions contemplated thereby, unless the privileges described above are validly waived by Seller.

10.16 Guarantee. Guarantor hereby guarantees to Seller and the Company all obligations of Purchaser under Article II of this Agreement, and is entering into this Agreement solely for the purpose of providing such guarantee, and except to that limited extent is not a party to this Agreement.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

KAKEN PHARMACEUTICAL CO., LTD.

By:	/s/ Hiroyuki Horiuchi
Name:	Hiroyuki Horiuchi
Title:	President and Representative
Director

KAKEN INVESTMENTS INC.

By:	/s/ Masahi Suzudo
Name:	Masashi Suzudo
Title:	President

AADI BIOSCIENCE, INC.

By:	/s/ David J. Lennon
Name:	David J. Lennon, Ph.D.
Title:	President and Chief Executive Officer

AADI SUBSIDIARY, INC.

By:	/s/ David J. Lennon
Name:	David J. Lennon, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

Exhibit A

Exhibit B

Schedule A

Schedule B

Schedule C

Schedule D

Annex B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 19, 2024, by and among KAKEN INVESTMENTS INC., a Delaware corporation (“Purchaser”), Aadi Bioscience, Inc., a Delaware corporation (“Seller”), and the undersigned stockholder of Seller (such stockholder, and any permitted transferee pursuant to Section 2 below, “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser, Seller and Aadi Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Seller (the “Company”) have entered into a Stock Purchase Agreement of even date herewith, as the same may be amended from time to time (the “Stock Purchase Agreement”), which provides for, among other things, the sale of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock Purchase”) to Purchaser, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement;

WHEREAS, the Seller Board has approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and this Agreement;

WHEREAS, as of the date hereof, Stockholder is the record holder and Beneficial Owner of such number of shares of Seller Common Stock set forth on Schedule I of this Agreement; and

WHEREAS, as a condition to its willingness to enter into the Stock Purchase Agreement, Purchaser has required Stockholder, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Stockholder (solely in Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether such rule actually is applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall include record ownership of securities.

(b) “Beneficial Owner” of securities shall mean a Person who Beneficially Owns such securities.

(c) “Encumbrance” shall mean any lien, encumbrance, mortgage, deed of trust, claim, lease, easement, servitude, transfer restriction, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.

(d) “Expiration Time” shall mean the earliest to occur of the following: (i) such date and time as the Stock Purchase Agreement shall have been validly terminated pursuant to Article VIII thereof; (ii) the Closing; or (iii) the termination of this Agreement by mutual written consent of the parties hereto.

(e) “Permitted Encumbrance” shall mean any Encumbrance arising under the U.S. securities laws, Seller’s organizational or governing documents or customary custody arrangements with brokerage accounts or this Agreement and any other Encumbrance that would not prevent or delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or Stockholder’s ability to perform Stockholder’s obligations hereunder.

(f) “Subject Shares” shall mean (i) all shares of Seller Common Stock Beneficially Owned by Stockholder as of the date hereof and (ii) all additional shares of Seller Common Stock of which Stockholder acquires Beneficial Ownership at any time during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

(g) “Support Period” means that period from the date of this Agreement until the Expiration Time.

(h) “Transfer” means to, directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, share exchange, operation of law or otherwise, (i) tender into any tender or exchange offer, (ii) offer, sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein (whether such arrangement is to be settled by delivery of securities, in cash or otherwise), convey any Beneficial Ownership interest in, or (iii) enter into an agreement, option or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

SECTION 2 Transfer of Subject Shares.

(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, Stockholder shall not Transfer any of the Subject Shares nor cause or voluntarily consent to any Transfer of any of the Subject Shares or Stockholder’s voting or economic interest therein. Any action taken in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever.

(b) Transfer of Voting Rights. During the Support Period, Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares (other than the grant of any proxy expressly provided herein or the grant of a proxy to a director or officer of Seller in connection with any annual or special meeting of the Seller Stockholders; provided that Stockholder shall remain liable hereunder to the extent such director or officer votes any Subject Shares in any manner inconsistent with this Agreement), (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by Stockholder (or, following any Transfer permitted by, and made in accordance with, this Section 2, by any such transferee Stockholder) (i) to one or more partners, members, or other equityholders of Stockholder or to a controlled Affiliate of, or Affiliate under common control with, Stockholder, (ii) to any other Person to whom Purchaser has consented with respect to a Transfer by Stockholder in advance in writing, (iii) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust or similar vehicle solely for the benefit of Stockholder and/or any member or members of Stockholder’s immediate family, or (iv) to Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (iv), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement with respect to Subject Shares, and provided further, that no such Transfer shall relieve Stockholder of any of Stockholder’s obligations hereunder.

(d) Involuntary Transfer. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of Stockholder pursuant to the terms of any trust or will of Stockholder or by the Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Support Period.

SECTION 3 Voting Agreement.

(a) Stockholder hereby agrees that, during the Support Period, at the Seller Stockholder Meeting or any other meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Seller Stockholders at which any of the matters set forth in clause (ii) below is put to the vote of Seller Stockholders, however called, and in connection with any written consent of the Seller Stockholders with respect to any of the matters set forth in clause (ii) below, if applicable, Stockholder shall (i) appear at such meeting or otherwise cause all of the Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all the Subject Shares, (A) in favor of (“for”) (1) the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) and the approval of the Stock Purchase Agreement, including any amended and restated Stock Purchase Agreement or amendment to the Stock Purchase Agreement that does not change the form of the consideration payable to Seller upon the closing under the Stock Purchase Agreement or reduce the Base Consideration, (2) the transactions listed on Schedule B of the Stock Purchase Agreement (the “Specified Transactions”) and (3) the approval of any proposal to adjourn or postpone such meeting of the Seller Stockholders to a later date if there are not sufficient votes to approve the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) or approve the Stock Purchase Agreement (as it may have been amended or amended and restated in a manner for which Stockholder is obligated to vote in favor or consent to hereunder), including the Specified Transactions and (B) to the extent any such matter is formally submitted for a vote (or the consent) of the Seller Stockholders, against (1) any action or proposal in favor of an Acquisition Proposal (including a Superior Proposal), without regard to the terms of such Acquisition Proposal, or any of the transactions contemplated thereby, (2) any action or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Seller or the Company under the Stock Purchase Agreement or of Stockholder under this Agreement, and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Stock Purchase or the fulfillment of Purchaser’s, Seller’s or the Company’s conditions to Closing under the Stock Purchase Agreement or change in any manner the voting rights of the Subject Securities or any other shares of capital stock of Seller (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, conversion, transfer, domestication, continuance or similar transaction, any amendments of Seller’s organizational or governing documents, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of Seller or any of its subsidiaries). Stockholder covenants and agrees that, except for this Agreement, Stockholder shall not, and shall not permit any Person under Stockholder’s control, during the Support Period, to (x) enter into any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, grant, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in 17 CFR § 240.14a-1, et seq.) or consents from Seller Stockholders in connection with any vote of the Seller Stockholders with respect to the Stock Purchase Agreement, the Stock Purchase or the other transactions contemplated by the Stock Purchase Agreement, other than to recommend that Seller Stockholders vote in favor of the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) and the approval of the Stock Purchase Agreement (and any actions required in furtherance thereof or otherwise expressly provided in this Agreement or the Stock Purchase Agreement) including the Specified Transactions.

(b) Nothing in this Agreement shall obligate Stockholder to exercise any option or any other right to acquire any shares of Seller Common Stock.

SECTION 4 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, but without limiting any obligations of Seller or the Company under the Stock Purchase Agreement, nothing in this Agreement shall limit any individual who is a director or officer of Seller from acting in such capacity and exercising his or her rights or fiduciary duties as a director or officer of Seller or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as stockholder of Seller and that any director or officer of Seller who signs this Agreement as Stockholder, or on behalf of Stockholder, is signing only as Stockholder (or on behalf of Stockholder) and not in any other capacity).

SECTION 5 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and Purchaser shall have no authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Seller or the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.

SECTION 6 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Purchaser and Seller as follows:

(a) Power; Binding Agreement. Stockholder has full power and authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Purchaser and Seller, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

(b) No Conflicts. None of the execution and delivery by Stockholder of this Agreement or the performance by Stockholder of any obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the Subject Shares, under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement (including organizational documents) to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) may be bound, or (ii) conflict with or violate any Order or Law applicable to Stockholder or any of Stockholder’s properties or assets, except, in each of cases (i) and (ii), as would not reasonably be expected to prevent or materially delay or impair Stockholder’s ability to perform any of the obligations of Stockholder hereunder.

(c) Ownership of Shares. Stockholder is the Beneficial Owner of the shares of Seller Common Stock set forth on Schedule I of this Agreement. Stockholder Beneficially Owns all such shares of Seller Common Stock free and clear of Encumbrances (other than Permitted Encumbrances). As of the date hereof, Stockholder does not Beneficially Own any shares of Seller Common Stock other than the shares of Seller Common Stock set forth on Schedule I of this Agreement.

(d) Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to Stockholder in connection with the valid execution and delivery or performance of this Agreement by Stockholder.

(e) Voting and Disposition Power. Stockholder has sole (or, together with Affiliates of Stockholder, shared) voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which Stockholder is a party relating to the pledge, disposition or voting of any of the shares of Seller Common Stock indicated on Schedule I of this Agreement and no such shares of Seller Common Stock are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares.

(f) Reliance. Stockholder has (i) received a copy of the Stock Purchase Agreement and this Agreement, (ii) had the opportunity to carefully read each such agreement and is fully aware of the contents thereof and their meaning, intent and legal effect, (iii) been represented by or had the opportunity to be represented by independent counsel of Stockholder’s own choosing and (iv) had the right and opportunity to consult with its counsel, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Stockholder understands and acknowledges that Purchaser, Seller and the Company are entering into the Stock Purchase Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement. Other than the representations and warranties of Seller and the Company expressly set forth in the Stock Purchase Agreement and the representations and warranties of Purchaser set forth herein, Stockholder has not relied upon, and expressly disclaims reliance upon, the representations and warranties of any person or entity in connection with Stockholder’s entry into this Agreement.

(g) Absence of Litigation. As of the date hereof, there is no action, suit, claim, proceeding, charge, investigation or arbitration pending against, or, to the knowledge of Stockholder, threatened in writing against or affecting Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair Stockholder’s ability to perform any of the obligations of Stockholder hereunder.

(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Purchaser, Seller or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder (other than as an officer or director of Seller).

SECTION 7 Representations and Warranties of Purchaser. Purchaser represents and warrants to Stockholder as follows:

(a) Organization and Qualification. Purchaser is a duly organized and validly existing corporation in good standing under the Laws of Delaware.

(b) Power; Binding Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and, assuming this Agreement constitutes a valid and binding obligation of Stockholder and Seller, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (B) is subject to general principles of equity.

SECTION 8 Representations and Warranties of Seller. Seller represents and warrants to Stockholder and Purchaser as follows:

(a) Organization and Qualification. Seller is a duly organized and validly existing corporation in good standing under the Laws of Delaware.

(b) Power; Binding Agreement. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by Seller and no other actions or proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller, the performance by Seller of its obligations hereunder or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and, assuming this Agreement constitutes a valid and binding obligation of Stockholder and Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (B) is subject to general principles of equity.

SECTION 9 Disclosure. Stockholder shall permit Seller, the Company and Purchaser to publish and disclose, in all documents and schedules filed with the SEC, and any press release or other disclosure document that Seller, the Company or Purchaser determines to be required by Law in connection with the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement, Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Seller shall permit Stockholder to publish and disclose in all disclosure documents to the extent required by Law (including, without limitation, any proxy statement or Schedule 13D filed with the SEC under the Exchange Act) the nature of the commitments, arrangements and understandings under this Agreement.

SECTION 10 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

SECTION 11 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time, provided that Section 9, this Section 11 and Section 12 shall survive such termination and remain in full force and effect. Notwithstanding anything in this Section 11 to the contrary, nothing in this Section 11 shall relieve any party hereto from liability for any willful breach of this Agreement prior to such termination.

SECTION 12 Miscellaneous Provisions.

(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Stock Purchase Agreement.

(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), Stockholder may not assign any of Stockholder’s rights or obligations hereunder without the prior written consent of Purchaser, or no such assignment shall relieve Stockholder of any liabilities or obligations hereunder. Purchaser may not assign this Agreement or any benefits hereunder except to an Affiliate of Purchaser. Subject to the foregoing provisions of this Section 12(b), this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment or delegation in violation of this Section 12(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that such harm would be impossible to measure in money damages, that in the event of such breach the non-breaching party will not have an adequate remedy at law or in damages and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 11, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 12(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, (ii) no party will oppose the seeking of such relief on the basis that the other party has an adequate remedy at law and (iii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, Purchaser would not have entered into this Agreement. For the avoidance of doubt, each of Purchaser and Seller has the right to specifically enforce this Agreement against Stockholder, with or without the concurrence of the other.

(d) Governing Law; Consent to Jurisdiction; Venue.

(1) This Agreement, and all Legal Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(2) The parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in respect of any Legal Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Legal Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 12(g) or in any other manner permitted by law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e).

(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Stock Purchase Agreement are consummated.

(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date sent if sent by e-mail (provided that no “bounce-back” or similar message is received by the sender), in each case as follows:

if to Purchaser, to:

KAKEN INVESTMENTS INC.

1000 N. West Street, Suite 1400

Wilmington, Delaware 19801

Attn:  Masashi Suzudo

  Mitsuru Watanuki

  Yoshiki Sato

Email: [Omitted]

   [Omitted]

   [Omitted]

with a copy (which will not constitute notice) to:

Mori Hamada & Matsumoto

16th Floor, Marunouchi Park Building

2-6-1 Marunouchi, Chiyoda-ku

Tokyo 100-8222, Japan

Attn:  Seiichi Okazaki

  Takaya Sato

Email: seiichi.okazaki@mhm-global.com

   takaya.sato@mhm-global.com

McDermott Will & Emery LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attn:  Matt Carter

 David A. Lipkin

Email: mcarter@mwe.com

  dlipkin@mwe.com

if to Seller, to:

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

Attn:  David Lennon

  Steve Rodin

Email: [Omitted]

  [Omitted]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

Attn:  Dan Koeppen

  Robert L. Wernli, Jr.

  Ethan Lutske

  Jack Hamilton

Email: dkoeppen@wsgr.com

   rwernli@wsgr.com

   elutske@wsgr.com

   jhamilton@wsgr.com

if to Stockholder, to the address set forth on Schedule I to this Agreement.

(h) Stockholder Obligations. Stockholder shall not be liable for any breach of the terms of any agreement similar to this Agreement by any other Seller Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of Law.

(i) Stop-Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes Seller or its counsel to notify Seller’s transfer agent that there is a stop transfer order with respect to all the Subject Shares (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Seller following the Expiration Time.

(j) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.

(l) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Signatures to this Agreement transmitted by by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

KAKEN INVESTMENTS INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

AADI BIOSCIENCE, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

ENTITY STOCKHOLDER

Entity Name

By:
Name:
Title:

INDIVIDUAL STOCKHOLDER

Name:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Beneficially Owned Shares	Address (including email)
[●]	[Address] [City, State ZIP] Attn: [●] Email: [●]

[Schedule I to Voting and Support Agreement]

EXHIBIT A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of December 19, 2024, as amended or modified from time to time in accordance with its terms, by and between KAKEN INVESTMENTS INC., Aadi Bioscience, Inc. and [Stockholder] (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.

The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares [Transferred to it][owned in a joint account with Stockholder].

The address and e-mail address to which notices may be sent to the undersigned are as follows:

[Stockholder]

[Address]

[City, State ZIP]

Attn: [●]

Email: [●]

Date: [●]

[Name]

[Exhibit A to Voting and Support Agreement]

Annex C

December 19, 2024

The Board of Directors

Aadi Bioscience, Inc.

17383 Sunset Boulevard Suite A250

Pacific Palisades, California 90272

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Aadi Bioscience, Inc. (“Seller”), of the Consideration (as defined below) proposed to be paid to Seller pursuant to the terms of the Stock Purchase Agreement (the “Agreement”) to be entered into among Kaken Pharmaceutical Co., Ltd. (“Buyer”), Aadi Subsidiary, Inc. (the “Company”) and Seller. Capitalized terms used but not defined herein have the meanings set forth in the Agreement. The Agreement provides, among other things, for the sale of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Sale Transaction”) upon the terms and subject to the conditions set forth in the Agreement, in exchange for aggregate consideration of $100,000,000 on a cash free, debt free basis (the “Consideration”). The Consideration is subject to certain adjustments set forth in the Agreement; we express no opinion as to any such adjustments. The terms and conditions of the Sale Transaction are more fully set forth in the Agreement.

We have been engaged by Seller to act as its financial advisor in connection with the Sale Transaction and we will receive a fee from Seller for providing such services, a portion of which is payable upon delivery of this opinion and the remaining portion of which is payable upon the closing of the transaction. In addition, Seller has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

Leerink Partners LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In addition to our services in connection with the Sale Transaction, we are currently serving as financial advisor to Seller in connection with its entry into a license agreement with WuXi Biologics (Shanghai FX) Co., Ltd and will receive a fee for such services. In the ordinary course of business, we and our affiliates may in the future provide investment banking services to Seller, Buyer or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of our business, we or our affiliates have in the past and may in the future hold positions, for our own account or the accounts of our customers, in equity, debt or other securities of Seller, Buyer or their respective affiliates.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Seller, Buyer and the Sale Transaction and other participants in the Sale Transaction that differ from the views of our investment banking personnel.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated December 18, 2024; (ii) Seller’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed by Seller with the Securities and Exchange Commission (the “SEC”); (iii) Seller’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed by Seller with the SEC; (iv) certain Current Reports on Form 8-K, as filed by Seller with, or furnished by Seller to, the SEC; and (v) certain internal information relating to the business, operations, earnings, cash flow and prospects of the Company, including certain financial forecasts related to the Company as furnished to us by the management of Seller and approved for use by us by Seller for purposes of our analysis (the “Forecast”)

(collectively, the “Internal Data”). We have also conducted discussions with members of the senior management of Seller and its advisors and representatives regarding such Internal Data as well as the past and current business, operations, financial condition and prospects of the Company. In addition, we compared certain of the proposed financial terms of the Sale Transaction to the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant. We also conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have been advised by Seller, and have assumed, at your direction, that the Internal Data (including, without limitation, the Forecast) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Seller as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data (including, without limitation, the Forecast) or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Seller, the Company or Buyer, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of Seller, the Company or Buyer.

We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the last draft of the Agreement reviewed by us. We have also assumed, at your direction, that the representations and warranties made by Buyer and Seller in the Agreement and the related agreements are and will continue to be true and correct in all respects material to our analysis. Furthermore, we have assumed, at your direction, that the Sale Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion, that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Sale Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion, and that each of Seller, the Company and Buyer will perform their respective covenants and agreements set forth in the Agreement in accordance with the terms of the Agreement. We have not evaluated and do not express any opinion as to the solvency or fair value of Seller, the Company or Buyer, or their respective abilities to pay their obligations when they come due, or as to the impact of the Sale Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency, or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters. We express no view or opinion as to the price or range of prices at which the shares of stock or other securities or instruments of Seller or any third party may trade at any time, including subsequent to the announcement or consummation of the Sale Transaction.

We express no view as to, and our opinion does not address, Seller’s underlying business decision to proceed with or effect the Sale Transaction, or the relative merits of the Sale Transaction as compared to any alternative business strategies or transactions that might be available to Seller or in which Seller might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to Seller of the Consideration proposed to be paid to Seller pursuant to the terms of the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Sale Transaction, including, without limitation, the structure or form of the Sale Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Sale Transaction, including, without limitation, the fairness of the Sale Transaction or any other term or aspect of the Sale Transaction to, or any consideration to be received in connection therewith by, or the impact of the Sale Transaction on, the holders of any class of securities, creditors or other constituencies of

Seller or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Seller or any other party, or class of such persons in connection with the Sale Transaction, whether relative to the Consideration to be paid to Seller pursuant to the terms of the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of Seller as to whether or how such stockholder should vote or otherwise act with respect to the Sale Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Seller (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Sale Transaction. This opinion has been authorized by the Leerink Partners LLC Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration proposed to be paid to Seller pursuant to the terms of the Agreement is fair, from a financial point of view, to Seller.

Very truly yours,

/s/ Leerink Partners LLC

Annex D

EXECUTION COPY

SUBSCRIPTION AGREEMENT

BY AND AMONG

AADI BIOSCIENCE, INC.,

AND

THE PURCHASERS

DECEMBER 19, 2024

1. Definitions	D-1

2. Subscription	D-5
2.1 Purchase and Sale	D-5
2.2 Closing	D-5

3. Representations and Warranties of the Company	D-6
3.1 Organization and Power	D-6
3.2 Capitalization	D-6
3.3 Registration Rights	D-6
3.4 Authorization	D-6
3.5 Valid Issuance	D-7
3.6 No Conflict	D-7
3.7 Consents	D-7
3.8 SEC Filings; Financial Statements	D-8
3.9 Absence of Changes	D-8
3.10 Absence of Litigation	D-8
3.11 Compliance with Law; Permits	D-8
3.12 Intellectual Property	D-9
3.13 Employee Benefits	D-10
3.14 Taxes	D-10
3.15 Environmental Laws	D-10
3.16 Title	D-11
3.17 Insurance	D-11
3.18 Nasdaq Stock Market	D-11
3.19 Sarbanes-Oxley Act	D-11
3.20 Regulatory	D-11
3.21 Accounting Controls and Disclosure Controls and Procedures	D-12
3.22 Price Stabilization of Common Stock	D-13
3.23 Investment Company Act	D-13
3.24 General Solicitation; No Integration or Aggregation	D-13
3.25 Brokers and Finders	D-13
3.26 Reliance by the Purchasers	D-13
3.27 No Disqualification Events	D-13
3.28 No Additional Agreements	D-13
3.29 Anti-Bribery and Anti-Money Laundering Laws	D-13
3.30 Company IT Systems; Cybersecurity	D-14
3.32 Transactions with Affiliates and Employees	D-14
3.33 No Other Representations or Warranties	D-14

4. Representations and Warranties of Each Purchaser	D-15
4.1 Organization	D-15
4.2 Authorization	D-15
4.3 No Conflict	D-15
4.4 Consents	D-15
4.5 Residency	D-15
4.6 Brokers and Finders	D-15
4.7 Investment Representations and Warranties	D-15
4.8 Intent	D-16
4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	D-16
4.10 Tax Advisors	D-16

D-i

4.11 Securities Not Registered; Legends	D-17
4.12 Placement Agent	D-17
4.13 Reliance by the Company	D-18
4.14 No General Solicitation	D-18
4.15 No Reliance	D-18
4.16 Access to Information	D-18
4.17 Certain Trading Activities	D-18
4.18 Disqualification Event	D-19
4.19 Defense Production Act Compliance	D-19
4.20 Acknowledgments Regarding Placement Agent	D-19

5. Covenants	D-20
5.1 Further Assurances	D-20
5.2 Listing	D-20
5.3 Disclosure of Transactions	D-20
5.4 Integration	D-20
5.5 Pledge of Securities	D-21
5.6 Subsequent Equity Sales	D-21
5.7 Reservation of Common Stock	D-21
5.8 Use of Proceeds	D-21
5.9 Removal of Legends	D-21
5.10 Indemnification	D-22
5.11 Lock-Up Agreements	D-23

6. Conditions of Closing	D-23
6.1 Conditions to the Obligation of the Purchasers	D-23
6.2 Conditions to the Obligation of the Company	D-24

7. Termination	D-25
7.1 Conditions of Termination	D-25

8. Miscellaneous Provisions	D-25
8.1 Public Statements or Releases; Use of Name and Logo	D-25
8.2 Interpretation	D-25
8.3 Notices	D-26
8.4 Severability	D-26
8.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	D-26
8.6 Waiver	D-27
8.7 Expenses	D-27
8.8 Assignment	D-27
8.9 Confidential Information	D-28
8.10 Third Parties	D-28
8.11 Independent Nature of Purchasers’ Obligations and Right	D-28
8.12 Counterparts	D-29
8.13 Entire Agreement; Amendments	D-29
8.14 Survival	D-29
8.15 Mutual Drafting	D-29
8.16 Additional Matters	D-29
8.17 Reliance by and Exculpation of Jefferies as Placement Agent	D-29

D-ii

Exhibits

D-iii

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of December 19, 2024, by and among Aadi Bioscience, Inc., a Delaware corporation (the “Company”), and the persons listed on EXHIBIT A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and/or pre-funded warrants to purchase Common Stock in the form attached hereto as EXHIBIT B (the “Pre-Funded Warrants”);

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into an Intellectual Property License Agreement with WuXi Biologics (Shanghai FX) Co., Ltd., a corporation organized and existing under the laws of China (“WuXi Biologics,” and such license agreement, the “License Agreement”), pursuant to which the Company desires to obtain an exclusive license to certain patents, know-how and other intellectual property controlled by WuXi Biologics relating to certain pre-clinical stage development programs focused on antibody drug conjugates;

WHEREAS, the proceeds from the sale of the Shares (as defined below) and the Pre-Funded Warrants are anticipated to be used, in part, to fund certain upfront payments due to WuXi Biologics under the License Agreement;

WHEREAS, stockholder approval, at a meeting of stockholders of the Company, of the issuance of the Securities (as defined below) pursuant to this Agreement is required in accordance with Nasdaq Listing Rule 5635(a) and, as applicable, (b) and/or (d) (as defined below) (such approval, the “Required Stockholder Approval”);

WHEREAS, the Closing (as defined below) is contingent upon, among other things, the Company’s receipt of the Required Stockholder Approval;

WHEREAS, contemporaneously with the sale of the Shares and the Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares (as defined below) under the Securities Act and applicable state securities laws;

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, Jefferies LLC (“Jefferies”) has been engaged as placement agent for the offering of the Shares and Pre-Funded Warrants on a “best efforts” basis.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2024 SEC Reports” shall mean (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2023, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as currently in effect.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.

“Board of Directors” means the board of directors of the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Company IT Systems” has the meaning set forth in Section 3.30 hereof.

“Company Products” has the meaning set forth in Section 3.20(c) hereof.

“Company Regulatory Permits” has the meaning set forth in Section 3.20(c) hereof. “Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 3.27 hereof.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disqualification Event” has the meaning set forth in Section 3.27 hereof.

“Drug Regulatory Agency” shall mean the FDA or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” means (a) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”) and Public Health Service Act (42 U.S.C. § 201 et seq.) and any other similar applicable law administered by the U.S. Food and Drug Administration (“FDA”) or other comparable governmental authority responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company and their implementing regulations; (b) Good Clinical Practice, regulations for studies that are submitted to regulatory authorities to support product approval; and (c) laws regulating the use or disclosure of personal data collected in the conduct of clinical trials, including Protected Health Information as defined under the Health Insurance Portability and Accountability Act of 1996 as amended at 45 CFR 164.103.

“Intellectual Property” has the meaning set forth in Section 3.12(a) hereof.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiary conduct business, provided that the Company is not disproportionately affected thereby;

(iv) changes in laws after the date hereof, provided that the Company is not disproportionately affected thereby;

(v) changes or proposed changes in GAAP after the date of this Agreement, provided that the Company is not disproportionately affected thereby; and

(vi) in and of itself, any failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this

Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of the definition).

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Patents” has the meaning set forth in Section 3.12(a) hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Placement Agent” means Jefferies.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the recitals hereof.

“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.

“Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the recitals hereof.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, but excluding the Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Shares and Pre-Funded Warrants purchased hereunder as indicated under the heading “Subscription Amount” on EXHIBIT A.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” shall mean (a) any and all federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, and (b) any liability for any amounts of the type described in clause (a) of another Person as a transferee or successor, by contract (including any Tax Sharing Agreement), under Treasury Regulations Section 1.1502-6 or analogous state, local or non-U.S. law, as a result of being a party or as a result of any express or implied obligation to indemnify any other Person, or otherwise, in each case, whether disputed or not.

“Tax Sharing Agreement” means any Tax allocation agreement, Tax indemnification agreement, Tax sharing agreement or similar contract or arrangement, whether or not written.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement and the Pre-Funded Warrants.

“Transfer Agent” shall mean, with respect to the Common Stock, Equiniti Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Willful Breach” has the meaning set forth in Section 7.1 hereof.

2. Subscription.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $100 million of Shares and/or Pre-Funded Warrants. The purchase price per share of Common Stock shall be $2.40 per share. Each Purchaser who so elects to purchase Pre-Funded Warrants in lieu of Shares shall deliver to the Company at least three business days prior to the Closing Date a calculation of the number of Pre-Funded Warrants to be delivered in lieu of Shares, and EXHIBIT A shall be amended accordingly and distributed to all Purchasers at least one business day prior to the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, (a) that number of Shares equal to the dollar amount set forth opposite such Purchaser’s name on EXHIBIT A under the heading “Aggregate Purchase Price” and/or (b) a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite such purchasers name as indicated on EXHIBIT A under the heading “Warrant Shares”, if any, at a purchase price equal to $2.3999 and an exercise price equal to $0.0001 per Warrant Share.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall occur on a date that is no later than five business days from the date on which the Required Stockholder Approval is obtained, unless otherwise agreed between the Company and Jefferies, and the Purchasers shall be notified of such date at least five business days in advance by Jefferies (the “Closing Date”). The Closing shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Securities shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing, as set forth in EXHIBIT A, and, if applicable, a Pre-Funded Warrant, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least one business day prior to the Closing, to an account to be designated by the Company (which shall not be an escrow account). On the Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide evidence of such issuance from the Transfer Agent as of the Closing Date to each Purchaser. For each Purchaser of Pre-Funded Warrants pursuant to Section 2.1 the Company shall deliver a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of the Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by $2.40, with an exercise price equal to $0.0001 per Warrant Share, subject to adjustment as provided therein. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder, unless the Agreement has otherwise been terminated in accordance with its terms.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agent that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has one subsidiary: Aadi Subsidiary, Inc., a Delaware corporation. The Company’s subsidiary is duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. The Company’s subsidiary is duly qualified to do business as foreign corporations and is in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s disclosure of its issued and outstanding capital stock in the 2024 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2024 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and outstanding warrants have been issued in material compliance with all applicable securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived. Neither the execution of this Agreement nor the issuance of the Shares or Pre-Funded Warrants will result in the triggering of any anti-dilution or other similar rights (including a rights distribution under any “poison pill” plan or similar arrangement). Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding.

3.3 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the 2024 SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. Subject to receipt of the Required Stockholder Approval, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser (and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser), this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by the Company and the other parties thereto and assuming that they constitute legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. Subject to receipt of the Required Stockholder Approval, the Shares and Pre-Funded Warrants being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants, in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Securities to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States. The Company satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Shares and the Warrant Shares for resale by the Purchasers under the Securities Act.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and Pre-Funded Warrants, the reservation for issuance and issuance of the Warrant Shares and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (iii) subject to the receipt of the Required Stockholder Approval, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, other than (a) the Required Stockholder Approval, (b) filings that have been or will be obtained or made under the Securities Act or the Exchange Act, (c) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Securities and the listing of the Shares and the Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, including with respect to the Required Stockholder Approval, (d) filings required to consummate the transactions contemplated by the Transaction Agreements or (e) filings that may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Securities by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except as otherwise stated or disclosed in the 2024 SEC Reports filed at least one business day prior to the date hereof, between December 31, 2023 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.

3.10 Absence of Litigation. Except as disclosed in the 2024 SEC Reports, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any governmental body against the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.11 Compliance with Law; Permits. The Company is not in violation of, and has not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. The Company has not received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property.

(a) “Intellectual Property” means (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, formulae, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not, and (e) all United States and foreign rights arising under or associated with any of the foregoing used, sold, licensed or otherwise exploited in the operation of its business as presently conducted or reasonably expected to be conducted.

(b) To its knowledge, the Company solely and exclusively owns or has obtained valid and enforceable licenses for, free and clear of all liens or encumbrances, all U.S. Intellectual Property necessary for its business as now conducted and, subject to the effectiveness of the licenses set forth in the License Agreement, currently proposed to be conducted in the future as described in the 2024 SEC Reports, and, to the knowledge of the Company, the conduct of its current and proposed business does not infringe or misappropriate, in any material respect, any U.S. Intellectual Property of any third party. The Company has not received any communications (in each case that has not been resolved) of any alleged infringement, misappropriation or breach of any Intellectual Property rights of others.

(c) To the Company’s knowledge, there are no orders, settlement agreements or stipulations to which the Company is a party or by which the Company is bound that restricts the Company’s rights to use any Intellectual Property in the operation of the business as currently conducted.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future, as described in the 2024 SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (B) challenging the validity, enforceability or scope of any Intellectual Property necessary for its business as now conducted and currently proposed to be conducted in the future, as described in the 2024 SEC Reports, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company as described in the 2024 SEC Reports, and all such agreements are in full force and effect.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has taken reasonable and customary actions to protect its rights in, and to prevent the unauthorized use and disclosure of, material trade secrets and confidential business information (including confidential ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, records of inventions, test information, financial, marketing and business data, supplier lists and information, and business plans) owned by the Company, and, to the knowledge of the Company, there has been no unauthorized use or disclosure of such material trade secrets and confidential business information.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company has filed all federal income Tax Returns and other material Tax Returns required to have been filed under applicable law (or extensions have been duly obtained), and all such Tax Returns are true, complete and correct in all material respects. The Company has paid all Taxes required to have been paid by it (whether or not shown due on any Tax Return). The Company has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes. The Company is not a party to any Tax Sharing Agreement. There are no Liens on any of the assets of the Company with respect to Taxes. No assessment on Taxes is pending, proposed, in progress, or threatened against the Company. All Tax deficiencies which have been proposed, asserted or assessed against the Company have been fully paid or finally settled. The Company has not received a notice of a claim by any Tax authority in any jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by, or required to file tax returns with, that jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim to be made. The Company has not constituted a “distributing corporation” or a “controlled corporation” under Section 355 of the Code. The Company is not, nor has it ever been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company has not been included in an affiliated group (as defined in Section 1504 of the Code or any similar group under a corresponding or similar provision of state, local, or non-U.S. law) and is not liable for the Taxes of any other Person (i) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. law), or (ii) as a transferee or successor, by assumption or operation of law, or by Contract or otherwise. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

3.15 Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received since January 1, 2022, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has received since January 1,

2022, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its subsidiary has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiary, as the case may be. Any real property and buildings held under lease by the Company or its subsidiary is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiary, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “AADI”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2022 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Regulatory.

(a) To the knowledge of the Company, the Company has operated its business and currently is in compliance in all material respects with all applicable Health Care Laws.

(b) There are no legal proceedings pending or, to the knowledge of the Company, threatened with respect to an alleged material violation by the Company of any Health Care Laws including FDA regulations adopted thereunder, or any other similar law promulgated by a Drug Regulatory Agency.

(c) The Company holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Company Products”) (the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. The Company has timely maintained and is in compliance in all material respects with the Company Regulatory Permits and the Company has not, since January 1, 2022, received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit.

(d) To the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates and the components thereof manufactured in or imported into the United States are in material compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the FDCA.

(e) No Person involved in development of any data included in the Company’s regulatory filings has been convicted of (or investigated for) any crime or engaged in conduct reasonably expected to result in exclusion under 42 U.S.C. Section 1302a-7 or any similar state law or regulation. None of the Company, and to the knowledge of the Company, any contract manufacturer with respect to any Company Product, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable law.

(f) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or in which the Company or its respective product candidates, including the Company Products, have participated that are described in the 2024 SEC Reports or the results of which are referred to in the 2024 SEC Reports, were and, if still pending, are being conducted in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Health Care Laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312.

(g) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no manufacturing site owned by the Company, and to the knowledge of the Company, no manufacturing site of a contract manufacturer where any Company Products are currently manufactured, (i) is subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting noncompliance with any applicable law, in each case, that have not been complied with or closed to the satisfaction of the relevant governmental authority, and, to the knowledge of the Company, neither the FDA nor any other governmental authority is considering such action.

(h) The Company has conducted an assessment and determined that the Company does not (a) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215; (b) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment “critical infrastructure”; or (c) to the Company’s knowledge, maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241”).

3.21 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since December 31, 2023, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially effect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.22 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Securities.

3.23 Investment Company Act. The Company is not, and immediately after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.24 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Securities sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market.

3.25 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.26 Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.27 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agent, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

3.28 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.29 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiary and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.30 Company IT Systems; Cybersecurity. The Company and its subsidiary own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiary (the “Company IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiary as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiary have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. Except as would not reasonably be expected to have a Material Adverse Effect, (a) there has been no security breach or other compromise of or relating to the Company IT Systems; (b) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (c) the Company and its subsidiary have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (d) the Company and its subsidiary are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification.

3.31 No Additional Agreements. The Company has no other agreements or understandings (including side letters) with any Purchaser or any other Person to purchase Common Stock or Pre-Funded Warrants on terms more favorable to such Purchaser than as set forth herein.

3.32 Transactions with Affiliates and Employees. Except for the transactions contemplated by the Transaction Agreements, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.33 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Section 3, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Securities, the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.

4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

4.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory to this Agreement, if the Purchaser is an individual, has the legal competence and capacity to execute the same or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Securities in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Securities and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on EXHIBIT A.

4.6 Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7 Investment Representations and Warranties. Each Purchaser hereby represents and warrants that, it (i) as of the date hereof is, and on each date on which it exercises the Pre-Funded Warrants, will be, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect such Purchaser’s own interests in connection with an investment in the Securities. Each Purchaser further represents and warrants that (x) such Purchaser is capable of evaluating the merits and risk of such investment, and (y) is an “institutional account” as defined by FINRA Rule 4512(c). Such Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.8 Intent. Each Purchaser is purchasing the Shares and, if applicable, Pre-Funded Warrants, and, upon the exercise of the Pre-Funded Warrants, will acquire the Warrant Shares issuable upon exercise thereof, solely for investment purposes, for such Purchaser’s own account or the account of parent fund(s) that own the Purchaser, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Securities to or through any person or entity. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

4.9 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Each Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Securities and such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10 Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on EXHIBIT A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11 Securities Not Registered; Legends. Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that the Securities may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

In addition, stock certificates representing the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12 Placement Agent. Each Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to such Purchaser and neither the Placement Agent nor any of its affiliates has acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Securities, nor is such information or advice necessary or desired, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agent or any of its affiliates in connection with the offer and sale of the Securities. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the quality or value of the Securities and the Placement Agent and any of its affiliates may have acquired non-public information with respect to the Company which Purchaser agrees need not be provided to it.

4.13 Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14 No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agent and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.15 No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agent), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement. Purchaser acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

4.16 Access to Information. In making its decision to purchase the Securities, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, each Purchaser acknowledges that such Purchaser has had the opportunity to review the 2024 SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17 Certain Trading Activities. Other than consummating the transactions contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof.

Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.18 Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

4.19 Defense Production Act Compliance.

(a) Except for any purchaser designated as a “Known Foreign Purchaser” on Exhibit A, below, each Purchaser is not and is not controlled by a “foreign person,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), and each Purchaser does not permit any foreign person affiliated with the Purchaser, whether affiliated as a limited partner or otherwise, to obtain through the Purchaser as a result of that foreign person’s investment any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA) ((i)-(iv) being the “DPA Triggering Rights”).

(b) Each Known Foreign Purchaser will not obtain any DPA Triggering Rights or 10% or more of the Company’s Common Stock, or permit any foreign person affiliated with such Purchaser to obtain any such rights as a result of that Purchaser’s investment.

4.20 Acknowledgments Regarding Placement Agent. Each Purchaser acknowledges that the Placement Agent is acting as a placement agent on a “best efforts” basis for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Each Purchaser represents that such Purchaser was contacted regarding the sale of the Securities by the Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Purchaser entered into a verbal or written confidentiality agreement. Each Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Each Purchaser acknowledges that the Placement Agent has not made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Purchaser acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall cause the Shares and Warrant Shares to be listed on the Nasdaq Capital Market prior to or at the Closing and shall use its reasonable best efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement, the form-of Pre-Funded Warrant and the Registration Rights Agreement)). Upon the issuance of the Disclosure Document, to the knowledge of the Company, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by such Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).

5.4 Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company. Notwithstanding the foregoing, any Purchaser that is subject to the Company’s Insider Trading Policy must comply with such policy as it may pertain to any pledges of Securities.

5.6 Subsequent Equity Sales. From the date hereof until the Business Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, without the consent of Jefferies and the Purchasers of at least a majority in interest of the Securities then held by Purchasers, the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.6 shall not apply to (i) the issuance of the Securities hereunder, (ii) the transactions contemplated by the Registration Rights Agreement, (iii) the issuance of Common Stock upon the exercise of any options or warrants outstanding on the date hereof, (iv) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (a) any stock option or equity incentive or employee stock purchase plan in effect on the date hereof, or (b) any compensation agreements, (v) the issuance of Common Stock in connection with acquisitions or strategic transactions, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (vi) the filing of a registration statement on Form S-8; provided that the aggregate number of shares of Common Stock issued in accordance with clause (v) of this Section 5.6 does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities.

5.7 Reservation of Common Stock; Registration of Warrant Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Warrant Shares upon conversion of any Pre-Funded Warrant. The Company shall, at all times while any Pre-Funded Warrants are outstanding, use its best efforts to maintain a registration statement covering the exercise of the Pre-Funded Warrants and the issue and sale of the Warrant Shares such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates.

5.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities (a) to fund certain upfront payments under the License Agreement and (b) for working capital and general corporate purposes.

5.9 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares or Warrant Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) business day of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.

Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares or Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.9(b) and within one (1) business day of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.9 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented out-of-pocket attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by a stockholder of the Company (whether directly or in a derivative capacity) who is not an Affiliate of the Indemnified Person with respect to the transactions contemplated by the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s breach of its representations, warranties or covenants under this Agreement (if applicable) or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct, bad faith or malfeasance.

(b) Any Indemnified Person entitled to indemnification hereunder shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification and (ii) permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided that any Indemnified Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Company has agreed in writing to pay such fees or expenses, (B) the Company shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person or (C) in the reasonable judgment of such Indemnified Person, based upon written advice of its outside legal counsel, a conflict of interest exists between such Indemnified Person and the Company with respect to such claims (in which case, if such Indemnified Person notifies the Company in writing that such Indemnified Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Person); and provided, further, that the failure of any Indemnified Person to give written notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Company in the defense of any such claim or litigation. It is understood that the Company shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons. The Company will not, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (1) imposes no liability or obligation on, (2) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Person in respect of such claim or litigation in favor of, and (3) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Person. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

5.11 Lock-Up Agreements. The Company shall cause each of its executive officers and directors (in their capacities in such positions) to enter into a lock-up agreement as of the date hereof in the form attached hereto as EXHIBIT E (each, a “Lock-Up Agreement,” and collectively, the “Lock-Up Agreements”). The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein that (i) is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that (x) the representations and warranties of the Company contained in Sections 3.1, 3.4, 3.5 and 3.12 shall be true and correct in all respects, and (y) the representations and warranties of the Company contained in Section 3.2 shall be true and correct in all respects, other than for de minimis inaccuracies, or (ii) is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities (other than the Required Stockholder Approval).

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(f) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agent the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date in customary form and substance to be reasonably agreed upon with the Purchasers.

(h) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate in form and substance reasonably satisfactory to the Purchasers certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction) and 6.1(k) (Listing Requirements) of this Agreement have been fulfilled.

(i) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as EXHIBIT C (the “Registration Rights Agreement”) to the Purchasers.

(k) Listing Requirements. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, either (i) in writing by the SEC or the National Exchange or (ii) by falling below the minimum listing maintenance requirements of the National Exchange (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Warrant Shares and shall have received confirmation from Nasdaq that it has completed its review of such form with no objections to the transactions contemplated herein.

(l) Required Stockholder Approval. The Company shall have obtained the Required Stockholder Approval.

(m) License Agreement. The License Agreement shall be in full force and effect.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as EXHIBIT C.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each Purchaser at the Closing as set forth in EXHIBIT A.

7. Termination.

7.1 Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers, (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before April 30, 2025, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases; Use of Name and Logo.

(a) Except as set forth in Section 5.3, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

(b) The Company grants the Purchasers permission to use the Company and its subsidiary’s names and logos in marketing materials, limited to customary tombstone announcements, of the Purchasers and their respective Affiliates.

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Aadi Bioscience, Inc.

17383 Sunset Blvd, Suite A250

Pacific Palisades, CA 90272

Attention: David J. Lennon, Chief Executive Officer

Email: dlennon@aadibio.com

with a copy (which shall not constitute notice):

Aadi Bioscience, Inc.

17383 Sunset Blvd, Suite A250

Pacific Palisades, CA 90272

Attention: Stephen Rodin, General Counsel

Email: srodin@aadibio.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Attention: Dan Koeppen

Email: dkoeppen@wsgr.com

(b) If to any Purchaser, at its address set forth on EXHIBIT A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7 Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

8.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9 Confidential Information.

(a) Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Securities, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby, except as set forth in Section 5.10. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4 and Section 6.1(j) and Section 8.17 of this Agreement and this Section 8.10.

8.11 Independent Nature of Purchasers’ Obligations and Right. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that such Purchaser has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. For reasons of administrative convenience only, certain Purchasers and their respective counsels have chosen to communicate with the Company through Cooley LLP, counsel to the Placement Agent. Each such Purchaser acknowledges that Cooley LLP has rendered legal advice to the Placement Agent and not to such Purchaser in connection with the transactions contemplated hereby, and that each such Purchaser has relied for such matters on the advice of its own respective counsel. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.13 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers of at least a majority in interest of the Securities then held by the Purchasers. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion and provided that the consent of each Purchaser is required for any amendment to Section 5.10 and for the waiver of any of the conditions set forth in Section 6.1(d), 6.1(f), or 6.1(k). The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.14 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.15 Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.16 Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

8.17 Reliance by and Exculpation of Jefferies as Placement Agent.

(a) Each Purchaser agrees and acknowledges that it has read the notice attached hereto as Exhibit D and hereto agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) the Placement Agent, its affiliates and its representatives have not made, and will not make, any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company, and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Securities directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment, and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.17 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Purchaser agrees that the Placement Agent may rely on such Purchaser’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c) Neither the Placement Agent nor any of its affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d) The Company agrees that the Placement Agent, its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent hereunder pursuant to the indemnification provisions set forth in the engagement letter between the Company and the Placement Agent.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

AADI BIOSCIENCE, INC.

By:	/s/ David J. Lennon
David J. Lennon
Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ABG V-SIV Limited

By:	/s/ Wing Cheong LAM
Wing Cheong LAM
Director

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ACUTA CAPITAL FUND, LP

By:	/s/ Scott R. Smith
Scott R. Smith
Chief Operating Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ACUTA OPPORTUNITY FUND, LP

By:	/s/ Scott R. Smith
Scott R. Smith
Chief Operating Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

Averill Madison Master Fund, Ltd.

By:	/s/ Andrew Nathanson
Andrew Nathanson
Authorized Signatory

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

Averill Master Fund, Ltd.

By:	/s/ Andrew Nathanson
Andrew Nathanson
Authorized Signatory

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

AVICENNA LIFE SCI MASTER FUND LP

By:	/s/ Khalil Barrage
Khalil Barrage
President of the General Partner

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

Avoro Life Sciences Fund LLC

By:	/s/ Scott Epstein
Scott Epstein
Partner, COO & CCO

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

Avoro Ventures Fund L.P

By:	/s/ Scott Epstein
Scott Epstein
Partner, COO & CCO

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

BRYAN BALL

By:	/s/ Bryan Ball
Bryan Ball

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

EcoR1 Capital Fund, L.P.

By:	EcoR1 Capital, LLC
its General Partner

	By:	/s/ Oleg Nodelman
Oleg Nodelman
Manager

PURCHASER:

EcoR1 Capital Fund Qualified, L.P.

By:	EcoR1 Capital, LLC
its General Partner

	By:	/s/ Oleg Nodelman
Oleg Nodelman
Manager

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Khalil Barrage
Khalil Barrage
Vice President of the General Partner

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

KALEHUA CAPITAL PARTNERS LP

By:	Kalehua Capital Management LLC
its General Partner

	By:	/s/ Tai-Li Chang
Tai-Li Chang
Managing Member of the General Partner

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

KVP Capital, LP

By:	/s/ Andrew Jensen
Andrew Jensen
Managing Director

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC,
its General Partner,

By:	OrbiMed Genesis GP LLC
its Managing Member

	By:	/s/ C. Scotland Stevens
C. Scotland Stevens
Member

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

TAE HAN, PH.D.

By:	/s/ Tae Han, Ph.D.
Tae Han, Ph.D.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

WZCUBE LLC

By:	/s/ Baiteng Zhao
Baiteng Zhao
Manager

[Signature Page to Subscription Agreement]

EXHIBIT A

PURCHASERS

Purchaser Name	Shares	Warrant Shares	Subscription Amount
TOTAL:			$

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

JEFFERIES REQUIRED DISCLOSURE

On September 27, 2022, pursuant to an offer of settlement by Jefferies, the SEC entered an administrative order, pursuant to its Broker-Dealer Off-Channel Communications initiative, finding that Jefferies violated Section 17(a) of the Exchange Act and Rule 17a-4(b)(4) thereunder for its failure to comply with the recordkeeping requirements on broker-dealers. The administrative order requires Jefferies to cease and desist from committing or causing any violations or any future violations of Section 17(a) of the Exchange Act and Rule 17a-4 thereunder, to pay a civil penalty, and to complete certain undertakings. Jefferies received waivers from the SEC of any disqualifications under Regulations A (Rule 262), D (Rule 506), E (Rule 602) and Crowdfunding (Rule 503) of the Securities Act arising from the settlement, effective as of September 27, 2022. The SEC orders are available at 34-95923.pdf (sec.gov) and 33-11109.pdf (sec.gov).

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

Form of Lock-up Agreement

December [●], 2024

Jefferies LLC

As Placement Agent

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

RE: Aadi Bioscience, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a private placement of securities of the Company (the “Private Placement”) for which Jefferies LLC (“Jefferies”) will act as the placement agent (the “Placement Agent”). The undersigned recognizes that the Private Placement will benefit each of the Company and the undersigned. The undersigned acknowledges that the Placement Agent is relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Private Placement and other arrangements with the Company with respect to the Private Placement.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and, if the undersigned is a natural person, will cause any Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to (i) the offer and sale of Shares and Related Securities pursuant to the Private Placement or (ii) the inclusion of any Shares (including Shares subject to Related Securities) purchased in the Private Placement in the registration statement that is contemplated to be filed with the SEC by the Company to register the resale of the Shares (including Shares subject to Related Securities) purchased in the Private Placement (the “Resale Registration Statement”), provided that any such Shares may not be sold pursuant to the Resale Registration Statement during the Lock-up Period. In addition, the foregoing restrictions will not apply to the transfer of Shares or Related Securities:

i.	as a bona fide gift or gifts,

ii.	by will or intestacy,

iii.	to any trust or other entities formed for the direct or indirect benefit of the undersigned or a Family Member of the undersigned,

iv.	to any Family Member,

v.	if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust,

vi.

to a corporation, partnership, limited liability company or other entity of which the undersigned or any Family Member is the legal and beneficial owner of all of the outstanding equity securities or similar interests,

vii.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned (including, for the avoidance of doubt, any wholly-owned direct or indirect subsidiary of the undersigned or to the immediate or indirect parent entity of the undersigned), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, partners, members or other equity holders,

viii.	that the undersigned may purchase in open market transactions after the completion of the Private Placement;

ix.

by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that such Shares or Related Securities shall remain subject to the terms of this letter agreement,

x.

in connection with the exercise or settlement on a cash basis of options or restricted stock units granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the SEC, provided that any Shares or Related Securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter agreement,

xi.

to the Company (A) in connection with the “net” or “cashless” exercise of options or other rights to purchase Shares or Related Securities from the Company (including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of such exercise), which options or rights are described in the Company’s filings with the SEC, and (B) in connection with the vesting or settlement of restricted stock units, for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units, in all such cases, pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the SEC, provided that any Shares or Related Securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of this letter agreement, and

xii.

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Shares and Related Securities shall remain subject to the provisions of this letter agreement, provided, however, that in any such case, it shall be a condition to such transfer that:

•	in the case of any transfer pursuant to clauses (i) through (vii) and (ix) above, each transferee executes and delivers to the Placement Agent a lock-up letter in the form of this letter agreement,

•

in the case of any transfer pursuant to clauses (i) through (viii) above, no public disclosure or filing shall be required, or made voluntarily, during the Lock-up Period reporting a reduction in beneficial ownership of Shares in connection with such transfer,

•

in the case of any transfer pursuant to clauses (ix), (x) and (xi) above, no public disclosure or filing reporting a change in beneficial ownership of Shares or Related Securities shall be made voluntarily during the Lock-up Period, and if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of Shares or Related Securities during the Lock-up Period, the undersigned shall include a statement in such report to the effect that such transfer relates to the circumstances described in clause (ix), (x) or (xi), as applicable, and

•	in the case of any transfer pursuant to clauses (i) through (vii) above, such transfer shall not involve a disposition for value.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares or Related Securities, provided that such plan does not provide for any transfers of Shares or Related Securities during the Lock-up Period and the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-up Period.

Moreover, notwithstanding the restrictions imposed by this letter agreement, the undersigned may demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities held by the undersigned, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; provided, that (i) the Resale Registration Statement (as defined below) shall have first been filed and declared effective by the SEC and (ii) no Shares or Related Securities shall be sold under any such registration during the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and, if the undersigned is a natural person, the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from the undersigned with respect to the Private Placement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Private Placement, the Placement Agent is not making a recommendation to the undersigned to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Placement Agent is making such a recommendation.

Whether or not the Private Placement occurs as currently contemplated or at all depends on market conditions and other factors. The Private Placement will only be made pursuant to the Subscription Agreement. Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned shall be released from all obligations under this letter agreement upon the earliest to occur, if any, of (i) the Company advising the Placement Agent in writing prior to the Private Placement that it has determined not to proceed with the Private Placement or (ii) December 31, 2024, in the event the Private Placement has not been conducted by such date.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,
Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•

“Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction following the completion of the Private Placement and approved by the Board of Directors of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the effective date of the registration statement that is contemplated to be filed with the SEC by the Company to register the resale of the Shares to be sold in the Private Placement.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Subscription Agreement” shall mean the definitive subscription agreement entered into in connection with the Private Placement.

•

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Annex E

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of [●], 2025 by and among Aadi Bioscience, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), the several purchasers signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to a Subscription Agreement, dated as of December 19, 2024 (the “Subscription Agreement”), pursuant to which the Purchasers are purchasing shares of capital stock and/or pre-funded warrants of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms of the Subscription Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchasers, as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given such terms in the Subscription Agreement.

“Agreement” has the meaning set forth in the recitals.

“Allowed Delay” has the meaning set forth in Section 2.1(b)(ii).

“Board” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means shares of the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the recitals.

“Effectiveness Deadline” means, with respect to the Shelf Registration Statement or New Registration Statement, the sixtieth (60th) calendar day following the Closing Date (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement or the New Registration Statement, the ninetieth (90th) calendar day following the Closing Date); provided, however, that if the Company is notified by the SEC (either orally or in writing, whichever is earlier) that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the later of (i) the date on which the Company is so notified, if such date precedes the dates otherwise required above, and (ii) if the initial Shelf Registration Statement has not been declared effective prior to February 14, 2025, then the filing of the Company’s audited financial statements for the fiscal year ended December 31, 2024; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, that if the SEC is closed for operations due to a government shutdown or lapse in appropriations, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

“Effectiveness Period” has the meaning set forth in Section 2.1(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means any Purchaser or its permitted assignee owning or having the right to acquire Registrable Securities.

“Losses” has the meaning set forth in Section 2.5(a).

“New Registration Statement” has the meaning set forth in Section 2.1(a).

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Pre-Funded Warrants” means the Pre-Funded Warrants issued pursuant to the Subscription Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Shelf Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares and (iii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, Shares or Warrant Shares; provided, that the Holder has completed and delivered to the Company a selling stockholder questionnaire and any other information regarding the Holder and the distribution of the Registrable Securities as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law. Notwithstanding the foregoing, any such Shares, Warrant Shares or issued Common Stock, as applicable, shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (a) the sale by any Person of such securities, either pursuant to a registration statement under the Securities Act or under Rule 144 (or any similar provision then in effect) (in which case, only such securities, as applicable, sold shall cease to be Registrable Securities), (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such securities shall not require registration under the Securities Act, or (c) such securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Remainder Registration Statement” has the meaning set forth in Section 2.1(a).

“Required Holders” means the Holders holding a majority of the Registrable Securities outstanding from time to time.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff under the Securities Act; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC.

“Securities” means the Shares and Warrant Shares issued pursuant to the Subscription Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to the Subscription Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Transaction Agreements” means this Agreement, the Subscription Agreement and the Pre-Funded Warrants, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of Pre-Funded Warrants.

2. Registration Rights.

2.1 Shelf Registration.

(a) Registration Statements. On or prior to the later of (i) thirty (30) days following the Closing Date and (ii) five (5) Business Days following the filing of the Company’s audited financial statements for the year ended December 31, 2024 (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), subject to the provisions of Section 2.1(c), for the resale of the Registrable Securities pursuant to an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form S-3, include the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” substantially in the form of Annex A (which may be modified to respond to comments, if any, provided by the SEC). To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Participating Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”). In no event shall any Participating Holder be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that a Participating Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement.

(b) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Shelf Registration Statement or New Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (A) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (B) the date that all the Shares and the Warrant Shares cease to be Registrable Securities (the “Effectiveness Period”); provided, that, the Company will not be obligated to update the Registration Statement and no sales may made under the applicable Registration Statement during any Allowed Delay of which the Holders have received notice. The Company shall notify the Participating Holders of the effectiveness of a Registration Statement by e-mail as promptly as practicable, and shall, if requested provide the Participating Holders with copies of the final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than forty-five (45) consecutive days or for a total of not more than ninety (90) days, in each case in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 if (A) the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the

Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) the Company determines in good faith, upon advice of legal counsel, that such suspension is necessary to amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Participating Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of a Participating Holder) disclose to such Participating Holder any material non-public information giving rise to an Allowed Delay, (2) advise the Participating Holders in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(c) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(d) Liquidated Damages.

(i) If a Registration Statement covering the Registrable Securities (A) is not filed with the Commission on or prior to the Filing Deadline or (B) is not declared effective by the Commission on Effectiveness Deadline (each a “Registration Failure”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, the Company will make pro rata payments to each Purchaser of then outstanding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Purchaser for the Registrable Securities then held by such Purchaser for the initial day of a Registration Failure and for each thirty (30) day period (or pro rata portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. The Registration Liquidated Damages shall be paid monthly within ten (10) Business Days of the date of such Registration Failure and the end of each subsequent thirty (30)-day period (or portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. Such payments shall be made in cash to each Purchaser then holding Registrable Securities. Interest shall accrue at the rate of one percent (1%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(ii) If after a Registration Statement has been declared effective by the Commission or otherwise becomes effective, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update such Registration Statement) (each of (A) and (B), a “Maintenance Failure”), then the Company will make pro rata payments to each Purchaser then holding Registrable Securities, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Purchaser for the Registrable Securities then held by such Purchaser for the initial day of a Maintenance Failure and for each thirty (30)-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured. The Effectiveness Liquidated Damages shall be paid monthly within ten (10) Business Days of the end of the date of such Maintenance Failure and each subsequent thirty (30)-day period (pro rata for any portion thereof). Such payments shall be made to each Purchaser then holding Registrable Securities in cash. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(iii) Notwithstanding the foregoing, (A) no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period), (B) in no event shall the aggregate amount of Liquidated Damages payable to a Purchaser exceed, in the aggregate, five percent (5.0%) of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement, (C) no Liquidated Damages shall accrue or be payable with respect to any reduction in the number of Registrable Securities to be included in a Registration Statement due to the application of Rule 415 as set forth in Section 2.1(a) and (D) no Liquidated Damages shall accrue or be payable with respect to any Allowed Delay or a suspension as described in Section 2.1(b)(ii).

2.2 Expenses. The Company will pay all expenses associated with each Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

2.3 Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and provide copies to and permit each Participating Holder to review each Registration Statement and all amendments and supplements thereto prior to their filing with the SEC and a reasonable opportunity to furnish comments thereon (it being acknowledged and agreed that if a Participating Holder does not object to or comment on the aforementioned documents, then the Participating Holder shall be deemed to have consented to and approved the use of such documents);

(b) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(d) (i) notify the Participating Holders by facsimile or e-mail as promptly as practicable after any Registration Statement is declared effective and shall simultaneously provide the Participating Holders with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby (provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system), (ii) promptly notify the Participating Holders no later than one (1) trading day following the date (A) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or the initiation of any proceedings for such purposes, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (C) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e) promptly notify the Participating Holders, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of a Participating Holder, disclose to such Participating Holder any material nonpublic information regarding the Company), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders reasonably request to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g) furnish to each Participating Holder whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Participating Holder, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder that are covered by such Registration Statement;

(h) on or prior to the date on which the Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, or cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “Blue Sky” laws of those jurisdictions within the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification (or exemption therefrom) in effect during the Effectiveness Period, provided that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(i) within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Participating Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC;

(j) cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Participating Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Participating Holders are required to deliver a Prospectus in connection with any disposition of Registrable

Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, an earnings statement covering satisfying the provisions of Section 11(a) of the Securities Act;

(l) use commercially reasonable efforts to maintain the listing of all Registrable Securities on each securities exchange on which the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted; and

(m) with a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities shall have been otherwise transferred, new certificates for such Securities not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such Securities shall not require registration under the Securities Act or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

2.4 Obligations of the Purchasers.

(a) Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed and signed selling stockholder questionnaire in customary form that contains such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, at least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Company in writing such other information as the Company may reasonably request in writing. Each Holder acknowledges and agrees that the information in the selling shareholder questionnaire or request for further information as described in this Section 2.4(a) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. The Company shall not be obligated to file more than one post-effective amendment or supplement in any sixty (60) day period following the date such Registration Statement is declared effective for the purposes of naming Holders as selling security holders who are not named in such Registration Statement at the time of effectiveness.

(b) Each Purchaser, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. Each Holder agrees by its acquisition of such Registrable Securities that, it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received (i) written confirmation from the Company of the availability of the Registration Statement, or (ii) copies of the supplemented Prospectus and/or amended Registration Statement as described, and, in each case, has also received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.1(b) or (ii) the happening of any event of the kind described in Section 2.3(d) and Section 2.3(e) hereof, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made and/or the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

2.5 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Participating Holder who sells Registrable Securities covered by such Registration Statement and its officers, directors, members, employees, and agents, successors and assigns, and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) (collectively, “Losses”), actually incurred, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse such Participating Holder who sells Registrable Securities covered by such Registration Statement, and each such officer, director, employee, agent or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (y) the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective or (z) a Purchaser’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement.

(b) Indemnification by the Participating Holders. Each Purchaser agrees, severally but not jointly with any other Purchaser, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, agents, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any Losses (i) arising out of, based on, or resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any Registration Statement or Prospectus (preliminary, final or summary) or any amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing; or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnified party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party, or any officer, director, employee, agent, affiliate, or controlling person of such indemnified party and shall survive the transfer of the Securities.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

3. Miscellaneous.

3.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.2 Assignments and Transfers by Purchasers. The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchasers and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person, provided that such Holder complies with all laws applicable thereto, and the provisions of the Subscription Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.

3.3 Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holders in connection with such transaction unless such securities are otherwise freely tradable by the Holders after giving effect to such transaction.

3.4 Entire Agreement; Amendment. This Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. This Agreement may be amended only by a writing signed by the Company and the Required Holders, provided that the consent of each Holder shall be required for any amendment, modification or waiver of Section 2.1(d), Section 2.5, the definition of Filing Deadline or the definition of Effectiveness Deadline. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the Required Holders.

3.5 Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8.3 of the Subscription Agreement.

3.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto; provided, that the indemnified parties are intended third party beneficiaries of Section 2.5.

3.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

3.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

3.12 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

3.13 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

3.14 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.15 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized persons to execute this Agreement as of the day and year first written above.

COMPANY:

By:
David J. Lennon
Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized persons to execute this Agreement as of the day and year first written above.

PURCHASER:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date that all the shares covered by this prospectus cease to be Registrable Securities.

Annex F

THESE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BUT HAVE BEEN OR WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (i) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (ii) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (iv) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

AADI BIOSCIENCE, INC.

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [●]
(subject to adjustment)

Warrant No.:	Original Issue Date: [date]

Beneficial Ownership Limitation: ☐ 4.99% ☐ 9.99% ☐ 19.99%

Aadi Bioscience, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [●] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.0001 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Commission” means the United States Securities and Exchange Commission.

(c) “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial

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Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Capital Market.

(e) “Securities Act” means the Securities Act of 1933, as amended.

(f) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

(g) “Subscription Agreement” means that certain Subscription Agreement dated as of January 19, 2024.

(h) “Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

(i) “Transfer Agent” means Equiniti Trust Company, LLC, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Warrant, as initially issued by the Company, is offered and sold pursuant to the Subscription Agreement. Accordingly, the Warrant and the Warrant Shares are “restricted securities” under Rule 144 promulgated under the Securities Act. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4. Exercise and Duration of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date, and such rights shall not expire.

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(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Company shall not require an ink-original Notice of Exercise, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required by the Company. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The aggregate exercise price of this Warrant, except for the Exercise Price, was pre-funded to the Company on or before the Original Issue Date, and consequently no additional consideration (other than the Exercise Price) shall be required by to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price under any circumstance or for any reason whatsoever. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5. Delivery of Warrant Shares.

(a) Subject to the Beneficial Ownership Limitation (as defined herein), as applicable, upon exercise of this Warrant, the Company shall promptly (but in no event no later than the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Exercise Notice, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, so long as the aggregate Exercise Price is received by the Company no later than 9:00 a.m. (New York City time) and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, so long as such Notice of Exercise is received no later than 9:00 a.m. (New York City time) (such date, the “Warrant Share Delivery Date”)), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. Notwithstanding the foregoing, with respect to any Exercise Notice delivered on or prior to 9:00 a.m. (New York City time) on the Original Issue Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date and the Original Issue Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

(b) If by the Warrant Share Delivery Date, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a) or fails to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if after the Warrant Share Delivery Date and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the

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Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this

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Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, as described in the Subscription Agreement, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”), then, in each such case, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder, together with its Affiliates and any member of a Section 13(d) group, exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until

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such time or times as its right thereto would not result in the Holder, together with its Affiliates and any member of a Section 13(d) group, exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 9(b) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation, as applicable) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, as applicable, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation, as applicable.

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction), provided, however, that the forgoing shall not include transactions for which the primary purpose is raising capital or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

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(e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f) Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other pro rata distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In the event such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall (on the same time frame set forth in the immediately prior sentence) offer the Holder the ability to sign a confidentiality agreement related thereto sufficient to allow the Holder to receive such notice, and the Company shall deliver such notice immediately upon execution of such confidentiality agreement. If the holder does not sign the confidentiality agreement, then the Holder shall not receive such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

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“A” equals the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Any Holder of Warrants shall be prohibited from exercising the Holder’s Warrants if, immediately prior to or following such exercise (or portion of such exercise thereof), the Holder, together with its Affiliates and any member of a Section 13(d) group, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) more than 4.99% (or, upon election by the Holder prior to the issuance of this Warrant, 9.99% or 19.99%) (the “Beneficial Ownership Limitation”) of the issued and outstanding Common Stock or any other class of equity security (other than an exempted security) of the Company that is registered pursuant to Section 12 of the Exchange Act. For purposes of calculating beneficial ownership, the aggregate number of shares of Common Stock beneficially owned by the Holder, together with its affiliates and any member of the Section 13(d) group, shall include the number of shares of Common Stock issuable upon exercise of the relevant Warrants with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Warrants beneficially owned by a Holder, together with its Affiliates and any member of Section 13(d) group, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder, together with its Affiliates and any member of Section 13(d) group (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Paragraph 11(a), beneficial ownership and whether a Holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, it being acknowledged and agreed that the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of the Warrants, in determining the number of outstanding shares of Common Stock, a Holder of Warrants may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent, whether publicly or by correspondence with the Holder, setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder of Warrants, the Company shall within two (2) Business Days confirm to such Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, its affiliates or any member of a Section 13(d) group owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to exercising the relevant Warrant. Any purported delivery of any number of shares of Common Stock or any other security upon exercise of Warrants shall be void and have no effect to the extent, but only to the extent, that before or after such delivery, the exercising Holder, together with its Affiliates and any member of a Section 13(d) group would have beneficial ownership in excess of the Beneficial Ownership Limitation. By written notice to the Company, a Holder of

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Warrants may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but

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will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

AADI BIOSCIENCE, INC.

By:
Name:
Title:

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SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by Aadi Bioscience, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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Annex G

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

Execution

INTELLECTUAL PROPERTY LICENSE AGREEMENT

BETWEEN

WUXI BIOLOGICS (SHANGHAI FX) CO., LTD.

AND

AADI BIOSCIENCE, INC.

EXECUTION

INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT (“Agreement”) dated as of December 19, 2024 (“Effective Date”), is entered into between WuXi Biologics (Shanghai FX) Co., Ltd., a corporation organized and existing under the laws of China, having offices at Room 2481, Building No.1,1150 Lan Feng Road, Fengxian District, Shanghai, 201403, China (“WuXi Biologics”) and Aadi Bioscience, Inc., a Delaware corporation having offices at 2 Headquarters Plaza, East Building, 11th Floor, Morristown, NJ 07960 (“Aadi”).

BACKGROUND

A.

WuXi Biologics has pre-clinical stage development programs relating to antibody drug conjugates targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”), and Controls certain patents, know-how and other intellectual property related to each of these programs.

B.

Aadi desires to obtain an exclusive license to the patents, know-how and other intellectual property Controlled by WuXi Biologics relating to the foregoing programs in order to research, develop and commercially exploit products.

C.	WuXi Biologics desires to grant an exclusive license to Aadi under WuXi Biologics’ rights to such patents, know-how and other intellectual property, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Acquirer” means (a) a Third Party that merges or consolidates with or acquires a Party, or to which a Party transfers all or substantially all of its assets to which this Agreement pertains, and (b) any Affiliate of such Third Party described in (a) that is not an Affiliate of such Party at the time of such merger, consolidation, acquisition or transfer, as applicable.

1.2 “ADC” or “Antibody Drug Conjugate” means a pharmaceutical product that contains an antibody chemically conjugated or otherwise attached to a payload with a linker.

1.3 “Affiliate” of a Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person, as the case may be. As used in this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting share capital in such Person, or by contract or otherwise. Notwithstanding the foregoing, WuXi Biologics (Hong Kong) Limited will be deemed an Affiliate of WuXi Biologics hereunder.

1.4 “Annual Net Sales” means the aggregate Net Sales by Aadi, its Affiliates and Sublicensees of the applicable Licensed Product(s) in the Territory in a particular Calendar Year.

1.5 “Applicable Laws” means all laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign applicable to this transaction or the activities hereunder, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.6 “Biosimilar Product” means, with respect to a Licensed Product and on a Region-by-Region basis in the Territory, a product that (a) is marketed for sale in such Region by a Third Party (not directly or indirectly licensed, supplied or otherwise authorized by Aadi or any of its Affiliates or Sublicensees); and (b) has received Marketing Approval in such Region by means of an abbreviated procedure that relies in whole or in part on the safety and efficacy data contained in the BLA or MAA for such Licensed Product submitted by or on behalf of Aadi or its Affiliate or Sublicensee in such Region to establish bioequivalence to such Licensed Product.

1.7 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.

1.8 “Calendar Year” means any year commencing on January 1 and ending on December 31, or the applicable part thereof during the first or last year of the Term.

1.9 “Clinical Trial” means any human clinical study or clinical trial of a Licensed Product.

1.10 “China” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, Macau, and Taiwan.

1.11 “Combination Product” means a Licensed Product that is comprised of or contains one (1) or more Licensed ADCs as an active ingredient together with one (1) or more Other Active Ingredients, whether in the same or different formulations, so long as both the Licensed ADC(s) and Other Active Ingredient(s) are sold as a single unit or for a single price.

1.12 “Commercialization” means any and all activities related to pre-marketing, launching, marketing, promotion (including advertising and detailing), labeling, bidding and listing, pricing and reimbursement, distribution, storage, handling, offering for sale, selling, having sold, importing, having imported, exporting, having exported, distributing, having distributed, providing customer service and support, conducting medical affairs, conducting post-marketing safety surveillance and reporting of or otherwise commercializing Licensed ADCs and/or Licensed Products. “Commercialize” and “Commercializing” have the correlative meanings.

1.13 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party in connection with a particular activity or objective to be conducted under this Agreement, [***]. Commercially Reasonable Efforts shall be determined on a Region-by-Region basis and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular Region will change over time.

1.14 “Competing Product” means (i) an ADC that includes [***] or (ii) an ADC that includes a [***].

1.15 “Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights, material, data and/or other information or subject matter, means the possession by a Person of the ability (whether by ownership or license, other than pursuant to a license granted to such Person by a Party to this Agreement) to grant the applicable access to, or a license or sublicense under this Agreement, without violating the terms of any agreement or other arrangement with any Third Party.

1.16 “Cover” means, with respect to a product, technology, process or method, that in the absence of ownership of or a license granted under a Valid Claim, the manufacture, use, offer for sale, sale or importation of such product or the practice of such technology, process or method would infringe such Valid Claim. “Covering” and “Covered by” have the correlative meanings.

1.17 “CPT113” means the linker-payload with [***].

1.18 “Data” means any and all manufacturing data, research data, pharmacology data, preclinical data, clinical data and/or all Regulatory Filings and/or other regulatory documentation, information and submissions pertaining to, or made in association with an IND, Marketing Approval Application, or Regulatory Approval, for a Licensed ADC or Licensed Product, in each case to the extent Controlled by WuXi Biologics as of the Effective Date or during the Term.

1.19 “Development” or “Develop” means (a) non-clinical and clinical research and drug development activities with respect to Licensed ADCs and/or Licensed Products, including nonclinical development, toxicology, pharmacology, statistical analysis, Clinical Trials (including pre- and post-approval studies), regulatory affairs, and regulatory activities pertaining to designing and carrying out Clinical Trials and obtaining Regulatory Approvals (excluding regulatory activities directed to obtaining pricing and reimbursement approvals) and (b) manufacturing process development and generation of chemistry, manufacturing and controls Data for Licensed ADCs and/or Licensed Products.

1.20 “Directed To” means, when used to describe the relationship between an ADC and a Licensed Target, that the ADC (i) [***] the Licensed Target (or a portion thereof) and (ii) [***] to such Licensed Target (or such portion thereof).

1.21 “Divestiture” means, a Competing Product: (a) the divestiture of such Competing Product through (i) an outright sale or assignment of all material rights in such Competing Product to a Third Party, (ii) an exclusive out-license to a Third Party of all Development and Commercialization rights with respect to such Competing Product, with no further material role, influence or authority of the applicable Party, directly or indirectly, with respect to such Competing Product or (iii) a combination of the transactions contemplated by the foregoing clauses (i) and (ii); or (b) the complete cessation of all Development and Commercialization activities with respect to such Competing Product. When used as a verb, “Divest” and “Divested” means to cause or have caused a Divestiture.

1.22 “EMA” means the European Medicines Agency.

1.23 “Enforcement Action” means either an ADC Specific Enforcement Action or [***].

1.24 “Exploit” or “Exploitation” means, to make, have made, use, sell, offer for sale, import, export, and otherwise exploit and have exploited, including Develop, Manufacture and Commercialize.

1.25 “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto.

1.26 “FDA” means the U.S. Food and Drug Administration, or any successor entity thereto performing similar functions.

1.27 “Field” means any and all indications and uses.

1.28 “First Commercial Sale” means, on a Region-by-Region basis, the first commercial transfer or disposition for monetary value of a Licensed Product in a Region in the Territory for use or consumption by a Third Party end user, in each case, after all Regulatory Approvals have been obtained for such Region and where such disposition or transfer results in a recordable Net Sale in accordance with Aadi’s, or its Affiliate’s or Sublicensee’s, applicable accounting practices (consistently applied).

1.29 “Good Clinical Practice” or “GCP” means the current standards for clinical studies for pharmaceuticals, as set forth in the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”) guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold to the extent such standards are not less stringent than United States Good Clinical Practice.

1.30 “Good Laboratory Practice” or “GLP” means the current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.31 “Good Manufacturing Practices” or “GMP” means current good manufacturing practices and standards as provided for (and as amended from time to time) in (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601 and 610, (ii) European Community Directive 91/356/EEC (Principles and Guidelines of Good Manufacturing Practice for Medicinal Products), (iii) the principles detailed in the ICH Q7 guidelines, and (iv) the equivalent Applicable Law in any relevant Region; in each case, as may be amended and applicable from time to time, subject to any arrangements, additions, or clarifications agreed in writing from time to time between the Parties.

1.32 “IND” means an Investigational New Drug application, as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or comparable filing in a foreign jurisdiction, in each case with respect to a Licensed Product for use within the Field.

1.33 “IND-Enabling Study” means any non-clinical study of a compound (a) that is intended to comply with GLP or (b) the results of which are necessary to support the filing of an IND for such compound.

1.34 “Indication” means a specific commercial product label indication [***].

1.35 “Initiation” means the [***] in a Clinical Trial.

1.36 “Invention” means any invention, whether or not patentable, relating to [***] and made in the course and as a result of the conduct of activities conducted pursuant to this Agreement, including [***].

1.37 “Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, inventions, discoveries, developments, trade secrets, practices, techniques, methods, processes, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission documents and summaries, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.38 “Licensed ADC” means any ADC Controlled by WuXi Biologics, or any of its Affiliates, as of the Effective Date, or at any time during the Term, Directed To (a) MUC16, (b) PTK7 or (c) SEZ6, in each case, that includes a [***].

1.39 “Licensed ADC Patents” means all Patents Controlled by WuXi Biologics or any of its Affiliates, as of the Effective Date or at any time during the Term that are specific to and claim or Cover any of the Licensed ADCs, [***], or any component thereof. [***].

1.40 “Licensed Antibody” means each antibody which [***].

1.41 “Licensed IP” means the Licensed ADC Patents, the Licensed Know-How, and Licensed Platform Patents.

1.42 “Licensed Know-How” means all Know-How Controlled by WuXi Biologics or any of its Affiliates, as of the Effective Date or at any time during the Term, [***]. “Licensed Know-How” shall include, but is not limited to, [***].

1.43 “Licensed Platform Patents” means all Patents Controlled by WuXi Biologics or any of its Affiliates, as of the Effective Date or at any time during the Term, [***].

1.44 “Licensed Product” means any pharmaceutical product(s) containing a Licensed ADC as an active pharmaceutical ingredient, including all forms, formulations, modes of administration, presentations, and dosages thereof.

1.45 “Licensed Target” means, individually, each of (a) MUC16, (b) PTK7 and (c) SEZ6; and collectively, such targets the “Licensed Targets”.

1.46 “Major Market” means, individually, each of [***]; and collectively, such countries the “Major Markets”.

1.47 “Manufacture” means, together with all correlative meanings, with respect to a product, all activities related to the production of a Licensed ADC or a Licensed Product, including those manufacturing activities involved in or relating to (a) manufacturing process development, (b) CMC activities including analytical development and qualification, formulation development, solubility testing, bulk drug substance manufacturing, stability testing and scale-up activities, bulk drug product manufacturing and stability testing, (c) quality assurance and quality control activities including validation testing, qualification and audit of clinical and commercial manufacturing facilities, and (d) in the case of either a clinical or commercial supply of such product or supply of such product for any non-clinical study, the manufacturing, processing, formulating, packaging, labeling, holding, quality control testing and release of such product.

1.48 “Marketing Approval” shall mean approval of a Marketing Approval Application by the applicable Regulatory Authority.

1.49 “Marketing Approval Application” or “MAA” means an application requesting Regulatory Approval for the marketing and/or commercialization of a Licensed Product for a particular Indication in a particular jurisdiction filed with the relevant Regulatory Authorities in such jurisdiction, including with respect to the U.S., a Biologics License Application submitted to the FDA pursuant to Section 351(a) of the Public Health Service Act (“BLA”) or a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the U.S. (“NDA”). Where used in this Agreement, the “filing” of an NDA shall mean acceptance by the FDA of such NDA for substantive review.

1.50 “MUC16 Program” means WuXi Biologics’ pre-clinical development program relating to MUC16, as licensed to and further Exploited by Aadi hereunder.

1.51 “Net Sales” means the sales revenues received by Aadi, its Affiliates and/or Sublicensees, from sales of Licensed Products to Third Party customers, less reasonable and customary deductions for the following items incurred with respect to sales to such customers:

(a) trade, cash and quantity discounts;

(b) price reductions, chargebacks, rebates and allowances, retroactive or otherwise, [***];

(c) amounts repaid or credited by reason of rejections, defects, damaged, outdated or recalled Licensed Products, returned goods allowance, billing errors, or because of retroactive price reductions, including rebates or wholesaler chargebacks;

(d) the portion of governmental and other rebates (or the equivalent thereof) paid during the relevant reporting period [***] relating to such Licensed Product;

(e) fees paid to wholesalers, distributors, warehousing chains and selling agents [***] with respect to a Licensed Product;

(f) tariffs, taxes, customs duties and other governmental charges [***] levied on or measured by the billing amount for Licensed Products and actually paid;

(g) freight, postage, insurance, packing, import/export, and other transportation charges as well as any distribution expenses and fees related to the distribution of such Licensed Product; and

(h) any other similar and customary deductions that are consistent with generally accepted accounting principles.

For clarity, sales of Licensed Products between or among Aadi and its Affiliates and Sublicensees for resale shall be excluded from Net Sales, but the subsequent resale of Licensed Products shall be included in Net Sales. Transfers, use or sales of Licensed Products for research, Development (including for Clinical Trials), promotional or advertising purposes or as donations or the like or as “treatment IND sales,” “named patient sales,” “compassionate use sales” or pursuant to any expanded access programs, in each case, shall not be included in Net Sales.

The gross amount received for any Licensed Product included in a Combination Product in a particular Region and during a particular reporting period shall be calculated by [***].

1.52 “Other Active Ingredient” means any active pharmaceutical ingredient, which active pharmaceutical ingredient is not a Licensed ADC.

1.53 “Party” means WuXi Biologics or Aadi, individually; and “Parties” means WuXi Biologics and Aadi, collectively.

1.54 “Patent(s)” means (a) all national, regional and international patents and patent applications filed anywhere in the world, including without limitation provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from any of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility patents, utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.55 “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.56 “Phase 1 Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability and/or pharmacokinetics in healthy individuals or patients and that would satisfy the requirements under 21 C.F.R. § 312.21(a) for the U.S., as amended from time to time, or the corresponding foreign regulations for a comparable filing with a comparable Regulatory Authority.

1.57 “Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is the preliminary determination of efficacy and/or preliminary establishment of appropriate dose ranges for efficacy and safety in patients with the disease or condition being studied and that would satisfy the requirements under 21 C.F.R. § 312.21(b) for the U.S., as amended from time to time, or the corresponding foreign regulations for a comparable filing with a comparable Regulatory Authority.

1.58 “Phase 3 Clinical Trial” means a human clinical trial of a Licensed Product, (a) the principal purpose of which is to establish safety and efficacy in patients with the disease being studied and that would satisfy the requirements under 21 C.F.R. §312.21(c) for the U.S., as amended from time to time, or the corresponding foreign regulations for a comparable filing with a comparable Regulatory Authority, and (b) that is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an MAA for the Indication being studied.

1.59 “Pre-Clinical Candidate” means a Licensed ADC Directed to SEZ6 or MUC16 [***].

1.60 “Pricing and Reimbursement Approval” means, with respect to any Region in the Territory in which governmental authorities determine the pricing at which a Licensed Product will be reimbursed, the approval, agreement, determination or decision by the applicable governmental authorities establishing the pricing and reimbursement status for such Licensed Product.

1.61 “Prior CDA” means that certain Mutual Confidentiality Agreement, dated [***], between WuXi Biologics (Hong Kong) Limited, Hangzhou DAC Biotechnology Co., Ltd. and Aadi [***], as may be amended by the parties thereto from time to time.

1.62 “Program” means (a) the MUC16 Program, (b) the PTK7 Program or (c) the SEZ6 Program.

1.63 “Program Patent” means any Patent claiming an Invention.

1.64 “PTK7 Program” means WuXi Biologics’ pre-clinical development program relating to PTK7, as licensed to and further Exploited by Aadi hereunder.

1.65 “Region” means a jurisdiction (a country or region) in the Territory.

1.66 “Regulatory Approval” means all approvals, licenses, registrations or authorizations of any governmental entity that are necessary for the manufacturing, use, storage, import, transport and sale of Licensed ADCs or Licensed Products in a regulatory jurisdiction, including in each case, Pricing and Reimbursement Approval.

1.67 “Regulatory Authority” means any national (e.g., the FDA) or, supra-national (e.g., the EMA), or other governmental entity in any jurisdiction of the world involved in the granting of Regulatory Approval for pharmaceutical products.

1.68 “Regulatory Filing” means all approvals, licenses, registrations, submissions and authorizations made to or received from a Regulatory Authority in a jurisdiction necessary for or in connection with the development, manufacture and/or commercialization of a pharmaceutical product, including any INDs, Marketing Approval Applications and Regulatory Approvals.

1.69 “Segregate” means, with respect to a Competing Product, to use [***] to segregate the Development and Commercialization activities relating to such Competing Product, as applicable, from Development and Commercialization activities with respect to Licensed ADCs and Licensed Products under this Agreement, [***].

1.70 “Senior Executives” means the Chief Executive Officer or General Counsel of Aadi (or their designee) and the Chief Executive Officer of WuXi Biologics (or their designee).

1.71 “SEZ6 Program” means WuXi Biologics’ pre-clinical development program relating to SEZ6, as licensed to and further Exploited by Aadi hereunder.

1.72 “Sublicensee” means a Third Party that has been granted a right to sell, market, distribute and/or promote Licensed Products in the Territory pursuant to Section 2.2 excluding any distributor, wholesaler or reseller of a Licensed Product who does not market or promote such Licensed Product.

1.73 “Territory” means worldwide.

1.74 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.75 “Upstream Agreements” means [***]. The Upstream Agreements include those certain agreements listed on Schedule 1.75, which may be updated from time to time by the Parties.

1.76 “U.S.” means the United States of America, including its territories and possessions

1.77 “Valid Claim” means [***].

1.78 Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined
Aadi	Preamble
Aadi Indemnitees	Section 14.2
[***]	[***]
Agreement	Preamble
Alliance Manager	Section 3.6
BLA	Section 1.49
CRO Services	Section 4.1
Closing Payment	Section 7.1(b)
Closing Period	Section 7.1(b)
Commercial Milestone Event	Section 7.3(a)
Commercial Milestone Payments	Section 7.3(a)
Confidential Information	Section 9.1
[***]	[***]
[***]	[***]
DAC	Section 2.3(a)
Development Milestone Event	Section 7.2(a)
Development Milestone Payments	Section 7.2(a)
Diligence Milestone	Section 6.4
Disclosing Party	Section 9.1
Dispute	Section 15.1
EAR	Section 13.1(x)
Effective Date	Preamble
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
FCPA	Section 13.3(b)
Global Safety Database	Section 6.3
Government Official	Section 13.3(b)
[***]	[***]

Term	Section Defined
ICH	Section 1.29
Indemnitee	Section 14.3
Indemnitor	Section 14.3
JSC	Section 3.1
Liabilities	Section 14.1
[***]	[***]
[***]	[***]
MUC16	Recital A
NDA	Section 1.49
[***]	[***]
OFAC	Section 13.1(x)
PTK7	Recital A
Recall Costs	Section 14.5(b)
Receiving Party	Section 9.1
Representatives	Section 9.1
Restricted Party	Section 13.1(z)
Right of Reference	Section 6.8
[***]	[***]
Royalty Floor	Section 7.4(c)(v)
Royalty Report	Section 7.4(d)
Royalty Term	Section 7.4(b)
Sanctioned Country	Section 13.1(z)
SDN List	Section 13.1(z)
[***]	[***]
Sell-Off Period	Section 12.2(b)
SEZ6	Recital A
Signing Payment	Section 7.1(a)
Term	Section 11.1
Third Party Claim	Section 14.1
WuXi Biologics	Preamble
WuXi Biologics Indemnitees	Section 14.1
WuXi XDC	Section 2.3(a)

ARTICLE II

GRANT OF LICENSE

2.1 Licenses.

(a) Exclusive License. Subject to the terms and conditions of this Agreement, WuXi Biologics hereby grants to Aadi an exclusive (even as to WuXi Biologics and its Affiliates), royalty-bearing, transferrable (subject to Section 16.8) license, with the right to grant and authorize sublicenses through multiple tiers as provided in Section 2.2, under the Licensed IP, to Exploit Licensed ADCs and Licensed Products in the Field in the Territory.

(b) License to WuXi Biologics to Perform Obligations. Subject to the terms and conditions of this Agreement, Aadi hereby grants to WuXi Biologics a non-exclusive, royalty-free license under the Licensed IP in the Field in the Territory as necessary for WuXi Biologics to perform its obligations for the benefit of Aadi under this Agreement.

2.2 Sublicensing.

(a) Aadi shall have the right to grant and authorize sublicenses under the license set forth above in Section 2.1(a) without the consent of WuXi Biologics to one or more Affiliates of Aadi or to Third Parties. Any sublicense by Aadi pursuant to this Section 2.2(a) shall be subject to the following: [***].

(b) WuXi Biologics may not grant sublicenses of any of the rights granted to it by Aadi under Section 2.1(b) to any Third Party or Affiliate without the prior written consent of Aadi, [***], provided that WuXi Biologics may grant sublicenses of any such rights to its Affiliate WuXi XDC Hong Kong Limited without such consent solely in order for such Affiliate to perform CRO Services pursuant to ARTICLE IV.

2.3 Transfer of Licensed Know-How.

(a) Within [***] of receipt of the Signing Payment, WuXi Biologics shall (i) cause Hangzhou DAC Biotechnology Co., Ltd. (“DAC”) to transfer to Aadi or WuXi Biologics’ Affiliate, WuXi XDC Hong Kong Limited (“WuXi XDC”), the Know-How set forth on Schedule 2.3(a) and (ii) provide Aadi [***] to enable Aadi to Exploit the Licensed IP.

(b) Within [***] of receipt of the Closing Payment, WuXi Biologics shall, and if applicable, shall cause its Affiliates and/or licensors (including DAC) to, transfer to Aadi the [***]. The deliverables outlined in Section 2.3(b) are independent of those specified in Section 2.3(a). The delivery, or lack thereof, of Section 2.3(b) does not affect WuXi Biologics’ right to receive remuneration for the stages that have been completed in 2.3(a).

(c) Without limiting Section 2.3(a) and Section 2.3(b), within [***] of Aadi’s request, WuXi Biologics shall, and if applicable, shall cause its Affiliates and licensors (including DAC) to, promptly transfer to Aadi all Licensed Know-How that has not previously been provided to Aadi hereunder; provided, [***]. WuXi Biologics shall provide the Licensed Know-How in electronic form to the extent the same exists in electronic form, and shall provide copies or an opportunity to inspect (and copy) for all other materials comprising such Licensed Know-How. Without limiting the generality of the foregoing, WuXi Biologics shall provide to Aadi true and complete copies of all written, graphic or electronic embodiments of Data generated by or on behalf of WuXi Biologics with respect to Licensed ADCs and Licensed Products, including all final protocols and all final reports of each IND-Enabling Study conducted pursuant to an SOW.

(d) Storage of Materials. [***]. WuXi Biologics will deliver such biological materials to Aadi promptly following Aadi’s written request therefor. Until such time as Aadi requests, WuXi Biologics shall properly store such materials, consistent with the manner in which the materials were stored by or on behalf of WuXi Biologics prior to the Effective Date.

(e) Cooperation. The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of the Licensed Know-How in accordance with this Section 2.3. Without limiting the foregoing, all Licensed Know-How shall be made available to Aadi (i) in sufficient form and detail to permit Aadi to use and/or practice such technology, to the extent that WuXi Biologics or its Affiliate has such Know-How (or can reasonably generate such Know-How) in such form and detail and (ii) in the language in which it was created together with a complete, certified English translation of the same. Upon the request of Aadi, WuXi Biologics shall, and if applicable, shall cause its Affiliates to, reasonably cooperate with and assist Aadi as may be necessary or desirable in order to allow Aadi to understand the Licensed Know-How and to utilize the Licensed Know-How for the purposes contemplated in this Agreement. Additionally, upon Aadi’s reasonable request, WuXi Biologics shall provide reasonable technical assistance, including, upon Aadi’s reasonable prior notice, making appropriate employees of WuXi Biologics, or its relevant Affiliate, available to Aadi at reasonable times, places, and frequency, in each case as mutually agreed by the Parties, for the purpose of assisting Aadi to understand and use the Licensed Know-How in connection with Aadi’s Development of the Licensed ADCs or Licensed Products.

(f) Without limiting Sections 2.3(a)-(e) above, Aadi has agreed that, during the Term, WuXi Biologics shall have the right to designate a Third Party approved by Aadi to transfer the Licensed Know-How (or any part thereof) to Aadi in accordance with this Section 2.3. Such transfer of Licensed Know-How shall be subject to the terms and conditions of this Agreement [***].

2.4 Non-Compete.

(a) Scope. [***].

(b) Exclusions. Notwithstanding the foregoing in this Section 2.4:

(i) the provisions of Section 2.4(a) will not apply to such Acquirer of a Party that is Developing or Commercializing a Competing Product as of the closing of such acquisition or commences Developing or Commercializing a Competing Product thereafter during the Term, provided that such Competing Product [***].

(ii) if, during the Term, either Party or its Affiliate acquires a Third Party that is Developing or Commercializing a Competing Product, then the Development or Commercialization of such Competing Product will not constitute a breach of Section 2.4(a) if such Party Affiliate [***].

(iii) Notwithstanding the foregoing provisions of this Section 2.4, WuXi Biologics or its Affiliates shall [***].

2.5 No Other Rights; Existing Relationships. As between the Parties, WuXi Biologics shall always retain ownership of all Licensed IP. Except for the rights and licenses expressly granted in this Agreement, each Party retains all rights under its intellectual property, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise. For clarity, the Parties acknowledge that subject to Section 2.5, WuXi Biologics retains the right to Exploit any ADCs and products that are not a Competing Product. WuXi Biologics shall be solely responsible for, and Aadi will not have any obligation or liability with respect to, all payment and other obligations that WuXi Biologics, its Affiliates or (sub)licensees may have under any agreement or understanding with any Third Party in effect prior to, as of, or after the Effective Date that relates to the Licensed IP, or any Licensed ADC (or any component thereof) or any Licensed Product.

ARTICLE III

GOVERNANCE

3.1 Joint Steering Committee. Within [***] following the Effective Date, WuXi Biologics and Aadi shall establish a Joint Steering Committee (“JSC”) to discuss and coordinate [***] in connection with this Agreement and otherwise provide a forum for the exchange of information with respect to the Development of Licensed ADCs and Licensed Products in the Territory.

3.2 Role. The JSC shall:

(a) Provide a forum for each Party to keep the other Party reasonably informed with respect to material Exploitation activities conducted by or under the authority of such Party or its Affiliates with respect to the Licensed ADCs and Licensed Products; and

(b) Perform such other duties as are specifically assigned to the JSC in this Agreement.

3.3 Committee Membership. The JSC shall be composed of [***]representatives from each of Aadi and WuXi Biologics, selected by such Party. Unless the Parties otherwise agree, Aadi and WuXi Biologics shall each be entitled to appoint [***] representatives to the JSC. Either Party may replace its respective JSC representatives at any time with prior written notice to the other Party. Each representative to the JSC shall be an employee of the applicable Party, unless otherwise agreed by both Parties. Both Parties acknowledge and agree that DAC may appoint [***] representatives to attend any JSC meeting provided that such representatives and DAC are subject to confidentiality and non-use obligations no less stringent than the terms of Article IX.

3.4 Committee Meetings. The JSC shall meet [***], or as more or less often as otherwise agreed to by the Parties. All JSC meetings may be conducted by telephone, video-conference, in person, or in writing as determined by the JSC. Each Party shall bear its own personnel and travel costs and expenses relating to JSC meetings. With the prior written consent of the other Party [***], other employee representatives of a Party may attend any JSC meeting as non-voting observers.

3.5 No Decision-Making Authority. The JSC shall serve solely as a forum for exchange of information between the Parties [***].

3.6 Alliance Managers. Within [***] following the Effective Date, each Party shall appoint a representative (“Alliance Manager”) to facilitate communications between the Parties (including, coordinating the transfer of Data and other Licensed Know-How as required under this Agreement) and to act as a liaison between the Parties with respect to such other matters as the Parties may mutually agree in order to maximize effective and efficient exchange of information as required under this Agreement. Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party.

3.7 Scope of Governance. Notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JSC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The JSC shall not have the power to amend or modify this Agreement, and no decision of the JSC shall be in contravention of any terms and conditions of this Agreement. The Alliance Managers shall not have any rights, powers or discretion except as expressly granted to the Alliance Managers hereunder and in no event shall the Alliance Managers have any power to modify or amend this Agreement. [***].

3.8 Discontinuation of JSC. The JSC shall continue to exist until Parties mutually agree to disband the JSC. Once the JSC is disbanded, the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement.

ARTICLE IV

CONTRACT RESEARCH SERVICES

4.1 Overview. During the Term, and subject to the terms and conditions of this Agreement, WuXi Biologics shall, and if applicable shall cause its Affiliates to, conduct, in consultation with Aadi and under the oversight of the JSC, certain contract research services (the “CRO Services”).

ARTICLE V

MANUFACTURE AND SUPPLY

5.1 Overview. Except as expressly set forth in this ARTICLE V, and as between the Parties, Aadi, directly and/or through its Affiliates and/or one or more Third Parties, shall control activities with respect to Manufacturing and supplying Licensed Products and the components thereof (including Licensed ADCs) for Development and/or Commercialization by or under the authority of Aadi in the Territory.

5.2 Supply.

(a) Development Supply. In addition to providing the materials as set forth in Section 2.3(d), WuXi Biologics, directly and/or through its Affiliates and/or one or more Third Parties, shall [***].

(b) Clinical and Commercial Supply. Subject to the terms and conditions of this Agreement, until the date on which Aadi assumes control of activities for manufacturing Licensed ADCs and Licensed Products which shall be in Aadi’s sole discretion, WuXi Biologics shall, directly and/or through its Affiliate WuXi XDC, manufacture and supply Aadi with all of Aadi’s, its Affiliates’ and Sublicensees’ reasonable requirements of Licensed ADCs and Licensed Product for use or sale in the Territory. In connection with such supply, Aadi and WuXi Biologics, or its Affiliate WuXi XDC, shall enter into a commercially reasonable and mutually acceptable supply agreement). If the parties are unable to negotiate and execute a Supply Agreement within [***] of a request by either Party to do so, then [***].

ARTICLE VI

DEVELOPMENT AND COMMERCIALIZATION

6.1 General. Except as otherwise set forth in this Agreement, as between the Parties, Aadi shall control the Exploitation of all Licensed Products in the Field in the Territory, and associated costs and expenses. [***].

6.2 Regulatory Responsibilities. As between the Parties, Aadi shall control the preparation, submission, and maintenance of all Regulatory Filings and for obtaining Regulatory Approvals (including the preparation and submission of INDs, NDAs and MAAs, and for seeking such approvals) with respect to Licensed Products in the Field in the Territory at its own cost and expense and shall have sole control over all interactions with the applicable Regulatory Authority with respect thereto. Aadi will own all right, title and interest in and to any and all Regulatory Filings and Regulatory Approvals for Licensed Products filed by or on behalf of Aadi, its Affiliates or Sublicensees, and, as between the Parties, all such Regulatory Filings and Regulatory Approvals will be held in the name of Aadi.

6.3 Adverse Event Reporting. Aadi shall establish, hold, and maintain the global safety database for each Licensed Product (each a “Global Safety Database”) with respect to information on adverse events concerning the Licensed Products, as and to the extent required by Applicable Law. After the Effective Date, at Aadi’s request, Aadi and WuXi Biologics will enter into an adverse event reporting and pharmacovigilance agreement with respect to products that are not Licensed Products, but that contain the Licensed Antibody, in order to allow Aadi to satisfy any regulatory reporting requirements or as may otherwise be reasonably necessary or useful for Aadi in connection with the Development, manufacture and/or Commercialization of any Licensed ADC.

6.4 Diligence. On a Program-by-Program basis, Aadi, directly and/or through its Affiliates, Sublicensees and/or other Third Parties, will use Commercially Reasonable Efforts (a) to Develop, including seeking IND acceptance for, at least one (1) Licensed Product [***] in a Major Market in the Territory, within [***] after the Effective Date; and (b) following [***] receipt of all applicable Regulatory Approvals, to effect a First Commercial Sale of at least one (1) Licensed Product [***] in a Major Market in the Territory ((a) and (b), each a “Diligence Milestone”). [***].

6.5 Product Trademarks. As between the Parties, Aadi shall have the sole right to determine and own the trademarks to be used with respect to the Commercialization of the Licensed Products in the Field in the Territory, which branding may vary by Region. Aadi will own all rights in such trademarks and may register, maintain, enforce and defend such trademarks in the Territory, where and how it determines appropriate.

6.6 Development Reports. Within [***] after [***] and [***] thereafter, Aadi will provide to WuXi Biologics a written update summarizing the material activities conducted by Aadi in the preceding [***] period, and anticipated to be conducted by Aadi in the following [***] period, with respect to the Development of Licensed Products in and for the Major Markets, including any material interactions with Regulatory Authorities in the Major Markets with respect to Licensed Products during the preceding [***] period. Aadi’s obligation to provide updates hereunder will continue on a Program-by-Program and Major Market-by-Major Market basis until [***].

6.8 Right of Reference and Access to Data. Aadi (and its Affiliates and permitted Sublicensees) shall have the right to cross-reference WuXi Biologics’ and its Affiliates and licensors Regulatory Filings related to any Licensed ADC (or component thereof) and/or Licensed Product, and to access such Regulatory Filings and any Data therein and use such Data in connection with the performance of Aadi’s obligations and exercise of its rights under this Agreement, including inclusion of such Data in its (or its designee’s) own Regulatory Filings for any Licensed Product in and for the Territory. WuXi Biologics hereby grants to Aadi a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) in the United States, or an equivalent right of access/reference in any other Region, to any Data, including WuXi Biologics’ or its Affiliate’s clinical dossiers that relate to any Licensed ADC or Licensed Product for use by Aadi to Exploit any Licensed ADC or Licensed Product in the Field in and for the Territory pursuant to this Agreement. WuXi Biologics or such Affiliate shall provide a signed statement to this effect, if requested by Aadi, in accordance with 21 C.F.R. § 314.50(g)(3) or the equivalent as required in any Region or otherwise provide appropriate notification of such right of Aadi to the applicable Regulatory Authority.

6.9 Inspection Right. To the extent WuXi Biologics receives any written or oral communication from any Regulatory Authority in the Territory requiring any inspection of WuXi Biologics’ or its Affiliate’s or their respective subcontractor’s or licensor’s site or facility in connection with a Licensed ADC or Licensed Product, WuXi Biologics shall notify Aadi and provide a copy of any such written communication as soon as reasonably practicable, and WuXi Biologics shall cooperate and ensure that its Affiliates, subcontractors and licensor’s cooperate with such Regulatory Authority during such inspection or audit. Further, WuXi Biologics shall allow Aadi (or its designee) to be present at and participate in any such inspection or audit, to the extent permitted by Applicable Laws and such Regulatory Authority. Following receipt of the inspection or audit observations of such Regulatory Authority, WuXi Biologics shall immediately provide a copy of such observations to Aadi, prepare the response to any such observations for Aadi’s prior review and approval, and keep Aadi fully informed as to such responses prior to their submission and to any ongoing correspondence with the applicable Regulatory Authority with respect to such inspection and observations.

6.10 No Harmful Actions. If Aadi believes that WuXi Biologics and/or any of its Affiliates and/or any Third Party acting under WuXi Biologics’ or its Affiliate’s authority, is taking or intends to take any action with respect to a Licensed ADC or Licensed Product that could have a material adverse impact upon the regulatory status or Commercialization of any Licensed Product in the Field in the Territory, then Aadi shall have the right to bring the matter to the attention of the JSC (or to WuXi Biologics under Section 15.1 in the event the JSC has been disbanded), and the Parties shall [***] a resolution to such concern. Without limiting the foregoing, unless Aadi otherwise agrees and except as expressly set forth herein: (a) [***]; and (b) [***].

ARTICLE VII

PAYMENTS

7.1 Upfront Payment. Aadi shall pay to WuXi Biologics a non-refundable, non-creditable upfront payment as follows:

(a) an amount equal to six million U.S. dollars ($6,000,000) (“Signing Payment”) within [***] of the Effective Date; and

(b) subject to Section 12.1, an amount equal to thirty-eight million U.S. dollars ($38,000,000) (“Closing Payment”) due no later than [***] after the Effective Date (“Closing Period”), with either Aadi or WuXi Biologics having the right to extend the Closing Period by an additional [***] by [***].

7.2 Development Milestone Payments.

(a) Development Milestone Payments. On a Program-by-Program basis, Aadi shall pay to WuXi Biologics the [***] development milestone payments (“Development Milestone Payments”) as set out below following the [***] achievement by or under the authority of Aadi of the corresponding milestone events set out below (each, a “Development Milestone Event”) with respect to the [***] Licensed Product within such Program to achieve such Development Milestone Event, which payment shall be made in accordance with this Section 7.2 and the payment provisions in ARTICLE VIII and following receipt of the relevant invoice from WuXi Biologics as further described in Section 7.2(c).

No.	Development Milestone Event	Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

	Total Development Milestone Payments for all Programs	$265,000,000

(b) Certain Terms With Respect to Development Milestone Payments. Each of the foregoing milestone payments shall be paid [***] per Program [***]. In no event shall the aggregate amount payable or paid to WuXi Biologics pursuant to this Section 7.2 exceed Two Hundred Sixty-Five Million U.S. Dollars ($265,000,000).

(c) Reports and Payments. Aadi shall notify WuXi Biologics in writing within [***] after the achievement of each Development Milestone Event set out in Section 7.2(a) by Aadi, or any of its Affiliates or Sublicensees. Based on this notice, WuXi Biologics shall then issue and send to Aadi the invoice for the appropriate milestone payment, which shall be paid by Aadi within [***] of receipt of such invoice in accordance with this Section 7.2.

7.3 Commercial Milestone Payments.

(a) Commercial Milestone Payments. On a Program-by-Program basis, Aadi shall pay to WuXi Biologics the [***] commercial milestone payments (“Commercial Milestone Payments”) as set out below following the [***] achievement by or under the authority of Aadi of the corresponding milestone events set out below (each, a “Commercial Milestone Event”), which payment shall be made in accordance with this Section 7.3 and the payment provisions in ARTICLE VIII and following receipt of the relevant invoice from WuXi Biologics as further described in Section 7.3(c).

No.	Commercial Milestone Event	Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

	Total Commercial Milestone Payments for all Programs	$540,000,000

(b) Certain Terms With Respect to Sales Milestone Payments. Each of the foregoing sales milestone payments shall be paid [***] per Program and [***]. In no event shall the aggregate amount payable or paid to WuXi Biologics pursuant to this Section 7.3 exceed Five Hundred Forty Million U.S. Dollars ($540,000,000).

(c) Reports and Payments. Aadi shall notify WuXi Biologics in writing within [***] days after the achievement of each Commercial Milestone Event set out in Section 7.3(a) by Aadi, or any of its Affiliates or Sublicensees. Based on this notice, WuXi Biologics shall then issue and send to Aadi the invoice for the appropriate milestone payment, which shall be paid by Aadi within [***] days of receipt of such invoice in accordance with this Section 7.3.

7.4 Royalty Payments.

(a) Running Royalties. Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, Aadi shall pay to WuXi Biologics the following running royalties on a quarterly basis based on the Net Sales of Licensed Products within such Program sold by or under the authority of Aadi in the Territory, in accordance with this Section 7.4 and the payment provisions in ARTICLE VIII and following receipt of the relevant invoice from WuXi Biologics as further described in Section 7.4(d):

Annual Net Sales of Licensed Products for a Program in the Territory	Royalty Rate
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

(b) Royalty Term. Aadi’s obligation to pay royalties under this Section 7.4 shall continue with respect to sales of Licensed Products on a Licensed Product-by-Licensed Product and Region-by-Region basis from the First Commercial Sale of the applicable Licensed Product in a particular Region until the date which is the later of: (i) expiration of the last to expire Valid Claim of a [***] in such Region Covering the [***] Licensed ADC or Licensed Product in such Region; or (ii) [***] after the First Commercial Sale of such Licensed Product in such Region in the Territory (“Royalty Term”). After the expiration of the applicable Royalty Term with respect to a particular Licensed Product in a particular Region, no further royalties shall be due with respect to such Licensed Product in such Region and the licenses and rights granted by WuXi Biologics to Aadi under this Agreement with respect to such Licensed Product (and the Licensed ADC(s) included therein) in such Region will become fully paid-up, royalty-free, perpetual and irrevocable.

(c) Royalty Adjustments.

(i) No Valid Claim. On a Licensed Product-by-Licensed Product and Region-by-Region basis, during any portion of the Royalty Term for a Licensed Product in a Region when no Valid Claim of a [***] in such Region Covers [***] Licensed ADC or Licensed Product in such Region, the royalties due to WuXi Biologics under Section 7.4(a) with respect to such Licensed Product in such Region shall be reduced to [***] of the amount otherwise payable under Section 7.4(a).

(ii) Third Party Payments.

(A) If Aadi, its Affiliate or Sublicensee becomes obligated to make any payment to a Third Party with respect to any intellectual property right owned or Controlled by such Third Party [***].

(iii) Biosimilar Products. If a Licensed Product is sold in a Region during the applicable Royalty Term at a time when a Biosimilar Product is also being sold in such Region, then the royalties payable on Net Sales of such Licensed Product in such Region in any Calendar Quarter during the applicable Royalty Term shall be reduced to an amount equal to [***] of the royalties that would otherwise be payable on Net Sales of such Licensed Product in such Region in such Calendar Quarter under Section 7.4(a). For clarity, [***].

(iv) [***]. [***] shall be due under this Agreement with respect to a sale of a particular Licensed Product [***].

(v) Royalty Floor. Notwithstanding the foregoing, during the applicable Royalty Term, in no event, will the deductions set forth in this Section 7.4(c) above reduce the royalties otherwise payable to WuXi Biologics under this Section 7.4 in any given Calendar Quarter to less than [***]of the royalties that otherwise would have been due and payable to WuXi Biologics in accordance with Section 7.4(a) in such Calendar Quarter (the “Royalty Floor”); provided, [***].

(d) Royalty Reports. [***], Aadi shall deliver to WuXi Biologics a report (each, a “Royalty Report”) setting out all details necessary to calculate the payments due under this Section 7.4, including:

(i) [***];

(ii) [***];

(iii) [***]; and

(iii) [***].

Royalty Reports shall be due [***] following the end of each such Calendar Quarter during the Term. Promptly following the delivery of the applicable Royalty Report, WuXi Biologics will invoice Aadi for the royalties due to WuXi Biologics with respect to Net Sales by Aadi, its Affiliates and their respective Sublicensees in the Territory in such Calendar Quarter. Aadi will pay such amounts to WuXi Biologics within [***] following Aadi’s receipt of such invoice. Notwithstanding [***].

ARTICLE VIII

PAYMENTS; BOOKS AND RECORDS

8.1 Payment Method; Currency Conversion. All amounts specified in this Agreement are in U.S. Dollars, and all cash payments by one Party to the other Party under this Agreement shall be paid in U.S. Dollars. As applicable, Net Sales and any royalty reductions will be translated into U.S. Dollars in the manner used by Aadi, or its applicable Affiliate or Sublicensee, from time to time in the preparation of its audited financial statements for external reporting purposes. All payments under this Agreement will be paid in U.S. Dollars by wire transfer to the below bank account designated by the receiving Party (which account the receiving Party may update from time to time in writing, subject to the paying Party’s reasonable confirmation). If at any time legal restrictions prevent the prompt remittance of any royalties or other amounts with respect to any Region where Licensed Products are sold, Aadi shall have the right, at its option, to make such payments by depositing, or causing to be deposited, the amount of such payments in local currency to WuXi Biologics’ account in a bank or other depository designated by WuXi Biologics in such Region.

Account Name: [***]

Account Number: [***]

Account Currency: [***]

SWIFT Code: [***]

Bank Name: [***]

8.2 Taxes.

(a) Income Taxes. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b) Withholding Taxes. Notwithstanding any other provision of this Agreement, Aadi shall be entitled to deduct and withhold from any payments due under this Agreement such amounts as it is required to deduct and withhold pursuant to any tax laws of any jurisdiction or any regulation of any taxing authority thereof and may offset against future payments any amounts imposed on it by any governmental agency for failing to deduct and withhold as required by law. To the extent such amounts are deducted, withheld and paid by or on behalf of Aadi to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to WuXi Biologics. Aadi shall provide WuXi Biologics with official receipts issued by the appropriate governmental agency or such other evidence as is reasonably requested by WuXi Biologics to establish that such taxes have been paid. If, in the opinion of Aadi’s advisors, WuXi Biologics is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement, it shall deliver to Aadi, at the time or times reasonably requested by Aadi, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding, including an [***]. Each Party shall cooperate [***] in connection with any application to qualify for the benefit of a reduced rate of withholding taxation, under the terms of any income tax treaty between the United States and other jurisdictions. Notwithstanding the above, [***].

(c) Indirect Taxes. All amounts payable under or in connection with this Agreement are exclusive of value-added tax and indirect taxes. Where any sum due to be paid to WuXi Biologics hereunder is or would otherwise be subject to any value-added tax or indirect taxes under Applicable Law, the Parties shall cooperate with each other and use [***] to take all actions as will enable them to secure any available exemption from or reduction in such value-added tax or indirect taxes. Any value-added tax and indirect taxes payable, if applicable, under this Agreement shall be paid by Aadi at the same time as the payment, subject to the production of a valid invoice in accordance with Section 7.3(c). If the valued added tax or indirect taxes originally paid or otherwise borne by Aadi are in whole or in part subsequently determined not to have been chargeable, WuXi Biologics shall [***] to take all necessary steps to receive a refund of these undue valued added tax or indirect taxes from the applicable taxing authority and any amount of undue valued added tax or indirect taxes repaid by such authority to WuXi Biologics shall be transferred to Aadi within [***] of receipt.

8.3 Late Payments. In the event that any undisputed amount payable by Aadi to WuXi Biologics hereunder is not made when due, such outstanding payment shall accrue interest, to the extent permitted by Applicable Law, at an annual rate of [***] or the highest rate permitted by Applicable Law (whichever is lower), computed from the date such payment was due until the date Aadi makes the payment.

8.4 Records. Aadi shall keep, and shall require that its Affiliates and Sublicensees keep, complete and accurate books of account and records in sufficient detail to enable the amounts payable under this Agreement to be determined. Such books and records shall be kept at the principal place of business of Aadi, its Affiliate or Sublicensee, as the case may be, for [***] months following the end of the Calendar Year to which such books and records pertain.

8.5 Audits.

(a) Audit Rights. Upon [***] prior written notice from WuXi Biologics, Aadi shall permit, and shall require its Affiliates, to permit, an independent certified public accounting firm of nationally recognized standing, selected by WuXi Biologics and reasonably acceptable to Aadi, to have access during normal business hours to such books of account and records of Aadi, and its Affiliates, at such Person’s principal place of business, as may be [***] necessary to verify the accuracy of the reports provided by Aadi pursuant to Section 7.4(d). Such audits may not (i) be conducted for any Calendar Year ending [***] prior to the date of such request, or (ii) be conducted [***] in any Calendar Year. Aadi shall use reasonable efforts to obtain its Sublicensees’ prior consent, if required, to share Aadi’s summary of its audit reports on its Sublicensees with WuXi Biologics; provided that Aadi shall not be required to share any audit reports on its Sublicensees for any Calendar Year ending [***] prior to the date of such request, to share such audit reports [***] in any Calendar Year, nor to share any audit report for any Calendar Quarter [***] .

(b) Audit Results. WuXi Biologics shall require the independent accountant to provide to Aadi an audit report containing its conclusions regarding any audit, and specifying whether the amounts paid were correct or, if incorrect, the amount of any underpayment or overpayment. The independent accountant shall provide to Aadi a preliminary copy of its audit report, and shall discuss with Aadi any issues or discrepancies that Aadi identifies, prior to submission to WuXi Biologics. If such audit establishes that additional royalties were owed to WuXi Biologics during the period covered by any audit pursuant to Section 8.5(a), Aadi shall remit to WuXi Biologics within [***] of the date on which WuXi Biologics delivers to Aadi such accounting firm’s written report so concluding: (i) the amount of such additional royalties; and (ii) interest on such amount which shall be calculated pursuant to Section 8.3. In the event such audit establishes that amounts were overpaid by Aadi during such period, the amount of such overpayment shall promptly be refunded to Aadi. The fees charged by the independent accountant in connection with any audit pursuant to this Section 8.5 shall be paid by WuXi Biologics; provided, however, that if a discrepancy in favor of WuXi Biologics of [***] of the payments due hereunder for the period being audited is established, then Aadi shall pay the reasonable fees and expenses charged by such accounting firm in connection with such audit.

(c) Confidential Financial Information; Other Matters. WuXi Biologics shall treat all financial information subject to review under this ARTICLE VIII as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

ARTICLE IX

CONFIDENTIALITY

9.1 Confidential Information. Except to the extent expressly authorized by this Agreement, each Party agrees that during the Term, and for [***]thereafter, such Party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement that is marked or otherwise identified as confidential or proprietary at the time of disclosure or is disclosed in such a manner or is of such a nature that a reasonable person would understand such information to be confidential or proprietary (collectively, “Confidential Information”); provided, however, that with respect to any Confidential Information that is specifically identified at the time of disclosure to be a trade secret under Applicable Laws, such obligations shall survive expiration of such [***] period for so long as such Confidential Information remains a trade secret. The Receiving Party may use and disclose the Disclosing Party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to prevent unauthorized access, use and disclosure of the Disclosing Party’s Confidential Information and to ensure that its, and its Affiliates’, employees, agents, consultants, other representatives and sublicensees (“Representatives”) do not disclose, except as otherwise expressly permitted under this Agreement, or make any unauthorized use of, the Disclosing Party’s Confidential Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or unauthorized disclosure of the Disclosing Party’s Confidential Information. For purposes of this Agreement, and notwithstanding Sections 9.2(b) and (d) below, the Licensed Know-How shall be deemed to be the Confidential Information of both Aadi and WuXi.

9.2 Exceptions. Confidential Information of a Disclosing Party shall not include any information to the extent that such information (which the Receiving Party can prove by competent evidence): (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in violation of this ARTICLE IX, generally known or available; (b) is lawfully known by the Receiving Party or any of its Affiliates (to the extent such Receiving Party or its Affiliate has the right to use and disclose such information) at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party or any of its Affiliates by a Third Party, as a matter of right (to the extent such Receiving Party or Affiliate has the right to use and disclose such information); or (d) is independently discovered or developed by the Receiving Party or any of its Affiliates, without the use of or reference to Confidential Information of the Disclosing Party.

9.3 Authorized Disclosure. Notwithstanding the provisions of Section 9.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, defending or enforcing Patents in the Territory as permitted by this Agreement;

(b) enforcing such Party’s rights or performing its obligations under this Agreement and, with respect to Aadi, exercising its rights under this Agreement;

(c) seeking, obtaining and maintaining Regulatory Approvals in the Territory (including complying with the requirements of Regulatory Authorities in the Territory with respect to filing for, obtaining and maintaining such Regulatory Approvals) as permitted by this Agreement;

(d) prosecuting or defending litigation as permitted by this Agreement;

(e) complying with applicable court orders, Applicable Laws, or the listing rules of any recognized stock exchange on which the Receiving Party’s securities are traded (specifically including the recommendations and requests from the U.S. Securities and Exchange Commission (the “SEC”) or otherwise submitting information to tax or other governmental authorities);

(f) disclosure in Regulatory Filings in the Territory that the Receiving Party has the right to make under this Agreement;

(g) disclosure to the Receiving Party’s Affiliates, to actual or potential (sub)licensees and to the Receiving Party’s and its Affiliates’ Representatives who, in each case, have a need to know such information in order for the Receiving Party to fulfill its obligations and exercise its rights under this Agreement, provided, in each case, that any such Affiliate, actual or potential (sub)licensees, or Representative agrees to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this ARTICLE IX; and

(h) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential and existing Third Party investors, collaborators, acquirers, lenders and other financing sources, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use with respect to the applicable Confidential Information.

Each Party shall be responsible for any breaches of confidentiality by any of its Affiliates, licensees or sublicensees, Representatives, advisors and Third Parties (to whom it discloses Confidential Information pursuant to Sections 9.3(g), 9.3(h) and 9.4).

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 9.3(d) or 9.3(e), it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure, use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and cooperate with any efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to secure confidential treatment of such Confidential Information and/or to obtain a protective order or other remedy. If the Disclosing Party is unable to obtain a protective order or other remedy, the Receiving Party shall disclose only that portion of such Confidential Information that it is advised by counsel is legally required to be disclosed; provided that, any Confidential Information so disclosed shall retain its status as Confidential Information for all other purposes other than such legally required disclosure.

9.4 Confidential Terms. Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the existence and/or terms of this Agreement: (a) to its advisors (including financial advisors, attorneys and accountants), potential and existing investors, lenders, collaboration partners or acquirers, and others, on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof; or (b) to the extent necessary to comply with Applicable Laws and court orders, including securities laws, regulations or guidances or pursuant to the listing rules of any recognized stock exchange on which the such Party’s securities are traded; provided that in the case of clause (b) the Disclosing Party shall promptly notify the other Party and (other than in the case where such disclosure is necessary, in the reasonable opinion of the Disclosing Party’s legal counsel, to comply with securities laws, regulations or guidances or such listing rules) allow the other Party a reasonable opportunity to oppose with the body initiating the process and, to the extent allowable by law, to seek limitations on the portion of the Agreement that is required to be disclosed.

9.5 Publications. Subject to this Article IX, Aadi (or its designee) shall have the right to publish and present the results of Development and/or Commercialization activities with respect to a Licensed ADC or Licensed Product, including the results of any Clinical Trial of a Licensed Product, conducted by or under the authority Aadi or any of its Affiliates.

9.6 Press Releases.

(a) The Parties have mutually approved a press release attached hereto as Schedule 9.6 with respect to this Agreement. [***]. Subject to Aadi’s obligations under Sections 9.1 and 9.4, Aadi shall have the right to issue subsequent press releases or other public statements pertaining to the activities conducted hereunder. In any case, neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the listing rules of any recognized stock exchange on which such Party’s securities are traded, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (unless such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with Applicable Laws or such listing rules) and giving the other Party an opportunity to review and comment on any proposed disclosure. After release of a press release in accordance with this Section 9.6(a), each Party may further disclose to Third Parties the information contained in such press release, without the prior written consent of the other Party.

(b) For avoidance of doubt, subject to this Article IX, Aadi shall have the right to publicly disclose without WuXi Biologics’ prior written consent: (i) the achievement of any milestone under this Agreement; (ii) the commencement, completion, material data and key results of any Clinical Trial conducted under this Agreement; and (iii) any information relating to the Development or Commercialization of Licensed Products in the Field in the Territory.

9.7 Prior Non-Disclosure Agreements. This Agreement supersedes the Prior CDA regarding the subject matter of this Agreement. All information exchanged between the Parties under the Prior CDA shall be deemed to have been disclosed under this Agreement on a going-forward basis and shall be subject to the terms of this ARTICLE IX as of the Effective Date.

ARTICLE X

INTELLECTUAL PROPERTY

10.1 Ownership of Inventions. [***].

10.2 Patent Prosecution and Maintenance.

(a) [***].

(b) [***].

(c) [***].

10.3 Patent Term Extensions. [***].

10.4 Enforcement.

(a) [***].

(i) [***].

(ii) [***].

(iii) [***].

(b) [***].

(i) [***].

(ii) [***].

(iii) [***].

(c) [***].

10.5 Third Party Infringement Claims. Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that Exploitation of a Licensed Product infringes or may infringe the intellectual property rights of such Third Party. [***].

10.6 Upstream Agreements. WuXi Biologics covenants to Aadi that, during the Term, neither WuXi Biologics nor its applicable Affiliates shall [***].

ARTICLE XI

TERM AND TERMINATION

11.1 Term. This Agreement shall commence on the Effective Date and, unless (a) Aadi fails to pay the Closing Payment, in which case this Agreement shall terminate at the end of the Closing Period, or (b) terminated earlier pursuant to Sections 11.2 through 11.4 or Section 16.12, shall continue in full force and effect until the expiration of the last to expire Royalty Term (the “Term”).

11.2 Termination for Material Breach. If either Party materially breaches this Agreement at any time, the non-breaching Party shall have the right to terminate this Agreement in its entirety or on a Program-by-Program basis by written notice to the breaching Party, if such material breach is not cured within [***]after written notice is given by the non-breaching Party to the breaching Party specifying the breach, subject to Section 15.2. Notwithstanding the foregoing, [***].

11.3 Termination for Financial Distress. Either Party shall have the right to terminate this Agreement upon written notice to the other Party: (a) if such other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against such other Party and such petition is [***]within [***]after filing; (c) if such other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors; or (d) if substantially all of the assets of such other Party are seized or attached [***] within [***] thereafter.

11.4 Termination by Aadi. Aadi shall have the right to terminate this Agreement in its entirety, or on a Region-by-Region, Licensed Product-by-Licensed Product or Program-by-Program basis, for any or no reason, on [***] prior written notice to WuXi Biologics.

ARTICLE XII

EFFECT OF TERMINATION

12.1 Accrued Obligations. The expiration or termination of this Agreement for any reason shall not release either Party from any liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event Aadi does not pay the Closing Payment within the Closing Period, such Closing Payment will not be deemed accrued under this Section 12.1 or otherwise and Aadi shall have no obligation to pay WuXi Biologics the Closing Payment, nor any liability to WuXi Biologics with respect to the Closing Payment, following expiration of the Agreement under Section 11.1(a).

12.2 Effect of Termination Caused by Aadi. This Section 12.2 shall apply solely in the event of any termination of this Agreement by WuXi Biologics pursuant to Section 11.2 or Section 11.3 or by Aadi pursuant to Section 11.4 or by either Party pursuant to Section 16.12.

(a) Development. In the event Aadi is conducting any ongoing Clinical Trial of Licensed Products following the date a notice of termination has been issued by WuXi Biologics or Aadi, as applicable, the Parties will negotiate in good faith and adopt a plan to wind-down such activities in an orderly fashion as expeditiously as practicable.

(b) Commercialization. If this Agreement is terminated after the First Commercial Sale of a Licensed Product in the Territory, Aadi shall have the right, for a period of [***] following such termination (the “Sell-Off Period”), to sell (in the Field in the Territory) stocks of Licensed Products on hand at the time of such termination (and for which Regulatory Approval in the Field in the Territory has been approved prior to such termination). Any Licensed Product sold or disposed by Aadi, its Affiliates or its Sublicensees in the Territory during the Sell-Off Period shall be subject to applicable payment obligations under ARTICLE VII above. Within [***] after the expiration of the Sell-Off Period, Aadi shall notify WuXi Biologics of any quantity of Licensed ADCs or Licensed Products remaining in Aadi’s inventory and WuXi Biologics shall have the option, upon notice to Aadi, to repurchase any such quantities of Licensed Product from Aadi at a price [***].

(c) Return of Confidential Information. Within [***] after the effective date of any such termination, each Party shall, and shall cause it Affiliates and sublicensees to, at the other Party’s discretion, promptly return to the other Party, or delete or destroy, all Confidential Information of the other Party; provided that (i) each Party may retain one copy of the Confidential Information of the other Party solely to the extent necessary to perform its obligations or exercise its rights that survive expiration or termination of this Agreement; (ii) each Party may retain one copy of the Confidential Information of the other Party in its secure legal archives solely for purposes of monitoring compliance with its continuing obligations hereunder and (iii) neither Party shall be required to transfer or destroy any electronically stored Confidential Information made as a matter of the receiving Party’s routine information technology backup.

12.3 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Party are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code or equivalent provisions of applicable legislation in any other jurisdiction. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code, or equivalent provisions of applicable legislation in any other jurisdiction.

12.4 Survival. Upon the expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate except [***] shall survive expiration or any termination of this Agreement.

ARTICLE XIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1 Representations and Warranties of WuXi Biologics. WuXi Biologics represents and warrants to Aadi that, as of [***]:

(a) WuXi Biologics is a corporation duly organized, validly existing and is in good standing under the laws of China, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent WuXi Biologics from performing its obligations under this Agreement;

(b) this Agreement is a legal and valid obligation binding upon WuXi Biologics and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by WuXi Biologics have been duly authorized by all necessary corporate action and do not [***]: (i) to WuXi Biologics’ knowledge, violate any Applicable Law or award of any court, governmental body or administrative or other agency having jurisdiction over WuXi Biologics; nor (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which WuXi Biologics is a party or by which it is bound;

(c) [***] and Schedule 1.43 contains a complete list of the Licensed Platform Patents in existence as of [***];

(d) To WuXi Biologics’ knowledge, the Patents listed on Schedules 1.43 are valid and enforceable and all applicable renewals, annuities, and other fees have been duly and timely paid;

(e) To WuXi Biologics’ knowledge, the Patents listed on Schedule 1.43 [***];

(i) (i) WuXi Biologics owns or Controls the Licensed Patents and has the full right and authority to grant the rights and licenses granted herein and (ii) except for the Upstream Agreements, there are no Third Party agreements pursuant to which WuXi Biologics or any of its Affiliates is a Party that relates to any Licensed IP, Licensed ADC and/or Licensed Product (or any component of a Licensed ADC or Licensed Product);

(j) Neither WuXi Biologics nor any of its Affiliates nor, to WuXi Biologics’ knowledge, any counter party is in material breach of any Upstream Agreement. To WuXi Biologics’ knowledge, the Upstream Agreements are in full force and effect. Neither WuXi Biologics nor its applicable Affiliate has [***];

(m) WuXi Biologics has not previously granted to a Third Party, [***], any right, license or interest in any Licensed ADC, Licensed Product or the Licensed IP, or any portion thereof, that is in conflict with, or diminishes or impedes, the rights or licenses granted to Aadi under this Agreement;

(n) To WuXi Biologics’ knowledge, the Licensed IP is free and clear of all liens, claims, security interests or other encumbrances of any kind and, during the Term, [***];

(o) To WuXi Biologics’ knowledge, none of the inventions disclosed in the Licensed Platform Patents or Licensed ADC Patents were conceived of or reduced to practice using funding from the United States government;

(p) To WuXi Biologics’ knowledge, [***];

(q) To WuXi Biologics’ knowledge, all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other persons or entities required to be obtained by WuXi Biologics in order to enter into this Agreement have been obtained;

(r) To WuXi Biologics’ knowledge, [***];

(s) WuXi Biologics [***];

(t) WuXi Biologics has not knowingly withheld any Licensed Know-How [***] for Aadi’s conduct of activities under this Agreement and, to WuXi Biologics’ knowledge, all Licensed Know-How provided to Aadi is free from any material inaccuracies;

(u) to WuXi Biologics’ knowledge, [***];

(w) neither WuXi Biologics nor any of its Affiliates are, or have been, debarred or disqualified by any Regulatory Authority; and none of WuXi Biologics or any of its Affiliates’ employees or contractors who were or will be involved in the Development, Manufacture or Commercialization of Licensed ADCs and/or Licensed Products are, or have been, debarred or disqualified by any Regulatory Authority;

(x) WuXi Biologics has complied with all U.S. and applicable foreign export and reexport control laws and regulations, including but not limited to the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce and trade and economic sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”);

(y) WuXi Biologics has not, directly or indirectly, sold, exported, reexported, transferred, diverted, or allowed the use of, any Licensed ADCs or Licensed Know-How to any destination, entity or person prohibited by the laws or regulations of the United States or applicable foreign jurisdictions;

(z) None of WuXi Biologics officers, directors, employees, agents, representatives, independent contractors, or any other person acting for or on behalf of WuXi Biologics for performance of this Agreement is: (1) a person or entity with whom transactions are prohibited or limited under any Applicable Laws pertaining to sanctions, including those administered by the United States including, but not limited to, the United States Office of Foreign Asset Control’s Specially Designated Nationals and Blocked Persons List (“SDN List”) or the United States Department of Commerce’s Entity List, Denied Persons List, Unverified List or Military End User List or included on comparable sanction lists of prohibited or restricted persons administered by the government of another applicable foreign jurisdiction; or (2) a person or entity resident in, located in, or a government of a sanctioned country or territory as defined under Applicable Laws pertaining to sanctions (which currently include Belarus, Cuba, Iran, North Korea, Russia, Syria, and the Crimea, LNR, and DNR regions of Ukraine) (“Sanctioned Country”) (collectively, a “Restricted Party”);

(aa) (i) to WuXi Biologics’ knowledge, [***]; and

(bb) Neither the Licensed IP nor any Licensed ADC provided by WuXi Biologics under this Agreement are sourced from a Restricted Party or a Sanctioned Country.

13.2 Representations and Warranties of Aadi. Aadi represents and warrants to WuXi Biologics that, as of [***]:

(a) Aadi is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, U.S.A., is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent Aadi from performing its obligations under this Agreement;

(b) this Agreement is a legal and valid obligation binding upon Aadi and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Aadi have been duly authorized by all necessary corporate action and do not [***]: (i) to Aadi’s knowledge, violate any Applicable Law or award of any court, governmental body or administrative or other agency having jurisdiction over Aadi; nor (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which Aadi is a party or by which it is bound;

(c) all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other persons or entities required to be obtained by Aadi in order to enter into this Agreement have been obtained; and

(d) Aadi and its Affiliates have complied with all U.S. and applicable foreign export and reexport control laws and regulations, including but not limited to the EAR maintained by the U.S. Department of Commerce and trade and economic sanctions maintained by the U.S. Treasury Department’s OFAC.

13.3 Mutual Representations, Warranties and Covenants. Each Party covenants to the other that:

(a) neither such Party nor any of its Affiliates will employ or use the services of any Person who is debarred or disqualified by any Regulatory Authority in connection with activities relating to any Licensed ADCs and/or Licensed Products; and in the event that such Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any Person providing services to such Party or any of its Affiliates with respect to any activities relating to any Licensed ADCs and/or Licensed Products, such Party will promptly notify the other Party in writing and such Party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to the applicable Licensed ADCs and/or Licensed Products; and

(b) such Party and its Affiliates are in compliance with, and at all times during the Term shall remain in compliance with, all antibribery or anticorruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). Neither such Party nor any of its Affiliates has or will, in connection with the exercise of such Party’s rights or performance of its obligations under this Agreement, authorized, offered or made payments or otherwise provided anything of value directly or indirectly to: (i) an executive, official, employee or agent of a governmental department, agency or instrumentality, (ii) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”) for purposes of (A) (I) improperly influencing any act or decision of such Government Official in his or her official capacity, (II) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, or (III) securing any improper advantage; or (B) inducing such Government Official improperly to use his or her influence in order to assist such Party or any of its Affiliates in obtaining or retaining business.

13.4 WuXi Biologics Covenants.

(a) WuXi Biologics covenants to Aadi that, after the Effective Date and During the Term, WuXi Biologics shall not, by itself or through an Affiliate, [***],

(i) for SEZ6 Program, [***];

(ii) for MUC16 Program, [***]; and

(iii) for PTK7 Program, [***].

Notwithstanding the foregoing, WuXi Biologics and its Affiliates shall have the right to discover and dispose antibodies directed to any of the Licensed Targets, [***].

(b) WuXi Biologics covenants to Aadi that, after the Effective Date and during the Term, WuXi Biologics will [***].

13.5 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE XIV

INDEMNIFICATION; RECALLS

14.1 Indemnification of WuXi Biologics. Aadi shall indemnify and hold harmless each of WuXi Biologics, its Affiliates, and the directors, officers, shareholders and employees of such entities and the successors and assigns of any of the foregoing (the “WuXi Biologics Indemnitees”), from and against any and all liabilities, damages, penalties, fines, costs, expenses (including, reasonable attorneys’ fees and other expenses of litigation) (“Liabilities”) incurred by any WuXi Biologics Indemnitee as a result of any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) against a WuXi Biologics Indemnitee, arising from, or occurring as a result of: (a) the Exploitation of any Licensed Product by Aadi, its Affiliates or Sublicensees in the Territory; (b) a breach of any of Aadi’s representations, warranties or obligations under this Agreement; (c) the willful misconduct or grossly negligent acts of Aadi or its Affiliates or (d) violation of Applicable Law by any Aadi Indemnitees; except to the extent such Third Party Claims fall within the scope of WuXi Biologics’ indemnification obligations set forth in Section 14.2.

14.2 Indemnification of Aadi. WuXi Biologics shall indemnify and hold harmless each of Aadi, its Affiliates and Sublicensees and the directors, officers and employees of Aadi, its Affiliates and Sublicensees and the successors and assigns of any of the foregoing (the “Aadi Indemnitees”), from and against any and all Liabilities incurred by any Aadi Indemnitee as a result of any Third Party Claims against an Aadi Indemnitee, arising from, or occurring as a result of: (a) a breach of any of WuXi Biologics’ representations, warranties or obligations under this Agreement, (b) the willful misconduct or grossly negligent acts of WuXi Biologics or its Affiliates or (c) violation of Applicable Law by any WuXi Biologics Indemnitees; except to the extent such Third Party Claims fall within the scope of Aadi’s indemnification obligations set forth in Section 14.1(b), 14.1(c) or 14.1(d) above.

14.3 Procedure. A Party that intends to claim indemnification under this ARTICLE XIV (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Third Party Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this ARTICLE XIV shall not apply to amounts paid in settlement of any action with respect to a Third Party Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this ARTICLE XIV, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this ARTICLE XIV. The Indemnitee under this ARTICLE XIV shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Third Party Claim covered by this indemnification.

14.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY

PARTY [***] OR [***], AS APPLICABLE, AND THE FOREGOING LIMITATIONS SHALL NOT APPLY WITH RESPECT TO [***].

14.5 Recalls.

(a) Voluntary and Mandatory Recalls; Decision-Making. To the extent that: (i) any Regulatory Authority in the Territory issues a directive or order that a Licensed Product be recalled or withdrawn in any Region within the Territory; (ii) a court of competent jurisdiction orders a recall or withdrawal of a Licensed Product in any Region within the Territory; or (iii) Aadi reasonably determines that a Licensed Product should be recalled or withdrawn voluntarily in any Region within the Territory, Aadi shall control and coordinate all activities that Aadi reasonably believes to be necessary in connection with such recall or withdrawal of a Licensed Product in the Territory, including making all contact with relevant Regulatory Authorities; provided, however, that Aadi shall provide WuXi Biologics with reasonable advance notice of any voluntary recall or withdrawal of a Licensed Product in the Territory (and to the extent practicable, of any recall or withdrawal of a Licensed Product in the Territory ordered by a Regulatory Authority or court), and in any event shall keep WuXi Biologics promptly and fully informed of any such recall or withdrawal and shall consider in good faith any comments of WuXi Biologics in connection with any aspect of the management of any such recall.

(b) Recall Costs. All out-of-pocket expenses for the execution of any recall or withdrawal of a Licensed Product (“Recall Costs”) pursuant to Section 14.5(a) above shall [***]; provided that, [***]. For clarity, “Recall Costs” do not include [***]. In the event that it is finally determined, or agreed between the Parties, that such recall or withdrawal is caused by:

(i) [***];

(ii) [***].

14.6 Insurance. Each Party shall secure and maintain in effect, during the Term and for a period of [***] thereafter, comprehensive general liability insurance (including product liability insurance), underwritten by a reputable insurance carrier, in a form and having liability limits standard and customary for entities in the pharmaceutical industry based on such Party’s activities and indemnification obligations under this Agreement, as applicable.

ARTICLE XV

DISPUTE RESOLUTION

15.1 Referral to Senior Executives. The Parties recognize that disputes as to certain matters relating to this Agreement may from time to time arise during the Term. With respect to any dispute, including any dispute arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”), which cannot be resolved by good faith negotiations shall be referred, by written notice from either Party to the other, to the Senior Executives for resolution. The Senior Executives shall negotiate in good faith to resolve such dispute through discussions promptly following such written notice. If the Senior Executive cannot resolve the dispute within [***]of such written notice, or either Party concludes that the matter will not be so resolved, then, the provisions of Section 15.2 shall apply. If the Parties should resolve such dispute pursuant to the procedures in this Section 15.1, [***].

15.2 Arbitration. [***].

(a) [***].

(b) [***].

(c) [***].

15.3  General Terms of Arbitration.

(a) [***].

(b) [***].

[***].

ARTICLE XVI

GENERAL PROVISIONS

16.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fire, flood, earthquake, hurricane, embargo, shortage, [***], war, act of war (whether war be declared or not), terrorist act, insurrection, riot, civil commotion, strike, lockout or other labor disturbance (whether involving the workforce of the non-performing Party or of any other Person) or act, omission or delay in acting by any governmental authority, including due to a clinical hold pursuant to 21 C.F.R. §312.42, as amended (and any equivalent in any jurisdiction outside the United States). The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than necessary to resolve such force majeure event and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

16.2 Governing Law. This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of [***], without reference to conflict of law principles.

16.3 Waiver. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

16.4 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both Parties hereto.

16.5 Severability. In the event any provision of this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

16.6 Entire Agreement; Amendments. This Agreement (including the Schedules attached hereto), constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and/or understandings, including the Prior CDA. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

16.7 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language. Any notice between the Parties required or permitted under this Agreement shall be in writing in the English language, and (a) delivered personally, (b) sent by air mail or express courier service providing evidence of receipt, postage pre-paid where applicable, or (c) by email and acknowledged by return email, to the following addresses of the Parties (or such other address for a Party as may be specified by like notice):

To WuXi Biologics: WuXi Biologics (Shanghai FX) CO., Ltd. [***] Attention: [***] Email: [***]	To Aadi: Aadi Bioscience, Inc. [***] Attention: [***] Email: [***]

With a copy to: WuXi Biologics (Shanghai) CO., Ltd. [***] Attention: [***] Email: [***]	With a copy to (which shall not constitute notice): Wilson Sonsini Goodrich & Rosati [***] Attention: [***] Email: [***]

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed.

16.8 Assignment. Neither Party may assign or transfer (whether by operation of Applicable Law or otherwise) this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may assign or transfer this Agreement, and all of its rights and obligations hereunder, without the other Party’s consent, to (a) an Affiliate or (b) to a Third Party that is a successor to substantially all of the business to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. Notwithstanding the foregoing, [***]. Notwithstanding the foregoing, WuXi Biologics shall not assign or otherwise transfer to any Affiliate or any Third Party any ownership or other interest in or to any Licensed IP, unless such Affiliate or Third Party agrees in a writing delivered to Aadi to be bound by all of the terms and conditions of this Agreement. Any permitted transfer or assignment of this Agreement shall be in writing, and the assignee shall expressly assume and agree to perform all obligations of its assignor under this Agreement, in the same manner and to the same extent that such assignor would have been required to perform such obligations if no such assignment or transfer had taken place. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns. Any purported assignment of this Agreement in contravention of this Section 16.8 shall be null and void.

16.9 No Partnership or Joint Venture. Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership between Aadi and WuXi Biologics. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.

16.10 Interpretation. The captions to the several Articles and Sections of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted cost accounting principles, but only to the extent consistent with its usage and the other definitions in this Agreement. All references to “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in [***].

16.11 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of WuXi Biologics and Aadi are subject to prior compliance with the export regulations of the United States and/or any other relevant Region and such other laws and regulations in effect in the United States and/or any other relevant Region as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments within the United States and any other relevant countries. WuXi Biologics and Aadi shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

16.12 Counterparts; Other Matters. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures to this Agreement delivered by facsimile or in another electronic form (e.g., via PDF or DocuSign) will be deemed to be binding as originals. This Agreement is established in the English language. Any translation in another language shall be deemed for convenience only and shall never prevail over the original English version.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the Parties have executed this Exclusive License Agreement as of the date first set forth above.

WUXI BIOLOGICS (SHANGHAI FX) CO., LTD.

BY:	/s/ Zhisheng Chen

NAME: Zhisheng Chen

TITLE: Chief Executive Officer

AADI BIOSCIENCE, INC.

BY:	/s/ David J. Lennon

NAME: David J. Lennon, Ph.D.

TITLE: President & Chief Executive Officer

SCHEDULE 1.17

[***]

SCHEDULE 1.40

[***]

SCHEDULE 1.43

LICENSED PLATFORM PATENTS

[***]

SCHEDULE 1.59

PRE-CLINICAL CANDIDATE CRITERIA

[***]

SCHEDULE 1.75

UPSTREAM AGREEMENTS

[***]

SCHEDULE 2.3(a)

INITIAL TRANSFER OF KNOW-HOW AFTER THE EFFECTIVE DATE

[***]

SCHEDULE 9.6

PRESS RELEASE

Annex H

AADI BIOSCIENCE, INC.

2021 EQUITY INCENTIVE PLAN

(as amended and restated [   ], 2025 (the “Restatement Date”))

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Aadi” means Aadi Bioscience, Inc., a Delaware corporation.

(b) “Aadi Merger” means the merger of Merger Sub with and into Aadi, with Aadi as the surviving corporation, as contemplated by the Merger Agreement.

(c) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(d) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events following the Effective Date:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Aerpio Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Effective Date” has the meaning ascribed to it in Section 18.

(q) “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Merger Agreement” means that certain Agreement and Plan of Merger, dated May 16, 2021, by and among the Company, Merger Sub, and Aadi.

(x) “Merger Sub” means Aspen Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 2021 Equity Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(nn) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(qq) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan and the automatic increase set forth in Section 3(b)of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 8,370,784 Shares, plus (i) any Shares subject to stock options or similar awards granted under the Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan or the Aerpio Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “Prior Plans”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plans that are forfeited to or repurchased by the Company and (ii) any Shares subject to stock options or similar awards granted under the Aadi Bioscience, Inc. 2014 Equity Incentive Plan that are assumed by the Company pursuant to the Merger Agreement, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 764,154 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning on January 1, 2022, in an amount equal to (x) prior to the Restatement Date, the least of (i) 2,070,784 Shares, (ii) four percent (4%) the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year, and (y) following the Restatement Date, the least of (i) 8,370,784 Shares, (ii) five percent (5%) the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year. The automatic Share increase under this Section 3(b) shall terminate following the increase on the first day of the 2031 Fiscal Year.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units

are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine);

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S., in each case as the Administrator may deem necessary or advisable;

(ix) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options and Section 409A of the Code);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share (i) on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Option is otherwise compliant with or exempt from Section 409A of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may be paid, issued, or granted, in any Fiscal Year, cash and equity awards (including any Awards issued under this Plan) with a value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) that, in the aggregate, exceed $750,000, increased to $1,000,000 in connection with his or her initial service. Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 11.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and subject to Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs after the Effective Date, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company after the Effective Date, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control after the Effective Date, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 14(c), the Administrator will not be required to treat all Awards or Participants, all Awards held by a Participant, or all Awards of the same type, similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise such outstanding Option and Stock Appreciation Right not so assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on such Restricted Stock and Restricted Stock Units not so assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right not so assumed or substituted for will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. In the event of a Change in Control after the Effective Date, with respect to Awards granted to an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

15. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) any combination of the foregoing methods of payment. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any obligation under the terms of this Plan to reimburse, indemnify, or hold harmless a Participant for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the date (the “Effective Date”) of the later of its approval by the Company’s stockholders and the consummation of the Aadi Merger. It will continue in effect until terminated earlier under Section 19 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 22 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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AADI BIOSCIENCE, INC. 17383 SUNSET BOULEVARD, SUITE A250 PACIFIC PALISADES, CA 90272 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AADI2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61172-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AADI BIOSCIENCE, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Divestiture Proposal. To approve the sale by Aadi to KAKEN INVESTMENTS INC. of 100% of the outstanding shares of capital stock of ! ! ! Aadi Subsidiary, Inc. and thereby all or substantially all of Aadi’s assets related to its FYARRO® (sirolimus protein-bound particles for injectable suspension) (albumin-bound) program, pursuant to the terms of a stock purchase agreement, dated December 19, 2024, as it may be amended from time to time, which may be deemed to be a sale of substantially all of Aadi’s assets under Section 271 of the Delaware General Corporation Law, as amended. 2. The PIPE Financing Proposal. To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an ! ! ! aggregate of 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share, at a price of $2.40 per share and pre-funded warrants to purchase up to an aggregate of 20,076,500 shares of Aadi’s common stock at a purchase price of $2.3999 per pre-funded warrant. 3. Equity Plan Increase Proposal. To approve an amendment to the Aadi Bioscience, Inc. 2021 Equity Incentive (the “2021 Plan”) to (i) increase the shares available for issuance under the 2021 Plan by 6,300,000 shares from 2,000,284 shares to 8,300,284 shares and (ii) increase the 2021 Plan’s default annual automatic share reserve increase occurring on January 1 of each year from 4% of outstanding shares on the last day of the immediately ! ! ! preceding fiscal year to 5%. 4. Non-Binding Advisory Vote on Golden Parachutes Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may ! ! ! become payable to our named executive officers in connection with the Divestiture. 5. Adjournment Proposal. To approve the adjournment of the Special Meeting, if necessary and to the extent permitted by the Divestiture Agreement, ! ! ! to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Divestiture Proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com V61173-TBD AADI BIOSCIENCE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 28, 2025 The undersigned stockholder(s) hereby appoint(s) Scott Giacobello and David Lennon, or either of them, as proxies, with full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Aadi Bioscience, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 am, Pacific Time, on February 28, 2025, at www.virtualshareholdermeeting.com/AADI2025SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: (1) FOR THE DIVESTITURE PROPOSAL, (2) FOR THE PIPE FINANCING PROPOSAL, (3) FOR THE EQUITY PLAN INCREASE PROPOSAL, (4) FOR THE NON-BINDING ADVISORY VOTE ON GOLDEN PARACHUTES PROPOSAL AND (5) FOR THE ADJOURNMENT PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side